FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-177354-05

The information in this free writing prospectus may be amended or supplemented prior to the time of sale.  This free writing prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities, in any jurisdiction where that offer, solicitation or sale is not permitted.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, DATED FEBRUARY 11, 2013,
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-713-1030.

$1,039,529,000 (Approximate)
UBS-Barclays Commercial Mortgage Trust 2013-C5,
Commercial Mortgage Pass-Through Certificates, Series 2013-C5

UBS-Barclays Commercial Mortgage Trust 2013-C5
Issuing Entity

UBS Commercial Mortgage Securitization Corp.
Depositor

UBS Real Estate Securities Inc.
Barclays Bank PLC
General Electric Capital Corporation
KeyBank National Association
Archetype Mortgage Funding II LLC
Sponsors and Mortgage Loan Sellers

The UBS-Barclays Commercial Mortgage Trust 2013-C5, Commercial Mortgage Pass-Through Certificates, Series 2013-C5 will represent beneficial ownership interests in the issuing entity, UBS-Barclays Commercial Mortgage Trust 2013-C5.  The issuing entity’s assets will primarily be 81 fixed-rate mortgage loans, secured by first liens on 122 commercial, multifamily and manufactured housing community properties.  The only securities offered by this free writing prospectus are the classes of certificates identified in the table below.  The offered certificates will represent beneficial ownership interests in the issuing entity only and will not represent the obligations of UBS Commercial Mortgage Securitization Corp., UBS Real Estate Securities Inc., any other sponsor or mortgage loan seller or any of their respective affiliates, and neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

Each class of offered certificates will receive distributions of interest, principal or both on the fourth business day following the sixth day, or the following business day if the sixth day is not a business day, of each month, commencing in March 2013.  Credit enhancement for the offered certificates will be provided by certain other classes of certificates that will be subordinate to the offered certificates as described in this free writing prospectus under “Description of the Offered Certificates—Subordination”.  The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association, such as NASDAQ.

Certain characteristics of the certificates offered by this free writing prospectus include:

	Initial Certificate Balance(1)	Approximate Initial Pass-Through Rate	Assumed Final Distribution Date(2)	Rated Final Distribution Date(2)	Anticipated Ratings (Fitch/KBRA/Moody’s)(4)
Class A-1	$82,500,000	(6)	February 2018	March 2046	AAA(sf)/AAA(sf)/Aaa(sf)
Class A-2	$17,000,000	(6)	February 2018	March 2046	AAA(sf)/AAA(sf)/Aaa(sf)
Class A-3	$200,000,000	(6)	January 2023	March 2046	AAA(sf)/AAA(sf)/Aaa(sf)
Class A-4	$629,529,000	(6)	February 2023	March 2046	AAA(sf)/AAA(sf)/Aaa(sf)
Class A-AB	$110,500,000	(6)	November 2022	March 2046	AAA(sf)/AAA(sf)/Aaa(sf)

(Footnotes to table to begin on page 15)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this free writing prospectus or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Investing in the certificates offered by this free writing prospectus involves risks.  See “Risk Factors” beginning on page 48 of this free writing prospectus and page 11 of the accompanying prospectus.

With respect to this offering, UBS Securities LLC and Barclays Capital Inc. are acting as the joint bookrunning managers and co-lead managers in the following manner:  UBS Securities LLC is acting as sole bookrunning manager with respect to approximately 63.0% of each class of offered certificates and Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 37.0% of each class of offered certificates.  KeyBanc Capital Markets Inc., Citigroup Global Markets Inc., Drexel Hamilton, LLC and Nomura Securities International, Inc. are acting as co-managers.  The underwriters will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

UBS Securities LLC, Barclays Capital Inc., KeyBanc Capital Markets Inc., Citigroup Global Markets Inc., Drexel Hamilton, LLC and Nomura Securities International, Inc. will be required to purchase the certificates offered by this free writing prospectus (in the amounts that will be set forth under “Method of Distribution (Underwriter Conflicts of Interest)” in the prospectus supplement) from UBS Commercial Mortgage Securitization Corp., subject to certain conditions.  The underwriters expect to deliver the offered certificates to purchasers on or about February 28, 2013.

UBS Investment Bank	Barclays
Joint Bookrunning Managers and Co-Lead Managers

KeyBanc Capital Markets	Citigroup	Drexel Hamilton	Nomura

Co-Managers
February    , 2013

UBS-BB 2013-C5

Commercial Mortgage Pass-Through Certificates, Series 2013-C5

Geographic Overview of Mortgage Pool

Washington
2 properties
$6,121,491
0.4% of total
Missouri
3 properties
$27,859,172
1.9% of total
Iowa
1 property
$13,850,000
0.9% of total
Illinois
3 properties
$95,206,897
6.4% of total
Indiana
2 properties
$16,136,297
1.1% of total
Michigan
8 properties
$42,674,663
2.9% of total
Pennsylvania
4 properties
$55,891,471
3.8% of total
New York
4 properties
$88,411,312
6.0% of total
Nevada
2 properties
$7,776,783
0.5% of total
Ohio
13 properties
$33,028,829
2.2% of total
New Jersey
1 property
$8,750,000
0.6% of total
Maryland
5 properties
$108,180,700
7.3% of total
Virginia
2 properties
$29,148,000
2.0% of total
California
15 properties
$545,684,559
36.7% of total
North Carolina
5 properties
$25,597,701
1.7% of total
South Carolina
3 properties
$42,641,403
2.9% of total
Colorado
3 properties
$20,566,000
1.4% of total
Georgia
1 property
$3,625,000
0.2% of total
New Mexico
1 property
$1,942,939
0.1% of total
Texas
19 properties
$104,849,027
7.1% of total
Arkansas
1 property
$10,037,697
0.7% of total
Kentucky
4 properties
$11,534,328
0.8% of total
Florida
18 properties
$177,633,405
12.0% of total
Tennessee
1 property
$2,995,150
0.2% of total
Alabama
1 property
$4,900,000
0.3% of total
Mortgaged Properties by Property Type
Manufactured Housing Community 2.8%
Mixed Use 3.8%
Parking Garage 0.3%
Industrial 4.8%
Self-Storage 5.9%
Retail 44.1%
Multifamily 6.0%
Hospitality 9.1%
Office 23.2%
0.1% – 2.0% of Initial Outstanding Pool Balance
2.1% – 5.0% of Initial Outstanding Pool Balance
5.1% – 10.0% of Initial Outstanding Pool Balance
10.1% – 36.7% of Initial Outstanding Pool Balance

NORDSTROM

Santa Anita Mall, Arcadia, CA

Valencia Town Center, Valencia, CA

SOP Portfolio, Various

231 South LaSalle, Chicago, IL

Harborplace, Baltimore, MD

CAPREIT Midwest Portfolio, Various

True Value Distribution Centers Portfolio, Various

Residence Inn San Diego Mission Valley, San Diego, CA

HYATT PLACE
HYATT PLACE

Summit Hotel Portfolio, Various

155 Fifth Avenue, New York, NY

EXECUTIVE SUMMARY	15	Property Value May Be Adversely
SUMMARY	17	Affected Even When Current
RISK FACTORS	48	Operating Income Is Not	56
General Risks	48	Risks Related to Tenants	56
The Offered Certificates May Not Be		Risks Related to Mortgage Loan
a Suitable Investment for You	48	Concentration	60
Risks Related to Market Conditions	48	Risks Related to Borrower
The Credit Crisis and Downturn in		Concentration	60
the Real Estate Market Have		Risks Relating to Property Type
Adversely Affected the Value of		Concentration	61
Commercial Mortgage-Backed		Geographic Concentration Exposes
Securities	48	Investors to Greater Risk of
The Volatile Economy and Credit		Default and Loss	61
Crisis May Increase Loan		Retail Properties Have Special Risks	62
Defaults and Affect the Value and		Office Properties Have Special Risks	67
Liquidity of Your Investment	49	Hospitality Properties Have Special
Heightened Underwriting Standards		Risks	68
May Contribute to Losses on		Multifamily Properties Have Special
Commercial Loans	49	Risks	70
Global Market Disruptions and		Self-Storage Properties Have
Recent U.S. Legislation May		Special Risks	71
Adversely Affect the Availability of		Industrial Properties Have Special
Credit for Commercial Real Estate	50	Risks	72
General Conditions in the		Mixed-Use Facilities Have Special
Commercial Real Estate		Risks	73
Mortgage Markets May Adversely		Manufactured Housing Community
Affect the Performance of the		Properties and Recreational
Offered Certificates	50	Vehicle Parks Have Special Risks	73
Risks Related to the Mortgage Loans	52	Parking Garage Facilities Have
Mortgage Loans Are Nonrecourse		Special Risks	74
and Are Not Insured or		Risks of Co-Tenancy and Other
Guaranteed	52	Early Termination Provisions in
The Offered Certificates Are Limited		Retail Leases	74
Obligations and Payments Will Be		Condominium Properties Have
Primarily Derived from the		Special Risks	75
Mortgage Loans	52	Risks Related to Construction,
Commercial Lending Is Dependent		Development, Redevelopment,
upon Net Operating Income	52	Renovation and Repairs at
Mortgage Loans Have Not Been		Mortgaged Properties	77
Reunderwritten Since Origination	54	Competition May Adversely Affect
The Prospective Performance of the		the Performance of a Mortgaged
Commercial and Multifamily		Property	77
Mortgage Loans Included in the		Options and Other Purchase Rights
Issuing Entity Should Be		May Affect Value or Hinder
Evaluated Separately from the		Recovery with Respect to the
Performance of the Mortgage		Mortgaged Properties	78
Loans in Any of the Depositor’s		The Sellers of the Mortgage Loans
Other Trusts	55	Are Subject to Bankruptcy,
Some Mortgaged Properties May Not		Insolvency or Similar Laws That
Be Readily Convertible to		May Affect the Issuing Entity’s
Alternative Uses	55	Ownership of the Mortgage Loans	79
Limitations of Appraisals	56	Environmental Issues at the
		Mortgaged Properties May

Adversely Affect Payments on		State Law Limitations Entail Certain
Your Certificates	80	Risks	96
Potential Issuing Entity Liability		Mortgage Loans Secured by
Related to a Materially Adverse		Leasehold Interests May Expose
Environmental Condition	82	Investors to Greater Risks of
Borrower May Be Unable To Repay		Default and Loss	96
the Remaining Principal Balance		Potential Absence of Attornment
on the Maturity Date or		Provisions Entails Risks	97
Anticipated Repayment Date	83	Risks Related to Zoning Laws and
Risks Relating to Borrower		Other Restrictions on Property
Organization or Structure	84	Use	97
Tenancies in Common May Hinder		Risks Related to Litigation and
Recovery	84	Condemnation	98
Risks Related to Additional Debt	85	Prior Bankruptcies, Defaults or Other
Bankruptcy Proceedings Entail		Proceedings May Be Relevant to
Certain Risks	86	Future Performance	99
Risks Related to Loan Sponsor		Risks Relating to Costs of
Guaranties	87	Compliance with Applicable Laws
Lack of Skillful Property		and Regulations	100
Management Entail Risks	87	Risks Related to Conflicts of Interest	100
Risks of Inspections Relating to		Potential Conflicts of Interest of the
Property	88	Master Servicer and the Special
World Events and Natural (or Other)		Servicer	100
Disasters Could Have an Adverse		Special Servicer May Be Directed To
Impact on the Mortgaged		Take Actions	101
Properties and Could Reduce the		Potential Conflicts of Interest of the
Cash Flow Available to Make		Operating Advisor	101
Payments on the Certificates	88	Potential Conflicts of Interest of the
Inadequate Property Insurance		Underwriters and Their Affiliates	102
Coverage Could Have an Adverse		Potential Conflicts of Interest in the
Impact on the Mortgaged		Selection of the Underlying
Properties	88	Mortgage Loans	103
Risks Associated with Blanket		Related Parties May Acquire
Insurance Policies or Self-		Certificates or Experience Other
Insurance	90	Conflicts	104
Availability of Terrorism Insurance	91	Conflicts between Property
Appraisals and Market Studies Have		Managers and the Borrowers	106
Certain Limitations	93	Other Potential Conflicts of Interest	106
Increases in Real Estate Taxes Due		Risks Related to the Offered
to Termination of a PILOT		Certificates	106
Program or Other Tax Abatement		Legal and Regulatory Provisions
Arrangements May Reduce		Affecting Investors Could
Payments to Certificateholders	93	Adversely Affect the Liquidity of
Risks Related to Enforceability	93	the Offered Certificates	106
Risks Related to Enforceability of		Risks Related to Prepayments and
Prepayment Premiums, Yield		Repurchases of Mortgage Loans	107
Maintenance Charges and		Limited Obligations	109
Defeasance Provisions	94	Yield Considerations	109
The Master Servicer or the Special		Optional Early Termination of the
Servicer May Experience Difficulty		Issuing Entity May Result in an
in Collecting Rents upon the		Adverse Impact on Your Yield or
Default and/or Bankruptcy of a		May Result in a Loss	110
Borrower	94	A Mortgage Loan Seller May Not Be
Risks Related to Mortgage Loans		Able To Make a Required
Secured by Multiple Properties	94	Repurchase or Substitution of a
		Defective Mortgage Loan	110

Any Loss of Value Payment Made by		Barclays’ Commercial Mortgage
a Mortgage Loan Seller May		Loan Securitization Program	125
Prove To Be Insufficient To Cover		Review of Barclays Mortgage Loans	126
All Losses on a Defective		Barclays’ Underwriting Standards	127
Mortgage Loan	111	Repurchase Requests	129
Risks Related to Borrower Default	111	Exceptions	129
Risks Related to Modification of		Bancorp’s Underwriting Standards	130
Mortgage Loans with Balloon		RAIT’s Underwriting Standards	132
Payments	112	General Electric Capital Corporation	133
Risks Related to Certain Payments	112	General	133
Risks of Limited Liquidity and Market		GE Capital Real Estate	134
Value	112	GE Capital Real Estate’s
The Limited Nature of Ongoing		Securitization Program	134
Information May Make It Difficult		GE Capital Real Estate’s
for You To Resell Your		Commercial Mortgage Loan
Certificates	113	Underwriting	135
Risks Related to Factors Unrelated		Review of GECC Mortgage Loans	139
to the Performance of the		Repurchase Requests	141
Certificates and the Mortgage		KeyBank National Association	141
Loans, Such as Fluctuations in		General	141
Interest Rates and the Supply and		KeyBank’s Securitization Program	141
Demand of CMBS Generally	113	Review of KeyBank Mortgage Loans	142
Disproportionate Benefits May Be		KeyBank’s Underwriting Guidelines
Given to Certain Classes	114	and Process	143
The Amount of Credit Support Will		Exceptions	146
Be Limited	114	Repurchase Requests	146
REMIC Status	114	Archetype Mortgage Funding II LLC	146
State and Local Tax Considerations	114	General	146
Certain Federal Tax Considerations		Archetype’s Securitization Program	147
Regarding Original Issue Discount	115	Review of AMF II Mortgage Loans	147
Tax Considerations Related to		AMF II’s Underwriting Standards	148
Foreclosure	115	Exceptions	151
Changes to REMIC Restrictions on		Servicing	151
Loan Modifications May Impact an		Repurchase Requests	151
Investment in the Certificates	115	THE DEPOSITOR	152
Risk of Limited Assets	116	THE ISSUING ENTITY	152
Risks Relating to Lack of		THE SERVICERS	154
Certificateholder Control over the		Generally	154
Issuing Entity	116	The Master Servicer and the Special
Different Timing of Mortgage Loan		Servicer	154
Amortization Poses Certain Risks	117	Removal of the Special Servicer	156
Ratings of the Offered Certificates	117	Primary Servicing	158
Combination or “Layering” of Multiple		Bank of America, National
Risks May Significantly Increase		Association	158
Risk of Loss	119	KeyCorp Real Estate Capital
THE SPONSORS AND THE MORTGAGE		Markets, Inc.	160
LOAN SELLERS	119	THE TRUSTEE, CERTIFICATE
UBS Real Estate Securities Inc.	119	ADMINISTRATOR AND CUSTODIAN	162
General	119	Certain Matters Regarding the
UBSRES’ Securitization Program	119	Trustee	163
Review of the UBSRES Mortgage		Resignation and Removal of the
Loans	120	Trustee	164
UBSRES’ Underwriting Standards	121	Certain Matters Regarding the
Repurchase Requests	123	Certificate Administrator	165
Barclays Bank PLC	125	Trustee and Certificate Administrator
General	125	Fee	166

PAYING AGENT, CERTIFICATE		General	225
REGISTRAR, CUSTODIAN AND		Servicing of the Mortgage Loans;
AUTHENTICATING AGENT	166	Collection of Payments	226
THE OPERATING ADVISOR	167	Summary of KRECM Subservicing
SIGNIFICANT OBLIGORS	168	Agreement	228
CERTAIN RELATIONSHIPS AND		Summary of Bank of America
RELATED TRANSACTIONS	169	Subservicing Agreement	232
DESCRIPTION OF THE MORTGAGE		The Directing Holder	234
POOL	169	Limitation on Liability of Directing
General	169	Holder	237
Security for the Mortgage Loans	171	The Operating Advisor	238
Ten Largest Mortgage Loans	172	General	238
Sale of the Mortgage Loans	172	Role of Operating Advisor with
Certain Underwriting Matters	173	Respect to Mortgage Loans Prior
Loan Combination	176	to Control Termination Event	238
Santa Anita Mall Pari Passu Loan		Role of Operating Advisor for
Combination	176	Mortgage Loans Only While a
Additional Mortgage Loan Information	177	Control Termination Event Has
Certain Terms and Conditions of the		Occurred and Is Continuing	239
Mortgage Loans	182	Annual Report	241
Changes in Mortgage Pool		Removal of the Special Servicer	241
Characteristics	191	Operating Advisor Termination
DESCRIPTION OF THE OFFERED		Events	241
CERTIFICATES	192	Rights upon Operating Advisor
General	192	Termination Event	242
Distributions	194	Termination of the Operating Advisor
Method, Timing and Amount	194	without Cause	243
Fees and Expenses	200	Operating Advisor Compensation	243
Distribution of Available Funds	204	Advances	244
Distribution of Excess Interest	207	Accounts	248
Yield Maintenance Charges	207	Enforcement of “Due-On-Sale” and
Application Priority of Mortgage Loan		“Due-On-Encumbrance” Clauses	250
Collections	208	Inspections	252
Assumed Final Distribution Date;		Insurance Policies	252
Rated Final Distribution Date	210	Assignment of the Mortgage Loans	254
Realized Losses	210	Representations and Warranties;
Prepayment Interest Shortfalls	211	Repurchase; Substitution	255
Subordination	213	Certain Matters Regarding the
Appraisal Reductions	213	Depositor, the Master Servicer,
Delivery, Form and Denomination	217	the Special Servicer and the
Book-Entry Registration	218	Operating Advisor	257
Definitive Certificates	220	Servicer Termination Events	259
Certificateholder Communication	220	Rights Upon Servicer Termination
Access to Certificateholders’ Names		Event	261
and Addresses	220	Waivers of Servicer Termination
Special Notices	220	Events	263
Retention of Certain Certificates by		Amendment	263
Transaction Parties and Their		No Downgrade Confirmation	265
Respective Affiliates	221	Evidence of Compliance	268
YIELD AND MATURITY		Voting Rights	269
CONSIDERATIONS	221	Realization Upon Mortgage Loans	269
Yield Considerations	221	Sale of Defaulted Mortgage Loans
Weighted Average Life	223	and REO Properties	271
Certain Price/Yield Tables	225	Modifications	272
THE POOLING AND SERVICING		Optional Termination	275
AGREEMENT	225

Servicing Compensation and
Payment of Expenses	276	ANNEX A-1—CERTAIN
Special Servicing	277	CHARACTERISTICS OF THE
Master Servicer and Special Servicer		MORTGAGE LOANS	A-1-1
Permitted To Buy Certificates	283	ANNEX A-2—CERTAIN POOL
Reports to Certificateholders;		CHARACTERISTICS OF THE
Available Information	283	MORTGAGE LOANS AND
Certificate Administrator Reports	283	MORTGAGED PROPERTIES	A-2-1
Information Available Electronically	286	ANNEX B—DESCRIPTION OF THE
Other Information	290	TOP 20 MORTGAGE LOANS	B-1
Master Servicer’s Reports	291	ANNEX C—GLOBAL CLEARANCE,
Exchange Act Filings	292	SETTLEMENT AND TAX
MATERIAL FEDERAL INCOME TAX		DOCUMENTATION
CONSEQUENCES	292	PROCEDURES	C-1
General	292	ANNEX D—DECREMENT TABLES	D-1
Tax Status of Offered Certificates	293	ANNEX E—PRICE/YIELD TABLES	E-1
Taxation of Offered Certificates	294	ANNEX F—MORTGAGE LOAN
Taxation of Foreign Investors	295	SELLER REPRESENTATIONS
CERTAIN STATE AND LOCAL TAX		AND WARRANTIES	F-1
CONSIDERATIONS	295	ANNEX G—EXCEPTIONS TO
ERISA CONSIDERATIONS	295	MORTGAGE LOAN SELLER
LEGAL INVESTMENT	298	REPRESENTATIONS AND
LEGAL MATTERS	298	WARRANTIES	G-1
RATINGS	298	ANNEX H—CLASS A-AB
LEGAL ASPECTS OF MORTGAGE		SCHEDULED PRINCIPAL
LOANS	300	BALANCE SCHEDULE	H-1
INDEX OF DEFINED TERMS	301

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the certificates offered in this free writing prospectus is contained in two separate documents that progressively provide more detail:  (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates.  The Annexes to this free writing prospectus are incorporated into and are a part of this free writing prospectus.  References in the accompanying prospectus to the prospectus supplement for the offered certificates should be interpreted to mean this free writing prospectus, except when used under the heading “Method of Distribution” in the accompanying prospectus.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates.  However, this free writing prospectus does not contain all of the information contained in our registration statement, nor does it contain all information that is required to be included in a prospectus required to be filed as part of a registration statement.  For further information regarding the documents referred to in this free writing prospectus, you should refer to our registration statement and the exhibits to it.  Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its public reference room, 100 F Street, N.E., Washington, D.C.  20549.  You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Copies of these materials can also be obtained electronically through the Securities and Exchange Commission’s internet website (http://www.sec.gov).

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.  Because the offered certificates are being offered on a “when, as and if issued” basis, any such contract will terminate, by its terms, without any further obligation between us, if the offered certificates themselves, or the particular class to which the contract relates, are not issued.  Because the offered certificates are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date.  If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation between us.  If such a termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class.  To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any conflicting information contained in any prior similar materials relating to the offered certificates.  The information in this free writing prospectus may be amended or supplemented prior to the time of your contractual commitment to purchase any of the offered certificates.  This free writing prospectus is being delivered to you solely to provide you with information about the offered certificates and to solicit an offer to purchase the offered certificates, when, as and if issued.  Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the offered certificates, until the underwriters have accepted your offer to purchase those certificates.  Any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the offered certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of the offered certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the offered certificates will first be made.  You are advised that offered certificates may not be issued that have the characteristics described in these materials.  An underwriter’s obligation to sell the offered certificates to you is conditioned on the mortgage loans and offered certificates having the characteristics described in these materials.  If for any reason the depositor does not deliver the offered certificates, the underwriter will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the offered certificates which you have committed to purchase.

You should rely only on the information contained in this free writing prospectus and the accompanying prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus.  The information in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this free writing prospectus and the accompanying prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the accompanying prospectus to assist you in understanding the terms of the offered certificates.  The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page 305 in this free writing prospectus.

In this free writing prospectus:

●	the terms “Depositor,” “we,” “us” and “our” refer to UBS Commercial Mortgage Securitization Corp.

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, subsequent to the issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described in “The Pooling and Servicing Agreement” in this free writing prospectus.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE INITIAL DIRECTING HOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS MAY MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—RISKS OF LIMITED LIQUIDITY AND MARKET VALUE” IN THIS FREE WRITING PROSPECTUS.

FORWARD-LOOKING STATEMENTS

This free writing prospectus and the accompanying prospectus contain certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties, which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)      IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR; AND

(B)      IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED OR OTHERWISE APPROVED.  AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FINANCIAL SERVICES AND MARKETS ACT 2000.

WITHIN THE UNITED KINGDOM, THIS FREE WRITING PROSPECTUS IS DIRECTED ONLY AT PERSONS WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO QUALIFY EITHER (A) AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 OR ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES)(EXEMPTIONS) ORDER 2001, OR (B) AS HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, PARTNERSHIPS OR TRUSTEES IN ACCORDANCE WITH ARTICLE 49(2) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 OR ARTICLE 22(2) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES)(EXEMPTIONS) ORDER 2001 (TOGETHER, “EXEMPT PERSONS”).  IT MAY NOT BE PASSED ON EXCEPT TO EXEMPT PERSONS OR OTHER PERSONS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 DOES NOT APPLY TO THE DEPOSITOR (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).  THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY

TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.  ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS FREE WRITING PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF OFFERED CERTIFICATES.  ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER OF IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE OFFERED CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.  NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THE FOREGOING PARAGRAPH, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE, AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

AUSTRALIA

THESE MATERIALS ARE DISTRIBUTED IN AUSTRALIA BY UBS AG (HOLDER OF AUSTRALIAN FINANCIAL SERVICES LICENCE NO. 231087) AND UBS SECURITIES AUSTRALIA LTD (HOLDER OF AUSTRALIAN FINANCIAL SERVICES LICENCE NO. 231098) TO PERSONS WHO SATISFY THE DEFINITION OF WHOLESALE CLIENT FOR THE PURPOSES OF THE CORPORATIONS ACT 2001 (CTH) AND ARE NOT INTENDED FOR DISTRIBUTION TO ANY RETAIL CLIENTS. UBS AG, AUSTRALIA BRANCH IS AN AUTHORISED FOREIGN AUTHORISED DEPOSIT-TAKING INSTITUTION UNDER THE BANKING ACT 1959 (CTH), AND IS SUPERVISED BY THE AUSTRALIAN PRUDENTIAL REGULATION AUTHORITY. HOWEVER, IT IS IMPORTANT FOR YOU TO NOTE THAT ANY PRODUCTS OR TRANSACTIONS DESCRIBED HEREIN ARE NOT DEPOSIT PRODUCTS AND WILL NOT BE COVERED BY THE DEPOSITOR PROTECTION PROVISIONS SET OUT IN DIVISION 2 OF THE BANKING ACT 1959 (CTH), AS THESE PROVISIONS DO NOT APPLY TO FOREIGN AUTHORISED DEPOSIT-TAKING INSTITUTIONS.

NEITHER THIS OFFERING DOCUMENT NOR ANY OTHER PROSPECTUS OR OTHER DISCLOSURE DOCUMENT (AS DEFINED IN THE CORPORATIONS ACT) IN RELATION TO THE CERTIFICATES HAS BEEN, OR WILL BE, LODGED WITH OR REGISTERED BY THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION (“ASIC”).  EACH UNDERWRITER AND DEALER HAS REPRESENTED AND AGREED, THAT, IN CONNECTION WITH THE DISTRIBUTION OF THE CERTIFICATES IN AUSTRALIA, UNLESS THE RELEVANT TERM SHEET (OR ANOTHER

SUPPLEMENT TO THIS OFFERING DOCUMENT) OTHERWISE PROVIDES, IT: (A) HAS NOT MADE OR INVITED, AND WILL NOT MAKE OR INVITE, AN OFFER OF THE CERTIFICATES FOR ISSUE OR SALE IN AUSTRALIA (INCLUDING AN OFFER OR INVITATION WHICH IS RECEIVED BY A PERSON IN AUSTRALIA); AND (B) (HAS NOT DISTRIBUTED OR PUBLISHED, AND WILL NOT DISTRIBUTE OR PUBLISH, THIS OFFERING DOCUMENT OR ANY OTHER OFFERING MATERIAL OR ADVERTISEMENT RELATING TO ANY CERTIFICATES IN AUSTRALIA, UNLESS: (I) THE AGGREGATE CONSIDERATION PAYABLE BY EACH OFFEREE IS AT LEAST $500,000 (OR ITS EQUIVALENT IN AN ALTERNATE CURRENCY, IN EITHER CASE, DISREGARDING MONEYS LENT BY THE OFFEROR OR ITS ASSOCIATES) OR THE OFFER OR INVITATION DOES NOT OTHERWISE REQUIRE DISCLOSURE TO INVESTORS UNDER PARTS 6D.2 OR 7.9 OF THE CORPORATIONS ACT; (II) THE OFFER OR INVITATION DOES NOT CONSTITUTE AN OFFER TO A “RETAIL CLIENT” AS DEFINED FOR THE PURPOSES OF SECTION 761G AND S761GA OF THE CORPORATIONS ACT; (III) SUCH ACTION COMPLIES WITH ANY APPLICABLE LAWS, REGULATIONS AND DIRECTIVES IN AUSTRALIA; AND (IV) SUCH ACTION DOES NOT REQUIRE ANY DOCUMENT TO BE LODGED WITH ASIC.

OFFSHORE ASSOCIATES OF THE ISSUING ENTITY SHOULD NOT ACQUIRE THE CERTIFICATES, UPON THEIR INITIAL DISTRIBUTION OR OTHERWISE, UNLESS THEY ARE ACTING IN THE CAPACITY OF A CLEARING HOUSE, PAYING AGENT, CUSTODIAN, FUNDS MANAGER OR RESPONSIBLE ENTITY OF A REGISTERED SCHEME (WITHIN THE MEANING OF THE CORPORATIONS ACT).

HONG KONG

THE OFFERED CERTIFICATES HAVE NOT BEEN OFFERED AND SOLD, AND EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG AND ANY RULES MADE UNDER THAT ORDINANCE.

SINGAPORE

THIS FREE WRITING PROSPECTUS HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, THIS FREE WRITING PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (“SFA“), (II) TO A RELEVANT PERSON PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275, OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF

WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY OF THE TRUST IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERRED WITHIN SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES PURSUANT TO AN OFFER MADE UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON DEFINED IN SECTION 275(2) OF THE SFA, OR TO ANY PERSON ARISING FROM AN OFFER REFERRED TO IN SECTION 275(1A) OR SECTION 276(4)(I)(B) OF THE SFA; (2) WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES.  ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS FREE WRITING PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE OFFERING OR RE SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

FOR QUALIFIED INSTITUTIONAL INVESTORS ONLY (JAPAN). TRANSFER OF THE CERTIFICATES IS PROHIBITED EXCEPT WHEN TRANSFERRED TO QUALIFIED INSTITUTIONAL INVESTORS.  THIS MATERIAL IS DISTRIBUTED IN JAPAN BY UBS SECURITIES JAPAN CO., LTD, A REGISTERED SECURITIES COMPANY.  RATINGS PROVIDED BY MOODY’S AND FITCH ARE PROVIDED BY RATINGS AGENCIES WHICH ARE NOT REGISTERED BY THE JAPAN FINANCIAL SERVICES AGENCY.  PLEASE DISREGARD ANY OTHER RATINGS PROVIDED IN THESE MATERIALS.  FOR FURTHER DETAILS OF OUR LOCAL SERVICES, PLEASE CALL YOUR REGULAR CONTACT AT UBS IN JAPAN.

SWITZERLAND

PRIVATE PLACEMENT/QUALIFIED INVESTORS ONLY. THIS PRODUCT MAY NOT BE PUBLICLY OFFERED IN SWITZERLAND.

THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE AN ISSUE PROSPECTUS PURSUANT TO ARTICLE 652A OR ARTICLE 1156 OF THE SWISS CODE OF OBLIGATIONS (“CO”) AND THE SHARES WILL NOT BE LISTED ON THE SIX SWISS EXCHANGE. THEREFORE, THIS FREE WRITING PROSPECTUS MAY NOT COMPLY WITH THE DISCLOSURE STANDARDS OF THE CO AND/OR THE LISTING RULES (INCLUDING ANY PROSPECTUS SCHEMES) OF THE SIX SWISS EXCHANGE. ACCORDINGLY, THE SHARES MAY NOT BE OFFERED TO THE PUBLIC IN OR FROM SWITZERLAND, BUT ONLY TO A SELECTED AND LIMITED CIRCLE OF INVESTORS, WHICH DO NOT SUBSCRIBE TO THE SHARES WITH A VIEW TO DISTRIBUTION.

GENERAL

EACH OF THE UNDERWRITERS HAS UNDERTAKEN THAT IT WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES OR HAVE IN ITS POSSESSION, DISTRIBUTE OR PUBLISH ANY FREE WRITING PROSPECTUS, PROSPECTUS, FORM OF APPLICATION, ADVERTISEMENT OR OTHER DOCUMENT OR INFORMATION IN RESPECT OF THE OFFERED CERTIFICATES IN ANY COUNTRY OR JURISDICTION EXCEPT UNDER CIRCUMSTANCES THAT WILL, TO THE BEST OF ITS KNOWLEDGE AND BELIEF, RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS AND ALL OFFERS AND SALES OF OFFERED CERTIFICATES BY IT WILL BE MADE ON THE SAME TERMS.

INVESTOR COMPLIANCE

PERSONS INTO WHOSE HANDS THIS FREE WRITING PROSPECTUS COMES ARE REQUIRED BY THE DEPOSITOR AND THE UNDERWRITERS TO COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN EACH COUNTRY OR JURISDICTION IN WHICH THEY PURCHASE, OFFER, SELL OR DELIVER OFFERED CERTIFICATES OR HAVE IN THEIR POSSESSION, DISTRIBUTE OR PUBLISH THIS FREE WRITING PROSPECTUS OR ANY OTHER OFFERING MATERIAL RELATING TO THE OFFERED CERTIFICATES, IN ALL CASES AT THEIR OWN EXPENSE.

EXECUTIVE SUMMARY

This Executive Summary does not include all of the information you need to consider in making your investment decision.  You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this free writing prospectus relating to the certificates offered in this free writing prospectus and the underlying mortgage loans.

Certificates

Class	Initial Certificate Balance or Notional Balance(1)		Approximate Initial Credit Support	Description of Pass-Through Rate	Assumed Final Distribution Date(2)	Approximate Initial Pass-Through Rate	Weighted Average Life (Yrs.)(3)	Principal Window (Mos.)(3)	Anticipated Ratings (Fitch/KBRA/Moody’s)(4)
Offered Certificates
A-1	$82,500,000		30.000%(5)	(6)	February 2018%		2.61	1-60	AAA(sf)/AAA(sf)/Aaa(sf)
A-2	$17,000,000		30.000%(5)	(6)	February 2018%		4.94	60-60	AAA(sf)/AAA(sf)/Aaa(sf)
A-3	$200,000,000		30.000%(5)	(6)	January 2023%		9.79	117-119	AAA(sf)/AAA(sf)/Aaa(sf)
A-4	$629,529,000		30.000%(5)	(6)	February 2023%		9.86	119-120	AAA(sf)/AAA(sf)/Aaa(sf)
A-AB	$110,500,000		30.000%(5)	(6)	November 2022%		7.44	60-117	AAA(sf)/AAA(sf)/Aaa(sf)

Non-Offered Certificates(7)
A-S(8)	$120,660,000		21.875%	(6)	February 2023%		9.94	120-120	AAA(sf)/AAA(sf)/Aaa(sf)
X-A	$1,160,189,000	(9)	N/A	(9)	N/A	%	N/A	N/A	AAA(sf)/AAA(sf)/Aaa(sf)
X-B	$154,073,000	(9)	N/A	(9)	N/A	%	N/A	N/A	A-(sf)/AAA(sf)/A2(sf)
B(8)	$96,528,000		15.375%	(6)	February 2023%		9.94	120-120	AA-(sf)/AA-(sf)/Aa3(sf)
EC(8)	$274,733,000	(11)	11.500%	(10)	February 2023%		9.94	120-120	A-(sf)/A-(sf)/A2(sf)
C(8)	$57,545,000		11.500%	(6)	February 2023%		9.94	120-120	A-(sf)/A-(sf)/A3(sf)
D	$70,540,000		6.750%	(6)	February 2023%		9.94	120-120	BBB-(sf)/BBB-(sf)/Baa3(sf)
E	$27,844,000		4.875%	(6)	February 2023%		9.94	120-120	BB(sf)/BB(sf)/Ba2(sf)
F	$27,845,000		3.000%	(6)	February 2023%		9.94	120-120	B(sf)/B(sf)/B2(sf)
G	$44,551,823		0.000%	(6)	February 2023%		9.94	120-120	NR/NR/NR
V(12)	N/A		N/A	N/A	N/A	N/A	N/A	N/A	NR/NR/NR
R(13)	N/A		N/A	N/A	N/A	N/A	N/A	N/A	NR/NR/NR
LR(13)	N/A		N/A	N/A	N/A	N/A	N/A	N/A	NR/NR/NR

(1)	Approximate; subject to a variance of plus or minus 5.0%.

(2)
The assumed final distribution date with respect to any class of certificates (other than the Class X-A, Class X-B, Class V, Class R and Class LR certificates) is the distribution date on which the final distribution would occur for that class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date and otherwise based on modeling assumptions described in this free writing prospectus.  The actual performance and experience of the mortgage loans will likely differ from such assumptions.  The rated final distribution date for each class of certificates offered by this free writing prospectus is the distribution date in March 2046.  See “Yield and Maturity Considerations” and “Ratings” in this free writing prospectus.

(3)
The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates (other than the Class X-A, Class X-B, Class V, Class R and Class LR certificates) is based on (i) certain modeling assumptions described in this free writing prospectus, (ii) assumptions that there are no prepayments or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates.

(4)
The anticipated ratings shown are those of Fitch, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.  Certain nationally recognized statistical rating organizations, as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates.  There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” and “Ratings” in this free writing prospectus.  The rating agencies have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to www.fitch.com, www.krollbondratings.com and www.moodys.com.  We and the underwriters have not verified, do not adopt and accept no responsibility for any statements made by those rating agencies on their websites.  Important Disclaimer:  Credit ratings referenced throughout this material are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time.  Ratings are not indications of investment merit and are not buy, sell, or hold recommendations, a measure of asset value, or a signal of the suitability of an investment.  It is a condition to issuance of the offered certificates that the offered certificates receive the ratings set forth above.

(5)	Represents the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates in the aggregate.

(6)
For any distribution date, the respective pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will each be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii), less a specified rate.

(7)	None of the classes of certificates set forth as “Non-Offered Certificates” in this table are offered by this free writing prospectus.

(8)	Class A-S, Class B and Class C certificates may be exchanged for Class EC Certificates, and Class EC Certificates may be exchanged for Class A-S, Class B and Class C certificates.

(9)
The Class X-A and Class X-B certificates will not have certificate balances.  Neither the Class X-A nor the Class X-B certificates are entitled to distributions of principal.  The Class X-A and Class X-B certificates will accrue interest on their respective notional balances and at their respective variable pass-through rates as described in this free writing prospectus under “Description of the Offered Certificates—General” and “—Distributions”.

(10)
The Class EC certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class A-S, Class B and Class C certificates, if any, that have been exchanged for such Class EC certificates.

(11)
The initial certificate balance of the Class EC Certificates is equal to the aggregate of the initial certificate balances of the Class A-S, Class B, and Class C Certificates and represents the maximum certificate balance of the Class EC Certificates that could be issued if one or more exchanges of Class A-S, Class B and Class C Certificates for Class EC Certificates were to occur.

(12)
The Class V certificates will not have a certificate balance, notional balance, pass-through rate or assumed final distribution date.  The Class V certificates will represent undivided interests in the excess interest, as further described in this free writing prospectus.  The Class V certificates will not be entitled to distributions in respect of interest other than excess interest.

(13)
The Class R and Class LR certificates will not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating.  The Class R and Class LR certificates will represent, in the case of each such class, the residual interest in a “real estate mortgage investment conduit”, as further described in this free writing prospectus.  The Class R and Class LR certificates will not be entitled to distributions of principal or interest.

The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date.  All weighted averages set forth below are based on the principal balances of the mortgage loans as of such date.

The Mortgage Pool

Outstanding Pool Balance(1)	$1,485,042,824
Number of Mortgage Loans(2)	81
Number of Mortgaged Properties	122
Average Cut-off Date Mortgage Loan Balance	$18,333,862
Weighted Average Mortgage Rate	4.1207%
Weighted Average Cut-off Date Remaining Term to Maturity (in months)(3)	118
Weighted Average Underwritten Net Cash Flow Debt Service Coverage Ratio(4)	2.09x
Weighted Average Cut-off Date Loan-to-Value Ratio(4)	61.8%
Cut-off Date Underwritten Net Operating Income Debt Yield(4)	11.4%

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)
The mortgage pool includes 1 group of cross-collateralized and cross-defaulted mortgage loans.  This group consists of 2 mortgage loans, which collectively represent approximately 0.3% of the outstanding pool balance as of the cut-off date.

(3)	For mortgage loans that provide for an anticipated repayment date, calculated based on the anticipated repayment date and not the final maturity date of the related mortgage loan.

(4)
For the Santa Anita Mall mortgage loan, the numerical and statistical information relating to loan-to-value ratios and debt yields includes the Santa Anita Mall mortgage loan (which will be included in the issuing entity) and the Santa Anita Mall pari passu companion loan (which will not be included in the issuing entity).  For purposes of calculating debt service coverage ratios for the Santa Anita Mall mortgage loan, the annual debt service is based on the aggregate payments due during the first 12 months after the cut-off date for the Santa Anita Mall mortgage loan and the Santa Anita Mall pari passu companion loan. Debt service coverage ratios for mortgage loans that provide for an initial interest-only period that ends prior to maturity or the anticipated repayment date, as applicable, and provide for scheduled amortization payments thereafter are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period.

SUMMARY

          This summary highlights selected information from this free writing prospectus and does not include all of the relevant information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this free writing prospectus and in the accompanying prospectus.

Title of Certificates	UBS-Barclays Commercial Mortgage Trust 2013-C5, Commercial Mortgage Pass-Through Certificates, Series 2013-C5.

RELEVANT PARTIES

Issuing Entity
UBS-Barclays Commercial Mortgage Trust 2013-C5, a New York common law trust. The issuing entity will be formed on the closing date pursuant to a pooling and servicing agreement, dated as of February 1, 2013, by and among the depositor, the master servicer, the special servicer, the operating advisor, the trustee, the certificate administrator and the custodian. See “The Issuing Entity” in this free writing prospectus.

Depositor
UBS Commercial Mortgage Securitization Corp., a Delaware corporation. Our principal offices are located at 1285 Avenue of the Americas, New York, New York 10019. Our telephone number is (212) 713-2000. Following the transfer of the mortgage loans to the depositor by or on behalf of the sponsors, the depositor in turn will transfer the mortgage loans to the issuing entity and the issuing entity will issue the certificates. See “The Depositor” in this free writing prospectus and in the accompanying prospectus.

Sponsors
UBS Real Estate Securities Inc., a Delaware corporation, Barclays Bank PLC, a public limited company registered in England and Wales, General Electric Capital Corporation, a Delaware corporation, KeyBank National Association, a national banking association, and Archetype Mortgage Funding II LLC, a Delaware limited liability company. Each of the sponsors will organize and initiate the securitization transaction described in this free writing prospectus by transferring its mortgage loans to the depositor. See “The Sponsors and the Mortgage Loan Sellers” in this free writing prospectus.

Mortgage Loan Sellers
UBS Real Estate Securities Inc., a Delaware corporation, Barclays Bank PLC, a public limited company registered in England and Wales, General Electric Capital Corporation, a Delaware corporation, KeyBank National Association, a national banking association, and Archetype Mortgage Funding II LLC, a Delaware limited liability company. Each of the mortgage loan sellers will transfer or cause the transfer of its mortgage loans to the depositor. The mortgage loans have an aggregate principal balance as of the cut-off date of approximately $1,485,042,824.

See “The Sponsors and the Mortgage Loan Sellers” in this free writing prospectus.

	The number and total cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:

	Mortgage Loan Seller	Number of Mortgage Loans	Total Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance
	UBS Real Estate Securities Inc.	29	$853,630,470	57.5%
	Barclays Bank PLC	25	$426,996,574	28.8%
	General Electric Capital Corporation	12	$82,181,199	5.5%
	KeyBank National Association	7	$65,534,581	4.4%
	Archetype Mortgage Funding II LLC	8	$56,700,000	3.8%

	Each mortgage loan seller or one of its affiliates originated or acquired the mortgage loans as to which it is acting as mortgage loan seller.

	See “The Sponsors and the Mortgage Loan Sellers” in this free writing prospectus.

Master Servicer
Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will act as master servicer with respect to all of the mortgage loans sold to the depositor pursuant to the pooling and servicing agreement.

The master servicer will be primarily responsible for servicing and administering, directly or through primary servicers or sub- servicers, the mortgage loans (and any related companion loan): (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a workout. In addition, the master servicer will be the primary party responsible for making (1) principal and interest advances (except with respect to any companion loan) and (2) property advances under the pooling and servicing agreement, subject in each case to there being no nonrecoverability determination, as described in “Certificates Offered—Advances” below. The fee of the master servicer with respect to the mortgage loans will be payable monthly from amounts received in respect of interest on each mortgage loan master and/or primary serviced by the master servicer (prior to application of such payments and collections of interest to make payments on the certificates). The servicing fee (which will include the fee of the master servicer and the fees of any primary servicer and sub-servicer) will accrue at a rate per annum equal to the administrative fee rate set forth on Annex A-1 of this free writing prospectus for each mortgage loan (net of the trustee/certificate administrator fee rate and the operating advisor fee rate) on the stated principal balance of the related mortgage loan. The servicing fee for each mortgage loan will accrue on the same basis as interest accrues on such mortgage loan. The master servicer will also be entitled to receive income from investment of funds in certain accounts maintained by the master servicer and certain fees paid by the borrowers. See “The Servicers—The Master Servicer and the Special Servicer” and “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this free writing prospectus.

Midland Loan Services, a Division of PNC Bank, National Association will also act as master servicer with respect to the Santa Anita Mall pari passu companion loan described in “The Mortgage Pool—Characteristics of the Mortgage Pool—Loan Combination” below.

The Santa Anita Mall mortgage loan and the Santa Anita Mall pari passu companion loan are collectively referred to as the “Santa Anita Mall pari passu loan combination”. The Santa Anita Mall pari passu loan combination is also referred to as a “loan combination”. The Santa Anita Mall pari passu companion loan is also referred to as a “companion loan”. Unless otherwise indicated, references to “mortgage loan” in this heading “—Master Servicer” also refers to the related companion loan or loan combination, as the context may require.

The primary servicing office of Midland Loan Services, a Division of PNC Bank, National Association are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “The Servicers— The Master Servicer and the Special Servicer” in this free writing prospectus.

Special Servicer
Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be responsible for the servicing and administration of each mortgage loan as to which there is a continuing servicing transfer event and REO properties. See “The Servicers—The Master Servicer and the Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing” in this free writing prospectus. Midland Loan Services, a Division of PNC Bank, National Association, was appointed to be the special servicer at the request of Eightfold Real Estate Capital Fund II, L.P., which is expected to be the initial directing holder and, on the closing date, is expected to purchase the Class F and Class G certificates. The primary servicing office of Midland Loan Services, a Division of PNC Bank, National Association is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000.

Unless otherwise indicated, references to “mortgage loan”, “specially serviced loan” or “REO loan” in this heading “—Special Servicer” also refers to the related companion loan or loan combination, as the context may require.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee will accrue at a rate per annum equal to 0.25% on the stated principal balance of the related specially serviced loan or REO loan (or mortgage loan as to which the related mortgaged property has become an REO property), and will be payable monthly. The special servicing fee for each specially serviced loan will accrue on the same basis as interest accrues on such specially serviced loan.

The workout fee will generally be payable with respect to each specially serviced loan which has become a “corrected mortgage loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the good faith judgment of the special servicer). The workout fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan.

A liquidation fee will generally be payable with respect to each specially serviced loan or REO property or mortgage loan repurchased by the related mortgage loan seller outside of the applicable cure period or as to which the special servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described in this free writing prospectus, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each specially serviced loan will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000.

Workout fees and liquidation fees paid by the issuing entity with respect to each mortgage loan will be subject to an aggregate cap per mortgage loan of $1,000,000 as described in “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus. Any workout fees or liquidation fees paid to a predecessor or successor special servicer will not be taken into account in determining the cap.

The foregoing compensation to the special servicer will be paid from the applicable collections on the mortgage loans prior to application of such collections to make payments on the certificates, and may result in shortfalls in payments to certificateholders. The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers. See “The Servicers—The Master Servicer and the Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.

Pursuant to a certain interim servicing agreement between Midland Loan Services, on the one hand, and UBS Real Estate Securities Inc. and certain of its affiliates, on the other hand, Midland Loan Services acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBS Real Estate Securities Inc. and those affiliates thereof, including, prior to their inclusion in the issuing entity, certain of the mortgage loans to be contributed by UBS Real Estate Securities Inc.

Primary Servicers

Bank of America, National Association, a national banking association, will act as primary servicer with respect to 35 of the mortgage loans, which are being transferred to the depositor by UBS Real Estate Securities Inc. and Archetype Mortgage Funding II LLC. These mortgage loans represent approximately 33.7% of the outstanding pool balance as of the cut-off date. KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, will act as primary servicer with respect to 7 of the mortgage loans, which are being transferred to the depositor by KeyBank National Association. These mortgage loans represent approximately 4.4% of the outstanding pool balance as of the cut-off date. KeyCorp Real Estate Capital Markets, Inc. is an affiliate of KeyBank National Association, one of the mortgage loan sellers and one of the sponsors, and an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. Certain other loans will be primary serviced by other parties. See “The Servicers—Primary Servicing” in this free writing prospectus. The master servicer will pay the fees of the primary servicer or sub-servicers to the extent such fees are received by the Master Servicer.

Trustee, Certificate Administrator and Custodian

Deutsche Bank Trust Company Americas, a New York banking corporation. The corporate trust offices of Deutsche Bank Trust Company Americas are located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration- UB13C5, and its telephone number is (714) 247-6000. Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan transferred to the issuing entity. In addition (subject to the terms of the pooling and servicing agreement), the trustee will be primarily responsible for back-up advancing.

The trustee will also serve as the certificate administrator. The certificate administrator will be responsible for: (a) distributing payments to certificateholders, (b) delivering or otherwise making available certain reports to certificateholders, and (c) making available certain information to rating agencies in accordance with Rule 17g-5 under the Securities Exchange Act of 1934, as amended. In addition, the certificate administrator will have additional duties with respect to tax administration.

The fees of the trustee, certificate administrator and custodian will be payable monthly from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will accrue at a rate per annum equal to 0.0004% on the stated principal balance of the related mortgage loan. The certificate administrator will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the issuing entity.

See “The Trustee, Certificate Administrator and Custodian” in this free writing prospectus.

Operating Advisor	Situs Holdings, LLC, a Delaware limited liability company, will act as the operating advisor.

Unless otherwise indicated, references to “mortgage loan” in this heading “—Operating Advisor” also refers to the related companion loan or loan combination, as the context may require.

At any time during the period when a “control termination event,” as described in “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus, has occurred and is continuing, and with respect to all the mortgage loans:

(i)
the special servicer will be required to consult with the operating advisor with regard to certain major decisions with respect to the mortgage loans to the extent described in this free writing prospectus and as provided in the pooling and servicing agreement;

(ii) the operating advisor will be required to review certain operational activities related to specially serviced loans in general on a platform level basis; and

(iii)
based on the operating advisor’s review of certain information described in this free writing prospectus, the operating advisor will be required (if any mortgage loans were specially serviced during the prior calendar year) to prepare an annual report to be provided to the trustee, the rating agencies and the certificate administrator (who will be required to make the report available through its website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced loans.

After the occurrence and during the continuance of a “consultation termination event,” as described in “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus, if the operating advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer, as described in “The Servicers—Removal of the Special Servicer” in this free writing prospectus.

The operating advisor is entitled to a fee payable on each distribution date that will accrue at a rate per annum equal to 0.0011% on the stated principal balance of the related mortgage loan (including any REO loan).

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement— The Operating Advisor” and “The Operating Advisor” in this free writing prospectus.

Directing Holder	The directing holder will be the controlling class certificateholder (or a representative of the controlling class certificateholder)

selected by more than 50% of the controlling class certificateholders, by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement.

The controlling class is the most subordinate of the Class E, Class F and Class G certificates then outstanding that has an outstanding certificate balance (as reduced or notionally reduced by any payments of principal, any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class. No other class of certificates will be eligible to act as the controlling class or appoint the directing holder.

For so long as at least one of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced or notionally reduced by any payments of principal, any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class, the directing holder will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “control termination event” has occurred and is continuing (i.e., when (i) no class of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced or notionally reduced by any payments of principal, any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class or (ii) a control termination event is deemed to occur as described in “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus), the consent rights of the directing holder will terminate, but the directing holder will retain consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “consultation termination event” has occurred and is continuing (i.e., when (i) no class of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced by any payments of principal and any realized losses, but without regard to appraisal reduction amounts, allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class or (ii) a consultation termination event is deemed to occur as described in “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus), all of the rights of the directing holder will terminate. See “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus.

It is expected that Eightfold Real Estate Capital Fund II, L.P. will be the initial directing holder with respect to each mortgage loan.

Unless otherwise indicated, references to “mortgage loan” in this heading “—Directing Holder” also refers to the related companion loan or loan combination, as the context may require.

Underwriters	UBS Securities LLC, Barclays Capital Inc., KeyBanc Capital Markets Inc., Citigroup Global Markets Inc., Drexel Hamilton, LLC

and Nomura Securities International, Inc. are the underwriters, and are collectively referred to as the “underwriters” in this free writing prospectus. UBS Securities LLC is an affiliate of UBS Commercial Mortgage Securitization Corp., the depositor, and UBS Real Estate Securities Inc., a sponsor and a mortgage loan seller. Barclays Capital Inc. is an affiliate of Barclays Bank PLC, which is a sponsor and a mortgage loan seller and also provides warehouse financing to Archetype Mortgage Funding II LLC and RAIT CMBS Conduit II, LLC, an affiliate of RAIT Funding, LLC, an originator of 4 mortgage loans. KeyBanc Capital Markets Inc. is an affiliate of KeyBank National Association, a sponsor and a mortgage loan seller and an affiliate of KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, a primary servicer. The underwriters will purchase the certificates offered in this free writing prospectus from the depositor (in the amounts that will be set forth under the heading “Method of Distribution (Underwriter Conflicts of Interest)” in the prospectus supplement), subject to certain conditions.

Significant Obligors
The mortgaged property identified on Annex A-1 to this free writing prospectus as Santa Anita Mall, representing approximately 14.5% of the outstanding pool balance as of the cut-off date and the mortgaged property identified on Annex A-1 to this free writing prospectus as Valencia Town Center, representing approximately 13.1% of the outstanding pool balance as of the cut-off date, are each a “significant obligor” of the trust within the meaning given to that term under Regulation AB of the Securities Act of 1933, as amended. See “Significant Obligors” in this free writing prospectus and “Description of the Top 20 Mortgage Loans” in Annex B to this free writing prospectus.

Affiliates and Other Relationships

UBS Commercial Mortgage Securitization Corp., the depositor, is an affiliate of UBS Real Estate Securities Inc., a sponsor and a mortgage loan seller, and UBS Securities LLC, an underwriter.

Barclays Bank PLC, a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., an underwriter. Barclays Bank PLC provides warehouse financing to Archetype Mortgage Funding II LLC through a repurchase facility. All of the mortgage loans that Archetype Mortgage Funding II LLC will transfer to the depositor are subject to that repurchase facility. Proceeds received by Archetype Mortgage Funding II LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Barclays Bank PLC as the repurchase agreement counterparty. Barclays Bank PLC also provides warehouse financing to RAIT CMBS Conduit II, LLC, an affiliate of RAIT Funding, LLC, an originator, through a repurchase facility. Certain of the mortgage loans that RAIT Funding, LLC originated are subject to that repurchase facility. Proceeds received by RAIT CMBS Conduit II, LLC will be applied, among other things, to make payments to Barclays Bank PLC as the repurchase agreement counterparty.

KeyBank National Association, a sponsor and a mortgage loan seller, is an affiliate of KeyBanc Capital Markets Inc., an underwriter and KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, a primary servicer.

Pursuant to an interim servicing agreement between Midland Loan Services, a Division of PNC Bank, National Association and UBS Real Estate Securities Inc., Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBS Real Estate Securities Inc. and its affiliates, including, prior to their inclusion in the issuing entity, certain of the mortgage loans sold to the depositor by UBS Real Estate Securities Inc. (approximately $808,317,664 outstanding pool balance as of the cut-off date).

These roles and other potential relationships may give rise to conflicts of interest as further described in “Risk Factors—Risks Related to Conflicts of Interest” in this free writing prospectus.

SIGNIFICANT DATES, PERIODS AND EVENTS

Cut-off Date	With respect to each mortgage loan, the related due date of such mortgage loan in February 2013 (or February 1, 2013 if such mortgage loan does not have a due date in February 2013).

Closing Date	On or about February 28, 2013.

Distribution Date	The 4th business day following the determination date in each month, commencing in March 2013. The initial distribution date will be March 12, 2013.

Record Date	With respect to any distribution date, the close of business on the last business day of the preceding month.

Determination Date	The 6th day of each month, or if such 6th day is not a business day, the following business day, commencing in March 2013.

Collection Period
With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which that distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which that distribution date occurs.

Interest Accrual Period
With respect to any distribution date and each class of certificates (other than the Class V, Class R and Class LR certificates), the calendar month immediately preceding the month in which that distribution date occurs. Calculations of interest due in respect of each class of certificates (other than the Class V, Class R and Class LR certificates) will be made on the basis of a 360-day year consisting of twelve 30-day months.

CERTIFICATES OFFERED

General	The depositor is offering the following classes of UBS-Barclays Commercial Mortgage Trust 2013-C5, Commercial Mortgage Pass-Through Certificates, Series 2013-C5:

	●	Class A-1

	●	Class A-2

	●	Class A-3

	●	Class A-4

	●	Class A-AB

The issuing entity, UBS-Barclays Commercial Mortgage Trust 2013-C5, will issue the above classes and the following classes, which are not being offered by this free writing prospectus and the accompanying prospectus: Class A-S, Class X-A, Class X-B, Class B, Class C, Class D, Class E, Class EC, Class F, Class G, Class V, Class R and Class LR.

The certificates will represent beneficial ownership interests in the issuing entity. The issuing entity’s assets will primarily consist of 81 fixed-rate mortgage loans. The mortgage loans are secured by first liens on 122 commercial, multifamily and manufactured housing community properties.

Certificate Balances	The various classes of the offered certificates will have the respective approximate initial certificate balances set forth below, in each case subject to a permitted variance of plus or minus 5.0%.

		Class A-1	$82,500,000
		Class A-2	$17,000,000
		Class A-3	$200,000,000
		Class A-4	$629,529,000
		Class A-AB	$110,500,000

The certificates that are not offered in this free writing prospectus (other than the Class V, Class R and Class LR certificates) will have the respective initial certificate balances or notional balances, as applicable, as set forth under “Executive Summary— Certificates” in this free writing prospectus.

The Class X-A and Class X-B certificates will not have certificate balances or entitle their holders to distributions of principal. The Class X-A and Class X-B certificates will, in the case of each of those classes, represent the right to receive distributions of interest accrued as described in this free writing prospectus on a notional balance.

The notional balance of the Class X-A certificates will equal the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates outstanding from time to time (without regard to any exchange of Class A-S, Class B and Class C certificates for Class EC certificates). The total initial notional balance of the Class X-A certificates will be approximately $1,160,189,000.

The notional balance of the Class X-B certificates will equal the aggregate certificate balance of the Class B and Class C certificates outstanding from time to time (without regard to any exchange of Class A-S, Class B and Class C certificates for Class EC certificates). The total initial notional balance of the Class X-B certificates will be approximately $154,073,000.

Pass-Through Rates
Each class of certificates (other than the Class V, Class R and Class LR certificates) will accrue interest at an annual rate called a pass-through rate, which is set forth or otherwise described below:

●
The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will each be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii), less a specified rate.

●
The pass-through rate for the initial distribution date applicable to the (i) Class X-A certificates will equal approximately          % per annum and (ii) Class X-B certificates will equal approximately          % per annum.

●
The pass-through rate for the Class X-A certificates for any distribution date subsequent to the initial distribution date will be a per annum rate equal to the weighted average of the respective strip rates, which we refer to as Class X-A strip rates, at which interest accrues from time to time on the six (6) respective components of the notional balance of the Class X-A certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Those six (6) components will be comprised of the respective certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates (without regard to any exchange of Class A-S, Class B and Class C certificates for Class EC certificates). For purposes of the accrual of interest on the Class X-A certificates for each distribution date subsequent to the initial distribution date, the applicable Class X-A strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30- day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (b) the pass-through rate in effect during the related interest accrual period for the class of certificates with the certificate balance that comprises such component.

●	For a more detailed discussion of the Class X-A strip rates and the pass-through rate applicable to the Class X-A certificates,

see “Description of the Offered Certificates—Distributions” in this free writing prospectus.

●
The pass-through rate for the Class X-B certificates for any distribution date subsequent to the initial distribution date will be a per annum rate equal to the weighted average of the respective strip rates, which we refer to as Class X-B strip rates, at which interest accrues from time to time on the two (2) respective components of the notional balance of the Class X-B certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Those two (2) components will be comprised of the respective certificate balances of the Class B and Class C certificates (without regard to any exchange of Class A-S, Class B and Class C certificates for Class EC certificates). For purposes of the accrual of interest on the Class X-B certificates for each distribution date subsequent to the initial distribution date, the applicable Class X-B strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (b) the pass-through rate in effect during the related interest accrual period for the class of certificates with the certificate balance that comprises such component.

●
For a more detailed discussion of the Class X-B strip rates and the pass-through rate applicable to the Class X-B certificates, see “Description of the Offered Certificates—Distributions” in this free writing prospectus.

The Class EC certificates will not have a pass-through rate, but will receive the sum of the interest distributable on the Class A-S, Class B and Class C certificates, if any, that have been exchanged for such Class EC certificates.

The Class V, Class R and Class LR certificates will not have pass- through rates.

See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Assumed Final Distribution Date; Rated Final Distribution Date

The assumed final distribution dates of the various classes of offered certificates are set forth below. Such dates were calculated based on numerous assumptions as described in this free writing prospectus under “Description of the Offered Certificates—Distributions—Assumed Final Distribution Date; Rated Final Distribution Date”. Accordingly, if those assumptions prove to be inaccurate, then the actual final distribution date for one or more classes of offered certificates may be earlier or later, and could be substantially earlier or later, than the related assumed final distribution date(s).

Class Designation	Assumed Final Distribution Date
Class A-1	February 2018
Class A-2	February 2018
Class A-3	January 2023
Class A-4	February 2023
Class A-AB	November 2022

The “Rated Final Distribution Date” of the offered certificates will be the distribution date in March 2046.

Distributions of Interest	Each class of offered certificates will bear interest. In each case, that interest will accrue during each interest accrual period based upon:

●	the pass-through rate applicable for the particular class of certificates for the related distribution date;

●	the certificate balance or notional balance, as the case may be, of the particular class of certificates outstanding immediately prior to the related distribution date; and

●	the assumption that each year consists of twelve 30-day months.

If a whole or partial voluntary prepayment (or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment) on an underlying mortgage loan is not accompanied by the amount of one full month’s interest on the prepayment, then, as and to the extent described in “Description of the Offered Certificates— Distributions—Prepayment Interest Shortfalls” in this free writing prospectus, distributions of interest on the offered certificates may be reduced.

On each distribution date, subject to available funds and the payment priority described in “—Subordination; Allocation of Losses and Certain Expenses” below, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

A description of the interest entitlement of each class of certificates offered in this free writing prospectus for each distribution date can be found under “Description of the Offered Certificates— Distributions—Method, Timing and Amount” and “—Distribution of Available Funds” in this free writing prospectus.

The Class V certificates will not be entitled to distributions of interest other than excess interest. Neither the Class R certificates nor the Class LR certificates will be entitled to any distributions of interest.

Distributions of Principal	Subject to available funds and the payment priority described in “— Subordination; Allocation of Losses and Certain Expenses” below, the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total certificate balance of their particular class.

Subject to adjustment as described in the provisos of the definition of “Principal Distribution Amount” under “Description of the Offered Certificates—Distributions—Method, Timing and Amount” in this free writing prospectus, the total distributions of principal to be made on the certificates (exclusive of the Class X-A, Class X-B, Class V, Class R and Class LR certificates) on any distribution date will, in general, be a function of:

●
the amount of scheduled payments of principal due or, in some cases, deemed due on the mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee; and

● the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

Payments of principal to the holders of the various classes with certificate balances will be made in a specified sequential order. On any distribution date, subject to the discussion in the next paragraph and under “Description of the Offered Certificates—Distributions—Distribution of Available Funds” in this free writing prospectus, amounts allocable to distributable principal will be applied to make distributions of principal with respect to the following classes of certificates in the following order:

First, to the Class A-AB certificates, until the certificate balance of the Class A-AB certificates is reduced to the scheduled principal balance for such distribution date set forth in Annex H to this free writing prospectus;

Second, to the Class A-1 certificates, until the certificate balance of the Class A-1 certificates is reduced to zero;

Third, to the Class A-2 certificates, until the certificate balance of the Class A-2 certificates is reduced to zero;

Fourth, to the Class A-3 certificates, until the certificate balance of the Class A-3 certificates is reduced to zero;

Fifth, to the Class A-4 certificates, until the certificate balance of the Class A-4 certificates is reduced to zero

Sixth, to the Class A-AB certificates, until the certificate balance of the Class A-AB certificates is reduced to zero; and

Seventh, to the other certificates (other than the Class EC certificates) with certificate balances.

Because of losses on the mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the total certificate balance of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates could be reduced to zero at a time when any two or more classes of the offered certificates remain outstanding. Under those circumstances, any payments of principal on the outstanding classes of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates will be made among those classes of certificates on a pro rata basis, rather than sequentially, in accordance with their respective certificate balances.

A description of the principal and interest entitlement of each class of certificates offered in this free writing prospectus for each distribution date can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount—Payment Priorities” and “—Distribution of Available Funds” in this free writing prospectus.

None of the Class X-A, Class X-B, Class V, Class R or Class LR certificates will be entitled to any distributions of principal. If Class A-S, Class B and Class C certificates have been exchanged for Class EC certificates, such Class EC certificates will receive the sum of the principal distributable to such Class A-S, Class B and Class C certificates.

Yield Maintenance Charges	Yield maintenance charges will be allocated as described in “Description of the Offered Certificates—Distributions—Yield Maintenance Charges” in this free writing prospectus.

Prepayment and Yield Considerations

The yield to maturity on each class of offered certificates will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments and liquidations following defaults) on the mortgage loans and payments with respect to purchases and repurchases of the mortgage loans that are applied in reduction of the certificate balance of that class. The yield to investors will also be sensitive to the magnitude of losses on the mortgage loans due to liquidations. See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” and “Yield and Maturity Considerations” in this free writing prospectus and “Yield and Maturity Considerations” in the accompanying prospectus.

Subordination; Allocation of Losses and Certain Expenses

The chart below illustrates the manner in which the rights of various classes (other than the Class EC and Class V certificates) will be senior to the rights of other classes. This subordination will be effected in two ways: (i) entitlement to receive principal and interest on any distribution date is in descending order and (ii) mortgage loan losses are allocated in ascending order. However, no principal payments or principal losses will be allocated to the Class X-A or Class X-B certificates, although mortgage loan losses that reduce the certificate balance of a class of certificates comprising a component of the notional balance of any of the Class X-A or Class X-B certificates will reduce the notional balances of the Class X-A or Class X-B certificates and, therefore, the amount of interest those classes accrue.

Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A(1) and Class X-B(1) certificates

Class A-S certificates

Class B certificates

Class C certificates

Class D certificates

Class E certificates

Class F certificates

Class G certificates

Class R and Class LR certificates(2)

	(1)	The Class X-A and Class X-B certificates are interest-only certificates.
	(2)	The Class R and Class LR certificates will not be entitled to principal or interest distributions.

No other form of credit enhancement will be available for the benefit of the holders of the certificates offered by this free writing prospectus.

In certain circumstances, shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) that portion, if any, of the master servicing fee payable to the master servicer to be applied to cover such shortfalls and (y) the amount of mortgage loan interest (exclusive of default interest and excess interest) that accrues and is collected with respect to any principal prepayment that is made during any collection period after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates (other than the Class V, Class R and Class LR certificates), pro rata, based upon amounts of currently accrued interest with respect to each such class. See “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls” in this free writing prospectus.

Shortfalls in Pool
Available Funds	The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

	●	shortfalls resulting from special servicing fees, workout fees and liquidation fees to which the special servicer is entitled;

●
shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by default interest and late payment fees paid by the related borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation);

●
shortfalls resulting from unanticipated expenses of the issuing entity (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and

		●	shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the issuing entity.
Advances
A.	General
The master servicer will be required to advance delinquent monthly payments of principal and/or non-default interest (net of related master servicing fees) on a mortgage loan if the master servicer determines that the advance (and interest on that advance) will be recoverable from proceeds of the related mortgage loan.  A principal and interest advance will generally equal the delinquent portion of the monthly payment (other than a final “balloon” payment that may be due at the related maturity).  The master servicer will not be required to advance interest in excess of a mortgage loan’s regular interest rate (i.e., not including any default rate or any excess interest accruing on the anticipated repayment date loan), net of the related master servicing fee rate.  The master servicer is also not required to advance, among other things, prepayment premiums or yield maintenance charges, or balloon payments.  If an advance is made, the master servicer will defer (rather than advance) its servicing fees, but will advance the trustee/certificate administrator’s fees and the operating advisor’s fees.  Neither the master servicer nor the trustee will make an advance if the special servicer determines that such advance is not recoverable from proceeds of the related mortgage loan. In addition, neither the master servicer nor the trustee will be required to make a principal and interest advance on any companion loan.

If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the master servicer will be required, on and after such date and until final liquidation of that mortgage loan, to advance only an amount equal to the interest (at the mortgage loan’s regular interest rate, net of the related master and primary servicing fee rate, as described above) and principal portion of the monthly payment due immediately prior to the maturity date, as may be reduced by applicable appraisal reduction events as described in this free writing prospectus, subject to a recoverability determination.  The master servicer will also be obligated (subject to the limitations described in this free writing prospectus) to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan or to protect, manage and maintain each related mortgaged property. The master servicer will also be required to make property advances with respect to the mortgaged property securing any loan combination. The master servicer will not be required to make an advance to the extent that it has received written notice that the special servicer determines that such advance would not be ultimately recoverable from collections on the related mortgage loan.

If the master servicer fails to make any required advance, the trustee will be required to make the advance. The obligation of the master servicer and the trustee to make an advance will also be subject to a determination of recoverability out of related loan collections. The trustee will be entitled to conclusively rely on any determination of non-recoverability made by the master servicer or the special servicer.

Principal and interest advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses. Generally, advances that cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be reimbursed directly from any other collections on the mortgage loans as provided in this free writing prospectus and thus will cause losses to be borne by certificateholders in the priority specified in this free writing prospectus. The master servicer and the trustee will be entitled to interest on any advances made. This interest will accrue at the rate and is payable under the circumstances described in this free writing prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

B.	Appraisal Reduction Event

Certain adverse events affecting a mortgage loan, called appraisal reduction events, will require the special servicer to obtain a new appraisal (or, with respect to mortgage loans having a principal balance under $2,000,000, at the special servicer’s option, an estimate of value prepared by the special servicer or an appraisal of the related mortgaged property). Based on the appraised value in such appraisal, it may be necessary to calculate an appraisal reduction amount. The amount of interest required to be advanced in respect of a mortgage loan that has been subject to an appraisal reduction event will equal the product of (a) the amount that would be required to be advanced without giving effect to such appraisal reduction event and (b) a fraction, the numerator of which is the stated principal balance of the mortgage loan less any appraisal reduction amount with respect to such mortgage loan, and the denominator of which is the stated principal balance of the mortgage loan. Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of interest-bearing certificates then outstanding.

THE MORTGAGE POOL

Characteristics of the Mortgage Pool
A.	General	For a more complete description of the mortgage loans, see the following sections in this free writing prospectus:

		●	Description of the Mortgage Pool;

		●	Annex A-1 (Certain Characteristics of the Mortgage Loans);

		●	Annex A-2 (Certain Pool Characteristics of the Mortgage Loans and Mortgaged Properties); and

		●	Annex B (Description of the Top 20 Mortgage Loans).

All numerical information provided in this free writing prospectus with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date. For purposes of calculating the respective outstanding principal balances of the mortgage loans as of the cut-off date, it was assumed that all scheduled payments of principal due with respect to the mortgage loans on the cut-off date are timely made.

When information with respect to mortgaged properties is presented as of the cut-off date and is expressed as a percentage of the outstanding pool balance as of the cut-off date or of the initial outstanding pool balance, the percentages are based upon the outstanding principal balance as of the cut- off date of the related mortgage loan or allocated loan amount attributed to such mortgaged property.

With respect to the Santa Anita Mall mortgage loan, which is secured by a mortgaged property that also secures the Santa Anita Mall pari passu companion loan, unless otherwise indicated, the debt service coverage ratios, loan-to-value ratios and debt yields for such mortgage loan have been calculated based on the aggregate debt service and loan amount of both the Santa Anita Mall mortgage loan included in the issuing entity and the Santa Anita Mall pari passu companion loan not included in the issuing entity.

References to “mortgage loan” in this heading “The Mortgage Pool” do not refer to the related companion loan or loan combination, unless otherwise indicated.

The information in the following chart is presented as of the cut-off date, unless otherwise indicated. The information contained in the footnotes to the chart below is applicable throughout this free writing prospectus, unless otherwise indicated.

All Mortgage Loans
Number of Mortgage Loans(1)	81
Number of Mortgaged Properties	122
Number of Amortizing Balloon Mortgage Loans(2)	71
Number of Partial Interest-Only Mortgage Loans(3)	5
Number of Interest-Only Mortgage Loans	4
Number of Fully Amortizing Mortgage Loans	1
Aggregate Principal Balance	$1,485,042,824
Range of Mortgage Loan Principal Balances
Minimum Mortgage Loan Balance	$1,655,754
Maximum Mortgage Loan Balance	$215,000,000
Average Mortgage Loan Principal Balance	$18,333,862
Range of Mortgage Rates
Minimum Mortgage Rate	3.6335%
Maximum Mortgage Rate	5.1130%
Weighted Average Mortgage Rate	4.1207%
Range of Original Terms to Maturity(4)
Minimum Original Term	60 months
Maximum Original Term	120 months
Weighted Average Original Term to Maturity(4)	119 months
Range of Remaining Terms to Maturity(4)
Minimum Remaining Term	60 months
Maximum Remaining Term	120 months
Weighted Average Remaining Term to Maturity(4)	118 months
Range of Remaining Amortization Terms
Minimum Remaining Amortization Term	120 months
Maximum Remaining Amortization Term	360 months
Weighted Average Remaining Amortization Term	349 months
Range of Loan-to-Value Ratios(5)
Minimum Loan-to-Value Ratio	37.4%
Maximum Loan-to-Value Ratio	75.0%
Weighted Average Loan-to-Value Ratio(5)	61.8%
Range of U/W NCF Debt Service Coverage Ratios(5)
Minimum U/W NCF Debt Service Coverage Ratio	1.27x
Maximum U/W NCF Debt Service Coverage Ratio	3.05x
Weighted Average U/W NCF Debt Service Coverage Ratio(5)	2.09x
Range of U/W NOI Debt Yields(5)
Minimum U/W NOI Debt Yield	7.8%
Maximum U/W NOI Debt Yield	18.2%
Weighted Average U/W NOI Debt Yield(5)	11.4%

(1)
The mortgage pool includes one group of cross-collateralized and cross-defaulted mortgage loans. This group consists of 2 mortgage loans, which collectively represent approximately 0.3% of the outstanding pool balance as of the cut-off date.

(2)	Does not include interest-only mortgage loans or partial interest-only mortgage loans.

(3)
Five (5) mortgage loans representing approximately 14.5% of the outstanding pool balance as of the cut-off date, have a partial interest-only period. The interest-only periods for these mortgage loans range from 6 months to 59 months following the cut-off date.

(4)	For mortgage loans that provide for an anticipated repayment date, calculated based on the anticipated repayment date and not the final maturity date of the related mortgage loan.

(5)
For the Santa Anita Mall mortgage loan, the numerical and statistical information relating to loan- to-value ratios and debt yields includes the Santa Anita Mall mortgage loan (which will be included in the issuing entity) and the Santa Anita Mall pari passu companion loan (which will not be included in the issuing entity). For purposes of calculating debt service coverage ratios for the Santa Anita Mall mortgage loan, the annual debt service is based on the aggregate payments due during the first 12 months after the cut-off date for the Santa Anita Mall mortgage loan and the Santa Anita Mall pari passu companion loan. Debt service coverage ratios for mortgage loans that provide for an initial interest-only period that ends prior to maturity or the anticipated repayment date, as applicable, and provide for scheduled amortization payments thereafter are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period.

B.	Loan Combination
The Santa Anita Mall mortgage loan is secured by the mortgaged property identified as Santa Anita Mall, representing approximately 14.5% of the outstanding pool balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $215,000,000. The Santa Anita Mall mortgaged property also secures the Santa Anita Mall pari passu companion loan, which is not included in the mortgage pool and has an outstanding principal balance as of the cut-off date of $70,000,000. The Santa Anita Mall pari passu companion loan is pari passu in right of payment to the Santa Anita Mall mortgage loan. The Santa Anita Mall pari passu companion loan is currently held by UBS Real Estate Securities Inc. The pooling and servicing agreement will govern the servicing of the Santa Anita Mall mortgage loan and the Santa Anita Mall pari passu companion loan. For additional information regarding the Santa Anita Mall pari passu loan combination, see “Description of the Mortgage Pool—Loan Combination—Santa Anita Mall Pari Passu Loan Combination” in this free writing prospectus.

The Santa Anita Mall mortgage loan is also referred to as a “pari passu mortgage loan” and the Santa Anita Mall pari passu companion loan is also referred to as a “pari passu companion loan” in this free writing prospectus.

C.	Security for the
	Mortgage Loans	All of the mortgage loans will consist of mortgage loans secured by first liens on mortgaged properties.

D.	Nonrecourse	All of the mortgage loans are or should be considered nonrecourse obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

E.	Fee Simple/Leasehold Estate

Each mortgage loan is secured by, among other things, a first mortgage lien on the fee simple estate in an income-producing real property, a fee simple estate in the land beneath an income producing property, or, in the case of certain mortgaged properties, a leasehold (or subleasehold) estate in the mortgaged property and no mortgage on the related fee estate, as set forth below.

		Interest of Borrower Encumbered	Number of Mortgaged Properties	% of Initial Outstanding Pool Balance(1)
		Fee Simple Estate(2)	116	65.5%
		Fee Simple/Leased Fee	2	27.6
		Leasehold	2	5.6
		Fee Simple/Leasehold	2	1.2
		Total	122	100.0%

		(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

		(2)	Includes mortgage loans secured by the borrower’s leasehold interest in the related mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property.

F.	Property Purpose
The number of mortgaged properties, and the aggregate cut-off date balance and approximate percentage of the initial outstanding pool balance of the mortgage loans secured by those mortgaged properties, for each indicated purpose are:

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
Retail	27	$654,603,893	44.1%
Regional Mall	2	410,000,000	27.6
Anchored	9	162,539,503	10.9
Single Tenant	10	36,139,390	2.4
Unanchored	4	32,325,000	2.2
Shadow Anchored	2	13,600,000	0.9
Office	22	$345,085,642	23.2%
Suburban	17	214,565,246	14.4
Central Business District	4	127,525,246	8.6
Medical	1	2,995,150	0.2
Hospitality	11	$135,503,395	9.1%
Extended Stay	4	78,058,000	5.3
Limited Service	7	57,445,395	3.9
Multifamily	11	$88,676,379	6.0%
Conventional	9	69,155,362	4.7
Student Housing	2	19,521,017	1.3
Self-Storage	28	$87,003,649	5.9%
Industrial	13	$70,972,223	4.8%
Warehouse/Distribution	10	51,365,223	3.5
Flex	3	19,607,000	1.3
Mixed Use	3	$56,824,176	3.8%
Retail/Office	2	53,876,250	3.6
Retail/Industrial	1	2,947,926	0.2
Manufactured Housing Community	6	$41,230,172	2.8%
Parking Garage	1	$5,143,295	0.3%
Total/Weighted Average	122	$1,485,042,824	100.0%

(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

G.	Property Locations
The mortgaged properties are located in 25 separate states. The table below shows the number of mortgaged properties, the aggregate principal balance of the related mortgage loans, and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the top jurisdictions that have concentrations of mortgaged properties of 5.0% or more (based on allocated loan amount as a percentage of the initial outstanding pool balance) as of the cut-off date:

	Number of		% of Initial
	Mortgaged	Aggregate Cut-off	Outstanding Pool
State/Location	Properties	Date Balance(1)	Balance(1)
California	15	$545,684,559	36.7%
Florida	18	177,633,405	12.0
Maryland	5	108,180,700	7.3
Texas	19	104,849,027	7.1
Illinois	3	95,206,897	6.4
New York	4	88,411,312	6.0
Other	58	365,076,924	24.6
Total	122	$1,485,042,824	100.0%

(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

H.	Due Dates	Monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Outstanding Pool Balance
6th	0	39	46.8%
1st	5	29	43.8%
6th	2	3	4.9%
1st	0	10	4.4%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each mortgage loan and before default interest begins accruing. The information in the table above is based on the related loan documents. Certain jurisdictions may impose a statutorily longer grace period. See Annex A-1 for information on the number of days before a payment default is an event of default under each mortgage loan.

I.	Amortization Types	The mortgage loans have the amortization characteristics set forth in the following table:

Type of Amortization	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Amortizing Balloon(1)	71	$816,632,824	55.0%
Interest-Only	4	450,700,000	30.3
Interest-Only, then Amortizing(2)	5	215,210,000	14.5
Fully Amortizing	1	2,500,000	0.2
Total	81	$1,485,042,824	100.0%

(1)	Does not include mortgage loans that are partial interest-only mortgage loans.

(2)
Includes 5 mortgage loans that pay interest-only for a period ranging from the first 6 scheduled payments to the first 59 scheduled payments after the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of each such mortgage loan. Each such mortgage loan therefore has an expected balloon balance at the maturity date.

J.	Refinance of Previous Loans in Default
Five (5) mortgage loans, secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as All Aboard Self Storage Portfolio, Emigrant Storage Reno, Almeda Avenue, Devonshire Apartments and Kuhlo Medical Office Building securing mortgage loans representing approximately 1.1%, 0.3%, 0.3%, 0.3% and 0.2%, respectively, of the outstanding pool balance as of the cut-off date, refinanced another loan (in whole or in part) that was in default, past maturity and/or paid-off at a discount with proceeds of the mortgage loan.

K.	Properties With No Prior Operating History

Each mortgaged property has some prior operating history. However, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Properties With No Prior Operating History” in this free writing prospectus.

L.	Voluntary Prepayment Provisions; Defeasance Loans	The mortgage loans have the following prepayment and/or defeasance characteristics:

Defeasance and Prepayment

	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Defeasance(1)	76	$913,232,824	61.5%
Defeasance/Yield Maintenance(1)(2)	2	410,000,000	27.6
Yield Maintenance(2)	3	161,810,000	10.9
Total	81	$1,485,042,824	100.0%

		(1)	All of the mortgage loans that permit defeasance prohibit defeasance until at least 2 years after the closing date of the securitization.

		(2)	Each related initial lockout period is at least 12 months after the cut-off date.

		Lock-Out Period and Open Period for Yield Maintenance Loans

Set forth below are the respective lock-out periods and open periods with respect to each of the mortgage loans that permit prepayment with a yield maintenance charge (which amount is at least 1% of the prepaid amount):

		Property Name	Cut-off Date Balance	% of Total Cut-off Date Balance	Lock-Out (Months)	Open (Months)
		Santa Anita Mall	$215,000,000	14.5%	24	7
		Valencia Town Center	$195,000,000	13.1%	25	7
		SOP Portfolio	$129,710,000	8.7%	18	6
		Midtowne Portfolio	$22,700,000	1.5%	13	4
		Huntington Plaza Portfolio	$9,400,000	0.6%	23	4

All of the mortgage loans that provide for defeasance also provide for an open period that occurs immediately prior to and including the stated maturity date set forth on Annex A-1 during which such mortgage loan is freely prepayable without the requirement to defease such mortgage loan, which open period ranges from 3 to 13 scheduled payments (through and including the stated maturity date).

All of the mortgage loans that permit voluntary prepayment or defeasance require that the prepayment or defeasance be made on the due date or, if on a different date, that any prepayment or defeasance be accompanied by the interest that would be due on the next due date.

M.	Compliance with Underwriting Standards

The mortgage loans originated or acquired by UBS Real Estate Securities Inc. were originated in accordance with UBS Real Estate Securities Inc.’s underwriting standards, as set forth under “The Sponsors and the Mortgage Loan Sellers—UBS Real Estate Securities Inc.—UBSRES’ Underwriting Standards” in this free writing prospectus.

The mortgage loans originated or acquired by Barclays Bank PLC were originated in accordance with Barclays Bank PLC’s underwriting standards, as set forth under “The Sponsors and the Mortgage Loan Sellers—Barclays Bank PLC—Barclays’ Underwriting Standards” in this free writing prospectus except for (A) the mortgage loans originated by The Bancorp Bank, as listed on Annex A-1 to this free writing prospectus, which were originated in accordance with the applicable underwriting guidelines set forth under “The Sponsors and the Mortgage Loan Sellers—Barclays Bank PLC—Bancorp’s Underwriting Standards” in this free writing prospectus and (B) the mortgage loans originated by RAIT Funding, LLC, as listed on Annex A-1 to this free writing prospectus, which were originated in accordance with the underwriting standards set forth under “The Sponsors and the Mortgage Loan Sellers— Barclays Bank PLC—RAIT’s Underwriting Standards” in this free writing prospectus.

The mortgage loans originated or acquired by General Electric Capital Corporation were originated or reunderwritten in accordance with General Electric Capital Corporation’s underwriting standards, as set forth under “The Sponsors and the Mortgage Loan Sellers—General Electric Capital Corporation—GE Capital Real Estate’s Commercial Mortgage Loan Underwriting” in this free writing prospectus.

The mortgage loans originated or acquired by KeyBank National Association were originated or reunderwritten in accordance with KeyBank National Association’s underwriting standards, as set forth under “The Sponsors and the Mortgage Loan Sellers— KeyBank National Association—KeyBank’s Underwriting Guidelines and Process” in this free writing prospectus.

The mortgage loans originated or acquired by Archetype Mortgage Funding II LLC were originated in accordance with Archetype Mortgage Funding II LLC’s underwriting standards, as set forth under “The Sponsors and the Mortgage Loan Sellers—Archetype Mortgage Funding II LLC-AMF II’s Underwriting Standards” in this free writing prospectus.

N.	Mortgage Loans with Related Borrowers

Fourteen (14) groups of mortgage loans, representing approximately 54.2% of the outstanding pool balance as of the cut- off date, have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. The foregoing includes any cross-collateralized and cross- defaulted loans but does not include any particular mortgage loan that has multiple affiliated borrowers.

O.	Ten Largest Mortgage Loans

Ten Largest Mortgage Loans

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Interest Rate	Remaining Term to Maturity (Months)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio	LTV at Maturity	U/W NOI Debt Yield
Santa Anita Mall(2)	$215,000,000	14.5%	3.6545%	120	3.05x	46.7%	46.7%	11.8%
Valencia Town Center	195,000,000	13.1	3.6335%	119	3.03x	49.0%	49.0%	11.7%
SOP Portfolio	129,710,000	8.7	3.8000%	119	2.12x	67.1%	60.7%	13.2%
Harborplace	75,799,262	5.1	4.0400%	118	1.71x	70.2%	56.0%	10.3%
231 South LaSalle	74,806,897	5.0	4.1585%	118	1.86x	68.6%	55.0%	11.6%
CAPREIT Midwest Portfolio	51,300,000	3.5	4.1330%	119	1.48x	74.1%	62.7%	9.3%
True Value Distribution Centers Portfolio	32,442,998	2.2	4.2625%	119	1.53x	52.1%	37.9%	11.2%
Residence Inn San Diego Mission Valley	30,937,000	2.1	4.6560%	120	1.86x	56.0%	45.5%	12.8%
Summit Hotel Portfolio	29,350,000	2.0	4.4600%	120	1.93x	60.0%	48.4%	13.7%
155 Fifth Avenue	29,212,819	2.0	4.2085%	119	1.35x	60.9%	48.8%	8.3%
Total/Wtd. Avg.	$863,558,976	58.2%	3.8824%	119	2.40x	57.3%	51.6%	11.6%

(1)
Debt service coverage ratios for mortgage loans that provide for an initial interest-only period that ends prior to maturity or the anticipated repayment date, as applicable, and provide for scheduled amortization payments thereafter are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period.

(2)
For the Santa Anita Mall mortgage loan, the numerical and statistical information relating to loan-to-value ratios and debt yields includes the Santa Anita Mall mortgage loan (which will be included in the issuing entity) and the Santa Anita Mall pari passu companion loan (which will not be included in the issuing entity). For purposes of calculating debt service coverage ratios for the Santa Anita Mall mortgage loan, the annual debt service is based on the aggregate payments due during the first 12 months after the cut-off date for the Santa Anita Mall mortgage loan and the Santa Anita Mall pari passu companion loan.

With respect to each of the above mortgage loans additional information is set forth in Annex B to this free writing prospectus.

ADDITIONAL CONSIDERATIONS

Optional Termination
On any distribution date on which the remaining aggregate principal balance of the mortgage loans is less than 1% of the aggregate principal balance of all of the mortgage loans as of the cut-off date, each of (i) the holder of the majority interest of the controlling class, (ii) the special servicer or (iii) the master servicer, in that order, may exercise an option to purchase all of the mortgage loans. Exercise of this option will terminate the issuing entity and retire the then outstanding certificates. Following the date on which the Class A-1 through Class D certificates are no longer outstanding, the issuing entity could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates (including the Class X-B certificates, but excluding the Class V, Class R and Class LR certificates), remaining in the issuing entity; provided that the sole remaining certificateholder makes a payment to the certificate administrator and the master servicer as described in “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

See “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus and “Description of the Certificates—Termination” in the accompanying prospectus.

Repurchase Obligation
Each mortgage loan seller will make certain representations and warranties set forth on Annex G to this free writing prospectus with respect to the mortgage loans sold by such mortgage loan seller. If a mortgage loan seller has been notified of a breach of any of its representations and warranties or a defect in the documentation of any of the mortgage loans sold by it, which breach or defect materially and adversely affects the value of the subject mortgage loan, the value of the related mortgaged property or the interests of the trustee in the subject mortgage loan, then that mortgage loan seller or an affiliate will be required to either cure the breach, repurchase the affected mortgage loan from the issuing entity, replace the affected mortgage loan with another mortgage loan or make a cash payment in lieu of such cure, repurchase or replacement as described in “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus. If the related mortgage loan seller or its affiliate, as applicable, opts to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of the affected mortgage loan, except that the repurchase will not be accompanied by any prepayment premium or yield maintenance charge.

Sale of Defaulted Mortgage Loans and REO Properties; Purchase Options

Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans and REO properties and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan or REO property, determined as described in “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus, unless the special servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the “certificateholders’ best interests” (as described in “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this free writing prospectus). See “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Furthermore, any mezzanine loan lender will have an option to purchase the related mortgage loan after a default or transfer to special servicing pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this free writing prospectus.

There may be other purchase options with respect to certain mortgaged properties that are in favor of a tenant or another third- party as discussed elsewhere in this free writing prospectus. See “Risk Factors—Risks Related to the Mortgage Loans—Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties” in this free writing prospectus.

Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interest may arise from, among other things, the following relationships and activities:

	●	the ownership of any certificates by the depositor, mortgage loan sellers, underwriters, trustee, certificate administrator,

master servicer, special servicer, operating advisor or any of their respective affiliates;

●
the relationships, including financial dealings, of the mortgage loan sellers, master servicer, special servicer, operating advisor or any of their respective affiliates with any borrower or loan sponsor;

	●	the obligation of the special servicer to take actions at the direction of the directing holder;

●
the broker-dealer activities of the underwriters and their respective affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class E, Class F and Class G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans; and

	●	the activities of the master servicer, special servicer, mortgage loan sellers or any of their affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to Conflicts of Interest” in this free writing prospectus.

Material Federal Income Tax Consequences

Elections will be made to treat portions of the issuing entity (exclusive of the portions of the issuing entity consisting of (i) Class A-S, Class B and Class C Certificates that have been exchanged for Class EC Certificates and the related distribution account, and (ii) excess interest and the related distribution account) as two separate real estate mortgage investment conduits or REMICs, referred to as the lower-tier REMIC and the upper-tier REMIC, for federal income tax purposes. In the opinion of counsel, such portions of the issuing entity will qualify for this treatment pursuant to their elections. The portions of the issuing entity other than the lower-tier REMIC and the upper-tier REMIC, in the opinion of counsel, will be treated as a grantor trust for federal income tax purposes, as further described in “Material Federal Income Tax Consequences” in this free writing prospectus.

Federal income tax consequences of an investment in the offered certificates include:

	●	Each class of offered certificates will constitute a class of “regular interests” in the upper-tier REMIC.

	●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

	●	Certain classes of offered certificates may be issued at a premium, while other classes of offered certificates may be issued with original issue discount for federal income tax purposes.

See “Material Federal Income Tax Consequences” in this free writing prospectus.

ERISA Considerations
A fiduciary of an employee benefit plan should review with its legal advisors whether the purchase or holding of the certificates offered in this free writing prospectus could give rise to a transaction that is prohibited or is not otherwise permitted under either the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or whether there exists any statutory, regulatory or administrative exemption applicable thereto. The U.S. Department of Labor has granted substantially identical administrative exemptions to UBS Securities LLC, Prohibited Transaction Exemption 91-22, and to Barclays Capital Inc., Final Authorization Number 2004-03E, each as amended by Prohibited Transaction Exemption 2007-05, which generally exempt from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of certain mortgage pass-through certificates sold in an underwriting where UBS Securities LLC or Barclays Capital Inc. is the lead or co-lead manager and the servicing and operation of the related mortgage pool, provided that certain conditions are satisfied.

The depositor expects that the exemptions granted to UBS Securities LLC and Barclays Capital Inc. will generally apply to the certificates offered in this free writing prospectus; provided that certain conditions are satisfied. See “ERISA Considerations” in this free writing prospectus and “Certain ERISA Considerations” in the accompanying prospectus.

Ratings	It is a condition to their issuance that each class of the offered certificates be rated as follows by Fitch, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.:

		Fitch	KBRA	Moody’s
	Class A-1	AAA(sf)	AAA(sf)	Aaa(sf)
	Class A-2	AAA(sf)	AAA(sf)	Aaa(sf)
	Class A-3	AAA(sf)	AAA(sf)	Aaa(sf)
	Class A-4	AAA(sf)	AAA(sf)	Aaa(sf)
	Class A-AB	AAA(sf)	AAA(sf)	Aaa(sf)

See “Ratings” in this free writing prospectus and “Rating” in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating. Each of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates has agreed to perform rating surveillance with respect to its ratings for so long as the certificates remain outstanding. Fees for such ratings surveillance will be paid by the depositor.

A rating is not a recommendation to purchase, hold or sell the related certificates. Any rating agency that rates the certificates may, in its discretion, lower or withdraw its rating at any time as to any class of certificates. None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsors, the servicers, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the certificates.

Nationally recognized statistical rating organizations that the depositor has not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings of a class of the offered certificates that are lower than the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to Fitch, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and certain other nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Fitch, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. to rate the offered certificates and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non- offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus. In no event will rating agency confirmations from any nationally recognized statistical rating organization (other than the rating agencies engaged by the depositor) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of Fitch, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” and “Ratings” in this free writing prospectus.

Important Disclaimer: Credit ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell, or hold recommendations, a measure of asset value, or a signal of the suitability of an investment.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this free writing prospectus and in the accompanying prospectus.

Denominations; Clearance and Settlement	The offered certificates will be issuable in registered form, in minimum denominations of $10,000 and in multiples of $1 in excess of $10,000.

You may hold your certificates through (i) The Depository Trust Company (in the United States) or (ii) Clearstream Banking, société anonyme or The Euroclear System (in Europe). Transfers within The Depository Trust Company, Clearstream Banking, société anonyme or The Euroclear System will be in accordance with the usual rules and operating procedures of the relevant system. See “Description of the Offered Certificates—Delivery, Form and Denomination,” “—Book-Entry Registration” and “—Definitive Certificates” in this free writing prospectus and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

RISK FACTORS

You should carefully consider the following risks and those risks described in “Risk Factors” in the accompanying prospectus before making an investment decision.  In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This free writing prospectus also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

General Risks

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates.  For those reasons and for the reasons set forth in these “Risk Factors,” the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

 Risks Related to Market Conditions

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Over the past several years, events in the real estate and securitization markets, as well as the debt markets generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial real estate has resulted in increased delinquencies and defaults on commercial mortgage loans.  In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on commercial mortgage-backed securities that are backed by loans secured by such commercial real estate and thus affect the values of such commercial mortgage-backed securities.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe.  Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the offered certificates, may decline in value.  Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due.  In the event of default by the borrowers under the mortgage loans, the issuing entity may suffer a partial or total loss allocable to the offered certificates.  Any delinquency or loss on the mortgage loans may have an adverse effect on the distributions of principal and interest received by holders of the offered certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured finance products has also affected the commercial mortgage-backed securities market by contributing to a decline in the market value and liquidity of securitized investments such as commercial mortgage-backed securities.  The deterioration of other structured finance products markets may continue to adversely affect the value of commercial mortgage-backed securities.  Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured finance products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products.  Although the United States economy, by some measurements, may be emerging from the recession, any recovery could be fragile and unsustainable, in which circumstances another, possibly more severe, recession may ensue.  The global recession and financial crisis have resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate.  Additionally, a significant contraction in the availability of commercial mortgage financing, together with higher mortgage rates and decreases in commercial real estate values, have prevented many commercial mortgage borrowers from refinancing their maturing mortgage loans or selling their properties for proceeds sufficient to retire such loans.  These circumstances have significantly increased delinquency and default rates of securitized commercial mortgage loans over the last several years, with defaults occurring throughout the United States.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, which circumstances tend to give a borrower less incentive to cure delinquencies and avoid foreclosure.  Those declines in value have thus tended to result in lower recoveries and greater losses upon foreclosure sale or other liquidation.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities.  Although certain commercial mortgage lenders have made financing more available recently, the commercial real estate markets generally continue to experience persistent weakness, and further, the credit markets remain tight and financing availability remains limited and declines may occur in real estate values.

Heightened Underwriting Standards May Contribute to Losses on Commercial Loans

Many commercial mortgage lenders have tightened their loan underwriting standards, which has reduced the availability of mortgage credit to prospective borrowers.  These developments have contributed, and may continue to contribute, to a weakening in the commercial real estate market as these adjustments have, among other things, inhibited refinancing and reduced the number of potential buyers of commercial real estate.  The continued use or further adjustment of these loan underwriting standards may contribute to further increases in delinquencies and losses on commercial mortgage loans generally.

Global Market Disruptions and Recent U.S. Legislation May Adversely Affect the Availability of Credit for Commercial Real Estate

In addition, the financial crisis that emerged in 2008 and ensuing events have resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage related investments. The responses to such crisis and events have included, among other things:

●
numerous actions of monetary and fiscal authorities in the United States and Europe, such as the conservatorship and the control by the U.S. government since September 2008 of the Federal Home Loan Mortgage Corporation (commonly referred to as Freddie Mac) and the Federal National Mortgage Association (commonly referred to as Fannie Mae);

●
the establishment of the Troubled Asset Relief Program through the Emergency Economic Stabilization Act of 2008 and resulting public investments in numerous financial institutions and other enterprises; and

●
the adoption or revision, or proposed adoption or revision, of statutes and regulations governing securitization markets in the United States and Europe, such as proposed revisions to the Securities and Exchange Commission’s Regulation AB, the adoption of the Federal Deposit Insurance Corporation’s final securitization safe harbor rule, the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the proposed rules on credit risk retention and ongoing and pending regulatory implementation and certain European Union regulatory initiatives.

Ongoing developments associated with such responses could further adversely affect the already-constrained availability of credit for commercial real estate, which may in turn affect the performance of the mortgage loans or the performance or value of your certificates.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  In particular, the pace of progress, or the lack of progress, of federal deficit reduction talks in the United States may cause continued volatility.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the federal bankruptcy code or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.  Moreover, other types of events may affect financial markets, such as war, revolt, insurrection, armed conflict, terrorism, political crisis, natural disasters and man-made disasters.  We cannot predict such matters or their effect on the value or performance of your certificates.

General Conditions in the Commercial Real Estate Mortgage Markets May Adversely Affect the Performance of the Offered Certificates

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans held by the issuing entity and accordingly the performance of the offered certificates.  In addition, in connection with all the circumstances described above, you should be aware in particular that:

●
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the issuing entity would realize in the event of foreclosures and liquidations;

●	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

●
notwithstanding that the mortgage loans were recently underwritten and originated, the values of the mortgaged properties may decline following the issuance of the offered certificates and such declines may be substantial and occur in a relatively short period following the issuance of the offered certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

●
if you determine to sell your offered certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then current performance of the offered certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the offered certificates;

●
if mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier-than-anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later-than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

●
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the issuing entity may experience losses in the form of special servicing compensation, interest on advances and other expenses, and you may bear losses as a result, or your yield may be adversely affected by such losses;

●
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing;

●
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
even if you intend to hold your offered certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we described elsewhere under “Risk Factors” in this free writing prospectus and the accompanying prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Risks Related to the Mortgage Loans

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

Payments under the mortgage loans are not insured, and are either not guaranteed or should not be considered to be, by any person or entity.

All of the mortgage loans are or should be considered to be nonrecourse loans.  If a default occurs, the lender’s remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to, in some cases, customary nonrecourse carveouts either to the borrower or the loan sponsor.  Even if a mortgage loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property.  Payment of amounts due under the mortgage loan prior to the maturity date is consequently dependent primarily on the sufficiency of the net operating income of the property.  Even if the mortgage loan provides limited recourse to a principal or affiliate of the related borrower, there is no assurance of any recovery from such principal or affiliate will be made or that such principal’s or affiliate’s assets would be sufficient to pay any otherwise recoverable claim.

Payment of the mortgage loan at the maturity date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

The Offered Certificates Are Limited Obligations and Payments Will Be Primarily Derived from the Mortgage Loans

The certificates, when issued, will represent beneficial ownership interests in the issuing entity.  The certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor or any other person.  The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus.  Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  Maturity date payments are primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates are entitled.  See “Description of the Offered Certificates—General” in this free writing prospectus.

Commercial Lending Is Dependent upon Net Operating Income

The mortgage loans are secured by various types of income-producing commercial properties.  Commercial mortgage loans are generally thought to expose a lender to greater risk than one to four family residential loans.  The repayment of a commercial loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property’s cash flow (or its potential to generate cash flow).  However, net operating income and cash flow are often based on assumptions regarding tenant behavior and market conditions.  Net operating income and cash flow can be volatile over time and may be insufficient to cover debt service on the mortgage loan at any given time.  Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the mortgaged property itself, such as:

●	the age, design and construction quality of the mortgaged property;

●	perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

●	the characteristics of the neighborhood where the mortgaged property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the mortgaged property’s management and maintenance;

●	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

●	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates for the applicable property type in the relevant geographic area; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Certain mortgage loans are secured in whole or in part by recently constructed mortgaged properties or recently acquired properties that have limited prior operating history and lack significant historical financial figures and information.  As such, there is limited basis for analyzing future performance at the mortgaged properties.

In addition, all of the mortgage loans were originated within 12 months prior to the cut-off date.  Consequently, these mortgage loans do not have a long-standing payment history.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of competing properties, space, multifamily housing, manufactured housing, or hotel capacity);

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public’s perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other tenants, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan) and other lease terms, including co-tenancy provisions;

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which vacant space or space under expiring leases is re-let; and

●
the mortgaged property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources, such as short-term or month-to-month leases or leases with termination options, and may lead to higher rates of delinquency or defaults under the related mortgage loans.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual cash flows of a mortgaged property.  See “Risk Factors—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions” in the prospectus.

Mortgage Loans Have Not Been Reunderwritten Since Origination

We have not reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related sponsor’s underwriting guidelines.  Instead, we have relied on the representations and warranties made by the sponsors, and each sponsor’s obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders.  The representations and warranties may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans, although the sponsors have not made representations and warranties that they know to be untrue (subject to the exceptions described in the applicable mortgage loan purchase agreement and attached to this free writing prospectus in Annex G).  If we had reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related sponsor’s underwriting guidelines, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  In addition, we cannot assure you that any sponsor will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.  See “—Risks Related to the Offered Certificates—A Mortgage Loan Seller May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Issuing Entity Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan.  Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying the certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”).  Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the mortgage loans may be materially different.  In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.  Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.

In addition, even if a mortgaged property does not have a restriction on an alternative use, the cost of converting a property to an alternative use may limit the property owner’s ability to do so.  Converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties.  In addition, zoning or other restrictions also may prevent alternative uses.  The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Some of the mortgaged properties have been designated as historic or landmark buildings or are located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions. For example, the mortgaged properties identified on Annex A-1 to this free writing prospectus as 155 Fifth Avenue and 167-177 Lafayette Street, which secure mortgage loans representing approximately 2.0% and 1.2%, respectively of the outstanding pool balance, are located within a designated historic district and therefore are subject to the rules administered by the New York City Landmark’s Preservation Commission.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan, or in connection with the transfer of mortgage loans to this securitization transaction.  All of the mortgage loans have appraisals dated within the past 12 months.

In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value.  One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed.  Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values although the appraised value reflected in this free writing prospectus with respect to the mortgaged properties generally reflect only the “as-is” value.

In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property.  We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income.  These factors include, among others:

●	changes in governmental regulations, fiscal policy, zoning or tax laws;

●	potential environmental legislation or liabilities or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

Risks Related to Tenants

Tenant Concentration Entails Risk.  A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if a few tenants make up a significant portion of the rental income.  In the event of a default by a significant tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or the tenant exercises an early termination right, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan.  This is so because:  (i) the financial effect of the absence of rental income from such tenant is typically severe; (ii) more time and leasing costs may be required to re-lease the space; (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants; and (iv) there is no assurance that the space can be re-leased on or near comparable terms.

In the case of seventeen (17) mortgaged properties, collectively securing mortgage loans representing approximately 7.6% of the outstanding pool balance as of the cut-off date by allocated loan amount, if applicable, the related mortgaged property is 100.0% leased to a single tenant, based on net rentable area (excluding the net lease asset).  In the case of sixteen (16) other mortgaged properties, securing mortgage loans representing approximately 15.8% of the outstanding pool balance as of the cut-

off date by allocated loan amount, if applicable, each mortgaged property is leased to one or more significant tenants, with one tenant occupying a net rentable area of 50% or more of the related mortgaged property (excluding the net lease property).  Certain single tenants or significant tenants have lease expiration dates or early termination options that are prior to the related mortgage loan maturity date.  For a list of each mortgaged property leased to a single tenant or a significant tenant, along with the related mortgage loan maturity date (or anticipated repayment date, as applicable) and lease expiration dates, see Annex A-1 to this free writing prospectus.

The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property.  In some cases, the underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases.  Similar standards may have been used in connection with the underwriting of mortgage loans with significant tenants.  Accordingly, such single-tenant or significant-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.  However, there can be no assurance that the assumptions made when underwriting such mortgage loans will be correct, that the related tenant will re-let the premises or that such tenant will maintain its creditworthiness.  See Annex A-1 for lease expiration dates (for the five largest tenants at each mortgaged property, based on net rentable area) and mortgage loan maturity dates (and anticipated repayment dates, as applicable).  Most leases provide that a tenant may terminate its lease in the event of a casualty or condemnation.  In addition, certain of the single tenant or significant tenant leases may have specific termination rights under their leases that may be exercised prior to the related mortgage loan maturity date merely upon the giving of notice to the landlord, or on a certain date, or upon the occurrence of certain circumstances such as the failure to timely complete tenant buildouts, or the failure to meet certain income or occupancy thresholds.

For example, with respect to the following mortgage loans secured by a mortgaged property leased to a single tenant (or a significant tenant that leases more than 80% of the net leasable area), such single or significant tenant has a unilateral termination option in its lease:

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Walgreens - Claycomo, which secures a mortgage loan representing approximately 0.2% of the outstanding pool balance as of the cut-off date, the single tenant Walgreens Co. has the right to terminate the lease any time after the 25th year of the lease term, with the first termination option in September 2033.

See “—Certain Additional Risks Related to Tenants” in this free writing prospectus for additional information regarding these termination rights.  There can be no assurance that if a tenant exercises an early termination option prior to the mortgage loan maturity date that the related borrower will have adequate cash flow available to satisfy debt service payments.  See “—Certain Additional Risks Related to Tenants” below.  Also, certain single tenants may be affiliated with the related borrower.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below.

A pool of mortgage loans also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the related mortgaged properties or of tenants in a particular business or industry.  In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders.  Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans.  For additional information regarding significant tenants, see Annex A-1 to this free writing prospectus.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks.  If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.  Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks.  If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.  Certain mortgaged properties or portions of those mortgaged properties are (or may in the future be) leased to affiliates of the borrower under arrangements whereby the affiliate tenant (or affiliated subtenant) operates and/or leases the mortgaged property or the leased premises.  For additional information regarding mortgaged properties leased to borrower affiliates, see the footnotes to Annex A-1.

Such lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the affiliate lease is terminated and the affiliate tenant evicted from the mortgaged property or affiliate leased premises (which may not be possible if the affiliate lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that an affiliate lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliate tenant.  In addition, in some cases, a master lease with the borrower or an affiliate of the borrower is used to stabilize occupancy or cash flow in situations where it may fluctuate.

Certain Additional Risks Related to Tenants.  The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if, among other things:

●	space in the mortgaged properties could not be leased or re-leased;

●	the mortgaged property were re-leased at a rental rate below the rental rate paid by the tenant at the space when the mortgage loan was originated;

●	tenants were unable to meet their lease obligations;

●	a significant tenant were to become a debtor in a bankruptcy case; or

●	rental payments could not be collected for any other reason.

Repayment of mortgage loans secured by retail, office and industrial properties will be affected by the expiration or early termination of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Certain of the tenants (which may include significant tenants) have lease expiration dates that occur on or prior to, or shortly following, the maturity date of the related mortgage loan.  In this regard, the five largest tenants (based on net rentable area) and their respective lease expiration dates for retail, office and industrial properties are set forth on Annex A-1 to this free writing prospectus.  In certain cases, however, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date. In some cases, this option may be at any time or after the passage of time.  In other cases, the option is tied to outside contingencies, for example, if the borrower violates the lease or interferes with the tenant’s use of the property, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, in connection with the failure to satisfy sales target business objectives or in the case of a government tenant, for lack of appropriations or other reasons.  However, Annex A-1 does not identify early termination options that tenants may have under their leases.

The footnotes to Annex A-1 (but not Annex A-1 itself) identify certain of the non-contingent early termination provisions related to the five largest tenants shown on Annex A-1.  However, such footnotes do not identify all of the early termination options that tenants may have under their leases.  For examples of certain mortgaged properties that have tenant lease provisions that permit the tenant to terminate its lease on or after a certain date, see the footnotes to Annex A-1.

Additionally, mortgage loans may have concentrations of leases expiring or providing for early termination options at varying rates in varying percentages on or prior to the related maturity date.  In some situations, all of the leases at a mortgaged property may expire or be terminated on or prior to the related maturity date and, in other cases, certain tenants may have executed leases but are not yet in occupancy and are not open for business.

With respect to any mortgage loan secured by a mortgaged property leased in whole or in part to one or more government or government agency tenants, such leases typically permit the government tenant to terminate its lease prior to the related lease expiration date, for lack of appropriations or other reasons.

For additional information regarding mortgaged properties leased to government tenants with early termination options, see the footnotes to Annex A-1.

With respect to any mortgage loan secured by a mortgaged property leased in whole or in part to one or more tenants that are charitable or non-profit institutions, such tenants may rely on government funding and such leases may provide for termination options related to reductions in such funding.  In the case of a government tenant or other tenant reliant on government funding or in the case of any tenant with an early termination option in its lease, there can be no assurance that such tenant will not exercise its termination option during the term of the related mortgage loan.

Commercial mortgage loans rely on tenants to pay rent at mortgaged properties.  Tenant rollover during the loan term may adversely impact a borrower’s ability to make debt service payments.

Certain of the mortgage loans may have tenant leases that permit a tenant, including a significant tenant, to unilaterally terminate its lease without typical triggers.

See “—Risks of Co-Tenancy and Other Early Termination Provisions in Retail Leases” below.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties.  Moreover, if a tenant defaults on its obligations to a borrower (or if the tenant terminates pursuant to the terms of its lease), the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the mortgaged property.

In addition, a tenant lease that expires or is terminated near, including during a relatively short period following, the maturity date of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant’s option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants’ leases were terminated.

Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower.  In such cases, a default by the borrower may coincide with a default by the affiliated tenants.  Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” above.

Tenant Bankruptcy Entails Risks.  Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction of or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rents or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property.  Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim).  The landlord’s claim would be limited to the unpaid rent due under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).  If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.  Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

If the leased premises are located in a “shopping center” as such term has been interpreted under section 365 of the federal bankruptcy code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in this free writing prospectus) would be considered a shopping center by a court considering the question.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the federal bankruptcy code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

Risks Related to Mortgage Loan Concentration

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance.  In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.  The ten largest mortgage loans represent approximately 58.2% of the outstanding pool balance as of the cut-off date.  Losses on any of these mortgage loans may have a particularly adverse effect on the certificates offered in this free writing prospectus.

The 20 largest mortgage loans are described in Annex B to this free writing prospectus.  Each of the mortgage loans other than the ten largest mortgage loans represents no more than 1.9% of the outstanding pool balance as of the cut-off date.

Risks Related to Borrower Concentration

Fourteen (14) groups of mortgage loans, representing approximately 54.2% of the outstanding pool balance as of the cut-off date, have borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing approximately 27.6%, 6.8% and 4.9% of the outstanding pool balance as of the cut-off date.  The foregoing includes any cross-collateralized and cross-defaulted loans but does not include any single mortgage loan shown on Annex A-1 to this free writing prospectus that has multiple affiliated borrowers.

A concentration of mortgage loans with the same borrower or mortgaged properties with the same borrower or related borrowers can pose increased risks.  For example, mortgaged properties with affiliated borrowers may have the same property manager.  This increases the risk that financial or other difficulties experienced by the property manager could adversely impact the mortgage pool.  In addition, mortgage loans with related borrowers often have the same non-recourse carveout guarantor and loan sponsor.  This increases the risk that a financial failure or bankruptcy involving the non-recourse carveout guarantor or loan sponsor could adversely impact the mortgage pool.  Further, if a non-recourse carveout guarantor or loan sponsor that controls several mortgaged properties experiences financial difficulty at one mortgaged property, or at another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans due to administrative delays or in the event of substantive consolidation of the debtors.  See Annex A-1 for mortgage loans with related borrowers.

Risks Relating to Property Type Concentration

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date (based on the allocated loan amount):

●	Twenty-seven (27) retail properties representing approximately 44.1% of the outstanding pool balance as of the cut-off date;

●	Twenty-two (22) office properties representing approximately 23.2% of the outstanding pool balance as of the cut-off date;

●	Eleven (11) hospitality properties representing approximately 9.1% of the outstanding pool balance as of the cut-off date;

●	Eleven (11) multifamily properties representing approximately 6.0% of the outstanding pool balance as of the cut-off date;

●	Twenty-eight (28) self-storage properties representing approximately 5.9% of the outstanding pool balance as of the cut-off date;

●	Thirteen (13) industrial properties representing approximately 4.8% of the outstanding pool balance as of the cut-off date;

●	Three (3) mixed-use property representing approximately 3.8% of the outstanding pool balance as of the cut-off date;

●	Six (6) manufactured housing community property representing approximately 2.8% of the outstanding pool balance as of the cut-off date; and

●	One (1) parking garage property representing approximately 0.3% of the outstanding pool balance as of the cut-off date.

Geographic Concentration Exposes Investors to Greater Risk of Default and Loss

As of the cut-off date, the mortgaged properties are located in twenty-five (25) states.  Fifteen (15) mortgaged properties, securing mortgage loans representing approximately 36.7% of the outstanding pool balance by allocated loan amount as of the cut-off date, are located in California.  Eighteen (18) mortgaged properties, securing mortgage loans representing approximately 12.0% of the outstanding pool balance by allocated loan amount as of the cut-off date, are located in Florida.  Five (5) mortgaged properties, securing mortgage loans representing approximately 7.3% of the outstanding pool balance by allocated loan amount as of the cut-off date, are located in Maryland.  Nineteen (19) mortgaged properties, securing mortgage loans representing approximately 7.1% of the outstanding pool balance by allocated loan amount as of the cut-off date, are located in Texas.  Three (3) mortgaged properties, securing a mortgage loan representing approximately 6.4% of the outstanding pool balance by allocated loan amount as of the cut-off date, is located in Illinois.  See the table entitled “Mortgaged Properties by State and/or Location” in Annex A-2 to this free writing prospectus.  Also for certain legal aspects of mortgage loans secured by mortgaged properties located in California and Florida, see “Legal Aspects of Mortgage Loans” in this free writing prospectus.  Except as set forth in this paragraph, no state contains mortgaged properties securing more than 6.0% of the outstanding principal balance by allocated loan amount as of the cut-off date.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties.  In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties.  In addition, particular local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area.  A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located would result in a decrease in consumer demand in the region, and the income from and market value of the mortgaged properties may be adversely affected.

Other regional factors – e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies – also may adversely affect the mortgaged properties.  For example, properties located in California and Arizona, may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country.  Mortgaged properties located in coastal states, including, but not limited to, Florida, Texas, Louisiana, Mississippi and Georgia, also may be more generally susceptible to hurricanes, tornados and other windstorms than properties in other parts of the country.  Recent hurricanes in the Gulf Coast and East Coast regions and in Florida have resulted in severe property damage as a result of the winds and the associated flooding.  Some of the mortgaged properties may be located in areas more susceptible to these natural disasters.  The loan documents for the mortgage loans generally do not require flood insurance on the related mortgaged properties unless such mortgaged property is located in a flood zone and flood insurance is available.  Even if the mortgaged property is located in a flood zone and flood insurance is obtained, we cannot assure you that the flood insurance will be adequate to cover the loss.  Moreover, we cannot assure you that hurricane damage would be covered by insurance.  In addition, events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010 could lead to a regional economic downturn for the entire region.  For example, the Gulf of Mexico incident led to regional economic downturn for the Gulf Coast of the United States, and had an adverse impact on mortgaged properties located in nearby states, including Florida and Texas.  Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments.  There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy.

In addition, certain cities, states or regions of the country are currently facing or may face a depressed real estate market, which is not due to any natural disaster, but which may cause an overall decline in property values.  Certain of the mortgaged properties are located in such cities, states and regions of the country.

Retail Properties Have Special Risks

Twenty-seven (27) mortgaged properties are retail properties that secure mortgage loans representing approximately 44.1% of the outstanding pool balance as of the cut-off date.  The value of a retail property is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

The Presence or Absence of an “Anchor Tenant” May Adversely Affect the Economic Performance of a Retail Property.  Whether a retail property is “anchored,” “shadow anchored” or “unanchored” is also an important consideration.  The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  An “anchor tenant” is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property.  Many of the retail properties securing one or more of the mortgage loans also have shadow anchor tenants.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

Sixteen (16) of the retail mortgaged properties, securing mortgage loans representing approximately 40.1% of the outstanding pool balance as of the cut-off date, are considered by the sponsor to have an “anchor tenant”.  Two (2) of the of the retail mortgaged properties, securing mortgage loans representing approximately 0.9% of the outstanding pool balance as of the cut-off date, are considered by the sponsor to be “shadow anchored”.

In certain instances with respect to the mortgaged properties, anchor tenant leases may expire during the term of the related mortgage loan.  We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.  In addition, an anchor tenant or shadow anchor tenant lease that expires near, including within a relatively short period following, the maturity date of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.  Market conditions may cause tenants to re-evaluate the value of existing leases and in certain circumstances, tenants may decide to close stores or go dark at certain locations.  In the event a retail tenant closes for business or goes dark, co-tenancy provisions under other leases may permit other tenants to terminate leases prior to stated expiration.

In addition, various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.

Retail properties that have anchor tenant-owned stores, often have reciprocal easement and operating agreements between the retail property owner and such anchor tenants that contain certain operating and maintenance covenants.  Although an anchor tenant that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property.  Anchor tenants that lease their stores often have operating covenants as well.  Such operating covenants may be provided for in the anchor tenant lease or in the reciprocal easement and operating agreement, if any, affecting the mortgaged property.  Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan (as is the case with several retail tenants at mortgaged properties securing mortgage loans in the mortgage pool) are or will not be contractually obligated to operate their stores at the applicable mortgaged property.  Several retail mortgaged properties that secure mortgage loans in the pool have tenants permitted to cease operations at the related mortgaged property prior to lease termination (i.e., “go dark”), provided such tenant continues to pay rent.

A number of the tenant leases and reciprocal easement agreements at the retail mortgaged properties have co-tenancy clauses which permit the applicable tenants to abate the rent payable, cease operating and/or terminate their leases if certain other tenants (in particular, anchor tenants or shadow anchor tenants, if applicable), cease operations at the related mortgaged property and/or if a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets.  Certain of the operating covenants with respect to the mortgaged properties have expired or will expire prior to the maturity date of the related mortgage loan.  We cannot assure you that operating covenants will be obtained in the future for these or any of the tenants.

Certain anchor tenant and tenant estoppels obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or reciprocal easement and operating agreement.  Such disputes, defaults or potential defaults, could lead to a set off of rent, to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower.  There can be no assurance that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, there can be no assurance that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

Current Levels of Property Income May Not Be Maintained Due to Varying Tenant Occupancy.  Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties.  Certain tenants at the retail mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy and/or may be in a rent abatement period.  For example:

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Santa Anita Mall, which secures a mortgage loan representing approximately 14.5% of the outstanding pool balance as of the cut-off date, the tenant Gold’s Gym has an executed lease but has not yet taken occupancy.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Valencia Town Center Mall, which secures a mortgage loan representing approximately 13.1% of the outstanding pool balance as of the cut-off date, the tenant Walmart has an executed lease but has not yet taken occupancy.  Occupancy by Walmart requires planning approval from the Valencia planning board. Until planning approval has been obtained, Walmart cannot take occupancy and will not begin paying rent. There can be no assurance that any such planning approval will be obtained. The sponsor has executed a partial principal guaranty for the Valencia Town Center mortgage loan in the amount of $5,700,000, which guaranty will remain in effect until such time as either (i) Walmart becomes obligated to pay rent (including reimbursements) under its lease in an annual amount not less than $631,908 or (ii) the space covered by the Walmart lease is leased to one or more tenants pursuant to leases with a minimum term of five (5) years and total annual rent (including reimbursements) of not less than $631,908.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 231 South LaSalle, which secures a mortgage loan representing approximately 5.0% of the outstanding pool balance as of the cut-off date, the tenant GSA – US Army Corps Engineers has an executed lease but has not yet taken occupancy.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 155 Fifth Avenue, which secures a mortgage loan representing approximately 2.0% of the outstanding pool balance as of the cut-off date, the largest tenant, C. Wonder LLC, executed a lease dated September 25, 2012.  C. Wonder LLC took possession of the premises in 2012 but vacated its leased space in January 2013 to allow the landlord to build out its space.  The tenant may terminate the lease if the landlord is unable to deliver the premises by September 15, 2013.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Village Greens Shopping Center, which secures a mortgage loan representing approximately 1.5%  of the outstanding pool balance as of the cut-off date, the tenant Dan’s Supreme Supermarkets, Inc. has an executed lease but has not yet taken occupancy.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 150 James Street, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, the tenant  Sunset Bagels, LLC (dba Sunset Bagels) has executed a lease but has not yet taken occupancy.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Woodlands Retail, which secures a mortgage loan representing approximately 0.5% of the outstanding pool balance as of the cut-off date, the tenant Ferguson Enterprises, Inc. has an executed lease but has not yet taken occupancy.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 7090 Industrial Portfolio, which secures a mortgage loan representing approximately 0.3% of the outstanding pool balance as of the cut-off date, the tenant Zurn Industries has vacated the premises but is still paying rent for the time being.

Certain tenants currently may be in a rent abatement period.  There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires.  Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants.  We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged property will remain at its current or past levels.

Competition May Adversely Affect the Performance of a Retail Property.  Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer business:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	video shopping networks;

●	catalogue retailers;

●	home shopping networks;

●	direct mail;

●	internet websites; and

●	telemarketers.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.  Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located.  Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

Certain Risks of Restaurant Tenants.  Eight (8) mortgaged properties, securing mortgage loans representing approximately 8.8% (by allocated loan amount), of the outstanding pool balance as of the cut-off date, include significant restaurant tenants, which tenants represent, in each case, one of the five largest tenants at the related mortgaged property and are listed on Annex A-1 to this free writing prospectus.  Certain other mortgaged properties may have smaller restaurant tenants.  Restaurants are subject to certain unique risks including that restaurant space is not easily convertible to other types of retail space and that restaurant receipts are not only affected by objective factors but by subjective factors.  For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of a restaurant, food safety concerns related to personal health or the handling of food items at the restaurant or by food suppliers and the actions/behaviors of staff and management and level of service to the customers.

Certain Risks of Health Club or Exercise Studio Space Tenants.  Each of the mortgaged properties identified as Valencia Town Center, The Village of Cross Keys, Discount Drug Mart Plaza and 4500 Washington Retail on Annex A-1 to this free writing prospectus, securing mortgage loans representing approximately 13.1%, 1.7%, 0.3% and 0.3% (by allocated loan amount), respectively, of the outstanding pool balance as of the cut-off date, includes a significant health club tenant at such mortgaged property, which tenant is listed on Annex A-1 to this free writing prospectus.  Certain other mortgaged properties may have smaller health club, exercise studio or similar tenants.  Several factors may adversely affect the value and successful operation of a health club or exercise studio, including:

●	the physical attributes of the property (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs and exercise studios may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Office Properties Have Special Risks

There are twenty-two (22) office properties securing mortgage loans representing approximately 23.2% of the outstanding pool balance as of the cut-off date.

Various factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	the quality of property management;

●	provisions in tenant leases that may include early termination provisions;

●	an economic decline in the business operated by the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Certain of the office properties are used primarily as medical offices, which may not easily be re-let to other types of office tenants due to the location of the property, the tenant space configurations and the make-up of other tenants.  The following office properties have significant medical office tenants:

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Kuhlo Medical Office Building, which secures a mortgage loan representing approximately 0.2% of the outstanding pool balance as of the cut-off date, such property contains significant medical office space.

The performance of a medical office property may depend on the proximity of such property to a hospital or other healthcare establishment and on reimbursements for patient fees from private or government-sponsored insurance companies.  The sudden closure of a nearby hospital may adversely affect the value of a medical office property.  In addition, the performance of a medical office property may depend on reimbursements to tenants for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties.  Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain tenants at the office mortgaged properties may be paying rent but are not yet in occupancy and/or may be in a rent abatement period.

For example, in the case of the mortgaged properties identified on Annex A-1 to this free writing prospectus as SOP Portfolio, which secure a mortgage loan representing approximately 8.7% of the outstanding pool balance as of the cut-off date, two tenants, Travelers Indemnity Company and Lanier Upshaw, Inc., have an 8 month and 7 month rent abatement period, respectively, remaining. A reserve in the amount of $1,514,881 was established to address this reduction in rental income.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Mariner Court, which secures a mortgage loan representing approximately 1.1% of the outstanding pool balance as of the cut-off date, one of the tenants, ANA Trading Corp., U.S.A. will have its rent abated by 50% for the first 12 months after rent commencement (February 1, 2013). A reserve in the amount of $125,000, which is equal to six months of rent for ANA Trading Corp., U.S.A. was established to address this reduction in rental income.

Hospitality Properties Have Special Risks

There are eleven (11) hospitality properties, securing mortgage loans representing approximately 9.1% of the outstanding pool balance as of the cut-off date. Four (4) of the hospitality properties securing mortgage loans, representing approximately 5.3% of the outstanding pool balance as of the cut-off date, are considered to be extended stay. Seven (7) of the hospitality properties, securing mortgage loans representing approximately 3.9% of the outstanding pool balance as of the cut-off date, are considered to be limited service.

Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged per room and reduce occupancy levels);

●	poor property management;

●	the construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	conversion to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, travel costs, strikes, relocation of highways, the construction of additional highways or other factors;

●	management ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company’s affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality property investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

The Seasonality of Business May Create Shortfalls in Hospitality Revenue.  The hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  There can be no assurance that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The Inability to Maintain a Liquor License May Adversely Impact Hospitality Revenue.  The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses.  In the event of a foreclosure of a hospitality property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a full-service hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

The Performance of a Hospitality Property Depends in Part on the Performance of Its Management Company.  The mortgaged properties identified as Residence Inn San Diego Mission Valley, Summit Hotel Portfolio, Residence Inn Tysons Corner, Homewood Suites San Antonio Riverwalk, Hampton Inn and Suites Mount Pleasant, Hampton Inn Suites Canton, Tharaldson - Homewood Suites Rancho Cucamonga and Candlewood Suites Decatur on Annex A-1 to this free writing prospectus, securing mortgage loans representing approximately 2.1%, 2.0%, 1.6%, 1.2%, 0.7%, 0.7%, 0.5% and 0.4% (by allocated loan amount), respectively, of the outstanding pool balance as of the cut-off date, are hotel properties associated with hotel brands through franchise agreements or hotel management agreements and, in some cases, are also managed pursuant to management agreements.

For example, with respect to the 20 largest mortgage loans secured by hotel properties:

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The mortgaged properties identified on Annex A-1 to this free writing prospectus as Summit Hotel Portfolio, which secure a mortgage loan representing approximately 2.0% of the outstanding pool balance as of the cut-off date, are subject to hotel management agreements with Select Hotels Group, L.L.C., an affiliate of Hyatt Hotels Corporation.  The hotel management agreements with Select Hotels Group, L.L.C. expire in 2032 with two renewal terms of five years.

A hospitality property subject to a franchise, management or marketing agreement is typically required by the hotel chain or management company to maintain certain standards and satisfy certain criteria or risk termination of its affiliation.

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor. For example, in the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Hampton Inn and Suites Mount Pleasant which secures a mortgage loan representing approximately 0.7% of the outstanding balance as of the cut-off date, the property improvement plan with the licensor, Hampton Inns Franchise, LLC, required completion of certain items (lobby renovations) by December 31, 2012, but such renovations were delayed as licensor has not processed the borrower proposed plans and specifications for property improvement plan related work.  The subject property is licensor-managed and licensor has indicated that they intend to inspect the property in May 2013.  The loan documents required an  $899,118 property improvement plan reserve at closing, and afforded the borrower until March 30, 2013 to complete property improvement plan-related work. Failure to complete such repairs and/or renovations in accordance with the plan could result in the hospitality property’s losing its license or franchise.  Annex A-1 sets forth the amount of reserves, if any, established under the related mortgage loans in connection with any such repairs and/or renovations.  We cannot assure you that any such amount reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property.  In addition, in some cases, that reserve will be maintained by the franchisor or property manager.  Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

The performance of a hospitality property affiliated with a franchise or hotel management company or managed by a hotel management company depends in part on:

●	the continued existence, reputation, and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or management company or hotel chain service mark; and

●	the duration of the franchise licensing agreement or management agreement.

Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable.  Replacement franchises may require significantly higher fees.

Transferability of franchise license agreements is generally restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

No assurance can be given that a franchise or management agreement will not be terminated during the term of the related mortgage loan or that the issuing entity could renew a franchise or management agreement or obtain a new franchise or management agreement following termination of the agreement in place at the time of foreclosure.

Multifamily Properties Have Special Risks

There are eleven (11) multifamily properties, securing mortgage loans representing approximately 6.0% of the outstanding pool balance as of the cut-off date.

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

●	the quality of property management;

●	the location of the property (e.g., a change in the neighborhood over time or increased crime in the neighborhood);

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

●	the generally short-terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●
in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property;

●	the presence of competing properties and residential developments in the local market;

●
the existence of corporate tenants renting large blocks of units at the property, which in the event such tenant vacates would leave the property with a significant percentage of unoccupied space, and in the event such tenant was renting at an above-market rent may make finding replacement tenants difficult;

●	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

●	state and local regulations;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

State Regulations and Government Subsidies May Affect a Borrower’s Ability To Repay a Multifamily Mortgage Loan.  Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  In many cases, the rent control laws do not permit vacancy decontrol.  Local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states.  In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

See “—Retail Properties Have Special Risks” above in this free writing prospectus.

Self-Storage Properties Have Special Risks

There are twenty-eight (28) self-storage properties, securing mortgage loans representing approximately 5.9% of the outstanding pool balance as of the cut-off date.

The self-storage facilities market contains low barriers to entry.  In addition, due to the short-term nature of self-storage leases, self-storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self-storage facilities, it might be difficult or costly to convert such a facility to an alternative use.  Thus, liquidation value of self-storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.  In addition, it is difficult to assess the environmental risks posed by these facilities due to tenant privacy, anonymity and unsupervised access to these facilities.  Therefore, these facilities may pose additional environmental risks to investors.  The environmental site assessments discussed in this free writing prospectus did not include an inspection of the contents of the self-storage units included in the self-storage properties.  We therefore cannot provide assurance that all of the units included in the self-storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

Industrial Properties Have Special Risks

There are thirteen (13) industrial properties, securing mortgage loans representing approximately 4.8% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  Significant factors determining the value of industrial properties are:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties often are dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties.  Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.  In addition, industrial properties are often more prone to environmental concerns due to the nature of items being stored or type of work conducted at the property.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility.  Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.  Because of the construction utilized in connection with certain industrial facilities, it might be difficult or costly to convert such a facility to an alternative use.

Mixed-Use Facilities Have Special Risks

There are three (3) mixed-use properties, securing mortgage loans representing approximately 3.8% of the outstanding pool balance as of the cut-off date.  Each of these mixed-use properties contains one or more of the following property types: retail, office, industrial and hospitality.  To the extent a mixed-use property has retail, office and/or multifamily, such mortgaged property is subject to the risks relating to the property types described in “—Retail Properties Have Special Risks,” “—Office Properties Have Special Risks,” and “—Multifamily Properties Have Special Risks” in this free writing prospectus.  A mixed-use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed-use property.

Manufactured Housing Community Properties and Recreational Vehicle Parks Have Special Risks

There are six (6) manufactured housing community and recreational vehicle park properties, securing mortgage loans representing approximately 2.8% of the outstanding pool balance as of the cut-off date.  Mortgage loans secured by liens on manufactured housing community and recreational vehicle park properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

Manufactured housing communities and mobile home parks consist of land that is divided into “pads” or “home sites” that are primarily leased to owners of the individual mobile homes or other manufactured housing units. The extent of investments in site-specific improvements by the individual home owners, the adequacy of infrastructure and common facilities furnished by the park owner within the community, relocation costs and, in some cases, demand for homesites are factors that can have a significant effect on the stability of income realized by the park owner.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.

Some of the manufactured housing community mortgaged properties securing the mortgage loans are not connected to public water and sewer systems.  In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future.  In addition, the use of well water and/or septic systems or private sewage treatment facilities enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

The successful operation of a manufactured housing or recreational vehicle property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community or recreational vehicle park properties;

●	apartment buildings; and

●	site built single family homes.

Other factors may also include:

●	the physical attributes of the community or park, including its age and appearance;

●	the location of the manufactured housing community or recreational vehicle park property;

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation;

●	the quality of management; and

●	state and local regulations, including rent control and rent stabilization.

The manufactured housing community and recreational vehicle park properties are “special purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community or recreational vehicle properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the property were readily adaptable to other uses.

Manufactured housing tenants may also have a statutory right of first offer or first refusal options on the sale of the mortgaged property (excluding transfers by foreclosure or deed in lieu). See “Annex G—Exceptions to Mortgage Loan Seller Representations and Warranties”.

Parking Garage Facilities Have Special Risks

There is one (1) parking garage facility, securing a mortgage loan representing approximately 0.3% of the outstanding pool balance as of the cut-off date.  Parking garage facilities present risks not associated with other properties. Properties used for parking garages are more prone to environmental concerns than other property types. Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics which are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. In addition, because of the unique construction requirements of many parking garage facilities, any vacant parking garage facility may not be easily converted to other uses.

Risks of Co-Tenancy and Other Early Termination Provisions in Retail Leases

Retail leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at or otherwise affecting access to or parking on the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of or access to or parking upon the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property above a certain threshold or that interferes with a tenant’s use of or access to such mortgaged property or that otherwise renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, or (vii) if the landlord defaults on its obligations under the lease.  In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for non-anchor tenants at anchored or shadow-anchored retail centers to have the right to terminate their leases or abate or reduce rent if the anchor or shadow anchor tenant goes dark.  Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor or shadow anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents.  If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases and/or abate or reduce rent if a certain number of anchor tenants, shadow anchors and/or a percentage of the tenants cease to operate at the applicable mortgaged property.  Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases or abate rent prior to the stated lease expiration date for no reason after a specified period of time following commencement of the lease and/or solely upon notice to the landlord.

Any exercise of the foregoing termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  We cannot assure you that any vacated space could or would be re-let.  Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents.

See “—Certain Additional Risks Related to Tenants” above.

Condominium Properties Have Special Risks

In the case of six (6) mortgaged properties, collectively securing mortgage loans representing approximately 5.1% of the outstanding pool balance as of the cut-off date by allocated loan amount, such mortgage loans are secured, in whole or in part, by the borrower’s fee simple ownership interest in one or more condominium units.

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws.  Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as The Village of Cross Keys, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, the collateral for the mortgage loan consists of one condominium unit in a two condominium structure.  The borrower holds a controlling share of the voting rights on the condominium board.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Chatham Retail, which secures a mortgage loan representing approximately 1.2% of the outstanding pool balance as of the cut-off date, the collateral for the mortgage loan consists of two retail condominium units in a 95 condominium structure.  The borrower holds approximately 10.47% of the voting rights on the condominium board.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Audubon Square I, which partially secures a mortgage loan representing approximately 0.8% of the outstanding pool balance as of the cut-off date by allocated loan amount, the collateral for the mortgage loan consists of the fee and leasehold estates in two condominium units in a seven land condominium structure.  The ground lessor holds a controlling share of the voting rights on the condominium board.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Hampton Inn Suites Canton, which secures a mortgage loan representing approximately 0.7% of the outstanding pool balance as of the cut-off date, the collateral for the mortgage loan consists of one condominium unit in a five condominium structure.  The borrower holds 9.78% of the voting rights on the condominium board.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Regal Cinemas, which partially secures a mortgage loan representing approximately 0.4% of the outstanding pool balance as of the cut-off date by allocated loan amount, the collateral for the mortgage loan consists of one condominium unit in a seven condominium structure.  The ground lessor holds 50.4% of the voting rights on the condominium board.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Almeda Avenue, which secures a mortgage loan representing approximately 0.3% of the outstanding pool balance as of the cut-off date, the collateral for the mortgage loan consists of 30 condominium units in a 32 condominium structure.  The borrower holds a controlling share of the voting rights on the condominium board.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty.  Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.  In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements.  In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property.  Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure.  Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances.  For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners.  If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common.  This could cause an early and unanticipated prepayment of the mortgage loan.  There can be no assurance the proceeds from partition will be sufficient to satisfy borrower’s obligations under the mortgage loan.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non condominium properties.  The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected.  Consequently, servicing and realizing upon such collateral could subject the issuing entity to greater expense and risk than servicing and realizing upon collateral for other mortgage loans that are not condominiums.

Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties

From time to time, certain of the mortgaged properties may undertake construction, redevelopment, renovation or significant repair projects.

We cannot assure you that any current or planned construction, redevelopment, renovation or repairs will be completed, that such construction, redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan and/or the value of the related mortgaged property, which could affect the ability of the borrower to repay the related mortgage loan.

In the event that the related borrower or tenant fails to pay the costs for work completed or material delivered in connection with such ongoing construction, redevelopment, renovation or repairs, the related mortgaged property may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.  The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or other users and, accordingly, could have a negative impact on net operating income.

Furthermore, in the event of a foreclosure on any mortgaged property following a default on a related mortgage loan, the special servicer will generally retain an independent contractor to operate the mortgaged property.  Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent.  The inability to complete such construction work may result in lower cash flows and less liquidation proceeds to the issuing entity than if such construction were able to be completed.

In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short-term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

For example, in the case of the mortgaged properties identified on Annex A-1 to this free writing prospectus as CAPREIT Midwest Portfolio, which secure a mortgage loan representing approximately 3.5% of the outstanding pool balance as of the cut-off date, the borrower plans to improve individual units, building exteriors, amenities and common areas with the goal of increasing the rental rates at the mortgaged properties. A reserve in the amount of $7,000,000 was established to cover the cost of such improvements to the mortgaged properties.

Competition May Adversely Affect the Performance of a Mortgaged Property

Borrowers, affiliates of borrowers and property managers of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties including, without limitation, properties that may be situated near or even adjacent to the mortgaged properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near, the mortgaged properties.

Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties

The borrowers under certain mortgage loans have given to one or more tenants or another person (or the related mortgaged property may be subject to) a right of first refusal in the event a sale is contemplated, a right of first refusal to purchase a leasehold interest in the premises in the event that the sale of the borrower’s leasehold interest is contemplated, an option to purchase all or a portion of the related mortgaged property and/or various similar rights.

For example:

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 231 South LaSalle, which secures a mortgage loan representing approximately 5.0% of the outstanding pool balance as of the cut-off date, Bank of America has a right of first refusal to purchase the mortgaged property within 20 days from receipt of notice that the borrower received a bona fide offer to purchase the mortgaged property. Bank of America also has a right of first offer to purchase the mortgaged property within 30 days from receipt of notice of the borrower’s  intent to sell the mortgaged property.  The right of first refusal and the right of first offer will not apply to any sale of the mortgaged property pursuant to a foreclosure or deed-in-lieu of foreclosure.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Midtowne Park, which partially secures a mortgage loan representing approximately 1.1% of the outstanding pool balance as of the cut-off date by allocated loan amount, the largest tenant, Kohl’s, has a right of first refusal to purchase the mortgaged property within 45 days from receipt of notice that the borrower received a bona fide offer to purchase or makes a bona fide offer to sell the mortgaged property. The right of first refusal will not apply to any sale of the mortgaged property pursuant to a foreclosure or deed-in-lieu of foreclosure.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Woodlands Retail, which secures a mortgage loan representing approximately 0.5% of the outstanding pool balance as of the cut-off date, Woodlands Development Company, L.P. (“Woodlands”), has a 45-day right of first refusal to purchase the mortgaged property in the event that all or a portion of the mortgaged property is offered for sale beginning on the date of completion of the construction and ending twenty (20) years from the closing date of the sale of the mortgaged property to the borrower from Woodlands. The right of first refusal will not apply to or prohibit any sale of the mortgaged property pursuant to a judicial foreclosure or deed in lieu of foreclosure.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Walgreens – Claycomo, which secures a mortgage loan representing approximately 0.2% of the outstanding pool balance as of the cut-off date, Walgreens Co., the single tenant at the mortgaged property, has a right of first refusal to purchase the mortgaged property in the event the borrower receives a bona fide offer to purchase the mortgaged property.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Tractor Supply, which partially secures a mortgage loan representing approximately 0.1% of the outstanding pool balance as of the cut-off date by allocated loan amount, the sole tenant at the mortgaged property, Tractor Supply, has a right of first refusal to purchase the mortgaged property within 30 days from receipt of notice that the borrower received a bona fide offer to purchase all or any portion of the mortgaged property.

These rights, in some cases, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged property at foreclosure or after acquiring the mortgaged property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged property.  Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

The Sellers of the Mortgage Loans Are Subject to Bankruptcy, Insolvency or Similar Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of any mortgage loan seller, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of bankruptcy or insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the sponsors believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position.  Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Barclays Bank PLC is subject to the provisions of the Insolvency Act 1986 (United Kingdom Act of Parliament, 1986 ch. 45) and the Banking Act 2009 (United Kingdom Act of Parliament, 2009 ch. 1).  Under the terms of the Insolvency Act 1986, certain transactions by a company registered in England or Wales, such as Barclays Bank PLC, may be challenged by an insolvency officer appointed to that company on its insolvency.

The Banking Act 2009 (the “Banking Act”) provides a permanent regime to allow the UK Financial Services Authority (the “FSA”), the Treasury of the United Kingdom (the “UK Treasury”) and the Bank of England to address a situation where a United Kingdom bank (a UK institution with permission to accept deposits under the Financial Services and Markets Act 2000, which would include Barclays Bank PLC) (the “UK Bank”), is likely to encounter financial difficulties.  The Banking Act gives the UK Treasury, the FSA and the Bank of England certain wide powers to support the implementation of the stabilization measures contemplated by the Banking Act.  It is possible that these powers could be used at a point which is prior to the point at which an application for bankruptcy or insolvency proceedings could be made.

These powers, which apply regardless of any contractual restrictions, include (a) power to issue share transfer instruments and/or orders pursuant to which there may be transferred to a commercial purchaser or a nominee of or a company wholly owned by the UK Treasury, all or some of the securities issued by a UK Bank (or any UK holding company of the UK Bank).  The share transfers can extend to a wide range of “securities” including shares and bonds issued by the UK Bank (or any UK holding company of the UK Bank) and warrants for such and also deferred shares or private membership rights in a building society and (b) the power to transfer all or some of the property, rights and liabilities of a UK Bank or a building society to a commercial purchaser or Bank of England entity. In certain circumstances encumbrances and trusts can be over-reached or varied.  Power also exists to override any default provisions in transactions otherwise affected by these powers.  Compensation may be payable in the context of share transfer instruments and/or orders and property transfer instruments.  In the case of share transfers any compensation will be paid to the person who held the security immediately before the transfer, who may not be the encumbrancer.  The Banking Act also includes provisions relating to two new insolvency procedures which may be commenced by specified UK authorities (bank insolvency and bank administration).

The Banking Act also vests power in the Bank of England (among other things) to override, vary or impose contractual obligations between the UK Bank (or any UK holding company of the UK Bank) and its former group undertakings (as defined in the Banking Act), for reasonable consideration, in order to enable any transferee or successor bank of the UK Bank (or any UK holding company of the UK Bank) to operate effectively.  There is also power for the UK Treasury to amend the law (save for a provision made by or under the Act) by order for the purpose of enabling it to use the special resolution regime powers effectively, potentially with retrospective effect.

If an instrument or order were to be made under the Banking Act in respect of Barclays Bank PLC, such instrument or order may (among other things) affect the ability of Barclays Bank PLC to satisfy its obligations under the related Mortgage Loan Purchase Agreement and/or result in modifications to the related Mortgage Loan Purchase Agreement.  As a result, the making of an instrument or order in respect of Barclays Bank PLC may affect the ability of the issuing entity to meet its obligations in respect of the certificates.  While there is provision for compensation in certain circumstances under the Banking Act, there can be no assurance that certificateholders would recover compensation promptly and equal to any loss actually incurred.

In general, in considering whether to make an order under the Banking Act, the UK authorities are required to have regard to certain objectives.  These objectives include the protection and enhancement of the stability of the financial systems of the United Kingdom.  The exercise by the UK authorities of powers under the Banking Act in a manner likely to negatively affect rated securitizations and similar transactions may be considered inconsistent with the objective referred to above, although such objective is required to be balanced with other considerations (including protection of depositors). There remains considerable uncertainty over the scope of the powers afforded to UK authorities under the Banking Act and how the UK authorities may choose to exercise them.

As at the date of this free writing prospectus, no order or action has been taken by the UK Treasury or the Bank of England under the Banking Act 2009 in respect of Barclays Bank PLC and there has been no indication that any such instrument or order will be made, but there can be no assurance that this will not change and/or that certificateholders will not be adversely affected by any such instrument or order if made.

The European Commission has published a legislative proposal for a directive to establish an EU-wide framework for the recovery and resolution of credit institutions and investment firms.  This includes the introduction of minimum early intervention powers for relevant authorities and provides for special rules for cross-border groups.  These appear to overlap in part with those available under the Banking Act and also provide for certain further powers, such as provision for authorities to write down eligible liabilities of relevant institutions. It is too early to assess the impact of the proposal, or whether it will be adopted at all or in its current form.

An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by Barclays Bank PLC will constitute a true sale of such assets.  Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale nor challenge the transaction under UK insolvency rules, nor that the transfer could not be affected by an order under the Banking Act 2009.  Even if a challenge were not successful, or if an order under the Banking Act 2009 itself was successfully challenged, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates

Certain Environmental Laws May Negatively Impact a Borrower’s Ability To Repay a Mortgage Loan.  Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, certain laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the asbestos containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the U.S. Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings.  In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition.  This lien may have priority over the lien of a pre-existing mortgage.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator.  In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the offsite locations where that person’s hazardous substances were disposed.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint.  Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a “Lead Warning Statement” that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint.  The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.  Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner.  The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party.  The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower’s ability to repay its mortgage loan.

With respect to the top 10 mortgage loans, certain properties have a historical recognized environmental condition but no further action was required to be taken.

In addition, under certain circumstances, a lender (such as the issuing entity) could be liable for the costs of responding to an environmental hazard.  See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

A Borrower May Be Required To Take Remedial Steps with Respect to Environmental Hazards at a Property.  In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

●	an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

●	a responsible third party was identified as being responsible for the remedial action; or

●	the related originator of the subject mortgage loan generally required the related borrower to:

(a)      take investigative and/or remedial action;

(b)      carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

(c)      monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified by the environmental consultant;

(d)      obtain or seek a letter from the applicable regulatory authority stating that no further action was required;

(e)      obtain environmental insurance or provide an indemnity or guaranty from an individual or an entity (which may include the loan sponsor); or

(f)      the circumstance or condition has been remediated in all material respects.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition

The mortgage loan sellers have represented to the depositor that all of the mortgaged properties (other than as described below) have (i) had an environmental site assessment (or a database review) within the 12 months preceding the closing date of the securitization, or (ii) obtained a lender’s environmental insurance policy.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” in this free writing prospectus.

There can be no assurance that any environmental site assessment, study or review or Phase I and Phase II sampling revealed all possible environmental hazards or that all environmental matters that were revealed were or will be remediated or otherwise adequately addressed.  The environmental assessments relating to certain of the mortgage loans revealed the existence of various current and historical recognized environmental conditions, including friable or non-friable asbestos-containing materials, mold, lead-based paint, radon gas, leaking above-ground and/or underground storage tanks, dry cleaning operations, historical use as a cemetery, gas stations, auto repair operations, photo development operations, storage of large quantities of waste chemicals, polychlorinated biphenyl contamination, soil and/or ground water contamination from onsite and/or off-site sources, elevated soil vapor concentrations or other material environmental conditions.  For information regarding environmental site assessments at the mortgaged properties, see “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” below.

Certain of the mortgaged properties have open environmental concerns or issues and/or recommendations from the environmental consultant to take some future actions.  For example:

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Shale-Inland, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, the Phase I environmental site assessment identified the mortgaged property as having recognized environmental conditions due to (i) the presence of mineral oils in the subsurface; (ii) the presence of oily liquids in below grade pits and trenches in the manufacturing area of the property; (iii) the presence of an oil water separator; and (iv) the  presence of a dirt and concrete pile associated with interior renovation activities being undertaken by the tenant of the related property. By covenant in the applicable loan agreement, the related borrower has agreed to enroll the property in the Site Remediation Program administered by the Illinois Environmental Protection Agency (“IEPA”) and undertake and diligently perform to completion all work necessary to obtain a no further remediation letter with respect to the mineral oil and other hazardous materials at the property, including mineral oils in or released from below-grade pits, trenches, piping, oil water separators and drainage systems or other features on the property or present in soils and/or groundwater. The related borrower has posted an escrow of 101% of the higher end of the range of the estimated costs prepared by borrower’s consultant of remediating the mineral oil contamination and other hazardous materials. By covenant in the applicable loan agreement, the related borrower has agreed that all uses and operations on the property will comply with environmental laws.  The related borrower’s failure to comply with environmental covenants for the mortgaged property, including with respect to the environmental escrow, are included among the recourse carveout events guaranteed by the related guarantor of the related mortgage loan. In addition, the lease with the primary tenant at the mortgaged property, Main Steel Polishing Company Inc., requires the tenant to store and dispose of all hazardous substances related to the tenant’s permitted uses of the property in compliance with environmental laws.

For more information regarding environmental considerations, see “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title thereto on behalf of the issuing entity or assuming its operation.  Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the issuing entity will become liable under any environmental law.  However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the issuing entity from potential liability under environmental laws.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date

All of the mortgage loans, except for one, are non-amortizing or partially amortizing balloon loans that provide for substantial payments of principal due at their stated maturities or anticipated repayment dates, as applicable.

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully amortizing mortgage loans.  This is because the borrower may be unable to repay the mortgage loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Balloon loans involve a greater risk to the lender than amortizing loans because a borrower’s ability to repay a balloon mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment in full.  A borrower’s ability to effect a refinancing or sale will be affected by a number of factors as described in “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

The current credit crisis and recent economic downturn has resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity.  These factors have increased the risks of refinancing mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.  In addition, we cannot assure you that each borrower with an initial interest-only period will have the ability to make amortizing payments following the expiration of the initial interest-only period.

Each mortgage loan seller has informed us that each of the mortgage loans is expected to have substantial remaining principal balances as of its stated maturity date or anticipated repayment date.

Neither we nor any of our affiliates nor any other seller or its affiliates will be obligated to refinance any mortgage loan underlying your certificates.  We cannot assure you that any borrower will have the ability to repay the remaining principal balances on the related maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus and “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to

Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

Risks Relating to Borrower Organization or Structure

With respect to the mortgage loan borrowers that are characterized as single purpose entities, in most cases, the mortgage loan documents generally contain covenants customarily employed to ensure that a borrower is a single purpose entity.  However, in many cases the borrowers are not required to observe all covenants that are typically required in order for them to be viewed under standard rating agency criteria as “special purpose entities”.  In most cases, the borrowers’ organizational documents or the terms of the mortgage loan documents typically limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness.  These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan.  However, we cannot assure you that the related borrowers will comply with these requirements.  Also, although a borrower may currently be characterized as a single purpose entity, such a borrower may have previously owned property other than the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a “single purpose entity”.  There can be no assurance that circumstances that arose when the borrower did not observe the required covenants will not impact the borrower or the related mortgaged property.  In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower.  One of the purposes of an independent director of the borrower (or of a special purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower’s own economic circumstances.  Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan.  The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.  See “Risk Factors—The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy” in the prospectus.

In certain jurisdictions, mortgage loans may be structured with a borrower (obligated under the related note) that is different from the owner of the mortgaged real property.  In such cases, the related property owner, although not obligated under the note, will guaranty all amounts payable by the borrower under the related note and the guaranty will be secured by an indemnity deed of trust in favor of the lender executed by the property owner.  With respect to certain references to the borrower in this free writing prospectus, such references may apply to the related property owner instead.  There can be no assurance that this structure will not adversely impact payments under the related mortgage loan or distributions to the certificateholders.

Tenancies in Common May Hinder Recovery

The mortgaged properties identified on Annex A-1 to this free writing prospectus as 231 South LaSalle, Walmart Supercenter and Washington Square, which secure mortgage loans representing approximately 5.0%, 0.8% and 0.5%, respectively, of the outstanding pool balance as of the cut-off date, have borrowers that own the related mortgaged property as tenants-in-common.  In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. If such tenant-in-common borrower desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common borrower has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage asset may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenant-in-common borrowers could result in an early repayment of the related mortgage asset, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court will be reinstated), a material impairment in the property management and a substantial decrease in the amount recoverable upon the related mortgage asset. Each related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, the related mortgage loan documents provide for recourse to the related borrower or the guarantor if a tenant-in-common files for partition. However, there can be no assurance that the related guarantor will satisfy this obligation.  See “—Risks Related to Loan Sponsor Guaranties” below.

Risks Related to Additional Debt

The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender.  Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee has made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan.  However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing”.

The mortgage loans generally prohibit the borrower from incurring future unsecured debt that is not incurred in the ordinary course of business without the consent of the lender.  However, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt.  This additional debt may be secured by other property owned by such borrower.  Certain of these borrowers may have already incurred additional debt.  Also, in certain cases, co-mortgagors have executed the mortgage in order to encumber adjoining property or related property interests.  Such co-mortgagors may not be special purpose entities, and in such cases could have obligations, debt and activities unrelated to the mortgaged property.  In addition, the mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing”.

Although the mortgage loans generally restrict the transfer or pledging of controlling general partnership and managing member interests in a borrower subject to certain exceptions, the terms of some mortgage loans permit, subject to certain limitations, among others, the transfer or pledge of passive equity interests, such as limited partnership and non-managing membership interests in the related borrower and of less than a certain specified portion of the general partnership and managing membership interests in a borrower.  In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower.  In addition, the mortgage loan sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing”.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower.  With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

Although the terms of the mortgage loans generally prohibit additional debt of the borrowers and debt secured by direct or indirect ownership interests in the borrowers, except as provided above, it has not been confirmed whether or not any of the borrowers has incurred additional secured or unsecured debt, or has permitted encumbrances on the direct or indirect ownership interests in such borrowers.  There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated, mezzanine or unsecured loans), the issuing entity is subjected to additional risk.  The borrower may have difficulty servicing and repaying multiple loans.  The existence of another loan generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan.  Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.  In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan, certain consent rights regarding, among other things, modifications of the related mortgage loan, certain consent rights regarding, among other things, annual budgets, leases and alterations with respect to the related mortgaged property and/or an option to purchase the mortgage loan after a default or transfer to special servicing pursuant to an intercreditor agreement.  The option to purchase the mortgage loan may cause an early prepayment of the related mortgage loan without payment of a prepayment premium or yield maintenance charge.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the issuing entity.  If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the issuing entity’s ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case.  The bankruptcy of another lender also may operate to stay foreclosure by the issuing entity.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Furthermore, if another mortgage loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may foreclose on its equity collateral or exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments, a change in control of the borrower and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable.  The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.  In cases where the issuing entity is a party to any co-lender, intercreditor or similar agreement in connection with the additional debt described above, some provisions contained in that co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable by the trustee on behalf of the issuing entity.  If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote the lender’s claim with respect to a bankruptcy proceeding, there could be a resulting impairment and/or delay in the trustee’s ability to recover with respect to the related borrower.

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action or any deficiency judgment proceedings.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender).  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property.  This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.  A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases.  The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the lender’s receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have a loan sponsor that has filed for bankruptcy protection more than ten years ago.  In all cases of which we are aware, the entity that was in bankruptcy has emerged from bankruptcy, although such entity may have emerged from bankruptcy within the last ten years.  Certain of the mortgage loans may have had a loan sponsor that filed (or a loan sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years.  See “—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” below.  We cannot assure you that, with respect to a loan sponsor that has filed for bankruptcy in the past, such loan sponsor will not be more likely than other loan sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related mortgage loan documents.  Nor can we assure you that the bankruptcies of loan sponsors have in all cases been disclosed to us.

Risks Related to Loan Sponsor Guaranties

In connection with the origination of some of the mortgage loans, an individual or entity that is a parent or loan sponsor provided a recourse guaranty in the event the borrower (or, in some cases, such parent or loan sponsor) commits certain “bad” acts (such as fraud or waste of the mortgaged property).  With respect to certain mortgage loans, a borrower may have been permitted to provide a guaranty from its parent or loan sponsor in lieu of funding a reserve or providing an irrevocable letter of credit.  A loan sponsor on a guaranty will typically be an individual or operating entity; as such, the guarantor is capable of incurring liabilities, whether intentionally (such as incurring other debt) or unintentionally (such as being named in a lawsuit).  In addition, such guarantor individuals and entities are not restricted from filing for bankruptcy protection.  There can be no assurance that any particular guarantor has significant net worth or is required to maintain any net worth standards.  In addition, even if a guaranty contains net worth requirements, there can be no assurance that a loan sponsor or guarantor will be willing or financially able to satisfy guaranteed obligations or that the lender will be able to collect in the event of an enforcement proceeding on the guaranty.

Lack of Skillful Property Management Entail Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is generally responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as hotels and self-storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building’s value.  On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

No representation or warranty can be made as to the skills or experience of any present or future managers.  Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties.  Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement.

Risks of Inspections Relating to Property

With limited exception, licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected.

World Events and Natural (or Other) Disasters Could Have an Adverse Impact on the Mortgaged Properties and Could Reduce the Cash Flow Available to Make Payments on the Certificates

The world-wide economic crisis has had a material impact on general economic conditions, consumer confidence and market liquidity.  The economic impact of the United States’ military operations in Afghanistan, Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material adverse effect on general economic conditions, consumer confidence, and market liquidity.  We can give no assurance as to the effect of these events on consumer confidence and the performance of the mortgage loans.  Any adverse impact resulting from these events would be borne by the holders of one or more classes of the certificates.  In addition, natural disasters, including earthquakes, floods and hurricanes, and other disasters, such as the recent oil spill in the Gulf of Mexico, also may adversely affect the real properties securing the mortgage loans that back your certificates.  For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.  The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties.  We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties

Certain Risks Are Not Covered Under Standard Insurance Policies.  In general (other than where the mortgage loan documents permit the borrower to rely on a tenant to obtain the insurance coverage, on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this free writing prospectus.  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations).  Most policies typically do not cover any physical damage resulting from, among other things —

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water-related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.  See “The Pooling and Servicing Agreement—Insurance Policies”.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against.  Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate.  For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained.  There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards and subject to the discussion under “The Pooling and Servicing Agreement—The Directing Holder” and “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located (such default, an “Acceptable Insurance Default”).  Additionally, if the related borrower fails to maintain such insurance, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property.  In addition, with respect to some of the mortgaged properties, a sole tenant is permitted to provide self-insurance against risks and/or has agreed to rebuild or just continue paying rent in the event of a casualty.  To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when the loss occurs.

In some cases, the related borrower maintains one or more forms of insurance under blanket policies.  For example, with respect to the 20 largest mortgage loans, certain insurance for thirty-four (34) of the related mortgaged properties, which collectively secure mortgage loans representing approximately 66.4% of the outstanding pool balance as of the cut-off date by allocated loan amount, is under a borrower’s blanket insurance policy.

When a mortgaged property is insured pursuant to a blanket policy, there is a risk that casualties at other properties insured under the same blanket policy can exhaust the available coverage and reduce the amount available to be paid in connection with a casualty at the subject mortgaged property.

In some cases, and frequently in the case of properties with a single tenant, a significant tenant, a credit-rated tenant or a tenant with a rated parent, the related mortgage loan documents permit the related borrower to rely on self-insurance or other agreements provided by a tenant or an affiliate thereof in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related ground lease or other long-term lease.

Availability of Terrorism Insurance

Following the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration.

If TRIPRA is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available).  In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA. We cannot assure you that such temporary program will create any long-term changes in the availability and cost of such insurance.

Certain Mortgage Loans Limit the Borrower’s Obligation To Obtain Terrorism Insurance.  In addition, certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers are required to maintain terrorism insurance if such insurance is not available at commercially reasonable rates and/or if such insurance is not then being maintained for similarly situated properties in the area of the subject mortgaged property, or (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount in order to obtain such terrorism insurance, or, (iii) if such terrorism insurance is not available from a “Qualified Carrier,” permitting the related borrower to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage, (iv) permitting the related borrower to rely on terrorism insurance obtained by, or on self-insurance provided by, a tenant, or (v) permitting the related borrower to rely on the insurance requirements contained in a related ground lease or other long-term lease.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this free writing prospectus.  See also representation number 46 in Annex F and the identified exceptions thereto in Annex G to this free writing prospectus.

The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the issuing entity.  As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the issuing entity and the amounts available could be insufficient to cover insured risks at such mortgaged property.

With respect to certain of the mortgage loans that we intend to include in the issuing entity, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage.  In certain of those cases, the related borrower obtained supplemental terrorism insurance.  In other cases, the lender did not require that terrorism insurance be maintained.

In addition, in many cases where terrorism insurance is required, such insurance may be required only to the extent it can be obtained for premiums less than or equal to the “cap” amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

There Is No Assurance That Required Terrorism Insurance Will Be Maintained.  Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing holder (which is generally the holder of the majority interest of the most subordinate class then outstanding) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.  Additionally, if the related borrower fails to maintain such insurance, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Appraisals and Market Studies Have Certain Limitations

An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans.  The resulting estimates of value are the bases of the cut-off date loan to value ratios referred to in this free writing prospectus.  Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values.  There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect “as stabilized” values, reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  Information regarding the appraised values of mortgaged properties available to the depositor as of the cut-off date is presented in Annex A-1 to this free writing prospectus for illustrative purposes only.  See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement arrangements.  Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans or refinance the mortgage loans at maturity.  There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Shale-Inland, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, the mortgaged property has the benefit of a 12 year tax abatement incentive program, with reduced tax assessment ratios. The reduction commenced in 2007 and continues for 12 years through 2018.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 150 James Street, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, the mortgaged property has the benefit of a tax abatement that exempts the mortgaged property from real estate taxes based on the improvements built. The exemption commenced in 2012 and continues for 5 years, with the exemption declining by 20% annually.

Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower.  The courts of all states will enforce acceleration clauses in the event of a material payment default, subject in some cases to a right of the court to revoke such acceleration and reinstate the mortgage loan if a payment default is cured.  The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Thus, a court may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable or if a material default is cured.

Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, which would include the mortgage loan sellers.  SB 448, the Small Business Borrower Protection Act, would limit the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee.  The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans.  If enacted, the legislation would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicer’s workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure.  However, the legislative session of the Georgia State House of Representatives ended without a vote on the bill.  As a result, the bill died.  We cannot assure you that a similar bill will not be re-introduced and passed in Georgia in future legislative sessions.

Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law.  Those provisions for charges and premiums also may constitute interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable.  There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.  Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents upon the Default and/or Bankruptcy of a Borrower

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security (typically under an assignment of leases and rents), while retaining a license to collect rents as long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  In certain jurisdictions, these assignments are typically not perfected as security interests until the lender takes actual possession of the property’s cash flow.  In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the mortgaged property and secures a judicial appointment of a receiver before becoming entitled to collect rents, in which case, the receiver, rather than the lender, would be entitled to collect the rents.  A receiver generally may not be appointed as a matter of right, and appointment of a receiver may be delayed or subject to a court’s approval.  In addition, as discussed above, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in the prospectus.

Risks Related to Mortgage Loans Secured by Multiple Properties

Fifteen (15) mortgage loans, representing approximately 24.5% of the outstanding pool balance as of the cut-off date, are secured by more than one mortgaged property, and one (1) group of mortgage loans, representing approximately 0.3% of the outstanding pool balance as of the cut-off date, consists of mortgage loans that are cross-collateralized and cross-defaulted with each other.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in this free writing prospectus.  These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group or to secure a multi-property mortgage loan, and the cash ﬂows generated by such properties, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness secured by such properties.  This arrangement thus seeks to reduce the risk that the inability of one or more of the mortgaged properties securing any such mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a multi-property mortgage loan or a cross-collateralized group of mortgage loans.  Mortgage loans to co-borrowers or co-mortgagors secured by multiple properties or multiple parcels within a single mortgaged property could be challenged as a fraudulent conveyance by creditors of a borrower or mortgagor or by the representative of the bankruptcy estate of a borrower if a borrower or mortgagor were to become a debtor in a bankruptcy case.  Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital, or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that:

●
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured, and

●
the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the mortgage loan, receive fair consideration or reasonably equivalent value for pledging such property for the benefit of the other borrower.

If the lien is avoided, the lender would lose the beneﬁts afforded by such lien.

Some of the multi-property collateralized mortgage loans are secured by mortgage liens on mortgaged properties located in different states.  Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.  Therefore, the lender would experience delay in exercising remedies with respect to multi-property collateralized mortgage loans secured by properties located in more than one state or jurisdiction.

In addition, the amount of the mortgage lien encumbering any particular one of the mortgaged properties securing a multi-property mortgage loan is in some cases less than the full amount of the related mortgage loan, generally to minimize mortgage recording tax.  In these cases the mortgage may be limited to the allocated loan amount for the related mortgaged property or some other amount that is less than or equal to the appraised value of the mortgaged property at the time of origination.  This would limit the extent to which proceeds from the mortgaged property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan or group of mortgage loans.

State Law Limitations Entail Certain Risks

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws.  Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation.  Some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a mortgage loan secured by multiple mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws and may delay or otherwise limit the ability to realize on defaulted mortgage loans.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus.  Foreclosure actions may also, in certain circumstances, subject the issuing entity to liability as a “lender-in-possession” or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower.  The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Four (4) mortgage loan representing approximately 6.9% of the outstanding pool balance as of the cut-off date, is secured by a mortgage on the borrower’s leasehold (or subleasehold) interest in the related mortgaged property and not the related fee simple interest.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold interest were to be terminated upon a lease default or in connection with a lessor or lessee bankruptcy, the leasehold mortgagee would lose its security in such leasehold interest.  Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee.

In addition, certain of the mortgaged properties are subject to various use restrictions imposed by the related ground lease, and these limitations could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee generally has the right (pursuant to section 365(h) of the federal bankruptcy code) to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease (although in certain cases a bankrupt lessor may obtain court approval to dispose of the related property free and clear of the lessee’s interest).  If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

In addition, the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Potential Absence of Attornment Provisions Entails Risks

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions,” there are risks related to the absence of attornment provisions.  Not all leases or subleases were reviewed to ascertain the existence of attornment or subordination provisions.  Accordingly, if a mortgaged property is located in a jurisdiction where an attornment provision is required to require the tenant to attorn and such mortgaged property is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the issuing entity will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant).  If the lease contains provisions inconsistent with the mortgage loan documents (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  In the event such a lease provision takes precedence over the provisions of the mortgage, such provision may reduce the value of the mortgaged property and may negatively impact your certificates.

Risks Related to Zoning Laws and Other Restrictions on Property Use

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited,” there are risks related to zoning laws.  Certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”.  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  In addition, certain of the mortgaged properties that do not conform to current zoning laws may be subject to a conditional use permit. For example, in the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Hasley Canyon MHC, which secures a mortgage loan representing approximately 0.4% of the outstanding balance as of the cut-off date, the current manufactured housing community use was approved in connection with Conditional Use Permit through June 9, 2014, but an additional extension of 10 years is subject to Los Angeles County, CA’s Nonconforming Review process. The standard of review is to grant the extension unless the zoning director finds that the permittee has failed to adhere to the approval conditions, among other things.  A ten (10) year extension was previously granted to the borrower in 2004.  The loan documents require that the borrower make timely application to the appropriate zoning authority no later than six (6) months prior to June 9, 2014, for an extension of the right to continue to operate the project as a 113-space mobile home park  for an additional ten (10) year period until June 9, 2024, and to deliver  evidence that the extension has been granted.  The loan becomes full recourse to the guarantors if the extension is not granted. Violations may be known to exist at a particular mortgaged property, but, except as disclosed below, the related mortgage loan sellers have informed us that, to their knowledge, there are no violations that they consider to be material to the value of the related mortgaged property or that they consider would have a likely negative impact upon your certificates.

Certain of the mortgaged properties have zoning violations related to floor area ratio, height, setbacks, density or other characteristics.  Many of these mortgaged properties have been determined to be legal nonconforming structures, which would be required to be rebuilt in accordance with current zoning requirements in the event of a casualty with respect to in excess of a certain threshold percentage of the property.  In some cases, the related borrower has obtained law and ordinance insurance to cover loss related to the requirement that the mortgaged property be rebuilt in accordance with current zoning requirements.

In addition, certain of the mortgaged properties may be subject to certain restrictions and/or operational requirements imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations especially in a situation where the mortgaged property does not represent the entire condominium building or condominium regime.  Furthermore, certain mortgaged properties may be located on or near wetlands, which may limit future construction or renovation activities at a mortgaged property.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting such borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Risks Associated with the Type and Use of a Mortgaged Property May Affect its Value” in the prospectus.

In the case of the mortgaged properties identified on Annex A-1 to this free writing prospectus  as 155 Fifth Avenue and 167-177 Lafayette Street, representing approximately 2.0% and 1.2%, respectively of the outstanding pool balance as of the cut-off date, the related borrower is permitted to convert the related mortgaged property to a condominium regime, each consisting of one retail unit and one office unit, subject to the satisfaction of the requirements set forth in the related loan documents. Subsequent to the conversion of the mortgaged properties to the condominium regime, the related borrower is permitted to obtain a release of either of the retail unit or office unit by partial defeasance. For additional information, see “Annex B—Term Sheet (Including the Description of the Top 20 Mortgage Loans)—155 Fifth Avenue” and “—167-177 Lafayette Street”.

Other use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on borrowers’ rights to operate certain types of facilities within a prescribed radius.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting such borrower’s ability to fulfill its obligations under the related mortgage loan.

Risks Related to Litigation and Condemnation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates related to the business of or arising outside the ordinary business of the borrowers, managers and affiliates, which litigation or proceedings could cause a delay or inability in the related borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan.  Such litigation could have a material adverse effect upon the related mortgage loans and could cause a delay in the distributions on your certificates or a mortgage loan default.  Therefore, we cannot assure you that this type of litigation will not have a material adverse effect on your certificates.

●
With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Hampton Inn and Suites Mount Pleasant, which secures a mortgage loan representing approximately 0.7% of the outstanding balance as of the cut-off date, the sponsor, Michael Bennett is named as the defendant in actions brought by plaintiff, a bank, to enforce Mr. Bennett’s guarantees (approximately $4,200,000) related to a defaulted real estate project in the Charleston, South Carolina area. Mr. Bennett’s defense is that the bank failed to mitigate its damages by refusing to accept an offer that would have resulted in no or minimal loss to the bank, without the need for litigation, and interfered with the defendant’s efforts to effect a resolution that would have resulted in no loss to the defendant. In evaluating the related exposure, the loan underwriters concluded that an adverse outcome would not materially affect Mr. Bennett’s financial position or his ability to perform his loan obligations.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance

Certain of the borrowers, principals of borrowers, property managers and affiliates thereof have been a party to bankruptcy proceedings, mortgage loan defaults and restructurings, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, litigation, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property.  In addition, certain of the loan sponsors may have a history of litigation or other proceedings against their lenders, in some cases involving various parties to the securitization transaction.

Except as disclosed in the succeeding paragraphs in this “—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” section, we are not aware of any borrower or principal of the borrower that has filed (or a loan sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years.

In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

With respect to nine (9) mortgage loans, secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Boardwalk at Alafaya Trail, All Aboard Self Storage Portfolio, Hampton Inn and Suites Mount Pleasant, Highland Village Plaza, Lockaway Storage - Austin, Almeda Avenue, Emigrant Storage Reno, Devonshire Apartments and Kuhlo Medical Office Building, collectively representing approximately 5.2% of the cut-off date, within the last ten (10) years (a) sponsors (or affiliates thereof) have previously sponsored real estate projects (including in some such cases, the particular mortgaged property or properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or directly or indirectly secured a real estate loan or a real estate-related mezzanine loan that was the subject of a discounted payoff, (b) the mortgage loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the related mortgaged property, which prior loan was the subject of a maturity default or a discounted payoff, short sale or other restructuring, (c) the mortgage loan was involved in a principal-related or mortgaged property-related default, or (d) the mortgage loan has been involved in a borrower, principal or tenant bankruptcy.  See “Risk Factors—Risks Related to the Mortgage Loans—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” in this free writing prospectus.

Furthermore, certain of the mortgage loans identified in Annex B (Description of the Top 20 Mortgage Loans) in this free writing prospectus have been involved in such principal-related or mortgaged property-related defaults.

Certain of the loan sponsors may have a history of litigation or other proceedings against their lenders, in some cases involving various parties to the securitization transaction.

There can be no assurance that loan sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon an attempt by the special servicer to enforce the loan documents, resulting in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates.

If a borrower or a principal of a borrower or affiliate has been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.  We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Further, borrowers, principals of borrowers, property managers and affiliates thereof may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans.  There can be no assurance that any such proceedings will not negatively impact a borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan.  Such proceedings could have a material adverse effect upon distributions on your certificates.

Often it is difficult to confirm the identity of owners of 20% or less of the equity in a borrower, which means that past issues may not be discovered as to such owners.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Risks Related to Conflicts of Interest

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds certificates or has financial interests in, or other financial dealings with, a borrower or a loan sponsor.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates that are subordinate to the offered certificates.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced loans, the special servicer may, at the direction of the directing holder, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates.  The directing holder may have interests in conflict with those of all or some of the certificateholders.  As a result, it is possible that the directing holder may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.  In addition, except as limited by certain conditions described under “The Servicers—Removal of the Special Servicer,” the special servicer may be removed without cause by the directing holder.  See “The Pooling and Servicing Agreement—The Directing Holder,” and “The Servicers—Removal of the Special Servicer” in this free writing prospectus.  The directing holder will be controlled by the controlling class certificateholders.  It is expected that Eightfold Real Estate Capital Fund II, L.P. will be the initial directing holder.

In addition, in certain circumstances, following a control termination event, as described in this free writing prospectus under “The Pooling and Servicing Agreement—The Operating Advisor—Role of Operating Advisor for Mortgage Loans Only While a Control Termination Event Has Occurred and Is Continuing,” the special servicer will be required to consult with the operating advisor.  Also, in certain circumstances as described in this free writing prospectus under “The Servicers—Removal of the Special Servicer,” the operating advisor may recommend the removal or replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard.  As a result, it is possible that the directing holder or the operating advisor may influence the special servicer to take actions that conflict with the interests of certain classes of the certificateholders.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

You should be aware that:  (a) the directing holder (i) may take or refrain from taking actions that favor its interests over one or more classes of the certificateholders, (ii) may have special relationships and interests that conflict with the interests of one or more classes of the certificateholders, and (iii) will not be liable by reason of its having so acted or refrained from acting solely in its interests; and (b) no certificateholder may take any action against the directing holder or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

Potential Conflicts of Interest of the Operating Advisor

Situs Holdings, LLC has been appointed as the initial operating advisor.  See “The Operating Advisor” in this free writing prospectus.  If a control termination event has occurred and is continuing, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer with respect to all the mortgage loans.  Additionally, if a control termination event has occurred and is continuing, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with any major decision, to the extent not prohibited by the related mortgage loan documents.  The operating advisor is required to act solely on behalf of the issuing entity and in the “certificateholders’ best interests” (as described in “The Pooling and

Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments”).  See “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus.

Notwithstanding the foregoing, the operating advisor and its respective affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its respective affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.  Furthermore, the operating advisor and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance.  These parties may have included the mortgage loan sellers and their respective affiliates, the master servicer, the special servicer, the certificate administrator, the trustee or the directing holder.  These relationships may continue in the future.  Each of these relationships may create a conflict of interest. See also “The Operating Advisor” in this free writing prospectus.

Additionally, the operating advisor or its affiliates service, and may in the future service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity.  Consequently, personnel of the operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans held by the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans held by the issuing entity.  This may pose inherent conflicts for the operating advisor.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates may result in certain conflicts of interest.  The underwriters and their respective affiliates may retain, or own in the future, classes of the offered certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the offered certificates.  Any of the underwriters or their respective affiliates may invest or take long or short positions in securities or instruments, including the offered certificates, that may be different from your position as an investor in your certificates.  If that were to occur, that underwriter’s or affiliate’s interests may not be aligned with your interests in the offered certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients.  Accordingly, the underwriters and their respective affiliates and various clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the offered certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the offered certificates.  Such transactions may result in the underwriters and their respective affiliates and/or their clients having long or short positions in such instruments.  Any such short positions will increase in value if the related securities or other instruments decrease in value.  Further, the underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more classes of the offered certificates.  The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the offered certificates default or decrease in value.  In conducting such activities, none of the underwriters or their respective affiliates will have any obligation to take into account the interests of the certificateholders or any possible effect that such activities could have on them.  The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.  Additionally, none of the underwriters or their respective affiliates will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.

In addition, the underwriters and their respective affiliates will have no obligation to monitor the performance of the offered certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsors, the loan sponsors, tenants at the mortgaged properties and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand.  UBS Securities LLC, one of the underwriters, is an affiliate of UBS Commercial Mortgage Securitization Corp., the depositor, and UBS Real Estate Securities Inc., a sponsor and a mortgage loan seller.  Barclays Capital Inc., one of the underwriters, is an affiliate of Barclays Bank PLC, a sponsor and a mortgage loan seller. KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank National Association, a sponsor and a mortgage loan seller and an affiliate of KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, a primary servicer.

Furthermore, Barclays Bank PLC, a mortgage loan seller and an affiliate of one of the underwriters, is the purchaser under repurchase agreements with Archetype Mortgage Funding II LLC, a sponsor and a mortgage loan seller, and RAIT CMBS Conduit II, LLC, an affiliate of RAIT Funding, LLC, an originator, for the purpose of providing short-term warehouse financing of mortgage loans originated or acquired by Archetype Mortgage Funding II LLC and RAIT CMBS Conduit II, LLC, respectively. The mortgage loans subject to the repurchase facility that will be sold by Archetype Mortgage Funding II LLC to the depositor in connection with this securitization transaction have an aggregate outstanding principal balance as of the cut-off date of approximately $56,700,000.  Proceeds received by Archetype Mortgage Funding II LLC in connection with this securitization transaction will be applied, among other things to make payments from Archetype Mortgage Funding II LLC to Barclays Bank PLC as the repurchase agreement counterparty.    The mortgage loans subject to the repurchase facility that were originated by RAIT Funding, LLC have an aggregate outstanding principal balance as of the cut-off date of approximately $18,200,000.  Proceeds received by RAIT CMBS Conduit II, LLC in connection with this securitization transaction will be applied, among other things to make payments from RAIT CMBS Conduit II, LLC to Barclays Bank PLC as the repurchase agreement counterparty.

See “—Related Parties May Acquire Certificates or Experience Other Conflicts—Conflicts of Interest May Arise Due to the Activities of the Sponsor” below, and “Summary—Relevant Parties—Affiliates and Other Relationships” and “Certain Relationships and Related Transactions” in this free writing prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

Eightfold Real Estate Capital Fund II, L.P., the expected investor in the Class E, Class F and Class G certificates, was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans.  The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests.  In addition, Eightfold Real Estate Capital Fund II, L.P. received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the directing holder or that the final pool as influenced by the directing holder’s feedback will not adversely affect the performance of your certificates and benefit the performance of the directing holder’s certificates.  Because of the differing subordination levels, the directing holder has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the directing holder but that does not benefit other investors.  In addition, the directing holder may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.  The directing holder performed due diligence solely for its own benefit.  The directing holder has no liability to any person or entity for conducting its due diligence.  The directing holder is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the certificates it holds or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the directing holder’s acceptance of a mortgage loan.  The directing holder’s acceptance of a mortgage loan does not constitute and may not be construed as an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

Neither the directing holder nor Eightfold Real Estate Capital Fund II, L.P. will have any liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

The directing holder or its designee will constitute the initial directing holder with respect to the mortgage loans and thus would have certain rights to direct and consult with the special servicer, as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus.

Because the incentives and actions of the directing holder may, in some circumstances, differ from or be adverse to those of purchasers of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage pool.

Related Parties May Acquire Certificates or Experience Other Conflicts

Related Parties’ Ownership of Certificates May Impact the Servicing of the Mortgage Loans and Affect Payments under the Certificates.  Affiliates of the depositor, the mortgage loan sellers, the master servicer or the special servicer may purchase a portion of the certificates.  The purchase of certificates could cause a conflict between the master servicer’s or the special servicer’s duties to the issuing entity under the pooling and servicing agreement and its interests as a holder of a certificate.  In addition, as described under “The Servicers—Removal of the Special Servicer” in this free writing prospectus, the directing holder generally has certain rights to remove the special servicer and appoint a successor, which may be an affiliate of such holder.  However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this free writing prospectus.

Additionally, the master servicer or the special servicer may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or loan sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this free writing prospectus.  In addition, for instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds.  The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional expenses of the issuing entity.  Either action could result in fewer proceeds to the issuing entity than would be realized if alternate action had been taken.  In general, the servicers are not required to act in a manner more favorable to the certificates offered in this free writing prospectus or any particular class of certificates that are subordinate to the certificates offered in this free writing prospectus.

While the matters described in the two preceding paragraphs could cause conflicts with the duties of a servicer to the issuing entity under the pooling and servicing agreement, with respect to the duties of the master servicer, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards described in this free writing prospectus without regard to an affiliation with a mortgage loan seller, any other party to the pooling and servicing agreement or any of their affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this free writing prospectus.

Conflicts of Interest May Arise in the Ordinary Course of the Servicers’ Businesses in Servicing the Mortgage Loans.  The master servicer and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity.  Consequently, personnel of the master servicer and the special servicer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates.  In such cases, the interests of the mortgage loan sellers or their affiliates may differ from, and compete with, the interests of the issuing entity, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.  Conflicts of interest may arise between the issuing entity and a particular mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan seller acquires any certificates.  In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the issuing entity conflict with the interests of the mortgage loan seller or its affiliates as acquirers, developers, operators, financers or sellers of real estate related assets.

Conflicts of Interest May Arise Due to the Activities of the Sponsor.  Certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and such mortgage loan seller or its affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the issuing entity.  Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans or tenants (or their affiliates) at the mortgaged properties.

The sponsors and their affiliates (including certain of the underwriters) may benefit from this offering in a number of ways, some of which may be inconsistent with the interests of purchasers of the certificates.  The sponsors will sell the mortgage loans to the depositor.  To the extent unhedged or not completely hedged, these sales will reduce or eliminate the sponsor’s exposure to these mortgage loans by effectively transferring the sponsor’s exposure to the purchasers of the certificates.  The sponsors and their affiliates will be compensated in an amount based on, among other things, the offering price of the certificates and the amount of proceeds received from the sale of the certificates to investors.

Furthermore, the sponsors and their affiliates may benefit from a completed offering of the certificates because the offering would establish a market precedent and valuation data points for securities similar to the certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Conflicts between Property Managers and the Borrowers

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers.  In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage or may in the future manage additional properties, including properties that may compete with the mortgaged properties.  Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties.  The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.  See “—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” above for a description of conflicts between borrowers and affiliated tenants.

Other Potential Conflicts of Interest

The special servicer may enter into one or more arrangements with the directing holder, a controlling class certificateholder, a companion loan holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment of such entity as special servicer under the related pooling and servicing agreement and/or the related co-lender or intercreditor agreement and limitations on such person’s right to replace the special servicer.

Pursuant to an interim servicing agreement between Midland Loan Services, a Division of PNC Bank, National Association and UBS Real Estate Securities Inc., Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBS Real Estate Securities Inc. and its affiliates, including, prior to their inclusion in the issuing entity, certain of the mortgage loans sold to the depositor by UBS Real Estate Securities Inc. (approximately $808,317,664 outstanding pool balance as of the cut-off date).

Risks Related to the Offered Certificates

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

●
Article 122a of European Union Directive 2006/48/EC (as implemented by the member states of the European Economic Area) applies, in general, to newly issued securitizations after December 31, 2010.  Article 122a restricts a European Economic Area regulated credit institution and consolidated group affiliates thereof from investing in a securitization unless the originator, sponsor or original lender in respect of that securitization has explicitly disclosed to such regulated credit institution and its consolidated group affiliates that it will retain, on an ongoing basis, a net economic interest of not less than 5% (or such higher percentage as may be required by the national law of the relevant European Economic Area member state) in that securitization in the manner contemplated by Article 122a.  Article 122a also requires that a regulated credit institution and its consolidated group affiliates be able to demonstrate that it has undertaken certain due diligence in respect of, amongst other things, the certificates it has acquired and the underlying exposures, and that procedures have been established for such due diligence to be conducted on an ongoing basis.  Failure to comply with one or more of the requirements set out in Article 122a may result in the imposition of a penal capital charge with respect to the investment made in the securitization by the relevant regulated credit institution and its consolidated group affiliates.  None of the sponsors, mortgage loan sellers or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the requirements of Article 122a or take any other action which may be required by a regulated credit institution and its consolidated group affiliates for the purposes of their compliance with Article 122a.  This may have a negative impact on the regulatory capital position of a regulated credit institution and its consolidated group affiliates and on the value and liquidity of the offered certificates in the secondary market.  Investors in the offered certificates are responsible for analyzing their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a and the suitability of the offered certificates for investment.  None of the issuing entity, the underwriters, the depositor, the sponsors, the mortgage loan sellers, or any of the transaction parties makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

●
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations such that capital charges imposed on banking institutions are determined to a lesser extent on the ratings of their investments.  These regulations may subject investments in commercial mortgage-backed securities by such institutions to greater capital charges to financial institutions that own commercial mortgage-backed securities, or otherwise adversely affect the treatment of commercial mortgage-backed securities for regulatory capital purposes.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in the offered certificates for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of the offered certificates will constitute “mortgage related securities”.

Accordingly, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this free writing prospectus.

Risks Related to Prepayments and Repurchases of Mortgage Loans

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults by borrowers and subsequent liquidations, application of escrow amounts to the reduction of a mortgage loan’s principal balance, or repurchases upon a mortgage loan seller’s breach of representations or warranties, document defects, the exercise of a purchase option by a mezzanine lender or purchases of defaulted mortgage loans.  See “—Risks Related to the Mortgage Loans—Risks Related to Additional Debt,” “Description of the Mortgage Pool—Additional Mortgage Loan Information—Definitions,” “—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions,” “—Property Releases,” “—Performance Escrows and Letters of Credit,” “—Other Financing,” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield.  Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of your certificates will depend on the terms of those certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

See “Yield and Maturity Considerations” in this free writing prospectus.

For certain mortgage loans, voluntary prepayments, including, for example, prepayments in connection with the release of a mortgaged property (or a portion thereof), require payment of a yield maintenance charge or prepayment premium unless the prepayment is made within a specified number of days of the stated maturity date or the anticipated repayment date, as applicable.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” and “—Property Releases” in this free writing prospectus.  Nevertheless, there is no assurance that the related borrowers will be deterred from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium.  There is no assurance that voluntary or involuntary prepayments will not occur.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans;

●	the length of any prepayment lock-out period;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the applicable yield maintenance charges or prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the related master servicer’s or special servicer’s ability to enforce those charges or premiums;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.  In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file or a mezzanine lender exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents, co-lender or intercreditor agreement, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.  Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

Limited Obligations

The offered certificates, when issued, will represent beneficial ownership interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the certificate administrator, the operating advisor, the trustee or any other person.  The primary assets of the issuing entity will be the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Offered Certificates—General” in this free writing prospectus.

Yield Considerations

The yield on any certificate offered in this free writing prospectus will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such offered certificate.  The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

●	the interest rate for such certificate;

●
the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

●	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the issuing entity;

●
the timing and severity of any interest shortfalls resulting from prepayments, or other shortfalls resulting from special servicing compensation, interest on advances or other expenses of the issuing entity;

●	the timing and severity of any appraisal reductions; and

●	the extent to which prepayment premiums are collected and, in turn, distributed on such certificate.

The investment performance of the certificates offered in this free writing prospectus may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

Your certificates may be offered at a premium or discount.  If you purchased your certificates at a premium or discount, the yield on your certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment.  If you purchase your certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield.  If you purchase your certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your certificates.

The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by, equal to, or based on the weighted average net mortgage interest rate of the mortgage loans.  The pass-through rates on such certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

Optional Early Termination of the Issuing Entity May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the issuing entity.  We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination.  Accordingly, the holders of certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

A Mortgage Loan Seller May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the related mortgage loans sold by it to us.  Archetype Mortgage Funding II LLC, a mortgage loan seller, has limited assets.  However, Archetype Mortgage Capital LLC will guarantee the repurchase and substitution obligations of Archetype Mortgage Funding II LLC under the related mortgage loan purchase agreement as described in “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.  Neither we nor any of our affiliates are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so.  We cannot provide assurances that each mortgage loan seller (or Archetype Mortgage Capital LLC, as a guarantor of the repurchase or substitution obligation of Archetype Mortgage Funding II LLC) will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “The Sponsors and the Mortgage Loan Sellers” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove To Be Insufficient To Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, as amended), the related mortgage loan seller may make a loss of value payment to the issuing entity.  Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material defect in all respects.  Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for the related material breach or material defect, there can be no assurance that such loss of value payment will fully compensate the issuing entity for such material breach or material defect in all respects.  See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Risks Related to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

●	the aggregate amount of distributions on the offered certificates;

●	their yield to maturity;

●	the rate of principal payments on the offered certificates; and

●	their weighted average life.

Losses on the mortgage loans will be allocated to the Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, reducing amounts otherwise payable to each such class (in each case without regard to any exchanges of Class A-S, Class B, and Class C certificates for Class EC certificates).  Any remaining losses will then be allocated to the various classes of offered certificates, pro rata, based on their respective certificate balances, and with respect to interest losses only, to the offered certificates and the Class X-A and Class X-B certificates, pro rata, based on their respective entitlements.  However, because the notional balance of the Class X-B certificates is based on the certificate balances of the Class B and Class C certificates, any losses allocated to such classes of certificates (without regard to any exchange of Class A-S, Class B and Class C certificates for Class EC certificates) will have the effect of simultaneously reducing the amount of interest to which the Class X-B certificates are entitled, notwithstanding that the Class X-B certificates are senior in right of payment to such classes of certificates.  Similarly, any losses allocated to the Class A-S certificates (without regard to any exchange of Class A-S, Class B and Class C certificates for Class EC certificates) will have the effect of simultaneously reducing the amount of interest to which the Class X-A certificates are entitled, notwithstanding that the Class X-A certificates are senior in right of payment to the Class A-S certificates.

Each class of certificates (other than the Class G, Class V, Class R and Class LR certificates) is senior to certain other classes of certificates in respect of the right to receive distributions and the allocation of losses.  If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced, and if such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield.  Under certain extreme scenarios, such yield could be negative.  In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.  This may be so because those losses cause your certificates to have a higher percentage ownership interest in the issuing entity (and therefore related distributions of principal payments on the remaining mortgage loans) than would otherwise have been the case.  The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Risks Related to Modification of Mortgage Loans with Balloon Payments

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments,” “—Realization Upon Mortgage Loans” and “—Modifications” in this free writing prospectus.  The master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan.  There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificate.  There can be no assurance that any extension or modification will increase the present value of recoveries in a given case.  Any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of offered certificates, whether such delay is due to borrower default or to modification of the mortgage loan by the special servicer, will likely extend the weighted average life of such class of certificates.  See “Yield and Maturity Considerations” in this free writing prospectus and in the prospectus.

Risks Related to Certain Payments

To the extent described in this free writing prospectus, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

Subject to certain conditions, the master servicer is entitled to receive or assign a portion of its master servicing fee referred to as the excess servicing strip.  If the master servicer resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip, except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming the duties of the resigning or terminated master servicer with respect to the mortgage loans that it is servicing under the pooling and servicing agreement.  There can be no assurance that, following any resignation or termination of the master servicer, (a) any holder of the excess servicing strip would not dispute the determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the issuing entity would be able to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

Risks of Limited Liquidity and Market Value

The offered certificates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association, and there is currently no secondary market for the offered certificates.  While the underwriters have advised that they may make a secondary market in the offered certificates, they are under no obligation to do so.  There is no assurance that a secondary market for the offered certificates will develop.  Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates.  Lack of liquidity could result in a precipitous drop in the market value of the offered certificates.  In addition, the market value of the offered certificates at any time may be affected by many factors, including then-prevailing interest rates, and no representation is made by any person or entity as to the market value of any offered certificates at any time.

The Limited Nature of Ongoing Information May Make It Difficult for You To Resell Your Certificates

The primary source of ongoing information regarding your certificates, including information regarding the status of the related assets of the issuing entity, will be the periodic reports made available to you by the certificate administrator described in this free writing prospectus under the heading “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information”, and any reports with respect to the issuing entity filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.  We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source.  In addition, the depositor is not aware of any source through which price information about the certificates will be generally available on an ongoing basis.  The limited nature of the information regarding the certificates may adversely affect the liquidity of the certificates, even if a secondary market for the certificates becomes available.

Risks Related to Factors Unrelated to the Performance of the Certificates and the Mortgage Loans, Such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of the certificates offered in this free writing prospectus can decline even if those certificates and the mortgage loans are performing at or above your expectations.

The market value of the offered certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of the offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of the offered certificates as a result of an equal but opposite movement in interest rates.

The market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities, limit the amount or types of commercial mortgage-backed securities that it may acquire, or require it to maintain increased capital or reserves as a result of its investment in commercial mortgage-backed securities;

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties; and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell any certificates offered by this free writing prospectus, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for such certificates, and you may have to sell at discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans.  Pricing information regarding the certificates may not be generally available on an ongoing basis or on any particular date.

Disproportionate Benefits May Be Given to Certain Classes

Although subordination of certain classes of the non-offered certificates is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the offered certificates, the amount of subordination will be limited and may decline under certain circumstances.  In addition, until a specified cross-over date, principal payments on the respective classes of the offered certificates are to be made in a specified order of priority. Accordingly, any related credit support may be exhausted before the principal of the later-paid classes of offered certificates has been repaid in full.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall disproportionately upon such later-paid classes of offered certificates.

The Amount of Credit Support Will Be Limited

The amount of applicable credit support supporting the offered certificates through the subordination of certain classes of the non-offered certificates, was determined on the basis of criteria established by each rating agency rating the offered certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage loans and certain other factors.  However, we cannot assure you that the loss experienced on the mortgage loans will not exceed such assumed levels.  See “Description of the Offered Certificates—General” and “—Subordination” in this free writing prospectus.  If the losses on the mortgage loans do exceed such assumed levels, you may be required to bear such additional losses.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Internal Revenue Code of 1986, as amended, for REMIC status during any taxable year, the Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter.  In such event, the issuing entity, including the Trust REMICs, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and some or all of the certificates may be treated as stock interests in those associations and not as debt instruments.  The Internal Revenue Code of 1986, as amended, authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely.  However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied.  While the U.S. Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this free writing prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this free writing prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.  We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for that tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the certificates.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount.  See “Material Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Tax Considerations Related to Foreclosure

If the issuing entity acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally be required to retain an independent contractor to operate and manage the mortgaged property.

Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent.  Furthermore, any net income from such operation (other than qualifying “rents from real property”), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC of the issuing entity, to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax.  “Rents from real property” does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.  In such event, the net proceeds available for distribution to certificateholders will be reduced.  The special servicer may permit the lower-tier REMIC of the issuing entity to earn “net income from foreclosure property” that is subject to tax if it determines that the net after tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this free writing prospectus.

In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of the properties.  These state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a

“significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced.  Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Internal Revenue Code of 1986, as amended, that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Internal Revenue Code of 1986, as amended. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Risk of Limited Assets

The certificates will represent interests solely in the assets of the issuing entity and will not represent an interest in or an obligation of any other entity or person.  Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.

Risks Relating to Lack of Certificateholder Control over the Issuing Entity

You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement.  Furthermore, you will generally not have the right to make decisions concerning administration of the issuing entity.  The pooling and servicing agreement gives the master servicer, the special servicer, the certificate administrator or the REMIC administrator, as applicable, certain decision-making authority concerning administration of the issuing entity.  These parties may make decisions different from those that holders of any particular class of the certificates offered in this free writing prospectus would have made, and these decisions may negatively affect those holders’ interests.

While there is an operating advisor with certain obligations in respect of reviewing the compliance of certain of the special servicer’s obligations under the pooling and servicing agreement, the operating advisor has no control rights over actions by the special servicer, and has no consultation rights over the actions by the special servicer for so long as no control termination event has occurred and is continuing.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder.  It is not intended that the operating advisor act as a surrogate for the certificateholders.  Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool may be subject to more risk with respect to the decreased diversity of the size of mortgage loans, geographic location and types of mortgaged properties and number and affiliation of borrowers, as described above under the headings “—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks,” “—Risks Related to Mortgage Loan Concentration,” “—Risks Related to Borrower Concentration” and “—Geographic Concentration Exposes Investors to Greater Risk of Default and Loss”.  Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority.  This is so because principal on the certificates is generally payable in sequential order and, other than the Class A-AB certificates’ receipt of the related scheduled principal balance, no class entitled to distributions of principal generally receives principal until the certificate balance(s) of the preceding class or classes entitled to receive principal have been reduced to zero.

Ratings of the Offered Certificates

Ratings assigned to the offered certificates by the rating agencies engaged by the depositor will be based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction.  A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience.  Ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings were issued.  Future events could have an adverse impact on such ratings.  Ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information.  Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates is determined on the basis of criteria established by each rating agency.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the issuing entity.  As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis, the assumptions by the rating agencies engaged by the depositor and other nationally recognized statistical rating organizations regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

With respect to each mortgage loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a no downgrade confirmation be obtained from each applicable rating agency.  In certain circumstances, this condition may be deemed to have been met or waived without such a no downgrade confirmation being obtained.  See the definition of “No Downgrade Confirmation” in this free writing prospectus.  In the event such an action is taken without a no downgrade confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  If you invest in the offered certificates, pursuant to the pooling and servicing agreement your acceptance of certificates will constitute an acknowledgment of, and agreement with, the procedures relating to no downgrade confirmations described under the definition of “No Downgrade Confirmation” in this free writing prospectus.

We are not obligated to maintain any particular rating with respect to any class of offered certificates.  The ratings initially assigned to the offered certificates by any or all of Fitch, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of Fitch, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.  Although these changes would not necessarily result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the liquidity, market value and regulatory characteristics of those certificates.  See “Ratings” in this free writing prospectus.

Further, a ratings downgrade of any class of offered certificates below an investment grade rating (i.e. lower than the top four rating categories) by any of the rating agencies could affect the ability of a benefit plan or other investor to purchase those certificates.  See “ERISA Considerations” and “Legal Investment” in this free writing prospectus.

The depositor has requested a rating on the offered certificates from Fitch, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.  Nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from the ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than the ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to Fitch, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and certain other nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Fitch, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. to rate the offered certificates, and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates.  Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any such other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of Fitch, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a no downgrade confirmation, the pooling and servicing agreement will address delivery of a no downgrade confirmation only from Fitch, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. (and, if applicable, the credit rating agencies rating securities backed by the pari passu companion loan).

Important Disclaimer:  Credit ratings referenced throughout this material are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell, or hold recommendations, a measure of asset value, or a signal of the suitability of an investment.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this free writing prospectus and the accompanying prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the offered certificates may be significantly increased.

THE SPONSORS AND THE MORTGAGE LOAN SELLERS

UBS Real Estate Securities Inc.

General

UBS Real Estate Securities Inc., a Delaware corporation (“UBSRES”), a Sponsor and a Mortgage Loan Seller, is an affiliate of UBS Securities LLC, one of the Underwriters.  UBSRES originated or acquired certain Mortgage Loans sold to the Depositor by it.  UBSRES is an indirect subsidiary of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, a Switzerland corporation, provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide.  UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services.  It has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSRES has engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization and portfolio.  Currently, UBSRES originates commercial mortgage loans primarily for securitization or resale.

UBSRES’ Securitization Program

UBSRES engages in mortgage securitizations and other structured financing arrangements.  UBSRES has been engaged in the securitization of a variety of assets since 1983.  UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and has securitized an aggregate of approximately $15,584,903,292 multifamily and commercial mortgage loans since then.

UBSRES originates multifamily and commercial mortgage loans throughout the United States.  The multifamily and commercial mortgage loans originated or acquired and to be securitized by UBSRES include both small balance and large balance fixed-rate loans. The commercial mortgage loans that will be sold by UBSRES into a commercial loan securitization sponsored by UBSRES will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBSRES or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization.  In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBSRES works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, UBSRES will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this free writing prospectus in Annex G), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans for which it acts as Mortgage Loan Seller, in connection with certain breaches of such representations and warranties or certain defects with respect such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan from the Depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be.  See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in, and Annex F to, this free writing prospectus.

Neither UBSRES nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes.  Instead, UBSRES sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBSRES Mortgage Loans

Overview.  UBSRES, in its capacity as the Sponsor of the UBSRES Mortgage Loans, has conducted a review of the UBSRES Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the UBSRES Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBSRES’ affiliates (the “UBSRES Deal Team”).  The review procedures described below were employed with respect to all of the UBSRES Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the UBSRES Deal Team created a database of loan-level and property-level information relating to each UBSRES Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan Documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBSRES during the underwriting process.  After origination of each UBSRES Mortgage Loan, the UBSRES Deal Team updated the information in the database with respect to the UBSRES Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBSRES Deal Team, to the extent such updates were provided to, and deemed material by, the UBSRES Deal Team.

A data tape (the “UBSRES Data Tape”) containing detailed information regarding each UBSRES Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBSRES Data Tape was used by the UBSRES Deal Team to provide the numerical information regarding the UBSRES Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. UBSRES engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBSRES, relating to information in this free writing prospectus regarding the UBSRES Mortgage Loans.  These procedures included:

●	comparing the information in the UBSRES Data Tape against various source documents provided by UBSRES;

●
comparing numerical information regarding the UBSRES Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the UBSRES Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the UBSRES Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  UBSRES engaged various law firms to conduct certain legal reviews of the UBSRES Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each UBSRES Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBSRES’ standard form loan documents.  In addition, origination counsel for each UBSRES Mortgage Loan reviewed UBSRES’ representations and warranties set forth on Annex F-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBSRES Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBSRES Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBSRES Mortgage Loans prepared by origination counsel, and (iii) assisting the UBSRES Deal Team in compiling responses to a due diligence questionnaire.  Securitization counsel also reviewed the property release provisions, if any, for each UBSRES Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel also assisted in the preparation of the UBSRES Mortgage Loan summaries set forth in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any UBSRES Mortgage Loan, UBSRES requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  UBSRES conducted a search with respect to each borrower under a UBSRES Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBSRES Mortgage Loan.  If UBSRES became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBSRES Mortgage Loan, UBSRES obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBSRES Deal Team also consulted with UBSRES to confirm that the UBSRES Mortgage Loans were originated or reunderwritten in compliance with the origination and underwriting criteria described below under “—UBSRES’ Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions.  Based on the foregoing review procedures, UBSRES determined that the disclosure regarding the UBSRES Mortgage Loans in this free writing prospectus is accurate in all material respects.  UBSRES also determined that the UBSRES Mortgage Loans were originated in accordance with UBSRES’ origination procedures and underwriting criteria.  UBSRES attributes to itself all findings and conclusions resulting from the foregoing review procedures.

UBSRES’ Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBSRES with respect to multifamily and commercial mortgage loans originated or acquired by UBSRES.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis.  UBSRES generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan.  The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases.  UBSRES’ credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable.  Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  UBSRES assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval.  Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBSRES must be approved by a loan committee which includes senior personnel from UBSRES or its affiliates.  The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  UBSRES’ underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSRES and payments on the loan based on actual principal and/or interest due on the loan.  However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.  For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBSRES may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy.  There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.  In addition, with respect to certain mortgage loans originated by UBSRES, there may exist subordinate mortgage debt or mezzanine debt.  Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt.  Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured.  It is possible that UBSRES may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition.  As part of the underwriting process, UBSRES will obtain the property assessments and reports described below:

(i) Appraisals. UBSRES will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however,

UBSRES may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii) Environmental Assessment. UBSRES will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan.  However, when circumstances warrant, UBSRES may utilize an update of a prior environmental assessment, a transaction screen or a desktop review.  Alternatively, UBSRES might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSRES or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBSRES may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(i) Engineering Assessment. In connection with the origination process, UBSRES will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, UBSRES will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(ii) Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, UBSRES will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements.  Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBSRES may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation.  UBSRES conducts a case by case analysis to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSRES. Furthermore, UBSRES may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Repurchase Requests

UBSRES most recently filed a Form ABS-15G on November 11, 2012.  UBSRES’ Central Index Key is 0001541886.  With respect to the period from and including January 1, 2011 to and including September 30, 2012, UBSRES does not have any activity to report as required by Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

From time to time, UBSRES is involved in civil legal proceedings and arbitration proceedings concerning matters arising in connection with the conduct of its business.  For example:

●
In February 2012, Assured Guaranty filed suit against UBSRES in New York State Court asserting claims for breach of contract and declaratory relief based on UBSRES’ alleged failure to repurchase allegedly defective mortgage loans with an original principal balance of at least $997 million that serve as collateral for residential mortgage-backed securities sponsored by the company and insured in part by Assured Guaranty.  Assured Guaranty also claims that UBSRES breached representations and warranties concerning the mortgage loans and breached certain obligations under commitment letters.  Assured Guaranty seeks unspecified damages that include payments on current and future claims made under Assured Guaranty insurance policies totaling approximately $308 million at the time of the filing of the complaint, as well as compensatory and consequential losses, fees, expenses and pre-judgment interest.  The case was removed to federal court, and in August 2012, the Court granted UBSRES’ motion to dismiss Assured Guaranty’s claims for breach of UBSRES’ contractual repurchase obligations, holding that only the trustee for the securitization trust has the contractual right to enforce those obligations.  The Court also granted UBSRES’ motion to dismiss Assured Guaranty’s claims for declaratory relief.  The Court denied UBSRES’ motion to dismiss Assured Guaranty’s claims for breach of representation and warranty and breach of the commitment letters.  The case is now in discovery.  In October 2012, following the Court’s holding that only the trustee may assert claims seeking to enforce UBSRES’ repurchase obligations, the residential mortgage-backed securities trusts at issue in the Assured Guaranty litigation filed a related action in the Southern District of New York seeking to enforce UBSRES’ obligation to repurchase loans with an original principal balance of approximately $2 billion for which Assured Guaranty had previously demanded repurchase.  With respect to the portion of the loans subject to this suit that were originated by institutions still in existence, UBS will seek to enforce its indemnity rights against those institutions.  In April 2012, the Federal Housing Finance Agency, as conservator for Freddie Mac, filed a notice and summons in New York Supreme Court initiating suit against UBSRES for breach of contract and declaratory relief arising from alleged breaches of representations and warranties in connection with certain mortgage loans and UBSRES’ alleged failure to repurchase such mortgage loans.  The complaint for this suit was filed in September 2012 and seeks, among other relief, specific performance of UBSRES’ alleged loan repurchase obligations for at least $94 million in original principal balance of loans for which Freddie Mac had previously demanded repurchase; no damages are specified.

●
UBSRES and certain of its predecessors are defendants in five putative class action lawsuits pending in federal and state courts in Missouri filed by individuals who obtained second mortgages from various third-party mortgage originators that were subsequently assigned to UBSRES or its predecessors.  Plaintiffs seek to represent state-wide classes in Missouri and assert that the mortgage originators from which they obtained their mortgages improperly imposed certain fees, in violation of Missouri consumer protection statutes.  The relief sought by plaintiffs includes a refund of certain fees charged and interest paid in connection with their mortgages, relief from future payments of interest and principal, punitive damages and attorneys’ fees.  In January 2011, a federal court denied UBSRES’ motion for summary judgment in one case, ruling that UBSRES could be held liable for certain primary violations of Missouri law by a third-party mortgage originator.  In March 2011, the same court held that the standards for class certification had been largely met and ordered additional briefing on class certification.  Subsequently, in September 2012, the same court denied class certification, finding that the proposed class definition submitted by plaintiff was overbroad.  Plaintiff thereafter filed a petition for interlocutory appeal to the United States Court of Appeals for the Eighth Circuit.  In November 2012, the appellate court denied plaintiff’s petition.

●
UBSRES, along with certain affiliates, is named as a defendant in ten lawsuits brought by purchasers of residential mortgage-backed securities asserting claims under federal securities law or under state securities and/or state common law based on alleged misrepresentations or omissions in offering documents for approximately $10.4 billion in original face amount of residential mortgage-backed securities underwritten and issued by affiliates.  These lawsuits include a putative class action filed in federal court in New Jersey asserting violations of the federal securities laws against various UBS entities, including UBSRES, in connection with $2.6 billion in original face amount of UBS-sponsored RMBS.  The suit was dismissed with prejudice on statute of limitations grounds in July 2012.  The named plaintiff filed a notice of appeal in August 2012.

Barclays Bank PLC

General

Barclays Bank PLC, a public limited company registered in England and Wales under number 1026167 (“Barclays”), a Sponsor and a Mortgage Loan Seller, is an affiliate of Barclays Capital Inc., one of the Underwriters.  The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Commercial Mortgage Loan Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity.  In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria.  Barclays’ role also includes participation in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies.  In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays has been engaged in commercial mortgage loan securitization in the United States since 2004.  The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions.  The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●
Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, manufactured housing, healthcare, self-storage and industrial properties.  These loans are primarily originated for the purpose of securitization.

●
Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties.  These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions.  Instead, Barclays and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays affiliates commenced selling commercial mortgage loans into U.S. securitizations in 2004.  During the period commencing in 2004 and ending on June 30, 2012, Barclays affiliates were the loan sellers in approximately 27 commercial mortgage-backed securitization transactions. Approximately

$9.15 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following tables set forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011 and 2012.

Fixed Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed Rate Loans Securitized in CMBS by Barclays and Affiliates (as loan seller) (approximate)
2012	$1,217,970,250
2011	$100,000,000
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,201

Review of Barclays Mortgage Loans

Overview.  Barclays has conducted a review of the Barclays Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays offices (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process.  After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  UBSRES, on behalf of Barclays, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this free writing prospectus regarding the Barclays Mortgage Loans.  These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the Barclays Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans.  Such assistance included, among other things, (i) a review of Barclays’ internal credit memorandum for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Standards,” “—Exceptions,” “—Bancorp’s Underwriting Standards” and “—RAIT’s Underwriting Standards” below.

Findings and Conclusions.  Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this free writing prospectus is accurate in all material respects.  Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’, RAIT’s and Bancorp’s origination procedures and underwriting criteria, respectively, except as described under “—Exceptions” below.  Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Barclays’ Underwriting Standards

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the mortgage loans originated or acquired by Barclays was generally originated in accordance with the underwriting criteria described below except for the Mortgage Loans originated by The Bancorp Bank, as listed on Annex A-1 to this free writing prospectus, which were originated in accordance with the applicable underwriting guidelines set forth under “—Bancorp’s Underwriting Standards” below and except for the Mortgage Loans originated by RAIT Funding, LLC, as listed on Annex A-1 to this free writing prospectus, which were originated in accordance with the applicable underwriting guidelines set forth under “—RAIT’s Underwriting Standards” below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.  Barclays originates mortgage loans principally for securitization.

General.  Barclays originates commercial mortgage loans from its headquarters in New York.  Barclays also originates and acquires loans pursuant to table funding arrangements through third party origination platforms that have origination offices in additional locations.  Bankers at Barclays and at table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans.  Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.  All mortgage loans, including those originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

With respect to certain mortgage loans, Barclays has delegated certain of its underwriting and origination functions to table funded lenders, subject to loan-by-loan oversight and ultimate review and approval by Barclays professionals.  These functions were all performed in substantial accordance with the mortgage loan approval procedures described herein.  In all cases, mortgage loans are documented on Barclays’ approved documentation.

Loan Analysis.  Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance loan underwriter.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans originated or table funded by Barclays must be approved by a credit committee.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios.  An LTV Ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements.  Generally, Barclays requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender.  Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 to this free writing prospectus for instances in which reserves were not taken):

●
Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years.  Barclays relies on information provided by an independent engineer to make this determination.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Barclays generally requires that at least 110% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) the amount recommended is de minimis.

●
Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

●	Other Factors - Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Servicing.  Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Repurchase Requests

Barclays has most recently filed a Form ABS 15G on November 14, 2012 in connection with it being a securitizer of certain types of mortgage loans.  Barclays’ Central Index Key is 0000312070.  It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Exceptions

The Barclays Mortgage Loans were originated in accordance with the applicable underwriting guidelines set forth above except for the Mortgage Loans originated by The Bancorp Bank, as listed on

Annex A-1 to this free writing prospectus, which were originated in accordance with the applicable underwriting guidelines set forth under “—Bancorp’s Underwriting Standards” below and except for the Mortgage Loans originated by RAIT Funding, LLC, as listed on Annex A-1 to this free writing prospectus, which were originated in accordance with the applicable underwriting guidelines set forth under “—RAIT’s Underwriting Standards” below.

The information set forth under this sub-heading has been provided by Barclays.

Neither Barclays Bank PLC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against Barclays Bank PLC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays Bank PLC in the related Mortgage Loan Purchase Agreement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

From time to time, Barclays is involved in civil legal proceedings and arbitration proceedings concerning matters arising in connection with the conduct of its business. Although there can be no assurance as to the ultimate outcome of such matters, Barclays has denied, or believes it has meritorious defenses and will deny, liability in all significant cases pending against it, and intends to defend actively each such case.

Bancorp’s Underwriting Standards

Bancorp originates commercial mortgage loans from its New York office.  Each of the mortgage loans originated by Bancorp is generally originated in accordance with the underwriting criteria described below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular Mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis.  Generally, Bancorp performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of the borrower’s experience and track record in owning and operating commercial real estate property, a review of the borrower’s financial strength and liquidity, anti-money laundering or OFAC checks, third-party credit report reviews, bankruptcy and lien searches, general banking references and commercial mortgage related references.  Where a third party property manager is responsible for operating the property, the property manager’s experience and presence in the subject market are also reviewed.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements if available, independent market research, an appraisal with an emphasis on rental and sales comparables along with an appraisal review by an independent appraisal firm, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and uses of the property.  Typically, each report is reviewed for acceptability by real estate loan underwriter and senior credit personnel.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $10 million, in which case additional limitations including the requirement that the borrower have at least one independent director may be required.  Two independent directors may be deemed necessary for loans greater than $20 million.

Loan Approval.  All mortgage loans originated by Bancorp must be approved by a credit committee.  The credit committee consists of executives and senior personnel of Bancorp.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio, Debt Yield and LTV Ratio.  Bancorp’s underwriting standards generally mandate minimum debt service coverage ratios, debt yields and maximum loan-to-value ratios.  An LTV Ratio is generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt yield is based upon the underwritten net cash flow and is given particular importance.    However, notwithstanding such guidelines, in certain circumstances the evaluation of debt service coverage ratios, debt yields, loan-to-value ratios and amortization periods for the mortgage loans originated by Bancorp may vary from these guidelines.

Escrow Requirements.  Generally, Bancorp requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated or acquired by Bancorp are as follows (see Annex A-1 to this free writing prospectus for instances in which reserves were not taken):

(i)          Taxes.  Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  Bancorp may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

(ii)         Insurance.  If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  Bancorp may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums , or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).Bancorp often employs the services of third party insurance consultants to ensure, among other items, that the appropriate escrow amounts are determined and that any previously outstanding premium amounts are paid at closing.

(iii)         Replacement Reserves.  Replacement reserves are generally calculated in accordance with standards of the CMBS marketplace. Bancorp relies on information provided by an independent engineer to make this determination.  Bancorp may waive this escrow requirement under appropriate circumstances, including, but not limited to, where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

(iv)         Completion Repair/Environmental Remediation.  Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Bancorp generally requires that at least 110% - 125% of the estimated costs of repairs or replacements be reserved.  Bancorp may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) the amount recommended is de minimis.

(v)          Tenant Improvement/Lease Commissions.  In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  Bancorp may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

(vi)         Other Factors.  Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

RAIT’s Underwriting Standards

General.  RAIT Financial Trust, through its lending subsidiary, RAIT Funding, LLC, a Delaware limited liability company (“RAIT”), originates commercial mortgage loans from its headquarters in Philadelphia.  All mortgage loans must be approved by RAIT’s credit committee, as described under “—Loan Approval” below.

Loan Analysis.  Generally, RAIT performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance loan underwriter.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.  Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $15 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans originated by RAIT must be approved by a credit committee.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  RAIT’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios.  An LTV Ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by RAIT may vary from these guidelines.

Escrow Requirements.  Generally, RAIT requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by RAIT are as follows:

●
Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  RAIT may waive this escrow requirement under appropriate circumstances including, but not limited to, where a tenant is required to pay the taxes directly.

●
Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, where a property is covered by a blanket insurance policy maintained by the borrower or sponsor.

●
Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years.  RAIT relies on information provided by an independent engineer to make this determination.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, where an investment grade tenant is responsible for replacements under the terms of its lease.

●
Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, RAIT generally requires that at least 110% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (ii) the amount recommended is de minimis.

●
Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where rents at the mortgaged property are considered to be sufficiently below market, (ii) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

Servicing.  Interim servicing for all loans originated by RAIT prior to securitization is typically performed by RAIT.  RAIT is rated on S&P’s Select Servicer List as a U.S. Commercial Mortgage Primary and Special Servicer and is also a rated Commercial Mortgage Primary and Special Servicer by Morningstar.

Exceptions.

The RAIT Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

The information set forth under this sub-heading has been provided by RAIT.  None of the Depositor, the Underwriters or any other person, other than RAIT, makes any representation or warranty as to the accuracy or completeness of such information.

Neither RAIT nor any of its affiliates or subsidiaries will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against RAIT or any of its affiliates or subsidiaries for any losses or other claims in connection with the Certificates or the Mortgage Loans.

From time to time, RAIT (and/or its affiliates and/or subsidiaries) is involved in civil legal proceedings and arbitration proceedings concerning matters arising in connection with the conduct of its business. Although there can be no assurance as to the ultimate outcome of such matters, RAIT has denied, or believes it has meritorious defenses and will deny, liability in all significant cases pending against it, and intends to defend actively each such case.

General Electric Capital Corporation

General

General Electric Capital Corporation (“GECC”) was incorporated in 1943 in the State of New York and reincorporated in the State of Delaware in 2001. Prior to February 22, 2012, GECC was wholly-owned by

General Electric Capital Services, Inc. (“GECS”).   On February 22, 2012, GECS, was merged with and into GECC.  Upon the merger, GECC became the surviving corporation and assumed all of GECS’ rights and obligations and became wholly-owned directly by General Electric Company (NYSE:  GE).

GECC operates in five operating segments:  Commercial Lending and Leasing, Consumer, Energy Financial Services, GE Capital Aviation Services and Real Estate (also known as “GE Capital Real Estate”).  GECC’s operations are located in North America, South America, Europe, Australia and Asia.  GECC’s principal executive offices are located at 901 Main Avenue, Norwalk, Connecticut 06851-1168 and its telephone number is 203-840-6300.

GE Capital Real Estate

GECC originates mortgage loans for securitization through GE Capital Real Estate, the commercial real estate operating segment of GECC.

Through GE Capital Real Estate, GECC has been lending and investing in the commercial real estate industry for over 30 years.  As of September 30, 2012, GE Capital Real Estate had total assets of $55.3 billion, including approximately $10.5 million of United States (“U.S.”) commercial and multifamily mortgage loans being held for securitization and approximately $26.7 billion of commercial and multifamily mortgage loans (including both U.S. and non-U.S. loans) being held for investment or other non-securitization purposes.  As of December 31, 2011, GE Capital Real Estate had total assets of $60.9 billion, including approximately $32.8 billion of commercial and multifamily mortgage loans (both U.S. and non-U.S.) being held for investment or other non-securitization purposes.  A substantial portion of the assets held by GE Capital Real Estate are located outside the U.S., primarily in Europe and Asia.

From July 2005 to October 1, 2012, GE Capital Real Estate also included a division known as Business Property, which originated single tenant and small business loans for its own portfolio and securitization.  On October 1, 2012, GECC sold a portion of Business Property, including certain commercial loans, the origination and servicing platforms and the servicing rights on previously securitized loans.  The information in the immediately preceding paragraph includes the assets of Business Property.  The information below, however, does not include information regarding Business Property and does not reflect Business Property’s assets, its securitization program or its underwriting standards.

GE Capital Real Estate originates loans both for its own portfolio and for securitization, utilizing separate execution strategies for such originations.  Generally, GE Capital Real Estate has a preference to retain for investment mortgage loans having relatively higher yields and shorter terms, and to securitize mortgage loans having relatively lower yields and longer terms.  Mortgage loans originated by GE Capital Real Estate for its own portfolio also may include types of loans that are unsuitable for securitization for various reasons, such as mortgage loans initially bearing interest at a floating rate but that are later convertible into fixed rate loans or have structural features that would make them less desirable securitization candidates.  Such mortgage loans may be included in a securitization at a later time if at such time they comply with securitization criteria.

GE Capital Real Estate’s Securitization Program

GECC, through GE Capital Real Estate, commenced selling mortgage loans into securitizations in 1997.  The total amount of U.S. commercial and multifamily mortgage loans originated by GE Capital Real Estate that were included in securitizations in 1997 was approximately $600 million.  As of December 31, 2012, GE Capital Real Estate had originated in the aggregate since 1997, approximately $23.1 billion of U.S. commercial and multifamily mortgage loans that have been included in 43 securitizations (3 of which were wholly private transactions), including approximately $12.6 billion of U.S. fixed rate loans that were included in 19 securitizations in which GE Commercial Mortgage Corporation or another affiliate of GECC acted as depositor, approximately $9.7 billion of U.S. fixed rate loans that were included in 22 securitizations in which an unaffiliated entity acted as depositor and approximately $820 million of U.S. floating rate loans that were included in 2 securitizations in which an affiliate of GECC acted as depositor.  GE Capital Real Estate has also originated mortgage loans in

Canada which have been included in securitizations in which an affiliate of Merrill Lynch & Co., Inc. acted as depositor.

The property types that most frequently have secured mortgage loans originated by GE Capital Real Estate for securitization are office, multifamily and retail properties.  However, GE Capital Real Estate also originates mortgage loans secured by industrial, manufactured housing communities, self-storage, hotel, mixed-use and other types of properties for its securitization program, as the business needs require.  States with the largest concentrations of loans have in the past included California, Texas, Florida and New York; however, each securitization may include other states with significant concentrations.

GE Capital Real Estate’s Commercial Mortgage Loan Underwriting

General.  GECC, through GE Capital Real Estate, originates commercial mortgage loans through approximately nine offices located throughout the U.S. The risk-management (loan underwriting and closing) functions are separate from loan origination.

Loans originated by GE Capital Real Estate generally conform to the underwriting guidelines described below.  Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan.  For example, the strength of certain underwriting metrics on a particular loan may allow adjusting other metrics for that loan. These underwriting guidelines are general, and due to the unique nature of each loan we cannot assure you that every loan originated by GE Capital Real Estate will comply in all respects with the maximum range of these guidelines.  The process and consideration of each mortgage loan are tailored to meet the specific needs of different collateral types.  For important information about the circumstances that have affected the underwriting of the GECC Mortgage Loans in the mortgage pool, see “Risk Factors” in this free writing prospectus and the other subsections of this heading “The Sponsors and the Mortgage Loan Sellers”.  See also “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans”.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced loan sponsor(s)/guarantor(s) with financial wherewithal; and (iv) additional or increased elements of recourse included in the loan.

Loan Analysis.  All GE Capital Real Estate credit underwriting is performed by GE Capital Real Estate risk-management employees.   GE Capital Real Estate performs both a credit analysis and a collateral analysis with respect to each mortgage loan, the loan applicant sponsorship, and the real estate that will secure the loan.  The credit analysis of the borrower/loan sponsor(s) includes a review of third party background reports, judgment, lien, bankruptcy and pending litigation searches.  Borrowers are generally required to be single-purpose entities.  The collateral analysis typically includes an analysis of, in each case to the extent applicable, the historical property operating statements, rent rolls or other occupancy summary, operating budgets and a review of tenant leases.  Historical cash flow verification is typically performed by third-party consultants and reviewed by GE Capital Real Estate underwriting staff.  A member of the GE Capital Real Estate underwriting staff conducts a site inspection to analyze the market, and assess the utility of the mortgaged property within the market and ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  For loans originated for securitization, GE Capital Real Estate requires third party appraisals, as well as environmental assessments, engineering assessments and, if applicable, seismic reports.  Each report is reviewed for acceptability by a GE Capital Real Estate staff member.  The results of these reviews are incorporated into the underwriting report.

Since underwriting is done prior to the closing of the mortgage loan, we cannot assure you that such financial, occupancy and other information will remain accurate after the loan has closed.

Loan Approval.  Prior to loan closing, all mortgage loans must be approved by GE Capital Real Estate’s credit committee (the make-up of which varies by loan size and other factors).  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. GE Capital Real Estate’s underwriting guidelines generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80% at the time of loan closing for loans originated for securitization, provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors.  For example, in addition to the general considerations mentioned above, tenant credit and lease terms, reserves and escrows, amortization period and historical performance or other relevant factors may justify an adjustment to these metrics.

For loans originated for securitization, the debt service coverage ratio is calculated based on Underwritten Net Cash Flow and the loan’s combined principal and interest or interest only constant payment at origination.  In addition, GE Capital Real Estate’s underwriting guidelines generally permit a maximum amortization period of 30 years.  However, certain loans may provide for interest-only payments for the entire loan term, or for an interest-only period during a portion of the term of the mortgage loan.  In addition, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios, as may be the case with mortgage loans that have performance holdback amounts and letters of credit, and loan to value ratios for the mortgage loans originated by GE Capital Real Estate may vary from these guidelines depending on the qualities and unique characteristics of the mortgage collateral.  Moreover, with respect to certain mortgage loans originated by GE Capital Real Estate there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the related borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher combined loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this free writing prospectus with respect to the mortgage loans to be sold by GE Capital Real Estate for deposit into the trust fund.  For specific details on the calculations of debt service coverage ratios in this free writing prospectus, see “Description of the Mortgage Pool—Additional Mortgage Loan Information”.

Additional Debt.  GE Capital Real Estate will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan.  It is possible that GE Capital Real Estate or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, respectively, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition.  GE Capital Real Estate will analyze the condition of the real property collateral for a prospective mortgage loan.  To aid in that analysis, GE Capital Real Estate will, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.  We cannot assure you that the following property assessments and reports, to the extent obtained in connection with any mortgage loan, will fully and accurately identify any or all adverse characteristics of the related real estate collateral.

Appraisals.  GE Capital Real Estate requires that the real property collateral for a prospective securitized mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser.  In addition, GE Capital Real Estate will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession.  Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments.  GE Capital Real Estate requires a Phase I environmental assessment be completed by an independent environmental consulting firm with respect to the real property collateral for a prospective mortgage loan.  An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  Depending on the findings of the initial environmental assessment, GE Capital Real Estate may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral, an environmental insurance policy, cash reserves or a letter-of-credit for any recommended remediation action and/or a guaranty with respect to environmental matters.  Additionally, all borrowers are required to provide customary environmental representations, warranties and covenants relating to the existence and use of hazardous substances on the mortgaged properties.  Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in this free writing prospectus.

Engineering Assessments.  GE Capital Real Estate requires that an independent engineering consulting firm inspect the real property collateral for any prospective mortgage loan to assess, among other items, the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, GE Capital Real Estate will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and capital expenditures recommended throughout the loan term.  In some instances, repairs or maintenance are completed before closing or cash reserves are established at loan closing generally in an amount equal to at least the amount necessary to fund the deferred maintenance or replacement items or both.  However, a guaranty or other method of addressing the deferred maintenance may be accepted in lieu of a reserve fund.

Seismic Report.  Generally, if the prospective property consists of improvements located in seismic zones 3 or 4, GE Capital Real Estate obtains a seismic report of the building(s) and, based thereon and on certain statistical information, to establish the probable maximum or bounded loss, based on the percentage of the estimated replacement cost for the building(s) at the property as a result of an earthquake.  This percentage of the replacement cost is expressed in terms of PML, PL, or SEL.  Generally, if any of the mortgage loans as to which the collateral property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, are conditioned on seismic retrofit before loan closing (or appropriate reserves or letter of credit for retrofitting post loan closing), and/or have a degree of recourse to a guarantor, and/or require the related borrower to obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance.  In connection with the origination of a mortgage loan, GE Capital Real Estate will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations and maps; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, GE Capital Real Estate will consider whether—

●	any major casualty that would prevent rebuilding and/or existing use has a sufficiently remote likelihood of occurring;

●
casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by GE Capital Real Estate to be sufficient to pay off the related mortgage loan in full;

●
the real property collateral, if permitted to be repaired or restored in conformity with current law, would in GE Capital Real Estate’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or a commercially reasonable alternative mitigant is in place.

Escrow Requirements.  GE Capital Real Estate often requires borrowers to fund various escrows for taxes and insurance, capital expenditures, re-tenanting and/or replacement reserves.  In some cases, the borrower is permitted to post a letter of credit or provide a loan covenant in lieu of funding a given reserve or escrow or provide recourse for such expense.  Generally, when escrows are required for mortgage loans originated by GE Capital Real Estate, they are as follows:

●
Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide GE Capital Real Estate with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.  Tax escrows may not be required for a single tenant property if the tenant is required to pay taxes directly.

●
Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide GE Capital Real Estate with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates.  If the property is covered by a blanket policy of insurance, GE Capital Real Estate generally does not require the collection of insurance deposits, but generally reserves the right in the mortgage to require a separate insurance policy and insurance escrows in certain circumstances in the future.  Insurance escrows may not be required for a single tenant property if the tenant is required to pay insurance directly.

●
Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Certain buildings located on the property may be excluded from the calculation, such as buildings that were constructed at the tenants’ expense (so called “leased fee” properties).  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type.  GE Capital Real Estate may waive this escrow requirement for new, recently constructed or renovated properties, low leverage loans, loans with strong borrower sponsorship or having a single tenant that is required to make such repairs, or under other similar circumstances.

●
Completion Repair/Environmental Remediation – Typically, a completion repair or environmental remediation reserve is required if so indicated by the Engineering Assessment, Seismic Report, or Environmental Assessment.  An initial deposit, upon funding of the mortgage loan, generally in an amount equal to at least the estimated costs of repairs or replacements or remediation to be completed pursuant to the Engineering Assessment or Environmental Assessment is generally required.  However, an environmental insurance policy, guaranty or other method of addressing an environmental condition and/or completion repair may be accepted in lieu of a reserve fund.

●
Tenant Improvement/Lease Commissions – In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term.  To mitigate this risk, reserves for loans secured by commercial properties may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term or a letter of credit and/or a cash flow sweep or a combination of any of the aforementioned alternatives may be used to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the tenants.  Escrows for tenant improvements/ leasing commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below-market.

Furthermore, GE Capital Real Estate may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower, its sponsor or an affiliate, or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In certain circumstances where positive credit characteristics exist,  where the amounts involved are relatively minimal, or where GE Capital Real Estate has evaluated the ability of the mortgaged property, the borrower or its owners to bear the related expense as sufficient without the escrow or reserve, GE Capital Real Estate may determine that establishing an escrow or reserve is not warranted.

Exceptions.  The foregoing describes GE Capital Real Estate’s underwriting guidelines with respect to the mortgage loans. In view of the discussion above, one or more of GE Capital Real Estate’s mortgage loans may have adjustments within GE Capital Real Estate’s underwriting guidelines described above as the result of a case by case permitted variance or adjustment based upon other compensating factors, including those described above.  None of the mortgage loans was originated with any material exception from GE Capital Real Estate’s underwriting guidelines and procedures.  The information set forth under this sub-heading has been provided by GECC.

Review of GECC Mortgage Loans

Overview.  GECC, in its capacity as the Sponsor of the GECC Mortgage Loans, has conducted a review of the GECC Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to the GECC mortgage loans is accurate in all material respects.  GECC determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the GECC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of GECC (collectively, the “GECC Deal Team”) with the assistance of certain third parties.  The review procedures described below were employed with respect to all of the GECC Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this free writing prospectus, as further described below.

Database.  To prepare for securitization, members of the GECC Deal Team created a database of loan-level and property-level information relating to each GECC Mortgage Loan.  The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by GECC during the underwriting process.  Prior to securitization of each GECC Mortgage Loan, the GECC Deal Team may have updated the information in the database with respect to such GECC Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GECC Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “GECC Data Tape”) containing detailed information regarding each GECC Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The GECC

Data Tape was used by the GECC Deal Team to provide the numerical information regarding the GECC Mortgage Loans in this free writing prospectus.

Data Comparisons and Recalculation.  UBSRES, on behalf of GECC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were approved by GECC relating to information in this free writing prospectus regarding the GECC Mortgage Loans.  These procedures included:

●	comparing the information in the GECC Data Tape against various source documents provided by GECC;

●
comparing numerical information regarding the GECC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the GECC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GECC Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  In anticipation of the securitization of each GECC Mortgage Loan, Mortgage Loan Seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations.  Mortgage Loan Seller’s counsel reviewed the legal summaries for each GECC Mortgage Loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this free writing prospectus.  In addition, Mortgage Loan Seller counsel reviewed GECC’s representations and warranties set forth on Annex F to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GECC Mortgage Loans.  Such assistance included, among other things, a review of a due diligence questionnaire completed by the GECC Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each GECC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage Loan Seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures.  Prior to securitization, GECC confirmed with the related servicers for the GECC Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v)  bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi)  any existing or incipient material defaults.

The GECC Deal Team also consulted with GECC personnel responsible for the origination of the GECC Mortgage Loans to confirm that the GECC Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—GE Capital Real Estate’s Commercial Mortgage Loan Underwriting,” as well as to identify any material deviations from those origination and underwriting criteria.  See “—GE Capital Real Estate’s Commercial Mortgage Loan Underwriting—Exceptions” above.

Findings and Conclusions.  Based on the foregoing review procedures, GECC found and concluded with reasonable assurance that the disclosure regarding the GECC Mortgage Loans in this free writing prospectus is accurate in all material respects.  GECC also found and concluded with reasonable assurance that the GECC Mortgage Loans were originated in accordance with GECC’s origination procedures and underwriting criteria, except as described above under “—GE Capital Real Estate’s Commercial Mortgage Loan Underwriting—Exceptions”.  GECC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

GECC filed a Form ABS-15G with the SEC on February 14, 2012, generally relating to the three-year period ended on December 31, 2011.  Since GECC had no demand, repurchase or replacement claims to report for the initial reporting period or any quarterly reporting periods thereafter through December 31, 2012, GECC has suspended its obligation to file quarterly reports as permitted by Rule 15Ga-1, and filed a Form ABS-15G with the SEC on February 7, 2013, for the reporting period January 1, 2012, through December 31, 2012. With respect to the period from and including January 1, 2011 to and including December 31, 2012, GECC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.  Each Form ABS-15G of GECC is available electronically though the SEC’s EDGAR system.  The Central Index Key number of GECC is 0000040554.

Neither GECC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against GECC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GECC in the related Mortgage Loan Purchase Agreement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation.  The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2012, KeyBank’s Real Estate Capital Group originated a total of $6.9 billion in permanent, bridge, development and construction commercial mortgage loans from 25 offices nationwide. Of this total, $3.9 billion commercial mortgage loans were originated for sale through commercial mortgage-backed securities (“CMBS”) transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or sale to life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000.  As of December 31, 2012, KeyBank had originated approximately $12.3 billion of commercial mortgage loans that have been securitized in 48 securitized transactions.

KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self-storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank’s wholly-owned subsidiary, KeyCorp Real Estate Capital Markets, Inc. (“KRECM”), acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized.  KRECM provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview.  KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this free writing prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KRECM, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  UBSRES, on behalf of KeyBank, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this free writing prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described above under “—Database”;

●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the KeyBank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank

Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank mortgage loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this free writing prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures.  With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth under “—KeyBank’s Underwriting Guidelines and Process” below.  See “—Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this free writing prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described below under “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

KeyBank’s Underwriting Guidelines and Process

General.  KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this free writing prospectus, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis.  KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis.  KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower.  KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval.  All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, sponsorship or other factors.

Additional Debt.  When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals.  KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments.  KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.  In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings.  Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments.  In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.  A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements.  KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●
Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.

●
Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions

Other than as set forth below, the KeyBank Mortgage Loans were originated in accordance with the underwriting standards set forth above.

With respect to the Mortgage Loan secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Summit Hotel Portfolio, representing approximately 2.0% of the Initial Outstanding Pool Balance, the related borrower shall have until December 31, 2014 to complete the ADA improvements in line with the respective hotel management agreements’ timeline to complete such required ADA improvements.

Repurchase Requests

KeyBank has filed its most recent Rule 15Ga-1 required filing on May 14, 2012 and had no demand, repurchase, or replacement claims to report for the initial reporting period or the quarterly reporting ending March 31, 2012.  Since KeyBank has no demand, repurchase or replacement claims to report KeyBank has suspended its obligation to file quarterly reports.  KeyBank’s Central Index Key is 0001089877.  With respect to the period from and including January 1, 2011 to and including December 31, 2012, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Archetype Mortgage Funding II LLC

General

Archetype Mortgage Funding II LLC (“AMF II”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of Archetype Mortgage Capital LLC (“AMC” and, together with its subsidiaries, including AMF II, “Archetype”).  AMC is affiliated with LNR Property LLC, an international commercial real estate company specializing in property development, specialty finance, asset management, investing and special servicing of CMBS loans.  AMF II is a Sponsor of, and a seller of certain mortgage loans into, the securitization described in this free writing prospectus.  Archetype was formed to invest in commercial real estate debt.  The executive offices of Archetype are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139.  Archetype also maintains offices in Charlotte, North Carolina, Newport Beach, California and New York, New York.

Barclays Bank PLC provides warehouse financing to AMF II through a master repurchase facility.  All of the AMF II Mortgage Loans, representing approximately 3.8% of the Initial Outstanding Pool Balance, are subject to that repurchase facility.  Proceeds received by AMF II in connection with the sale of the

AMF II Mortgage Loans to the Depositor will be applied, among other things to make payments to Barclays Bank PLC as the repurchase agreement counterparty.

Archetype’s Securitization Program

This is the eighth commercial mortgage securitization to which Archetype is contributing loans; however, certain key members of the senior management team of AMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, L.L.C., Wachovia Bank and Banc of America Securities.  These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans.  Archetype securitized approximately $940 million of commercial loans in its prior securitizations.

Archetype originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed-use, self-storage and industrial properties located in North America.  Archetype’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years.  Additionally, Archetype may from time to time provide bridge/transitional loans, mezzanine loans and preferred equity structures.

Review of AMF II Mortgage Loans

Overview.  AMF II has conducted a review of the AMF II Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the AMF II Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Archetype or one or more of its affiliates (the “Archetype Review Team”).  The review procedures described below were employed with respect to all of the AMF II Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Archetype Review Team created a database of loan-level and property-level information relating to each AMF II Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan Documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Archetype Review Team during the underwriting process.  After origination of each AMF II Mortgage Loan, the Archetype Review Team updated the information in the database with respect to such AMF II Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Archetype Review Team.

A data tape (the “AMF II Data Tape”) containing detailed information regarding each AMF II Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The AMF II Data Tape was used to provide the numerical information regarding the AMF II Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  UBSRES, on behalf of AMF II, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by AMF II, relating to information in this free writing prospectus regarding the AMF II Mortgage Loans.  These procedures included:

•      comparing the information in the AMF II Data Tape against various source documents provided by AMF II that are described above under “—Database”;

•      comparing numerical information regarding the AMF II Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the AMF II Data Tape; and

•      recalculating certain percentages, ratios and other formulae relating to the AMF II Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  Archetype engaged various law firms to conduct certain legal reviews of the AMF II Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization of each

AMF II Mortgage Loan, Archetype’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Archetype’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the AMF II Mortgage Loans.  Such assistance included, among other things, (i) a review of Archetype’s internal credit memorandum for each AMF II Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the AMF II Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Archetype Review Team of a due diligence questionnaire relating to the AMF II Mortgage Loans, and (iv) the review of certain loan documents with respect to the AMF II Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation of which Archetype was aware at the origination of any AMF II Mortgage Loan, Archetype requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Archetype Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the AMF II Mortgage Loans to determine whether any AMF II Mortgage Loan materially deviated from the underwriting guidelines set forth under “—AMF II’s Underwriting Standards” below.  See “—Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, Archetype determined that the disclosure regarding the AMF II Mortgage Loans in this free writing prospectus is accurate in all material respects.  Archetype also determined that the AMF II Mortgage Loans were originated in accordance with Archetype’s origination procedures and underwriting criteria, except as described below under “—Exceptions” below.  AMF II attributes to itself all findings and conclusions resulting from the foregoing review procedures.

AMF II’s Underwriting Standards

Overview.  Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Archetype for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors.  Therefore, this general description of AMF II’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of an AMF II Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this free writing prospectus, the other subsections of this “The Sponsors and the Mortgage Loan Sellers” section and “Annex G—Exceptions to Mortgage Loan Seller Representations and Warranties” in this free writing prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan.  The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained.  Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.  Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval.  All mortgage loans originated by Archetype require approval by a loan credit committee which includes senior executives of AMC.  The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  Generally, the debt service coverage ratio for mortgage loans originated by Archetype will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Archetype will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors.  For example, Archetype may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Archetype’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Archetype, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.  Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.  The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt.  Certain mortgage loans originated by Archetype may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured.  It is possible that an affiliate of Archetype may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below generally will be obtained:

•      Appraisals.  Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan.  Archetype requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Archetype) and the Uniform Standards of Professional Appraisal Practice.

•      Environmental Assessment.  Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment:  Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

•      Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

•      Property Condition Assessments.  Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan.  The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

•      Seismic Report.  Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

•      Zoning and Building Code Compliance.  With respect to each mortgage loan, Archetype will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Archetype may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements.  Generally, Archetype requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Archetype are as follows:

•      Taxes - typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Archetype with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

•      Insurance - if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Archetype with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

•      Replacement Reserves - replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

•      Completion Repair/Environmental Remediation - typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Archetype generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

•      Tenant Improvement/Lease Commissions - in most cases, various tenants have lease expirations within the loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Archetype may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Archetype may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Archetype’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the AMF II Mortgage Loans, please see Annex A-1 to this free writing prospectus.

Title Insurance Policy.  The borrower is required to provide, and Archetype or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.  Archetype typically requires the borrower to provide one or more of the following insurance policies:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.  In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions

None of the AMF II Mortgage Loans have exceptions to the related underwriting criteria.

Servicing

Interim servicing for all loans originated by Archetype prior to securitization is typically performed by Wells Fargo Bank, National Association.  Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

Repurchase Requests

Archetype has no history as a securitizer prior to February 2012.  AMC most recently filed a Form ABS-15G on February 8, 2013.  AMC’s Central Index Key is 0001548405.  Archetype has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

THE DEPOSITOR

The depositor is UBS Commercial Mortgage Securitization Corp. (the “Depositor”).  The Depositor is a special purpose corporation incorporated in the State of Delaware on October 12, 2011 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certiﬁcates evidencing interest in such trusts and selling or otherwise distributing such certiﬁcates, in addition to other related activities. The principal executive offices of the depositor are located at 1285 Avenue of the Americas, New York, New York 10019. The telephone number is (212) 713-2000.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.  The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The Depositor has minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s duties pursuant to the Pooling and Servicing Agreement include, without limitation, the duty (i) to appoint a successor Trustee in the event of the resignation or removal of the Trustee, (ii) to provide information in its possession to the Certificate Administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, (iii) to indemnify the Trustee, the Certificate Administrator and the Operating Advisor against certain expenses and liabilities resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence, and (iv) to sign any distribution report on Form 10-D and current report on Form 8-K and annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the Trust and review filings pursuant to the Exchange Act, prepared by the Certificate Administrator on behalf of the Trust.  The Depositor is required under the underwriting agreement to indemnify the Underwriters for certain securities law liabilities.

The Depositor filed a Form ABS 15G on August 21, 2012.  The Depositor’s Central Index Key is 0001532799.  With respect to the period from and including April 1, 2012 to and including September 30, 2012, the Depositor did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act.

See “Certain Relationships and Related Transactions” in this free writing prospectus for a discussion with respect to the Depositor and certain affiliations, relationships and related transactions with other transaction parties.

THE ISSUING ENTITY

The issuing entity for the certificates will be UBS-Barclays Commercial Mortgage Trust 2013-C5 (the “Issuing Entity”).  The Issuing Entity will be a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Properties, issuing the Certificates, making distributions, providing reports to certificateholders and the other activities described in this free writing prospectus.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and/or the Trustee, if applicable, may make advances to the Issuing Entity with respect to a particular Mortgage Loan only to the extent that such party deems such advances to be ultimately recoverable from such Mortgage Loan.  These advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth in this free writing prospectus under “The Pooling and Servicing Agreement—Amendment”.  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.  A discussion of the duties of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this free writing prospectus under “The Operating Advisor,” “The Servicers—The Master Servicer and the Special Servicer” and “The Trustee, Certificate Administrator and Custodian” and “The Pooling and Servicing Agreement”.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Collection Account and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to the two REMIC elections, its ownership of the Mortgage Loans and any REO Properties and the indemnity obligations to the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or a board of directors.  It acts through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Mortgage Loan Sellers, as described in this free writing prospectus under “Description of the Mortgage Pool—Sale of the Mortgage Loans”.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the Title 11 of the United States Code, as amended (the “Bankruptcy Code”), unless it can be characterized as a “business trust” for purposes of the Bankruptcy Code.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust”.  The Depositor has been formed to be a special purpose bankruptcy remote entity.  In connection with the sale of the UBSRES Mortgage Loans, GECC Mortgage Loans, Keybank Mortgage Loans and AMF II Mortgage Loans from the related Mortgage Loan Sellers to the Depositor and the sale of the Mortgage Loans from the Depositor to the Issuing Entity, legal opinions are required to be rendered to the effect that:

(i)        Either (A) if such Mortgage Loan Seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the Mortgage Loans and payments thereunder and proceeds thereof are not property of the estate of such Mortgage Loan Seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such Mortgage Loan Seller is not applicable to payments on the Certificates or, if applicable, (B) if the Federal Deposit Insurance Corporation (the “FDIC”) were to be appointed receiver or conservator for such Mortgage Loan Seller pursuant to the Federal Deposit Insurance Act, as amended, a court after full consideration of all relevant factors would hold that the Mortgage Loans are not subject to repudiation, reclamation, recovery, or recharacterization by the FDIC.

(ii)        If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the Mortgage Loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Certificates.

In addition, in connection with the sale of the Barclays Mortgage Loans from the related Mortgage Loan Seller to the Depositor, legal opinions are required to be rendered to the effect that the transfer of the Barclays Mortgage Loans by Barclays will constitute a true sale of the Barclays Mortgage Loans.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.  Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions.  Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the Mortgage Loans will not be recharacterized as a pledge, with the result that the

Depositor or Issuing Entity is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans.  See “Risk Factors—Risks Related to the Mortgage Loans—The Sellers of the Mortgage Loans Are Subject to Bankruptcy, Insolvency or Similar Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans” in this free writing prospectus.

THE SERVICERS

Generally

The Pooling and Servicing Agreement provides for the appointment of both a Master Servicer and a Special Servicer.  Each of the Master Servicer and the Special Servicer will be required to service and administer the Mortgage Loans (and any related Companion Loan) for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments”.  The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms of the Mortgage Loans for which it is responsible to the extent such procedures are consistent with the Servicing Standard.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement.  However, despite any such delegation, the Master Servicer and the Special Servicer will remain liable for their respective obligations.  Furthermore, each of the Master Servicer and the Special Servicer will be responsible for the acts and omissions of their subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer is generally prohibited from delegating all of its obligations under the Pooling and Servicing Agreement to third parties.

The Master Servicer and the Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”) will be the master servicer (in such capacity, the “Master Servicer”) and in this capacity will be responsible for the servicing and administration of the Mortgage Loans (and any related Companion Loan) and related Mortgaged Properties pursuant to the Pooling and Servicing Agreement and will be appointed as the initial special servicer with respect to the Mortgage Loans (and any related Companion Loan), and in this capacity will be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties and reviewing certain material borrower requests with respect to non-Specially Serviced Loans pursuant to the Pooling and Servicing Agreement (in such capacity, the “Special Servicer”).

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets.  Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by S&P, Moody’s, Fitch and Morningstar.  Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar. For each category, S&P ranks Midland as “Strong”, Fitch ranks Midland as “1”, and Morningstar ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed.  Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland.  Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of December 31, 2012, Midland was servicing approximately 32,918 commercial and multifamily mortgage loans with a principal balance of approximately $268 billion.  The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada.  Approximately 11,319 of such loans, with a total principal balance of approximately $115 billion, pertain to commercial and multifamily mortgage-backed securities.  The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.  As of December 31, 2012, Midland was named the special servicer in approximately 131 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $82 billion.  With respect to such transactions as of such date, Midland was administering approximately 193 assets with an outstanding principal balance of approximately $2.4 billion.

Midland has been servicing mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2010 to 2012.

	Calendar Year-End (Approximate amounts in billions)
Portfolio Size – Master/Primary	2010	2011	2012
CMBS	$136	$130	$115
Other	$133	$137	$167
Total	$269	$267	$282

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2010 to 2012.

	Calendar Year-End (Approximate amounts in billions)
Portfolio Size – CMBS Special Servicing	2010	2011	2012
Total	$63	$75	$82

Pursuant to a certain interim servicing agreement between Midland and UBS Real Estate Securities Inc. and certain of its affiliates, Midland acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBS Real Estate Securities Inc. and those affiliates thereof, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans to be contributed by UBS Real Estate Securities Inc.

Midland may enter into one or more arrangements with the Directing Holder, holders of Controlling Class Certificates, or any person with the right to appoint or remove and replace the Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment as Special Servicer under the Pooling and Servicing Agreement, any related co-lender intercreditor agreement and the limitations on such person’s right to remove the Special Servicer.

The foregoing information set forth under this heading “—The Master Servicer and the Special Servicer” has been provided by Midland.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus).

The Special Servicer may be terminated, with respect to the Mortgage Loans, without cause by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing), and (ii) the Controlling Class Representative (for so long as a Control Termination Event does not exist), as described below in “—Removal of the Special Servicer” in this free writing prospectus.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

Removal of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a) with respect to any Mortgage Loan, if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed at the direction of the Directing Holder; and

(b) with respect to any Mortgage Loan, if a Control Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of the aggregate Voting Rights (which take into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates on an aggregate basis or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates; and

(c) with respect to any Mortgage Loan, if a Consultation Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the recommendation of the Operating Advisor and confirmed with an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (which take into account the application of any Appraisal Reduction Amount to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis.

With respect to the Mortgage Loans, the procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows:  upon (i) written direction of holders of Sequential Pay Certificates evidencing not less than 25% of the Voting Rights (which take into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates requesting a vote to replace the Special Servicer with a new Special Servicer, (ii) payment by such holders, as applicable, to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator and the Trustee in connection with administering such vote, and (iii) delivery by such holders, as applicable, to the Certificate Administrator and the Trustee of No Downgrade Confirmations from Fitch, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s” and, together with Fitch and KBRA, the “Rating Agencies”) (which No Downgrade Confirmations will be obtained at the expense of those holders of Certificates requesting such vote), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and conduct the solicitation of votes of all Certificates in such regard.  Upon the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of the aggregate Voting Rights (which take into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates on an aggregate basis or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates, within 180 days of the notice from the Certificate Administrator of the request for such vote, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor Special Servicer designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination. If the Certificate Administrator does not receive the necessary amount of votes within 180 days of such notice, such vote will be deemed to have no further force and effect. The Certificate Administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices on the Certificate Administrator’s website and each Certificateholder may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, with respect to the Mortgage Loans, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer.  In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement Special Servicer.  The Certificate Administrator will be required to notify each Certificateholder of the recommendation and post it on the Certificate Administrator’s internet website.  The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis within 180 days from the date of posting on the Certificate Administrator’s website.  If such affirmative vote is obtained, written direction is given by such holders to the Trustee and the Trustee receives a No Downgrade Confirmation from each of the Rating Agencies (and the successor Special Servicer agrees to be bound by the terms of the Pooling and Servicing

Agreement), then all of the rights and obligations of the Special Servicer with respect to the Mortgage Loans under the Pooling and Servicing Agreement will be terminated and the successor Special Servicer recommended by the Operating Advisor will replace the terminated Special Servicer; provided such successor Special Servicer is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination. If the Certificate Administrator does not receive the necessary amount of votes within 180 days of such notice, such vote will be deemed to have no further force and effect. The reasonable costs and expenses associated with obtaining No Downgrade Confirmations and administering the vote of the applicable Sequential Pay Certificates will be an expense of the Issuing Entity.

“Non-Reduced Certificates” means any Class of Sequential Pay Certificates then outstanding for which (a)(1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates, (y) any unreimbursed Appraisal Reduction Amounts allocated to such Class of Certificates and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such Class of Certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

In addition, the Depositor may terminate the Special Servicer upon 5 business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement regarding Depositor’s compliance with applicable securities laws.

In the event of such termination, for so long as no Consultation Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to appoint a successor Special Servicer.

The appointment of a successor Special Servicer will be subject to a No Downgrade Confirmation from each Rating Agency (and, with respect to the Pari Passu Companion Loan, each Companion Rating Agency).

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of a current or former Operating Advisor.

Additionally, the Special Servicer may be replaced in the event that a Servicer Termination Event occurs with respect to such entity as described under “The Pooling and Servicing Agreement—Rights Upon Servicer Termination Event” in this free writing prospectus.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

Primary Servicing

Bank of America, National Association

Bank of America, National Association (“Bank of America”) will be appointed as a primary servicer with respect to thirty-five (35) Mortgage Loans, representing approximately 33.7% of the Initial Outstanding Pool Balance.

Bank of America has been servicing commercial mortgage loans through its capital markets servicing group in excess of sixteen years.

Bank of America’s principal servicing offices are located at NC1-026-06-01, Capital Markets Servicing Group, 900 West Trade Street, Suite 650, Charlotte, North Carolina 28255.

The table below sets forth information about Bank of America’s portfolio of commercial mortgage loans as of the dates indicated:

Commercial Mortgage Loans	As of December 31, 2008	As of December 31, 2009	As of December 31, 2010	As of December 31, 2011	As of December 31, 2012
By Number	10,528	9,958	10,280	10,280	9,379
By Aggregate Unpaid Principal Balance	$135,534,500,000	$132,764,400,000	$127,494,000,000	$115,597,581,997	$112,590,514,688

As of December 31, 2012, Bank of America’s portfolio consisted of 9,379 commercial mortgage loans with an unpaid principal balance of approximately $112,590,514,688, of which 4,259 commercial mortgage loans with an unpaid principal balance of approximately $70,281,976,726 were related to commercial mortgage-backed securities.

In addition to servicing loans for securitized commercial mortgages, Bank of America also services loans that are held in its portfolio, whole loans that are held in the portfolio of third parties and whole loans that are originated by Bank of America and sold to a variety of investors.

Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the commercial mortgage industry.  This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrow and payments, insurance escrow and payments, tracking replacement reserve escrows, operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Bank of America has implemented and tested a business continuity plan.  In case of a disruption, all functions of the disrupted facility would be transferred to a business recovery facility.  The business recovery facility has access to all data and tools necessary to continue servicing all mortgage loans.  Bank of America’s business continuity plan is tested and updated annually.

Bank of America’s servicing policies and procedures are updated annually to keep pace with the changes in the industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Bank of America’s policies and procedures have come in response to changes in federal or state law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) or investor requirements, such as updates issued by Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.  Bank of America may perform any of its obligations under a pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries.  Bank of America may engage third-party vendors to provide technology or process efficiencies.  Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC.  Bank of America has entered into contracts with third-party vendors for functions such as annual property inspections, real estate tax payment and tracking, hazard insurance, lockbox services and document printing.  Bank of America may also retain certain firms to act as a primary servicer and to provide cashiering or non-cashiering subservicing on certain loans.

Loans are serviced in accordance with the related loan agreements, mortgage documents, pooling and servicing agreements, primary servicing agreements, inter-creditor agreements, if applicable, and the applicable servicing standard.

Custody services of original documents evidencing the mortgage loans for a particular series will typically be performed by the related trustee.  On occasion, Bank of America as servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise.  To the extent Bank of America performs custodial functions as servicer, documents will be maintained in its vault.  Bank of America utilizes an electronic tracking system to identify the owner of the related mortgage file.

Property Damage.  When an underlying property is damaged and such damage is covered by insurance, Bank of America takes certain actions to ensure that the property is restored to its original condition.  These actions include depositing the insurance proceeds and funding the restoration of the property as would be done for a construction loan.  Bank of America maintains the staff to collect and review insurance policies and/or certificates relating to the coverages required under the mortgage loan documents.  Bank of America may, from time to time, retain a vendor to assist in the collection and review of insurance policies and/or certificates relating to the coverages required under the mortgage loan documents.  The vendor provides a feed to the Bank of America’s loan servicing system to provide updated information.

KeyCorp Real Estate Capital Markets, Inc.

KeyCorp Real Estate Capital Markets, Inc. (“KRECM”), an Ohio corporation, will be appointed as a primary servicer with respect to seven (7) Mortgage Loans to be sold to the Depositor by KeyBank (the “KRECM Serviced Loans”), representing approximately 4.4% of the Initial Outstanding Pool Balance.  KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association, which is a wholly-owned subsidiary of KeyCorp. KRECM maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211.  KRECM is not an affiliate of the issuing entity, the depositor, any mortgage loan seller (other than KeyBank National Association), the trustee, the certificate administrator, the paying agent, the custodian, the special servicer, the operating advisor, or any sub-servicer.

KRECM has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998.  The following table sets forth information about KRECM’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2010	12/31/2011	12/31/2012
By Approximate Number	11,232	11,970	10,972,970
By Approximate Aggregate Principal Balance (in billions)	$117.6	$107.5	$101.6

Within this servicing portfolio are, as of December 31, 2012, approximately 7,563 loans with a total principal balance of approximately $73.6.9 billion that are included in approximately 184 commercial mortgage-backed securitization transactions.

KRECM’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.  KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2012, 2011, the Mortgage Bankers Association of America ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

KRECM is approved as the master servicer and primary servicer for commercial mortgage-backed securities rated by Moody’s, S&P, Fitch, and Morningstar. Moody’s does not assign specific ratings to servicers. KRECM is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Primary Servicer, and S&P has assigned to KRECM the rating of “Strong” as a master servicer and primary servicer. Fitch has assigned to KRECM the ratings of “CMS1” as a master servicer and “CPS1” as a primary servicer.  Morningstar has assigned KRECM the rankings of “MOR CS1” as master servicer and primary servicer.  S&P’s, Fitch’s, and Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

KRECM’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including:

(i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the CREFC format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KRECM is the primary servicer or the master servicer.

KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association. The following table sets forth the ratings assigned to KeyBank National Association’s long-term deposits and short-term deposits.

	S&P	Fitch	Moody’s
Long-Term Deposits	A-	A-	A3
Short-Term Deposits	A-2	F1	P-2

KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties and, accordingly, will not have any material adverse impact on the performance of the KRECM Serviced Loans or the performance of the certificates.

KRECM has developed policies, procedures and controls for the performance of its servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act of 1933, as amended. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KRECM’s servicing policies and procedures for the servicing functions it will perform under its primary servicing agreement for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans.  Otherwise, KRECM’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KRECM is, as the primary servicer, generally responsible for the primary servicing functions with respect to the KRECM Serviced Loans.  KRECM may from time to time perform some of its servicing obligations under its primary servicing agreement through one or more third-party vendors that provide servicing functions such as appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services, and other services necessary in the routine course of acquiring, managing and disposing of REO Property.  KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KRECM will remain liable for its servicing obligations under its primary servicing agreement as if KRECM had not retained any such vendors.

Generally, all amounts received by KRECM on the KRECM Serviced Loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KRECM and are then allocated and transferred to the appropriate account within the time required by its primary servicing agreement.  Similarly, KRECM generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KRECM will not have primary responsibility for custody services of original documents evidencing the KRECM Serviced Loans.  KRECM may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular KRECM Serviced Loans or otherwise.  To the extent that KRECM has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard described in its primary servicing agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which KRECM was acting as primary servicer has experienced a servicer event of default as a result of any action or inaction of KRECM as primary servicer including as a result of KRECM’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time KRECM is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business.  KRECM does not believe that any such lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to its primary servicing agreement.  KRECM is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KRECM at this time.

THE TRUSTEE, CERTIFICATE ADMINISTRATOR AND CUSTODIAN

Deutsche Bank Trust Company Americas (“DBTCA”), will act as trustee (in that capacity, the “Trustee”) and as the certificate administrator (in that capacity, the “Certificate Administrator”), the Custodian and the Paying Agent under the Pooling and Servicing Agreement.

DBTCA is a New York banking corporation  with its offices located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration–UB13C5, and its telephone number is (714) 247-6000.

DBTCA and its affiliates have provided corporate trust services since 1991.  DBTCA and its affiliates have previously been appointed to the role of trustee for over 1,900 mortgage-backed transactions and has significant experience in this area.  In 2011 through 2013, DBTCA and its affiliates have been appointed to act as trustee or certificate administrator on 37 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $32 billion.  In its capacity as trustee on commercial-mortgage securitizations, DBTCA is generally required to make an advance if the related master servicer or special servicer fails to make a required advance.  In the past three years, DBTCA, as trustee has not been required to make an advance on a commercial mortgage-backed securities transaction.  To the best of its knowledge, DBTCA has no pending legal proceedings that would materially affect its ability to perform its duties as Trustee on behalf of the Certificateholders.

DBTCA will act as Custodian of the Mortgage Loan files pursuant to the Pooling and Servicing Agreement. DBTCA and its affiliates have performed this custodial role in numerous mortgage-backed transactions since 1991. DBTCA will maintain the Mortgage Loan files in secure, fire-resistant facilities. DBTCA will not physically segregate the Mortgage Loan files from other mortgage files in DBTCA’s custody but will keep them in shared facilities. However, DBTCA’s proprietary document tracking system will show the location within DBTCA’s facilities of each Mortgage Loan file and will show that the Mortgage Loan Documents are held on behalf of the Issuing Entity.

The foregoing information concerning the Trustee and the Certificate Administrator has been provided by the Trustee and the Certificate Administrator.  The Trustee and the Certificate Administrator do not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Trustee or the Certificate Administrator), the Certificates, the Mortgage Loans, this free writing prospectus (other than as to the accuracy of the information provided by the Trustee and the Certificate Administrator) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.

The Depositor, the Underwriters, the Sponsors, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer and the Operating Advisor may maintain banking and other commercial relationships with the Trustee/Certificate Administrator and its affiliates.

Certain Matters Regarding the Trustee

The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, bad faith or fraud; provided, however, that if no Servicer Termination Event has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling and Servicing Agreement, the Trustee will be required to examine those documents and to determine whether they conform on their face to the requirements of that agreement.  Within 30 days after the occurrence of any Servicer Termination Event of which the Trustee has actual knowledge, the Trustee is required to promptly transmit by mail to the Depositor, the Certificate Administrator (who then is required to notify all Certificateholders), the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), notice of such occurrence, unless such termination event shall have been cured.

The Pooling and Servicing Agreement provides that the Trustee shall not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.  In addition, the Trustee is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).  If no Servicer Termination Event shall have occurred and be continuing, the Trustee will not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require indemnity reasonably satisfactory to it from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee, representative or agent of the Trustee, will be entitled to indemnification by the Issuing Entity, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising out of or incurred by the Trustee in connection with its participation in the transaction and any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Trustee made in the Pooling and Servicing Agreement.

The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).  Upon receiving such notice of resignation, the Depositor will be required to promptly appoint a successor Trustee acceptable to the Master Servicer.  If no successor Trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

The Trustee shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer (except during any period when the Trustee has assumed the duties of the Master Servicer or Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement) and (iii)(a) an institution whose unsecured long-term debt is rated at least “A-” by Fitch and “A2” by Moody’s and (b) whose short-term unsecured debt is rated at least “F1” by Fitch and “P-1” by Moody’s, or such other ratings as are acceptable to the Rating Agencies, or has a fiscal agent that would be an eligible Trustee under the Pooling and Servicing Agreement.

If at any time the Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, any public officer takes charge or control of the Trustee or its property, the Master Servicer or the Depositor will be authorized to remove the Trustee and appoint a successor Trustee.  In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may at any time, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.  Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement.  No Trustee under the Pooling and Servicing Agreement will be personally liable by reason of any act or omission of any other trustee that may be appointed in the future under the Pooling and Servicing Agreement.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.  Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Issuing Entity all accrued and unpaid compensation and expenses and indemnity amounts through the date of termination, plus the reimbursement of all advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement.  In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee or otherwise associated with that termination, necessary to effect the transfer of its responsibilities to the successor trustee.  Any successor trustee must have a combined capital and surplus of at least $50,000,000 and have a debt rating that satisfies certain criteria set forth in the Pooling and Servicing Agreement.  The Trustee will be required to bear all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Trustee.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination.  See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

The Depositor may terminate the Trustee upon 5 business days’ notice if the Trustee fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Certain Matters Regarding the Certificate Administrator

Under the terms of the Pooling and Servicing Agreement, the Certificate Administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Certificate Administrator, DBTCA is responsible for the preparation and filing of all tax returns on behalf of the Trust REMICs and the Grantor Trust.

The Certificate Administrator shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer and (iii)(a) an institution whose unsecured long-term debt is rated at least “A-” by Fitch and “A2” by Moody’s, and (b) whose short-term unsecured debt is rated at least “F1” by Fitch and “P-1” by Moody’s, or such other ratings as are acceptable to the Rating Agencies.

The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, bad faith or fraud.

If at any time the Certificate Administrator ceases to be eligible to continue as Certificate Administrator under the Pooling and Servicing Agreement, or if at any time the Certificate Administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Certificate Administrator, any public officer takes charge or control of the Certificate Administrator or its property, the Master Servicer or the Depositor will be authorized to remove the Certificate Administrator and appoint a successor Certificate Administrator.  In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may at any time, remove the Certificate Administrator under the Pooling and Servicing Agreement and appoint a successor Certificate Administrator.

The Pooling and Servicing Agreement provides that the Certificate Administrator shall not be liable for an error of judgment made in good faith by a responsible officer of the Certificate Administrator, unless it shall be proved that the Certificate Administrator was negligent in ascertaining the pertinent facts.  In addition, the Certificate Administrator will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the Voting Rights, relating to the time, method and place of conducting any proceeding for any remedy available to the Certificate Administrator, or exercising any trust or power conferred upon the Certificate Administrator, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).

The Certificate Administrator and any director, officer, employee, representative or agent of the Certificate Administrator, will be entitled to indemnification by the Issuing Entity for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the Certificate Administrator in connection with its participation in the transaction and any act or omission of the Certificate Administrator relating to the exercise and performance of any of the powers and duties of the Certificate Administrator (including in any capacities in which it serves, e.g., Paying Agent, REMIC administrator, Authenticating Agent, custodian, Certificate Registrar and 17g-5 Information Provider) under the Pooling and Servicing Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Certificate Administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Certificate Administrator in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Certificate Administrator made in the Pooling and Servicing Agreement.

The Certificate Administrator will be entitled to perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents, nominees, custodians or attorneys, and the Certificate Administrator will not be relieved of any of its duties or obligations by virtue of the appointment of any agents, nominees, custodians or attorneys.

The Certificate Administrator will be the REMIC administrator, custodian and the 17g-5 Information Provider.

The Certificate Administrator will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).  Upon receiving this notice of resignation, the Trustee will be required to promptly appoint a successor Certificate Administrator (which may be the Trustee if the resigning Certificate Administrator is not the Trustee).  If no successor Certificate Administrator shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Certificate Administrator may petition any court of competent jurisdiction to appoint a successor Certificate Administrator.  The Certificate Administrator will be required to bear all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Certificate Administrator.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

As compensation for the performance of its routine duties, the Trustee and Certificate Administrator will be paid a fee (collectively, the “Trustee/Certificate Administrator Fee”).  The Trustee/Certificate Administrator Fee will be payable monthly from general collections on the Mortgage Pool (prior to application of such interest payments to make payments on the certificates), will accrue at a rate (the “Trustee/Certificate Administrator Fee Rate”) equal to 0.0004% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and based on the Stated Principal Balance of the related Mortgage Loan as of the Due Date in the immediately preceding Collection Period.  In addition, the Trustee and Certificate Administrator will each be entitled to recover from the Issuing Entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misconduct, bad faith, fraud or negligence.

PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN AND AUTHENTICATING AGENT

The Certificate Administrator will be the paying agent (in that capacity, the “Paying Agent”).  In addition, the Certificate Administrator will initially serve as registrar (in that capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in that capacity, the “Authenticating Agent”).  The Certificate Administrator will be responsible for paying the fees of each such agent.

Based solely on the monthly loan information provided by the Master Servicer, the Certificate Administrator will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date.  In accordance with the Pooling and Servicing Agreement and based on the monthly loan information provided by the Master Servicer, the Certificate Administrator will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period.  In performing these obligations, the Certificate Administrator will be able to conclusively rely on the information provided to it by the Master Servicer, and the Certificate Administrator will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer.

The Certificate Administrator is acting as custodian of the Mortgage Loan files pursuant to the Pooling and Servicing Agreement (in such capacity, the “Custodian”).  The Custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders.  The Custodian will hold the Mortgage Loan files exclusively for the use and benefit of the Issuing Entity.  The Custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid.  The disposition of the Mortgage Loan files will be governed by the Pooling and Servicing Agreement.

THE OPERATING ADVISOR

Situs Holdings, LLC (“Situs Holdings”) will act as the operating advisor (the “Operating Advisor”) under the Pooling and Servicing Agreement.  See “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus.

The principal executive offices of Situs Holdings are located at 4665 Southwest Freeway, Houston, Texas 77027.  Situs Holdings has a special servicer rating of “CSS2” from Fitch, MOR CS2/Stable from Morningstar and is on S&P’s Select Servicer list as a United States Commercial Mortgage Special Servicer ranked “Average.”  Situs Holdings is approved by Moody’s as a special servicer for CMBS transactions.  The primary special servicing operations of Situs Holdings are located in San Francisco, California.  As of December 2012, Situs Holdings directly managed 154 CMBS specially-serviced assets with an aggregate unpaid principal balance (“UPB”) of approximately $2.26 billion and 466 non-performing whole loans with an aggregate UPB of approximately $2.39 billion.  Situs Holdings is the named special servicer on 14 CMBS transactions with an aggregate UPB of approximately $21 billion.  Situs Holdings is the named operating advisor for seven CMBS transactions an aggregate UPB of approximately $8.9 billion.

In October 2011, Helios AMC, LLC acquired The Situs Companies LLC including its rated primary servicing subsidiary, Situs Asset Management LLC (“SAM”).  Shortly thereafter, the name of Helios AMC, LLC was changed to Situs Holdings, LLC.  SAM has a primary servicer rating of “CPS3+” from Fitch, MOR CS2/Stable from Morningstar and SAM is on S&P’s Select Servicer list as a United States Commercial Mortgage Primary Servicer ranked “Above Average.”  As of December 1, 2012, SAM was the primary servicer for 1,031 loans with an approximate aggregate UPB of $9.799 billion.  Situs Serv L.P., an affiliate of SAM, was appointed the operating advisor for the first TALF securitization, DDR I Depositor LLC Trust 2009, a CMBS securitization with an approximate UPB of $400 million.

Unless otherwise noted, all the statistical information contained in this description is a composite of Situs Holdings and SAM and its affiliates (“Situs”).  Situs is involved in the commercial real estate advisory business and engages principally in:

●	Real estate consulting

●	Primary Servicing

●	CMBS Special Servicing

●	Asset Management

●	Due Diligence and Underwriting

Since 1985, Situs has provided commercial real estate advisory, due diligence and business solutions to the lending and real estate industries.  Situs has major offices located across the United States in San Francisco, New York and Houston as well as offices in London, Copenhagen and Frankfurt.  Situs provides services to financial institutions, investors and servicers as well as to agencies of the United States government.

Situs has detailed policies and operating procedures to maintain compliance with its servicing obligations and the servicing standard under the applicable servicing agreements, including procedures for managing delinquent and special serviced loans and trust/operating advisor responsibilities.  Policies and procedures are reviewed annually and centrally managed.  Furthermore, Situs’ business continuity plan is reviewed annually.

No securitization transaction involving commercial mortgage loans in which Situs was acting as primary servicer, master servicer, special servicer or trust/operating advisor has experienced an event of default as a result of any action or inaction of Situs as primary servicer, master servicer, special servicer or trust/operating advisor, as applicable, or as a result all advances required to be made by it under the servicing agreements on the commercial mortgage loans serviced by Situs in securitization transactions.

From time to time Situs Holdings may be a party to lawsuits and other legal proceedings as part of its servicing duties in other transactions (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.  However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Situs Holdings or of which any of its property is the subject, that would have a material adverse effect on Situs Holdings’ business or its ability to serve as operating advisor under the Pooling and Servicing Agreement or that is material to the holders of the Certificates.

Situs Holdings is not an affiliate of the depositor, the sponsors, the underwriters, the issuing entity, the master servicer, the special servicer, the certificate administrator, the trustee or any originator.

The information set forth in this subheading “—The Operating Advisor” concerning Situs has been provided by Situs Holdings.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s rights, obligations, removal, replacement, resignation, transfer, and compensation are described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus.  Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

SIGNIFICANT OBLIGORS

The Mortgaged Property identified on Annex A-1 to this free writing prospectus as Santa Anita Mall, representing approximately 14.5% of the Initial Outstanding Pool Balance and the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Valencia Town Center, representing approximately 13.1% of the Initial Outstanding Pool Balance, are each a “significant obligor” of the Issuing Entity within the meaning given to that term under Regulation AB of the Securities Act of 1933, as amended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

UBS Commercial Mortgage Securitization Corp., the Depositor, is an affiliate of UBSRES, a Sponsor and a Mortgage Loan Seller, and UBS Securities LLC, one of the Underwriters.

Barclays, a Sponsor and a Mortgage Loan Seller, is an affiliate of Barclays Capital Inc., one of the Underwriters.

Barclays, an affiliate of one of the Underwriters, provides warehouse financing to AMF II, one of the Sponsors, through a master repurchase facility.  All of the AMF II Mortgage Loans, representing approximately 3.8% of the Initial Outstanding Pool Balance, are subject to that repurchase facility.  Proceeds received by AMF II in connection with the contribution of the AMF II Mortgage Loans to this securitization transaction will be applied, among other things, to make payments to Barclays as the repurchase agreement counterparty.

Barclays also provides warehouse financing to RAIT CMBS Conduit II, LLC, an affiliate of RAIT Funding, LLC, an originator, through a master repurchase facility.  All of the RAIT Mortgage Loans, representing approximately 2.0% of the Initial Outstanding Pool Balance, are subject to that repurchase facility.  Proceeds received by RAIT in connection with the contribution of the RAIT Mortgage Loans to this securitization transaction will be applied, among other things, to make payments to Barclays as the repurchase agreement counterparty.

KeyBank National Association, a Sponsor and a Mortgage Loan Seller, is an affiliate of KeyBanc Capital Markets Inc., one of the Underwriters, and KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, a primary servicer.

Pursuant to an interim servicing agreement between Midland and UBSRES, Midland acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBSRES and its affiliates, including, prior to their inclusion in the issuing entity, certain of the UBSRES Mortgage Loans (approximately $808,317,664 aggregate Cut-off Date Balance).

DESCRIPTION OF THE MORTGAGE POOL

General

The Issuing Entity to be created by the Depositor will consist of a pool (the “Mortgage Pool”) of 81 fixed-rate mortgage loans (collectively, the “Mortgage Loans”) secured by first liens on 122 commercial, multifamily and manufactured housing community properties (each, a “Mortgaged Property,” and collectively, the “Mortgaged Properties”).  The Mortgage Pool has an aggregate principal balance as of the Cut-off Date of approximately $1,485,042,824 (the “Initial Outstanding Pool Balance”), subject to a variance of plus or minus 5%.  The principal balances of the Mortgage Loans as of the related due date of such Mortgage Loan in February 2013 (or February 1, 2013 if such Mortgage Loan does not have a due date in February 2013) (the “Cut-off Date”) (each, a “Cut-off Date Balance”) will range from $1,655,754 to $215,000,000 and the average Cut-off Date Balance will be $18,333,862, subject to a variance of plus or minus 5.0%.  The calculations of the Initial Outstanding Pool Balance and the respective Cut-off Date Balances of the Mortgage Loans are based on the assumption that all scheduled payments of principal due with respect to the Mortgage Loans during February 2013 are timely made.  All numerical information provided in this free writing prospectus with respect to the Mortgage Loans is provided on an approximate basis.  All percentages of the Mortgage Pool referred to in this free writing prospectus without further description are approximate percentages of the Initial Outstanding Pool Balance.  Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate.  Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

References to “Mortgage Loan” in this heading “Description of the Mortgage Pool” do not refer to any related Companion Loan or Loan Combination, unless otherwise indicated.

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Santa Anita Mall is referred to as the “Santa Anita Mall Mortgage Loan” or the “Pari Passu Mortgage Loan”.  The Santa Anita Mall Mortgage Loan has a pari passu companion loan that is not included in the Mortgage Pool and is referred to in this free writing prospectus as the “Santa Anita Mall Pari Passu Companion Loan“ or “Pari Passu Companion Loan“, which is pari passu in right of payment to the Santa Anita Mall Mortgage Loan.  The Santa Anita Mall Mortgage Loan and the Santa Anita Mall Pari Passu Companion Loan are collectively referred to in this free writing prospectus as the “Santa Anita Mall Pari Passu Loan Combination“ or the “Pari Passu Loan Combination“.  For more information regarding the Santa Anita Mall Pari Passu Loan Combination, see “—Loan Combination—Santa Anita Mall Pari Passu Loan Combination” below.

The Santa Anita Mall Pari Passu Companion Loan is referred to in this free writing prospectus as a “Companion Loan”.  The Santa Anita Mall Pari Passu Loan Combination is referred to in this free writing prospectus as a “Loan Combination”.

Each Mortgage Loan is evidenced by one or more promissory notes (each, a “Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”).  Each of the Mortgages creates a first lien on the interests of the related borrower or mortgagor in the related Mortgaged Property, as set forth on the following table:
Interest of Borrower Encumbered	Number of Mortgaged Properties	% of Initial Outstanding Pool Balance(1)
Fee Simple Estate(2)	116	65.5%
Fee Simple/Leased Fee	2	27.6
Leasehold	2	5.6
Fee Simple/Leasehold	2	1.2
Total	122	100.0%

(1)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that relates to a Mortgage Loan secured by more than one Mortgaged Property is based on Allocated Loan Amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values and/or square footage of each Mortgaged Property and/or each Mortgaged Property’s underwritten net cash flow).

(2)	Includes Mortgage Loans secured by the borrower’s leasehold interest in the related Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.

In general, the Mortgage Loans secured by Mortgaged Properties located in Maryland have each been structured as an indemnity deed of trust (an “IDOT”).  The IDOT is structured so that the lender makes the loan to an affiliate of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a deed of trust on the property owner’s property.  Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities.  In the case of a Mortgage Loan structured as an IDOT, references to “borrower” in this free writing prospectus will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.
Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Outstanding Pool Balance
6th	0	39	46.8%
1st	5	29	43.8%
6th	2	3	4.9%
1st	0	10	4.4%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each Mortgage Loan.  The information in the table is based on the related Mortgage Loan Documents.  Certain jurisdictions may impose a statutorily longer grace period.  See

Annex A-1 to this free writing prospectus for information on the number of days before a payment default is an event of default under each Mortgage Loan.

Security for the Mortgage Loans

None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any Sponsor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator or the Custodian, or any of their respective affiliates.  Each Mortgage Loan is or should be considered to be nonrecourse.  In the event of a default under any Mortgage Loan, the lender’s remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan.  Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower’s (or with respect to any indemnity deed of trust structure, the related property owner’s) interest in the leases, rents, issues and profits of the related Mortgaged Properties.  For purposes of the information contained in this free writing prospectus, with respect to Mortgage Loans with an indemnity deed of trust structure, references to the borrower refer to the borrower or the property owner, as applicable.  In certain instances, additional collateral exists in the nature of letters of credit, partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, “Reserve Accounts”).  In many cases, this additional collateral may be returned to the borrower prior to the related mortgage loan maturity date.

With limited exception, each Mortgage constitutes a first lien on a fee and/or leasehold interest in a Mortgaged Property, subject generally only to the following (collectively, “Permitted Encumbrances”) (i) liens for real estate taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the related Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, (iii) other matters to which like properties or properties in the same jurisdiction are commonly subject, and (iv) the rights of tenants, as tenants only, whether under ground leases or space leases at the Mortgaged Property.  However, in the case of some of the Mortgaged Properties, a related tenant may have a right of first refusal, right of first offer or right of first negotiation in connection with a purchase of, or a right to substitute, the subject Mortgaged Property, which right may be senior to the related Mortgage.  In addition, there may exist a purchase money security interest that encumbers various fixtures at a Mortgaged Property.  Furthermore, under applicable state laws, certain after occurring liens and charges (such as liens for real estate taxes) may prime the mortgage encumbering a mortgaged property.  See “Risk Factors—Risks Related to the Mortgage Loans—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in this free writing prospectus.

Ten Largest Mortgage Loans

The following table sets forth information regarding the ten largest Mortgage Loans in the pool, which represent approximately 58.2% of the Initial Outstanding Pool Balance.

Ten Largest Mortgage Loans

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Interest Rate	Remaining Term to Maturity (Months)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio	LTV at Maturity	U/W NOI Debt Yield
Santa Anita Mall(2)	$215,000,000	14.5%	3.6545%	120	3.05x	46.7%	46.7%	11.8%
Valencia Town Center	195,000,000	13.1	3.6335%	119	3.03x	49.0%	49.0%	11.7%
SOP Portfolio	129,710,000	8.7	3.8000%	119	2.12x	67.1%	60.7%	13.2%
Harborplace	75,799,262	5.1	4.0400%	118	1.71x	70.2%	56.0%	10.3%
231 South LaSalle	74,806,897	5.0	4.1585%	118	1.86x	68.6%	55.0%	11.6%
CAPREIT Midwest Portfolio	51,300,000	3.5	4.1330%	119	1.48x	74.1%	62.7%	9.3%
True Value Distribution Centers Portfolio	32,442,998	2.2	4.2625%	119	1.53x	52.1%	37.9%	11.2%
Residence Inn San Diego Mission Valley	30,937,000	2.1	4.6560%	120	1.86x	56.0%	45.5%	12.8%
Summit Hotel Portfolio	29,350,000	2.0	4.4600%	120	1.93x	60.0%	48.4%	13.7%
155 Fifth Avenue	29,212,819	2.0	4.2085%	119	1.35x	60.9%	48.8%	8.3%
Total/Wtd. Avg	$863,558,976	58.2%	3.8824%	119	2.40x	57.3%	51.6%	11.6%

(1)
Debt service coverage ratios for mortgage loans that provide for an initial interest-only period that ends prior to maturity or the anticipated repayment date, as applicable, and provide for scheduled amortization payments thereafter are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period.

(2)
For the Santa Anita Mall Mortgage Loan, the numerical and statistical information relating to loan-to-value ratios and debt yields includes the Santa Anita Mall Mortgage Loan (which will be included in the issuing entity) and the Santa Anita Mall Pari Passu Companion Loan (which will not be included in the issuing entity).  For purposes of calculating debt service coverage ratios for the Santa Anita Mall Mortgage Loan, the annual debt service is based on the aggregate payments due during the first 12 months after the cut-off date for the Santa Anita Mall Mortgage Loan and the Santa Anita Mall Pari Passu Companion Loan.

Information with respect to each of the above mortgage loans or groups is set forth in Annex B to this free writing prospectus.

Sale of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before February 28, 2013 (the “Closing Date”) from UBSRES, Barclays, GECC, KeyBank and AMF II (collectively, the “Mortgage Loan Sellers” or the “Sponsors”), pursuant to five separate mortgage loan purchase agreements (each a “Mortgage Loan Purchase Agreement”), each between the applicable Mortgage Loan Seller and the Depositor.  See “The Sponsors and the Mortgage Loan Sellers” in this free writing prospectus.

Of the Mortgage Loans to be included in the Issuing Entity:

Twenty-nine (29) of the Mortgage Loans (the “UBSRES Mortgage Loans”), representing approximately 57.5% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $853,630,470, will be transferred to the Depositor by UBSRES;

Twenty-five (25) of the Mortgage Loans (the “Barclays Mortgage Loans”), representing approximately 28.8% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $426,996,574, will be transferred to the Depositor by Barclays;

Twelve (12) of the Mortgage Loans (the “GECC Mortgage Loans”), representing approximately 5.5% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $82,181,199, will be transferred to the Depositor by GECC;

Seven (7) of the Mortgage Loans (the “KeyBank Mortgage Loans”), representing approximately 4.4% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $65,534,581, will be transferred to the Depositor by KeyBank; and

Eight (8) of the Mortgage Loans (the “AMF II Mortgage Loans”), representing approximately 3.8% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $56,700,000, will be transferred to the Depositor by AMF II.

Each of the Mortgage Loan Sellers or one of its affiliates originated or acquired the Mortgage Loans as to which it is acting as Mortgage Loan Seller.

Each of the Mortgage Loan Sellers will make certain representations and warranties with respect to the Mortgage Loans sold by it and, with respect to a breach of any such representation or warranty that materially and adversely affects (i) the value of a Mortgage Loan sold by it, (ii) the value of the related Mortgaged Property or (iii) the interests of the Trustee therein, the related Mortgage Loan Seller generally will be required to cure such breach, repurchase the Mortgage Loan, substitute another mortgage loan for that Mortgage Loan or make a Loss of Value Payment. See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

The information set forth in this free writing prospectus concerning the Mortgage Loan Sellers and the underwriting conducted by each Mortgage Loan Seller with respect to the related Mortgage Loans, has been provided by the respective Mortgage Loan Sellers.

A description of the underwriting standards of each Mortgage Loan Seller is set forth above under “The Sponsors and the Mortgage Loan Sellers” in this free writing prospectus.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Certain Underwriting Matters

Environmental Site Assessments.  Other than as described below, environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the 12-month period prior to the Cut-off Date.  In some cases these assessments or updates revealed the existence of material environmental conditions.  The Mortgage Loan Sellers have informed the Depositor that, except where disclosed otherwise in this free writing prospectus, where such conditions were identified:

●	the circumstance or condition has been remediated in all material respects;

●	the borrower or a third party has escrowed funds to effect the remediation, although such escrows may not be held by the lender;

●	a responsible party, not related to the borrower, has been identified by the applicable governmental authority;

●
an operations and maintenance plan has been or will be implemented or the related borrower or an affiliate thereof is otherwise currently taking or required to take actions to address the circumstance or condition;

●	environmental insurance with respect to such condition has been obtained;

●	an indemnity or guaranty with respect to such condition was obtained from a responsible third party or the loan sponsor;

●
a “no further action” letter or other evidence has been obtained stating that the applicable governmental authority has no current intention of taking any action, or of requiring that any action be taken by the borrower or any other person, with respect to such condition; or

●	an environmental consultant did not recommend further investigation or remediation.

For more information regarding environmental considerations, see “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this free writing prospectus.

The information contained in this free writing prospectus regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or any of their respective affiliates.  There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

Property Condition Assessments.  Each Mortgage Loan Seller has informed the Depositor that, with certain limited exceptions, inspections of most of the related Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees (which may have been employees) of Mortgage Loan Seller within the 12-month period prior to the Cut-off Date.  With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures.  The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment.  In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

In addition, in the case of certain Mortgage Loans, the related borrower is undertaking significant tenant improvements.  In some (but not all) instances, cash reserves were established with the lender to fund such tenant improvements.

Appraisals and Market Analysis.  Each Mortgage Loan Seller has informed the Depositor that an appraisal or market analysis for all of the related Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of such Mortgage Loan Seller within the 12-month period prior to the Cut-off Date.  Such appraisal contained a statement or was accompanied by a letter from the related appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the appraisal was completed.  In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value.  There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals and Market Studies Have Certain Limitations” in this free writing prospectus.

Property, Liability and Other Insurance.  In the case of each Mortgage Loan (except where self-insurance is permitted or where the borrower’s requirements to maintain insurance are governed by the terms of a related ground lease or other long-term lease), the related Mortgage Loan Documents generally require, or permit the lender to require, that:  (i) the related Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the least of (a) the outstanding principal balance of the related Mortgage Loan (and any related Companion Loan), (b) 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or (c) with respect to certain Mortgage Loans, the full insurable actual cash value of the Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation.  In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

If any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the “Federal Register” by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, then (except where self-insurance is permitted or where the borrower’s requirements to maintain insurance are governed by the terms of a related ground lease or other long-term lease or except where not permitted under the Mortgage Loan Documents) a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan (and any related Companion Loan), (2) the maximum amount of insurance available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended, plus such excess coverage as would be required by a prudent lender and (3) 100% of the replacement cost of the improvements.  Notwithstanding the foregoing, in the case of a Mortgaged Property operated as a manufactured housing community, flood insurance may not have been obtained if the only uninsured improvements in the area identified as having special flood hazards are manufactured home pads.

In most cases (except where self-insurance is permitted or where the borrower’s requirements to maintain insurance are governed by the terms of a related ground lease or other long-term lease), each Mortgage generally requires the related borrower to maintain (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or gross receipts from the related Mortgaged Property for not less than six months (although some Mortgage Loans permit a shorter period).

With respect to each of the Mortgaged Properties, if any of the required insurance policies contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts,” subject to the following paragraph, the related borrower must obtain and maintain terrorism coverage to cover such exclusions from a “Qualified Carrier” under the related loan agreement, or in the event that such terrorism coverage is not available from a “Qualified Carrier,” the related borrower is required to obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

Certain of the Mortgage Loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers are required to maintain terrorism insurance if such insurance is not available at commercially reasonable rates and/or if such insurance is not then being maintained for similarly situated properties in the area of the subject mortgaged property, or (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount in order to obtain such terrorism insurance, or, (iii) permitting the related borrower to rely on terrorism insurance obtained by, or on self-insurance provided by, a tenant, or (iv) permitting the related borrower to rely on the insurance requirements contained in a related ground lease or other long-term lease.

For example, with respect to the following Mortgage Loans, the related borrower’s obligation to obtain terrorism insurance is limited in the following ways:

●
In the case of the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Chatham Retail and Pogoda Self Storage Portfolio, which secure Mortgage Loans representing approximately 1.2% and 0.9%, respectively, of the Initial Outstanding Pool Balance, in the event TRIPRA or a subsequent statute, reauthorization or extension of TRIPRA is not in effect, there will be a terrorism insurance premium cap equal to 200% of the then-applicable annual insurance premium that is payable by the borrower.

For a further discussion of limitations regarding terrorism insurance coverage on the Mortgaged Properties, see “Risk Factors—Risks Related to the Mortgage Loans—Availability of Terrorism Insurance” in this free writing prospectus.

In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war.  In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events.

In some cases, the related Mortgage Loan Documents permit the related borrower to rely on self-insurance or other agreements provided by a tenant in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related ground lease or other long-term lease.  In addition, with respect to some of the mortgaged properties, a sole tenant, a significant tenant or a credit-rated tenant is permitted to provide self-insurance against risks and/or has agreed to rebuild or just continue paying rent in the event of a casualty.  To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when the loss occurs.

In some cases, required insurance is provided under a blanket policy that also insures properties that secure mortgage loans owned by the related loan sponsor that are not included in this securitization.  For example, with respect to the 20 largest Mortgage Loans, certain insurance for thirty-four (34) of the related Mortgaged Properties, which collectively secure Mortgage Loans representing approximately 66.4% of the Initial Outstanding Pool Balance by Allocated Loan Amount, is under a borrower’s blanket insurance policy.  With respect to certain of these Mortgage Loans, the related borrower may be required to make payments to an insurance reserve if the related Mortgaged Property is no longer covered by the blanket insurance policy.  The blanket insurance risk is magnified when affiliated loans in the same pool are covered by the same blanket policy.

See “Risk Factors—Risks Related to the Mortgage Loans—Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties” and “Risk Factors—Risks Related to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this free writing prospectus.

Loan Combination

The following table sets forth certain information regarding the Mortgage Loan and Companion Loan that comprise the Loan Combination:

Mortgage Loan	Cut-off Date Balance	Companion Loan Cut-off Date Balance	Total Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR	Trust Cut- off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield	Additional Debt Description
Santa Anita Mall	$215,000,000	$70,000,000	$285,000,000	3.05x	3.05x	46.7%	46.7%	11.8%	11.8%	Pari Passu

Santa Anita Mall Pari Passu Loan Combination

Santa Anita Mall Mortgage Loan. One Mortgage Loan secured by the Mortgaged Property identified as Santa Anita Mall on Annex A-1 to this free writing prospectus, representing approximately 14.5% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $215,000,000 (the “Santa Anita Mall Mortgage Loan”), is part of a loan combination comprised of two mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Santa Anita Mall Mortgaged Property”). The Santa Anita Mall Mortgage Loan is evidenced by promissory notes A-2-1 and A-2-2 and has an aggregate Cut-off Date Balance of $215,000,000. The mortgage loan evidenced by promissory notes A-1-1 and A-1-2, with an aggregate outstanding principal balance of $70,000,000, is pari passu to the Santa Anita Mall Mortgage Loan and is referred to in this free writing prospectus as the “Santa Anita Mall Pari Passu Companion Loan”. The Santa Anita Mall Pari Passu Companion Loan will not be included in the Issuing Entity. Only the Santa Anita Mall Mortgage Loan will be included in the Issuing Entity. The Santa Anita Mall Mortgage Loan and the Santa Anita Mall Pari

Passu Companion Loan are pari passu with each other. The Santa Anita Mall Mortgage Loan and the Santa Anita Mall Pari Passu Companion Loan are collectively referred to in this free writing prospectus as the “Santa Anita Mall Pari Passu Loan Combination” or the “Pari Passu Loan Combination”.

The holders of the Santa Anita Mall Pari Passu Loan Combination (the “Santa Anita Mall Noteholders”) have entered into a co-lender agreement (the “Santa Anita Mall Co-Lender Agreement”) that sets forth the respective rights of each Santa Anita Mall Noteholder.

Servicing.  Pursuant to the terms of the Santa Anita Mall Co-Lender Agreement, the Santa Anita Mall Pari Passu Loan Combination will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer according to the Servicing Standard.

Distributions. Under the terms of the Santa Anita Mall Co-Lender Agreement, any payment in respect of the Santa Anita Mall Pari Passu Loan Combination (whether principal or interest or prepayment under the Santa Anita Mall Pari Passu Loan Combination, or proceeds relating to the Santa Anita Mall Mortgaged Property (in each case, subject to the rights of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement)) will be applied to the Santa Anita Mall Mortgage Loan and the Santa Anita Mall Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances.  The Santa Anita Mall Co-Lender Agreement also provides that expenses, losses and shortfalls relating to the Santa Anita Mall Pari Passu Loan Combination will be allocated, on a pro rata and pari passu basis, to the Santa Anita Mall Noteholders.

Consent and Consultation.  As described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus, prior to a Control Termination Event, the Directing Holder will have the right to consult with, direct and advise (including with respect to Major Decisions) the Master Servicer and the Special Servicer with respect to the Santa Anita Mall Pari Passu Loan Combination. Prior to a Consultation Termination Event, the Directing Holder will have the right to consult (on a non-binding basis) with the Master Servicer and Special Servicer with respect to Major Decisions to be taken with respect to the Santa Anita Mall Pari Passu Loan Combination.

Additional Mortgage Loan Information

General.  The information in this free writing prospectus (including the Annexes to this free writing prospectus) set forth certain information with respect to the Mortgage Loans and Mortgaged Properties.  Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, with principal balances adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date.  Information with respect to a Mortgaged Property that is part of a Mortgage Loan with multiple properties is based on the Allocated Loan Amount for such Mortgaged Property.  With regard to the Mortgaged Properties located in California, Northern California properties have a zip code greater than 93600 and Southern California properties have a zip code less than or equal to 93600.  The statistics in the schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers.  Such information and operating statements were generally unaudited and, in most cases, were not prepared in accordance with generally accepted accounting principles (“GAAP”).  The sum of the amounts in any charts throughout this free writing prospectus, including the Annexes to this free writing prospectus, may not equal the indicated total under such column due to rounding.

Net income for a Mortgaged Property as determined in accordance with GAAP is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in this free writing prospectus and in the Annexes to this free writing prospectus.  In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property’s operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity.  No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this free writing prospectus with respect to any Mortgaged Property intended to represent such future net cash flow.

ARD Loans.  Two Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Walgreens – Claycomo and CVS - Evansville (each, an “ARD Loan” and collectively, the “ARD Loans”, representing approximately 0.2% and 0.2%, respectively of the Initial Outstanding Pool Balance, each provide that if, after a certain date (an “Anticipated Repayment Date”), the respective borrower has not prepaid such respective Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated mortgage rate (the “Initial Rate”).  For each ARD Loan, the Anticipated Repayment Date is January 1, 2023.  The Revised Rate for each ARD Loan is equal to the greater of:  (i) Initial Rate plus two (2) percent per annum; or (ii) the Treasury Rate for the week ending prior to the Anticipated Repayment Date plus two (2) percent per annum.  The term “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the determination date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Anticipated Repayment Date.  There can be no assurance that the respective borrower will pay the respective ARD Loan in full on or near its Anticipated Repayment Date.

“Excess Interest” with respect to each ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan after the Anticipated Repayment Date in excess of the interest accrued at the Initial Rate in respect of such ARD Loan.

Definitions.  For purposes of this free writing prospectus, including the information presented in the Annexes to this free writing prospectus, the indicated terms have the following meanings (to the extent used in this free writing prospectus):

(i)        “Administrative Fee Rate” for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the applicable Servicing Fee Rate, the Trustee/Certificate Administrator Fee Rate and the applicable Operating Advisor Fee Rate).

(ii)       “Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan Documents.

(iii)      “Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date for such Mortgage Loan (or in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during the amortization period.

(iv)     “Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value as stated in the most recent third party appraisal available to the applicable Mortgage Loan Seller.  In certain cases, the appraiser’s adjusted value assumes the completion of construction, renovation or repairs.  In most such cases, the applicable Mortgage Loan Seller has taken reserves sufficient to complete such construction, renovation or repairs.  No representation is made that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

(v)     “Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity for such Mortgage Loan, assuming no payment defaults or principal prepayments.

(vi)     “Cut-off Date Loan-to-Value Ratio,” “Loan-to-Value Ratio,” “Cut-off Date LTV,” “Cut-off Date LTV Ratio,” “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

For purposes of calculating such ratios in this free writing prospectus with respect to any cross-collateralized Mortgage Loan, such calculations take into account the ratio of (i) the aggregate Cut-off Date Balance of all of the Mortgage Loans that are part of the applicable cross-collateralized group to (ii) the aggregate Appraised Value for all of the Mortgaged Properties that secure the Mortgage Loans that are part of the applicable cross-collateralized group.

(vii)     “Interest Rate” means, with respect to any Mortgage Loan, the related Mortgage Rate.

(viii)    “Leased Fee” means a Mortgaged Property type where the collateral consists of the borrower’s fee interest in land (excluding the improvements on the related Mortgaged Property) that is subject to a ground lease.  With respect to any Mortgage Loan evidenced by a Leased Fee interest, the tenant or tenants at the related improvements (which are not collateral for the Mortgage Loan) are not included in statistical information herein regarding the tenants at the Mortgaged Properties.

(ix)     “LTV Ratio at Maturity,” “Balloon LTV” or “Maturity Date LTV” means, with respect to any Mortgage Loan, (a) the Balloon Balance for such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

For purposes of calculating such ratios in this free writing prospectus with respect to any cross-collateralized Mortgage Loan, such calculations take into account the ratio of (i) the aggregate Balloon Balance of all of the Mortgage Loans that are part of the applicable cross-collateralized group to (ii) the aggregate Appraised Value for all of the Mortgaged Properties that secure the Mortgage Loans that are part of the applicable cross-collateralized group.

(x)       “Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified).  In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments).  Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

(xi)     “NRA” means net rentable area.

(xii)    “Occupancy” means the percentage of Square Feet, Units, Beds, Rooms or Pads, as the case may be, of a Mortgaged Property that was occupied or leased as of or, in the case of certain properties, average Units, Beds, Rooms or Pads, as the case may be, so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this free writing prospectus as the “Occupancy As-of Date”).  The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property.  The Occupancy presented in this free writing prospectus may include unoccupied space leased to an affiliate of the borrower (including space master leased to an affiliate of the borrower to increase occupancy to a “stabilized level”) and space subject to build-out or other construction or renovation.  The Occupancy may exclude area currently under renovation.  Information on Annex A-1 to this free writing prospectus concerning the “Largest Tenant,” “2nd Largest Tenant,” “3rd Largest Tenant,” “4th Largest Tenant” and “5th Largest Tenant” is presented as of the same date as of which the Occupancy is specified.

(xiii)   “Square Feet” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office facility, parking garage or other special purpose property, the square footage of the net rentable or leasable area.

(xiv)    “Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

(xv)    “U/W NOI Debt Yield” or “Underwritten NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income of the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan.

The U/W NOI Debt Yield in this free writing prospectus with respect to any cross-collateralized Mortgage Loan reflects (i) the aggregate Underwritten Net Operating Income for all of the Mortgaged Properties securing the Mortgage Loans that are part of the applicable cross-collateralized group, as a percentage of (ii) the aggregate Cut-off Date Balance for all of the Mortgage Loans that are part of the applicable cross-collateralized group.

(xvi)   “U/W NCF Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow of the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan.

The U/W NCF Debt Yield in this free writing prospectus with respect to any cross-collateralized Mortgage Loan reflects (i) the aggregate Underwritten Net Cash Flow for all of the Mortgaged Properties securing the Mortgage Loans that are part of the applicable cross-collateralized group, as a percentage of (ii) the aggregate Cut-off Date Balance for all of the Mortgage Loans that are part of the applicable cross-collateralized group.

(xvii)   “Underwritten Net Cash Flow,” “Underwritten NCF” or “U/W NCF,” with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.  Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

(xviii)  “Underwritten Net Operating Income,” “Underwritten NOI,” or “U/W NOI,” with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller.  In general, it is the estimated U/W Revenue derived from the use and operation of such Mortgaged Property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant) less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments).  The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this free writing prospectus.  Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller, the Master Servicer or the Special Servicer has control.  In some cases, the Underwritten Net Operating Income set forth in this free writing prospectus for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal and/or local market information was the primary basis for the determination.  From that information, the Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs.  In certain cases, the applicable Mortgage Loan Seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable Mortgage Loan Seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information.  In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements.  In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income.  In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable Mortgage Loan Seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over the Mortgage Loan or lease term.  No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

(xix)   “Units,“ “Beds,” “Rooms,” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes or (d) in the case of a Mortgaged Property operated as a self-storage property, the number of self-storage units.

(xx)    “U/W NCF DSCR,” “Underwritten NCF DSCR,” “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.

For purposes of calculating such ratios in this free writing prospectus with respect to any cross-collateralized Mortgage Loan, such calculations take into account the ratio of (i) the aggregate Underwritten Net Cash Flow for all of the Mortgaged Properties securing the Mortgage Loans that are part of the applicable cross-collateralized group to (ii) the aggregate Annual Debt Service for all of the Mortgage Loans that are part of the applicable cross-collateralized group.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  The Underwritten NCF DSCRs are presented in this free writing prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflect that ability.

(xxi)   “U/W NOI DSCR“ or “Underwritten NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.

For purposes of calculating such ratios in this free writing prospectus with respect to any cross-collateralized Mortgage Loan, such calculations take into account the ratio of (i) the aggregate Underwritten Net Operating Income for all of the Mortgaged Properties securing the Mortgage Loans that are part of the applicable cross-collateralized group to (ii) the aggregate Annual Debt Service for all of the Mortgage Loans that are part of the applicable cross-collateralized group.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  The Underwritten NOI DSCRs are presented in this free writing prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  Accordingly, no assurance can be given, and no representation is made, that the Underwritten NOI DSCRs accurately reflects that ability.

(xxii)  “U/W Revenue” with respect to any Mortgage Loan, the gross potential rent, subject to the assumptions and subjective judgments of each Mortgage Loan Seller as described under the definition of “Underwritten Net Operating Income” in this free writing prospectus.

(xxiii) “U/W EGI” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

With respect to the Santa Anita Mall Mortgage Loan, loan-to-value ratio in clauses (vi) and (ix), debt yield in clauses (xv), (xvi) and (xx), and debt service coverage ratio in clause (xxi) above were each calculated based on the aggregate principal balance, aggregate Balloon Balance or aggregate Annual Debt Service, as the case may be, of the Santa Anita Mall Mortgage Loan and the Santa Anita Mall Pari Passu Companion Loan as of the Cut-off Date.

Certain Terms and Conditions of the Mortgage Loans

Calculation of Interest.  All of the Mortgage Loans accrue interest on the basis of the actual number of days elapsed and a 360-day year.

None of the Mortgage Loans provide for negative amortization or for the deferral of interest.

Amortization of Principal.  The Mortgage Loans provide for one or more of the following:

Seventy-one (71) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing approximately 55.0% of the Initial Outstanding Pool Balance, provide for payments of interest and principal as of the Cut-off Date and then have expected Balloon Balances at the respective maturity dates.

Four (4) Mortgage Loans, representing approximately 30.3% of the Initial Outstanding Pool Balance, provide for payments of interest only until the maturity date and therefore have an expected Balloon Balance at the maturity date.

Five (5) Mortgage Loans, representing approximately 14.5% of the Initial Outstanding Pool Balance, provide for payments of interest only for a specified period following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of each such Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

One (1) Mortgage Loan, representing approximately 0.2% of the Initial Outstanding Pool Balance, provides for payments of interest and principal until the maturity date and is fully amortizing.

The ARD Loans, representing approximately 0.5% of the Initial Outstanding Pool Balance, provide for an increase in the related interest rate after the related Anticipated Repayment Date.  The Excess Interest with respect to each ARD Loan will be deferred and will not be paid until the principal balance and all other amounts related to such ARD Loan have been paid.  Any amount received in respect of that deferred interest will be distributed to the holders of the Class V certificates.  See “The Pooling and Servicing Agreement—Accounts—Class V Distribution Account” below.  In addition, after the related Anticipated Repayment Date, all excess cash flow from the related Mortgaged Property will be applied to reduce the outstanding principal balance of such ARD Loan until such balance is reduced to zero.

Prepayment Provisions.  The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last 3 to 13 scheduled payment dates (through and including the maturity date).  All of the Yield Maintenance Loans prohibit voluntary prepayment for a specified period from the Closing Date (the “Yield Maintenance Lock-Out Period”), and all of the Defeasance Loans prohibit Defeasance (as defined below) and voluntary prepayment for at least two years from the Closing Date (the “Defeasance Lock-Out Period”, and collectively with the Yield Maintenance Lock-Out Period, the “Lock-Out Periods”).  The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 23 months.  The Lock-Out Period, if any, for each Mortgage Loan is set forth on Annex A-1 to this free writing prospectus under the heading “—Prepayment Provisions”.  Each Mortgage Loan restricts voluntary prepayments in one of the following ways:

(i)         Seventy-six (76) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 61.5% of the Initial Outstanding Pool Balance, permit defeasance only (not voluntary prepayment) after the expiration of a Lock-Out Period and prior to the related open period (such period, the “Defeasance Period”), which period is set forth on Annex A-1 under the heading “Prepayment Provisions (# of payments)”.  In the case of the Mortgage Loans that permit partial defeasance, the Mortgage Loan Documents require, among other things, that the defeasance collateral be an amount equal to a specified percentage, generally between 100% to 125% of the portion of the Allocated Loan Amount with respect to the Mortgaged Property that is to be released.

(ii)         Two (2) of the Mortgage Loans (the “Defeasance/Yield Maintenance Loans”), representing approximately 27.6% of the Initial Outstanding Pool Balance, permit defeasance in the manner described above in clause (i) or permit voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge in the manner described in clause (iii) below.

(iii)        Three (3) of the Mortgage Loans (the “Yield Maintenance Loans”), representing approximately 10.9% of the Initial Outstanding Pool Balance, permit voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge following the expiration of a Lock-Out Period and prior to the related open period for such Mortgage Loan (such period, in respect of Mortgage Loans that have a Yield Maintenance Charge payable, the “Yield Maintenance Period”).  Certain of the Yield Maintenance Loans permit partial prepayment accompanied by a Yield Maintenance Charge.  With respect to these Yield Maintenance Loans, the Yield Maintenance Period is identified on Annex A-1 under the heading “—Prepayment Provisions”.

With respect to the Yield Maintenance Loans, the “Yield Maintenance Charge” will be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the last date of the related Yield Maintenance Period or the maturity date of the Mortgage Loan, determined by discounting such payments at the “Discount Rate” defined below (or as stated in the related Mortgage Loan Documents), less the amount of principal being prepaid.

The term “Discount Rate” referred to in the preceding paragraph, means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the last date of the related Yield Maintenance Period, converted to a monthly equivalent yield (as described in the respective Mortgage Loan Documents).

Yield Maintenance Charges are distributable as described in this free writing prospectus under “Description of the Offered Certificates—Distributions—Yield Maintenance Charges”.

Most of the Mortgage Loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or without the requirement to defease the subject Mortgage Loan during an “open period” that occurs immediately prior to and including the stated maturity date set forth in Annex A-1.

All of the Mortgage Loans that permit voluntary prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date.

Unless a Mortgage Loan is relatively near its related maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property.  The Yield Maintenance Charge provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay its Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay its Mortgage Loan.  However, we cannot assure you that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan.  The Mortgage Loans generally do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a casualty or condemnation.  Certain of the Mortgage Loans may require the payment of Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan.  There can be no assurance that the related borrowers will pay the Yield Maintenance Charges.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property.  In other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Yield Maintenance Charge.

Certain Mortgage Loans provide that if casualty or condemnation proceeds are applied to partially prepay the Mortgage Loan, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance or an allocated portion of the Mortgage Loan.  In such event, generally no Yield Maintenance Charge would be required to be paid.

Some of the Mortgage Loans are sometimes additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.  In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with partial condemnations or partial casualty losses, property releases or partial prepayment of a Mortgage Loan with a holdback amount via application of the related holdback reserves, cash reserves or letter of credit due to the failure to satisfy performance triggers.  For additional information, see Annex A-1 to this free writing prospectus.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Yield Maintenance Charge, or of the collectibility of any Yield Maintenance Charge.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayment” in the prospectus.

Property Releases.  Certain of the Mortgage Loans contain provisions that permit the related borrower to obtain a release of all or a portion of the Mortgaged Property or Mortgaged Properties from the lien of the Mortgage securing such Mortgage Loan. For example, see “Annex B—Description of the Top 20 Mortgage Loans—SOP Portfolio—Partial Release” and “—Midtowne Portfolio—Partial Release”.

All of the Defeasance Loans permit the applicable borrower, after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged Property from the lien of the related Mortgage (“Defeasance” or, the option to cause a Defeasance, the “Defeasance Option”); provided that, among other conditions, (a) no event of default exists; (b) the borrower pays on a Due Date (the “Release Date”) (i) all principal due on such Due Date and all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance (or a defeasance of individual loans in a group of cross-collateralized and cross-defaulted loans), a portion of the Note) to and including the Release Date or the Due Date next occurring following the Release Date (or if the Release Date occurs on a Due Date, through and including the last day of the accrual period related to such Due Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents; and (c) the borrower delivers “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) or such other securities as permitted by the Internal Revenue Code of 1986, as amended (the “Code”), with respect to a Defeasance, that are acceptable to the Rating Agencies (the “Defeasance Collateral”) in an amount sufficient to make all scheduled payments of principal and interest on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, or in certain cases, through the date on which the Mortgage Loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance (or a defeasance of individual loans in a group of cross-collateralized and cross-defaulted loans).  In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any reasonable costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the lender a first priority lien on the Defeasance Collateral.  Certain of the Defeasance Loans secured by multiple Mortgaged Properties or Defeasance Loans cross-collateralized and cross-defaulted with other Defeasance Loans permit the release from the lien of the related mortgage of an individual Mortgaged Property or a portion of the Mortgaged Property, provided, among other things, (i) and (ii) (listed in the prior sentence) are satisfied and the borrower delivers Defeasance Collateral in an amount sufficient to defease and, as described above, to make payments on, that portion of the subject Defeasance Loans equal to a specified percentage (generally 100% to 125%) of the Allocated Loan Amount (or note amount) for such individual Mortgaged Property or portion of such Mortgaged Property to be released from the lien of the related mortgage; provided that, as of the time that all of Mortgaged Properties securing a loan to a borrower are released, the percentage of payments defeased shall generally not exceed 100% of the payments due in connection with the applicable Mortgage Loan.

For additional information regarding multi-property mortgage loans and the groups of cross-collateralized and cross-defaulted Mortgage Loans, see “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Mortgage Loans Secured by Multiple Properties” in this free writing prospectus.

With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period is at least two years from the Closing Date.  In certain cases a borrower may post Defeasance Collateral sufficient to make payments through the date on which the related Mortgage Loan is freely prepayable rather than the maturity date.

In some cases, a successor borrower will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan Documents.  If a Mortgage Loan is partially defeased and the successor borrower will be assuming the borrower’s obligations, the related Note will generally be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

There are certain circumstances in which a single property loan may permit a partial defeasance.  Generally, these loan documents identify separate parcels with allocated loan amounts and require partial defeasance similar to that required for multi-property mortgage loans.

In the case of the Mortgaged Properties identified on Annex A-1 to this Free Writing Prospectus  as 155 Fifth Avenue and 167-177 Lafayette Street, securing Mortgage Loans representing approximately 2.0% and 1.2%, respectively of the Initial Outstanding Pool Balance, in the event the related Mortgaged Property is converted to a condominium regime consisting of one retail unit and one office unit, the related borrower may obtain a release of either of the retail unit or office unit by defeasing such portion of the related Mortgaged Loan in an amount equal to 115% of the allocated loan amount.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the defeasance provisions of any Mortgage Loan.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this free writing prospectus.

With respect to all of the Mortgage Loans that permit prepayment thereof together with payment of a Yield Maintenance Charge, each such Mortgage Loan permits the release of the related Mortgaged Property, subject to the satisfaction of certain release conditions, including payment of the outstanding loan balance, plus a Yield Maintenance Charge.  See “Annex A-1—Certain Characteristics of the Mortgage Loans” for a list of Yield Maintenance Loans.

In addition to the release of a Mortgaged Property by substitution of such Mortgaged Property for Defeasance Collateral (as described above under “—Property Releases”) or the release of a Mortgaged Property in connection with the prepayment of such Mortgage Loan in full, together with payment of a Yield Maintenance Charge (or, with respect to a multi-property Mortgage Loan or individual parcel of a single Mortgage Loan, a partial prepayment), certain of the Mortgage Loans permit the release of a Mortgaged Property or a portion of a Mortgaged Property, as follows:

(a)      The release of a portion of a Mortgaged Property (including, in certain cases, a release of development rights such as “air rights” or “mineral rights”), where, in each such case, such release property is vacant, unimproved, non-income producing or was given no material value in connection with loan origination and underwriting criteria (although the release property may be developed following the release).  For example:

●
In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Santa Anita Mall and Valencia Town Center, representing approximately 14.5% and 13.1%, respectively of the Initial Outstanding Pool Balance, the borrower may obtain the free release of one or more vacant, non-income producing parcels or outparcels, provided, among other things, that the release is in compliance with the REMIC requirements.

●
In the case of the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as SOP Portfolio, representing approximately 8.7% of the Initial Outstanding Pool Balance, a certain vacant outparcel, given no value for underwriting purposes, may be released from the lien of the Mortgage, provided that certain conditions set forth in the related loan agreement are met, including that the release is in compliance with the REMIC requirements.

(b)      All of the cross-collateralized and cross-defaulted Mortgage Loans permit a release of the related crossing arrangement.  With respect to a Defeasance Loan, the release of the cross is generally accomplished in a manner similar to the release of an individual property by partial defeasance.  With respect to Yield Maintenance Loans, the release of the cross is generally accomplished with the payment of a release price plus yield maintenance.  For example, see “Annex B (Description of the Top 20 Mortgage Loans)— Summit Hotel Portfolio—Cross Collateralization”.

Escrows.  Certain (but not all) of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements.  For information regarding certain escrows, see Annex A-1 to this free writing prospectus.  In general, no escrow for real estate taxes, ground rents or insurance premiums would be required for any portion of a Mortgaged Property to the extent that a tenant or ground tenant has agreed to pay the real estate taxes and (if applicable) ground rents on, and either self-insure or maintain insurance coverage with respect to, the related Mortgaged Property.  In addition, in certain cases such escrows are not required to be paid by the borrower, provided the borrower satisfies certain conditions and/or is not in default under the related Mortgage Loan Documents.

Other Financing.  The applicable Mortgage Loan Sellers have informed the Depositor that it is aware of the following existing or future permitted indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan:

●
With respect to the Santa Anita Mall Mortgage Loan, representing approximately 14.5% of the Initial Outstanding Pool Balance, the related mortgaged property also secures one related Companion Loan.  See “Description of the Mortgage Pool—Loan Combination” above.

The Mortgage Loan Documents generally prohibit the pledge or transfer of the related Mortgaged Property or the controlling ownership interests in the related borrower above certain percentage thresholds without lender consent (which, in some cases, may not be unreasonably withheld), other than certain specified transfers, including but not limited to:

●	transfers related to family and estate planning,

●	transfers related to the death or physical or mental disability of a controlling holder,

●	transfers of a passive interest or less than a controlling interest in the borrower,

●	transfers to borrower affiliates or among existing members, partners or shareholders in the borrower or between holders of tenant-in-common interests in the Mortgaged Property,

●	transfers in connection with mergers, consolidations and similar transactions involving affiliated companies,

●	transfers (including mergers, consolidations and similar transactions) involving publicly traded entities,

●	transfers of stock listed on a nationally recognized stock exchange,

●	transfers among affiliated borrowers with respect to any multi-property Mortgage Loans,

●	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

●	transfers of tenant-in-common interests to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

●	transfers to a pre-approved person or entity or an entity controlled by a pre-approved person or entity,

●
transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control or acquire control of the day-to-day operations of the borrower,

●
transfers to certain qualifying entities, which entities generally are required to satisfy, or be under the control of other entities that satisfy, specified criteria, such as net worth and/or experience related tests and satisfy conditions specified in the Mortgage Loan Documents but for which lender consent may not be required,

●	transfers related to the foreclosure of existing or permitted mezzanine debt, or

●
other transfers customarily acceptable to prudent commercial and multifamily mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan Documents.

Also, to the extent Mortgage Loan Documents permit mezzanine debt or to the extent a non-controlling equity holder in the borrower is entitled to a preferred return on its investment, under certain circumstances, a transfer of a controlling interest in the borrower to the holder of the mezzanine debt or the preferred equity holder may occur without lender consent and such transfer would not trigger the “due-on-sale” provision in the related Mortgage Loan Documents.

The Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing mezzanine debt:
Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Cut-off Date Balance	Mezzanine Rate	Mezzanine Maturity Date	Intercredit or Agreement	Total Debt U/W NCF DSCR	Total Debt Cut-off Date LTV Ratio
Harborplace	$75,799,262	5.1%	$10,700,000	9.250%	12/6/2022	Yes	1.39x	80.1%
_________________

Each of the mezzanine loans related to the above described Mortgage Loans are generally subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative rights and priorities between the holders of the related Mortgage Loan and the related mezzanine loan.  The intercreditor agreements generally provide, among other things, that (a) all payments due under the related mezzanine loan are subordinate to any and all payments required to be made under the related Mortgage Loan, (b) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (c) upon the occurrence of an event of default under the related Mortgage Loan beyond any applicable notice and cure period provided for in the applicable intercreditor agreement, the related Mortgage Loan lender will be entitled to receive all payments that are due or that will become due under the related Mortgage Loan from funds that are derived from the mortgaged property before the related mezzanine lender will be permitted to receive payments under the related mezzanine loan (however, in some cases, the mezzanine loan may be prepaid while the subject mortgage loan remains outstanding), (d) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, (e) upon the occurrence of an event of default under the related mezzanine loan documents, subject to certain conditions, the related mezzanine loan lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated, an enforcement action has been commenced and is continuing under the Mortgage Loan, a bankruptcy proceeding has been commenced against the Mortgage Loan borrower, the Mortgage Loan becomes a specially serviced loan, a monetary default occurs under the related Mortgage Loan or if the related Mortgage Loan lender exercises any right or remedy under the related Mortgage Loan Documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, then the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon, but generally excluding any late charges, default interest, exit fees, spread maintenance or yield maintenance charges and prepayment premiums, and (g) an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan.  The holder of each mezzanine loan also generally has consent rights over modifications of the related Mortgage Loan that adversely affect the mezzanine lender prior to an event of default under the related Mortgage Loan and certain limited consent rights over modifications of the related Mortgage Loan entered into in connection with a workout following an event of default under the related Mortgage Loan.  The holder of each mezzanine loan may also generally have certain consent rights with respect to annual budgets, leases and alterations with respect to the related Mortgaged Property, the replacement of the property manager for the Mortgaged Property, and transfers and pledges of the Mortgage Loan to non-qualified entities.  In addition, the Mortgage Loan lender may be prohibited under the intercreditor agreement from accepting a deed-in-lieu of foreclosure from the borrower until it has provided the mezzanine lender with prior written notice of such intention and given the mezzanine lender the opportunity to purchase the Mortgage Loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in the immediately preceding clause (f).  Upon completion of a foreclosure of a mezzanine loan, the nonrecourse carveout guarantor for the related Mortgage Loan may be released from liability under its related guaranty.

With respect to the Mortgage Loans listed in the chart below, the related Mortgage Loan Seller has informed us that the direct and/or indirect equity owners of the related borrower are permitted to pledge their interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related Mortgage Loan Documents, including, among other things, a combined maximum loan-to-value ratio and a combined minimum debt-service-coverage ratio, as listed below, and in some cases, receipt of a No Downgrade Confirmation from the Rating Agencies:
Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR		Combined Maximum LTV
SOP Portfolio	$129,710,000	8.7%	Yes	2.12	x	69.4%
231 South LaSalle	$74,806,897	5.0%	Yes	1.40	x	75.0%
155 Fifth Avenue	$29,212,819	2.0%	Yes	1.40	x	60.0%
Tisch Tower	$27,963,796	1.9%	Yes	1.20	x	85.0%
167-177 Lafayette Street	$18,476,484	1.2%	Yes	1.40	x	60.0%
Mariner Court	$15,700,000	1.1%	Yes	1.25	x	75.0%
Huntington Plaza Portfolio	$9,400,000	0.6%	Yes	1.50	x	75.0%
El Fuerte Business Park	$5,200,000	0.4%	Yes	1.30	x	75.0%

Future permitted indebtedness only applies to a transferee in the case of loan assumption.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above.  The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan Documents.  Except as disclosed under this “—Other Financing” subsection, we are not aware of any other mezzanine debt affecting borrowers under the Mortgage Loans that we intend to include in the Issuing Entity.

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Additional Debt” in this free writing prospectus.

Performance Escrows and Letters of Credit.  In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage or occupancy-related levels.  The related Mortgage Loan Documents generally provide that such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will in some cases be entitled to review the determination by the Master Servicer that such conditions have or have not been satisfied.  Additionally, such Mortgage Loans may permit that such funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met or to fund shortfalls in debt service.  This will have the same effect on the Certificates as a partial prepayment of such Mortgage Loan.  For additional information, see Annex A-1 to this free writing prospectus.  See also “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” in this free writing prospectus.  If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, generally, the Master Servicer will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard.  If such funds are applied to reduce the principal balance of the Mortgage Loan, the Issuing Entity would experience an early prepayment that may adversely affect the yield to maturity on your Certificates.  In some cases, the related Mortgage Loan Documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment.  In addition, certain other Mortgage Loans have performance escrows or letters of credit, however, these Mortgage Loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions.  The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that, in each case, generally permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property (other than as permitted in the Mortgage Loan Documents) without the consent of the lender (which, in some cases, may not be unreasonably withheld).  See “—Other Financing” above for a discussion of certain permitted transfers and encumbrances of a Mortgaged Property or an interest in a borrower.  The Pooling and Servicing Agreement requires the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans, but subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus), to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.  Certain of the Mortgage Loans provide that the lender may condition an assumption of the Mortgage Loan on the receipt of an assumption fee, which in some cases may be up to one percent (or larger) of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Delinquency.  As of the Cut-off Date, none of the Mortgage Loans were thirty (30) days or more delinquent, or had been thirty (30) days or more delinquent during the twelve (12) calendar months preceding the Cut-off Date.

Borrower Concentrations.  Fourteen (14) groups of Mortgage Loans, representing approximately 54.2% of the Initial Outstanding Pool Balance, have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Borrower Concentration” in this free writing prospectus.

Single-Tenant Mortgaged Properties.  Seventeen (17) Mortgaged Properties, securing Mortgage Loans representing approximately 7.6% of the Initial Outstanding Pool Balance by Allocated Loan Amount, are 100.0% leased to a single tenant.  Each of those Mortgaged Properties is generally subject to a single space lease, which in some cases has a primary lease term that expires on or after the maturity date of the related Mortgage Loan, but in other cases does not.  See Annex A-1 for Mortgage

Loan maturity dates and the lease expiration dates.  In addition, certain of these leases may have termination options that are prior to the maturity date of the related Mortgage Loan.

Geographic Location.  The Mortgaged Properties are located throughout 25 states with the largest concentrations by Initial Outstanding Pool Balance located in California and Florida.  See “Mortgaged Properties by State and/or Location” in Annex A-2 to this free writing prospectus and “Summary—The Mortgage Pool—Characteristics of The Mortgage Pool—Property Locations” in this free writing prospectus for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

Cross-Collateralization and Cross-Default.  One (1) group of Mortgage Loans, representing approximately 0.3% of the Initial Outstanding Pool Balance, consists of a group of cross-collateralized and cross-defaulted Mortgage Loans. Each of the borrowers is a separate entity and each borrower signed a separate note.  There can be no assurance that the cross-collateralization and cross-default provisions in the related Mortgage Loan Documents will be enforceable.  In addition, under certain circumstances, including upon the defeasance of the cross-collateralized and cross-defaulted Mortgage Loan(s), the related Mortgage Loan Documents permit the Mortgage Loans to be uncrossed.  See “—Property Releases” above.  See also “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Mortgage Loans Secured by Multiple Properties” in this free writing prospectus.

Loan Purpose.  Fifty-eight (58) of the Mortgage Loans, representing approximately 68.2% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan. Twenty-three (23) of the Mortgage Loans, representing approximately 31.8% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Properties With No Prior Operating History.  Each mortgaged property has some prior operating history.  However, certain of the mortgaged properties have limited operating history because such properties were recently constructed or recently acquired.  As such, there may be limited prior operating history or historical financial information for those properties.

Refinance of Previous Loans in Default. Five (5) Mortgage Loans, secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as All Aboard Self Storage Portfolio, Emigrant Storage Reno, Almeda Avenue, Devonshire Apartments and Kuhlo Medical Office Building on Annex A-1 to this free writing prospectus, securing Mortgage Loans representing approximately 1.1%, 0.3%, 0.3%, 0.3% and 0.2%, respectively, of the Initial Outstanding Pool Balance, refinanced another loan (in whole or in part) that was in default, past maturity and/or paid-off at a discount with proceeds of the Mortgage Loan.

Changes in Mortgage Pool Characteristics

The description in this free writing prospectus, including Annex A-1 and Annex A-2, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date.  Prior to the issuance of the Certificates, a Mortgage Loan may be removed from inclusion in the securitization transaction described in this free writing prospectus if the Depositor deems such removal necessary or appropriate or if it is prepaid.  This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this free writing prospectus.

A Current Report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed by or on behalf of the Depositor, together with the Pooling and Servicing Agreement, with the SEC on or prior to the date the final prospectus supplement with respect to the Offered Certificates is filed with the SEC.  In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the mortgage loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in the prospectus filed with the SEC, such Form 8-K will be filed no later than four business days after the initial issuance of the Offered Certificates.  Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The UBS-Barclays Commercial Mortgage Trust 2013-C5, Commercial Mortgage Pass-Through Certificates, Series 2013-C5 (the “Certificates”) will be issued pursuant to the Pooling and Servicing Agreement and will consist of the following classes (each, a “Class”) to be designated as (i) the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-AB Certificates, Class A-S Certificates, Class X-A Certificates, Class X-B Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates (collectively, the “Regular Certificates”), (ii) the Class EC Certificates, (iii) the Class V Certificates, and (iv) the Class R Certificates and Class LR Certificates (collectively, the “Residual Certificates”).  Only the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates (the “Offered Certificates”) are offered by this free writing prospectus.  The Class A-S, Class X-A, Class X-B, Class B, Class C, Class D, Class E, Class EC, Class F, Class G, Class V, Class R and Class LR Certificates (the “Private Certificates”) are not offered hereby.  The Class A-S, Class B and Class C certificates are collectively referred to in this free writing prospectus as the “Exchangeable Certificates”.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity (to the extent of the Issuing Entity’s interest therein), the assets of which consist of, among other things:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any REO Property; (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Class EC Exchangeable Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established by the Special Servicer in connection with REO Properties (an “REO Account”); (iv) the rights of the lender under all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties; (v) the Depositor’s rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the Mortgage Loan Sellers regarding their respective Mortgage Loans; (vi) the initial Interest Deposit; and (vii) all of the lender’s right, title and interest in the Reserve Accounts and lockbox accounts.

An “REO Property” is any Mortgaged Property acquired on behalf of the Issuing Entity through foreclosure, deed in lieu of foreclosure or otherwise.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Sequential Pay Certificates,” and each, a “Sequential Pay Certificate”) will have the following aggregate principal balances (each, a “Certificate Balance”), in each case, subject to a variance of plus or minus 5.0%:

	Initial Certificate Balance	Approximate Percentage of Initial Aggregate Certificate Balance	Approximate Initial Credit Support
Offered Certificates
Class A-1	$82,500,000	5.56%	30.000%(1)
Class A-2	$17,000,000	1.14%	30.000%(1)
Class A-3	$200,000,000	13.47%	30.000%(1)
Class A-4	$629,529,000	42.39%	30.000%(1)
Class A-AB	$110,500,000	7.44%	30.000%(1)
Non-Offered Certificates(2)
Class A-S	$120,660,000	8.13%	21.875%
Class B	$96,528,000	6.50%	15.375%
Class EC	$274,733,000(3)	(3)	11.500%
Class C	$57,545,000	3.87%	11.500%
Class D	$70,540,000	4.75%	6.750%
Class E	$27,844,000	1.87%	4.875%
Class F	$27,845,000	1.88%	3.000%
Class G	$44,551,823	3.00%	0.000%

(1)	Represents the approximate initial credit support for all the Classes of Offered Certificates in the aggregate.

(2)	None of the classes of Non-Offered Certificates set forth in this table is offered by this free writing prospectus.

(3)
The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Class A-S, Class B and Class C Certificates and represents the maximum Certificate Balance of the Class EC Certificates that could be issued if one or more exchanges of Class A-S, Class B and Class C Certificates for Class EC Certificates were to occur.

The Class X-A and Class X-B Certificates will each have a notional balance (as to each such Class, the “Notional Balance”), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The Notional Balance of the Class X-A Certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates outstanding from time to time (without regard to any exchange of Exchangeable Certificates for Class EC Certificates).  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-A Certificates.  The total initial Notional Balance of the Class X-A Certificates will be approximately $1,160,189,000.

The Notional Balance of the Class X-B Certificates will equal the aggregate of the Certificate Balances of the Class B and Class C Certificates outstanding from time to time (without regard to any exchange of Exchangeable Certificates for Class EC Certificates).  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-B Certificates.  The total initial Notional Balance of the Class X-B Certificates will be approximately $154,073,000.

The Certificate Balances of the Class A-S, Class B and  Class C Certificates represent the principal balance of such Classes without regard to any exchange of Exchangeable Certificates for Class EC Certificates.  The initial Certificate Balance of the Class EC Certificates represents the maximum principal balance of such Class that could be issued if one or more exchanges of Exchangeable Certificates for Class EC Certificates were to occur.

The Class V, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

The Certificate Balance of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets of the Issuing Entity; provided, however, that in the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance thereof to zero, the last holders of such Class of Sequential Pay Certificates may receive distributions in respect of such recoveries in accordance with the priorities set forth under “—Distributions—Payment Priorities” below.

The Certificate Balance of each Class of Sequential Pay Certificates will be reduced by amounts actually distributed on such Class of Certificates that are allocable to principal and by any Realized Losses allocated to such Class of Certificates.

Distributions

Method, Timing and Amount

Distributions on the Certificates will be made on the fourth business day following the Determination Date in each month, commencing in March 2013 (each, a “Distribution Date”).  All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs (the “Record Date”).  Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder.  The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the certificate balance thereof has been reduced to zero) of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution.  All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by any Certificate (other than the Class V, Class R and Class LR certificates) is equal to the initial certificate balance or notional balance, as applicable, thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance, as applicable, of the related Class and with respect to the Class V, Class R and Class LR certificates is equal to the percentage interest set forth in the face of the Certificate.

The aggregate distribution to be made with respect to the Regular Certificates on any Distribution Date will generally equal the Available Funds.  The “Available Funds” for any Distribution Date will be the sum of the following amounts, without duplication:  (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Master Servicer in the Collection Period relating to such Distribution Date; (ii) all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of such Distribution Date; (iii) all other amounts received by the Master Servicer in the Collection Period relating to such Distribution Date and required to be deposited in the Collection Account by the Master Servicer pursuant to the Pooling and Servicing Agreement; (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the Master Servicer Remittance Date; (v) any amounts representing Prepayment Interest Shortfalls incurred during the Collection Period relating to such Distribution Date offset by payments by the Master Servicer (as described under “—Prepayment Interest Shortfalls” below); and (vi) for the Distribution Date occurring in March of each calendar year, the Withheld Amounts then on deposit in the Interest Reserve Account as described under “The Pooling and Servicing Agreement—Accounts—Interest Reserve Account” below, but excluding (without duplication) the following (in no order of priority):

(a)        all amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts with interest thereon as described in this free writing prospectus under “The Pooling and Servicing Agreement—Advances”;

(b)        all amounts permitted to be used to pay the Master Servicing Fees, the Trustee/Certificate Administrator Fees, the Operating Advisor Fees, Operating Advisor Consulting Fees, fees for primary servicing functions and the other Servicing Compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), assumption fees, Modification Fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees payable to the Master Servicer and the Special Servicer), and the Special Servicing Fees, Liquidation Fees and Workout Fees (and other amounts payable to the Special Servicer as described in this free writing prospectus under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation”), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans (that the Master Servicer or the Special Servicer are entitled to receive as additional servicing compensation), in each case in respect of such Distribution Date;

(c)        all amounts representing scheduled Monthly Payments due after the end of the Collection Period relating to such Distribution Date;

(d)        to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan (including an REO Loan) which represents any unpaid Servicing Fee, special servicing compensation, Trustee/Certificate Administrator Fee and Operating Advisor Fee, to which the Master Servicer, the Special Servicer, any subservicer, the Certificate Administrator, the Operating Advisor and/or the Trustee are entitled;

(e)        all amounts permitted to be used to pay any other fees and expenses, including indemnity amounts, reimbursable or payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator (in all of its capacities under the Pooling and Servicing Agreement), the Operating Advisor or the Trustee (in all of its capacities under the Pooling and Servicing Agreement) and other amounts permitted to be retained by the Master Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

(f)        Yield Maintenance Charges;

(g)        any interest or investment income on funds on deposit in the Collection Account or any interest on short-term permitted investments in which such funds may be invested;

(h)        all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Issuing Entity pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during or prior to the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

(i)         the amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement;

(j)         with respect to any Distribution Date occurring in each February (commencing with February 2014), and in any January occurring in a year that is not a leap year (commencing with January 2014), in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement; and

(k)        Excess Interest.

The “Monthly Payment” with respect to any Mortgage Loan (other than any REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any balloon payment (but not excluding any constant monthly debt service payment due on a Balloon Loan at maturity), which is payable by the related borrower on such Due Date under the related Note if applicable, allocable to such Mortgage Loan.  The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

A “Balloon Loan” is any Mortgage Loan that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

“Unscheduled Payments” are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this free writing prospectus under “The Pooling and Servicing Agreement—Optional Termination” and “—Realization Upon Mortgage Loans,” and any other payments under or with respect to the Mortgage Loans, including Principal Prepayments, received by the Master Servicer (but excluding Yield Maintenance Charges, if any) that were not scheduled to be made during the Collection Period of receipt.  See “Yield and Maturity Considerations—Yield Considerations—Certain Relevant Factors” in this free writing prospectus.

“Net REO Proceeds” are with respect to any REO Property and any related REO Loan, all revenues received by the Special Servicer with respect to such REO Property or REO Loan, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

“Principal Prepayments” are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

The “Collection Period” with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs.

The “Determination Date” is the sixth day of each calendar month, or if such sixth day is not a business day, then the next business day, commencing in March 2013.

“Net Default Interest” with respect to any Mortgage Loan, is any Default Interest accrued on such Mortgage Loan, less amounts required to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on the related Advances on the related Mortgage Loan at the Advance Rate and to reimburse the Issuing Entity for certain additional expenses of the Issuing Entity on the related Mortgage Loan (including Special Servicing Fees, Workout Fees and Liquidation Fees).

“Default Interest” with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

The “Default Rate” with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a balloon payment.

Payment Priorities.  As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates is an amount equal to interest for the related Interest Accrual Period at the applicable Pass-Through Rate for such Class accrued on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date.  Calculations of interest due in respect of the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

The “Interest Accrual Period” in respect of each Class of Regular Certificates for each Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates is any shortfall in the payment of the Interest Accrual Amount required to be distributed on such Class on such Distribution Date.  No interest accrues on Interest Shortfalls.

The “Pass-Through Rate” for any Class of Regular Certificates is the per annum rate at which interest accrues on such Class during any Interest Accrual Period and is defined by reference to the related Distribution Date.  The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates for any Distribution Date will each equal one of the following per annum rates for such Distribution Date:  (i) a fixed rate, (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, (iii) a rate equal to the lesser of a specified pass-through rate and the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, or (iv) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date less a specified rate.

The Pass-Through Rate applicable to the Class X-A Certificates for the initial Distribution Date will equal approximately       % per annum.  The Pass-Through Rate applicable to the Class X-A Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the “Class X-A Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-A Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will be comprised of the Certificate Balance of one of the Classes of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates (without regard to any exchange of Exchangeable Certificates for Class EC Certificates).  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the total Notional Balance of the Class X-A Certificates.  The applicable Class X-A Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates whose Certificate Balance comprises such component.

The Pass-Through Rate applicable to the Class X-B Certificates for the initial Distribution Date will equal approximately       % per annum.  The Pass-Through Rate applicable to the Class X-B Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the “Class X-B Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-B Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will be comprised of the Certificate Balance of one of the Classes of the Class B and Class C Certificates (without regard to any exchange of Exchangeable Certificates for Class EC Certificates).  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the total Notional Balance of the Class X-B Certificates.  The applicable Class X-B Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net

Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates whose Certificate Balance comprises such component.

The Class EC Certificates will not have a Pass-Through Rate, but will receive the sum of the interest distributable on the Class A-S, Class B and Class C Certificates, if any, that have been exchanged for such Class EC Certificates.

None of the Class V, Class R or Class LR Certificates will have a Pass-Through Rate.

The “Weighted Average Net Mortgage Pass-Through Rate” for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage), the numerator of which is the sum of the products obtained by multiplying, for each Mortgage Loan (including an REO Loan), (i) the Net Mortgage Pass-Through Rate of such Mortgage Loan for such Distribution Date and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the close of business on the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans (including REO Loans) as of the close of business on the immediately preceding Distribution Date.

The “Net Mortgage Pass-Through Rate” with respect to any Mortgage Loan (including an REO Loan) and any Distribution Date is the Mortgage Rate for such Mortgage Loan for the related loan interest accrual period minus the Administrative Fee Rate.  For purposes of calculating the Pass-Through Rates on the Regular Certificates and the Weighted Average Net Mortgage Pass-Through Rate, however, the Net Mortgage Pass-Through Rate of each Mortgage Loan and REO Loan that accrues interest on an actual/360 basis will be, for any Distribution Date, the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest accrued (or, in the case of any prepayment or other early liquidation during the applicable one-month period, that would otherwise have accrued) in respect of the Mortgage Loan during the one-month loan interest accrual period for the related Due Date immediately prior to such Distribution Date at a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate; provided, however, that with respect to such Mortgage Loan or REO Loan, as the case may be, the Net Mortgage Pass-Through Rate for (1) the Distribution Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (unless the related Distribution Date is the final Distribution Date) will be determined exclusive of the Withheld Amounts from that month, and (2) for the Distribution Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of the Withheld Amounts from the immediately preceding February, and, if applicable, January.

The “Mortgage Rate” with respect to each Mortgage Loan (including an REO Loan) is the annual rate at which interest accrues on such Mortgage Loan during such period (in the absence of a default and excluding any Excess Interest), as set forth in the related Note from time to time (the initial Mortgage Rate is set forth on Annex A-1 to this free writing prospectus); provided, however, that for purposes of calculating the Net Mortgage Pass-Through Rate and the Weighted Average Net Mortgage Pass-Through Rate, the Mortgage Rate for any Mortgage Loan will be determined without regard to any Default Interest or any Excess Interest and without taking into account any modification in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a modification of interest or principal due to a modification, waiver or amendment of the terms of that Mortgage Loan pursuant to the Pooling and Servicing Agreement.

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following items without duplication:

(A)         the principal component of all scheduled Monthly Payments (other than balloon payments) due on the Mortgage Loans (including REO Loans) on the related Due Date (if received prior to the Master Servicer Remittance Date or advanced);

(B)         the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period or advanced) with respect to any Mortgage Loans (including REO Loans) that is delinquent in respect of its balloon payment;

(C)         the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Issuing Entity in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Issuing Entity as described in this free writing prospectus under “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” and “—Optional Termination”;

(D)         the portion of Unscheduled Payments allocable to previously unadvanced principal of any Mortgage Loan (including an REO Loan) that was liquidated during the related Collection Period;

(E)         the principal component of all balloon payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period and not previously advanced;

(F)         all other Principal Prepayments received in respect of the Mortgage Loans during the related Collection Period; and

(G)         any other full or partial recoveries in respect of principal of the Mortgage Loans (including REO Loans), including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received during the related Collection Period, net of any related outstanding P&I Advances allocable to principal;

provided that the sum of the amounts in clauses (A) through (G) above will be reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and provided, further, that, in the case of clauses (1) and (2) of the preceding proviso, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, then such recovery will increase the Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs.

The “Assumed Scheduled Payment” with respect to any Mortgage Loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such balloon payment has not become due after giving effect to any prior modification, and (b) interest at the Mortgage Rate for such Mortgage Loan minus the applicable Servicing Fee Rate.

An “REO Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

The term “Mortgage Loan”, unless otherwise indicated, as used in the defined terms of “Monthly Payment”, “Mortgage Rate” and “REO Loan” above, is deemed to also refer to the related Companion Loan or the Loan Combination, as the context may require.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:
Type/Recipient	Amount	Frequency	Source of Payment
Fees

Master Servicing Fee/ Master Servicer
Fee accrued on the Stated Principal Balance of each Mortgage Loan (including an REO Loan) at the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan.  The portion of this fee that accrues at the Master Servicing Fee Rate (on a loan-by-loan basis) will be retained by the Master Servicer and the balance will be retained by the Master Servicer or utilized by the Master Servicer, as applicable, to pay any primary servicer for the related Mortgage Loan.

		monthly	Interest payment on the related Mortgage Loan.
Additional Master Servicing Compensation/Master Servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls) with respect to Mortgage Loans serviced by the Master Servicer.	from time to time	Any actual prepayment interest excess.
Additional Master Servicing Compensation/Master Servicer
All late payment fees and Default Interest accrued on Mortgage Loans that are not Specially Serviced Loans to the extent collected by the Issuing Entity and not used to pay first, interest on Advances on the related Mortgage Loan, and then, certain additional expenses of the Issuing Entity on the related Mortgage Loan.

100% of any Modification Fees on Mortgage Loans that are serviced by the Master Servicer and that are not Specially Serviced Loans (but only 50% of such fees where the consent of the Special Servicer is required).

100% of defeasance fees on all Mortgage Loans.

100% of any assumption fees on all Mortgage Loans that are serviced by the Master Servicer and that are not Specially Serviced Loans (but only 50% of such fees where the consent of the Special Servicer is required) and 100% of any assumption application fees on all Mortgage Loans that are serviced by the Master Servicer and that are not Specially Serviced Loans.

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on all Mortgage Loans that are serviced by the Master Servicer and that are not Specially Serviced Loans (but only 50% of such fees where the consent of the Special Servicer is required).

100% of any amounts collected for checks returned for insufficient funds on all Mortgage Loans.
		from time to time	The related fees collected from the borrower.

Type/Recipient	Amount	Frequency	Source of Payment

Additional Master Servicing Compensation/Master Servicer	All investment income earned on amounts on deposit in the Collection Account and certain Reserve Accounts.	monthly	The investment income.
Special Servicing Fee/Special Servicer
Fee accrued on the Stated Principal Balance of each Specially Serviced Loan and REO Loan at the per annum rate equal to 0.25%, calculated on the same basis as interest accrues on the Mortgage Loan, and will be payable monthly.
monthly
First out of collections on the related Mortgage Loan and then from general collections in the collection account (subject to certain limitations) and, if applicable, from the holder of the related Companion Loan.

Workout Fee/Special Servicer
1.0% of each collection of principal and interest on each Corrected Mortgage Loan, subject to a cap described under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.

		monthly	The related collection of principal or interest.
Liquidation Fee/Special Servicer
1.0% of each full or discounted payoff of a Specially Serviced Loan and each recovery of Liquidation Proceeds on a Specially Serviced Loan or REO Loan including with respect to a Mortgage Loan Seller’s repurchase of a Mortgage Loan, subject to a cap described under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.

		upon receipt of payoff or Liquidation Proceeds	The payoff or related Liquidation Proceeds.
Additional Special Servicing Compensation/Special Servicer
All late payment fees and Default Interest accrued on Specially Serviced Loans to the extent collected by the Issuing Entity and not used to pay first, interest on Advances on the related Mortgage Loan, and then, certain additional expenses of the Issuing Entity on the related Mortgage Loan.

100% of any Modification Fees on Specially Serviced Loans.

50% of any Modification Fees on Mortgage Loans that are not Specially Serviced Loans where the consent of the Special Servicer is required.

100% of any assumption fees and 100% of assumption application fees on Specially Serviced Loans.

50% of any assumption fees on Mortgage Loans that are not Specially Serviced Loans where the consent of the Special Servicer is required.

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on Specially Serviced Loans.

50% of any loan service transaction fees,
		from time to time	The related fees collected from the borrower.

Type/Recipient	Amount	Frequency	Source of Payment

beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on Mortgage Loans that are not Specially Serviced Loans where the consent of the Special Servicer is required.

All interest or other income earned on deposits in any REO Account.	monthly	The investment income.
Trustee/Certificate Administrator Fee/Trustee and Certificate Administrator	The Trustee/Certificate Administrator Fee Rate on the Stated Principal Balance of each Mortgage Loan (including an REO Loan), calculated on the same basis as interest accrues on the Mortgage Loan.	monthly	First from payment or advance of interest on the related Mortgage Loan, and then from general collections in the Collection Account.
Operating Advisor Fee/Operating Advisor	The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including an REO Loan), calculated on the same basis as interest accrued on the Mortgage Loan.	monthly	Payment or advance of interest on the related Mortgage Loan.
Operating Advisor Consulting Fee/Operating Advisor
A fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan.

		from time to time	Paid by related borrower.
Expenses
Reimbursement of Property Advances/Master Servicer and Special Servicer/Trustee	To the extent of funds available, the amount of any Property Advances.	from time to time
Recoveries on the related Mortgage Loan or REO Property, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (subject to certain limitations) and, with respect to a Loan Combination, from the holder of the related Companion Loan.

Interest on Property Advances/Master Servicer and Special Servicer/Trustee	At Advance Rate.	when Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (subject to certain limitations) and, with respect to a Loan Combination, from the holder of the related Companion Loan.

Type/Recipient	Amount	Frequency	Source of Payment
Reimbursement of P&I Advances/Master Servicer/Trustee	To the extent of funds available, the amount of any P&I Advances.	from time to time
Recoveries on the related Mortgage Loan or REO Property, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (subject to certain limitations).

Interest on P&I Advances/Master Servicer/Trustee	At Advance Rate.	when Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (subject to certain limitations).

Expenses, including without limitation, Indemnification Expenses/ Trustee, Certificate Administrator, Operating Advisor, Master Servicer and Special Servicer	Amounts for which the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer are entitled to indemnification or reimbursement.	per occurrence or time of claim	General collections in the Collection Account (subject to certain limitations) or the Distribution Account.
Expenses of the Issuing Entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	from time to time	First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (subject to certain limitations).

In this sub-heading “—Fees and Expenses”, each of the terms “Mortgage Loan” and “Specially Serviced Loan”, unless otherwise indicated, is deemed to also generally refer to the related Companion Loan or the Loan Combination, as the context may require.

Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled.  If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will result in Realized Losses.  The Pooling and Servicing Agreement does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

Distribution of Available Funds

On each Distribution Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Accrual Amounts for such Classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective aggregate unpaid Interest Shortfalls previously allocated to such Classes;

Third, prior to the Crossover Date, to the Class A-1, Class A-2, Class A-3,  Class A-4 and Class A-AB Certificates, in reduction of the Certificate Balances thereof concurrently, in the following priority:

(1)
to the Class A-AB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-AB Certificates has been reduced to the scheduled balance with respect to the Class A-AB Certificates (the “Class A-AB Scheduled Principal Balance”) for such Distribution Date set forth in Annex H;

(2)
to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after such distributions pursuant to clause (1) above) for such Distribution Date, until the Certificate Balance of the Class A-1 Certificates has been reduced to zero;

(3)
then, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions pursuant to clauses (1)  and (2) above) for such Distribution Date, until the Certificate Balance of the Class A-2 Certificates has been reduced to zero;

(4)
then, to the Class A-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions pursuant to clauses (1), (2) and (3) above) for such Distribution Date, until the Certificate Balance of the Class A-3 Certificates has been reduced to zero;

(5)
then, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions pursuant to clauses (1), (2), (3) and (4) above) for such Distribution Date, until the Certificate Balance of the Class A-4 Certificates  has been reduced to zero; and

(6)
then, to the Class A-AB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions pursuant to clauses (1), (2), (3), (4) and (5) above) for such Distribution Date, until the Certificate Balance of the Class A-AB Certificates has been reduced to zero;

Fourth, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to, and pro rata based upon, the respective aggregate of such unreimbursed Realized Losses previously allocated to such Classes;

Fifth, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Sixth, to the Class A-S Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Seventh, to the Class A-S Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Eighth, to the Class A-S Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Ninth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Eleventh, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Twelfth, to the Class B Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Fourteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifteenth, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Sixteenth, to the Class C Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Seventeenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Eighteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Nineteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Twentieth, to the Class D Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-first, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Twenty-second, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-third, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal

Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Twenty-fourth, to the Class E Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Twenty-sixth, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-seventh, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Twenty-eighth, to the Class F Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-ninth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Thirtieth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-first, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Thirty-second, to the Class G Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Thirty-third, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Third above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero.  The “Crossover Date” is the Distribution Date on which the Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates) is (or will be) reduced to zero.  None of the Class X-A or Class X-B Certificates will be entitled to any distribution of principal.

If Exchangeable Certificates have been exchanged for Class EC Certificates, all amounts that are distributable to such exchanged Exchangeable Certificates will be distributed to such Class EC Certificates.

If, in connection with any Distribution Date, the Certificate Administrator has reported the amount of an anticipated distribution to The Depository Trust Company (“DTC”) based on the expected receipt of any monthly payment based on information set forth in a report of the Master Servicer or the Special Servicer, or any other monthly payment, balloon payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make such payments at such time or the Master Servicer revises its final report and as a result the Certificate

Administrator revises its report to DTC after the DTC deadline, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders.  In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Issuing Entity.  Any such reimbursement will constitute an expense of the Issuing Entity.

Distribution of Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to the ARD Loans during the related Collection Period to the holders of the Class V Certificates.

Yield Maintenance Charges

On any Distribution Date, all or a portion of each Yield Maintenance Charge collected in respect of Mortgage Loans during the related Collection Period will be required to be distributed by the Certificate Administrator to the holders of the Class A-1 through Class D Certificates in the following manner:  the holders of each such Class of Certificates will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class on such Distribution Date, and the denominator of which is the Principal Distribution Amount of such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such Class; and (c) the amount of such Yield Maintenance Charge collected during the related Collection Period.

If Exchangeable Certificates have been exchanged for Class EC Certificates, any Yield Maintenance Charges that are distributable to such exchanged Exchangeable Certificates will be distributed to such Class EC Certificates.

On each Distribution Date, the aggregate portion of any Yield Maintenance Charges collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(i)      to the Class X-A Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distributions to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates (without regard to any exchanges of Exchangeable Certificates for Class EC Certificates) on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

   (ii)     to the Class X-B Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A Certificates described in (i) above.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class D Certificates will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Discount Rate (as provided by the Master Servicer) used in calculating the Yield Maintenance Charge with respect to such principal prepayment, and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the Discount Rate (as provided by the Master Servicer) used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that if such Discount Rate is greater than or equal to both the Mortgage Rate on such Mortgage Loan and the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction will be zero; provided, further, that if such Discount Rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

In the case of the Pari Passu Loan Combination, Yield Maintenance Charges actually collected in respect of the Pari Passu Loan Combination will be allocated ratably in proportion based on the amount of principal paid to the Mortgage Loan and the related Pari Passu Companion Loan.

Application Priority of Mortgage Loan Collections

Absent express provisions in the related Mortgage Loan Documents and after an event of default under the related Mortgage Loan (that has not been cured or waived), all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority (in the case of a Loan Combination, following the application of any priority of payments provided in the related Co-Lender Agreement):

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity (to the extent expressly payable by the borrower under the related loan documents with respect to the related Mortgage Loan);

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously reimbursed or paid from principal collections with respect to other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges, Default Interest and Excess Interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property (including following a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan exceeds 125% (based on real property value and excluding any going concern or personal property value) must be allocated to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority (in the case of a Loan Combination, following the application of any priority of payments provided in the related Co-Lender Agreement):

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously reimbursed or paid from principal collections with respect to other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on the related Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge then due and owing under the related Mortgage Loan;

Seventh, as a recovery of any late payment charges, Default Interest and Excess Interest then due and owing under the related Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under the related Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under the related Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below.  The Assumed Final Distribution Date will in each case be as follows:
Class Designation	Assumed Final Distribution Date
Class A-1	February 2018
Class A-2	February 2018
Class A-3	January 2023
Class A-4	February 2023
Class A-AB	November 2022

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may become delinquent.  Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and based on the Modeling Assumptions (as defined in this free writing prospectus under “Yield and Maturity Considerations—Weighted Average Life”).  Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s).  The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.  Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the Issuing Entity.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in March 2046.

Realized Losses

The Certificate Balance of a Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to that Class on such Distribution Date.  “Realized Loss” with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Sequential Pay Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including REO Loans) that will be outstanding immediately following such Distribution Date; provided that for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances.  Any such Realized Losses will be applied to the Classes of Sequential Pay Certificates in the following order, until the Certificate Balance of each such Class is reduced to zero:  first, to the Class G Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Certificates, sixth, to the Class B Certificates, seventh, to the Class A-S Certificates, and eighth, pro rata, to the Class A-1, Class A-2, Class A-3,

Class A-4 and Class A-AB Certificates, based on their respective Certificate Balances (without regard to any exchange of Exchangeable Certificates for Class EC Certificates).  Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Sequential Pay Certificates in reverse order of allocation of such Realized Losses thereto.

If Exchangeable Certificates have been exchanged for Class EC Certificates, all Realized Losses that are allocable to such exchanged Exchangeable Certificates will be borne by such Class EC Certificates.

Realized Losses may result from, among other things:

●	losses in connection with the liquidation of defaulted Mortgage Loans;

●	interest on Advances (to the extent not covered by Default Interest and late payment fees);

●	certain special servicing compensation, such as Special Servicing Fees, Liquidation Fees and Workout Fees;

●	extraordinary expenses of the Issuing Entity and other additional expenses of the Issuing Entity;

●	a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

●	a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under “The Pooling and Servicing Agreement—Modifications,” in this free writing prospectus or otherwise.

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates (without regard to any exchange of Exchangeable Certificates for Class EC Certificates).  The Notional Balance of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Balances of the Class B and Class C Certificates (without regard to any exchange of Exchangeable Certificates for Class EC Certificates).

The “Stated Principal Balance” of each Mortgage Loan will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), as reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of previously unadvanced principal of such Mortgage Loan that have been distributed to the Certificateholders (or, in the case of a Loan Combination, to the holder of the related Companion Loan) on such Distribution Date (or, if such principal had not been applied to any other payments required under the Pooling and Servicing Agreement, would have been distributed thereto on such Distribution Date) and (ii) any principal forgiven by the Special Servicer and other principal losses realized in respect of such Mortgage Loan during the related Collection Period.  The term “Mortgage Loan”, as used in this definition, is deemed to also refer to the related Companion Loan or the Loan Combination, as the context may require.

Prepayment Interest Shortfalls

For any Distribution Date, a “Prepayment Interest Shortfall” will arise with respect to any Mortgage Loan if (i) a borrower makes a full Principal Prepayment or a balloon payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a balloon payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in the related Collection Period.  Such a shortfall arises because the amount of interest that accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to the receipt of insurance proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Regular Certificates (without regard to any exchange of Exchangeable Certificates for Class EC Certificates), and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor and the Master Servicer.  In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest (excluding Default Interest and Excess Interest) that would have accrued on the Stated Principal Balance of such Mortgage Loan for the one-month period ending on such Due Date if such Principal Prepayment, balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest (excluding Default Interest and Excess Interest) that did so accrue through the date such payment was made.

In any case in which a Principal Prepayment in full or in part, a balloon payment or prepayment due to receipt of insurance proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan but on or prior to the related Determination Date, a “Prepayment Interest Excess” will arise since the amount of interest (excluding the Default Interest and Excess Interest) which accrues after such Due Date on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to receipt of insurance proceeds or condemnation proceeds will not be needed to pay the amount of interest accruing on the Regular Certificates and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor and the Master Servicer due on the immediately succeeding Distribution Date.

In the event that with respect to any Mortgage Loan (other than a Specially Serviced Loan or a Mortgage Loan that previously was a Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions) the Master Servicer accepts a voluntary Principal Prepayment (other than (i) in accordance with the terms of the related Mortgage Loan Documents, (ii) in connection with the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related Mortgage Loan Documents (provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order, or (v) at the request of or with the consent of the Special Servicer or the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) resulting in a Prepayment Interest Shortfall, then that Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account, without any right of reimbursement therefor, a cash payment (the “Master Servicer Prepayment Interest Shortfall”), in an amount equal to the lesser of (x) the aggregate amount of all those Prepayment Interest Shortfalls incurred in connection with such voluntary Principal Prepayments received in respect of the Mortgage Loans serviced by it (other than a Specially Serviced Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fee that is being paid in such Collection Period with respect to the Mortgage Loans serviced by it (other than a Specially Serviced Loan) and (B) all Prepayment Interest Excesses received during the related Collection Period on the Mortgage Loans (other than a Specially Serviced Loan) serviced by the Master Servicer.  The Master Servicer’s obligation to pay the Master Servicer Prepayment Interest Shortfall, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, will not be cumulative.

“Net Prepayment Interest Shortfall” means, with respect to any Distribution Date, the amount, if any, by which the aggregate Prepayment Interest Shortfalls incurred during the related Collection Period, exceed the Master Servicer Prepayment Interest Shortfall paid to cover those Prepayment Interest Shortfalls.  The Net Prepayment Interest Shortfall for any Distribution Date will generally be allocated to each Class of Regular Certificates (without regard to any exchange of Exchangeable Certificates for Class EC Certificates), pro rata, based on currently accrued interest amounts distributable on such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class.  If Exchangeable Certificates have been exchanged for Class EC Certificates, any Net Prepayment Interest Shortfall allocated to such exchanged Exchangeable Certificates will be borne by such Class EC Certificates.

To the extent that the Prepayment Interest Excess for all Mortgage Loans serviced by the Master Servicer exceeds the Master Servicer Prepayment Interest Shortfall for all Mortgage Loans serviced by the Master Servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the Master Servicer as additional compensation.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Subordinate Certificates”) to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates.  Each other Class of Sequential Pay Certificates will be likewise protected by the subordination of each Class of Certificates with a later alphabetical Class designation.  This subordination will be effected in two ways:  (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Class of Regular Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate thereto, and (ii) by the allocation of Realized Losses, first, to the Class G Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Certificates, sixth, to the Class B Certificates, seventh, to the Class A-S Certificates, and finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates based on their respective Certificate Balances (without regard to any exchange of Exchangeable Certificates for Class EC Certificates).  No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Allocation of principal distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates will generally have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce.  Thus, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates by the Subordinate Certificates.

Appraisal Reductions

In this subheading “—Appraisal Reductions”, the term “Mortgage Loan”, unless otherwise indicated, is deemed to also refer to the related Companion Loan or the Loan Combination, as the context may require.

Following the occurrence of an Appraisal Reduction Event, an Appraisal Reduction Amount will be calculated as described below.

An “Appraisal Reduction Event” will occur with respect to any Mortgage Loan, upon the earliest to occur of:  (i) the date on which such Mortgage Loan becomes a Modified Mortgage Loan (as defined below); (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan; (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged Property securing such Mortgage Loan; (iv) the date on which the Mortgaged Property securing such Mortgage Loan becomes an REO Property; and (v) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer within thirty (30) days after the default, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (only for so long as no Consultation Termination Event has occurred and is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan, and (D) the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) consents, an Appraisal Reduction Event will not occur pursuant to this clause (v) until sixty (60) days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents or the Pooling and Servicing Agreement, and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan), an Appraisal Reduction Event will not occur pursuant to this clause (v) until the earlier of (1) one hundred twenty (120) days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be calculated by the Special Servicer (and in consultation with the Directing Holder (if no Consultation Termination Event has occurred and is continuing)) and, if a Control Termination Event has occurred and is continuing, in consultation with the Operating Advisor, by the first Determination Date following the date the Special Servicer receives the required appraisal or performs the required appraisal and receives such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount (and thereafter, by the first Determination Date following any change in the amounts set forth in the following equation) and will be an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan over (b) the excess, if any, of (i) the sum of (A) 90% of the sum of the appraised values (net of any prior mortgage liens) of the related Mortgaged Properties securing such Mortgage Loan as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate or, in the case of Mortgage Loans having a Stated Principal Balance under $2,000,000, 90% of the sum of the Small Loan Appraisal Estimates of the related Mortgaged Properties, as described below, plus (B) all escrows and reserves (other than escrows and reserves for taxes and insurance) plus (C) all unapplied insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan (whether paid or then payable by any insurance company or government authority) over (ii) the sum of (without duplication) (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan, (C) any other unpaid additional expenses of the Issuing Entity in respect of such Mortgage Loan, (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums (net of any escrows or reserves therefor) and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, premiums (net of any escrows or reserves therefor) and other amounts have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable), and (E) all other amounts due and unpaid with respect to such Mortgage Loan (other than principal) that, if not paid by the related borrower, would result in a shortfall in distributions to the Certificateholders, except for Yield Maintenance Charges payable due to an acceleration of such Mortgage Loan following a default thereunder; provided, however, that in the event the Special Servicer has not received an appraisal, Updated Appraisal or Small Loan Appraisal Estimate within sixty (60) days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is calculated. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request.  None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

A Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise the Loan Combination.  Any Appraisal Reduction Amount on the Pari Passu Loan Combination will generally be allocated or deemed allocated, pro rata, to the holder of the Pari Passu Mortgage Loan and the holder of the related Pari Passu Companion Loan.

Notwithstanding the foregoing, within sixty (60) days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event) (i) with respect to Mortgage Loans having a Stated Principal Balance of $2,000,000 or higher, the Special Servicer will be required to order and use reasonable efforts to obtain an Updated Appraisal, and (ii) for Mortgage Loans having a Stated Principal Balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a “Small Loan Appraisal Estimate”) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for the subject Mortgage Loans, or (B) to order and use reasonable efforts to obtain an Updated Appraisal.  On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal or completion of such Small Loan Appraisal Estimate, as applicable, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such Updated Appraisal or Small Loan Appraisal Estimate, as applicable.  To the extent required in the Pooling and Servicing Agreement, Appraisal Reduction Amounts will be recalculated on each Distribution Date and an Updated Appraisal will be obtained every 9 months.

Notwithstanding the foregoing, solely for purposes of determining whether a Control Termination Event has occurred and is continuing (and the identity of the Controlling Class Representative), whenever the Special Servicer obtains an appraisal or updated appraisal under the Pooling and Servicing Agreement, the Controlling Class Representative will have the right, exercisable within 10 business days after the Special Servicer’s report of the resulting Appraisal Reduction Amount, to direct the Special Servicer to hire a qualified appraiser reasonably satisfactory to the Controlling Class Representative to prepare a second appraisal of the Mortgaged Property at the expense of the Controlling Class Representative.  The Special Servicer must use reasonable efforts to cause the delivery of such second appraisal within 30 days following the direction of the Controlling Class Representative. Within 10 business days following its receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so, shall recalculate the applicable Appraisal Reduction Amount on the basis of such second appraisal.  Solely for purposes of determining whether a Control Termination Event has occurred and is continuing (and the identity of the Controlling Class Representative):

(i)    the first appraisal shall be disregarded and have no force or effect, and, if an Appraisal Reduction Amount is already then in effect, the Appraisal Reduction Amount for the related Mortgage Loan shall be calculated on the basis of the most recent prior appraisal or updated appraisal obtained under the Pooling and Servicing Agreement (or, if no such appraisal exists, there shall be no Appraisal Reduction Amount for purposes of determining whether a Control Termination Event has occurred and is continuing and the identity of the Class of Certificates whose members are entitled to appoint the Controlling Class Representative) unless and until (a) the Controlling Class Representative fails to exercise its right to direct the Special Servicer to obtain a second appraisal within the exercise period described above or (b) if the Controlling Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal, such second appraisal is not received by the Special Servicer within 90 days following such direction, whichever occurs earlier (and, in such event, an Appraisal Reduction Amount calculated on the basis of such first appraisal, if any, shall be effective); and

(ii)   if the Controlling Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal and such second appraisal is received by the Special Servicer within 90 days following such direction, the Appraisal Reduction Amount (if any), calculated on the basis of the second appraisal (if the Special Servicer determines that a recalculation was warranted as described above) or (otherwise) on the basis of the first appraisal shall be effective.

With respect to the Mortgage Loans, if a Consultation Termination Event has occurred and is continuing, the Special Servicer is required to consult with the Operating Advisor with respect to the calculation of an Appraisal Reduction Amount to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus.

Contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan, any extension of the maturity date or extended maturity date of a Mortgage Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan; (ii) the occurrence of an Appraisal Reduction Event with respect to a Mortgage Loan; (iii) a default in the payment of a balloon payment with respect to a Mortgage Loan for which an extension has not been granted; or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, determines that an Updated Appraisal is warranted with respect to a Mortgage Loan, the Special Servicer will be required to use reasonable efforts to obtain an appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”), or a Small Loan Appraisal Estimate, as applicable, provided that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 9 months old.  The Special Servicer will be required to update, every 9 months, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan remains specially serviced.

“MAI” means a member of the Appraisal Institute.

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount to be advanced by the Master Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, which will have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates then outstanding (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates) (without regard to any exchange of Exchangeable Certificates for Class EC Certificates).  If Exchangeable Certificates have been exchanged for Class EC Certificates, any interest reduction allocated to such exchanged Exchangeable Certificates as a result of an Appraisal Reduction Event will be borne by such Class EC Certificates.

For purposes of determining the Controlling Class, the existence of a Control Termination Event and, if applicable, the allocation of Voting Rights among the respective Classes of the Sequential Pay Certificates, Appraisal Reduction Amounts will be allocated to the respective Classes of Sequential Pay Certificates in the following order, in each case to notionally reduce the related Certificate Balance until the related Certificate Balance is reduced to zero:  first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates (without regard to any exchange of Exchangeable Certificates for Class EC Certificates).  With respect to any Appraisal Reduction calculated for purposes of determining the Controlling Class, the existence of a Control Termination Event and, if applicable, the allocation of Voting Rights among the respective Classes of the Sequential Pay Certificates, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

No Appraisal Reduction Amount will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.  In addition, with respect to any Mortgage Loan as to which an Appraisal Reduction Event has occurred, such Mortgage Loan will no longer be subject to the Appraisal Reduction Amount if (a) such Mortgage Loan has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and (b) no other Appraisal Reduction Event has occurred and is continuing.

An appraisal for any Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated every 9 months for so long as an Appraisal Reduction exists.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the Special Servicer in a manner that:  (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Specially Serviced Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the value of the security for such Specially Serviced Loan or reduces the likelihood of timely payment of amounts due thereon.

Delivery, Form and Denomination

The Offered Certificates will be issuable in registered form, in minimum denominations of $10,000 and multiples of $1 in excess thereof.

The Offered Certificates of each Class thereof will initially be represented by one or more global Certificates registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a physical certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described under “—Definitive Certificates” below.  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations, (the “Participants”), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee (in its individual capacity), the Certificate Administrator, a manager of a Mortgaged Property, a borrower or any person affiliated with the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, such manager or a borrower will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained;

provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Depositor, Master Servicer, Special Servicer or Operating Advisor or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Master Servicer or Special Servicer or otherwise benefit the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor in any material respect; provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Loan, any Certificates beneficially owned by the Special Servicer or an affiliate will be deemed not to be outstanding, provided, further, however, that such restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class.  Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to a confidentiality agreement (in the form attached to the Pooling and Servicing Agreement), a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee).  See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream Banking, société anonyme (“Clearstream”) or The Euroclear System (“Euroclear”) (in Europe) if they are participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants (as defined below) and the Euroclear Participants (as defined below), respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.  For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C hereto.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Certificate Administrator through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates.  Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates.  Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate

Administrator, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information herein concerning DTC, Clearstream and Euroclear and their book entry systems has been obtained by the Depositor from DTC, Clearstream and Euroclear and other sources that the Depositor believes to be reliable.

Definitive Certificates

Definitive Certificates will be delivered to beneficial owners of the book-entry Certificates (“Certificate Owners”) (or their nominees) only if (i) DTC advises the Certificate Administrator in writing that it is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry Certificates, and the Depositor is unable to locate a qualified successor, or (ii) the Depositor, at its sole option, elects, by notice in writing to the Certificate Administrator and to DTC, to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates.

Upon the occurrence of any of the events described in clauses (i) through (iii) in the immediately preceding paragraph, the Certificate Administrator is required to notify all affected Certificate Owners (through DTC and its Participants) of the availability of Definitive Certificates.  Upon delivery of Definitive Certificates, the Trustee, the Certificate Administrator, the Certificate Registrar and the Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement (“Holders”).  Distributions of principal and interest on the Definitive Certificates will be made by the Certificate Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in this free writing prospectus and the Pooling and Servicing Agreement.

Upon the occurrence of any of the events described in clauses (i) through (iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder’s legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested.  The Certificate Administrator will be appointed as the initial Certificate Registrar.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has provided the Certificate Administrator with an executed Investor Certification (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will mail a special notice to all Certificateholders and Certificate Owners at their respective addresses appearing on the certificate register (or through the DTC system, as applicable) stating that the requesting Certifying Certificateholder wishes to be contacted by other Certificateholders and Certificate Owners, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the requesting Certifying Certificateholder.  The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

Retention of Certain Certificates by Transaction Parties and Their Respective Affiliates

UBSRES, Barclays, GECC,  KeyBank, AMF II, the Depositor, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and their respective affiliates may retain or purchase certain Classes of Certificates.  Any such party will have the right to dispose of such Certificates at any time.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.  The yield on any Offered Certificate will depend on:  (i) the Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate; (iii) the rate and timing of payments of principal on that Certificate; and (iv) the aggregate amount of distributions on that Certificate.

Pass-Through Rate.  The Pass-Through Rate, if any, applicable to each Class of Offered Certificates for any Distribution Date will be the rate specified under “Description of the Offered Certificates—Distributions” in this free writing prospectus.  The yield on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, and liquidations of Mortgage Loans following default and repurchases of Mortgage Loans.  Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered Certificates.

See “Yield and Maturity Considerations” in the prospectus, “Description of the Offered Certificates” and “Description of the Mortgage Pool” in this free writing prospectus and “—Rate and Timing of Principal Payments” below.

Rate and Timing of Principal Payments.  The yield to holders of the Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations).  The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof, the dates on which balloon payments are due and the rate and timing of Principal Prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Issuing Entity).  Prepayments and, assuming the respective stated maturity dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Sequential Pay Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans.  Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed.  See “The Pooling and Servicing Agreement—Modifications,” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus.  Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular.  The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

See “Risk Factors—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date” in this free writing prospectus.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the

Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates were outstanding.

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate.  An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield.  In general, the earlier a payment of principal is made on an Offered Certificate purchased at a premium, the greater will be the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal payments on such investor’s Offered Certificates occurring at a rate higher than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction in the rate of principal payments.

Losses and Shortfalls.  The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans.  Except as described herein, losses and other shortfalls on the Mortgage Loans will generally be borne:  first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Offered Certificates.  Further, any Net Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Regular Certificates, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates for such Distribution Date (calculated without giving effect to any such allocation of Net Prepayment Interest Shortfall).

Certain Relevant Factors.  The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, prepayment premiums, prepayment lock-out periods, amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” in this free writing prospectus and “Risk Factors” and “Yield and Maturity Considerations—Yield and Prepayment Considerations” in the prospectus.

The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan.  If a Mortgage Loan is not in a lock-out period, the Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the Mortgage Loan as part of a refinancing thereof.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

The yield on any Class of Certificates whose Pass-Through Rate is affected by the Weighted Average Net Mortgage Pass-Through Rate could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those Classes bear interest at a rate limited by, equal to, or based on the weighted average of the Net Mortgage Pass-Through Rates on the Mortgage Loans.  The Pass-Through Rates on such Certificates may be limited by, equal to, or based on the weighted average of the Net Mortgage Pass-Through Rates on the Mortgage Loans even if principal prepayments do not occur.

Delay in Payment of Distributions.  Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least ten days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Interest.  As described under “Description of the Offered Certificates—Distributions” in this free writing prospectus, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the resulting Interest Shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds.  Any such Interest Shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of a Sequential Pay Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor.  For purposes of this free writing prospectus, the weighted average life of a Sequential Pay Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the certificate balance of such Certificate.  Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs.  If the balloon payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Scheduled Payment will not be included in the Available Funds until the Distribution Date in the following month.  Therefore, the weighted average life of the Sequential Pay Certificates may be extended.

Prepayments on mortgage loans may be measured by a prepayment standard or model.  The model used in this free writing prospectus is the Constant Prepayment Rate (“CPR”) model.  The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate.  As used in each of the following sets of tables with respect to any particular Class, the column headed “0%” assumes that none of the Mortgage Loans is prepaid before maturity.  The columns headed “25%,” “50%,” “75%,” and “100%” assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, Defeasance Period or Yield Maintenance Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages.  There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out Period, Defeasance Period or Yield Maintenance Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period or Yield Maintenance Period will not prepay as a result of involuntary liquidations upon default or otherwise.

The tables set forth on Annex D to this free writing prospectus indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates.  The tables have been prepared on the basis of the information set forth in this free writing prospectus under “Description of the Mortgage Pool—Additional Mortgage Loan Information” and

on Annex A-1 to this free writing prospectus and the following assumptions (collectively, the “Modeling Assumptions”):

(A) the initial Certificate Balance, Notional Balance and the Pass-Through Rate for each Class of Offered Certificates are as set forth in this free writing prospectus;

(B) the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

(C) all scheduled Monthly Payments and balloon payments are assumed to be timely received on the first day of each month commencing in March 2013;

(D) with respect to each Mortgage Loan that accrues interest based on an actual/360 basis, the related Mortgage Loan Seller will remit to the Depositor an amount equal to two days of interest at the related  Mortgage Rate (less the Administrative Fee Rate) on the Cut-off Date Balance of such Mortgage Loan.  Such amount will be remitted by the Depositor to the Certificate Administrator for deposit into the Interest Reserve Account on the Closing Date and be included in the Withheld Amounts available for the Distribution Date in March 2013;

(E) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans, there are no casualties or condemnations affecting the Mortgaged Properties and no holdback amounts are applied to reduce the principal balance of any Mortgage Loan;

(F) prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption lettered (M);

(G) all Mortgage Loans accrue interest under the method specified in Annex A-1.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus;

(H) no party exercises its right of optional termination described in this free writing prospectus;

(I) no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file and no purchase option holder (permitted to buy out a Mortgage Loan under the related Mortgage Loan Documents, any intercreditor agreement, the Co-Lender Agreement or the Pooling and Servicing Agreement) will exercise its option to purchase such Mortgage Loan;

(J) no Prepayment Interest Shortfalls are incurred and no Yield Maintenance Charges are collected;

(K) there are no additional expenses of the Issuing Entity;

(L) distributions on the Certificates are made on the 10th calendar day in each month, commencing in March 2013;

(M) no prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, if any, Defeasance Period, if any, or Yield Maintenance Period, if any;

(N) the Closing Date is February 28, 2013; and

(O) with respect to each Mortgage Loan, the Administrative Fee Rate is as shown on Annex A-1 and accrues on the same basis as interest accrues on such Mortgage Loan.

To the extent that the Mortgage Loans have characteristics or experience performance that differ from those assumed, or otherwise perform differently than as assumed, in preparing the tables set forth in Annex D to this free writing prospectus, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates may mature earlier or later than indicated by the tables.  It is highly unlikely that the Mortgage Loans will prepay at any constant rate or otherwise perform in accordance with the Modeling Assumptions until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions at the same rate.  In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments or may permit the application of certain holdback amounts as a repayment of principal if certain conditions are not satisfied.  In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the tables set forth on Annex D to this free writing prospectus.  Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Based on the Modeling Assumptions, the tables set forth in Annex D to this free writing prospectus indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

Certain Price/Yield Tables

The tables set forth on Annex E to this free writing prospectus show the corporate bond equivalent (“CBE”) yield, and weighted average life in years with respect to each Class of Offered Certificates.

The yields set forth on the tables set forth on Annex E to this free writing prospectus were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of February 28, 2013 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this free writing prospectus from and including February 1, 2013 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Certificates and consequently does not purport to reflect the return on any investment in such Classes of Certificates when such reinvestment rates are considered.  In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables in this free writing prospectus, or that the aggregate purchase prices of the Offered Certificates will be as assumed.  Purchase prices are to be interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2013 (the “Pooling and Servicing Agreement”), that will be entered into by the Depositor, the

Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator and the Custodian.

Reference is made to the accompanying prospectus for important information in addition to that set forth in this free writing prospectus regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates.  The Certificate Administrator will be required to provide to a prospective or actual holder of an Offered Certificate at the expense of the requesting party, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement.  Requests should be addressed to 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration - UB13C5.

In this heading “The Pooling and Servicing Agreement”, the term “Mortgage Loan”, “Specially Serviced Loan” and “REO Loan” unless otherwise indicated, are deemed to generally refer to the related Companion Loan or the Loan Combination, as the context may require.

Servicing of the Mortgage Loans; Collection of Payments

The Mortgage Loans will be serviced and administered pursuant to the Pooling and Servicing Agreement, as described in this free writing prospectus.

The Pooling and Servicing Agreement requires the Master Servicer (with respect to the Mortgage Loans that are not Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans and REO Loans) (in each case, directly or through one or more sub-servicers) to diligently service and administer the Mortgage Loans, in the best interests of and for the benefit of the Certificateholders and, with respect to the Loan Combination, for the benefit of the holders of the related Companion Loans (as a collective whole as if such Certificateholders and Companion Loan holders constitute a single lender) (the “Certificateholders’ Best Interests”), as determined by the Master Servicer or the Special Servicer, as applicable, in the exercise of its reasonable judgment, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the applicable Mortgage Loans, the terms of any related co-lender or intercreditor agreement, if applicable, and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

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the same manner in which, and with the same care, skill, prudence and diligence with which such servicer services and administers similar mortgage loans for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing their own mortgage loans with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or, in the case of defaulted Mortgage Loans, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans, and in the best interests of the Issuing Entity and in the Certificateholders’ Best Interests (as determined by such servicer in its reasonable judgment); and

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the same care, skill, prudence and diligence with which such servicer services and administers commercial and multifamily mortgage loans owned, if any, by it with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or, in the case of defaulted Mortgage Loans, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans, and in the best interests of the Issuing Entity and in the Certificateholders’ Best Interests (as determined by such servicer in its reasonable judgment) but without regard to any potential conflict of interest arising from:

(1) any relationship that such servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

(2) the ownership of any Certificate or any Companion Loan by such servicer or any affiliate of it;

(3) the Master Servicer’s obligation to make Advances;

(4) such servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(5) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such servicer or any affiliate of such servicer, as applicable;

(6) any debt that such servicer or any affiliate of such servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing); and

(7) any obligation of the Master Servicer, or an affiliate thereof, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (if the Master Servicer or any affiliate thereof is a Mortgage Loan Seller) (the foregoing, collectively referred to as the “Servicing Standard”).

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, contractors, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer will not enter into any sub-servicing agreement with respect to any Specially Serviced Loan or REO Property which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without the consent of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

The Pooling and Servicing Agreement provides that neither the Master Servicer, the Special Servicer nor any of their respective affiliates, directors, officers, employees, members, managers or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking an action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  The foregoing provision would not protect either of the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of any specific liability imposed under the Pooling and Servicing Agreement for a breach of the Servicing Standard or by reason of its negligent disregard of obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and to follow the Servicing Standard with respect to such collection procedures.  Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment fee or default interest in connection with any delinquent Monthly Payment or balloon payment with respect to any Mortgage Loan.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan Documents or, in the event the Mortgage Loan Documents are silent, by using a discount rate appropriate for the type of cash flows being discounted (the “Calculation Rate”); namely (i) for principal and interest payments on the Mortgage Loan or sale of a Defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or Updated Appraisal).

Summary of KRECM Subservicing Agreement

General.  KRECM has acquired the right to be appointed as the primary servicer of seven (7) Mortgage Loans, representing approximately 4.4% of the Initial Outstanding Pool Balance, which are the Mortgage Loans to be transferred to the Depositor by KeyBank (the “KBNA Transferred Loans”).  Accordingly, Midland, as Master Servicer, and KRECM, as primary servicer, will enter into a Subservicing Agreement dated as of February 1, 2013 (the “KRECM Subservicing Agreement”).  The primary servicing of such KBNA Transferred Loans will be governed by the KRECM Subservicing Agreement.  The following summary describes certain provisions of the KRECM Subservicing Agreement relating to the primary servicing and administration of the KBNA Transferred Loans.

Summary of Duties.  With respect to the KBNA Transferred Loans, KRECM, as primary servicer, will be responsible for performing the primary servicing of such Mortgage Loans in a manner consistent with the Pooling and Servicing Agreement and the Servicing Standard.  Primary servicing will include:

●	maintaining the servicing file and releasing files upon borrower request or payoff of such Mortgage Loan as approved by the Master Servicer,

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(i) within five (5) business days of receipt of a repurchase demand, reporting any such repurchase demand to the Master Servicer and forwarding a copy of such repurchase demand to the Master Servicer, (ii) promptly notifying the Master Servicer in writing of any discovered document defect or breach of Mortgage Loan representation, and (iii) cooperating with the Master Servicer in pursuing its obligations to make a repurchase claim against the related Mortgage Loan Seller,

●	collecting monthly payments and escrow and reserve payments and maintaining a subservicer certificate account and applicable escrow and reserve accounts to hold such collections,

●
remitting to the Master Servicer on a timely basis monthly payments less any subservicing fees, escrow and reserve payments and payments in the nature of additional servicing compensation due to the Master Servicer or KRECM, as subservicer,

●	preparing such reports, including a day one report, monthly remittance report and such other reports as reasonably requested by the Master Servicer from time to time,

●	collecting monthly and quarterly borrower reports, rent rolls, and operating statements,

●	performing annual inspections of the related Mortgaged Property and providing inspection reports to the Master Servicer,

●	monitoring borrower insurance obligations on such loans and related Specially Serviced Mortgage Loans and obtaining such property level insurance when the borrower fails to maintain such insurance,

●	maintaining errors and omissions insurance and an appropriate fidelity bond,

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notifying the Master Servicer of any borrower requests or transactions; provided, however, that KRECM will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the Master Servicer,

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promptly notifying Master Servicer of any defaults under the KBNA Transferred Loans, collection issues or customer issues; provided that KRECM will not take any action with respect to enforcing such loans without the prior written approval of the Master Servicer, and

●	with respect to all servicing responsibilities of the Master Servicer under the Pooling and Servicing Agreement which are not being performed by KRECM under the KRECM Subservicing

Agreement, KRECM will reasonably cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities.

KRECM’s custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the Master Servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the Master Servicer, who has a vault or other adequate safety procedures in place satisfactory to the Master Servicer, in its sole discretion.

KRECM will provide to Master Servicer access to all the servicing files, mortgage loan files and servicing systems maintained by KRECM with respect to the KBNA Transferred Loans for audit and review.  KRECM will not take any action (whether or not authorized under the KRECM Subservicing Agreement) as to which the Master Servicer has advised it in writing that the Master Servicer or the Trustee has received an opinion of counsel to the effect that such action if taken would result in the imposition of a tax on any portion of the trust fund or cause either the Lower Tier REMIC or the Upper Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.  KRECM will fully cooperate with the Master Servicer in connection with avoiding the imposition of a tax on any portion of the trust fund or cause either the Lower Tier REMIC or the Upper Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

KRECM will also timely provide such certifications, reports and registered public accountant attestations required by the KRECM Subservicing Agreement or by the Master Servicer to permit it to comply with the Pooling and Servicing Agreement and the Depositor to comply with its Exchange Act reporting obligations.

The Master Servicer and KRECM will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other such that KRECM is able to perform its obligations under the KRECM Subservicing Agreement and the Master Servicer is able to perform its supervisory authority over KRECM.  KRECM will not communicate directly with the Special Servicer, the Directing Holder or any Rating Agency except in very limited circumstances set forth in the KRECM Subservicing Agreement.

KRECM will have no obligation to make any principal and interest advance or any servicing advances.  KRECM will not make any Major Decisions without the prior written approval of the Master Servicer.

Generally, such consent is not to be unreasonably withheld and the Master Servicer is required to provide such consent or denial of such consent within ten (10) business days following the receipt from KRECM of an analysis and written recommendation along with relevant supporting information and any other information reasonably requested by the Master Servicer.  In any case, such consent may be subject to: (a) the prior approval of the Special Servicer, the Directing Holder or a mezzanine loan lender, as applicable, if so required under the Pooling and Servicing Agreement or the related Mortgage Loan Documents, which approval may be withheld in such person’s sole discretion, and (b) obtaining any rating agency confirmation required under the Pooling and Servicing Agreement or the related Mortgage Loan Documents, which confirmation may be withheld in such person’s sole discretion.  The Master Servicer will request any such approvals or rating agency confirmation.

Compensation.  As compensation for its activities under the KRECM Subservicing Agreement, the subservicing fee will be paid only to the extent that the Master Servicer receives the Servicing Fee with respect to each KBNA Transferred Loan under the Pooling and Servicing Agreement.  KRECM is not entitled to any Master Servicer Prepayment Interest Shortfall or Prepayment Interest Excess. KRECM will be entitled to such additional servicing compensation as set forth in the KRECM Subservicing Agreement.  Generally, if received and the Master Servicer is entitled to retain such amounts under the Pooling and Servicing Agreement, KRECM will also be entitled to retain, with respect to each related KBNA Transferred Loan, as additional subservicing compensation (the “Additional Subservicing Compensation”), the following:

●	100% of the Master Servicer’s share of any assumption application fees;

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100% of the Master Servicer’s share of any charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, other loan processing fees and customary charges actually paid by the borrower;

●	100% of penalty charges, except as required to offset outstanding interest on Advances, reserves required to be funded and principal and interest due with respect to the related KBNA Transferred Loan;

●	50% of the Master Servicer’s share of any assumption fees, extension fees, modification fees, defeasance fees, processing fees or consent fees; and

●	subject to certain limitations set forth in the Pooling and Servicing Agreement, any interest or other income earned on deposits in the related accounts held by KRECM.

KRECM will be required to promptly remit to the Master Servicer any additional servicing compensation or other amounts received by it which KRECM is not entitled to retain.  Except as otherwise provided, KRECM will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the KRECM Subservicing Agreement.

Indemnification; Limitation of Liability.  KRECM and its directors, officers, members, managers, agents or employees (the “KRECM Parties”) will have no liability to the Master Servicer for any action or inaction, done in good faith pursuant to the KRECM Subservicing Agreement, or for errors in judgment.  However, this will not protect KRECM parties against losses resulting from any breach of representations or warranties, any expense or liability specifically required to be borne by KRECM without right of reimbursement, any specific liability imposed on KRECM for a breach of the accepted subservicing practices, or any liability that would otherwise be imposed on KRECM by reason of its willful misconduct, bad faith, fraud or negligence in the performance of its duties under the KRECM Subservicing Agreement or by reason of its negligent disregard of its obligations or duties under the KRECM Subservicing Agreement.  The KRECM Parties will be indemnified and held harmless by the Master Servicer against any loss, liability or expense (including reasonable attorney fees and legal costs and expenses) in connection with any claim or legal action incurred by reason of the Master Servicer’s willful misconduct, bad faith, fraud, negligence or negligent disregard of its obligations.  The Master Servicer agrees to use reasonable efforts to pursue the Issuing Entity for indemnification against any loss, liability or expense incurred by KRECM in connection with the performance of its duties and obligations as to which the Pooling and Servicing Agreement grants to the Master Servicer’s agents a right to indemnification from the Issuing Entity.

KRECM will indemnify and hold harmless the Master Servicer and its directors, officers, agents or employees against any loss, liability or expense (including all attorney fees and legal costs and expenses) in connection with any claim or legal action incurred by reason of KRECM’s (i) willful misconduct, bad faith, fraud, negligence or negligent disregard of its obligations under the KRECM Subservicing Agreement, (ii) breach of accepted subservicing practices, or (iii) breach of any representation or warranty.

Termination.  The KRECM Subservicing Agreement will be terminated with respect to KRECM if any of the following occurs:

●	the Master Servicer elects to terminate KRECM following a KRECM Event of Default (as defined below);

●	upon resignation by KRECM;

●	at the option of the Master Servicer, in the event a KBNA Transferred Loan is substituted, purchased or repurchased pursuant to the Pooling and Servicing Agreement, or at the option of the purchaser of any KBNA Transferred Loan pursuant to the terms of the Pooling and Servicing Agreement; or

●
if the Master Servicer’s responsibilities and duties as Master Servicer under the Pooling and Servicing Agreement have been assumed by the Trustee, and the Trustee has the right to terminate KRECM pursuant to the Pooling and Servicing Agreement.

“KRECM Event of Default”, means any one of the following events:

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any failure by KRECM to remit amounts due to the accounts maintained by KRECM or to the Master Servicer which failure continues unremedied for one (1) business day following the date on which notice of such failure is provided and which failure may be remedied by a late remittance accompanied by payment by KRECM (from its own funds without reimbursement therefor) of interest on the amount of such late deposit or remittance accrued at an annual rate equal to the prime rate;

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with respect to any year that Depositor is required to file a report on Form 10-D, Form 8-K, Form 10 K or any other report with the SEC, any failure of KRECM to timely provide its annual compliance statement, annual reports on assessment of compliance with the servicing criteria or the registered public accountant attestation required by the KRECM Subservicing Agreement or other reports, certifications or information required by the Master Servicer to permit it to comply with the Pooling and Servicing Agreement and the Depositor to comply with its Exchange Act reporting obligations, which failure continues for a period of five (5) days;

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any failure on the part of KRECM duly to observe or perform in any material respect any other of the covenants or agreements which continues unremedied for a period of twenty (20) days after the date on which written notice of such failure, requiring the same to be remedied, will have been given to KRECM by the Master Servicer, provided, however, if such breach is capable of being cured and KRECM is diligently pursuing such cure, such twenty (20) day period will be extended for an additional twenty (20) days;

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any breach on the part of KRECM of any representation or warranty which materially and adversely affects the interests of any class of Certificateholders and which continues unremedied for a period of twenty (20) days after the date on which notice of such breach, requiring the same to be remedied, will have been given to KRECM by the Master Servicer, provided, however, if such breach is capable of being cured and KRECM is diligently pursuing such cure, such twenty (20) day period will be extended for an additional twenty (20) days;

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a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, will have been entered against KRECM and such decree or order will have remained in force undischarged or unstayed for a period of fifty (50) days;

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KRECM consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to KRECM, or of or relating to all or substantially all of its property;

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KRECM admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations or take any corporate action in furtherance of the foregoing;

●	Moody’s has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and such “watch status” placement shall not have been withdrawn within 60 days) and, in the case of either of clauses (A) or (B), cited servicing concerns with the Master Servicer (because of actions of KRECM) or KRECM as the sole or material factor in such rating action;

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the Trustee or the Master Servicer receives written notice from Fitch to the effect that KRECM acting in its capacity as such, has resulted in a downgrade or withdrawal of any rating assigned by Fitch to any Class of Certificates;

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the Trustee or the Master Servicer receives written notice from KBRA to the effect that if KRECM continues to act as subservicer, the rating or ratings on one or more Classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to KRECM as the sole or material factor in such action, unless KRECM resolves such matters within 60 days of the date that KBRA gave notice to the Trustee or Master Servicer;

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a Servicer Termination Event by the Master Servicer under the Pooling and Servicing Agreement, which Servicer Termination Event occurred as a direct result of the failure of KRECM to perform any obligation required the KRECM Subservicing Agreement;

●	the failure of KRECM to comply with any of the requirements to deliver any reports or certificates at the time such report or certification is required under the KRECM Subservicing Agreement; or

●	a breach of KRECM’s restrictions against communicating directly to the Rating Agencies with respect to certain matters, which breach continues unremedied for two (2) days after such breach.

Notwithstanding the foregoing, upon any termination of KRECM, KRECM will be entitled to receive all accrued and unpaid subservicing fees through the date of termination and will cooperate fully with the Master Servicer to transition primary servicing of the KBNA Transferred Loans to the Master Servicer or its designee.

The foregoing information set forth in this “Summary of KRECM Subservicing Agreement” section has been provided by Midland.

Summary of Bank of America Subservicing Agreement

General.  Bank of America has acquired the right to be appointed and will be appointed as the primary servicer of twenty-seven (27) Mortgage Loans, representing approximately 29.9% of the Initial Outstanding Pool Balance, which are Mortgage Loans to be transferred to the Depositor by UBSRES, and eight (8) Mortgage Loans, representing approximately 3.8% of the Initial Outstanding Pool Balance, which are Mortgage Loans to be transferred to the Depositor by AMF II (collectively, the “BOA Transferred Loans”).  Accordingly, Midland, as Master Servicer, and Bank of America, as primary servicer, will enter into a primary servicing agreement dated as of February 1, 2013 (the “BOA Primary Servicing Agreement”).  The primary servicing of such BOA Transferred Loans will be governed by the BOA Primary Servicing Agreement.  The following summary describes certain provisions of BOA Primary Servicing Agreement relating to the primary servicing and administration of the BOA Transferred Loans.

Summary of Duties.  With respect to the BOA Transferred Loans, Bank of America, as primary servicer, will be responsible for performing the primary servicing of such Mortgage Loans in a manner consistent with the Pooling and Servicing Agreement and the Servicing Standard.  Primary servicing will include:

●	maintaining the servicing files;

●
reporting any repurchase demand and related matters to the Master Servicer, forwarding a copy of such repurchase demand to the Master Servicer, promptly notifying the Master Servicer in writing of any discovered document defect or breach of Mortgage Loan representation, and cooperating with the Master Servicer in pursuing its obligations to make a repurchase claim against the related Mortgage Loan Seller;

●	collecting monthly payments and escrow and reserve payments from the related borrower;

●	maintaining a primary servicer collection account and applicable escrow and reserve accounts to hold such collections;

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remitting to the Master Servicer on the primary servicer remittance date monthly payments received less any primary servicing fees due to Bank of America, as primary servicer and escrow and reserve payments;

●	preparing applicable reports, a monthly remittance report;

●	collecting monthly and quarterly borrower financial reports, rent rolls, and operating statements as required by the applicable Mortgage Loan Documents;

●	in accordance with the BOA Primary Servicing Agreement, performing periodic inspections of the related Mortgaged Property and providing inspection reports to the Master Servicer;

●	monitoring borrower insurance and real estate tax obligations and obtaining forced placed or property level insurance when the borrower fails to maintain such insurance;

●	maintaining errors and omissions insurance and an appropriate fidelity bond or self insuring as allowed under the Pooling and Servicing Agreement;

●	forwarding all borrower requests or transactions to the Master Servicer to handle; and

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promptly notifying Master Servicer of any defaults under the BOA Transferred Loans; provided, however, that Bank of America will not take any action with respect to enforcing such BOA Transferred Loans without the prior written approval of the Master Servicer.

Bank of America’s custodial responsibilities are limited to original letters of credit.

Bank of America will have no obligation to make and will not make any P&I Advances, and only in limited emergency circumstances, Bank of America will make a Servicing Advance, which shall promptly be reimbursed by the Master Servicer with interest on such Advance at the Advance Rate.

Bank of America will not make any Major Decisions or process borrower requests and will forward all borrower requests to the Master Servicer for processing and approval.

Compensation.  As compensation for its activities under the BOA Primary Servicing Agreement, Bank of America is entitled to a primary servicing fee, which will be paid from, and only to the extent that the Master Servicer receives the Servicing Fee with respect to each BOA Transferred Loan under the Pooling and Servicing Agreement.

In the BOA Primary Servicing Agreement, Midland and Bank of America will indemnify each other in compliance with the requirements of the Pooling and Servicing Agreement.

Bank of America may be not be terminated under the BOA Primary Servicing Agreement except in connection with a (i) primary servicing termination event, (ii) Bank of America’s resignation as primary servicer, (iii) termination of the trust under the Pooling and Servicing Agreement or (iv) removal of the BOA Transferred Loans in accordance with the terms of the Pooling and Servicing Agreement.

Notwithstanding the foregoing, upon any termination of Bank of America, Bank of America will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will cooperate with the Master Servicer to transition the primary servicing of the BOA Transferred Loans to the Master Servicer or its designee.

The foregoing information set forth in this section “—Summary of Bank of America Sub-Servicing Agreement” has been provided by Midland.

The Directing Holder

The Directing Holder (for so long as no Control Termination Event has occurred and is continuing) will be entitled to advise (1) the Special Servicer, with respect to each Specially Serviced Loan, (2) the Special Servicer, with respect to each non-Specially Serviced Loan, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer, with respect to each Mortgage Loan for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer, subject to the consent or deemed consent of the Special Servicer.

The “Directing Holder” means the Controlling Class Representative.

Except as otherwise described in the succeeding paragraphs below, (a) with respect to each Mortgage Loan and REO Property, the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer, and (b) with respect to each Mortgage Loan and REO Property, for so long as no Control Termination Event has occurred and is continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within 10 business days (or 30 days with respect to clause (J) below) after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the Special Servicer within the 10-day period (or 30 days with respect to clause (J) below), the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(A) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans as come into and continue in default;

(B) any modification, consent to a modification or waiver of any monetary term (other than late payment charges or Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or any extension of the maturity date of such Mortgage Loan;

(C) any sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus) for less than the applicable Repurchase Price;

(D) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E) any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(F) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related Mortgage Loan Documents;

(G) any property management company changes (with respect to a Mortgage Loan with a Stated Principal Balance greater than $2,500,000) or franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve under the Mortgage Loan Documents;

(H) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(I) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion;

(J) any determination of an Acceptable Insurance Default;

(K) following a default or an event of default with respect to a Mortgage Loan or Loan Combination, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan Documents or with respect to the related mortgagor of Mortgaged Property; and

(L) any modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender, holder of a Companion Loan or other subordinate debt holder related to a Mortgage Loan or Loan Combination, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the Certificateholders’ Best Interests, and the Master Servicer or the Special Servicer, as the case may be, has made a reasonable effort to contact the Directing Holder, then the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response.

In addition, the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) may direct the Special Servicer to take or to refrain from taking, such other actions with respect to a Mortgage Loan, as the Directing Holder may reasonably deem advisable; provided that none of the Master Servicer or the Special Servicer, will be required to take or refrain from taking any action pursuant to instructions, failure to approve or object, or objections from the Directing Holder that would cause it to violate applicable law, the related Mortgage Loan Documents or the Pooling and Servicing Agreement (including the Servicing Standard), as applicable, or the REMIC provisions of the Code.

During the continuance of a Control Termination Event, the Special Servicer will not be required to obtain the consent of the Directing Holder for any of the foregoing actions.  However, during the continuance of a Control Termination Event, for so long as no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the Directing Holder in connection with any Major Decision (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the Master Servicer or the Special Servicer (if no Control Termination Event had occurred and was continuing)) and to consider alternative actions recommended by the Directing Holder.  Such consultation will not be binding on the Special Servicer.

While a Control Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Operating Advisor.  Such consultation will not be binding on the Special Servicer.

The initial Directing Holder is expected to be Eightfold Real Estate Capital Fund II, L.P.  The Directing Holder will be responsible for its own expenses.

At any time that more than 50% of the Percentage Interest of the Controlling Class Certificateholders direct the Certificate Administrator in writing to hold an election for a Controlling Class Representative, the Certificate Administrator is required to hold such election as soon as practicable at the expense of such requesting Certificateholders.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the Certificate Registrar from time to time; provided, however, that (i) absent such selection, (ii) until a Controlling Class Representative is so selected or (iii) until receipt of written notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Controlling Class Representative upon providing written notice to the Certificate Administrator.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as identified by the Certificate Registrar to the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such class, at least equal to 25% of the initial Certificate Balance of that Class or if no class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates.  The Controlling Class as of the Closing Date will be the Class G Certificates.

A “Consultation Termination Event” will occur at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Consultation Termination Event is deemed to occur as described in this section.

If a Consultation Termination Event has occurred and is continuing, no Class of Certificates will act as the Controlling Class and the Directing Holder will have no rights under the Pooling and Servicing Agreement.

The Master Servicer, Special Servicer, Operating Advisor, Trustee or Certificate Administrator may request that the Certificate Registrar determine which Class of Certificates is the then-current Controlling Class and the Certificate Registrar must thereafter provide such information to the requesting party.  The Master Servicer, Special Servicer, Operating Advisor or Trustee may also request that the Certificate Administrator provide, and the Certificate Administrator must so provide, (1) a list of the Certificate Owners of the Controlling Class and (2) confirmation as to whether a Control Termination Event or Consultation Termination Event has occurred in the 12 months preceding any such request or any other period specified in such request and whether it is continuing as of the date of such request.  Any expenses incurred in connection with obtaining such information will be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Holder (or Controlling Class Representative) has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to the Pooling and Servicing Agreement and (ii) the requesting party has not been notified of the identity of the Directing Holder (or Controlling Class Representative) or reasonably believes that the identity of the Directing Holder (or Controlling Class Representative) has changed, then such expenses will be at the expense of the Issuing Entity.  The Master Servicer, Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

A “Control Termination Event”  will occur at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Control Termination Event is deemed to occur as described in this section.

If a Consultation Termination Event has occurred and is continuing, the Directing Holder will have no consultation rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder.  However, the Directing Holder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

The Directing Holder has certain rights to remove and replace the Special Servicer as described under “The Servicers—Removal of the Special Servicer” in this free writing prospectus.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative.  Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns.  Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor, the Certificate Administrator and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.  In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee, as applicable, the Certificate Registrar will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party.

If at any time that Eightfold Real Estate Capital Fund II, L.P. or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the Certificateholder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Balance and the Certificate Registrar has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by Certificate Balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Registrar receives either such notice.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Holder:

(a)	may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)	may act solely in the interests of the holders of the Controlling Class or a Companion Loan holder;

(c)	does not have any liability or duties to the holders of any Class of Certificates (other than the Controlling Class);

(d)	may take actions that favor the interests of the holders of the Controlling Class or a Companion Loan holder over the interests of the holders of one or more Classes of Certificates; and

(e)
will have no liability whatsoever to any Certificateholder (other than to a Controlling Class Certificateholder), for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the related Mortgage Loan Documents, the Pooling and Servicing Agreement or any co-lender or intercreditor agreements, as applicable, will not result in any liability on the part of the Master Servicer or the Special Servicer.

The Operating Advisor

General

The Operating Advisor will act solely as a contracting party to the extent described in this free writing prospectus and as provided under the Pooling and Servicing Agreement.  The Operating Advisor will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder.  The Operating Advisor will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder.  The duties of the Operating Advisor will terminate, without cost or expense to the Operating Advisor, (1) if there are no Classes of Certificates outstanding other than the Control Eligible Certificates, the Class V Certificates and the Class R Certificates, or (2) upon termination of the Issuing Entity.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Relating to Lack of Certificateholder Control over the Issuing Entity” in this free writing prospectus.

Role of Operating Advisor with Respect to Mortgage Loans Prior to Control Termination Event

Prior to a Control Termination Event, the Operating Advisor will be required to:

(a)	promptly review all information available on the Certificate Administrator’s website in any manner relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement;

(b)
review each Final Asset Status Report and, based on such review, prepare an annual report to be provided to the Trustee and the Certificate Administrator (who will be required to make the report available through its website), as described below under “—Annual Report”;

(c)
review any Appraisal Reduction Amount calculations and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however, the Operating Advisor may not opine on, or otherwise call into question, such calculations (except that if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error); and

(d)
provide written notice to the Trustee and the Certificate Administrator (with a copy to the Special Servicer) if the Operating Advisor determines the existence of any material violations by the Special Servicer of its obligations under the Pooling and Servicing Agreement and if the Operating Advisor determines that providing such notice is in the Certificateholders’ Best Interests (other than the Controlling Class).

The Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease changes and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.

Role of Operating Advisor for Mortgage Loans Only While a Control Termination Event Has Occurred and Is Continuing

While a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations, in addition to its obligations described above in “—Role of Operating Advisor with Respect to Mortgage Loans Prior to Control Termination Event”, will consist of the following:

(a) the Operating Advisor will be required to consult (on a non-binding basis) with the Special Servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Holder” and “—Special Servicing—Asset Status Report” in this free writing prospectus;

(b) the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with:  (1) any Appraisal Reduction Amount calculations or (2) any net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to use by the Special Servicer.  In connection with the foregoing,

(i) after the calculation but prior to the use by the Special Servicer, the Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor;

(ii) in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations; and

(iii) in the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement;

(c) if any Mortgage Loans were Specially Serviced Loans during the prior calendar year, the Operating Advisor will be required to review the Special Servicer’s operational practices in respect of Specially Serviced Loans, in connection with the preparation of the Operating Advisor’s annual report, and formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard. as described under “—Annual Report” below;

(d) if any Mortgage Loans were Specially Serviced Loans during the prior calendar year, the Operating Advisor will be required to prepare an annual report to be provided to the Trustee, the

Rating Agencies and the Certificate Administrator (who will be required to make the report available through its website), as described under “—Annual Report” below.

The Operating Advisor will be required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders, other than the Controlling Class Representative and the Directing Holder, as applicable), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that received Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer and the Directing Holder other than pursuant to a Privileged Information Exception.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.  It is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the Certificateholders’ Best Interests, as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment.

“Privileged Information” means (i) any correspondence or other communications between the Directing Holder and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of the Directing Holder under the Pooling and Servicing Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (as evidenced by an officer’s certificate delivered to each of the Special Servicer, the Directing Holder with respect to such Mortgage Loan, the Certificate Administrator and the Trustee), required by law to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Directing Holder, which does not include any communication (other than the related Asset Status Report) between the Special Servicer and the Directing Holder with respect to such Specially Serviced Loan; provided that no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent in respect of such action, or has been deemed to approve or consent to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

Annual Report

Based on the Operating Advisor’s review of (1) any Final Asset Status Reports prior to a Control Termination Event, or (2) any annual compliance statement, any assessment of compliance with certain servicing criteria, any accountant’s attestation report, any Asset Status Report and any other information (other than any communications between the Directing Holder and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer while a Control Termination Event has occurred and is continuing, the Operating Advisor (if any Mortgage Loans were Specially Serviced Loans during the prior calendar year) will prepare an annual report to be provided to the Master Servicer, the Trustee, the Rating Agencies and the Certificate Administrator (who will be required to make the report available through its website), as well as the trustee, certificate administrator and rating agencies with respect to any Companion Loan Securities backed by a Companion Loan, setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans during the prior calendar year.

The Special Servicer and the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing) must be given an opportunity to review any annual report produced by the Operating Advisor at least 5 business days prior to its delivery to the Trustee and the Certificate Administrator; provided that the Operating Advisor will have no obligations to adopt any comments to such annual report that are provided by the Special Servicer or Directing Holder, as applicable.

In each such annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans.  Each annual report will be required to comply with the confidentiality requirements described in this free writing prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Removal of the Special Servicer

After the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the removal of the Special Servicer in the manner described in “The Servicers—Removal of the Special Servicer” in this free writing prospectus.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a) any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement or to the Operating Advisor, the Certificate Administrator and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b) any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard, which failure continues unremedied for a period of 30 days;

(c) any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e) the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f) the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website, unless such Operating Advisor Termination Event has been remedied.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by DBRS, Inc. (“DBRS”), Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC (“Morningstar”) and/or Standard & Poor’s Ratings Services (“S&P”), but has not been special servicer on a transaction for which DBRS, Fitch, KBRA, Moody’s, Morningstar or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more class of certificates for such transaction citing servicing concerns with the special servicer as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties that are required to be made by the Operating Advisor under the Pooling and Servicing Agreement, (iii) that is not the Depositor, the Special Servicer, a Sponsor, the Controlling Class Representative, the Directing Holder or an affiliate of the foregoing and (iv) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer.

Rights upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs then, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Certificates, the Trustee will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee or the Certificate Administrator delivers such written notice of termination to the Operating Advisor, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Certificates, the Trustee will be required to appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee.  If the Trustee is acting as the successor Master

Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor.  The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Master Servicer, the Special Servicer, the Certificate Administrator, the Controlling Class Representative, the holders of any Companion Loan and each Certificateholder within one business day of such appointment.  The appointment of the successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor Operating Advisor, the Trustee will, as soon as possible, be required to give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing) and the Certificateholders.

Termination of the Operating Advisor without Cause

Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website.  Upon the written direction of holders of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor Operating Advisor will be appointed.  The Certificate Administrator will include on each Distribution Date Statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received or advanced in respect of the Mortgage Loans (including any REO Loan), will accrue at the applicable Operating Advisor Fee Rate on the Stated Principal Balance of such Mortgage Loan, and will be calculated on the same interest accrual basis as the related Mortgage Loan and be prorated for any partial periods.  The “Operating Advisor Fee Rate” is with respect to each Mortgage Loan, a rate per annum equal to 0.0011%.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan; provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates (and, with respect to each Loan Combination, out of the related Loan Combination custodial account), but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the

Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but will in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Advances

The Master Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”) an amount (each such amount, a “P&I Advance”) equal to the amount not received in respect of the Monthly Payment or Assumed Scheduled Payment (with interest at the Mortgage Rate minus the Servicing Fee Rate) on a Mortgage Loan (including an REO Loan), that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the business day immediately preceding the Master Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Assumed Scheduled Payment (with interest at the Mortgage Rate minus the Servicing Fee Rate); provided, however, that the Master Servicer will not be required to make an Advance to the extent it determines, or has received written notice that the Special Servicer determines, that such Advance, if made, would be a Nonrecoverable Advance.  P&I Advances made in respect of Mortgage Loans that have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, interest (at the Advance Rate) on such P&I Advances will accrue from the date such Advance is made.

Neither the Master Servicer nor the Trustee will be required to make P&I Advances with respect to any Companion Loan.

P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses.  Neither the Master Servicer nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or balloon payments (except for Assumed Scheduled Payments).  The Special Servicer will not be required or permitted to make any Advance.  The amount of interest required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amount with respect to such Mortgage Loan, and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period).

In addition to P&I Advances, the Master Servicer will also be obligated (subject to a nonrecoverability determination or the other limitations described in the Pooling and Servicing Agreement) to make advances (“Property Advances,” and together with P&I Advances, “Advances”) to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to protect, manage and maintain each related Mortgaged Property.

The Master Servicer will be obligated to make Property Advances with respect to each Mortgaged Property related to a Loan Combination.

With respect to a Property Advance on a Loan Combination, the Master Servicer will be entitled to reimbursement in accordance with the applicable Loan Combination Allocation; provided that the Master

Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity to obtain reimbursement for such amount allocable to the related Companion Loans from the holders of such Companion Loans, subject to the related Co-Lender Agreement.

“Loan Combination Allocation” means, with respect to the reimbursement of Property Advances and the Pari Passu Loan Combination, first, from collections on, and proceeds of, the related Mortgage Loan and the related Pari Passu Companion Loan, on a pro rata basis, and, second, if the Property Advance is a Nonrecoverable Advance, from the Collection Account of the Issuing Entity.

To the extent that the Master Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination out of related collections, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement.  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer and shall be bound by any nonrecoverability determination of the Special Servicer.  The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

Except as otherwise discussed in this section relating to Property Advances made with respect to the Loan Combination, the Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance at the Advance Rate, (i) from late payments on the related Mortgage Loan or paid by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds or other collections with respect to the related Mortgage Loan or (iii) upon determining in accordance with the Servicing Standard (with respect to the Master Servicer) or in its reasonable judgment (with respect to the Trustee) that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

The Master Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the “Advance Rate”) (i) from the amount of Default Interest on the related Mortgage Loan paid by the borrower, (ii) from late payment fees on the related Mortgage Loan paid by the borrower, and (iii) upon determining in accordance with Servicing Standard that the amounts described in the preceding two clauses are insufficient to pay such interest, then from any other amounts from time to time on deposit in the Collection Account (provided that, in the case of interest on a Property Advance with respect to a Loan Combination, the Master Servicer will be entitled to reimbursement in accordance with the applicable Loan Combination Allocation and the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity to obtain reimbursement for the amount allocable to the related Companion Loans from the holders of such Companion Loans, subject to the related Co-Lender Agreement).  The Master Servicer will be authorized to pay itself or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates.  If the interest on such Advance is not recovered from Default Interest and late payment charges on such Mortgage Loan, then a shortfall will result, which will have the same effect as a Realized Loss.  The “Prime Rate” is the rate, for any day, set forth as such in the “Money Rates” section of The Wall Street Journal, Eastern Edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Property, as applicable.  The Advances are subject to the Master Servicer’s or the Trustee’s, as applicable, determination that such Advances are recoverable.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer determines that a Property Advance of such amounts would not be recoverable from related collections, the Master Servicer will be required to notify the Trustee, the Certificate

Administrator and the Special Servicer of such determination.  Upon receipt of such notice, the Master Servicer (with respect to any Mortgage Loan that is not a Specially Serviced Loan) and the Special Servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the Master Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the Certificateholders’ Best Interests.  If the Master Servicer or the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the Certificateholders’ Best Interests, the Special Servicer (in the case of a determination by the Special Servicer) will be required to direct the Master Servicer to make such payment, who will then be required to make such payment from the Collection Account to the extent of available funds.

Recovery of Advances.  Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance and interest at the Advance Rate made out of its own funds from any amounts collected in respect of a Mortgage Loan (and, with respect to any  Property Advance made with respect to a Loan Combination, from any amounts collected with respect to such Loan Combination) as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (and, with respect to any  Property Advance made with respect to a Loan Combination, from any amounts collected with respect to such Loan Combination) (“Related Proceeds”) prior to distributions on the Certificates.  Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it or the Special Servicer determines (in the case of the Special Servicer in consultation with the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing)) in its reasonable judgment (and, in the case of the Master Servicer and the Special Servicer, in accordance with the Servicing Standard) would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a “Nonrecoverable Advance”).  Any such determination with respect to the recoverability of Advances by either of the Master Servicer or the Special Servicer must be evidenced by an officer’s certificate delivered to the other and to the Depositor, the Operating Advisor, the Certificate Administrator, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing) and the Trustee and, in the case of the Trustee, delivered to the Depositor, the Operating Advisor, the Certificate Administrator, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the Master Servicer and the Special Servicer, setting forth such nonrecoverability determination and the considerations of the Master Servicer, the Special Servicer or the Trustee, as the case may be, forming the basis of such determination (such certificate to be accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by the Master Servicer, the Trustee or the Special Servicer, as applicable, to make such determination, together with any existing appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer, the Certificate Administrator, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Trustee, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), notice of such determination, together with the officer’s certificate and supporting information referred to above.  Any such determination shall be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee.

Subject to the description in this section relating to Property Advances made with respect to a Loan Combination, each of the Master Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account (or, with respect to any Property Advance made with respect to a Loan Combination, first, out of the general funds on deposit in the related custodial account for such Loan Combination, and second, out of the general funds on deposit in the Collection Account) in each case, first, from principal collections, and then, from interest and other collections.  If the funds in the Collection Account (or, with respect to a Loan Combination, the related custodial account) allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement for amount described in the preceding sentence, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (with the consent of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), for any deferral in excess of 6 months).  At any time after such determination, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the Mortgage Pool immediately.  The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the Certificateholders.  In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”), first, from amounts recovered on the related Mortgage Loan intended to be applied to reimburse such Workout-Delayed Reimbursement Amount, and, second, only out of the principal collections in the Collection Account (provided that, with respect to a Property Advance relating to a Loan Combination, which are also Workout-Delayed Reimbursement Amounts, the Master Servicer will be entitled to reimbursement as follows:  first, from principal collections on, and proceeds of, the related Mortgage Loan and the related Pari Passu Companion Loan, on a pro rata basis, second, if such amounts are not sufficient to reimburse such Property Advance, from principal collections in the Collection Account of the Issuing Entity, and third, if the Property Advance is a Nonrecoverable Advance, from the Collection Account of the Issuing Entity.  The Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity to obtain reimbursement for such amount allocable to the related Companion Loans from the holders of such Companion Loans, subject to the related Co-Lender Agreement), less any amounts applied to reimbursement of any Nonrecoverable Advances or interest thereon, and second, only upon a determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that either (a) such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan or (b) such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and the REO Properties, from general collections in the Collection Account, taking into account the factors listed below in making this determination.  In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, the Special Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be deferred or delayed, (ii) consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries.  In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person’s determination that an Advance is a Nonrecoverable Advance) and may obtain, at the expense of the Issuing Entity, any analysis, appraisals or market value estimates or other information for such purposes.  Absent bad faith, any such determination will be conclusive and binding on the Certificateholders and the holders of the Companion Loans.  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer or the

Special Servicer, as applicable, and the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer.

In addition, the Master Servicer, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances.  Any requirement of the Master Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

“Unliquidated Advance” means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Issuing Entity, on the other, as part of a Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the applicable Mortgage Loan or REO Property, as the case may be, in respect of which the Advance was made.

Accounts

Collection Account.  The Master Servicer will establish and maintain one or more segregated accounts (collectively, the “Collection Account”) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account (or, with respect to each Loan Combination, a separate custodial account) all payments in respect of the Mortgage Loans, other than amounts permitted to be withheld by the Master Servicer or amounts to be deposited into any Reserve Account.  Payments and collections received with respect to each Loan Combination will be deposited into a separate custodial account (which may be a sub-account of the Collection Account).  Payments and collections on each related Mortgage Loan will be transferred from such custodial account to the Collection Account no later than the business day preceding the related Distribution Date.

Distribution Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Distribution Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  With respect to each Distribution Date, the Master Servicer will remit on or before the Master Servicer Remittance Date to the Certificate Administrator, and the Certificate Administrator will deposit into the Distribution Account an aggregate amount of immediately available funds equal to the sum of:  (i) to the extent of funds on deposit in the Collection Account, the Available Funds (calculated without reduction for amounts payable to the Trustee and/or the Certificate Administrator out of the Distribution Account); and (ii) all required P&I Advances.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described in this free writing prospectus.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Interest Reserve Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Interest Reserve Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  The Interest Reserve Account may be a subaccount of the Distribution Account.  The Certificate Administrator will be required to deposit into the Interest Reserve Account, with respect to each Mortgage Loan that accrues interest based on the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days, on each Master Servicer Remittance Date occurring in February and, except during a leap year, each Master Servicer Remittance Date occurring in January, unless such Master Servicer Remittance Date relates to the final Distribution Date, an amount equal to one (1) day’s interest at the related Mortgage Rate minus the related Administrative Fee Rate on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited, together with the Interest Deposit Amount described below, “Withheld Amounts”).

On the Closing Date, the Mortgage Loan Sellers will remit to the Depositor and the Depositor will remit to the Certificate Administrator for deposit into the Interest Reserve Account an amount equal to

$337,982.71 (the “Interest Deposit Amount”), which represents, for the Mortgage Loans that accrue interest based on the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days, an aggregate amount equal to two (2) days’ interest at the related Mortgage Rate minus the related Administrative Fee Rate on the respective Stated Principal Balance as of the Closing Date.

REO Accounts.  Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

Class EC Exchangeable Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Class EC Exchangeable Account”) in its own name on behalf of the Trustee, in trust for the benefit of the holders of the Class EC Certificates.  The Class EC Exchangeable Account may be a subaccount of the Distribution Account.

Class V Distribution Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account, the “Class V Distribution Account” in its own name on behalf of the Trustee, in trust for the benefit of the Class V Certificateholders.  The Class V Distribution Account may be a subaccount of the Distribution Account.  On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to the ARD Loans during the related Collection Period to the holders of the Class V Certificates.

The Certificate Administrator will also establish and maintain one or more segregated non-interest-bearing sub-accounts of the Distribution Account for the “Lower-Tier Distribution Account,“ the “Upper-Tier Distribution Account,” and the “Excess Liquidation Proceeds Account,” each in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.

The Collection Account (and each separate custodial account for each Loan Combination), the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account will be held in the name of the Trustee (or the Master Servicer or Certificate Administrator on behalf of the Trustee) on behalf of the holders of the applicable Certificates.  The REO Account will be in the name of the Trustee (or the Special Servicer on behalf of the Trustee) on behalf of the holders of the applicable Certificates (and, in the case of a Loan Combination custodial account, the holder of the related Companion Loan).  Each of the Collection Account (and each separate custodial account for each Loan Combination), any REO Account, the Distribution Account, the Interest Reserve Account, the Class V Distribution Account and the Excess Liquidation Proceeds Account will be (or will be a sub-account of) either (i) (A) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least “F-1” by Fitch and “P-1” by Moody’s, in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long-term unsecured debt obligations of which are rated at least “A+” by Fitch (or “A-” by Fitch so long as the short-term deposits or short-term unsecured debt obligations of such depository institution or trust company are rated no less than “F1” by Fitch) and “A2” by Moody’s (with respect to accounts related to Mortgage Loans maintained by Bank of America, National Association, the applicable ratings of Moody’s with respect to this sub-clause (A) will be deemed satisfied if Bank of America, National Association has established and maintains an account or accounts meeting the requirements of “Ratings Support Accounts” set forth in that certain announcement of Moody’s, dated December 21, 2012, titled “Announcement: Moody’s: No negative rating impact on 44 Moody’s rated CMBS deals in which Bank of America, National Association, as Master or Primary Servicer, will establish Ratings Support Accounts at an Eligible Institution,” as such requirements may be modified by any successive announcement of Moody’s) or (B) as to which the Certificate Administrator has received a No Downgrade Confirmation from each Rating Agency (and, if applicable, from each Companion Rating Agency), (ii) an account or accounts maintained with Deutsche Bank Trust Company Americas, so long as it meets the eligibility standards of the Certificate Administrator set forth in the Pooling and Servicing Agreement, (iii) an account or accounts maintained with PNC Bank, National Association so long as PNC Bank, National Association’s long term unsecured debt rating shall be at least “A-” from Fitch and “A2” from Moody’s (if the deposits are to be held in the account for more than 30 days) or PNC Bank, National Association’s short term deposit or short term unsecured debt rating shall be at least “F1” from Fitch and “P-1” from Moody’s (if the deposits are to be held in the account for 30 days or less), (iv) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which institution or trust company is rated at least “Baa3” by Moody’s and which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b) and subject to supervision or examination by federal and state authority the long-term unsecured debt obligations of which are rated at least “Baa3” by Moody’s, (v) any other account not referenced above for which the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation, which may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, or (vi) such other account or accounts that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i) – (iv) above, with respect to which a No Downgrade Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such account.

With respect to each of the accounts, the party that maintains such account (i.e., the Master Servicer, with respect to the Collection Account, the Certificate Administrator with respect to the Distribution Account, the Interest Reserve Account, the Class V Distribution Account and Excess Liquidation Proceeds Account, and the Special Servicer with respect to any REO Account) shall be the party with the right and obligation to make disbursements from such account.  The Certificate Administrator will have the right to invest the funds in the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, the Master Servicer will have the right to invest the funds in the Collection Account (and each separate custodial account for each Loan Combination), and the Special Servicer will have the right to invest the funds in any REO Account, in each case, in certain short-term high quality investments maturing on the business day prior to the date such funds are required to be applied pursuant to the Pooling and Servicing Agreement.  The Certificate Administrator, the Master Servicer or the Special Servicer (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution that was an eligible institution under the terms of the Pooling and Servicing Agreement at the time the investment was made and 30 days prior to such insolvency.  The transaction accounts and account activity conducted by the Master Servicer, Special Servicer or Certificate Administrator with respect to any account maintained by it will not be independently verified by any other person or entity.

The Master Servicer may make withdrawals from the Collection Account (and each separate custodial account for each Loan Combination) to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale Clauses.  In most cases, the Mortgage Loans contain provisions in the nature of “due-on-sale” clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms (a) provide that the Mortgage Loans will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or the related borrower, (b) provide that the Mortgage Loans may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans may be assumed or transferred without the consent of the lender provided certain conditions are satisfied.  Neither the Master Servicer (with respect to non-Specially Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or if the Master Servicer (with respect to non-Specially Serviced Loans and with the consent of the Special Servicer) or the Special Servicer (with respect to Specially Serviced Loans or REO Loans) determines, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” above in this free writing prospectus, that the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” above in this free writing prospectus, the Master Servicer (with the consent of the Special Servicer) or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Calculation Rate), than would enforcement of such clause.  If the Master Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan described in clause (c) of the first sentence of this paragraph, that the conditions to assumption or transfer have been satisfied, the Master Servicer or the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon; provided that (a) the credit status of the prospective transferee is in compliance with the Master Servicer’s or the Special Servicer’s regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Master Servicer or the Special Servicer, as applicable, has received No Downgrade Confirmation from Fitch or Moody’s (and, if applicable, from each Companion Rating Agency), with respect to any Mortgage Loan that represents one of the ten largest Mortgage Loans based on Stated Principal Balance.  To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or the Special Servicer, as applicable, may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity (subject, in the case of any Loan Combination, to the allocation provisions of the related Co-Lender Agreement).  No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Realization Upon Mortgage Loans” and “—Modifications” below.

Due-On-Encumbrance Clauses.  In most cases, the Mortgage Loans contain provisions in the nature of a “due-on-encumbrance” clause, which by their terms (a) provide that the related Mortgage Loan will (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or the direct or indirect ownership interest in the borrower (including, unless specifically permitted, any mezzanine financing secured by direct or indirect equity interests in the borrower or any sale or transfer of preferred equity in the borrower or its owners), (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property or the direct or indirect ownership interest in the borrower (including, without limitation, any mezzanine financing secured by direct or indirect equity interests in the borrower or any sale or transfer of preferred equity in the borrower or its owners) or (c) provide that such Mortgaged Property or the direct or indirect ownership interest in the borrower may be further encumbered without the consent of the lender (including, without limitation, any mezzanine financing secured by direct or indirect equity interests in the borrower or any sale or transfer of preferred equity in the borrower or its owners), so long as certain conditions are satisfied.  Neither the Master Servicer (with respect to non-Specially Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” above in this free writing prospectus, the Master Servicer (with the consent of the Special Servicer) or the Special Servicer, as applicable, (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Issuing Entity or that in the case of a Mortgage Loan described in clause (c) of the first sentence of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives a prior No Downgrade Confirmation from Fitch or Moody’s (and, if applicable, from each Companion Rating Agency); provided that such confirmation will only be required with respect to any Mortgage Loan which represents one of the ten largest Mortgage Loans in the Issuing Entity based on its Stated Principal Balance.  To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or the Special Servicer may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity (subject, in the case of any Loan Combination, to the allocation provisions of the related Co-Lender Agreement).

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan and REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Mortgage Loan with a Stated Principal Balance (or in the case of a Mortgage Loan secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in 2013 (or at such decreased frequency as each Rating Agency (and, if applicable, each Companion Rating Agency) shall have provided a No Downgrade Confirmation relating to the Certificates or Companion Loan Securities); provided, however, that if any such Mortgage Loan becomes a Specially Serviced Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property  as soon as practicable but within 60 days after such Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as such Mortgage Loan remains a Specially Serviced Loan; provided, further, that the Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the previous 12 months.  The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Property Advance or if such Property Advance would not be recoverable from related collections, as an expense of the Issuing Entity or holder of any related Companion Loan.  The Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property.

Insurance Policies

In the case of each Mortgage Loan (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the Master Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained with insurers meeting certain criteria set forth in the Pooling and Servicing Agreement) for the related Mortgaged Property:

(A) except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent or where the terms of a related ground lease or other long-term lease govern the insurance required to be maintained with respect to a property, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or the Stated Principal Balance of the Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

(B) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents, provided, however, that:

(1) the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of such Mortgage Loan or was required by the related Mortgage Loan Documents and is available at commercially reasonable rates (and if the Master Servicer does not cause the borrower to maintain and does not itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard), at the Issuing Entity’s expense, earthquake or environmental insurance on any REO Property so long as such insurance is available at commercially reasonable rates);

(2) if and to the extent that any Mortgage Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

(3) the Master Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, however, that this will not limit the Master Servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

(4) except as provided below, in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the Special Servicer subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” above in this free writing prospectus);

(5) to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Issuing Entity as lender has an insurable interest; and

(6) any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

With respect to each REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under “—Advances” in this free writing prospectus) to the extent reasonably available at commercially reasonable rates (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), has consented to a lower amount), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months.  However, the Special Servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing Standard.

If either (x) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans or REO Properties, as applicable, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer or Special Servicer (or, in each case, its corporate parent) has long-term unsecured debt obligations that are rated not lower than “A-” by Fitch and “A2” by Moody’s or has received a No Downgrade Confirmation from each such Rating Agency with respect to which such rating is not satisfied, and the Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable.  Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account (or, with respect to a Loan Combination, the related custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

The costs of the insurance premiums incurred by the Master Servicer or the Special Servicer may be recovered by the Master Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement.  However, even if such Property Advance would be a Nonrecoverable Advance, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account (or, with respect to a Loan Combination, the related custodial account) or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Assignment of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from the Mortgage Loan Sellers pursuant to five separate mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”).  See “The Sponsors and the Mortgage Loan Sellers” in this free writing prospectus.

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor’s rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates.  On or prior to the Closing Date, the Depositor will deliver to the Custodian, the Notes and certain other documents and instruments (the “Mortgage Loan Documents”) with respect to each Mortgage Loan.  The Custodian will hold such documents in trust for the benefit of the holders of the Certificates.  The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of defects therein to the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor and the related Mortgage Loan Seller.

Each of the Mortgage Loan Sellers may retain a third party vendor (which may be the Certificate Administrator, the Trustee or the Custodian) to complete the assignment and recording or filing of the related Mortgage Loan Documents to the Trustee for the benefit of the Certificateholders.  The Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation or filing of the related Mortgage Loan Documents until the assignment and recordation or filing of all Mortgage Loan Documents has been completed.

Representations and Warranties; Repurchase; Substitution

In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth on Annex F to this free writing prospectus, as of the Closing Date, or as of such other date specifically provided in the applicable representation or warranty, subject to the exceptions set forth in Annex G to this free writing prospectus.

The Pooling and Servicing Agreement requires that the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee and the Custodian notify the Depositor, the Certificate Administrator, the affected Mortgage Loan Seller, the Operating Advisor, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the Custodian, the Master Servicer, the Special Servicer, the Trustee, the 17g-5 Information Provider and the Rating Agencies, as applicable, upon its actual knowledge of any failure by any party to deliver Mortgage Loan Documents in a timely manner, any defect in the Mortgage Loan Documents (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty referred to the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee in such Mortgage Loan (in any event, a “Material Document Defect” or a “Material Breach”, as the case may be).  Each of the Mortgage Loan Purchase Agreements provide that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or the Custodian or, in the case of a Material Breach or Material Document Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), not later than 90 days after the Mortgage Loan Seller or any party to the Pooling and Servicing Agreement discovers such Material Breach or Material Document Defect, the affected Mortgage Loan Seller must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan (as well as, if such affected Mortgage Loan is a cross-collateralized Mortgage Loan and is not un-crossed as set forth below, the other Mortgage Loan or Mortgage Loans in the applicable cross-collateralized group) at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan at the related Mortgage Rates in effect from time to time, to but not including the immediately succeeding Due Date after such purchase, but excluding any yield maintenance or other prepayment penalty, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and all Special Servicing Fees and Workout Fees allocable to the Mortgage Loan or Mortgage Loans, (4) any payable Liquidation Fee, as specified below in “—Special Servicing—Special Servicing Compensation,” (5) all additional expenses of the Issuing Entity allocable to such Mortgage Loan and (6) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Material Document Defect or Material Breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price, the “Repurchase Price”) or (c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a “Replacement Mortgage Loan”) for the affected Mortgage Loan (including any other Mortgage Loan or Mortgage Loans that are cross-collateralized with such affected Mortgage Loan and not un-crossed as mentioned in clause (b) above and described in the immediately succeeding paragraph) (the “Removed Mortgage Loan”) and pay any shortfall amount equal to the excess of the

Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided that the Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the Material Document Defect or Material Breach if such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such Material Document Defect or Material Breach is not related to the Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).  See “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this free writing prospectus.

If, as a result of a Material Document Defect or a Material Breach, a Mortgage Loan Seller becomes obligated to repurchase or substitute for an affected Mortgage Loan that is part of a cross-collateralized group, the Mortgage Loan Seller will also be obligated to repurchase or substitute for the other Mortgage Loan(s) in such cross-collateralized group unless the cross-collateralization between the affected Mortgage Loan and such other Mortgage Loan(s) is terminated.  If one or more (but not all) of the Mortgage Loans in a cross-collateralized group is to be repurchased or substituted for by the related Mortgage Loan Seller as contemplated above, then, prior to such repurchase or substitution, the related Mortgage Loan Seller or its designee is required to use reasonable efforts to prepare and have executed the documentation necessary to terminate the cross-collateralization between the Mortgage Loan(s) to be repurchased or substituted for and the other Mortgage Loan(s) in the cross-collateralized group that will not be repurchased or substituted for.  In addition, the related Mortgage Loan Seller cannot effect such termination unless the Directing Holder has consented in its sole discretion and the Trustee has received from such Mortgage Loan Seller (i) an opinion of counsel to the effect that such termination would neither endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or of the Grantor Trust as a grantor trust nor result in the imposition of any tax on the Lower-Tier REMIC, the Upper-Tier REMIC or the trust fund and (ii) written confirmation from each rating agency that such termination would not cause the then-current ratings of the Certificates to be qualified, withdrawn or downgraded.  All costs and expenses reasonably incurred by the Trustee in connection with such termination are required to be included in the calculation of the Repurchase Price for the Mortgage Loan(s) to be repurchased.  If the cross-collateralization cannot be terminated as set forth above, then, for purposes of (i) determining the materiality of any breach or defect, as the case may be, and (ii) the application of remedies, the related cross-collateralized Mortgage Loans are required to be treated as a single Mortgage Loan.  The Mortgage Loan Seller may, at its option and within the 90-day cure period described above (as the same may be extended), purchase or substitute for all such cross-collateralized Mortgage Loans in lieu of effecting a termination of the cross-collateralization.

Notwithstanding the foregoing, if there is a Material Breach or Material Document Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan or cross-collateralized group of Mortgage Loans, the Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan or cross-collateralized group of Mortgage Loans if (i) the affected Mortgaged Property may be released pursuant to the terms of any release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a No Downgrade Confirmation.

With respect to the AMF II Mortgage Loans, Archetype Mortgage Capital LLC (“AMC”), a Delaware limited liability company, will guarantee the repurchase obligations of the related Mortgage Loan Seller under the related Mortgage Loan Purchase Agreement in the event such Mortgage Loan Seller fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach.

In lieu of a Mortgage Loan Seller repurchasing, substituting or curing a Material Breach or Material Document Defect, to the extent that the Mortgage Loan Seller and the Special Servicer on behalf of the Issuing Entity (with the consent of the Directing Holder, for so long as no Consultation Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Special Servicer on behalf of the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for a Material Breach or Material Document Defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment.  Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related Material Breach or Material Document Defect in all respects.  A Loss of Value Payment may not be made with respect to a Material Breach or Material Document Defect that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

A “Qualified Substitute Mortgage Loan” is a Mortgage Loan that, among other things:  (i) has a Stated Principal Balance that is not more than the Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan, (iv) is approved by the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), and (v) the Trustee and the Certificate Administrator have received a prior No Downgrade Confirmation from each Rating Agency.

The obligations of the Mortgage Loan Sellers (or AMC as guarantor of the repurchase and substitution obligations of AMF II) to repurchase, substitute, cure or make a Loss of Value Payment described in the second, third and fourth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a Material Document Defect in the related mortgage file or a Material Breach of a representation or warranty by a Mortgage Loan Seller with respect to any Mortgage Loan.  None of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller (or, in the case of the AMF II Mortgage Loans, AMC) defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller (or, in the case of the AMF II Mortgage Loans, AMC) will fulfill such obligations.  See the discussion of the respective Mortgage Loan Sellers under “The Sponsors and the Mortgage Loan Sellers” in this free writing prospectus.  If such obligation is not met as to a Mortgage Loan that is not a “qualified mortgage” within the meaning of Code Section 860G(a)(3), the Upper-Tier REMIC and the Lower-Tier REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement, provided that certain conditions are satisfied, including obtaining a No Downgrade Confirmation from each Rating Agency (and, if applicable, from each Companion Rating Agency).  The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, will be required to pay all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such party.  The Pooling and Servicing Agreement provides that none of the Master Servicer, the Special Servicer or the Operating Advisor may otherwise resign from their obligations and duties as the Master Servicer, the Special Servicer or the Operating Advisor thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator or (b) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee and the Certificate Administrator of a No Downgrade Confirmation from each Rating Agency (and, if applicable, from each Companion Rating Agency).  No such resignation may become effective until the Trustee or a successor Master Servicer, Special Servicer or Operating Advisor has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, under the Pooling and Servicing Agreement.

The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer, the Special Servicer or the Operating Advisor would have been entitled.  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will result in Realized Losses.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor, or any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity or the holders of Certificates or Companion Loans for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken at the direction of the Directing Holder), or for errors in judgment; provided, however, that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicer, the Special Servicer or the Operating Advisor, by reason of any specific liability imposed for a breach of the Servicing Standard or the Operating Advisor Standard, as applicable) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder.  The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor and any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability or expense incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

With respect to a Loan Combination, the expenses, costs and liabilities described in the preceding sentence above that relate to the applicable Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Loan Combination (allocated in accordance with the applicable Loan Combination Allocation, subject to the related Co-Lender Agreement).  If funds in the applicable custodial account relating to a Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity to obtain reimbursement for such amount allocable to the related Companion Loans from the holders of such Companion Loans, subject to the related Co-Lender Agreement.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability not recoverable from the Issuing Entity.  Each of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to be reimbursed therefor and to charge the Collection Account (or, with respect to a Loan Combination, first from the related separate custodial account, as described in the immediately preceding paragraph).

The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Issuing Entity or any party to the Pooling and Servicing Agreement will generally be handled by the Master Servicer and the Special Servicer (subject to certain rights of the Trustee to appear in any such action to which it is a named party and the rights of certain parties to the Pooling and Servicing Agreement to indemnification for certain costs or liabilities arising from such litigation), all as more specifically provided for in the Pooling and Servicing Agreement.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed by the Issuing Entity from the Collection Account (or, with respect to a Loan Combination, to the extent such reimbursement is allocable to such Loan Combination, first from the related custodial account), to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Any person into which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, will be the successor of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, as the case may be, under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, as the case may be, under the Pooling and Servicing Agreement, but (in the case of each of the Master Servicer and the Special Servicer) only if each Rating Agency then rating any Certificates (and, if applicable, each Companion Rating Agency then rating the Companion Loan Securities) has provided a No Downgrade Confirmation; provided, however, no Rating Agency (or, if applicable, Companion Rating Agency) will be required to provide a No Downgrade Confirmation if the Master Servicer or Special Servicer is merged into or consolidated with a Qualified Affiliate or transfers all or substantially all of its assets to a Qualified Affiliate.

A “Qualified Affiliate” is any person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of commercial mortgage loans, and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Master Servicer or the Special Servicer, as applicable, or by any person or persons who directly or indirectly own equity ownership interests in the Master Servicer or the Special Servicer, as applicable.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a) (i) any failure by the Master Servicer to make a required deposit to the Collection Account on the day and by the time such deposit was first required to be made, which failure is not remedied within two business days, (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the Master

Servicer does not timely make such remittances to the Certificate Administrator, the Master Servicer shall pay the Certificate Administrator for the account of the Certificate Administrator interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made), or (iii) any failure to remit to any holder of a Companion Loan, as and when required by the Pooling and Servicing Agreement or the related Co-Lender Agreement, any amount required to be so remitted which failure continues for two business days;

(b) any failure by the Special Servicer to deposit into the REO Account at or within the time such deposit is required to be made and such failure continues unremedied for two business days, or any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account (or, in the case of a Loan Combination, the related custodial account) any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the Special Servicer has compensated the Master Servicer for any loss of income (at the Advance Rate) on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Issuing Entity for any resulting advance interest due to the Master Servicer;

(c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (or 15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Companion Loan, if affected; provided, however, if that failure (other than a failure that results in the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Companion Loan, if affected; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f) a servicing officer of the Master Servicer or the Special Servicer, as applicable, obtains actual knowledge that (a) Moody’s (or, if applicable, any Companion Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates (or, if applicable,

Companion Loan Securities), or (ii) has placed one or more Classes of Certificates or Companion Loan Securities on “watch status” in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by Moody’s (or, if applicable, any Companion Rating Agency) within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clause (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; or (b) the Master Servicer or Special Servicer, as applicable, ceases to have a master servicer rating or special servicing rating, as applicable, of at least “CMS3” or “CSS3” from Fitch and such rating is not reinstated within 60 days; and

(g) so long as the Issuing Entity is subject to Exchange Act reporting requirements, any failure by a Master Servicer or Special Servicer to deliver to the Trustee (i) an annual certification regarding such servicer’s compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the Pooling and Servicing Agreement after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (as more specifically defined in the Pooling and Servicing Agreement) (such entity, the “Sub-Servicing Entity”) retained by a Master Servicer or Special Servicer (but excluding any Sub-Servicing Entity which the Master Servicer or Special Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller) is required, but fails, to deliver (after any applicable grace period) (any Sub-Servicing Entity to be terminated if it defaults in accordance with the provision of this clause (g)).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer, as applicable, occurs and is continuing, the Trustee may and, at the written direction of (i) in the case of the Master Servicer, the holders of Certificates evidencing at least 51% of the aggregate Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, or (ii) in the case of the Special Servicer, the holders of Certificates evidencing at least 51% of the aggregate Voting Rights, will be required to, terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the Pooling and Servicing Agreement) and obligations of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement.  Upon (i) written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights requesting a vote to terminate the Master Servicer or the Special Servicer in connection with the occurrence and continuance of a Servicer Termination Event and (ii) payment by such holders to the Certificate Administrator and the Trustee of the reasonable fees and expenses to be incurred by the Certificate Administrator and the Trustee in connection with administering such vote, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and conduct the solicitation of votes of all Certificates, within 180 days of such notice, in such regard. If the Certificate Administrator does not receive the necessary amount of votes within 180 days of such notice, such vote will be deemed to have no further force and effect. Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation to which it is entitled through the date of termination plus reimbursement for all Advances made by it and interest thereon as provided in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the Master Servicer affects a Companion Loan and the Master Servicer is not otherwise terminated or (b) if a nationally recognized statistical rating organization (“NRSRO”), as that term is defined in Section 3(a)(62) of the Exchange Act, engaged to rate a Companion Loan Security qualifies, downgrades or withdraws its rating of such Companion Loan Security, citing servicing concerns with the Master Servicer as the sole or a material factor in such rating action, then the holder of such Companion Loan will be entitled to request that the Trustee direct the Master Servicer to appoint a sub-servicer (or if the related Loan Combination is currently being sub-serviced, then the Trustee may direct the Master Servicer to replace such sub-servicer with a new sub-servicer but only if such original sub-servicer is in default (beyond any applicable cure periods) under the related sub-servicing agreement, and the Master Servicer will be permitted to terminate the sub-servicing agreement due to such default) that will be responsible for servicing the related Serviced Loan Combination; provided that the Trustee will be required to direct the Master Servicer to obtain a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) (at the expense of the requesting party) with respect to the appointment of such sub-servicer.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the Special Servicer affects a Companion Loan and the Special Servicer is not otherwise terminated or (b) if an NRSRO engaged to rate a Companion Loan Security qualifies, downgrades or withdraws its rating of such Companion Loan Security, citing servicing concerns with the Special Servicer as the sole or a material factor in such rating action, then the holder of such Companion Loan will be entitled to request that the Trustee terminate the Special Servicer with respect to the related Loan Combination only, but no other Mortgage Loan.

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled.  If the Trustee is unwilling or unable so to act, or holders of Certificates evidencing (i) in the case of the Master Servicer, at least 25% of the aggregate Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative), or (ii) in the case of the Special Servicer, at least 25% of the aggregate Voting Rights or affected holder of a Companion Loan (or, in the case of any Mortgage Loan, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative), so direct in writing to the Trustee, or if the Trustee is not an “approved” servicer by any of the Rating Agencies for mortgage pools similar to the one held by the Issuing Entity, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Controlling Class Representative (which approval shall not be unreasonably withheld in the case of the appointment of a successor Master Servicer) to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain No Downgrade Confirmation from each Rating Agency (and, if applicable, each Companion Rating Agency).  Pending such appointment, the Trustee is obligated to act in such capacity.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that no such compensation may be in excess of that permitted to the terminated Master Servicer or Special Servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated Master Servicer or Special Servicer, additional amounts may be paid to such successor (except that such amounts in excess of that permitted the terminated Master Servicer or Special Servicer will result in Realized Losses).  All reasonable costs and expenses of the Trustee (including the cost of obtaining a No Downgrade Confirmation) or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the mortgage files to the successor Master Servicer or Special Servicer and amending the Pooling and Servicing Agreement to reflect such succession are required to be paid by the predecessor Master Servicer or Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses.  If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the Issuing Entity; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses.

No Certificateholder or Companion Loan holder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such Certificateholder or such Companion Loan holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless such Companion Loan holder or the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, failed or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events  described in clause (f) under “—Servicer Termination Events” above, the Master Servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor Master Servicer in connection with whose appointment a No Downgrade Confirmation has been provided by each Rating Agency (and, if applicable, each Companion Rating Agency), in accordance with the terms set forth in the Pooling and Servicing Agreement, including that any successor Master Servicer fulfill the ratings requirements for successor Master Servicer set forth in the Pooling and Servicing Agreement.

In addition, the Depositor may terminate the Master Servicer upon 5 business days’ notice if the Master Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates, except (a) a Servicer Termination Event under clause (g) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and (b) a default in making any required deposits to or payments from the Collection Account or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement.

Amendment

The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the holders of Certificates:

(i) to cure any ambiguity or to correct any error;

(ii) to cause the provisions therein to conform or be consistent with or in furtherance of the statements in the final free writing prospectus (or in the private placement memorandum relating to the Private Certificates) made with respect to the Certificates, the Issuing Entity or the Pooling and Servicing Agreement or to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein;

(iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates by each Rating Agency; provided that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement;

(iv) to amend or supplement a provision, or to supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change;

(v) to modify the procedures set forth in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 under the Exchange Act (“Rule 17g-5”); and

(vi) in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to the extent necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA (as defined below) or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A);

provided that such amendment may not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; provided, further, that such amendment may not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (A) an opinion of counsel or (B) in the case of a Certificateholder of a rated class, a No Downgrade Confirmation from each applicable Rating Agency; and provided, further, that the Trustee must give notice of any such amendment to the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).

The Pooling and Servicing Agreement requires that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC for federal income tax purposes or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.

With respect to paragraph (vi) above, a federal district court ruling on a motion to dismiss (Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012)) held that the Trust Indenture Act of 1939, as amended (the “TIA”), was applicable to certain agreements that are similar to the Pooling and Servicing Agreement. This ruling is contrary to published guidance of the Division of Corporation Finance of the SEC and historical industry practice, and, as a result, the Pooling and Servicing Agreement has not been qualified under the TIA. However, on May 3, 2012, the Division of Corporation Finance of the SEC advised that it is considering Trust Indenture Act CDI 202.01 in light of this ruling.  In the event that subsequent to the date of this free writing prospectus the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the consent of the holders of Certificates evidencing at least 66-2/3% of the Percentage Interests of each Class of Certificates and each Companion Loan holder affected thereby affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates or Companion Loan holders; provided, however, that no such amendment may:

(i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby;

(ii) alter the obligations of the Master Servicer or the Trustee to make an Advance or alter the Servicing Standard set forth in the Pooling and Servicing Agreement without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby;

(iii) change the percentages of Voting Rights or Percentage Interests of holders of Certificates that are required to consent to any action or inaction under the Pooling and Servicing Agreement; or

(iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of any of the holders of Certificates, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an opinion of counsel (obtained at the expense of the Issuing Entity), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB (“Regulation AB”) under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act, and/or any related regulatory actions and/or interpretations.

Notwithstanding the foregoing, no amendment may be made that adversely affects the rights or obligations of a Mortgage Loan Seller without the written consent of such Mortgage Loan Seller.

In addition, notwithstanding the foregoing, no amendment may be made to the Pooling and Servicing Agreement unless the Trustee and the Certificate Administrator have first received an opinion of counsel (at the expense of the party requesting the amendment or at the expense of the Issuing Entity if the Trustee is the requesting party) to the effect that such amendment is authorized or permitted by the terms of the Pooling and Servicing Agreement and that all conditions precedent have been met.

No Downgrade Confirmation

The Pooling and Servicing Agreement provides that, notwithstanding the terms of the related Mortgage Loan Documents or other provisions of the Pooling and Servicing Agreement, if any action under such Mortgage Loan Documents or the Pooling and Servicing Agreement requires a No Downgrade Confirmation from any Rating Agency (and, if applicable, any Companion Rating Agency) as a condition precedent to such action, if the party (the “Requesting Party”) attempting to obtain such No Downgrade Confirmation has made a request to such Rating Agency (and, if applicable, any Companion

Rating Agency) for such No Downgrade Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s Website, such Rating Agency (and, if applicable, any Companion Rating Agency) has not replied to such request or has responded in a manner that indicates that such Rating Agency (and, if applicable, any Companion Rating Agency) is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, then such Requesting Party will be required to (without providing notice to the 17g-5 Information Provider) (i) confirm that the applicable Rating Agency (and, if applicable, any Companion Rating Agency) has received the No Downgrade Confirmation request, and, if it has not, promptly request the related No Downgrade Confirmation again and (ii) if there is no response to either such No Downgrade Confirmation request within 5 business days of such confirmation or such second request, as applicable, then (x) with respect to any such action in any Mortgage Loan Document requiring such No Downgrade Confirmation or any other action under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Loans), as applicable) will be required to determine (with the consent, in the case of any affected Mortgage Loan, of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), which consent will be deemed given if the Directing Holder does not respond within five business days of receipt of a request to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in the Certificateholders’ Best Interests, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in the Certificateholders’ Best Interests, then such condition will be deemed to be satisfied (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, any No Downgrade Confirmation requirement that the Master Servicer or Special Servicer would have been permitted to waive pursuant to the Pooling and Servicing Agreement will be deemed to be satisfied without any such determination by the Requesting Party (or the Master Servicer, or the Special Servicer, as applicable) (it being understood that the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Loans), as applicable) will in any event review the conditions required under the related Mortgage Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a No Downgrade Confirmation) have been satisfied)), and (y) with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be deemed to be satisfied if (i) the applicable replacement is rated at least “CMS3” (in the case of the Master Servicer) or “CSS3” (in the case of the Special Servicer), if Fitch is the non-responding Rating Agency; and (ii) Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency.

Promptly following the Requesting Party’s (or, if the Requesting Party is the related borrower, then the Master Servicer’s or the Special Servicer’s, as applicable) determination to take any action discussed above without receiving the consent of the Rating Agencies (and, if applicable, each Companion Rating Agency), such Requesting Party (or the Master Servicer or the Special Servicer, as applicable) will be required to provide written notice to (i) the Trustee and the Certificate Administrator (upon which the Trustee and the Certificate Administrator may conclusively rely), (ii) the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the Pooling and Servicing Agreement, and (iii) promptly, but not earlier than two business days following such delivery to the 17g-5 Information Provider, to the Rating Agencies, of the action taken.

For all other matters or actions (a) not specifically discussed above in clauses (x) or (y) or (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a No Downgrade Confirmation from each of the Rating Agencies (and, if applicable, each Companion Rating Agency).  In the event an action otherwise requires a No Downgrade Confirmation from each of the Rating Agencies, in absence of such No Downgrade Confirmation, there can be no assurance that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

Any No Downgrade Confirmation requests made by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the No Downgrade Confirmation request, and must contain all back-up material necessary for the applicable Rating Agency (and, if applicable, any Companion Rating Agency) to process such request.  Such written No Downgrade Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).

The Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee will be permitted (but not required) to orally communicate with the Rating Agencies regarding any Mortgage Loan, any Loan Combination, any Certificateholder, any Companion Loan holder any Mortgaged Property or any REO Property, provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place.  The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the Pooling and Servicing Agreement.  All other information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies, will first be provided to the 17g-5 Information Provider in electronic format, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement, and promptly, but not earlier than two business days following the delivery of such information to the 17g-5 Information Provider, to be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Depositor may (with the consent of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer) amend the Pooling and Servicing Agreement to change the procedures regarding compliance with Rule 17g-5, without any Certificateholder consent; provided that such amendment does not materially increase the responsibilities of the Trustee, the Certificate Administrator, the Paying Agent, the 17g-5 Information Provider, the Operating Advisor, the Master Servicer or the Special Servicer; and provided, further, that such amendment does not adversely effect in any material respect the interest of any Certificateholders, as evidenced by an opinion of counsel or, solely in the case of a Certificateholder of a rated class, No Downgrade Confirmation from each Rating Agency (and, if applicable, each Companion Rating Agency), and provided, further, that notice of any such amendment must be provided to the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).

“No Downgrade Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency (or, with respect to any matter affecting any Loan Combination, any rating agency (such rating agency, a “Companion Rating Agency”) rating securities backed by the related Companion Loan (such securities, the “Companion Loan Securities”)) that a proposed action, failure to act or other event specified in this free writing prospectus or the Pooling and Servicing Agreement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of Certificates or any class of Companion Loan Securities if then rated by such Rating Agency or Companion Rating Agency; provided that a written waiver or acknowledgment from the Rating Agency or Companion Rating Agency indicating its decision not to review the matter for which the No Downgrade Confirmation is sought (such written notice, a “Rating Agency Declination”) shall be deemed to satisfy the requirement for the No Downgrade Confirmation from the Rating Agency or Companion Rating Agency with respect to such matter and the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may proceed with the contemplated action(s) as if it had received the No Downgrade Confirmation.  At any time during which no Certificates or Companion Loan Securities are rated by a Rating Agency or a Companion Rating Agency, a No Downgrade Confirmation will not be required from that Rating Agency or Companion Rating Agency.

Evidence of Compliance

No later than April 15 of each year (or on or before March 10th (subject to a grace period through March 15th) of any year during which an annual report on Form 10-K under the Exchange Act is required to be filed with the SEC with respect to the Issuing Entity or any securitization trust which owns a Companion Loan:

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the Master Servicer, the Special Servicer, the Certificate Administrator and any additional servicer with which any of the foregoing parties has entered into a servicing relationship with respect to the Mortgage Loans (if such additional servicer is a servicer contemplated by Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB) (each, a “Certifying Servicer”) must deliver to the Trustee, the Depositor, the Certificate Administrator, the Operating Advisor (in the case of the Special Servicer only) and the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s website) an officer’s certificate (a “Statement of Compliance”) stating, as to the signer thereof, that (A) a review of such Certifying Servicer’s activities during the preceding calendar year or portion thereof and of such Certifying Servicer’s performance under the applicable servicing agreement has been made under such officer’s supervision and (B) that, to the best of such officer’s knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under the applicable servicing agreement in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof;

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the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator, the Custodian, the Trustee, the Operating Advisor and each servicing function participant with which any of the foregoing parties it has entered into a servicing relationship with respect to the Mortgage Loans (each, a “Reporting Servicer”) must furnish, each at its own expense, to the Trustee, the Certificate Administrator, the Depositor (and to any other depositor and other trustee for any securitization trust which owns a Companion Loan) and the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s website), a report (an “Assessment of Compliance”) on an assessment of compliance with the relevant servicing criteria set forth in the applicable servicing agreement with respect to commercial mortgage-backed securities transactions taken as a whole involving such party that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Servicing Criteria (as defined below) applicable to each Reporting Servicer (the “Relevant Servicing Criteria”), (B) a statement that such Reporting Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB (the “Servicing Criteria”) to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the relevant annual report on Form 10-K required to be filed pursuant to the Pooling and Servicing Agreement, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.  Notwithstanding the foregoing, the Trustee shall not be required to deliver an assessment of compliance with respect to any period during which there was no Relevant Servicing Criteria applicable to it; and

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each Reporting Servicer, each at its own expense, must cause, a registered public accounting firm, that is a member of the American Institute of Certified Public Accountants, to furnish a report (an “Attestation Report”) to the Trustee, the Certificate Administrator, the Depositor, the Operating Advisor (in the case of the Special Servicer only), the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s website), to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Relevant Servicing Criteria in all material respects, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by The Public Company Accounting Oversight Board, it is expressing an opinion as to whether such Reporting Servicer’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria.  If an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the “Voting Rights”) will be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the respective Certificate Balances of such Classes, and 2% of the Voting Rights will be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class X-A and Class X-B Certificates.  Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.  No Voting Rights will be allocated to the Class V, Class LR or Class R Certificates.  In addition, in the event that Exchangeable Certificates have been exchanged for Class EC Certificates, Certificateholders of such Class EC Certificates will be entitled to exercise the Voting Rights that are allocated to such exchanged Exchangeable Certificates.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan has occurred, then the Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.  The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has determined in accordance with the Servicing Standard, based upon a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Issuing Entity), that:

(A) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and in the Certificateholders’ Best Interests to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

(B) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Issuing Entity and in the Certificateholders’ Best Interests to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Issuing Entity will become liable for a material adverse environmental condition at the Mortgaged Property.  However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Issuing Entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the Issuing Entity, the Special Servicer, on behalf of the Issuing Entity, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Issuing Entity acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants or has not denied an extension of time to sell such property or (ii) the Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the Issuing Entity beyond such period will not result in the imposition of a tax on the Issuing Entity or cause the Issuing Entity (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner.  If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Issuing Entity, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times and that income from the operation or the sale of such property does not result in the receipt by the Issuing Entity of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property.  If the Issuing Entity acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Issuing Entity, generally will be required to retain an independent contractor to manage and operate such property.  The independent contractor generally will be permitted to perform construction (including renovation) on an REO Property only if the construction was at least 10% completed at the time default on the related Mortgage Loan became imminent.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Issuing Entity’s net after-tax proceeds from such property.  Generally, neither the Lower-Tier REMIC nor the Upper-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent, if any, on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to an REO Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Properties, such as the hotels operated on the Mortgaged Properties. Any of the foregoing types of income will instead constitute “net income from foreclosure property” within the meaning of the REMIC Regulations (such tax referred to in this free writing prospectus as the “REO Tax”), which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes.  After the Special Servicer reviews the operation of such property and consults with the Certificate Administrator to determine the Issuing Entity’s federal income tax reporting position with respect to income it is anticipated that the Issuing Entity would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of any REO Tax.  The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.  Any REO Tax imposed on the Issuing Entity’s income from an REO Property would reduce the amount available for distribution to Certificateholders.  Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO properties by REMICs.  The Special Servicer will be required to sell any REO Property acquired on behalf of the Issuing Entity within the time period described in the prior paragraph and in the manner described below under “—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders (and, with respect to a Loan Combination, the holders of the related Companion Loan) for the retention of revenues and insurance proceeds derived from each REO Property.  The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account related to such REO Property.  To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the Master Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable from related Mortgage Loan collections.  Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the Special Servicer may retain in the REO Account permitted reserves.

Under the Pooling and Servicing Agreement, the Certificate Administrator is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  Upon the disposition of any REO Property as described above, to the extent that Liquidation Proceeds (net of liquidation expenses) exceed the amount that would have been received if a principal payment and all other amounts due with respect to the related Mortgage Loan have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being “Excess Liquidation Proceeds”), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loans and REO Properties

If the Special Servicer determines in accordance with the Servicing Standard that it would be in the Certificateholders’ Best Interests to attempt to sell a Defaulted Mortgage Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for each Defaulted Mortgage Loan on behalf of the Certificateholders in such manner as will be reasonably likely to realize a fair price.  The Special Servicer (with the consent of the Directing Holder) is required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan.  The Special Servicer is required to give the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor and the Directing Holder 10 business days’ prior written notice of its intention to sell any Defaulted Mortgage Loan.  Neither the Trustee nor any of its affiliates may make an offer for or purchase any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, Updated Appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person, then the Trustee will be required to determine whether the cash offer constitutes a fair price; provided, however, that no offer from an Interested Person will constitute a fair price unless it is the highest offer received and at least two other offers are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or Updated Appraisal conducted in accordance with the

Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a narrative appraisal.  The cost of any such Updated Appraisal or narrative appraisal will be covered by, and will be reimbursable as, a Property Advance.  The Trustee will be permitted to retain, at the expense of the related Interested Person, an independent third party to determine such fair price and will be permitted to conclusively rely on the opinion of such third party’s determination.  Any costs and fees of the Trustee in connection with an offer by an Interested Person and the Trustee’s duties therewith will be reimbursable by such Interested Person.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders (and holder of any related Companion Loan) and to sell each REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the Certificateholders’ Best Interests, and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the Certificateholders’ Best Interests.

A “Defaulted Mortgage Loan” is a Mortgage Loan that is delinquent at least 60 days in respect of its Monthly Payments or more than 60 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan.

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, any Certificateholder, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities.

“Purchase Price” means, with respect to any particular Mortgage Loan or REO Property being purchased from the Issuing Entity, a price approximately equal to the sum of the following:  (i) the outstanding principal balance of that Mortgage Loan or related REO Loan less any Loss of Value Payment available to reduce the principal balance; (ii) all accrued and unpaid interest on that Mortgage Loan or related REO Loan generally through the due date in the Collection Period of purchase, other than Default Interest; (iii) all unreimbursed Property Advances with respect to that Mortgage Loan or the related REO Loan, together with any unpaid interest on those Advances owing to the party or parties that made them; (iv) all Property Advances with respect to that Mortgage Loan or the related REO Loan that were reimbursed out of collections on or with respect to other Mortgage Loans in the Issuing Entity; and (v) all accrued and unpaid interest on any P&I Advances made with respect to the subject Mortgage Loan or related REO Loan.

Modifications

The Pooling and Servicing Agreement will permit (a) the Master Servicer (subject to the Special Servicer’s consent, except as provided below) or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described above under “—The Directing Holder” and  “—The Operating Advisor,” respectively, in this free writing prospectus, to modify, waive or amend any term of any Mortgage Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Loan Documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation shall exclude the value of personal property and going concern value, if any.

In no event, however, may the Master Servicer or the Special Servicer extend the maturity of any Mortgage Loan to a date occurring later than the earlier of (A) five years prior to March 2046 and (B) if the Mortgage Loan is secured by a ground lease, the date 20 years prior to the expiration of the term of such ground lease (or 10 years prior to the expiration of such ground lease if the Master Servicer or the Special Servicer, as applicable, gives due consideration to the remaining term of the ground lease and such extension is in the Certificateholders’ Best Interests, and, the consent of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing is obtained).

In addition, neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation from each Rating Agency (and, if applicable, from each Companion Rating Agency).

The consent of the Special Servicer is required to any modification, waiver or amendment with regard to any Mortgage Loan that is not a Specially Serviced Loan (other than certain non-material modifications, waivers or amendments), and the Special Servicer will also be required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any such modification, waiver or amendment, to the extent described above under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus.  The Special Servicer is also required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus.  When the Special Servicer’s consent is required, the Master Servicer must promptly provide the Special Servicer with written notice of any request for modification, waiver or amendment accompanied by the Master Servicer’s recommendation and analysis and any and all information in the master servicer’s possession that the Special Servicer may reasonably request to grant or withhold such consent.  When the Special Servicer’s consent is required under the Pooling and Servicing Agreement, such consent (unless earlier objected to) will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the Special Servicer.  With respect to all Specially Serviced Loans and non-Specially Serviced Loans, the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer, and prior to itself taking such an action, the written consent of the Directing Holder (when such consent is required as described in this free writing prospectus), which consent will be deemed given 10 business days after receipt (or, in connection with an Acceptable Insurance Default, 30 days) (unless earlier objected to) by the Directing Holder of the Master Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such action together with such other information reasonably required by the Directing Holder.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), the Operating Advisor (only if a Control Termination Event has occurred and is continuing), the Depositor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), in writing, of any modification, waiver, material consent or amendment of any term of any Mortgage Loan and the date of the modification and deliver a copy to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement.

For any performing Mortgage Loan, and subject to the rights of the Directing Holder (as described above under “—The Directing Holder” in this free writing prospectus), the Master Servicer, without the consent of the Special Servicer, will be responsible for any request by a borrower for the consent or other appropriate action on the part of the lender with respect to:

(a) approving routine leasing activity (subject to certain limitations with respect to subordination and non-disturbance agreements set forth in the Pooling and Servicing Agreement) with respect to any lease for less than the lesser of (A) 30,000 square feet and (B) 30% of the net rentable area of the related Mortgaged Property;

(b) approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days after the end of the calendar quarter;

(c) approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(d) subject to other restrictions in this free writing prospectus regarding Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days’ notice prior to a Principal Prepayment;

(e) approving modifications, consents or waivers (other than those specifically prohibited under this “—Modifications” section) in connection with a defeasance permitted by the terms of the related Mortgage Loan if the Master Servicer receives an opinion of counsel (which opinion of counsel will be an expense of the borrower) to the effect that such modification, waiver or consent would not cause either Trust REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC provisions of the Code or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes;

(f) approving consents with respect to non-material rights-of-way and non-material easements and consent to subordination of the related Mortgage Loan to such non-material rights-of-way or easements;

(g) granting waivers of minor covenant defaults (other than financial covenants);

(h) as permitted under the Mortgage Loan Documents, payment from any escrow or reserve, except releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves unless required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(i) approving a change of the property manager at the request of the related borrower so long as (i) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, and (ii) the subject Mortgage Loan does not have an outstanding principal balance in excess of the lesser of $5,000,000 or 2% of the then aggregate principal balance of the Mortgage Loans;

(j) subject to the satisfaction of any conditions precedent set forth in the related Mortgage Loan Documents, approving disbursements of any earnout or holdback amounts in accordance with the related Mortgage Loan Documents with respect to certain Mortgage Loans other than those Mortgage Loans identified in the Pooling and Servicing Agreement; and

(k) any non-material modifications, waivers or amendments not provided for in clauses (a) through (j) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan.

See also “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus for a description of the Directing Holder’s and the Operating Advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Optional Termination

Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the Initial Outstanding Pool Balance.  Any such party may be an affiliate of a Sponsor, the Depositor, the Issuing Entity or another related party at the time it exercises such right.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan (other than an REO Loan) included in the Issuing Entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Issuing Entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the related Due Date in the Collection Period relating to such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees, Trustee/Certificate Administrator Fees and Operating Advisor Fees and unpaid expenses of and indemnity amounts owed by the Issuing Entity; and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Issuing Entity, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month’s interest thereon (in each case at the Mortgage Rate).  The Issuing Entity may also be terminated in connection with an exchange by a sole remaining beneficial owner of all the then outstanding Certificates (excluding the Class V, Class R and Class LR Certificates), including the Class X-B Certificates (provided, however, that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class X-A, Class B, Class C, Class D and Class EC Certificates are no longer outstanding, that the sole remaining beneficial owner compensates the Certificate Administrator for the amount of investment income the Certificate Administrator would have earned if the outstanding Certificate Balance of the then outstanding Sequential Pay Certificates were on deposit with the Certificate Administrator one business day prior to the date of the exchange and the sole remaining beneficial owner pays to Master Servicer an amount equal to (i) the product of (A) the Prime Rate, (B) the aggregate Certificate Balance of the then-outstanding Sequential Pay Certificates as of the day of the exchange and (C), three, divided by (ii) 360), for the Mortgage Loans and other property remaining in the Issuing Entity.  Following such termination, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties.

Notice of any such termination is required to be given promptly by the Certificate Administrator by letter to the Certificateholders with a copy to the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).  Notice to the Certificateholders will be given at their addresses shown in the Certificate Registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date.  With respect to any book-entry Certificates, such notice will be posted to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

Servicing Compensation and Payment of Expenses

Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be entitled to the Master Servicing Fee for each Mortgage Loan.  The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum equal to 0.0100% (the “Master Servicing Fee Rate”), which is a component of the Servicing Fee Rate.  The “Servicing Fee” (which also includes, in addition to the Master Servicing Fee, any fees for primary servicing and sub-servicing functions payable to the Master Servicer and any primary servicer and/or sub-servicer) will be payable monthly and will accrue at a rate per annum (the “Servicing Fee Rate”) equal to the Administrative Fee Rate set forth on Annex A-1 to this free writing prospectus under the heading “Administrative Fee Rate,” less the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, for each Mortgage Loan.  The Servicing Fee will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account (and, with respect to a Loan Combination, from the holder of the related Companion Loan).

The Master Servicer will also be entitled to retain as additional servicing compensation (together with the Master Servicing Fee, “Servicing Compensation”) (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans (and, with respect to a Loan Combination, the related custodial account) and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan Documents); (ii) to the extent permitted by applicable law and the related Mortgage Loan Documents, 100% of any Modification Fees with respect to Mortgage Loans that are not Specially Serviced Loans (50% thereof where the consent of the Special Servicer is required), 100% of defeasance fees on all Mortgage Loans, 100% of assumption fees with respect to Mortgage Loans that are not Specially Serviced Loans (50% thereof where the consent of the Special Servicer is required), 100% of loan service transaction fees, beneficiary statement charges or similar items (but not including Yield Maintenance Charges) on all Mortgage Loans that are not Specially Serviced Loans (50% where the consent of the Special Servicer is required), 100% of assumption application fees with respect to Mortgage Loans that are not Specially Serviced Loans; (iii) Net Prepayment Interest Excess, if any, with respect to Mortgage Loans; (iv) 100% of charges for checks returned for insufficient funds on all Mortgage Loans; and (v) any Default Interest and late payment fees that accrued during a Collection Period on any Mortgage Loans that are not Specially Serviced Loans, in each case to the extent collected by the Issuing Entity and remaining after application thereof to reimburse interest on Advances with respect to the related Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity relating to the related Mortgage Loan.  If a Mortgage Loan is a Specially Serviced Loan, the Special Servicer will be entitled to the full amount of any Modification Fees or assumption fees, as described below under “—Special Servicing.”

If the Master Servicer resigns or is terminated as the Master Servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement Master Servicer for assuming the duties of the Master Servicer, as the Master Servicer under the Pooling and Servicing Agreement.  In the event that the Master Servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the Master Servicer as a primary servicer under the Pooling and Servicing Agreement.  The initial Master Servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Master Servicer Prepayment Interest Shortfall, the Master Servicer will be obligated to reduce its Servicing Compensation as provided in this free writing prospectus under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls”.

The Master Servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement).  The Certificate Administrator will withdraw monthly from the Distribution Account the Trustee/Certificateholder Fee payable to the Trustee and the Certificate Administrator, as well as any other amounts due and owing to the Certificate Administrator or the Trustee, as the case may be, from the Issuing Entity.

Special Servicing

The Special Servicer.  For a description of the Special Servicer, see “The Servicers—The Master Servicer and the Special Servicer” in this free writing prospectus.

Servicing Transfer Event.  The duties of the Special Servicer relate to Specially Serviced Loans and to any REO Property.  The Pooling and Servicing Agreement will define a “Specially Serviced Loan” to include any Mortgage Loan or REO Loan with respect to which:

(i) either (x) with respect to any Mortgage Loan, other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan at its maturity date or, if the maturity date of such Mortgage Loan has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer, Operating Advisor and the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan and (D) the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment;

(ii) any Monthly Payment (other than a balloon payment) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii) the date upon which the Master Servicer or the Special Servicer (and, in the case of a determination by the Special Servicer, with the consent of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing)) determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

(iv) the date upon which the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(v) the date on which the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi) the date on which the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(vii) a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing)) materially and adversely affects the interests of the Certificateholders occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii) the date on which the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

A Mortgage Loan will cease to be a Specially Serviced Loan (whereupon it will become a “Corrected Mortgage Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the Special Servicer in accordance with the Servicing Standard) or waived by the Special Servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Loan.

Asset Status Report.  The Special Servicer will be required to prepare a report (the “Asset Status Report”) for each Mortgage Loan that becomes a Specially Serviced Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer.  Each Asset Status Report will be required to be delivered to the Master Servicer, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor (but only if a Control Termination Event has occurred and is continuing), the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and upon request, to the holder of any related Companion Loan.

If the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) does not disapprove of an Asset Status Report within 10 business days, the Directing Holder will be deemed to have approved the Asset Status Report and the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Pooling and Servicing Agreement, the Servicing Standard or the terms of the applicable Mortgage Loan Documents.  In addition, the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the Certificateholders’ Best Interests.  If the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval.  In any event, if the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report in compliance with the Servicing Standard.  The Special Servicer will revise such Asset Status Report until the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the Certificateholders’ Best Interests.  The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Directing Holder may have.

If a Control Termination Event has occurred and is continuing, each of the Operating Advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder will be entitled to consult with the Special Servicer and propose alternative courses of action in respect of any Asset Status Report and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor and the Directing Holder.  The Special Servicer may revise such Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor and the Directing Holder.

Special Servicing Compensation.  Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.  The Special Servicer will not be entitled to retain any portion of the Excess Interest paid on the ARD Loans.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at a rate per annum equal to 0.25% on the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable.

A “Workout Fee” will in general be payable with respect to each Specially Serviced Loan that becomes a Corrected Mortgage Loan and will be payable by the Issuing Entity out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments and payments at maturity, but excluding late payment charges, Default Interest and Excess Interest) received on such Corrected Mortgage Loan, for so long as it remains a Corrected Mortgage Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Mortgage Loan if and to the extent that the subject Mortgage Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 90 days following the related maturity date in connection with the full and final pay-off or refinancing of the related Mortgage Loan, the Special Servicer will be not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout.  In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the Issuing Entity with respect to a Corrected Mortgage Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Mortgage Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Corrected Mortgage Loan; provided that the Special Servicer will be entitled to collect such Workout Fees from the Issuing

Entity until such time it has been fully paid such reduced amount.  In addition, the Workout Fee will be subject to the cap described below.

The Workout Fee with respect to any such Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when the subject Mortgage Loan again becomes a Corrected Mortgage Loan.

If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Mortgage Loan that became such during the period that it had responsibility for servicing such Corrected Mortgage Loan (or for any Specially Serviced Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Mortgage Loan ceases to be payable in accordance with the preceding paragraph.

A “Liquidation Fee” will be payable by the Issuing Entity to the Special Servicer with respect to:  (a) each Specially Serviced Loan or REO Property or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period or as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower and (b) except as otherwise described below, any Specially Serviced Loan or REO Property as to which the Special Servicer recovered any foreclosure, sale, disposition, deficiency judgment or other similar proceeds (“Liquidation Proceeds”).  As to each such Specially Serviced Loan and REO Property or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, the Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000; provided the total amount of a Liquidation Fee payable by the Issuing Entity with respect to any Specially Serviced Loan, REO Property or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related Liquidation Proceeds are received within 90 days following the related maturity date in connection with the full and final pay-off or refinancing of the related Mortgage Loan, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation.  In addition, the Liquidation Fee will be subject to the cap described below.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

●
the purchase of any Defaulted Mortgage Loan by the Special Servicer or the Directing Holder or any of their Affiliates if within 90 days after the transfer of the Defaulted Mortgage Loan to Special Servicing,

●
the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the sole Certificateholder, the Certificateholder owning a majority of the Percentage Interest of the then Controlling Class, the Special Servicer or the Master Servicer in connection with the termination of the Issuing Entity,

●
a repurchase or replacement of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

●
the purchase of any Specially Serviced Loan that is subject to mezzanine indebtedness by the holder of the related mezzanine loan within 90 days following the date that such holder’s option to purchase the related Mortgage Loan first becomes exercisable, and

●
a Loss of Value Payment by a Mortgage Loan Seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement.

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest.  The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the Special Servicer resigns or is terminated, and prior or subsequent to such resignation or termination, an action plan that was submitted by the Special Servicer regarding the liquidation of a Specially Serviced Loan is approved or deemed to be approved by the Directing Holder, the Special Servicer will be entitled to receive the related Liquidation Fee notwithstanding any resignation or termination, and the successor special servicer will not be entitled to any portion of it.

The total amount of Workout Fees and Liquidation Fees that are payable by the Issuing Entity with respect to each Mortgage Loan (or REO Loan) throughout the period such Mortgage Loan (or REO Loan) is an asset of the Issuing Entity will be subject to an aggregate cap of $1,000,000.  For the purposes of determining whether any such cap has been reached with respect to a Special Servicer and a Mortgage Loan (or REO Loan), only the Workout Fees and Liquidation Fees paid to such Special Servicer with respect to such Mortgage Loan (or REO Loan) will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans (or REO Loans) will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the Special Servicer will also be entitled to retain, as additional servicing compensation:

●
100% of any Modification Fees related to Specially Serviced Loans (and 50% of such Modification Fees on Mortgage Loans that are not Specially Serviced Loans when consent of the Special Servicer is required),

●
100% of any assumption fees and 100% of assumption application fees on Specially Serviced Loans (and 50% of such assumption fees on Mortgage Loans that are not Specially Serviced Loans when consent of the Special Servicer is required),

●
100% of loan service transaction fees, beneficiary statement charges, or similar items (but not including Yield Maintenance Charges) on Specially Serviced Loans (and 50% of such assumption fees on Mortgage Loans that are not Specially Serviced Loans when consent of the Special Servicer is required),

●	any interest or other income earned on deposits in the REO Accounts, and

●
any late payment fees and Default Interest that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the Issuing Entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Specially Serviced Loan; provided, however, that with respect to any Loan Combination, late payment fees will be allocated as provided in the related Co-Lender Agreement and the Pooling and Servicing Agreement.

“Modification Fees” means, with respect to any Mortgage Loan, any and all fees with respect to or related to a modification, restructure, extension, waiver or amendment that modifies, restructures,

extends, amends or waives any term of the Mortgage Loan Documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, assumption application fees and defeasance fees).  For each modification, restructure, extension, waiver or amendment in connection with working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the Issuing Entity, any and all Modification Fees collected by the Special Servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the Special Servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, extension, waiver or amendment of such Mortgage Loan or REO Loan at a time when such Mortgage Loan or REO Loan was a Specially Serviced Loan.

The Pooling and Servicing Agreement will provide that, with respect to each Collection Period, the Special Servicer must deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, a report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, insurance commissions and fees, and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

Master Servicer and Special Servicer Permitted To Buy Certificates

The Master Servicer and the Special Servicer are permitted to purchase any Class of Certificates.  Such a purchase by the Master Servicer or Special Servicer could cause a conflict relating to the Master Servicer’s or Special Servicer’s duties pursuant to the Pooling and Servicing Agreement and the Master Servicer’s or Special Servicer’s interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates.  The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer will administer the Mortgage Loans in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to make available to the general public on the Certificate Administrator’s website a statement (a “Distribution Date Statement”) based on the information provided by the Master Servicer and Special Servicer (and in certain cases only to the extent received from the Master Servicer or Special Servicer, as applicable) and delivered to the Certificate Administrator and the information required to be prepared by the Certificate Administrator, in accordance with CRE Finance Council (“CREFC”) guidelines as of the Closing Date setting forth, among other things:

(a)       the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(b)       the amount of the distribution on the Distribution Date to the holders of each Class of Sequential Pay Certificates in reduction of the Certificate Balance of the Certificates;

(c)       the amount of the distribution on the Distribution Date to the holders of each Class of Regular Certificates allocable to Interest Accrual Amounts and Interest Shortfalls;

(d)       the aggregate amount of Advances made in respect of the Distribution Date and the amount of interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(e)       the aggregate amount of compensation paid to the Trustee, the Certificate Administrator and the Operating Advisor and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Issuing Entity;

(f)        the aggregate Stated Principal Balance of the Mortgage Loans (including REO Loans) outstanding immediately before and immediately after the Distribution Date;

(g)       the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date;

(h)       the number and aggregate Stated Principal Balance of the Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are specially serviced but that are not delinquent, or (E) current, but not specially serviced, as to which foreclosure proceedings have been commenced, but not REO Property (and any material changes to the information specified in Item 1100(b)(5) of Regulation AB);

(i)        the Available Funds for the Distribution Date, and any other cash flows received on the Mortgage Loans and applied to pay fees and expenses (including the components of the Available Funds, or such other cash flows);

(j)        the amount of the distribution on the Distribution Date to the holders of any Class of Regular Certificates allocable to Yield Maintenance Charges;

(k)       the Interest Accrual Amount in respect of each Class of Regular Certificates for such Distribution Date;

(l)        the Pass-Through Rate for each Class of Regular Certificates for such Distribution Date and the next succeeding Distribution Date;

(m)      the Principal Distribution Amount for such Distribution Date;

(n)       the Certificate Balance or Notional Balance, as the case may be, of each Class of Regular Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Realized Loss on the Distribution Date;

(o)       with respect to each Class of Regular Certificates, a fraction, expressed as a decimal carried to at least eight places, the numerator of which is the related Certificate Balance or Notional Balance, as the case may be, immediately following the Distribution Date, and the denominator of which is the related initial Certificate Balance or Notional Balance, as the case may be;

(p)       the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

(q)       the number and related principal balances of any Mortgage Loans modified, extended or waived during the related Collection Period, on a loan-by-loan basis (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the related Collection Period or that have cumulatively become material over time);

(r)        the amount of any remaining unpaid Interest Shortfalls for each Class of Regular Certificates following the distributions on such Distribution Date;

(s)       a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment (other than liquidation proceeds and insurance proceeds) during the related Collection Period and the amount of that principal prepayment, together with the aggregate amount of principal prepayments made during the related Collection Period;

(t)       a loan-by-loan listing of any Mortgage Loan that was defeased since the previous Determination Date;

(u)       the amount of the distribution to the holders of each Class of Sequential Pay Certificates on such Distribution Date attributable to reimbursement of Realized Losses;

(v)       as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the asset number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

(w)       the amount on deposit in certain accounts established and maintained by the Certificate Administrator, pursuant to the Pooling and Servicing Agreement after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(x)       with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, and the current Stated Principal Balance;

(y)       the value of any REO Property included in the Issuing Entity as of the related Determination Date, on an asset-by-asset basis, based on the most recent appraisal or valuation;

(z)       with respect to any REO Property sold or otherwise disposed of during the related Collection Period and for which a final recovery determination has been made, (A) the loss attributable to the related Mortgage Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (C) the date of the final recovery determination and (D) the balance of the Excess Liquidation Proceeds Account for such Distribution Date;

(aa)     the amount of the distribution on the Distribution Date to the holders of the Class V Certificates and each Class of the Residual Certificates;

(bb)     material breaches of any covenants under the Pooling and Servicing Agreement of which the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer or the Special Servicer has received written notice;

(cc)     the information required by Rule 15Ga-1(a), as promulgated under the Exchange Act, concerning all assets of the Issuing Entity that were subject of a demand to repurchase or replace for breach of the related representations and warranties (to the extent such information is received by the Certificate Administrator);

(dd)     for each Distribution Date Statement, a reference to the most recent Form ABS-15G filed by the Depositor and each Sponsor, if applicable, and the SEC-assigned “Central Index Key” number for such filer;

(ee)     an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period;

(ff)       the identity of the Controlling Class, if known (and the aggregate Certificate Balance of the Control Eligible Certificates);

(gg)     the identity of the Controlling Class Representative, if known; and

(hh)     such other information and in such form as will be specified in the Pooling and Servicing Agreement.

In addition, the Certificate Administrator may make certain other information and reports (including the collection of reports specified by the CREFC (or any successor organization reasonably acceptable to the Certificate Administrator and the Master Servicer) known as the “CREFC Investor Reporting Package”) related to the Mortgage Loans available to Privileged Persons, to the extent that the Certificate Administrator receives relevant information and loan-related reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement.  The Certificate Administrator will not make any representations or warranties as to the accuracy or completeness of any information provided by it that was based; in whole or in part, on information received from third parties, and may disclaim responsibility for the Certificate Administrator’s website.  The Certificate Administrator may require registration and acceptance of a disclaimer and a confidentiality agreement.  Neither the Certificate Administrator nor the Master Servicer will be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

Information Available Electronically

The Pooling and Servicing Agreement requires that the Certificate Administrator make available to any Privileged Person (provided that the final free writing prospectus, the Distribution Date Statements and the SEC filings referred to below will be made available to the general public), via the Certificate Administrator’s website, among other things, the following items, in each case to the extent received by the Certificate Administrator:

(A)	the following “deal documents”:

●	the final free writing prospectus; and

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

(B)	the following SEC filings:

●	Any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the EDGAR system;

(C)	the following “periodic reports”:

●	the Distribution Date Statements;

●	the reports included in the CREFC Investor Reporting Package (provided they are prepared by, or received by the Certificate Administrator, as applicable); and

●	the annual reports prepared by the Operating Advisor;

(D)	the following “additional documents”:

●	summaries of Final Asset Status Reports delivered to the Certificate Administrator in electronic format; and

●
any appraisal, Phase I environmental assessment, Phase II environmental assessment, seismic report and property condition report relating to the Mortgaged Properties (or updates thereof) delivered to the Certificate Administrator in electronic format;

(E)	the following “special notices”:

●
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this free writing prospectus;

●
notice of any request by at least 25% of the Voting Rights of the Sequential Pay Certificates (taking into account the allocation of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the various Classes of Sequential Pay Certificates) to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Certificates to terminate and replace the Operating Advisor;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Event received by the Certificate Administrator;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the Issuing Entity;

●	any notice of the occurrence and continuance of a Control Termination Event;

●	any notice of the occurrence and continuance of a Consultation Termination Event;

●	any assessment of compliance with certain servicing criteria delivered to the Certificate Administrator; and

●	any accountant’s attestation reports delivered to the Certificate Administrator;

(F)	the “Investor Q&A Forum”; and

(G)	solely to Certificateholders and beneficial owners of Certificates, the “Investor Registry”.

The Certificate Administrator may require a recipient of any of the information set forth above to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where (a) Certificateholders and beneficial owners of Certificates may (i) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (ii) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports, the Mortgage Loans or the Mortgaged Properties and (iii) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such annual report and (b) Privileged Persons may view previously submitted inquiries and related answers.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that (x) the question is beyond the scope outlined above, (y) answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders’ Best Interests, would be in violation of applicable law, the Pooling and Servicing Agreement or the Mortgage Loan Documents, would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor the Master Servicer or the Special Servicer, as applicable, or (z) it is otherwise not advisable to answer such inquiry, and, in the case of the Master Servicer, the Special Servicer and the Operating Advisor, will be required to promptly notify the Certificate Administrator, in which case the Certificate Administrator will not post the related inquiry.  In addition, no party is permitted to post or otherwise disclose Privileged Information as part of its response to any inquiry.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner via the Certificateholder’s website.  Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at https://tss.sfs.db.com/investpublic.  The 17g-5 Information Provider’s website will initially be located under the Certificate Administrator’s website under the “NRSRO” tab related to the Certificates.  Access will be provided by the 17g-5 Information Provider to such persons upon its receipt from such person of an Investor Certification or NRSRO Certification substantially in the form attached to the Pooling and Servicing Agreement, which form will also be located on and submitted electronically via the 17g-5 Information Provider’s website.  In connection with providing access to the Certificate Administrator’s website and the 17g-5 Information Provider’s website, the Certificate Administrator and/or the 17g-5 Information Provider may require registration and the acceptance of a disclaimer.  The Certificate Administrator and the 17g-5 Information Provider, as the case may be, will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  Neither the Certificate Administrator nor the 17g-5 Information Provider make any representations or warranties as to the accuracy or completeness of documents or information posted to its respective website and neither party will assume any responsibility for them.  In addition, the Certificate Administrator and the 17g-5 Information Provider, as the case may be, may disclaim responsibility for any such document or information for which it is not the original source.  Assistance in using the Certificate Administrator’s website and the 17g-5 Information Provider’s website can be obtained by calling the Certificate Administrator’s customer service desk at (800) 735-7777.

The 17g-5 Information Provider will make available to nationally recognized statistical rating organizations, as such term is defined in Section 3(a)(62) of the Exchange Act (“NRSROs”), the following items, among other things, via the 17g-5 Information Provider’s website to the extent delivered to the 17g-5 Information Provider in an electronic format in the manner prescribed by the Pooling and Servicing Agreement:

(a)      any notice of a waiver of a “due-on-sale” or “due-on-encumbrance” provision with respect to any Mortgage Loan;

(b)      officer’s certificates supporting nonrecoverability determinations relating to Advances and notice of a determination not to refrain from reimbursement of all Nonrecoverable Advances;

(c)      Asset Status Reports;

(d)      environmental reports;

(e)      Statement of Compliance and Assessment of Compliance;

(f)       Attestation Reports;

(g)      appraisals;

(h)      any notice relating to the Special Servicer’s determination to take action under the Pooling and Servicing Agreement without receiving a No Downgrade Confirmation;

(i)       copies of any questions or requests submitted by the Rating Agencies to the Master Servicer, Special Servicer, Certificate Administrator or Trustee;

(j)       any requests for a No Downgrade Confirmation;

(k)      any notice of resignation of the Trustee or the acceptance of appointment by the successor trustee;

(l)       any notice of resignation or assignment of the rights of the Master Servicer or the Special Servicer;

(m)     any notices of a Servicer Termination Event or termination of the Master Servicer or the Special Servicer;

(n)      any notice of an amendment of the Pooling and Servicing Agreement to change the procedures related to Rule 17g-5;

(o)      any notice of a material change or amendment to the Pooling and Servicing Agreement;

(p)      any notice of the merger, consolidation, resignation or termination of the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee;

(q)      any notice of the repurchase of a Mortgage Loan by a Mortgage Loan Seller;

(r)       any notice of any change in the lien priority of a Mortgage Loan;

(s)      any notice of any material damage to a Mortgaged Property;

(t)       any notice of any amendment, modification, consent or waiver to or of any provision of a Mortgage Loan;

(u)      any summary of oral communications with the Rating Agencies; and

(v)       the “Rating Agency Q&A Forum and Servicer Document Request Tool”.

The 17g-5 Information Provider will make the “Rating Agency Q&A Forum and Servicer Document Request Tool” available to NRSROs via the 17g-5 Information Provider’s website, where NRSROs may (a) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (b) submit inquiries to the Master Servicer or the Special Servicer relating to reports, the Mortgage Loans, or the Mortgaged Properties, (c) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Special Servicer as to which the Operating Advisor has consultation rights pursuant to the Pooling and Servicing Agreement, whether or not referenced in such annual report, and (d) view previously submitted inquiries and related answers.  In addition, NRSROs may use the forum to submit requests for loan-level reports and information.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that (i)(A) the question is beyond the scope outline above, or (B) answering the inquiry would be in violation of applicable law, the Servicing Standard, the Pooling and Servicing Agreement or the Mortgage Loan Documents, (ii) answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, (iii) it is otherwise not advisable to answer such inquiry, or (iv)(A) answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, and (B) the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard (or in good faith, in the case of the Certificate Administrator) that the performance of such duties or the payment of such costs and expenses is beyond the scope of its duties in its capacity as Certificate Administrator, Operating Advisor, Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement, in which case the 17g-5 Information Provider will post the related inquiry together with a statement that such inquiry was not answered.  The 17g-5 Information Provider will be required to post the inquiries and related answers (or reports, as applicable) on the Rating Agency Q&A Forum and Servicer Document Request Tool, subject to and in accordance with the Pooling and Servicing Agreement.  The Rating Agency Q&A Forum and Servicer Document Request Tool may not reflect questions, answers, and other communications which are not submitted through the 17g-5 Information Provider’s website.  Answers posted on the Rating Agency Q&A Forum and Servicer Document Request Tool will be attributable only to the respondent, and will not be deemed to be answers from any other person.  No such other person will have any responsibility or liability for the content of any such information.

“Privileged Person“ means the Depositor, each Underwriter, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Directing Holder (so long as no Consultation Termination Event has occurred and is continuing), a designee of the Depositor

(including any financial market publisher), any Companion Loan holder (or its designee) and any person who provides to the Certificate Administrator an Investor Certification.

“Investor Certification” means a certificate representing that the person executing the certificate (1) is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate that, in the case of an Offered Certificate, has received a copy of the final free writing prospectus and the prospectus and (2) is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing, or an agent of any of the foregoing substantially in the form attached to the Pooling and Servicing Agreement or in the form of an electronic certification contained on the Certificate Administrator’s website.

“NRSRO Certification” means a certification (a) executed by an NRSRO in favor of the 17g-5 Information Provider substantially in the form attached to the Pooling and Servicing Agreement or (b) provided electronically and executed by an NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website, that states that such NRSRO is a Rating Agency hired to provide ratings on the Certificates or any Companion Loan Securities, or that such NRSRO has access to the 17g-5 website for the Issuing Entity, has provided UBS Securities LLC with the appropriate certifications under Rule 17g-5(e), and will treat all information obtained from the 17g-5 Information Provider’s website confidential.

“17g-5 Information Provider” means the Certificate Administrator.

Other Information

The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review by any Privileged Person, originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents):

(A)      any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(B)      the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information,” if any, collected by or on behalf of the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(C)      the mortgage files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator; and

(D)      each of the documents made available by the Certificate Administrator via its website as described under “—Information Available Electronically” above.

The Certificate Administrator will require a Privileged Person to execute a confidentiality agreement prior to granting access to the information described above.  Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Certificate Administrator to the extent such documents are in the Certificate Administrator’s possession.

The Certificate Administrator will make available all Distribution Date Statements, CREFC reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e., BlackRock Financial Management, Inc., Bloomberg, L.P., Interactive Data Corporation, Intex Solutions, Inc., Markit LLC and Trepp, LLC) in accordance with the provisions of the Pooling and Servicing Agreement.

Master Servicer’s Reports

The Master Servicer is required to deliver to the Certificate Administrator prior to each Distribution Date, and the Certificate Administrator is to make available to any Privileged Person on its website certain reports and data files that are part of the CREFC Investor Reporting Package.

Subject to the receipt of necessary information from any subservicer, reports will be made available electronically in the form of the standard CREFC reports; provided, however, the Certificate Administrator will provide Certificateholders (at the expense of such Certificateholders) with a written copy of such report upon request.  The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer no later than two business days prior to the Master Servicer Remittance Date.  Absent manifest error, none of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable.

The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be indemnified by the Issuing Entity against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan and reasonably relied upon by such party.

The Master Servicer is also required to deliver periodically to the Trustee, Certificate Administrator, the Operating Advisor and the Underwriters and holders of any Companion Loan the following materials, of which the CREFC Operating Statement Analysis Report and CREFC NOI Adjustment Worksheet shall be delivered in electronic format and any items relating thereto may be delivered in electronic or paper format:

(a)      Annually, on or before June 30 of each year, commencing in 2014, with respect to each Mortgaged Property and REO Property (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), a “CREFC Operating Statement Analysis Report” together with copies of the related operating statements and rent rolls (but only if the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent requested by the Special Servicer) for such Mortgaged Property or REO Property for the preceding calendar year-end, if available.  The Master Servicer (or the Special Servicer in the case of Specially Serviced Loans and REO Properties) is required to use its commercially reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and will be required to promptly update the CREFC Operating Statement Analysis Report.

(b)      Within 45 days of receipt by the Master Servicer (or within 60 days of receipt by the Special Servicer with respect to any Specially Serviced Loan or REO Property) of annual year-end operating statements, if any, with respect to any Mortgaged Property or REO Property, a “CREFC NOI Adjustment Worksheet” for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year-end net operating income or net cash flow and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

Upon request for receipt of any such items from any Rating Agency, the Master Servicer shall forward to the 17g-5 Information Provider (who will promptly post such requested item to the 17g-5 Information Provider’s website).

In addition, within a reasonable period of time after the end of each calendar year, the Certificate Administrator is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns.  The Certificate Administrator will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Issuing Entity.

Exchange Act Filings

The Issuing Entity will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the SEC regarding the Issuing Entity, to the extent, and for such time, as it shall be required to do so pursuant to Rule 15d-22(b) under the Exchange Act.  Such reports will be filed under the name “UBS-Barclays Commercial Mortgage Trust 2013-C5”  (SEC File No. 333-177354-05).  See “Incorporation of Certain Information by Reference and Available Information” in the prospectus.  Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Members of the public may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that internet site is http://www.sec.gov.

The Annual Reports on Form 10-K, the Distribution Reports on Form 10-D, the Current Reports on Form 8-K and amendments to those reports filed or furnished with respect to the Issuing Entity pursuant to Section 13(a) or 15(d) of the Exchange Act will be made available on the website of the Certificate Administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

The Certificate Administrator will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus.  Requests for this information should be made to the Certificate Administrator at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration – UB13C5.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury.  Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to the designated portions of the Issuing Entity (the resulting REMICs being referred to as the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” respectively, and collectively as the “Trust REMICs”).  The Lower-Tier REMIC will hold the Mortgage Loans (other than Excess Interest) and certain other assets, will issue certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and will issue the Class LR Certificates as the sole class of residual interests in the Lower-Tier REMIC.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class X-A, Class X-B, Class B, Class C, Class D, Class E, Class F and Class G Certificates as classes representing regular interests in the Upper-Tier REMIC and will issue the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions.  Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and any related Co-Lender Agreement or intercreditor agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the Depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each Lower-Tier Regular Interest will constitute a “regular interest” in the Lower-Tier REMIC and each of the Regular Certificates will constitute a “regular interest” in the Upper-Tier REMIC and (c) the Class LR Certificates will evidence the sole Class of “residual interests” in the Lower-Tier REMIC, and the Class R Certificates will evidence the sole Class of “residual interests” in the Upper-Tier REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portions of the Issuing Entity consisting of (a) the regular interests in the Upper-Tier REMIC represented by the Class A-S, Class B and Class C Certificates that have been exchanged for Class EC Certificates, if any (and related amounts in the Class EC Distribution Account), and (b) the Excess Interest (and related amounts in the Class V Distribution Account), will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii) the Class EC Certificates will represent undivided beneficial interests in the portion of the Grantor Trust described in clause (i)(a) above, and (iii) the Class V Certificates will represent undivided beneficial interests in the portion of the Grantor Trust described in clause (i)(b) above.

Tax Status of Offered Certificates

Each Class of Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) to the extent described in the prospectus under the heading “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Status of REMIC Certificates”.  Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), but only in the proportion that the applicable Trust REMIC’s basis in the related Mortgage Loans secured by multifamily properties relates to the Trust REMIC’s total basis in the Mortgage Loans.  As of the Cut-off Date, eleven (11) of the Mortgaged Properties, securing Mortgage Loans representing approximately 6.0% of the Initial Outstanding Pool Balance, are multifamily properties.  Holders of Offered Certificates should consult their own tax advisors as to whether the foregoing percentages or some other percentages apply to their Certificates.  In addition, Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).

Taxation of Offered Certificates

General.  The Offered Certificates will represent regular interests in the Upper-Tier REMIC.  In general, interest, original issue discount and market discount on an Offered Certificate will be treated as ordinary income to the holder of an Offered Certificate (an “Offered Certificateholder”), and principal payments on an Offered Certificate will be treated as a return of capital to the extent of the related Offered Certificateholder’s basis in such Offered Certificate.  The Offered Certificates will represent newly originated debt instruments for federal income tax purposes.  Offered Certificateholders must use the accrual method of accounting with regard to the Offered Certificates, regardless of the method of accounting otherwise used by such Offered Certificateholders.

Original Issue Discount.  Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The IRS has issued temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act.  Offered Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates.  Investors are advised to consult their own tax advisors as to the discussions in this free writing prospectus and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates.  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences of REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Offered Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in an Offered Certificateholder’s income.  The total amount of original issue discount on an Offered Certificate is the excess of the “stated redemption price at maturity” of the Offered Certificate over its “issue price”.  The issue price of a class of Offered Certificates is the first price at which a substantial amount of Offered Certificates of such Class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Offered Certificates also includes the amount paid by an initial Certificateholder of such Class for accrued interest that relates to a period prior to the issue date of such Class of Offered Certificates.  The stated redemption price at maturity of an Offered Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Certificates as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR; provided that it is assumed that the ARD Loans will prepay in full on their respective Anticipated Repayment Dates (the “Prepayment Assumption”).  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences of REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Based on the foregoing, it is anticipated that the Offered Certificates will not be issued with original issue discount.

Premium.  An Offered Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus.  It is anticipated that each Class of Offered Certificates will be issued at a premium.

Yield Maintenance Charges.  Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed to the Offered Certificates as described in “Description of the Offered Certificates—Distributions—Yield Maintenance Charges” in this free writing prospectus.  It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holders of the Offered Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Certificate Administrator’s actual receipt of a Yield Maintenance Charges.  Yield Maintenance Charges, if any, may be treated as paid upon the retirement or partial retirement of the Offered Certificates.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges.

Taxation of Foreign Investors

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen of resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is a foreign estate or trust, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

For a discussion of the deductibility, character and timing of losses with respect to the Offered Certificates, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Treatment of Losses” in the prospectus.

For further information regarding the federal income tax consequence of investing in the Offered Certificates, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Offered Certificates.

ERISA CONSIDERATIONS

The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Code Section 4975, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law.  There are certain exemptions issued by the U.S. Department of Labor (the “Department”) that may be applicable to an investment by a Plan in the Certificates.  The Department has granted substantially identical administrative exemptions to UBS Securities LLC, Prohibited Transaction Exemption 91-22, and Barclays Capital Inc., Final Authorization Number 2004-03E, each as amended by Prohibited Transaction Exemption 2007-05 (collectively, the “Exemption”), for certain mortgage-backed certificates in an underwriting where UBS Securities LLC or Barclays Capital Inc. is the lead or co-lead manager.  The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations; provided that the conditions and requirements of the Exemption are satisfied.  The assets described in the Exemption include mortgage loans such as the Mortgage Loans.  However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

(i)       the acquisition of Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(ii)      the Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from any of DBRS, DBRS Limited, Moody’s, S&P or Fitch (the “Exemption Rating Agencies”);

(iii)      the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

(iv)      the sum of all payments made to and retained by Underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates.  The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity represents not more than the fair market value of the Mortgage Loans.  The sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

(v)       the Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

The Issuing Entity must also meet the following requirements:

(A)      the corpus of the Issuing Entity must consist solely of assets of the type that have been included in other investment pools;

(B)      certificates in such other investment pools must have been rated in one of the four highest rating categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of the Offered Certificates pursuant to the Exemption; and

(C)      certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates pursuant to the Exemption.

If all of the conditions of the Exemption are met, then whether or not a Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in the Issuing Entity, the acquisition, holding and resale by Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor; provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of the Certificates, at least fifty percent of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Issuing Entity is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Issuing Entity; (c) the Plan’s investment in Certificates of any Class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, the Trustee, any Underwriter, the Master Servicer, the Special Servicer, any obligor with respect to Mortgage Loans included in the Issuing Entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the Issuing Entity, any party considered a “sponsor” within the meaning of the Exemption, or any affiliate of such parties (the “Restricted Group”).

The Depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.  However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions or similar exemption under Similar Law, and whether the conditions of any such exemption will be applicable to such purchase.  As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as the Certificates.  A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

The U.S. Department of Labor has proposed an amendment to the Exemption that would modify the definition of “rating agency” contained in the Exemption.  If the amendment is adopted as proposed, one of the results would be the inclusion of KBRA in the definition of “rating agency” in the Exemption, and consequently the inclusion of KBRA in the term “Exemption Rating Agencies” as used herein, in each case as of the date the amendment is published in final form.  No assurances can be provided as to whether the amendment will be adopted as proposed or otherwise, or as to the date of adoption.  Plan fiduciaries should consult with their advisors regarding the amendment.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment.  See “Certain ERISA Considerations” in the prospectus.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

No Class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, are subject to significant interpretive uncertainties.  No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a Class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.

See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.  Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP.

RATINGS

It is a condition to issuance that the Offered Certificates that each Class of the Offered Certificates be rated as follows by Fitch, KBRA and Moody’s.
	Fitch*	KBRA*	Moody’s*
Class A-1	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-2	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-3	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-4	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-AB	AAA(sf)	AAA(sf)	Aaa(sf)

*
The Rating Agencies have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to www.fitch.com, www.krollbondratings.com and www.moodys.com.

Each of the Rating Agencies will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding.  Fees for such ratings surveillance will be prepaid by the Depositor.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgaged Properties, the Sponsors, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question.  A securities rating on mortgage pass-through certificates does not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which such payments might differ from those originally anticipated or the extent to which the related certificateholders might experience any net prepayment interest shortfalls.  The security ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.  In addition, ratings on mortgage pass-through certificates do not address the likelihood, timing or frequency of the receipt of prepayment premiums or default interest.  In general, the ratings address credit risk and not prepayment risk.  Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or whether investors might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the related mortgage loans (including both voluntary and involuntary prepayments).

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to Fitch, KBRA, Moody’s and certain other NRSROs.  Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and did not select the other NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates.  Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Offered Certificates.  Although unsolicited ratings may be issued by any NRSRO, relying on information obtained pursuant to Rule 17g-5 or otherwise, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” in this free writing prospectus.

With respect to each Mortgage Loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a No Downgrade Confirmation be obtained from each applicable rating agency.  In certain circumstances, this condition may be deemed to have been met or waived without such a No Downgrade Confirmation being obtained.  See the definition of “No Downgrade Confirmation” in this free writing prospectus.  In the event such an action is taken without a No Downgrade Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Certificates will constitute an acknowledgment of, and agreement with, the procedures relating to No Downgrade Confirmations described under the definition of “No Downgrade Confirmation” in this free writing prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Important Disclaimer:  Credit ratings referenced throughout this material are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell, or hold recommendations, a measure of asset value, or a signal of the suitability of an investment.

LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California and Florida (representing approximately 36.7% and 12.0%, respectively, of the Initial Outstanding Pool Balance by Allocated Loan Amount), which are general in nature.  This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

California Law.  Mortgage loans in California are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust or by judicial foreclosure.  Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure.  Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property.  California’s “one action rule” requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property.  California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes.  Violations of such statutes may result in the loss of some or all of the security under the loan.  Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness.  Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.  California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default.  Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Florida Law.  Mortgage loans involving real property in Florida are secured by mortgages and foreclosures are accomplished by judicial foreclosure.  There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale.  Generally, the foreclosure sale must occur no earlier than 20 (but not more than 35) days after the judgment is entered.  During this period, a notice of sale must be published once a week for two consecutive weeks in the county in which the property is located.  There is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale.  Florida does not have a “one action rule” or “anti-deficiency legislation.”  Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure in order to recover a deficiency.  Further, other statutory provisions in Florida limit any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the outstanding debt over the value of the property at the time of the judicial sale.  In certain circumstances, the lender may have a receiver appointed.

INDEX OF DEFINED TERMS

17g-5 Information Provider	290	Certifying Certificateholder	220
2010 PD Amending Directive	11	Certifying Servicer	268
Acceptable Insurance Default	90	Class	192
Additional Subservicing Compensation	229	Class A-AB Scheduled Principal Balance	204
Administrative Fee Rate	178	Class EC Exchangeable Account	249
Advance Rate	245	Class V Distribution Account	249
Advances	244	Class X-A Strip Rates	197
Allocated Loan Amount	178	Class X-B Strip Rates	197
AMC	146, 256	Clearstream	218
AMF II	146	Clearstream Participants	219
AMF II Data Tape	147	Closing Date	172
AMF II Mortgage Loans	173	CMBS	141, 154
Annual Debt Service	178	Code	185, 292
Anticipated Repayment Date	178	Collection Account	248
Appraisal Reduction Amount	214	Collection Period	196
Appraisal Reduction Event	213	Companion Loan	170
Appraised Value	178	Companion Loan Securities	267
Archetype	146	Companion Rating Agency	267
Archetype Review Team	147	Consultation Termination Event	236
ARD Loan	178	Control Eligible Certificates	236
ARD Loans	178	Control Termination Event	236
Assessment of Compliance	268	Controlling Class	236
Asset Status Report	278	Controlling Class Certificateholder	236
Assumed Final Distribution Date	210	Controlling Class Representative	236
Assumed Scheduled Payment	199	Corrected Mortgage Loan	278
Attestation Report	268	CPR	223
Authenticating Agent	166	CREFC	283
Available Funds	194	CREFC Investor Reporting Package	285
Balloon Balance	178	CREFC NOI Adjustment Worksheet	291
Balloon Loan	196	CREFC Operating Statement Analysis Report	291
Balloon LTV	179
Bank of America	158	Crossover Date	206
Banking Act	79	Current LTV	179
Bankruptcy Code	153	Custodian	167
Barclays	125	Cut-off Date	169
Barclays Data Tape	126	Cut-off Date Balance	169
Barclays Mortgage Loans	172	Cut-off Date Loan-to-Value Ratio	179
Barclays Review Team	126	Cut-off Date LTV	179
Base Interest Fraction	207	Cut-off Date LTV Ratio	179
Beds	181	DBRS	242
BOA Primary Servicing Agreement	232	DBTCA	162
BOA Transferred Loans	232	Debt Service Coverage Ratio	181
Calculation Rate	227	Default Interest	196
CBE	225	Default Rate	196
Certificate Administrator	162	Defaulted Mortgage Loan	272
Certificate Balance	193	Defeasance	185
Certificate Owners	220	Defeasance Collateral	185
Certificate Registrar	166, 217	Defeasance Loans	183
Certificateholder	217	Defeasance Lock-Out Period	183
Certificateholders’ Best Interests	226	Defeasance Option	185
Certificates	192	Defeasance Period	183

Defeasance/Yield Maintenance Loans	183	IO Group YM Distribution Amount	207
Definitive Certificate	217	Issuing Entity	152
Department	296	KBNA Transferred Loans	228
Depositaries	218	KBRA	157
Depositor	152	KeyBank	141
Determination Date	196	KeyBank Data Tape	142
Directing Holder	234	KeyBank Mortgage Loans	142, 172
Disclosable Special Servicer Fees	282	KeyBank Review Team	142
Discount Rate	184	KRECM	142, 160
Distribution Account	248	KRECM Event of Default	231
Distribution Date	194	KRECM Parties	230
Distribution Date Statement	283	KRECM Serviced Loans	160
DSCR	181	KRECM Subservicing Agreement	228
DTC	206	leased fee	138
Due Date	170	Leased Fee	179
Eligible Operating Advisor	242	Liquidation Fee	280
ERISA	295	Liquidation Proceeds	280
Euroclear	218	Loan Combination	170
Euroclear Participants	219	Loan Combination Allocation	245
Excess Interest	178	Loan-to-Value Ratio	179
Excess Liquidation Proceeds	271	Lock-Out Periods	183
Excess Liquidation Proceeds Account	249	Loss of Value Payment	257
Exchange Act	123	Lower-Tier Distribution Account	249
Exchangeable Certificates	192	Lower-Tier Regular Interests	293
Exempt Persons	10	Lower-Tier REMIC	293
Exemption	296	LTV Ratio	179
Exemption Rating Agencies	296	LTV Ratio at Maturity	179
FDIC	153	MAI	216
FIEL	13	Major Decision	234
Final Asset Status Report	240	Master Servicer	154
Fitch	157	Master Servicer Prepayment Interest Shortfall	212
Form 8-K	191
FSA	79	Master Servicer Remittance Date	244
FSMA	10	Master Servicing Fee	276
GAAP	177	Master Servicing Fee Rate	276
GE Capital Real Estate	134	Material Breach	255
GECC	133	Material Document Defect	255
GECC Data Tape	139	Maturity Date LTV	179
GECC Deal Team	139	Midland	154
GECC Mortgage Loans	172	Modeling Assumptions	224
GECS	134	Modification Fees	281
Grantor Trust	293	Modified Mortgage Loan	217
Holders	220	Monthly Payment	196
IDOT	170	Moody’s	157
Indirect Participants	218	Morningstar	242
Initial Outstanding Pool Balance	169	Mortgage	170
Initial Rate	178	Mortgage Loan Documents	254
Interest Accrual Amount	197	Mortgage Loan Purchase Agreement	172, 254
Interest Accrual Period	197	Mortgage Loan Sellers	172
Interest Deposit Amount	249	Mortgage Loans	169
Interest Rate	179	Mortgage Pool	169
Interest Reserve Account	248	Mortgage Rate	198
Interest Shortfall	197	Mortgaged Properties	169
Interested Person	272	Mortgaged Property	169
Investor Certification	290	Net Default Interest	196
Investor Q&A Forum	287	Net Mortgage Pass-Through Rate	198

Net Operating Income	179	Qualified Affiliate	259
Net Prepayment Interest Excess	213	qualified intermediary	4
Net Prepayment Interest Shortfall	212	Qualified Substitute Mortgage Loan	257
Net REO Proceeds	196	RAIT	132
No Downgrade Confirmation	267	Rated Final Distribution Date	29, 210
NOI	179	Rating Agencies	157
NOI Date	179	Rating Agency Declination	267
nonqualified intermediary	4	Rating Agency Q&A Forum and Servicer Document Request Tool	289
Nonrecoverable Advance	246
Non-Reduced Certificates	158	Realized Loss	210
non-U.S. holder	3	Record Date	194
Note	170	Regular Certificates	192
Notional Balance	193	Regulation AB	265
NRA	179	Related Proceeds	246
NRSRO	261	Release Date	185
NRSRO Certification	290	Relevant Member State	11
NRSROs	288	Relevant Persons	10
Occupancy	179	Relevant Servicing Criteria	268
Occupancy As-of Date	179	REMIC	293
Offered Certificateholder	294	REMIC Regulations	292
Offered Certificates	192	Removed Mortgage Loan	255
Offsetting Modification Fees	282	REO Account	192
OID Regulations	294	REO Loan	199
Operating Advisor	167	REO Property	192
Operating Advisor Consulting Fee	243	REO Tax	270
Operating Advisor Fee	243	Replacement Mortgage Loan	255
Operating Advisor Fee Rate	243	Reporting Servicer	268
Operating Advisor Standard	240	Repurchase Price	255
Operating Advisor Termination Event	241	Requesting Party	265
P&I Advance	244	Reserve Accounts	171
Pads	181	Residual Certificates	192
Pari Passu Companion Loan	170	Restricted Group	297
Pari Passu Loan Combination	170	Restricted Party	240
Pari Passu Loan Combination	177	Revised Rate	178
Pari Passu Mortgage Loan	170	Rooms	181
Participants	217	Rule 17g-5	264
Pass-Through Rate	197	Rules	219
Paying Agent	166	S&P	242
Percentage Interest	194	SAM	167
Permitted Encumbrances	171	Santa Anita Mall Co-Lender Agreement	177
Permitted Special Servicer/Affiliate Fees	282	Santa Anita Mall Mortgage Loan	170, 176
Plan	296	Santa Anita Mall Mortgaged Property	176
Pooling and Servicing Agreement	225	Santa Anita Mall Noteholders	177
Prepayment Assumption	294	Santa Anita Mall Pari Passu Companion Loan	176
Prepayment Interest Excess	212
Prepayment Interest Shortfall	211	Santa Anita Mall Pari Passu Companion Loan	170
Prime Rate	245
Principal Distribution Amount	198	Santa Anita Mall Pari Passu Loan Combination	177
Principal Prepayments	196
Private Certificates	192	Santa Anita Mall Pari Passu Loan Combination	170
Privileged Information	240
Privileged Information Exception	240	Securities Act	265
Privileged Person	289	Sequential Pay Certificate	193
Property Advances	244	Sequential Pay Certificates	193
Prospectus Directive	11	Servicer Termination Events	259
Purchase Price	272	Servicing Compensation	276

Servicing Criteria	268	U/W NOI	180
Servicing Fee	276	U/W NOI Debt Yield	180
Servicing Fee Rate	276	U/W NOI DSCR	182
Servicing Standard	227	U/W Revenue	182
Servicing Transfer Event	278	UBSRES	119
SFA	12	UBSRES Data Tape	120
Similar Law	296	UBSRES Deal Team	120
Situs	167	UBSRES Mortgage Loans	172
Situs Holdings	167	UK Bank	79
Small Loan Appraisal Estimate	215	UK Treasury	79
Special Servicer	154	Underwritten NCF	180
Special Servicing Fee	279	Underwritten NCF DSCR	181
Specially Serviced Loan	277	Underwritten Net Cash Flow	180
Sponsors	172	Underwritten Net Operating Income	180
Sq. Ft.	180	Underwritten NOI	180
Square Feet	180	Underwritten NOI Debt Yield	180
Stated Principal Balance	211	Underwritten NOI DSCR	182
Statement of Compliance	268	Units	181
Subordinate Certificates	213	Unliquidated Advance	248
Sub-Servicing Entity	261	Unscheduled Payments	196
Term to Maturity	180	UPB	167
Terms and Conditions	219	Updated Appraisal	216
TIA	264	Upper-Tier Distribution Account	249
TIA Applicability Determination	264	Upper-Tier REMIC	293
TRIPRA	91	Voting Rights	269
Trust REMICs	293	Weighted Average Net Mortgage Pass- Through Rate	198
Trustee	162
Trustee/Certificate Administrator Fee	166	Withheld Amounts	248
Trustee/Certificate Administrator Fee Rate	166	Woodlands	78
		Workout Fee	279
U.S.	134	Workout-Delayed Reimbursement Amount	247
U.S. Person	3
U/W EGI	182	Yield Maintenance Charge	184
U/W NCF	180	Yield Maintenance Loans	183
U/W NCF Debt Yield	180	Yield Maintenance Lock-Out Period	183
U/W NCF DSCR	181	Yield Maintenance Period	183

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage				General	Detailed
			Initial Pool	# of	Loan	Original	Cut-off Date	Maturity	Property	Property	Interest
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)(4)(5)	Balance($)(2)(3)(4)(5)	Balance($)(2)(3)(4)	Type(6)	Type(6)	Rate(3)(4)
Loan	1	Santa Anita Mall	14.5%	1	UBSRES	215,000,000	215,000,000	215,000,000	Retail	Regional Mall	3.6545%
Loan	2	Valencia Town Center	13.1%	1	UBSRES	195,000,000	195,000,000	195,000,000	Retail	Regional Mall	3.6335%
Loan	3	SOP Portfolio	8.7%	6	Barclays Bank PLC	134,100,000	129,710,000	117,307,443	Office	Various	3.8000%
Property	3.01	Tampa Commons	2.0%	1	Barclays Bank PLC	31,000,000	29,985,160	27,118,052	Office	CBD
Property	3.02	Siemens Quadrangle II	1.8%	1	Barclays Bank PLC	28,400,000	27,470,276	24,843,635	Office	Suburban
Property	3.03	2000 Park Lane	1.7%	1	Barclays Bank PLC	26,500,000	25,632,476	23,181,560	Office	Suburban
Property	3.04	Lakepointe Corporate Center 3 & 5	1.3%	1	Barclays Bank PLC	20,000,000	19,345,265	17,495,517	Office	Suburban
Property	3.05	Edgewater Corporate Center One	1.0%	1	Barclays Bank PLC	15,600,000	15,089,306	13,646,503	Office	Suburban
Property	3.06	Baldwin Point	0.8%	1	Barclays Bank PLC	12,600,000	12,187,517	11,022,176	Office	Suburban
Loan	4	Harborplace	5.1%	1	UBSRES	76,000,000	75,799,262	60,452,535	Retail	Anchored	4.0400%
Loan	5	231 South LaSalle	5.0%	1	UBSRES	75,000,000	74,806,897	59,910,470	Office	CBD	4.1585%
Loan	6	CAPREIT Midwest Portfolio	3.5%	4	Barclays Bank PLC	51,300,000	51,300,000	43,375,341	Multifamily	Conventional	4.1330%
Property	6.01	Greenway Chase Apartments	1.1%	1	Barclays Bank PLC	16,000,000	16,000,000	13,528,371	Multifamily	Conventional
Property	6.02	Pointe West Apartments	0.9%	1	Barclays Bank PLC	13,850,000	13,850,000	11,710,497	Multifamily	Conventional
Property	6.03	Valle Vista Apartments	0.9%	1	Barclays Bank PLC	13,040,000	13,040,000	11,025,623	Multifamily	Conventional
Property	6.04	Kensington at Beverly Hills	0.6%	1	Barclays Bank PLC	8,410,000	8,410,000	7,110,850	Multifamily	Conventional
Loan	7	True Value Distribution Centers Portfolio	2.2%	3	Barclays Bank PLC	32,500,000	32,442,998	23,632,251	Industrial	Warehouse/Distribution	4.2625%
Property	7.01	Corsicana	1.0%	1	Barclays Bank PLC	15,546,000	15,518,734	11,304,215	Industrial	Warehouse/Distribution
Property	7.02	Woodland	0.6%	1	Barclays Bank PLC	8,712,000	8,696,720	6,334,898	Industrial	Warehouse/Distribution
Property	7.03	Kansas City	0.6%	1	Barclays Bank PLC	8,242,000	8,227,544	5,993,139	Industrial	Warehouse/Distribution
Loan	8	Residence Inn San Diego Mission Valley	2.1%	1	Barclays Bank PLC	30,937,000	30,937,000	25,139,100	Hospitality	Extended Stay	4.6560%
Loan	9	Summit Hotel Portfolio	2.0%	4	KeyBank	29,350,000	29,350,000	23,690,653	Hospitality	Limited Service	4.4600%
Property	9.01	Hyatt Place - Lombard	0.7%	1	KeyBank	10,900,000	10,900,000	8,798,232	Hospitality	Limited Service
Property	9.02	Hyatt Place - Lone Tree	0.5%	1	KeyBank	7,200,000	7,200,000	5,811,676	Hospitality	Limited Service
Property	9.03	Hyatt Place - Englewood	0.4%	1	KeyBank	6,650,000	6,650,000	5,367,729	Hospitality	Limited Service
Property	9.04	Hyatt Place - Arlington	0.3%	1	KeyBank	4,600,000	4,600,000	3,713,016	Hospitality	Limited Service
Loan	10	155 Fifth Avenue	2.0%	1	UBSRES	29,250,000	29,212,819	23,405,132	Mixed Use	Office/Retail	4.2085%
Loan	11	Tisch Tower	1.9%	1	Barclays Bank PLC	28,000,000	27,963,796	22,342,576	Office	Suburban	4.1300%
Loan	12	The Village of Cross Keys	1.7%	1	UBSRES	24,750,000	24,663,431	18,017,287	Mixed Use	Office/Retail	4.2900%
Loan	13	Residence Inn Tysons Corner	1.6%	1	Barclays Bank PLC	24,241,000	24,241,000	19,586,982	Hospitality	Extended Stay	4.4900%
Loan	14	Village Greens Shopping Center	1.5%	1	UBSRES	22,750,000	22,722,009	18,299,094	Retail	Anchored	4.3570%
Loan	15	Midtowne Portfolio	1.5%	4	UBSRES	22,700,000	22,700,000	22,700,000	Retail	Various	4.2700%
Property	15.01	Midtowne Park	1.1%	1	UBSRES	16,644,508	16,644,508	16,644,508	Retail	Anchored
Property	15.02	Petsmart	0.2%	1	UBSRES	2,525,820	2,525,820	2,525,820	Retail	Single Tenant
Property	15.03	Tractor Supply	0.1%	1	UBSRES	1,942,939	1,942,939	1,942,939	Retail	Single Tenant
Property	15.04	CVS	0.1%	1	UBSRES	1,586,733	1,586,733	1,586,733	Retail	Single Tenant
Loan	16	Quorum Center	1.4%	1	UBSRES	20,500,000	20,500,000	16,609,591	Office	Suburban	4.5700%
Loan	17	Audubon Square	1.2%	2	UBSRES	18,500,000	18,500,000	14,843,291	Retail	Various	4.2870%
Property	17.01	Audubon Square I	0.8%	1	UBSRES	12,000,000	12,000,000	9,628,080	Retail	Anchored
Property	17.02	Regal Cinemas	0.4%	1	UBSRES	6,500,000	6,500,000	5,215,210	Retail	Single Tenant
Loan	18	167-177 Lafayette Street	1.2%	1	UBSRES	18,500,000	18,476,484	14,803,245	Office	CBD	4.2085%
Loan	19	Chatham Retail	1.2%	1	UBSRES	18,000,000	18,000,000	18,000,000	Retail	Unanchored	4.4960%
Loan	20	Homewood Suites San Antonio Riverwalk	1.2%	1	Barclays Bank PLC	17,680,000	17,680,000	14,334,511	Hospitality	Extended Stay	4.5900%
Loan	21	Boardwalk at Alafaya Trail	1.2%	1	GECC	17,250,000	17,228,837	13,881,416	Multifamily	Student Housing	4.3700%
Loan	22	All Aboard Self Storage Portfolio	1.1%	4	Barclays Bank PLC	16,800,000	16,778,791	13,457,901	Self-Storage	Self-Storage	4.2400%
Property	22.01	Westport Depot	0.6%	1	Barclays Bank PLC	8,840,000	8,828,840	7,081,420	Self-Storage	Self-Storage
Property	22.02	Ormond Depot	0.3%	1	Barclays Bank PLC	3,950,000	3,945,013	3,164,209	Self-Storage	Self-Storage
Property	22.03	Big Tree Depot	0.2%	1	Barclays Bank PLC	3,070,000	3,066,124	2,459,271	Self-Storage	Self-Storage
Property	22.04	Hand & Yonge Depot	0.1%	1	Barclays Bank PLC	940,000	938,813	753,002	Self-Storage	Self-Storage
Loan	23	Mariner Court	1.1%	1	AMF II	15,700,000	15,700,000	12,536,425	Office	Suburban	4.5550%
Loan	24	Mini Storage Columbus Portfolio	1.0%	7	UBSRES	15,183,500	15,166,353	12,372,932	Self-Storage	Self-Storage	4.7380%
Property	24.01	MSD Polaris	0.2%	1	UBSRES	3,165,000	3,161,426	2,579,137	Self-Storage	Self-Storage
Property	24.02	MSD Minerva	0.2%	1	UBSRES	2,827,500	2,824,307	2,304,111	Self-Storage	Self-Storage
Property	24.03	MSD Worthington	0.2%	1	UBSRES	2,235,000	2,232,476	1,821,286	Self-Storage	Self-Storage
Property	24.04	MSD Georgesville	0.1%	1	UBSRES	2,156,000	2,153,565	1,756,910	Self-Storage	Self-Storage
Property	24.05	MSD Tamarack	0.1%	1	UBSRES	2,130,000	2,127,595	1,735,723	Self-Storage	Self-Storage
Property	24.06	MSD Tussing	0.1%	1	UBSRES	1,777,500	1,775,493	1,448,473	Self-Storage	Self-Storage
Property	24.07	MSD Mansfield	0.1%	1	UBSRES	892,500	891,492	727,292	Self-Storage	Self-Storage
Loan	25	Corporate Park at Doral	0.9%	1	Barclays Bank PLC	13,500,000	13,500,000	10,926,836	Office	Suburban	4.5400%
Loan	26	850 Trafalgar	0.9%	1	UBSRES	13,000,000	13,000,000	10,532,912	Office	Suburban	4.5700%
Loan	27	Pogoda Self Storage Portfolio	0.9%	5	UBSRES	13,000,000	12,985,157	10,576,549	Self-Storage	Self-Storage	4.6900%
Property	27.01	Okemos	0.2%	1	UBSRES	3,520,000	3,515,981	2,863,804	Self-Storage	Self-Storage
Property	27.02	Novi	0.2%	1	UBSRES	3,400,000	3,396,118	2,766,174	Self-Storage	Self-Storage
Property	27.03	Orion Township	0.2%	1	UBSRES	3,380,000	3,376,141	2,749,903	Self-Storage	Self-Storage
Property	27.04	Ypsilanti	0.1%	1	UBSRES	1,850,000	1,847,888	1,505,124	Self-Storage	Self-Storage
Property	27.05	Lansing	0.1%	1	UBSRES	850,000	849,030	691,544	Self-Storage	Self-Storage
Loan	28	Walmart Supercenter	0.8%	1	UBSRES	11,800,000	11,758,995	8,602,607	Retail	Single Tenant	4.3280%
Loan	29	4700 Broadmoor	0.8%	1	KeyBank	11,600,000	11,579,506	8,421,076	Industrial	Warehouse/Distribution	4.2200%
Loan	30	Hampton Inn and Suites Mount Pleasant	0.7%	1	GECC	10,920,000	10,907,589	8,890,279	Hospitality	Limited Service	4.7100%
Loan	31	Knollwood MHC	0.7%	1	GECC	10,050,000	10,037,697	8,090,245	Manufactured Housing Community	Manufactured Housing Community	4.3800%
Loan	32	Highland Village Plaza	0.7%	1	KeyBank	9,975,000	9,975,000	8,057,136	Retail	Shadow Anchored	4.4800%
Loan	33	Hampton Inn Suites Canton	0.7%	1	UBSRES	9,700,000	9,700,000	7,116,968	Hospitality	Limited Service	4.5000%
Loan	34	The Oaks MHC	0.6%	1	GECC	9,625,000	9,625,000	8,850,063	Manufactured Housing Community	Manufactured Housing Community	4.1200%
Loan	35	Shale-Inland	0.6%	1	Barclays Bank PLC	9,500,000	9,500,000	7,675,770	Industrial	Flex	4.4888%
Loan	36	Huntington Plaza Portfolio	0.6%	2	Barclays Bank PLC	9,400,000	9,400,000	7,569,131	Various	Various	4.3900%
Property	36.01	New Market Parking Deck	0.3%	1	Barclays Bank PLC	5,143,295	5,143,295	4,141,518	Parking Garage	Parking Garage
Property	36.02	Huntington Plaza	0.3%	1	Barclays Bank PLC	4,256,705	4,256,705	3,427,612	Office	CBD
Loan	37	Lake Helen MHC	0.6%	1	GECC	8,875,000	8,875,000	8,172,697	Manufactured Housing Community	Manufactured Housing Community	4.2200%
Loan	38	150 James Street	0.6%	1	AMF II	8,750,000	8,750,000	7,057,445	Retail	Anchored	4.4380%
Loan	39	Delcour Mini Storage Portfolio	0.6%	3	Barclays Bank PLC	8,500,000	8,500,000	6,285,817	Self-Storage	Self-Storage	4.7100%
Property	39.01	A Another Room #2	0.3%	1	Barclays Bank PLC	3,801,000	3,801,000	2,810,870	Self-Storage	Self-Storage
Property	39.02	A Another Room #1	0.2%	1	Barclays Bank PLC	2,449,500	2,449,500	1,811,424	Self-Storage	Self-Storage
Property	39.03	A Another Room #3	0.2%	1	Barclays Bank PLC	2,249,500	2,249,500	1,663,523	Self-Storage	Self-Storage
Loan	40	Beamer Place Apartments	0.6%	1	Barclays Bank PLC	8,300,000	8,289,659	6,662,875	Multifamily	Conventional	4.3000%
Loan	41	Tharaldson - Homewood Suites Rancho Cucamonga	0.5%	1	UBSRES	7,500,000	7,487,806	5,544,319	Hospitality	Limited Service	4.6980%
Loan	42	Woodlands Retail	0.5%	1	Barclays Bank PLC	7,300,000	7,287,861	5,370,671	Retail	Anchored	4.5700%
Loan	43	Washington Square	0.5%	1	UBSRES	7,162,500	7,143,419	5,689,045	Retail	Anchored	4.0000%
Loan	44	Cherry Creek Place III	0.5%	1	Barclays Bank PLC	6,716,000	6,716,000	5,430,322	Office	Suburban	4.5100%
Loan	45	Overland Stage Shopping Center	0.4%	1	UBSRES	6,600,000	6,592,445	5,367,552	Retail	Anchored	4.6785%
Loan	46	Hasley Canyon MHC	0.4%	1	GECC	6,400,000	6,400,000	5,146,291	Manufactured Housing Community	Manufactured Housing Community	4.3500%
Loan	47	L Street Self Storage	0.4%	1	AMF II	6,300,000	6,300,000	5,057,929	Self-Storage	Self-Storage	4.3050%
Loan	48	Arnold Industrial Portfolio	0.4%	4	UBSRES	6,200,000	6,190,644	4,653,576	Various	Various	5.1130%
Property	48.01	3882 Mercantile Avenue	0.2%	1	UBSRES	2,952,381	2,947,926	2,215,989	Mixed Use	Retail/Industrial
Property	48.02	3586 Mercantile Avenue	0.1%	1	UBSRES	1,328,571	1,326,567	997,195	Industrial	Warehouse/Distribution
Property	48.03	3573 Progress Avenue	0.1%	1	UBSRES	1,033,333	1,031,774	775,596	Industrial	Warehouse/Distribution
Property	48.04	3989 Prospect Avenue	0.1%	1	UBSRES	885,714	884,378	664,797	Industrial	Warehouse/Distribution
Loan	49	Main Valley Shopping Center	0.4%	1	AMF II	5,600,000	5,600,000	4,531,529	Retail	Anchored	4.5330%
Loan	50	Beacon Self Storage	0.4%	1	UBSRES	5,500,000	5,487,728	4,491,540	Self-Storage	Self-Storage	4.8000%
Loan	51	Heights Marketplace	0.4%	1	UBSRES	5,425,000	5,425,000	4,389,920	Retail	Unanchored	4.5330%
Loan	52	El Fuerte Business Park	0.4%	1	AMF II	5,200,000	5,200,000	4,196,744	Industrial	Flex	4.4560%
Loan	53	Candlewood Suites Decatur	0.4%	1	AMF II	5,200,000	5,200,000	3,844,011	Hospitality	Extended Stay	4.7000%
Loan	54	Lockaway Storage - Austin	0.3%	1	GECC	5,100,000	5,093,547	4,083,994	Self-Storage	Self-Storage	4.2300%
Loan	55	Emigrant Storage Reno	0.3%	1	AMF II	5,050,000	5,050,000	4,068,650	Self-Storage	Self-Storage	4.4060%
Loan	56	Almeda Avenue	0.3%	1	KeyBank	4,907,000	4,907,000	3,670,342	Industrial	Flex	5.0200%
Loan	57	Devonshire Apartments	0.3%	1	AMF II	4,900,000	4,900,000	3,592,178	Multifamily	Conventional	4.4780%
Loan	58	Discount Drug Mart Plaza	0.3%	1	Barclays Bank PLC	4,700,000	4,700,000	3,506,561	Retail	Unanchored	4.9500%
Loan	59	NC Apartments Portfolio	0.3%	3	Barclays Bank PLC	4,671,000	4,665,703	3,804,070	Multifamily	Conventional	4.7200%
Property	59.01	Spring Valley Town Homes	0.1%	1	Barclays Bank PLC	1,730,000	1,728,038	1,408,915	Multifamily	Conventional
Property	59.02	Apple Creek Apartments	0.1%	1	Barclays Bank PLC	1,517,000	1,515,280	1,235,447	Multifamily	Conventional
Property	59.03	Oak Manor Apartments	0.1%	1	Barclays Bank PLC	1,424,000	1,422,385	1,159,708	Multifamily	Conventional
Rollup	60	Central CA Storage Portfolio	0.3%	2	UBSRES	4,400,000	4,393,089	3,276,085	Self-Storage	Self-Storage	4.8920%
Loan	60.01	North Plano Storage	0.2%	1	UBSRES	2,741,641	2,737,335	2,041,329	Self-Storage	Self-Storage	4.8920%

A-1-1

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage				General	Detailed
			Initial Pool	# of	Loan	Original	Cut-off Date	Maturity	Property	Property	Interest
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)(4)(5)	Balance($)(2)(3)(4)(5)	Balance($)(2)(3)(4)	Type(6)	Type(6)	Rate(3)(4)
Loan	60.02	Atwater Storage	0.1%	1	UBSRES	1,658,359	1,655,754	1,234,755	Self-Storage	Self-Storage	4.8920%
Loan	61	4500 Washington Retail	0.3%	1	UBSRES	4,200,000	4,200,000	3,420,121	Retail	Unanchored	4.7190%
Loan	62	Sun Plaza	0.3%	1	Barclays Bank PLC	4,150,000	4,139,753	3,337,476	Office	Suburban	4.3500%
Loan	63	7090 Industrial Portfolio	0.3%	3	Barclays Bank PLC	4,100,000	4,100,000	3,344,391	Industrial	Warehouse/Distribution	4.7700%
Property	63.01	7090 Industrial Road	0.2%	1	Barclays Bank PLC	3,034,328	3,034,328	2,475,117	Industrial	Warehouse/Distribution
Property	63.02	6649-75 Wales Road	0.0%	1	Barclays Bank PLC	557,466	557,466	454,728	Industrial	Warehouse/Distribution
Property	63.03	2569-95 Tracy Road	0.0%	1	Barclays Bank PLC	508,207	508,207	414,547	Industrial	Warehouse/Distribution
Loan	64	Walgreens - Claycomo	0.2%	1	KeyBank	3,636,000	3,631,628	2,935,093	Retail	Single Tenant	4.4600%
Loan	65	Silver Comet	0.2%	1	UBSRES	3,625,000	3,625,000	2,956,833	Retail	Shadow Anchored	4.7690%
Loan	66	Circle K MHC	0.2%	1	GECC	3,600,000	3,595,671	2,906,032	Manufactured Housing Community	Manufactured Housing Community	4.4600%
Loan	67	8035 RL East Thornton	0.2%	1	Barclays Bank PLC	3,550,000	3,541,445	2,865,862	Office	Suburban	4.4600%
Loan	68	CVS - Evansville	0.2%	1	KeyBank	3,100,000	3,096,297	2,505,002	Retail	Single Tenant	4.4900%
Loan	69	Kuhlo Medical Office Building	0.2%	1	KeyBank	3,000,000	2,995,150	2,220,369	Office	Medical	4.7300%
Loan	70	Joppa Green II	0.2%	1	GECC	2,835,000	2,827,448	2,251,789	Office	Suburban	4.0000%
Loan	71	Rainbow Professional Park	0.2%	1	Barclays Bank PLC	2,730,000	2,726,783	2,210,557	Office	Suburban	4.5500%
Loan	72	Centennial MHC	0.2%	1	GECC	2,700,000	2,696,804	2,184,770	Manufactured Housing Community	Manufactured Housing Community	4.5300%
Loan	73	7-11 Portfolio	0.2%	2	UBSRES	2,600,000	2,596,978	2,109,704	Retail	Single Tenant	4.6115%
Property	73.01	7-Eleven - Allen	0.1%	1	UBSRES	1,335,000	1,333,448	1,083,252	Retail	Single Tenant
Property	73.02	7-Eleven - Plano	0.1%	1	UBSRES	1,265,000	1,263,530	1,026,452	Retail	Single Tenant
Loan	74	Woodbridge - Harker Heights	0.2%	1	Barclays Bank PLC	2,590,000	2,585,663	1,902,615	Self-Storage	Self-Storage	4.5300%
Loan	75	Conroe CVS	0.2%	1	GECC	2,500,000	2,500,000	11,339	Retail	Single Tenant	4.5400%
Loan	76	Landover Self Storage	0.2%	1	UBSRES	2,500,000	2,496,953	2,013,897	Self-Storage	Self-Storage	4.4000%
Loan	77	Joppa Green I	0.2%	1	GECC	2,400,000	2,393,606	1,906,277	Office	Suburban	4.0000%
Loan	78	Jake's Place Student Housing	0.2%	1	Barclays Bank PLC	2,300,000	2,292,180	1,885,647	Multifamily	Student Housing	4.9200%
Loan	79	Woodbridge - Storage Works	0.1%	1	Barclays Bank PLC	2,170,000	2,166,366	1,594,082	Self-Storage	Self-Storage	4.5300%
Loan	80	7111 Harwin Office Building	0.1%	1	Barclays Bank PLC	1,836,000	1,831,576	1,482,175	Office	Suburban	4.4600%

A-1-2

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Interest	Original	Remaining	Original	Remaining	First						Remaining
			Initial Pool	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Payment	Maturity	ARD Loan	Final	Annual Debt	Monthly Debt	Interest Only
Property Flag	ID	Property Name	Balance	Fee Rate(7)	Basis	Maturity	Maturity	Term	Term	Date	Date(3)	(Yes/No)	Maturity Date(3)	Service($)(8)	Service($)(9)	Period
Loan	1	Santa Anita Mall	14.5%	0.0215%	Actual/360	120	120	0	0	03/01/2013	02/01/2023	No	02/01/2023	7,966,302.43	663,858.54	120
Loan	2	Valencia Town Center	13.1%	0.0215%	Actual/360	120	119	0	0	02/01/2013	01/01/2023	No	01/01/2023	7,183,732.29	598,644.36	119
Loan	3	SOP Portfolio	8.7%	0.0215%	Actual/360	120	119	360	360	02/06/2013	01/06/2023	No	01/06/2023	7,252,719.36	604,393.28	59
Property	3.01	Tampa Commons	2.0%
Property	3.02	Siemens Quadrangle II	1.8%
Property	3.03	2000 Park Lane	1.7%
Property	3.04	Lakepointe Corporate Center 3 & 5	1.3%
Property	3.05	Edgewater Corporate Center One	1.0%
Property	3.06	Baldwin Point	0.8%
Loan	4	Harborplace	5.1%	0.0215%	Actual/360	120	118	360	358	01/06/2013	12/06/2022	No	12/06/2022	4,375,084.92	364,590.41
Loan	5	231 South LaSalle	5.0%	0.0215%	Actual/360	120	118	360	358	01/06/2013	12/06/2022	No	12/06/2022	4,379,382.48	364,948.54
Loan	6	CAPREIT Midwest Portfolio	3.5%	0.0215%	Actual/360	120	119	360	360	02/01/2013	01/01/2023	No	01/01/2023	2,986,365.72	248,863.81	23
Property	6.01	Greenway Chase Apartments	1.1%
Property	6.02	Pointe West Apartments	0.9%
Property	6.03	Valle Vista Apartments	0.9%
Property	6.04	Kensington at Beverly Hills	0.6%
Loan	7	True Value Distribution Centers Portfolio	2.2%	0.0215%	Actual/360	120	119	300	299	02/06/2013	01/06/2023	No	01/06/2023	2,115,509.16	176,292.43
Property	7.01	Corsicana	1.0%
Property	7.02	Woodland	0.6%
Property	7.03	Kansas City	0.6%
Loan	8	Residence Inn San Diego Mission Valley	2.1%	0.0215%	Actual/360	120	120	360	360	03/06/2013	02/06/2023	No	02/06/2023	1,915,605.96	159,633.83
Loan	9	Summit Hotel Portfolio	2.0%	0.0215%	Actual/360	120	120	360	360	03/01/2013	02/01/2023	No	02/01/2023	1,776,184.68	148,015.39
Property	9.01	Hyatt Place - Lombard	0.7%
Property	9.02	Hyatt Place - Lone Tree	0.5%
Property	9.03	Hyatt Place - Englewood	0.4%
Property	9.04	Hyatt Place - Arlington	0.3%
Loan	10	155 Fifth Avenue	2.0%	0.0215%	Actual/360	120	119	360	359	02/06/2013	01/06/2023	No	01/06/2023	1,718,192.04	143,182.67
Loan	11	Tisch Tower	1.9%	0.0215%	Actual/360	120	119	360	359	02/06/2013	01/06/2023	No	01/06/2023	1,629,399.36	135,783.28
Loan	12	The Village of Cross Keys	1.7%	0.0215%	Actual/360	120	118	300	298	01/06/2013	12/06/2022	No	12/06/2022	1,615,621.44	134,635.12
Loan	13	Residence Inn Tysons Corner	1.6%	0.0215%	Actual/360	120	120	360	360	03/06/2013	02/06/2023	No	02/06/2023	1,472,179.08	122,681.59
Loan	14	Village Greens Shopping Center	1.5%	0.0215%	Actual/360	120	119	360	359	02/06/2013	01/06/2023	No	01/06/2023	1,360,151.88	113,345.99
Loan	15	Midtowne Portfolio	1.5%	0.0215%	Actual/360	120	119	0	0	02/06/2013	01/06/2023	No	01/06/2023	982,752.36	81,896.03	119
Property	15.01	Midtowne Park	1.1%
Property	15.02	Petsmart	0.2%
Property	15.03	Tractor Supply	0.1%
Property	15.04	CVS	0.1%
Loan	16	Quorum Center	1.4%	0.0215%	Actual/360	120	120	360	360	03/06/2013	02/06/2023	No	02/06/2023	1,256,698.44	104,724.87
Loan	17	Audubon Square	1.2%	0.0615%	Actual/360	120	120	360	360	03/06/2013	02/06/2023	No	02/06/2023	1,096,920.60	91,410.05
Property	17.01	Audubon Square I	0.8%
Property	17.02	Regal Cinemas	0.4%
Loan	18	167-177 Lafayette Street	1.2%	0.0215%	Actual/360	120	119	360	359	02/06/2013	01/06/2023	No	01/06/2023	1,086,719.76	90,559.98
Loan	19	Chatham Retail	1.2%	0.0215%	Actual/360	120	119	0	0	02/06/2013	01/06/2023	No	01/06/2023	820,520.00	68,376.67	119
Loan	20	Homewood Suites San Antonio Riverwalk	1.2%	0.0215%	Actual/360	120	120	360	360	03/06/2013	02/06/2023	No	02/06/2023	1,086,358.68	90,529.89
Loan	21	Boardwalk at Alafaya Trail	1.2%	0.0215%	Actual/360	120	119	360	359	02/01/2013	01/01/2023	No	01/01/2023	1,032,910.11	86,075.84
Loan	22	All Aboard Self Storage Portfolio	1.1%	0.0215%	Actual/360	120	119	360	359	02/06/2013	01/06/2023	No	01/06/2023	990,570.96	82,547.58
Property	22.01	Westport Depot	0.6%
Property	22.02	Ormond Depot	0.3%
Property	22.03	Big Tree Depot	0.2%
Property	22.04	Hand & Yonge Depot	0.1%
Loan	23	Mariner Court	1.1%	0.0215%	Actual/360	120	119	300	300	02/01/2013	01/01/2023	No	01/01/2023	1,053,078.60	87,756.55	23
Loan	24	Mini Storage Columbus Portfolio	1.0%	0.0215%	Actual/360	120	119	360	359	02/06/2013	01/06/2023	No	01/06/2023	949,134.48	79,094.54
Property	24.01	MSD Polaris	0.2%
Property	24.02	MSD Minerva	0.2%
Property	24.03	MSD Worthington	0.2%
Property	24.04	MSD Georgesville	0.1%
Property	24.05	MSD Tamarack	0.1%
Property	24.06	MSD Tussing	0.1%
Property	24.07	MSD Mansfield	0.1%
Loan	25	Corporate Park at Doral	0.9%	0.0215%	Actual/360	120	120	360	360	03/01/2013	02/01/2023	No	02/01/2023	824,685.00	68,723.75
Loan	26	850 Trafalgar	0.9%	0.0215%	Actual/360	120	120	360	360	03/06/2013	02/06/2023	No	02/06/2023	796,930.68	66,410.89
Loan	27	Pogoda Self Storage Portfolio	0.9%	0.0215%	Actual/360	120	119	360	359	02/06/2013	01/06/2023	No	01/06/2023	808,137.60	67,344.80
Property	27.01	Okemos	0.2%
Property	27.02	Novi	0.2%
Property	27.03	Orion Township	0.2%
Property	27.04	Ypsilanti	0.1%
Property	27.05	Lansing	0.1%
Loan	28	Walmart Supercenter	0.8%	0.0215%	Actual/360	120	118	300	298	01/06/2013	12/06/2022	No	12/06/2022	773,298.72	64,441.56
Loan	29	4700 Broadmoor	0.8%	0.0215%	Actual/360	120	119	300	299	02/01/2013	01/01/2023	No	01/01/2023	751,763.16	62,646.93
Loan	30	Hampton Inn and Suites Mount Pleasant	0.7%	0.0215%	Actual/360	120	119	360	359	02/01/2013	01/01/2023	No	01/01/2023	680,410.83	56,700.90
Loan	31	Knollwood MHC	0.7%	0.0215%	Actual/360	120	119	360	359	02/01/2013	01/01/2023	No	01/01/2023	602,493.74	50,207.81
Loan	32	Highland Village Plaza	0.7%	0.0215%	Actual/360	120	120	360	360	03/01/2013	02/01/2023	No	02/01/2023	605,080.68	50,423.39
Loan	33	Hampton Inn Suites Canton	0.7%	0.0815%	Actual/360	120	120	300	300	03/06/2013	02/06/2023	No	02/06/2023	646,989.00	53,915.75
Loan	34	The Oaks MHC	0.6%	0.0215%	Actual/360	60	60	360	360	03/01/2013	02/01/2018	No	02/01/2018	559,434.97	46,619.58	6
Loan	35	Shale-Inland	0.6%	0.0215%	Actual/360	120	120	360	360	03/06/2013	02/06/2023	No	02/06/2023	576,859.44	48,071.62
Loan	36	Huntington Plaza Portfolio	0.6%	0.0215%	Actual/360	120	120	360	360	03/06/2013	02/06/2023	No	02/06/2023	564,192.24	47,016.02
Property	36.01	New Market Parking Deck	0.3%
Property	36.02	Huntington Plaza	0.3%
Loan	37	Lake Helen MHC	0.6%	0.0215%	Actual/360	60	60	360	360	03/01/2013	02/01/2018	No	02/01/2018	522,047.24	43,503.94	6
Loan	38	150 James Street	0.6%	0.0215%	Actual/360	120	120	360	360	03/01/2013	02/01/2023	No	02/01/2023	528,158.52	44,013.21
Loan	39	Delcour Mini Storage Portfolio	0.6%	0.0815%	Actual/360	120	120	300	300	03/01/2013	02/01/2023	No	02/01/2023	579,175.44	48,264.62
Property	39.01	A Another Room #2	0.3%
Property	39.02	A Another Room #1	0.2%
Property	39.03	A Another Room #3	0.2%
Loan	40	Beamer Place Apartments	0.6%	0.0515%	Actual/360	120	119	360	359	02/06/2013	01/06/2023	No	01/06/2023	492,891.96	41,074.33
Loan	41	Tharaldson - Homewood Suites Rancho Cucamonga	0.5%	0.0815%	Actual/360	120	119	300	299	02/06/2013	01/06/2023	No	01/06/2023	510,417.48	42,534.79
Loan	42	Woodlands Retail	0.5%	0.0215%	Actual/360	120	119	300	299	02/06/2013	01/06/2023	No	01/06/2023	490,396.32	40,866.36
Loan	43	Washington Square	0.5%	0.0215%	Actual/360	120	118	360	358	01/06/2013	12/06/2022	No	12/06/2022	410,338.44	34,194.87
Loan	44	Cherry Creek Place III	0.5%	0.0215%	Actual/360	120	120	360	360	03/01/2013	02/01/2023	No	02/01/2023	408,826.82	34,068.90
Loan	45	Overland Stage Shopping Center	0.4%	0.0215%	Actual/360	120	119	360	359	02/06/2013	01/06/2023	No	01/06/2023	409,738.32	34,144.86
Loan	46	Hasley Canyon MHC	0.4%	0.0215%	Actual/360	120	120	360	360	03/01/2013	02/01/2023	No	02/01/2023	382,319.46	31,859.95
Loan	47	L Street Self Storage	0.4%	0.0215%	Actual/360	120	120	360	360	03/01/2013	02/01/2023	No	02/01/2023	374,344.80	31,195.40
Loan	48	Arnold Industrial Portfolio	0.4%	0.0215%	Actual/360	120	119	300	299	02/06/2013	01/06/2023	No	01/06/2023	439,847.28	36,653.94
Property	48.01	3882 Mercantile Avenue	0.2%
Property	48.02	3586 Mercantile Avenue	0.1%
Property	48.03	3573 Progress Avenue	0.1%
Property	48.04	3989 Prospect Avenue	0.1%
Loan	49	Main Valley Shopping Center	0.4%	0.0215%	Actual/360	120	120	360	360	03/01/2013	02/01/2023	No	02/01/2023	341,811.48	28,484.29
Loan	50	Beacon Self Storage	0.4%	0.0215%	Actual/360	120	118	360	358	01/06/2013	12/06/2022	No	12/06/2022	346,279.08	28,856.59
Loan	51	Heights Marketplace	0.4%	0.0815%	Actual/360	120	120	360	360	03/06/2013	02/06/2023	No	02/06/2023	331,129.80	27,594.15
Loan	52	El Fuerte Business Park	0.4%	0.0215%	Actual/360	120	120	360	360	03/01/2013	02/01/2023	No	02/01/2023	314,542.32	26,211.86
Loan	53	Candlewood Suites Decatur	0.4%	0.0615%	Actual/360	120	120	300	300	03/01/2013	02/01/2023	No	02/01/2023	353,961.00	29,496.75
Loan	54	Lockaway Storage - Austin	0.3%	0.0215%	Actual/360	120	119	360	359	02/01/2013	01/01/2023	No	01/01/2023	300,351.08	25,029.26
Loan	55	Emigrant Storage Reno	0.3%	0.0215%	Actual/360	120	120	360	360	03/01/2013	02/01/2023	No	02/01/2023	303,675.96	25,306.33
Loan	56	Almeda Avenue	0.3%	0.0215%	Actual/360	120	120	300	300	03/01/2013	02/01/2023	No	02/01/2023	344,916.48	28,743.04
Loan	57	Devonshire Apartments	0.3%	0.0215%	Actual/360	120	120	300	300	03/01/2013	02/01/2023	No	02/01/2023	326,095.68	27,174.64
Loan	58	Discount Drug Mart Plaza	0.3%	0.0215%	Actual/360	120	120	300	300	03/01/2013	02/01/2023	No	02/01/2023	328,067.88	27,338.99
Loan	59	NC Apartments Portfolio	0.3%	0.0715%	Actual/360	120	119	360	359	02/01/2013	01/01/2023	No	01/01/2023	291,381.05	24,281.75
Property	59.01	Spring Valley Town Homes	0.1%
Property	59.02	Apple Creek Apartments	0.1%
Property	59.03	Oak Manor Apartments	0.1%
Rollup	60	Central CA Storage Portfolio	0.3%	0.0215%	Actual/360	120	119	300	299	02/06/2013	01/06/2023	No	01/06/2023	305,350.32	25,445.86
Loan	60.01	North Plano Storage	0.2%	0.0215%	Actual/360	120	119	300	299	02/06/2013	01/06/2023	No	01/06/2023	190,263.84	15,855.32

A-1-3

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Interest	Original	Remaining	Original	Remaining	First						Remaining
			Initial Pool	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Payment	Maturity	ARD Loan	Final	Annual Debt	Monthly Debt	Interest Only
Property Flag	ID	Property Name	Balance	Fee Rate(7)	Basis	Maturity	Maturity	Term	Term	Date	Date(3)	(Yes/No)	Maturity Date(3)	Service($)(8)	Service($)(9)	Period
Loan	60.02	Atwater Storage	0.1%	0.0215%	Actual/360	120	119	300	299	02/06/2013	01/06/2023	No	01/06/2023	115,086.48	9,590.54
Loan	61	4500 Washington Retail	0.3%	0.0815%	Actual/360	120	120	360	360	03/06/2013	02/06/2023	No	02/06/2023	261,969.36	21,830.78
Loan	62	Sun Plaza	0.3%	0.0715%	Actual/360	120	118	360	358	01/01/2013	12/01/2022	No	12/01/2022	247,910.27	20,659.19
Loan	63	7090 Industrial Portfolio	0.3%	0.0215%	Actual/360	120	120	360	360	03/01/2013	02/01/2023	No	02/01/2023	257,243.94	21,436.99
Property	63.01	7090 Industrial Road	0.2%
Property	63.02	6649-75 Wales Road	0.0%
Property	63.03	2569-95 Tracy Road	0.0%
Loan	64	Walgreens - Claycomo	0.2%	0.0215%	Actual/360	120	119	360	359	02/01/2013	01/01/2023	Yes	01/01/2034	220,041.12	18,336.76
Loan	65	Silver Comet	0.2%	0.0215%	Actual/360	120	120	360	360	03/06/2013	02/06/2023	No	02/06/2023	227,415.00	18,951.25
Loan	66	Circle K MHC	0.2%	0.0215%	Actual/360	120	119	360	359	02/01/2013	01/01/2023	No	01/01/2023	217,862.51	18,155.21
Loan	67	8035 RL East Thornton	0.2%	0.0215%	Actual/360	120	118	360	358	01/06/2013	12/06/2022	No	12/06/2022	214,836.60	17,903.05
Loan	68	CVS - Evansville	0.2%	0.0215%	Actual/360	120	119	360	359	02/01/2013	01/01/2023	Yes	01/01/2036	188,265.96	15,688.83
Loan	69	Kuhlo Medical Office Building	0.2%	0.0215%	Actual/360	120	119	300	299	02/01/2013	01/01/2023	No	01/01/2023	204,828.36	17,069.03
Loan	70	Joppa Green II	0.2%	0.0215%	Actual/360	120	118	360	358	01/01/2013	12/01/2022	No	12/01/2022	162,416.68	13,534.72
Loan	71	Rainbow Professional Park	0.2%	0.0215%	Actual/360	120	119	360	359	02/01/2013	01/01/2023	No	01/01/2023	166,964.76	13,913.73
Loan	72	Centennial MHC	0.2%	0.0215%	Actual/360	120	119	360	359	02/01/2013	01/01/2023	No	01/01/2023	164,744.09	13,728.67
Loan	73	7-11 Portfolio	0.2%	0.0215%	Actual/360	120	119	360	359	02/06/2013	01/06/2023	No	01/06/2023	160,159.56	13,346.63
Property	73.01	7-Eleven - Allen	0.1%
Property	73.02	7-Eleven - Plano	0.1%
Loan	74	Woodbridge - Harker Heights	0.2%	0.0215%	Actual/360	120	119	300	299	02/06/2013	01/06/2023	No	01/06/2023	173,282.40	14,440.20
Loan	75	Conroe CVS	0.2%	0.0215%	Actual/360	120	120	120	120	03/01/2013	02/01/2023	No	02/01/2023	311,494.00	25,957.83
Loan	76	Landover Self Storage	0.2%	0.0215%	Actual/360	120	119	360	359	02/06/2013	01/06/2023	No	01/06/2023	150,228.24	12,519.02
Loan	77	Joppa Green I	0.2%	0.0215%	Actual/360	120	118	360	358	01/01/2013	12/01/2022	No	12/01/2022	137,495.61	11,457.97
Loan	78	Jake's Place Student Housing	0.2%	0.0215%	Actual/360	120	117	360	357	12/01/2012	11/01/2022	No	11/01/2022	146,816.28	12,234.69
Loan	79	Woodbridge - Storage Works	0.1%	0.0215%	Actual/360	120	119	300	299	02/06/2013	01/06/2023	No	01/06/2023	145,182.60	12,098.55
Loan	80	7111 Harwin Office Building	0.1%	0.0215%	Actual/360	120	118	360	358	01/06/2013	12/06/2022	No	12/06/2022	111,109.92	9,259.16

A-1-4

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of			Crossed				Total Debt	Total Debt
			Initial Pool		Cash	With	Related	Underwritten	Underwritten	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal
Property Flag	ID	Property Name	Balance	Lockbox(10)	Management(11)	Other Loans(2)	Borrower	NOI DSCR(4)	NCF DSCR(4)	NOI DSCR(4)	NCF DSCR(4)	Period(12)	Date	Value($)(13)	As-of Date
Loan	1	Santa Anita Mall	14.5%	Hard	Springing	No	Yes (A)	3.19x	3.05x	3.19x	3.05x	5	1	610,000,000	11/19/2012
Loan	2	Valencia Town Center	13.1%	Hard	Springing	No	Yes (A)	3.19x	3.03x	3.19x	3.03x	5	1	398,000,000	11/05/2012
Loan	3	SOP Portfolio	8.7%	Hard	Springing	No		2.35x	2.12x	2.35x	2.12x	0	6	193,220,000	Various
Property	3.01	Tampa Commons	2.0%											43,820,000	11/19/2012
Property	3.02	Siemens Quadrangle II	1.8%											39,800,000	11/21/2012
Property	3.03	2000 Park Lane	1.7%											38,500,000	11/21/2012
Property	3.04	Lakepointe Corporate Center 3 & 5	1.3%											28,000,000	11/16/2012
Property	3.05	Edgewater Corporate Center One	1.0%											22,400,000	11/16/2012
Property	3.06	Baldwin Point	0.8%											20,700,000	11/21/2012
Loan	4	Harborplace	5.1%	Hard	In Place	No	Yes (B)	1.78x	1.71x	1.45x	1.39x	0	6	108,000,000	10/18/2012
Loan	5	231 South LaSalle	5.0%	Hard	In Place	No		1.99x	1.86x	1.99x	1.86x	0	6	109,000,000	10/22/2012
Loan	6	CAPREIT Midwest Portfolio	3.5%	Hard	Springing	No		1.60x	1.48x	1.60x	1.48x	5	1	69,200,000	Various
Property	6.01	Greenway Chase Apartments	1.1%											20,900,000	12/03/2012
Property	6.02	Pointe West Apartments	0.9%											19,100,000	12/05/2012
Property	6.03	Valle Vista Apartments	0.9%											18,200,000	12/03/2012
Property	6.04	Kensington at Beverly Hills	0.6%											11,000,000	12/06/2012
Loan	7	True Value Distribution Centers Portfolio	2.2%	Hard	Springing	No	Yes (F)	1.72x	1.53x	1.72x	1.53x	0	6	62,300,000	Various
Property	7.01	Corsicana	1.0%											29,800,000	11/02/2012
Property	7.02	Woodland	0.6%											16,700,000	11/02/2012
Property	7.03	Kansas City	0.6%											15,800,000	11/05/2012
Loan	8	Residence Inn San Diego Mission Valley	2.1%	Hard	Springing	No	Yes (C)	2.06x	1.86x	2.06x	1.86x	2	6	55,200,000	11/13/2012
Loan	9	Summit Hotel Portfolio	2.0%	Hard	Springing	No		2.26x	1.93x	2.26x	1.93x	0	1	48,900,000	Various
Property	9.01	Hyatt Place - Lombard	0.7%											17,300,000	11/01/2012
Property	9.02	Hyatt Place - Lone Tree	0.5%											10,700,000	11/27/2012
Property	9.03	Hyatt Place - Englewood	0.4%											11,700,000	11/27/2012
Property	9.04	Hyatt Place - Arlington	0.3%											9,200,000	11/23/2012
Loan	10	155 Fifth Avenue	2.0%	Soft, Springing Hard	Springing	No	Yes (D)	1.41x	1.35x	1.41x	1.35x	0	6	48,000,000	12/01/2012
Loan	11	Tisch Tower	1.9%	Hard	Springing	No	Yes (E)	1.62x	1.46x	1.62x	1.46x	0	6	38,100,000	12/16/2012
Loan	12	The Village of Cross Keys	1.7%	Hard	Springing	No	Yes (B)	2.01x	1.85x	2.01x	1.85x	0	6	33,000,000	10/26/2012
Loan	13	Residence Inn Tysons Corner	1.6%	Hard	Springing	No	Yes (C)	1.91x	1.75x	1.91x	1.75x	2	6	37,000,000	11/08/2012
Loan	14	Village Greens Shopping Center	1.5%	Springing Hard	Springing	No		1.73x	1.67x	1.73x	1.67x	0	6	31,300,000	09/25/2012
Loan	15	Midtowne Portfolio	1.5%	Hard	Springing	No		2.46x	2.36x	2.46x	2.36x	0	6	35,050,000	Various
Property	15.01	Midtowne Park	1.1%											25,700,000	11/28/2012
Property	15.02	Petsmart	0.2%											3,900,000	11/30/2012
Property	15.03	Tractor Supply	0.1%											3,000,000	11/29/2012
Property	15.04	CVS	0.1%											2,450,000	11/28/2012
Loan	16	Quorum Center	1.4%	Hard	In Place	No	Yes (G)	1.70x	1.40x	1.70x	1.40x	0	6	28,300,000	10/25/2012
Loan	17	Audubon Square	1.2%	Springing Hard	Springing	No		1.67x	1.59x	1.67x	1.59x	0	6	25,200,000	11/02/2012
Property	17.01	Audubon Square I	0.8%											16,200,000	11/02/2012
Property	17.02	Regal Cinemas	0.4%											9,000,000	11/02/2012
Loan	18	167-177 Lafayette Street	1.2%	Soft, Springing Hard	Springing	No	Yes (D)	1.42x	1.36x	1.42x	1.36x	0	6	32,000,000	12/01/2012
Loan	19	Chatham Retail	1.2%	Hard	In Place	No		1.71x	1.67x	1.71x	1.67x	0	6	27,600,000	12/06/2012
Loan	20	Homewood Suites San Antonio Riverwalk	1.2%	Hard	Springing	No	Yes (C)	1.97x	1.74x	1.97x	1.74x	2	6	32,700,000	11/14/2012
Loan	21	Boardwalk at Alafaya Trail	1.2%	Soft	Springing	No		1.54x	1.41x	1.54x	1.41x	5	1	23,000,000	12/04/2012
Loan	22	All Aboard Self Storage Portfolio	1.1%	Soft	Springing	No		1.77x	1.72x	1.77x	1.72x	0	6	23,000,000	11/14/2012
Property	22.01	Westport Depot	0.6%											12,100,000	11/14/2012
Property	22.02	Ormond Depot	0.3%											5,400,000	11/14/2012
Property	22.03	Big Tree Depot	0.2%											4,200,000	11/14/2012
Property	22.04	Hand & Yonge Depot	0.1%											1,300,000	11/14/2012
Loan	23	Mariner Court	1.1%	Hard	In Place	No	Yes (E)	1.40x	1.28x	1.40x	1.28x	5	1	21,000,000	12/18/2012
Loan	24	Mini Storage Columbus Portfolio	1.0%	Springing Hard	Springing	No		1.67x	1.63x	1.67x	1.63x	0	6	20,680,000	Various
Property	24.01	MSD Polaris	0.2%											4,220,000	08/07/2012
Property	24.02	MSD Minerva	0.2%											3,770,000	08/07/2012
Property	24.03	MSD Worthington	0.2%											2,980,000	08/07/2012
Property	24.04	MSD Georgesville	0.1%											3,080,000	08/08/2012
Property	24.05	MSD Tamarack	0.1%											2,840,000	08/07/2012
Property	24.06	MSD Tussing	0.1%											2,600,000	08/08/2012
Property	24.07	MSD Mansfield	0.1%											1,190,000	08/08/2012
Loan	25	Corporate Park at Doral	0.9%	Hard	Springing	No		1.81x	1.52x	1.81x	1.52x	5	1	20,000,000	12/07/2012
Loan	26	850 Trafalgar	0.9%	Hard	In Place	No	Yes (G)	1.84x	1.61x	1.84x	1.61x	0	6	17,350,000	10/25/2012
Loan	27	Pogoda Self Storage Portfolio	0.9%	Springing Hard	Springing	No		2.05x	1.99x	2.05x	1.99x	0	6	19,050,000	Various
Property	27.01	Okemos	0.2%											5,050,000	09/10/2012
Property	27.02	Novi	0.2%											4,900,000	09/11/2012
Property	27.03	Orion Township	0.2%											4,850,000	09/11/2012
Property	27.04	Ypsilanti	0.1%											2,650,000	09/11/2012
Property	27.05	Lansing	0.1%											1,600,000	09/10/2012
Loan	28	Walmart Supercenter	0.8%	Hard	In Place	No		1.83x	1.71x	1.83x	1.71x	0	6	20,500,000	10/25/2012
Loan	29	4700 Broadmoor	0.8%	Hard	Springing	No		1.79x	1.58x	1.79x	1.58x	5	1	16,700,000	12/04/2012
Loan	30	Hampton Inn and Suites Mount Pleasant	0.7%	Hard	Springing	No		2.18x	1.96x	2.18x	1.96x	5	1	16,200,000	10/29/2012
Loan	31	Knollwood MHC	0.7%	None	None	No		1.86x	1.81x	1.86x	1.81x	5	1	13,500,000	10/25/2012
Loan	32	Highland Village Plaza	0.7%	Hard	Springing	No		1.79x	1.61x	1.79x	1.61x	5	1	15,650,000	12/06/2012
Loan	33	Hampton Inn Suites Canton	0.7%	Hard	Springing	No		1.91x	1.73x	1.91x	1.73x	0	6	13,900,000	10/08/2012
Loan	34	The Oaks MHC	0.6%	Soft	Springing	No	Yes (H)	1.54x	1.51x	1.54x	1.51x	5	1	13,300,000	11/28/2012
Loan	35	Shale-Inland	0.6%	Hard	In Place	No	Yes (F)	1.96x	1.68x	1.96x	1.68x	0	6	16,450,000	11/12/2012
Loan	36	Huntington Plaza Portfolio	0.6%	Hard	Springing	No		1.96x	1.59x	1.96x	1.59x	0	6	12,540,000	Various
Property	36.01	New Market Parking Deck	0.3%											3,540,000	06/13/2013
Property	36.02	Huntington Plaza	0.3%											9,000,000	12/13/2012
Loan	37	Lake Helen MHC	0.6%	Soft	Springing	No	Yes (H)	1.48x	1.44x	1.48x	1.44x	5	1	12,400,000	11/28/2012
Loan	38	150 James Street	0.6%	Soft, Springing Hard	Springing	No		1.60x	1.44x	1.60x	1.44x	5	1	13,660,000	12/06/2012
Loan	39	Delcour Mini Storage Portfolio	0.6%	Springing Soft	Springing	No		1.64x	1.58x	1.64x	1.58x	5	1	12,150,000	10/22/2012
Property	39.01	A Another Room #2	0.3%											4,600,000	10/22/2012
Property	39.02	A Another Room #1	0.2%											3,500,000	10/22/2012
Property	39.03	A Another Room #3	0.2%											4,050,000	10/22/2012
Loan	40	Beamer Place Apartments	0.6%	Soft	Springing	No		2.26x	2.04x	2.26x	2.04x	0	6	12,740,000	08/15/2012
Loan	41	Tharaldson - Homewood Suites Rancho Cucamonga	0.5%	Hard	Springing	No		2.03x	1.78x	2.03x	1.78x	0	6	13,800,000	11/30/2012
Loan	42	Woodlands Retail	0.5%	Hard	Springing	No		1.54x	1.39x	1.54x	1.39x	0	6	10,240,000	12/06/2012
Loan	43	Washington Square	0.5%	Hard	Springing	No		1.64x	1.52x	1.64x	1.52x	0	6	9,680,000	10/12/2012
Loan	44	Cherry Creek Place III	0.5%	Hard	Springing	No		1.90x	1.50x	1.90x	1.50x	0	1	9,200,000	12/03/2012
Loan	45	Overland Stage Shopping Center	0.4%	Springing Hard	Springing	No		1.80x	1.65x	1.80x	1.65x	0	6	8,800,000	11/01/2012
Loan	46	Hasley Canyon MHC	0.4%	None	None	No		1.40x	1.39x	1.40x	1.39x	5	1	10,180,000	12/05/2012
Loan	47	L Street Self Storage	0.4%	NAP	NAP	No		2.02x	2.00x	2.02x	2.00x	5	1	10,670,000	11/29/2012
Loan	48	Arnold Industrial Portfolio	0.4%	Hard	Springing	No		1.60x	1.43x	1.60x	1.43x	0	6	8,400,000	10/30/2012
Property	48.01	3882 Mercantile Avenue	0.2%											4,000,000	10/30/2012
Property	48.02	3586 Mercantile Avenue	0.1%											1,800,000	10/30/2012
Property	48.03	3573 Progress Avenue	0.1%											1,400,000	10/30/2012
Property	48.04	3989 Prospect Avenue	0.1%											1,200,000	10/30/2012
Loan	49	Main Valley Shopping Center	0.4%	Soft, Springing Hard	Springing	No		1.94x	1.75x	1.94x	1.75x	5	1	8,690,000	11/27/2012
Loan	50	Beacon Self Storage	0.4%	Springing Hard	Springing	No		1.95x	1.92x	1.95x	1.92x	0	6	8,850,000	10/03/2012
Loan	51	Heights Marketplace	0.4%	Hard	Springing	No	Yes (I)	1.88x	1.83x	1.88x	1.83x	0	6	8,890,000	10/31/2012
Loan	52	El Fuerte Business Park	0.4%	Springing Hard	Springing	No		1.85x	1.73x	1.85x	1.73x	5	1	8,250,000	01/04/2013
Loan	53	Candlewood Suites Decatur	0.4%	Springing Hard	Springing	No		2.01x	1.82x	2.01x	1.82x	5	1	8,300,000	12/12/2012
Loan	54	Lockaway Storage - Austin	0.3%	None	None	No		1.81x	1.75x	1.81x	1.75x	5	1	6,800,000	11/29/2012
Loan	55	Emigrant Storage Reno	0.3%	Soft	Springing	No		1.79x	1.72x	1.79x	1.72x	5	1	7,300,000	11/30/2012
Loan	56	Almeda Avenue	0.3%	Hard	Springing	No		1.74x	1.50x	1.74x	1.50x	0	1	7,600,000	10/03/2012
Loan	57	Devonshire Apartments	0.3%	NAP	NAP	No		1.73x	1.54x	1.73x	1.54x	5	1	6,550,000	12/06/2012
Loan	58	Discount Drug Mart Plaza	0.3%	Hard	Springing	No		1.70x	1.51x	1.70x	1.51x	5	1	6,800,000	12/04/2012
Loan	59	NC Apartments Portfolio	0.3%	Soft	In Place	No		2.00x	1.79x	2.00x	1.79x	0	1	7,050,000	11/19/2012
Property	59.01	Spring Valley Town Homes	0.1%											2,525,000	11/16/2012
Property	59.02	Apple Creek Apartments	0.1%											2,400,000	11/19/2012
Property	59.03	Oak Manor Apartments	0.1%											2,125,000	11/19/2012
Rollup	60	Central CA Storage Portfolio	0.3%	Springing Hard	Springing	Yes	Yes (J)	1.54x	1.49x	1.54x	1.49x	0	6	6,580,000	Various
Loan	60.01	North Plano Storage	0.2%	Springing Hard	Springing	Yes	Yes (J)	1.66x	1.61x	1.66x	1.61x	0	6	4,100,000	10/12/2012

A-1-5

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of			Crossed				Total Debt	Total Debt
			Initial Pool		Cash	With	Related	Underwritten	Underwritten	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal
Property Flag	ID	Property Name	Balance	Lockbox(10)	Management(11)	Other Loans(2)	Borrower	NOI DSCR(4)	NCF DSCR(4)	NOI DSCR(4)	NCF DSCR(4)	Period(12)	Date	Value($)(13)	As-of Date
Loan	60.02	Atwater Storage	0.1%	Springing Hard	Springing	Yes	Yes (J)	1.34x	1.27x	1.34x	1.27x	0	6	2,480,000	10/12/2012
Loan	61	4500 Washington Retail	0.3%	Hard	Springing	No	Yes (I)	1.62x	1.56x	1.62x	1.56x	0	6	5,610,000	10/31/2012
Loan	62	Sun Plaza	0.3%	Hard	Springing	No		2.07x	1.72x	2.07x	1.72x	0	1	5,800,000	10/24/2012
Loan	63	7090 Industrial Portfolio	0.3%	Hard	Springing	No		1.92x	1.59x	1.92x	1.59x	0	1	6,170,000	10/22/2012
Property	63.01	7090 Industrial Road	0.2%											5,100,000	10/22/2012
Property	63.02	6649-75 Wales Road	0.0%											560,000	10/22/2012
Property	63.03	2569-95 Tracy Road	0.0%											510,000	10/22/2012
Loan	64	Walgreens - Claycomo	0.2%	Hard	In Place	No	Yes (K)	1.49x	1.48x	1.49x	1.48x	0	1	5,225,000	12/03/2012
Loan	65	Silver Comet	0.2%	Hard	In Place	No		1.57x	1.53x	1.57x	1.53x	0	6	4,850,000	11/11/2012
Loan	66	Circle K MHC	0.2%	None	None	No		1.83x	1.81x	1.83x	1.81x	5	1	4,900,000	10/31/2012
Loan	67	8035 RL East Thornton	0.2%	Hard	Springing	No	Yes (L)	2.11x	1.57x	2.11x	1.57x	0	6	5,100,000	11/16/2012
Loan	68	CVS - Evansville	0.2%	Hard	In Place	No	Yes (K)	1.48x	1.47x	1.48x	1.47x	0	1	4,415,000	12/08/2012
Loan	69	Kuhlo Medical Office Building	0.2%	Hard	Springing	No		1.91x	1.66x	1.91x	1.66x	0	1	5,100,000	10/22/2012
Loan	70	Joppa Green II	0.2%	Springing Hard	Springing	No	Yes (M)	3.17x	2.58x	3.17x	2.58x	5	1	6,900,000	10/10/2012
Loan	71	Rainbow Professional Park	0.2%	Hard	Springing	No		2.08x	1.74x	2.08x	1.74x	5	1	4,200,000	11/07/2012
Loan	72	Centennial MHC	0.2%	None	None	No		2.07x	2.02x	2.07x	2.02x	5	1	3,950,000	11/29/2012
Loan	73	7-11 Portfolio	0.2%	Soft, Springing Hard	Springing	No		1.50x	1.45x	1.50x	1.45x	0	6	4,320,000	Various
Property	73.01	7-Eleven - Allen	0.1%											2,220,000	08/25/2012
Property	73.02	7-Eleven - Plano	0.1%											2,100,000	11/03/2012
Loan	74	Woodbridge - Harker Heights	0.2%	Springing Soft	Springing	No	Yes (N)	1.54x	1.48x	1.54x	1.48x	0	6	3,700,000	11/05/2012
Loan	75	Conroe CVS	0.2%	None	None	No		1.40x	1.38x	1.40x	1.38x	5	1	5,680,000	12/06/2012
Loan	76	Landover Self Storage	0.2%	Springing Hard	Springing	No		2.52x	2.45x	2.52x	2.45x	0	6	5,550,000	09/18/2012
Loan	77	Joppa Green I	0.2%	Springing Hard	Springing	No	Yes (M)	3.16x	2.65x	3.16x	2.65x	5	1	6,400,000	10/10/2012
Loan	78	Jake's Place Student Housing	0.2%	Soft	Springing	No		1.51x	1.42x	1.51x	1.42x	0	1	3,400,000	09/22/2012
Loan	79	Woodbridge - Storage Works	0.1%	Springing Soft	Springing	No	Yes (N)	1.57x	1.51x	1.57x	1.51x	0	6	3,757,000	11/06/2012
Loan	80	7111 Harwin Office Building	0.1%	Hard	Springing	No	Yes (L)	2.34x	1.75x	2.34x	1.75x	0	6	2,700,000	11/16/2012

A-1-6

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Cut-Off		Total Debt	Total Debt
			Initial Pool	Date LTV	LTV Ratio at	Cut-Off Date	LTV Ratio at						Year
Property Flag	ID	Property Name	Balance	Ratio(4)	Maturity(4)	LTV Ratio(4)	Maturity(4)	Address	City	County	State	Zip Code	Built
Loan	1	Santa Anita Mall	14.5%	46.7%	46.7%	46.7%	46.7%	400 South Baldwin Avenue	Arcadia	Los Angeles	CA	91007	1974
Loan	2	Valencia Town Center	13.1%	49.0%	49.0%	49.0%	49.0%	24201 Valencia Boulevard	Valencia	Los Angeles	CA	91355	1992, 1998
Loan	3	SOP Portfolio	8.7%	67.1%	60.7%	67.1%	60.7%	Various	Various	Various	Various	Various	Various
Property	3.01	Tampa Commons	2.0%					1 North Dale Mabry Highway	Tampa	Hillsborough	FL	33609	1985
Property	3.02	Siemens Quadrangle II	1.8%					11950 Corporate Boulevard	Orlando	Orange	FL	32817	2001
Property	3.03	2000 Park Lane	1.7%					2000 Park Lane	Pittsburgh	Allegheny	PA	15275	1993
Property	3.04	Lakepointe Corporate Center 3 & 5	1.3%					3730 and 3735 Glen Lake Drive	Charlotte	Mechlenburg	NC	28208	2001 and 2006
Property	3.05	Edgewater Corporate Center One	1.0%					3023 HSBC Way	Fort Mill	Lancaster	SC	29707	2006
Property	3.06	Baldwin Point	0.8%					2420 South Lakemont Drive	Orlando	Orange	FL	32814	2005
Loan	4	Harborplace	5.1%	70.2%	56.0%	80.1%	65.9%	301 Light Street & 201 East Pratt Street	Baltimore	Baltimore City	MD	21202	1980
Loan	5	231 South LaSalle	5.0%	68.6%	55.0%	68.6%	55.0%	231 South LaSalle Street	Chicago	Cook	IL	60604	1924
Loan	6	CAPREIT Midwest Portfolio	3.5%	74.1%	62.7%	74.1%	62.7%	Various	Various	Various	Various	Various	Various
Property	6.01	Greenway Chase Apartments	1.1%					629 Greenway Manor Drive	Florissant	Saint Louis	MO	63031	1987
Property	6.02	Pointe West Apartments	0.9%					4601 Pleasant Street	West Des Moines	Polk	IA	50266	1989
Property	6.03	Valle Vista Apartments	0.9%					610 Paradise Court	Greenwood	Johnson	IN	46202	1981
Property	6.04	Kensington at Beverly Hills	0.6%					18335 West 13 Mile Road	Southfield	Oakland	MI	48076	1974
Loan	7	True Value Distribution Centers Portfolio	2.2%	52.1%	37.9%	52.1%	37.9%	Various	Various	Various	Various	Various	Various
Property	7.01	Corsicana	1.0%					2601 East State Highway 31	Corsicana	Navarro	TX	75109	1983 and 1998
Property	7.02	Woodland	0.6%					215 North Pioneer Avenue	Woodland	Yolo	CA	95776	1985
Property	7.03	Kansas City	0.6%					14900 US Highway 71	Kansas City	Jackson	MO	64147	1971 and 1979
Loan	8	Residence Inn San Diego Mission Valley	2.1%	56.0%	45.5%	56.0%	45.5%	1865 Hotel Circle South	San Diego	San Diego	CA	92108	2003
Loan	9	Summit Hotel Portfolio	2.0%	60.0%	48.4%	60.0%	48.4%	Various	Various	Various	Various	Various	Various
Property	9.01	Hyatt Place - Lombard	0.7%					2340 South Fountain Square Drive	Lombard	Du Page	IL	60148	1999
Property	9.02	Hyatt Place - Lone Tree	0.5%					9030 East Westview Road	Lone Tree	Douglas	CO	80124	1998
Property	9.03	Hyatt Place - Englewood	0.4%					8300 East Crescent Parkway	Englewood	Arapahoe	CO	80111	1998
Property	9.04	Hyatt Place - Arlington	0.3%					2380 Road to Six Flags Street East	Arlington	Tarrant	TX	76011	1996
Loan	10	155 Fifth Avenue	2.0%	60.9%	48.8%	60.9%	48.8%	155 Fifth Avenue	New York	New York	NY	10003	1900
Loan	11	Tisch Tower	1.9%	73.4%	58.6%	73.4%	58.6%	3031 Tisch Way	San Jose	Santa Clara	CA	95128	1970
Loan	12	The Village of Cross Keys	1.7%	74.7%	54.6%	74.7%	54.6%	5100 Falls Road	Baltimore	Baltimore City	MD	21210	1965
Loan	13	Residence Inn Tysons Corner	1.6%	65.5%	52.9%	65.5%	52.9%	8400 Old Courthouse Road	Vienna	Fairfax	VA	22182	2001
Loan	14	Village Greens Shopping Center	1.5%	72.6%	58.5%	72.6%	58.5%	230 Arden Avenue	Staten Island	Richmond	NY	10312	1989
Loan	15	Midtowne Portfolio	1.5%	64.8%	64.8%	64.8%	64.8%	Various	Various	Various	Various	Various	Various
Property	15.01	Midtowne Park	1.1%					120 Fritz Drive	Anderson	Anderson	SC	29621	2008
Property	15.02	Petsmart	0.2%					4379 Meridian Street	Bellingham	Whatcom	WA	98226	1993
Property	15.03	Tractor Supply	0.1%					2900 North White Sands Boulevard	Alamogordo	Otero	NM	88310	2011
Property	15.04	CVS	0.1%					717 North Highway Street	Madison	Rockingham	NC	27025	1998
Loan	16	Quorum Center	1.4%	72.4%	58.7%	72.4%	58.7%	4201-4407 Vineland Road	Orlando	Orange	FL	32811	1983-1987
Loan	17	Audubon Square	1.2%	73.4%	58.9%	73.4%	58.9%	Various	Various	Montgomery	PA	Various	Various
Property	17.01	Audubon Square I	0.8%					2620‐2624 Egypt Road	Lower Providence Township	Montgomery	PA	19403	1995
Property	17.02	Regal Cinemas	0.4%					180 Mill Road	Upper Providence Township	Montgomery	PA	19460	1999
Loan	18	167-177 Lafayette Street	1.2%	57.7%	46.3%	57.7%	46.3%	167-177 Lafayette Street	New York	New York	NY	10012	1900
Loan	19	Chatham Retail	1.2%	65.2%	65.2%	65.2%	65.2%	1110 Third Avenue	New York	New York	NY	10065	2000
Loan	20	Homewood Suites San Antonio Riverwalk	1.2%	54.1%	43.8%	54.1%	43.8%	432 West Market Street	San Antonio	Bexar	TX	78205	1996
Loan	21	Boardwalk at Alafaya Trail	1.2%	74.9%	60.4%	74.9%	60.4%	11801 Boardwalk Drive	Orlando	Orange	FL	32826	1997
Loan	22	All Aboard Self Storage Portfolio	1.1%	73.0%	58.5%	73.0%	58.5%	Various	Various	Volusia	FL	Various	Various
Property	22.01	Westport Depot	0.6%					5889 Williamson Boulevard	Port Orange	Volusia	FL	32128	2000 and 2001
Property	22.02	Ormond Depot	0.3%					509 South Nova Road	Ormond Beach	Volusia	FL	32174	1981 and 1998
Property	22.03	Big Tree Depot	0.2%					409 Big Tree Road	South Daytona	Volusia	FL	32119	1961 - 1997
Property	22.04	Hand & Yonge Depot	0.1%					321 Hand Avenue and 524 Yonge Street	Ormond Beach	Volusia	FL	32174	1983 and 1986
Loan	23	Mariner Court	1.1%	74.8%	59.7%	74.8%	59.7%	3625 Del Amo Boulevard	Torrance	Los Angeles	CA	90503	1989
Loan	24	Mini Storage Columbus Portfolio	1.0%	73.3%	59.8%	73.3%	59.8%	Various	Various	Various	OH	Various	Various
Property	24.01	MSD Polaris	0.2%					9984 South Old State Road	Lewis Center	Delaware	OH	43035	1981, 1997, 2001, 2003
Property	24.02	MSD Minerva	0.2%					5199 Westerville Road	Columbus	Franklin	OH	43231	1997
Property	24.03	MSD Worthington	0.2%					580 East Dublin Granville Road	Worthington	Franklin	OH	43085	1959, 1999
Property	24.04	MSD Georgesville	0.1%					1330 Georgesville Road	Columbus	Franklin	OH	43228	1997
Property	24.05	MSD Tamarack	0.1%					5301 East Tamarack Circle	Columbus	Franklin	OH	43229	1997
Property	24.06	MSD Tussing	0.1%					7200 Tussing Road	Reynoldsburg	Fairfield	OH	43068	2001
Property	24.07	MSD Mansfield	0.1%					1585 Lexington Avenue	Mansfield	Richland	OH	44907	1983, 1992
Loan	25	Corporate Park at Doral	0.9%	67.5%	54.6%	67.5%	54.6%	7705-7789 NorthWest 48th Street	Miami	Dade	FL	33166	1972
Loan	26	850 Trafalgar	0.9%	74.9%	60.7%	74.9%	60.7%	850 Trafalgar Court	Maitland	Orange	FL	32751	1983
Loan	27	Pogoda Self Storage Portfolio	0.9%	68.2%	55.5%	68.2%	55.5%	Various	Various	Various	MI	Various	Various
Property	27.01	Okemos	0.2%					2591 Jolly Road	Okemos	Ingham	MI	48864	1978, 2007
Property	27.02	Novi	0.2%					24985 Haggerty Road	Novi	Oakland	MI	48375	1987
Property	27.03	Orion Township	0.2%					1745 Waldon Road	Lake Orion	Oakland	MI	48359	1996
Property	27.04	Ypsilanti	0.1%					521 Tyler Road	Ypsilanti	Washtenaw	MI	48198	1978-2000
Property	27.05	Lansing	0.1%					2685 Eaton Rapids Road	Lansing	Ingham	MI	48911	1999, 2012
Loan	28	Walmart Supercenter	0.8%	57.4%	42.0%	57.4%	42.0%	2600 Plank Road	Allegheny Township	Blair	PA	16602	1992
Loan	29	4700 Broadmoor	0.8%	69.3%	50.4%	69.3%	50.4%	4700 Broadmoor Avenue Southeast	Kentwood	Kent	MI	49512	1985
Loan	30	Hampton Inn and Suites Mount Pleasant	0.7%	67.3%	54.9%	67.3%	54.9%	1104 Isle of Palms Connector	Mount Pleasant	Charleston	SC	29464	1998
Loan	31	Knollwood MHC	0.7%	74.4%	59.9%	74.4%	59.9%	17102 North Alexander Road	Little Rock	Pulaski	AR	72002	1960
Loan	32	Highland Village Plaza	0.7%	63.7%	51.5%	63.7%	51.5%	7191-7291 Boulder Avenue	Highland	San Bernardino	CA	92346	1991,1992,1996
Loan	33	Hampton Inn Suites Canton	0.7%	69.8%	51.2%	69.8%	51.2%	1950 North Haggerty Road	Canton	Wayne	MI	48187	2009
Loan	34	The Oaks MHC	0.6%	72.4%	66.5%	72.4%	66.5%	400 Nut Tree Drive	Deland	Volusia	FL	32724	1988
Loan	35	Shale-Inland	0.6%	57.8%	46.7%	57.8%	46.7%	2200 East Pratt Boulevard	Elk Grove Village	Cook	IL	60007	1966, 1995 and 1996
Loan	36	Huntington Plaza Portfolio	0.6%	75.0%	60.4%	75.0%	60.4%	Various	Canton	Stark	OH	44702	1985
Property	36.01	New Market Parking Deck	0.3%					233 Market Avenue South	Canton	Stark	OH	44702	1985
Property	36.02	Huntington Plaza	0.3%					220 Market Avenue South	Canton	Stark	OH	44702	1985
Loan	37	Lake Helen MHC	0.6%	71.6%	65.9%	71.6%	65.9%	711 Lemon Avenue	Lake Helen	Volusia	FL	32744	1970, 1986
Loan	38	150 James Street	0.6%	64.1%	51.7%	64.1%	51.7%	150-152 James Street	Lakewood	Ocean	NJ	08701	2010
Loan	39	Delcour Mini Storage Portfolio	0.6%	70.0%	51.7%	70.0%	51.7%	Various	Louisville	Jefferson	KY	Various	Various
Property	39.01	A Another Room #2	0.3%					5550 Greenbelt Highway	Louisville	Jefferson	KY	40216	1997
Property	39.02	A Another Room #1	0.2%					6713 Strawberry Lane	Louisville	Jefferson	KY	40214	1998
Property	39.03	A Another Room #3	0.2%					7902 Beulah Church Road	Louisville	Jefferson	KY	40228	2007
Loan	40	Beamer Place Apartments	0.6%	65.1%	52.3%	65.1%	52.3%	11150 Beamer Road	Houston	Harris	TX	77089	1983
Loan	41	Tharaldson - Homewood Suites Rancho Cucamonga	0.5%	54.3%	40.2%	54.3%	40.2%	11433 Mission Vista Drive	Rancho Cucamonga	San Bernardino	CA	91730	2006
Loan	42	Woodlands Retail	0.5%	71.2%	52.4%	71.2%	52.4%	16590 Interstate 45 North	The Woodlands	Montgomery	TX	77384	2008
Loan	43	Washington Square	0.5%	73.8%	58.8%	73.8%	58.8%	42-100, 42-200, 42-400 Washington Street	Bermuda Dunes	Riverside	CA	92203	2001
Loan	44	Cherry Creek Place III	0.5%	73.0%	59.0%	73.0%	59.0%	3151 South Vaughn Way	Aurora	Arapahoe	CO	80014	1981
Loan	45	Overland Stage Shopping Center	0.4%	74.9%	61.0%	74.9%	61.0%	5705 Southwest Green Oaks Boulevard	Arlington	Tarrant	TX	76017	1980
Loan	46	Hasley Canyon MHC	0.4%	62.9%	50.6%	62.9%	50.6%	30000 Hasley Canyon Road	Castaic	Los Angeles	CA	91384	1961
Loan	47	L Street Self Storage	0.4%	59.0%	47.4%	59.0%	47.4%	707 L Street	Chula Vista	San Diego	CA	91911	2001-2002
Loan	48	Arnold Industrial Portfolio	0.4%	73.7%	55.4%	73.7%	55.4%	Various	Naples	Collier	FL	34104	Various
Property	48.01	3882 Mercantile Avenue	0.2%					1361, 1371, 1377, 1381 & 1271 Airport Road; 3380, 3384 & 3390 Mercantile Avenue	Naples	Collier	FL	34104	1972-1980
Property	48.02	3586 Mercantile Avenue	0.1%					3506 & 3584 Mercantile Avenue	Naples	Collier	FL	34104	1983-1984
Property	48.03	3573 Progress Avenue	0.1%					3573 Progress Avenue	Naples	Collier	FL	34104	1988
Property	48.04	3989 Prospect Avenue	0.1%					3989 Prospect Avenue	Naples	Collier	FL	34104	1990
Loan	49	Main Valley Shopping Center	0.4%	64.4%	52.1%	64.4%	52.1%	1100 West Main Street	Lewisville	Denton	TX	75067	1973
Loan	50	Beacon Self Storage	0.4%	62.0%	50.8%	62.0%	50.8%	2227 San Pablo Avenue	Oakland	Alameda	CA	94612	1917
Loan	51	Heights Marketplace	0.4%	61.0%	49.4%	61.0%	49.4%	174 Yale Street	Houston	Harris	TX	77007	2012
Loan	52	El Fuerte Business Park	0.4%	63.0%	50.9%	63.0%	50.9%	2788-2796 Loker Avenue West	Carlsbad	San Diego	CA	92010	1989
Loan	53	Candlewood Suites Decatur	0.4%	62.7%	46.3%	62.7%	46.3%	601 West Thompson Street	Decatur	Wise	TX	76234	2011
Loan	54	Lockaway Storage - Austin	0.3%	74.9%	60.1%	74.9%	60.1%	9910 Slaughter Creek Drive	Austin	Travis	TX	78748	1985
Loan	55	Emigrant Storage Reno	0.3%	69.2%	55.7%	69.2%	55.7%	1680 Evans Avenue	Reno	Washoe	NV	89512	1996
Loan	56	Almeda Avenue	0.3%	64.6%	48.3%	64.6%	48.3%	2500 Almeda Avenue	Norfolk	Norfolk City	VA	23513	1985
Loan	57	Devonshire Apartments	0.3%	74.8%	54.8%	74.8%	54.8%	811 Deastville Highway	Millbrook	Elmore	AL	36054	1977 / 1979 / 2004
Loan	58	Discount Drug Mart Plaza	0.3%	69.1%	51.6%	69.1%	51.6%	6172 Tylersville Road	Mason	Warren	OH	45040	2005
Loan	59	NC Apartments Portfolio	0.3%	66.2%	54.0%	66.2%	54.0%	Various	Various	Various	NC	Various	Various
Property	59.01	Spring Valley Town Homes	0.1%					3129 Spring Valley Drive	Gastonia	Gaston	NC	28052	1970
Property	59.02	Apple Creek Apartments	0.1%					2351 Bethabara Road	Winston-Salem	Forsyth	NC	27106	1963
Property	59.03	Oak Manor Apartments	0.1%					4349 Grove Avenue	Winston-Salem	Forsyth	NC	27106	1974
Rollup	60	Central CA Storage Portfolio	0.3%	66.8%	49.8%	66.8%	49.8%	Various	Various	Various	CA	Various	Various
Loan	60.01	North Plano Storage	0.2%	66.8%	49.8%	66.8%	49.8%	671 North Plano Street	Porterville	Tulare	CA	93257	1997

A-1-7

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Cut-Off		Total Debt	Total Debt
			Initial Pool	Date LTV	LTV Ratio at	Cut-Off Date	LTV Ratio at						Year
Property Flag	ID	Property Name	Balance	Ratio(4)	Maturity(4)	LTV Ratio(4)	Maturity(4)	Address	City	County	State	Zip Code	Built
Loan	60.02	Atwater Storage	0.1%	66.8%	49.8%	66.8%	49.8%	699 Green Sands Avenue	Atwater	Merced	CA	95301	2003
Loan	61	4500 Washington Retail	0.3%	74.9%	61.0%	74.9%	61.0%	4500 Washington Avenue	Houston	Harris	TX	77007	2008
Loan	62	Sun Plaza	0.3%	71.4%	57.5%	71.4%	57.5%	5656 South Staples Street	Corpus Christi	Nueces	TX	78413	1984
Loan	63	7090 Industrial Portfolio	0.3%	66.5%	54.2%	66.5%	54.2%	Various	Various	Various	Various	Various	Various
Property	63.01	7090 Industrial Road	0.2%					7090 Industrial Road	Florence	Boone	KY	41042	1973
Property	63.02	6649-75 Wales Road	0.0%					6649-75 Wales Road	Northwood	Wood	OH	43619	1973
Property	63.03	2569-95 Tracy Road	0.0%					2569-95 Tracy Road	Northwood	Wood	OH	43619	1973
Loan	64	Walgreens - Claycomo	0.2%	69.5%	56.2%	69.5%	56.2%	358 Northeast 69 Highway	Claycomo	Clay	MO	64119	2009
Loan	65	Silver Comet	0.2%	74.7%	61.0%	74.7%	61.0%	4626 Camp Highland Road	Smyrna	Cobb	GA	30082	2007
Loan	66	Circle K MHC	0.2%	73.4%	59.3%	73.4%	59.3%	827 West Valley Highway	Kent	King	WA	98032	1960
Loan	67	8035 RL East Thornton	0.2%	69.4%	56.2%	69.4%	56.2%	8035 East R.L. Thornton Freeway	Dallas	Dallas	TX	75228	1972
Loan	68	CVS - Evansville	0.2%	70.1%	56.7%	70.1%	56.7%	511 East Boonville - New Harmony Road	Evansville	Vanderburgh	IN	47725	2010
Loan	69	Kuhlo Medical Office Building	0.2%	58.7%	43.5%	58.7%	43.5%	4085 Mallory Lane	Franklin	Williamson	TN	37067	1999
Loan	70	Joppa Green II	0.2%	41.0%	32.6%	41.0%	32.6%	2328 West Joppa Road	Lutherville	Baltimore	MD	21093	1986
Loan	71	Rainbow Professional Park	0.2%	64.9%	52.6%	64.9%	52.6%	3110-3140 South Rainbow Boulevard	Las Vegas	Clark	NV	89146	1997 and 1998
Loan	72	Centennial MHC	0.2%	68.3%	55.3%	68.3%	55.3%	3230 North Centennial Road	Sylvania Township	Lucas	OH	43560	1969
Loan	73	7-11 Portfolio	0.2%	60.1%	48.8%	60.1%	48.8%	Various	Various	Collin	TX	Various	Various
Property	73.01	7-Eleven - Allen	0.1%					1112 North Greenville Avenue	Allen	Collin	TX	75002	2000
Property	73.02	7-Eleven - Plano	0.1%					2900 West 15th Street	Plano	Collin	TX	75075	1980
Loan	74	Woodbridge - Harker Heights	0.2%	69.9%	51.4%	69.9%	51.4%	700 Indian Trail	Harker Heights	Bell	TX	76548	1998 and 2008
Loan	75	Conroe CVS	0.2%	44.0%	0.2%	44.0%	0.2%	910 West Davis Street	Conroe	Montgomery	TX	77301	2002
Loan	76	Landover Self Storage	0.2%	45.0%	36.3%	45.0%	36.3%	3800 64th Avenue	Landover Hills	Prince George's	MD	20784	1986
Loan	77	Joppa Green I	0.2%	37.4%	29.8%	37.4%	29.8%	2324 West Joppa Road	Lutherville	Baltimore	MD	21093	1981
Loan	78	Jake's Place Student Housing	0.2%	67.4%	55.5%	67.4%	55.5%	511 North Woodward Avenue	Tallahassee	Leon	FL	32304	1968
Loan	79	Woodbridge - Storage Works	0.1%	57.7%	42.4%	57.7%	42.4%	4772 Golden Triangle	Fort Worth	Tarrant	TX	76248	2001
Loan	80	7111 Harwin Office Building	0.1%	67.8%	54.9%	67.8%	54.9%	7111 Harwin	Houston	Harris	TX	77036	1979

A-1-8

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Net		Cut-off Balance
			% of		Rentable Area	Units	per Unit						Second	Second	Second
			Initial Pool	Year	(SF/Units/	of	(SF/Units/	Prepayment Provisions	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent
Property Flag	ID	Property Name	Balance	Renovated	Rooms/Pads)(14)(15)	Measure	Rooms/Pads)($)(4)(14)(15)	(# of payments)(16)	NOI Date(17)(18)	EGI($)(17)(18)	Expenses($)(17)(18)	NOI($)(17)(18)	NOI Date(17)	EGI($)(17)	Expenses($)(17)
Loan	1	Santa Anita Mall	14.5%	2009	1,472,167	Sq. Ft.	194	L(24), D or YM1(89), O(7)	T-12 8/31/2012	46,658,805	16,567,469	30,091,336	12/31/2011	45,695,568	16,035,227
Loan	2	Valencia Town Center	13.1%	2010	1,106,145	Sq. Ft.	176	L(25), D or YM1(88), O(7)	T-12 9/30/2012	33,474,000	13,083,023	20,390,977	12/31/2011	31,372,621	12,262,475
Loan	3	SOP Portfolio	8.7%	Various	1,287,408	Sq. Ft.	101	L(18), YM1(96), O(6)	T-12 10/31/2012	19,639,906	7,473,730	12,166,176	12/31/2011	20,956,504	7,587,906
Property	3.01	Tampa Commons	2.0%	2007	254,808	Sq. Ft.	118		T-12 10/31/2012	4,356,134	2,072,675	2,283,459	12/31/2011	3,966,891	2,131,535
Property	3.02	Siemens Quadrangle II	1.8%	NAP	226,548	Sq. Ft.	121		T-12 10/31/2012	1,368,730	22,350	1,346,380	12/31/2011	2,059,302	8,101
Property	3.03	2000 Park Lane	1.7%	2012	234,859	Sq. Ft.	109		T-12 10/31/2012	2,072,018	1,985,582	86,436	12/31/2011	2,926,743	2,007,328
Property	3.04	Lakepointe Corporate Center 3 & 5	1.3%	NAP	224,427	Sq. Ft.	86		T-12 10/31/2012	5,566,398	1,931,534	3,634,864	12/31/2011	5,175,963	1,882,702
Property	3.05	Edgewater Corporate Center One	1.0%	NAP	182,000	Sq. Ft.	83		T-12 10/31/2012	3,127,896	39,291	3,088,605	12/31/2011	3,083,858	44,610
Property	3.06	Baldwin Point	0.8%	NAP	164,766	Sq. Ft.	74		T-12 10/31/2012	3,148,730	1,422,298	1,726,432	12/31/2011	3,743,747	1,513,630
Loan	4	Harborplace	5.1%	NAP	148,928	Sq. Ft.	509	L(26), D(89), O(5)	12/31/2012	10,258,299	5,015,854	5,242,445	12/31/2011	10,250,753	5,780,620
Loan	5	231 South LaSalle	5.0%	1994	986,062	Sq. Ft.	76	L(26), D(87), O(7)	12/31/2012	19,457,056	11,089,904	8,367,151	12/31/2011	18,697,997	11,249,663
Loan	6	CAPREIT Midwest Portfolio	3.5%	Various	1,085	Units	47,281	L(25), D(91), O(4)	T-12 10/31/2012	9,913,854	5,259,213	4,654,641	12/31/2011	9,684,412	5,106,207
Property	6.01	Greenway Chase Apartments	1.1%	NAP	312	Units	51,282		T-12 10/31/2012	2,797,875	1,298,165	1,499,710	12/31/2011	2,734,599	1,272,360
Property	6.02	Pointe West Apartments	0.9%	2009	223	Units	62,108		T-12 10/31/2012	2,607,660	1,337,330	1,270,330	12/31/2011	2,577,051	1,352,203
Property	6.03	Valle Vista Apartments	0.9%	NAP	342	Units	38,129		T-12 10/31/2012	2,544,050	1,383,713	1,160,337	12/31/2011	2,479,430	1,326,810
Property	6.04	Kensington at Beverly Hills	0.6%	NAP	208	Units	40,433		T-12 10/31/2012	1,964,269	1,240,005	724,264	12/31/2011	1,893,332	1,154,834
Loan	7	True Value Distribution Centers Portfolio	2.2%	Various	1,550,123	Sq. Ft.	21	L(25), D(91), O(4)	T-12 9/30/2012	6,102,517	0	6,102,517	12/31/2011	5,984,965	0
Property	7.01	Corsicana	1.0%	1998	775,443	Sq. Ft.	20		T-12 9/30/2012	3,040,468	0	3,040,468	12/31/2011	2,981,900	0
Property	7.02	Woodland	0.6%	NAP	360,000	Sq. Ft.	24		T-12 9/30/2012	1,665,411	0	1,665,411	12/31/2011	1,633,330	0
Property	7.03	Kansas City	0.6%	2012	414,680	Sq. Ft.	20		T-12 9/30/2012	1,396,638	0	1,396,638	12/31/2011	1,369,735	0
Loan	8	Residence Inn San Diego Mission Valley	2.1%	2011	192	Rooms	161,130	L(24), D(92), O(4)	T-12 11/30/2012	7,922,511	3,610,697	4,311,814	12/31/2011	6,393,985	3,160,430
Loan	9	Summit Hotel Portfolio	2.0%	Various	531	Rooms	55,273	L(24), D(93), O(3)	T-12 10/31/2012	10,029,188	5,857,368	4,171,820	12/31/2011	9,775,393	5,829,478
Property	9.01	Hyatt Place - Lombard	0.7%	2006	151	Rooms	72,185		T-12 10/31/2012	3,326,385	1,732,985	1,593,400	12/31/2011	3,160,905	1,683,894
Property	9.02	Hyatt Place - Lone Tree	0.5%	2006	127	Rooms	56,693		T-12 10/31/2012	2,400,313	1,256,977	1,143,336	12/31/2011	2,266,014	1,279,548
Property	9.03	Hyatt Place - Englewood	0.4%	2006	126	Rooms	52,778		T-12 10/31/2012	2,468,990	1,492,303	976,687	12/31/2011	2,281,417	1,453,778
Property	9.04	Hyatt Place - Arlington	0.3%	2012	127	Rooms	36,220		T-12 10/31/2012	1,833,500	1,375,103	458,397	12/31/2011	2,067,058	1,412,258
Loan	10	155 Fifth Avenue	2.0%	2008	35,039	Sq. Ft.	834	L(25), D(91), O(4)	September 2012 Annualized	1,945,744	346,876	1,598,868	12/31/2011	1,461,689	425,854
Loan	11	Tisch Tower	1.9%	2004	167,920	Sq. Ft.	167	L(25), D(91), O(4)	T-12 9/30/2012	4,599,329	2,081,974	2,517,355	12/31/2011	3,918,803	1,903,292
Loan	12	The Village of Cross Keys	1.7%	1996	296,766	Sq. Ft.	83	L(26), D(87), O(7)	September 2012 Annualized	7,007,042	3,664,168	3,342,874	12/31/2011	7,153,524	4,323,818
Loan	13	Residence Inn Tysons Corner	1.6%	2011	121	Rooms	200,339	L(24), D(92), O(4)	T-12 11/30/2012	4,720,890	1,898,573	2,822,317	12/31/2011	4,410,569	1,818,633
Loan	14	Village Greens Shopping Center	1.5%	NAP	75,396	Sq. Ft.	301	L(25), D(90), O(5)	12/31/2012	2,184,848	944,513	1,240,335	12/31/2011	2,252,258	1,016,232
Loan	15	Midtowne Portfolio	1.5%	NAP	221,873	Sq. Ft.	102	L(13), YM1(103), O(4)	T-12 11/30/2012	3,251,181	431,256	2,819,926	12/31/2011	2,647,421	163,217
Property	15.01	Midtowne Park	1.1%	NAP	167,341	Sq. Ft.	99		T-12 11/30/2012	2,553,684	431,256	2,122,429	12/31/2011	2,043,670	163,217
Property	15.02	Petsmart	0.2%	NAP	25,310	Sq. Ft.	100		T-12 11/30/2012	293,849	0	293,849	12/31/2011	293,849	0
Property	15.03	Tractor Supply	0.1%	NAP	19,097	Sq. Ft.	102		T-12 11/30/2012	225,996	0	225,996	12/31/2011	112,998	0
Property	15.04	CVS	0.1%	NAP	10,125	Sq. Ft.	157		T-12 11/30/2012	177,652	0	177,652	12/31/2011	196,904	0
Loan	16	Quorum Center	1.4%	NAP	317,521	Sq. Ft.	65	L(24), D(92), O(4)	T-12 9/30/2012	3,298,723	1,246,883	2,051,840	12/31/2011	3,173,732	1,318,760
Loan	17	Audubon Square	1.2%	NAP	177,069	Sq. Ft.	104	L(24), D(92), O(4)	July 2012 Annualized	2,172,281	449,395	1,722,886	12/31/2011	2,222,020	439,891
Property	17.01	Audubon Square I	0.8%	NAP	84,016	Sq. Ft.	143		July 2012 Annualized	1,496,719	449,395	1,047,324	12/31/2011	1,546,455	439,891
Property	17.02	Regal Cinemas	0.4%	NAP	93,053	Sq. Ft.	70		July 2012 Annualized	675,565	0	675,565	12/31/2011	675,565	0
Loan	18	167-177 Lafayette Street	1.2%	2008	44,670	Sq. Ft.	414	L(25), D(91), O(4)	September 2012 Annualized	1,991,308	181,053	1,810,255	12/31/2011	1,637,109	386,751
Loan	19	Chatham Retail	1.2%	NAP	34,140	Sq. Ft.	527	L(25), D(88), O(7)	T-12 10/31/2012	1,260,218	812,349	447,869	12/31/2011	2,211,201	752,079
Loan	20	Homewood Suites San Antonio Riverwalk	1.2%	2012	146	Rooms	121,096	L(24), D(92), O(4)	T-12 11/30/2012	4,522,199	2,414,725	2,107,474	12/31/2011	4,569,185	2,326,345
Loan	21	Boardwalk at Alafaya Trail	1.2%	NAP	480	Beds	35,893	L(25), D(92), O(3)	T-12 9/30/2012	3,274,778	1,733,812	1,540,965	12/31/2011	3,239,468	1,656,410
Loan	22	All Aboard Self Storage Portfolio	1.1%	Various	2,642	Units	6,351	L(25), D(91), O(4)	T-12 10/31/2012	2,848,340	833,462	2,014,878	12/31/2011	2,749,391	864,809
Property	22.01	Westport Depot	0.6%	NAP	744	Units	11,867		T-12 10/31/2012	1,328,907	345,173	983,734	12/31/2011	1,271,877	347,769
Property	22.02	Ormond Depot	0.3%	NAP	891	Units	4,428		T-12 10/31/2012	691,744	212,438	479,306	12/31/2011	662,487	236,225
Property	22.03	Big Tree Depot	0.2%	2006	621	Units	4,937		T-12 10/31/2012	591,674	189,749	401,925	12/31/2011	579,512	185,398
Property	22.04	Hand & Yonge Depot	0.1%	NAP	386	Units	2,432		T-12 10/31/2012	236,015	86,102	149,913	12/31/2011	235,515	95,417
Loan	23	Mariner Court	1.1%	NAP	105,116	Sq. Ft.	149	L(25), D(91), O(4)	T-12 10/31/2012	2,249,294	855,508	1,393,786	12/31/2011	2,320,680	873,396
Loan	24	Mini Storage Columbus Portfolio	1.0%	NAP	3,407	Units	4,452	L(25), D(82), O(13)	T-12 8/31/2012	3,054,848	1,481,128	1,573,720	12/31/2011	2,883,772	1,526,574
Property	24.01	MSD Polaris	0.2%	NAP	523	Units	6,045		T-12 8/31/2012	609,459	274,231	335,227	12/31/2011	592,283	282,273
Property	24.02	MSD Minerva	0.2%	NAP	523	Units	5,400		T-12 8/31/2012	506,356	236,588	269,768	12/31/2011	475,433	239,542
Property	24.03	MSD Worthington	0.2%	NAP	407	Units	5,485		T-12 8/31/2012	456,024	209,884	246,141	12/31/2011	428,813	216,402
Property	24.04	MSD Georgesville	0.1%	NAP	608	Units	3,542		T-12 8/31/2012	445,392	229,637	215,755	12/31/2011	437,239	237,609
Property	24.05	MSD Tamarack	0.1%	NAP	459	Units	4,635		T-12 8/31/2012	426,025	201,432	224,594	12/31/2011	390,542	212,367
Property	24.06	MSD Tussing	0.1%	NAP	544	Units	3,264		T-12 8/31/2012	377,417	197,355	180,062	12/31/2011	333,992	200,565
Property	24.07	MSD Mansfield	0.1%	NAP	343	Units	2,599		T-12 8/31/2012	234,175	132,001	102,174	12/31/2011	225,470	137,817
Loan	25	Corporate Park at Doral	0.9%	2010	188,194	Sq. Ft.	72	L(24), D(92), O(4)	T-12 11/30/2012	3,358,526	1,846,959	1,511,566	12/31/2011	3,249,012	1,891,024
Loan	26	850 Trafalgar	0.9%	NAP	149,074	Sq. Ft.	87	L(24), D(92), O(4)	T-12 9/30/2012	2,638,983	1,159,016	1,479,967	12/31/2011	2,642,527	1,123,217
Loan	27	Pogoda Self Storage Portfolio	0.9%	NAP	2,277	Units	5,703	L(25), D(91), O(4)	T-12 10/31/2012	2,636,042	884,093	1,751,949	12/31/2011	2,339,643	927,686
Property	27.01	Okemos	0.2%	NAP	691	Units	5,088		T-12 10/31/2012	720,888	214,365	506,523	12/31/2011	658,327	230,385
Property	27.02	Novi	0.2%	NAP	500	Units	6,792		T-12 10/31/2012	641,274	203,155	438,119	12/31/2011	541,595	210,804
Property	27.03	Orion Township	0.2%	NAP	489	Units	6,904		T-12 10/31/2012	653,766	197,553	456,213	12/31/2011	564,263	208,351
Property	27.04	Ypsilanti	0.1%	NAP	386	Units	4,787		T-12 10/31/2012	410,157	162,419	247,738	12/31/2011	378,525	173,948
Property	27.05	Lansing	0.1%	NAP	211	Units	4,024		T-12 10/31/2012	209,957	106,601	103,356	12/31/2011	196,933	104,198
Loan	28	Walmart Supercenter	0.8%	NAP	222,139	Sq. Ft.	53	L(26), D(90), O(4)	T-12 2/29/2012	1,489,000	0	1,489,000	NAP	NAP	NAP
Loan	29	4700 Broadmoor	0.8%	2006	462,000	Sq. Ft.	25	L(25), D(91), O(4)	T-12 10/31/2012	2,701,897	1,807,528	894,369	12/31/2011	2,645,277	1,760,654
Loan	30	Hampton Inn and Suites Mount Pleasant	0.7%	2011	121	Rooms	90,145	L(25), D(90), O(5)	T-12 9/30/2012	2,963,932	1,466,516	1,497,416	12/31/2011	2,813,353	1,453,560
Loan	31	Knollwood MHC	0.7%	NAP	624	Pads	16,086	L(25), D(92), O(3)	T-12 9/30/2012	1,748,334	660,933	1,087,401	12/31/2011	1,822,649	806,229
Loan	32	Highland Village Plaza	0.7%	NAP	89,794	Sq. Ft.	111	L(25), D(92), O(3)	T-12 11/30/2012	1,961,717	677,078	1,284,639	12/31/2011	1,871,576	679,659
Loan	33	Hampton Inn Suites Canton	0.7%	NAP	90	Rooms	107,778	L(24), D(93), O(3)	T-12 10/31/2012	2,316,112	828,447	1,487,664	12/31/2011	2,091,357	758,469
Loan	34	The Oaks MHC	0.6%	NAP	207	Pads	46,498	L(24), D(33), O(3)	T-12 10/31/2012	1,207,816	381,930	825,886	12/31/2011	1,195,927	368,207
Loan	35	Shale-Inland	0.6%	1999	273,681	Sq. Ft.	35	L(24), D(92), O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	36	Huntington Plaza Portfolio	0.6%	NAP	288,004	Sq. Ft.	33	L(23), YM1(93), O(4)	9/30/2012 Annualized	2,331,198	1,153,146	1,178,051	12/31/2011	2,205,898	1,118,359
Property	36.01	New Market Parking Deck	0.3%	NAP	157,584	Sq. Ft.	33		9/30/2012 Annualized	499,184	143,311	355,873	12/31/2011	447,585	197,547
Property	36.02	Huntington Plaza	0.3%	NAP	130,420	Sq. Ft.	33		9/30/2012 Annualized	1,832,014	1,009,835	822,179	12/31/2011	1,758,313	920,812
Loan	37	Lake Helen MHC	0.6%	NAP	213	Pads	41,667	L(24), D(33), O(3)	T-12 10/31/2012	1,192,753	468,064	724,689	12/31/2011	1,156,913	411,144
Loan	38	150 James Street	0.6%	NAP	72,750	Sq. Ft.	120	L(24), D(92), O(4)	November 2012 Annualized	849,545	157,771	691,774	12/31/2011	600,112	186,148
Loan	39	Delcour Mini Storage Portfolio	0.6%	NAP	1,497	Units	5,678	L(24), D(92), O(4)	T-12 9/30/2012	1,442,086	412,248	1,029,838	12/31/2011	1,438,350	420,967
Property	39.01	A Another Room #2	0.3%	NAP	585	Units	6,497		T-12 9/30/2012	600,569	147,035	453,534	12/31/2011	605,651	152,290
Property	39.02	A Another Room #1	0.2%	NAP	448	Units	5,468		T-12 9/30/2012	424,009	140,585	283,424	12/31/2011	423,890	129,119
Property	39.03	A Another Room #3	0.2%	NAP	464	Units	4,848		T-12 9/30/2012	417,508	124,628	292,880	12/31/2011	408,809	139,558
Loan	40	Beamer Place Apartments	0.6%	2010	328	Units	25,273	L(25), D(91), O(4)	T-12 11/30/2012	2,419,715	1,435,087	984,628	12/31/2011	1,995,511	1,436,530
Loan	41	Tharaldson - Homewood Suites Rancho Cucamonga	0.5%	NAP	103	Rooms	72,697	L(25), D(92), O(3)	T-12 11/30/2012	2,559,651	1,447,159	1,112,491	12/31/2011	2,315,950	1,347,500
Loan	42	Woodlands Retail	0.5%	2012	83,526	Sq. Ft.	87	L(25), D(91), O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	43	Washington Square	0.5%	NAP	51,572	Sq. Ft.	139	L(26), D(90), O(4)	T-12 9/30/2012	995,670	344,199	651,471	12/31/2011	944,105	349,670
Loan	44	Cherry Creek Place III	0.5%	NAP	107,364	Sq. Ft.	63	L(24), D(92), O(4)	T-12 9/30/2012	1,564,688	838,045	726,643	12/31/2011	1,479,766	866,096
Loan	45	Overland Stage Shopping Center	0.4%	NAP	96,111	Sq. Ft.	69	L(25), D(91), O(4)	T-12 10/31/2012	969,946	273,224	696,722	12/31/2011	957,589	262,102
Loan	46	Hasley Canyon MHC	0.4%	NAP	113	Pads	56,637	L(24), D(93), O(3)	T-12 10/31/2012	1,005,021	352,038	652,983	12/31/2011	995,194	365,031
Loan	47	L Street Self Storage	0.4%	NAP	835	Units	7,545	L(24), D(92), O(4)	November 2012 Annualized	1,176,367	437,872	738,495	12/31/2011	1,218,932	363,903
Loan	48	Arnold Industrial Portfolio	0.4%	NAP	118,300	Sq. Ft.	52	L(25), D(92), O(3)	T-12 10/31/2012	1,013,569	272,948	740,621	12/31/2011	1,027,868	276,813
Property	48.01	3882 Mercantile Avenue	0.2%	NAP	55,300	Sq. Ft.	53		T-12 10/31/2012	482,652	129,975	352,677	12/31/2011	489,461	131,816
Property	48.02	3586 Mercantile Avenue	0.1%	NAP	30,000	Sq. Ft.	44		T-12 10/31/2012	217,193	58,489	158,705	12/31/2011	220,257	59,317
Property	48.03	3573 Progress Avenue	0.1%	NAP	15,000	Sq. Ft.	69		T-12 10/31/2012	168,928	45,491	123,437	12/31/2011	171,311	46,136
Property	48.04	3989 Prospect Avenue	0.1%	NAP	18,000	Sq. Ft.	49		T-12 10/31/2012	144,796	38,993	105,803	12/31/2011	146,838	39,545
Loan	49	Main Valley Shopping Center	0.4%	1984	102,046	Sq. Ft.	55	L(24), D(92), O(4)	T-12 10/31/2012	1,019,055	295,545	723,510	12/31/2011	991,572	306,517
Loan	50	Beacon Self Storage	0.4%	NAP	946	Units	5,801	L(26), D(91), O(3)	T-12 9/30/2012	1,175,590	496,355	679,235	NAP	NAP	NAP
Loan	51	Heights Marketplace	0.4%	NAP	19,471	Sq. Ft.	279	L(24), D(93), O(3)	December 2012 T-1 Annualized	757,145	175,537	581,607	NAP	NAP	NAP
Loan	52	El Fuerte Business Park	0.4%	2006 / 2011	78,326	Sq. Ft.	66	L(24), D(92), O(4)	12/31/2012	709,747	241,224	468,523	12/31/2011	658,279	198,144
Loan	53	Candlewood Suites Decatur	0.4%	NAP	82	Rooms	63,415	L(24), D(92), O(4)	T-12 12/31/2012	1,680,413	898,111	782,302	NAP	0	0
Loan	54	Lockaway Storage - Austin	0.3%	2001	912	Units	5,585	L(25), D(92), O(3)	T-12 10/31/2012	875,006	327,786	547,220	12/31/2011	820,498	312,669
Loan	55	Emigrant Storage Reno	0.3%	NAP	1,171	Units	4,313	L(24), D(92), O(4)	12/31/2012	850,167	261,632	588,535	12/31/2011	869,112	237,772
Loan	56	Almeda Avenue	0.3%	NAP	75,405	Sq. Ft.	65	L(24), D(93), O(3)	T-12 11/30/2012	986,716	208,848	777,868	12/31/2011	986,138	233,160
Loan	57	Devonshire Apartments	0.3%	2008 / 2010	208	Units	23,558	L(24), D(92), O(4)	12/31/2012	1,126,174	555,517	570,657	12/31/2011	1,275,776	601,050
Loan	58	Discount Drug Mart Plaza	0.3%	NAP	52,896	Sq. Ft.	89	L(24), D(92), O(4)	T-12 12/31/2012	686,886	193,873	493,013	12/31/2011	845,349	298,782
Loan	59	NC Apartments Portfolio	0.3%	Various	209	Units	22,324	L(25), D(91), O(4)	Various	1,160,281	416,770	743,511	NAP	NAP	NAP
Property	59.01	Spring Valley Town Homes	0.1%	2012	82	Units	21,074		October 2012 Annualized	415,966	192,783	223,183	NAP	NAP	NAP
Property	59.02	Apple Creek Apartments	0.1%	2011	67	Units	22,616		T-12 10/31/2012	387,290	118,013	269,277	NAP	NAP	NAP
Property	59.03	Oak Manor Apartments	0.1%	2011	60	Units	23,706		T-12 10/31/2012	357,025	105,974	251,051	NAP	NAP	NAP
Rollup	60	Central CA Storage Portfolio	0.3%	NAP	1,357	Units	3,237	L(25), D(92), O(3)	T-12 10/31/2012	741,786	290,941	450,845	12/31/2011	760,568	278,991
Loan	60.01	North Plano Storage	0.2%	NAP	820	Units	3,338	L(25), D(92), O(3)	T-12 10/31/2012	470,261	179,377	290,883	12/31/2011	461,662	163,669

A-1-9

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Net		Cut-off Balance
			% of		Rentable Area	Units	per Unit						Second	Second	Second
			Initial Pool	Year	(SF/Units/	of	(SF/Units/	Prepayment Provisions	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent
Property Flag	ID	Property Name	Balance	Renovated	Rooms/Pads)(14)(15)	Measure	Rooms/Pads)($)(4)(14)(15)	(# of payments)(16)	NOI Date(17)(18)	EGI($)(17)(18)	Expenses($)(17)(18)	NOI($)(17)(18)	NOI Date(17)	EGI($)(17)	Expenses($)(17)
Loan	60.02	Atwater Storage	0.1%	NAP	537	Units	3,083	L(25), D(92), O(3)	T-12 10/31/2012	271,525	111,564	159,962	12/31/2011	298,906	115,322
Loan	61	4500 Washington Retail	0.3%	NAP	19,295	Sq. Ft.	218	L(24), D(93), O(3)	T-12 10/31/2012	606,085	209,764	396,320	12/31/2011	580,113	197,115
Loan	62	Sun Plaza	0.3%	NAP	72,766	Sq. Ft.	57	L(26), D(90), O(4)	T-12 9/30/2012	951,589	529,003	422,586	12/31/2011	977,494	524,387
Loan	63	7090 Industrial Portfolio	0.3%	NAP	273,007	Sq. Ft.	15	L(24), D(92), O(4)	T-12 10/31/2012	854,396	279,879	574,518	12/31/2011	739,288	208,930
Property	63.01	7090 Industrial Road	0.2%	NAP	202,047	Sq. Ft.	15		T-12 10/31/2012	580,097	113,454	466,644	12/31/2011	566,194	127,893
Property	63.02	6649-75 Wales Road	0.0%	NAP	37,120	Sq. Ft.	15		T-12 10/31/2012	137,150	83,213	53,937	12/31/2011	86,547	40,519
Property	63.03	2569-95 Tracy Road	0.0%	NAP	33,840	Sq. Ft.	15		T-12 10/31/2012	137,150	83,213	53,937	12/31/2011	86,547	40,519
Loan	64	Walgreens - Claycomo	0.2%	NAP	14,820	Sq. Ft.	245	L(25), D(92), O(3)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	65	Silver Comet	0.2%	NAP	16,150	Sq. Ft.	224	L(24), D(93), O(3)	T-12 9/30/2012	459,453	106,086	353,367	12/31/2011	368,449	100,815
Loan	66	Circle K MHC	0.2%	NAP	95	Pads	37,849	L(25), D(92), O(3)	T-12 9/30/2012	606,606	207,573	399,033	12/31/2011	606,982	226,149
Loan	67	8035 RL East Thornton	0.2%	2010-2012	82,488	Sq. Ft.	43	L(26), D(90), O(4)	T-12 10/31/2012	1,008,215	512,316	495,899	12/31/2011	1,058,682	619,969
Loan	68	CVS - Evansville	0.2%	NAP	13,225	Sq. Ft.	234	L(25), D(92), O(3)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	69	Kuhlo Medical Office Building	0.2%	NAP	20,830	Sq. Ft.	144	L(25), D(92), O(3)	T-12 11/30/2012	529,103	118,683	410,420	12/31/2011	520,220	113,903
Loan	70	Joppa Green II	0.2%	NAP	33,264	Sq. Ft.	85	L(26), D(91), O(3)	T-12 8/31/2012	965,680	361,690	603,990	12/31/2011	930,900	416,238
Loan	71	Rainbow Professional Park	0.2%	NAP	50,076	Sq. Ft.	54	L(25), D(91), O(4)	T-12 10/31/2012	670,533	207,408	463,125	12/31/2011	708,338	220,650
Loan	72	Centennial MHC	0.2%	NAP	160	Pads	16,855	L(25), D(92), O(3)	T-12 9/30/2012	576,019	237,724	338,295	12/31/2011	597,828	237,116
Loan	73	7-11 Portfolio	0.2%	2012	7,721	Sq. Ft.	336	L(25), D(91), O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	73.01	7-Eleven - Allen	0.1%	2012	4,434	Sq. Ft.	301		NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	73.02	7-Eleven - Plano	0.1%	2012	3,287	Sq. Ft.	384		NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	74	Woodbridge - Harker Heights	0.2%	NAP	464	Units	5,573	L(25), D(91), O(4)	9/30/2012 Annualized	438,103	145,589	292,514	12/31/2011	435,051	130,297
Loan	75	Conroe CVS	0.2%	NAP	13,824	Sq. Ft.	181	L(24), D(93), O(3)	T-12 11/30/2012	440,496	1,784	438,712	12/31/2011	440,495	1,761
Loan	76	Landover Self Storage	0.2%	NAP	905	Units	2,759	L(25), D(91), O(4)	T-12 8/31/2012	769,906	389,061	380,845	12/31/2011	775,305	386,798
Loan	77	Joppa Green I	0.2%	NAP	28,727	Sq. Ft.	83	L(26), D(91), O(3)	T-12 8/31/2012	699,395	163,506	535,889	12/31/2011	700,145	164,429
Loan	78	Jake's Place Student Housing	0.2%	2001, 2005	42	Beds	54,576	L(27), D(89), O(4)	T-12 8/31/2012	416,911	189,611	227,300	12/31/2011	356,373	184,662
Loan	79	Woodbridge - Storage Works	0.1%	NAP	516	Units	4,198	L(25), D(91), O(4)	T-12 9/30/2012	419,381	204,595	214,786	12/31/2011	368,962	186,693
Loan	80	7111 Harwin Office Building	0.1%	NAP	44,945	Sq. Ft.	41	L(26), D(90), O(4)	T-12 10/31/2012	494,306	240,221	254,085	12/31/2011	540,503	260,637

A-1-10

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Second	Third	Third	Third	Third			Total Debt	Total Debt
			Initial Pool	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten NOI	Underwritten NCF
Property Flag	ID	Property Name	Balance	NOI($)(17)	NOI Date(17)(19)	EGI($)(17)(19)	Expenses($)(17)(19)	NOI($)(17)(19)	Debt Yield(4)	Debt Yield(4)	Debt Yield(4)	Debt Yield(4)
Loan	1	Santa Anita Mall	14.5%	29,660,341	12/31/2010	43,275,783	15,660,033	27,615,750	11.8%	11.3%	11.8%	11.3%
Loan	2	Valencia Town Center	13.1%	19,110,146	12/31/2010	29,570,697	12,916,548	16,654,149	11.7%	11.2%	11.7%	11.2%
Loan	3	SOP Portfolio	8.7%	13,368,598	12/31/2010	25,762,216	8,595,233	17,166,983	13.2%	11.8%	13.2%	11.8%
Property	3.01	Tampa Commons	2.0%	1,835,356	12/31/2010	4,473,419	2,231,237	2,242,182
Property	3.02	Siemens Quadrangle II	1.8%	2,051,201	12/31/2010	3,166,767	362,715	2,804,052
Property	3.03	2000 Park Lane	1.7%	919,415	12/31/2010	5,946,268	2,622,337	3,323,931
Property	3.04	Lakepointe Corporate Center 3 & 5	1.3%	3,293,261	12/31/2010	5,109,425	1,818,130	3,291,295
Property	3.05	Edgewater Corporate Center One	1.0%	3,039,248	12/31/2010	3,021,413	33,398	2,988,015
Property	3.06	Baldwin Point	0.8%	2,230,117	12/31/2010	4,044,924	1,527,416	2,517,508
Loan	4	Harborplace	5.1%	4,470,133	12/31/2010	10,455,393	5,540,834	4,914,559	10.3%	9.9%	9.0%	8.6%
Loan	5	231 South LaSalle	5.0%	7,448,334	12/31/2010	16,521,233	11,046,159	5,475,074	11.6%	10.9%	11.6%	10.9%
Loan	6	CAPREIT Midwest Portfolio	3.5%	4,578,205	12/31/2010	9,289,737	4,840,234	4,449,503	9.3%	8.6%	9.3%	8.6%
Property	6.01	Greenway Chase Apartments	1.1%	1,462,239	12/31/2010	2,654,146	1,205,038	1,449,108
Property	6.02	Pointe West Apartments	0.9%	1,224,848	12/31/2010	2,402,711	1,279,171	1,123,540
Property	6.03	Valle Vista Apartments	0.9%	1,152,620	12/31/2010	2,414,862	1,230,924	1,183,938
Property	6.04	Kensington at Beverly Hills	0.6%	738,498	12/31/2010	1,818,018	1,125,101	692,917
Loan	7	True Value Distribution Centers Portfolio	2.2%	5,984,965	12/31/2010	5,867,613	0	5,867,613	11.2%	10.0%	11.2%	10.0%
Property	7.01	Corsicana	1.0%	2,981,900	12/31/2010	2,923,432	0	2,923,432
Property	7.02	Woodland	0.6%	1,633,330	12/31/2010	1,601,304	0	1,601,304
Property	7.03	Kansas City	0.6%	1,369,735	12/31/2010	1,342,877	0	1,342,877
Loan	8	Residence Inn San Diego Mission Valley	2.1%	3,233,556	12/31/2010	7,375,918	3,559,260	3,816,658	12.8%	11.5%	12.8%	11.5%
Loan	9	Summit Hotel Portfolio	2.0%	3,945,915	12/31/2010	8,893,554	5,090,797	3,802,757	13.7%	11.7%	13.7%	11.7%
Property	9.01	Hyatt Place - Lombard	0.7%	1,477,011	12/31/2010	2,689,311	1,557,995	1,131,316
Property	9.02	Hyatt Place - Lone Tree	0.5%	986,466	12/31/2010	1,866,734	1,165,527	701,207
Property	9.03	Hyatt Place - Englewood	0.4%	827,639	12/31/2010	2,291,314	1,105,093	1,186,221
Property	9.04	Hyatt Place - Arlington	0.3%	654,800	12/31/2010	2,046,195	1,262,182	784,013
Loan	10	155 Fifth Avenue	2.0%	1,035,835	12/31/2010	502,028	312,280	189,748	8.3%	8.0%	8.3%	8.0%
Loan	11	Tisch Tower	1.9%	2,015,511	12/31/2010	4,237,447	1,933,876	2,303,571	9.5%	8.5%	9.5%	8.5%
Loan	12	The Village of Cross Keys	1.7%	2,829,706	12/31/2010	7,241,026	4,329,576	2,911,450	13.2%	12.1%	13.2%	12.1%
Loan	13	Residence Inn Tysons Corner	1.6%	2,591,936	12/31/2010	4,383,380	1,704,115	2,679,265	11.6%	10.7%	11.6%	10.7%
Loan	14	Village Greens Shopping Center	1.5%	1,236,026	12/31/2010	2,863,639	928,677	1,934,962	10.3%	10.0%	10.3%	10.0%
Loan	15	Midtowne Portfolio	1.5%	2,484,205	12/31/2010	2,531,766	193,385	2,338,381	10.7%	10.2%	10.7%	10.2%
Property	15.01	Midtowne Park	1.1%	1,880,454	12/31/2010	2,041,013	193,385	1,847,628
Property	15.02	Petsmart	0.2%	293,849	12/31/2010	293,849	0	293,849
Property	15.03	Tractor Supply	0.1%	112,998	NAP	NAP	NAP	NAP
Property	15.04	CVS	0.1%	196,904	12/31/2010	196,904	0	196,904
Loan	16	Quorum Center	1.4%	1,854,972	12/31/2010	3,590,520	1,301,391	2,289,129	10.4%	8.6%	10.4%	8.6%
Loan	17	Audubon Square	1.2%	1,782,129	12/31/2010	2,292,473	440,869	1,851,604	9.9%	9.5%	9.9%	9.5%
Property	17.01	Audubon Square I	0.8%	1,106,564	12/31/2010	1,616,908	440,869	1,176,039
Property	17.02	Regal Cinemas	0.4%	675,565	12/31/2010	675,565	0	675,565
Loan	18	167-177 Lafayette Street	1.2%	1,250,358	12/31/2010	654,961	376,515	278,446	8.4%	8.0%	8.4%	8.0%
Loan	19	Chatham Retail	1.2%	1,459,122	12/31/2010	2,549,604	628,945	1,920,659	7.8%	7.6%	7.8%	7.6%
Loan	20	Homewood Suites San Antonio Riverwalk	1.2%	2,242,840	12/31/2010	4,518,130	2,194,030	2,324,100	12.1%	10.7%	12.1%	10.7%
Loan	21	Boardwalk at Alafaya Trail	1.2%	1,583,058	12/31/2010	3,195,667	1,504,783	1,690,884	9.2%	8.4%	9.2%	8.4%
Loan	22	All Aboard Self Storage Portfolio	1.1%	1,884,582	12/31/2010	2,664,602	856,631	1,807,971	10.5%	10.1%	10.5%	10.1%
Property	22.01	Westport Depot	0.6%	924,108	12/31/2010	1,205,271	350,690	854,581
Property	22.02	Ormond Depot	0.3%	426,262	12/31/2010	648,248	235,279	412,969
Property	22.03	Big Tree Depot	0.2%	394,114	12/31/2010	570,962	181,905	389,057
Property	22.04	Hand & Yonge Depot	0.1%	140,098	12/31/2010	240,121	88,757	151,364
Loan	23	Mariner Court	1.1%	1,447,284	12/31/2010	2,281,913	860,312	1,421,601	9.4%	8.6%	9.4%	8.6%
Loan	24	Mini Storage Columbus Portfolio	1.0%	1,357,198	12/31/2010	2,588,223	1,410,827	1,177,396	10.5%	10.2%	10.5%	10.2%
Property	24.01	MSD Polaris	0.2%	310,009	12/31/2010	582,516	262,932	319,584
Property	24.02	MSD Minerva	0.2%	235,892	12/31/2010	437,748	218,630	219,118
Property	24.03	MSD Worthington	0.2%	212,411	12/31/2010	394,920	199,324	195,595
Property	24.04	MSD Georgesville	0.1%	199,630	12/31/2010	332,888	213,335	119,553
Property	24.05	MSD Tamarack	0.1%	178,175	12/31/2010	347,401	201,435	145,966
Property	24.06	MSD Tussing	0.1%	133,427	12/31/2010	287,682	184,795	102,888
Property	24.07	MSD Mansfield	0.1%	87,654	12/31/2010	205,068	130,375	74,693
Loan	25	Corporate Park at Doral	0.9%	1,357,988	12/31/2010	3,164,404	1,964,811	1,199,592	11.1%	9.3%	11.1%	9.3%
Loan	26	850 Trafalgar	0.9%	1,519,310	12/31/2010	2,858,146	1,175,111	1,683,035	11.3%	9.9%	11.3%	9.9%
Loan	27	Pogoda Self Storage Portfolio	0.9%	1,411,957	12/31/2010	2,121,645	892,989	1,228,656	12.8%	12.4%	12.8%	12.4%
Property	27.01	Okemos	0.2%	427,942	12/31/2010	591,904	206,636	385,268
Property	27.02	Novi	0.2%	330,791	12/31/2010	500,812	226,812	274,000
Property	27.03	Orion Township	0.2%	355,912	12/31/2010	529,199	215,114	314,085
Property	27.04	Ypsilanti	0.1%	204,577	12/31/2010	324,419	149,094	175,325
Property	27.05	Lansing	0.1%	92,735	12/31/2010	175,311	95,333	79,978
Loan	28	Walmart Supercenter	0.8%	NAP	NAP	NAP	NAP	NAP	12.0%	11.2%	12.0%	11.2%
Loan	29	4700 Broadmoor	0.8%	884,623	12/31/2010	2,693,326	1,731,564	961,762	11.7%	10.3%	11.7%	10.3%
Loan	30	Hampton Inn and Suites Mount Pleasant	0.7%	1,359,793	12/31/2010	2,756,377	1,402,749	1,353,628	13.6%	12.2%	13.6%	12.2%
Loan	31	Knollwood MHC	0.7%	1,016,420	12/31/2010	0	0	0	11.2%	10.9%	11.2%	10.9%
Loan	32	Highland Village Plaza	0.7%	1,191,917	12/31/2010	2,113,719	708,699	1,405,020	10.9%	9.8%	10.9%	9.8%
Loan	33	Hampton Inn Suites Canton	0.7%	1,332,888	12/31/2010	1,733,233	711,805	1,021,428	12.7%	11.6%	12.7%	11.6%
Loan	34	The Oaks MHC	0.6%	827,720	12/31/2010	1,089,321	379,225	710,096	8.9%	8.8%	8.9%	8.8%
Loan	35	Shale-Inland	0.6%	NAP	NAP	NAP	NAP	NAP	11.9%	10.2%	11.9%	10.2%
Loan	36	Huntington Plaza Portfolio	0.6%	1,087,539	12/31/2010	2,171,751	1,109,712	1,062,039	11.8%	9.6%	11.8%	9.6%
Property	36.01	New Market Parking Deck	0.3%	250,038	12/31/2010	426,544	237,299	189,245
Property	36.02	Huntington Plaza	0.3%	837,501	12/31/2010	1,745,207	872,413	872,794
Loan	37	Lake Helen MHC	0.6%	745,769	12/31/2010	1,067,300	484,214	583,086	8.7%	8.5%	8.7%	8.5%
Loan	38	150 James Street	0.6%	413,964	NAP	0	0	0	9.6%	8.7%	9.6%	8.7%
Loan	39	Delcour Mini Storage Portfolio	0.6%	1,017,383	12/31/2010	1,352,016	373,814	978,202	11.1%	10.8%	11.1%	10.8%
Property	39.01	A Another Room #2	0.3%	453,361	12/31/2010	577,198	128,014	449,184
Property	39.02	A Another Room #1	0.2%	294,771	12/31/2010	405,394	115,522	289,872
Property	39.03	A Another Room #3	0.2%	269,251	12/31/2010	369,424	130,278	239,146
Loan	40	Beamer Place Apartments	0.6%	558,981	9 months ended 12/31/10 Annualized	1,551,228	1,224,720	326,508	13.4%	12.2%	13.4%	12.2%
Loan	41	Tharaldson - Homewood Suites Rancho Cucamonga	0.5%	968,450	12/31/2010	2,085,765	1,390,931	694,834	13.8%	12.1%	13.8%	12.1%
Loan	42	Woodlands Retail	0.5%	NAP	NAP	NAP	NAP	NAP	10.4%	9.4%	10.4%	9.4%
Loan	43	Washington Square	0.5%	594,435	12/31/2010	902,536	329,205	573,330	9.4%	8.7%	9.4%	8.7%
Loan	44	Cherry Creek Place III	0.5%	613,670	12/31/2010	1,302,959	863,337	439,622	11.6%	9.1%	11.6%	9.1%
Loan	45	Overland Stage Shopping Center	0.4%	695,487	12/31/2010	995,085	269,551	725,534	11.2%	10.3%	11.2%	10.3%
Loan	46	Hasley Canyon MHC	0.4%	630,163	12/31/2010	957,049	329,246	627,803	8.4%	8.3%	8.4%	8.3%
Loan	47	L Street Self Storage	0.4%	855,029	12/31/2010	1,166,547	356,827	809,720	12.0%	11.9%	12.0%	11.9%
Loan	48	Arnold Industrial Portfolio	0.4%	751,055	12/31/2010	1,056,904	365,080	691,824	11.4%	10.2%	11.4%	10.2%
Property	48.01	3882 Mercantile Avenue	0.2%	357,645	12/31/2010	503,288	173,848	329,440
Property	48.02	3586 Mercantile Avenue	0.1%	160,940	12/31/2010	226,479	78,231	148,248
Property	48.03	3573 Progress Avenue	0.1%	125,176	12/31/2010	176,151	60,847	115,304
Property	48.04	3989 Prospect Avenue	0.1%	107,294	12/31/2010	150,986	52,154	98,832
Loan	49	Main Valley Shopping Center	0.4%	685,055	12/31/2010	966,522	300,898	665,624	11.8%	10.7%	11.8%	10.7%
Loan	50	Beacon Self Storage	0.4%	NAP	NAP	NAP	NAP	NAP	12.3%	12.1%	12.3%	12.1%
Loan	51	Heights Marketplace	0.4%	NAP	NAP	NAP	NAP	NAP	11.5%	11.1%	11.5%	11.1%
Loan	52	El Fuerte Business Park	0.4%	460,135	12/31/2010	660,919	204,257	456,662	11.2%	10.5%	11.2%	10.5%
Loan	53	Candlewood Suites Decatur	0.4%	0	NAP	0	0	0	13.7%	12.4%	13.7%	12.4%
Loan	54	Lockaway Storage - Austin	0.3%	507,829	12/31/2010	729,575	286,215	443,360	10.7%	10.3%	10.7%	10.3%
Loan	55	Emigrant Storage Reno	0.3%	631,339	12/31/2010	821,248	252,932	568,316	10.8%	10.3%	10.8%	10.3%
Loan	56	Almeda Avenue	0.3%	752,978	12/31/2010	927,819	276,082	651,737	12.3%	10.5%	12.3%	10.5%
Loan	57	Devonshire Apartments	0.3%	674,726	12/31/2010	1,228,661	600,398	628,263	11.5%	10.2%	11.5%	10.2%
Loan	58	Discount Drug Mart Plaza	0.3%	546,567	12/31/2010	751,355	307,443	443,912	11.9%	10.6%	11.9%	10.6%
Loan	59	NC Apartments Portfolio	0.3%	NAP	NAP	NAP	NAP	NAP	12.5%	11.2%	12.5%	11.2%
Property	59.01	Spring Valley Town Homes	0.1%	NAP	NAP	NAP	NAP	NAP
Property	59.02	Apple Creek Apartments	0.1%	NAP	NAP	NAP	NAP	NAP
Property	59.03	Oak Manor Apartments	0.1%	NAP	NAP	NAP	NAP	NAP
Rollup	60	Central CA Storage Portfolio	0.3%	481,577	12/31/2010	589,871	219,070	370,801	10.7%	10.3%	10.7%	10.3%
Loan	60.01	North Plano Storage	0.2%	297,993	12/31/2010	444,934	149,499	295,435	11.6%	11.2%	11.6%	11.2%

A-1-11

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Second	Third	Third	Third	Third			Total Debt	Total Debt
			Initial Pool	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten NOI	Underwritten NCF
Property Flag	ID	Property Name	Balance	NOI($)(17)	NOI Date(17)(19)	EGI($)(17)(19)	Expenses($)(17)(19)	NOI($)(17)(19)	Debt Yield(4)	Debt Yield(4)	Debt Yield(4)	Debt Yield(4)
Loan	60.02	Atwater Storage	0.1%	183,584	12/31/2010	144,937	69,571	75,367	9.3%	8.8%	9.3%	8.8%
Loan	61	4500 Washington Retail	0.3%	382,998	12/31/2010	574,052	189,233	384,819	10.1%	9.7%	10.1%	9.7%
Loan	62	Sun Plaza	0.3%	453,107	12/31/2010	1,060,385	599,293	461,092	12.4%	10.3%	12.4%	10.3%
Loan	63	7090 Industrial Portfolio	0.3%	530,358	12/31/2010	756,407	221,674	534,733	12.0%	10.0%	12.0%	10.0%
Property	63.01	7090 Industrial Road	0.2%	438,300	12/31/2010	615,906	106,364	509,542
Property	63.02	6649-75 Wales Road	0.0%	46,029	12/31/2010	70,251	57,655	12,596
Property	63.03	2569-95 Tracy Road	0.0%	46,029	12/31/2010	70,251	57,655	12,596
Loan	64	Walgreens - Claycomo	0.2%	NAP	NAP	NAP	NAP	NAP	9.0%	9.0%	9.0%	9.0%
Loan	65	Silver Comet	0.2%	267,634	12/31/2010	404,686	85,930	318,755	9.9%	9.6%	9.9%	9.6%
Loan	66	Circle K MHC	0.2%	380,833	12/31/2010	582,291	215,814	366,478	11.1%	10.9%	11.1%	10.9%
Loan	67	8035 RL East Thornton	0.2%	438,713	12/31/2010	999,388	519,238	480,150	12.8%	9.5%	12.8%	9.5%
Loan	68	CVS - Evansville	0.2%	NAP	NAP	NAP	NAP	NAP	9.0%	8.9%	9.0%	8.9%
Loan	69	Kuhlo Medical Office Building	0.2%	406,317	12/31/2010	511,643	121,083	390,560	13.0%	11.4%	13.0%	11.4%
Loan	70	Joppa Green II	0.2%	514,662	12/31/2010	973,158	400,090	573,068	18.2%	14.8%	18.2%	14.8%
Loan	71	Rainbow Professional Park	0.2%	487,689	12/31/2010	635,293	189,443	445,850	12.7%	10.6%	12.7%	10.6%
Loan	72	Centennial MHC	0.2%	360,712	12/31/2010	559,646	243,787	315,859	12.6%	12.3%	12.6%	12.3%
Loan	73	7-11 Portfolio	0.2%	NAP	NAP	NAP	NAP	NAP	9.2%	9.0%	9.2%	9.0%
Property	73.01	7-Eleven - Allen	0.1%	NAP	NAP	NAP	NAP	NAP
Property	73.02	7-Eleven - Plano	0.1%	NAP	NAP	NAP	NAP	NAP
Loan	74	Woodbridge - Harker Heights	0.2%	304,754	12/31/2010	374,626	124,834	249,792	10.3%	9.9%	10.3%	9.9%
Loan	75	Conroe CVS	0.2%	438,734	12/31/2010	440,495	6,585	433,910	17.5%	17.2%	17.5%	17.2%
Loan	76	Landover Self Storage	0.2%	388,507	12/31/2010	723,777	430,214	293,563	15.1%	14.8%	15.1%	14.8%
Loan	77	Joppa Green I	0.2%	535,716	12/31/2010	684,260	207,401	476,859	18.1%	15.2%	18.1%	15.2%
Loan	78	Jake's Place Student Housing	0.2%	171,710	NAP	NAP	NAP	NAP	9.7%	9.1%	9.7%	9.1%
Loan	79	Woodbridge - Storage Works	0.1%	182,269	12/31/2010	382,701	201,434	181,267	10.6%	10.1%	10.6%	10.1%
Loan	80	7111 Harwin Office Building	0.1%	279,866	12/31/2010	542,077	228,710	313,367	14.2%	10.6%	14.2%	10.6%

A-1-12

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease
Property Flag	ID	Property Name	Balance	Revenues($)(5)	Vacancy	EGI($)(5)	Expenses($)(5)	NOI($)(5)	Reserves($)	TI/LC($)	NCF($)	Interest(20)	Expiration(20)	Extension Terms(20)
Loan	1	Santa Anita Mall	14.5%	34,027,517	6.1%	50,776,900	17,084,497	33,692,403	191,269	1,345,475	32,155,660	Fee Simple/Leased Fee
Loan	2	Valencia Town Center	13.1%	23,080,958	6.1%	38,297,682	15,385,182	22,912,500	233,469	895,254	21,783,776	Fee Simple/Leased Fee
Loan	3	SOP Portfolio	8.7%	27,343,658	8.1%	25,888,842	8,822,200	17,066,642	438,416	1,287,408	15,340,818	Fee Simple
Property	3.01	Tampa Commons	2.0%	6,174,062	8.1%	5,809,813	2,277,565	3,532,248	86,773	254,808	3,190,667	Fee Simple
Property	3.02	Siemens Quadrangle II	1.8%	4,052,973	6.2%	3,850,325	499,397	3,350,928	77,149	226,548	3,047,231	Fee Simple
Property	3.03	2000 Park Lane	1.7%	5,390,792	8.6%	5,095,206	2,034,526	3,060,680	79,979	234,859	2,745,842	Fee Simple
Property	3.04	Lakepointe Corporate Center 3 & 5	1.3%	4,897,808	6.1%	4,838,285	1,966,029	2,872,256	76,427	224,427	2,571,402	Fee Simple
Property	3.05	Edgewater Corporate Center One	1.0%	3,160,665	5.0%	3,001,305	521,665	2,479,640	61,979	182,000	2,235,661	Fee Simple
Property	3.06	Baldwin Point	0.8%	3,667,358	15.9%	3,293,909	1,523,018	1,770,891	56,110	164,766	1,550,015	Fee Simple
Loan	4	Harborplace	5.1%	8,227,760	5.0%	12,737,785	4,938,029	7,799,757	29,786	298,469	7,471,502	Leasehold	09/30/2087	No
Loan	5	231 South LaSalle	5.0%	12,299,507	6.6%	20,743,040	12,041,457	8,701,583	246,516	291,105	8,163,963	Fee Simple
Loan	6	CAPREIT Midwest Portfolio	3.5%	9,598,932	5.7%	9,907,203	5,123,563	4,783,640	353,639		4,430,001	Fee Simple
Property	6.01	Greenway Chase Apartments	1.1%	2,704,464	4.6%	2,797,322	1,268,184	1,529,138	107,016		1,422,122	Fee Simple
Property	6.02	Pointe West Apartments	0.9%	2,662,656	4.1%	2,675,361	1,313,849	1,361,512	65,339		1,296,173	Fee Simple
Property	6.03	Valle Vista Apartments	0.9%	2,318,136	8.2%	2,480,507	1,360,087	1,120,420	103,284		1,017,136	Fee Simple
Property	6.04	Kensington at Beverly Hills	0.6%	1,913,676	5.9%	1,954,013	1,181,443	772,570	78,000		694,570	Fee Simple
Loan	7	True Value Distribution Centers Portfolio	2.2%	4,081,433	10.9%	3,636,048	0	3,636,048	155,012	239,324	3,241,712	Fee Simple
Property	7.01	Corsicana	1.0%	1,861,063	15.0%	1,581,904	0	1,581,904	77,544	114,306	1,390,053	Fee Simple
Property	7.02	Woodland	0.6%	1,080,000	8.0%	993,600	0	993,600	36,000	59,541	898,059	Fee Simple
Property	7.03	Kansas City	0.6%	1,140,370	7.0%	1,060,544	0	1,060,544	41,468	65,477	953,599	Fee Simple
Loan	8	Residence Inn San Diego Mission Valley	2.1%	9,508,907	11.0%	7,558,594	3,610,884	3,947,709	380,356		3,567,353	Fee Simple
Loan	9	Summit Hotel Portfolio	2.0%	14,980,552	24.0%	9,878,094	5,855,627	4,022,467	599,222		3,423,245	Fee Simple
Property	9.01	Hyatt Place - Lombard	0.7%	4,949,765	15.2%	3,317,306	1,718,309	1,598,997	197,991		1,401,006	Fee Simple
Property	9.02	Hyatt Place - Lone Tree	0.5%	3,309,562	23.2%	2,262,230	1,255,875	1,006,355	132,382		873,973	Fee Simple
Property	9.03	Hyatt Place - Englewood	0.4%	3,603,296	23.8%	2,462,244	1,493,495	968,749	144,132		824,617	Fee Simple
Property	9.04	Hyatt Place - Arlington	0.3%	3,117,928	35.4%	1,836,313	1,387,947	448,366	124,717		323,649	Fee Simple
Loan	10	155 Fifth Avenue	2.0%	2,941,078	5.0%	2,918,436	497,665	2,420,770	5,256	88,048	2,327,467	Fee Simple
Loan	11	Tisch Tower	1.9%	4,758,815	6.6%	4,643,938	1,998,848	2,645,090	36,942	228,899	2,379,249	Fee Simple
Loan	12	The Village of Cross Keys	1.7%	7,092,899	19.3%	7,092,970	3,842,812	3,250,158	71,224	194,403	2,984,532	Fee Simple
Loan	13	Residence Inn Tysons Corner	1.6%	5,596,581	24.6%	4,720,890	1,914,590	2,806,300	223,863		2,582,437	Fee Simple
Loan	14	Village Greens Shopping Center	1.5%	2,526,346	4.0%	3,285,285	938,476	2,346,808	15,079	62,980	2,268,749	Fee Simple
Loan	15	Midtowne Portfolio	1.5%	2,606,075	4.5%	3,315,247	894,223	2,421,024	43,308	59,739	2,317,977	Fee Simple
Property	15.01	Midtowne Park	1.1%	1,922,330	4.1%	2,599,268	816,972	1,782,296	25,101	38,138	1,719,058	Fee Simple
Property	15.02	Petsmart	0.2%	293,849	5.0%	310,518	33,012	277,506	7,593	21,601	248,312	Fee Simple
Property	15.03	Tractor Supply	0.1%	225,996	10.0%	224,904	23,897	201,007	3,628		197,378	Fee Simple
Property	15.04	CVS	0.1%	163,900	2.0%	180,557	20,342	160,215	6,986		153,229	Fee Simple
Loan	16	Quorum Center	1.4%	4,321,111	21.7%	3,439,192	1,301,412	2,137,780	63,504	317,521	1,756,755	Fee Simple
Loan	17	Audubon Square	1.2%	2,024,191	5.0%	2,303,804	470,843	1,832,961	23,532	60,584	1,748,845	Fee Simple/Leasehold	06/01/2037	No
Property	17.01	Audubon Square I	0.8%	1,280,698	7.2%	1,560,311	448,538	1,111,773	23,533	60,584	1,027,656	Fee Simple/Leasehold	06/01/2037	No
Property	17.02	Regal Cinemas	0.4%	743,493	0.0%	743,493	22,305	721,189			721,189	Fee Simple/Leasehold	06/01/2037	No
Loan	18	167-177 Lafayette Street	1.2%	2,025,735	5.0%	1,970,929	425,285	1,545,645	6,701	65,915	1,473,029	Fee Simple
Loan	19	Chatham Retail	1.2%	2,184,543	3.0%	2,282,622	881,069	1,401,552	3,414	25,605	1,372,533	Fee Simple
Loan	20	Homewood Suites San Antonio Riverwalk	1.2%	6,243,454	27.0%	4,522,199	2,377,247	2,144,953	249,738		1,895,215	Fee Simple
Loan	21	Boardwalk at Alafaya Trail	1.2%	3,238,440	5.0%	3,169,445	1,582,665	1,586,780	134,400		1,452,380	Fee Simple
Loan	22	All Aboard Self Storage Portfolio	1.1%	2,699,620	NAV	2,895,540	1,139,102	1,756,438	48,254	7,000	1,701,183	Fee Simple
Property	22.01	Westport Depot	0.6%	1,310,560	NAV	1,355,576	478,815	876,761	20,677		856,084	Fee Simple
Property	22.02	Ormond Depot	0.3%	663,472	NAV	722,432	279,861	442,571	11,638		430,933	Fee Simple
Property	22.03	Big Tree Depot	0.2%	525,668	NAV	586,028	248,558	337,470	10,612	7,000	319,858	Fee Simple
Property	22.04	Hand & Yonge Depot	0.1%	199,920	NAV	231,504	131,869	99,635	5,328		94,307	Fee Simple
Loan	23	Mariner Court	1.1%	2,618,335	9.8%	2,362,855	886,730	1,476,125	21,023	106,750	1,348,352	Fee Simple
Loan	24	Mini Storage Columbus Portfolio	1.0%	3,264,024	10.5%	3,086,082	1,496,589	1,589,493	41,968		1,547,525	Fee Simple
Property	24.01	MSD Polaris	0.2%	647,532	6.7%	614,010	284,324	329,687	7,518		322,169	Fee Simple
Property	24.02	MSD Minerva	0.2%	542,556	11.3%	507,382	236,682	270,700	6,559		264,142	Fee Simple
Property	24.03	MSD Worthington	0.2%	456,876	5.0%	452,940	208,123	244,817	6,469		238,348	Fee Simple
Property	24.04	MSD Georgesville	0.1%	510,528	21.0%	445,392	233,656	211,736	6,549		205,187	Fee Simple
Property	24.05	MSD Tamarack	0.1%	428,916	7.5%	424,505	194,385	230,120	5,032		225,088	Fee Simple
Property	24.06	MSD Tussing	0.1%	441,240	14.4%	409,550	206,632	202,918	5,691		197,227	Fee Simple
Property	24.07	MSD Mansfield	0.1%	236,376	5.0%	232,303	132,788	99,515	4,150		95,365	Fee Simple
Loan	25	Corporate Park at Doral	0.9%	3,869,146	11.9%	3,408,719	1,912,707	1,496,012	39,521	202,173	1,254,319	Fee Simple
Loan	26	850 Trafalgar	0.9%	3,048,564	16.0%	2,580,618	1,117,138	1,463,481	29,815	149,074	1,284,592	Fee Simple
Loan	27	Pogoda Self Storage Portfolio	0.9%	3,193,590	22.5%	2,622,802	962,690	1,660,112	55,160		1,604,952	Fee Simple
Property	27.01	Okemos	0.2%	839,981	17.9%	719,487	238,951	480,536	12,467		468,069	Fee Simple
Property	27.02	Novi	0.2%	796,260	24.8%	641,274	237,598	403,676	15,935		387,741	Fee Simple
Property	27.03	Orion Township	0.2%	826,275	24.3%	647,625	208,900	438,725	13,173		425,552	Fee Simple
Property	27.04	Ypsilanti	0.1%	433,333	16.2%	404,459	168,974	235,485	9,059		226,426	Fee Simple
Property	27.05	Lansing	0.1%	297,741	33.9%	209,957	108,267	101,690	4,526		97,164	Fee Simple
Loan	28	Walmart Supercenter	0.8%	1,489,487	5.0%	1,415,012	0	1,415,012	53,313	39,885	1,321,814	Fee Simple
Loan	29	4700 Broadmoor	0.8%	3,468,529	7.0%	3,225,732	1,876,325	1,349,407	46,200	113,287	1,189,920	Fee Simple
Loan	30	Hampton Inn and Suites Mount Pleasant	0.7%	3,899,968	22.9%	2,963,932	1,477,525	1,486,407	155,999		1,330,408	Fee Simple
Loan	31	Knollwood MHC	0.7%	1,707,600	5.0%	1,951,152	827,774	1,123,378	31,000		1,092,378	Fee Simple
Loan	32	Highland Village Plaza	0.7%	1,887,609	7.0%	1,755,476	669,447	1,086,029	24,149	86,918	974,962	Fee Simple
Loan	33	Hampton Inn Suites Canton	0.7%	2,796,231	18.4%	2,195,059	960,736	1,234,323	111,849		1,122,473	Fee Simple
Loan	34	The Oaks MHC	0.6%	1,272,780	5.4%	1,207,816	348,821	858,995	13,438		845,558	Fee Simple
Loan	35	Shale-Inland	0.6%	1,792,088	11.3%	1,589,582	457,181	1,132,401	54,736	108,141	969,524	Fee Simple
Loan	36	Huntington Plaza Portfolio	0.6%	2,536,071	10.7%	2,293,359	1,185,233	1,108,126	72,001	136,941	899,184	Fee Simple
Property	36.01	New Market Parking Deck	0.3%	479,352	0.5%	476,955	167,156	309,799	39,396		270,403	Fee Simple
Property	36.02	Huntington Plaza	0.3%	2,056,719	13.2%	1,816,404	1,018,077	798,327	32,605	136,941	628,781	Fee Simple
Loan	37	Lake Helen MHC	0.6%	1,278,756	6.5%	1,198,306	426,233	772,073	21,087		750,986	Fee Simple
Loan	38	150 James Street	0.6%	1,095,721	5.6%	1,034,057	190,112	843,945	10,913	72,784	760,248	Fee Simple
Loan	39	Delcour Mini Storage Portfolio	0.6%	1,791,888	28.3%	1,442,086	494,684	947,402	31,642		915,759	Fee Simple
Property	39.01	A Another Room #2	0.3%	659,232	20.5%	600,569	179,489	421,080	11,570		409,510	Fee Simple
Property	39.02	A Another Room #1	0.2%	502,728	27.2%	424,009	151,043	272,966	9,068		263,899	Fee Simple
Property	39.03	A Another Room #3	0.2%	629,928	37.2%	417,508	164,152	253,356	11,005		242,350	Fee Simple
Loan	40	Beamer Place Apartments	0.6%	2,632,572	6.7%	2,611,112	1,499,224	1,111,888	103,976		1,007,912	Fee Simple
Loan	41	Tharaldson - Homewood Suites Rancho Cucamonga	0.5%	3,262,126	20.0%	2,540,728	1,504,021	1,036,706	130,485		906,221	Leasehold	11/1/2047	2, 10 year
Loan	42	Woodlands Retail	0.5%	1,097,116	5.0%	1,042,260	285,624	756,636	12,529	61,046	683,061	Fee Simple
Loan	43	Washington Square	0.5%	817,983	9.1%	1,043,390	370,879	672,511	17,019	32,743	622,750	Fee Simple
Loan	44	Cherry Creek Place III	0.5%	1,806,691	10.0%	1,657,249	879,714	777,535	50,461	112,598	614,476	Fee Simple
Loan	45	Overland Stage Shopping Center	0.4%	886,678	8.6%	1,041,776	305,628	736,147	23,067	36,717	676,364	Fee Simple
Loan	46	Hasley Canyon MHC	0.4%	957,161	12.0%	1,005,021	467,975	537,046	5,650		531,396	Fee Simple
Loan	47	L Street Self Storage	0.4%	1,313,887	10.7%	1,173,140	415,371	757,769	8,682		749,087	Fee Simple
Loan	48	Arnold Industrial Portfolio	0.4%	871,981	5.0%	1,086,837	381,067	705,770	23,660	53,354	628,757	Fee Simple
Property	48.01	3882 Mercantile Avenue	0.2%	415,229	5.0%	517,541	181,460	336,081	11,267	25,407	299,408	Fee Simple
Property	48.02	3586 Mercantile Avenue	0.1%	186,853	5.0%	232,894	81,657	151,236	5,070	11,433	134,734	Fee Simple
Property	48.03	3573 Progress Avenue	0.1%	145,330	5.0%	181,139	63,511	117,628	3,943	8,892	104,793	Fee Simple
Property	48.04	3989 Prospect Avenue	0.1%	124,569	5.0%	155,262	54,438	100,824	3,380	7,622	89,822	Fee Simple
Loan	49	Main Valley Shopping Center	0.4%	1,097,952	11.4%	972,410	309,703	662,707	15,307	48,805	598,595	Fee Simple
Loan	50	Beacon Self Storage	0.4%	1,180,920	32.8%	1,200,463	524,152	676,311	11,141	-	665,171	Fee Simple
Loan	51	Heights Marketplace	0.4%	704,309	5.0%	805,391	183,239	622,153	2,921	14,603	604,629	Fee Simple
Loan	52	El Fuerte Business Park	0.4%	921,283	10.0%	829,155	245,781	583,374	11,749	27,456	544,169	Fee Simple
Loan	53	Candlewood Suites Decatur	0.4%	1,680,413	30.3%	1,285,293	573,641	711,652	67,217		644,435	Fee Simple
Loan	54	Lockaway Storage - Austin	0.3%	1,055,808	20.7%	875,006	330,987	544,019	18,263		525,756	Fee Simple
Loan	55	Emigrant Storage Reno	0.3%	1,009,311	15.8%	850,167	306,045	544,122	22,771		521,351	Fee Simple
Loan	56	Almeda Avenue	0.3%	923,447	10.5%	826,485	224,994	601,490	15,081	68,938	517,471	Fee Simple
Loan	57	Devonshire Apartments	0.3%	1,274,062	9.1%	1,157,932	593,403	564,529	62,400		502,129	Fee Simple
Loan	58	Discount Drug Mart Plaza	0.3%	839,357	7.6%	775,565	218,230	557,336	7,934	52,896	496,505	Fee Simple
Loan	59	NC Apartments Portfolio	0.3%	1,268,688	8.4%	1,171,192	587,371	583,821	62,926		520,895	Fee Simple
Property	59.01	Spring Valley Town Homes	0.1%	477,828	9.5%	441,623	239,808	201,815	26,486		175,329	Fee Simple
Property	59.02	Apple Creek Apartments	0.1%	403,500	7.8%	372,229	176,432	195,797	17,420		178,377	Fee Simple
Property	59.03	Oak Manor Apartments	0.1%	387,360	7.8%	357,340	171,131	186,209	19,020		167,189	Fee Simple
Rollup	60	Central CA Storage Portfolio	0.3%	1,087,342	33.3%	741,786	271,462	470,323	16,551		453,772	Fee Simple
Loan	60.01	North Plano Storage	0.2%	640,565	26.6%	470,261	153,886	316,375	9,111	-	307,264	Fee Simple

A-1-13

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease
Property Flag	ID	Property Name	Balance	Revenues($)(5)	Vacancy	EGI($)(5)	Expenses($)(5)	NOI($)(5)	Reserves($)	TI/LC($)	NCF($)	Interest(20)	Expiration(20)	Extension Terms(20)
Loan	60.02	Atwater Storage	0.1%	446,777	42.9%	271,525	117,576	153,948	7,440	-	146,508	Fee Simple
Loan	61	4500 Washington Retail	0.3%	479,360	6.0%	643,113	218,148	424,965	2,894	14,471	407,599	Fee Simple
Loan	62	Sun Plaza	0.3%	1,075,057	8.0%	1,001,053	488,468	512,585	14,553	70,583	427,449	Fee Simple
Loan	63	7090 Industrial Portfolio	0.3%	791,540	7.8%	731,773	238,591	493,182	49,204	34,291	409,687	Fee Simple
Property	63.01	7090 Industrial Road	0.2%	572,227	7.0%	532,171	120,578	411,593	30,307	21,503	359,783	Fee Simple
Property	63.02	6649-75 Wales Road	0.0%	109,657	10.0%	99,801	59,007	40,795	9,449	6,395	24,952	Fee Simple
Property	63.03	2569-95 Tracy Road	0.0%	109,657	10.0%	99,801	59,007	40,795	9,449	6,395	24,952	Fee Simple
Loan	64	Walgreens - Claycomo	0.2%	347,829	3.0%	337,394	10,122	327,272	2,223		325,049	Fee Simple
Loan	65	Silver Comet	0.2%	437,400	9.8%	472,918	115,108	357,810	2,746	8,075	346,990	Fee Simple
Loan	66	Circle K MHC	0.2%	553,324	4.0%	603,137	204,882	398,255	4,750		393,505	Fee Simple
Loan	67	8035 RL East Thornton	0.2%	1,093,429	15.1%	993,305	539,949	453,356	20,622	94,861	337,873	Fee Simple
Loan	68	CVS - Evansville	0.2%	295,720	3.0%	286,848	8,605	278,243	1,984		276,259	Fee Simple
Loan	69	Kuhlo Medical Office Building	0.2%	535,142	5.0%	508,385	117,789	390,596	5,208	44,815	340,573	Fee Simple
Loan	70	Joppa Green II	0.2%	1,000,011	10.0%	871,432	357,003	514,429	8,316	86,353	419,760	Fee Simple
Loan	71	Rainbow Professional Park	0.2%	750,489	31.8%	521,633	175,106	346,527	7,511	49,083	289,932	Fee Simple
Loan	72	Centennial MHC	0.2%	600,960	5.0%	578,678	238,098	340,580	8,000		332,580	Fee Simple
Loan	73	7-11 Portfolio	0.2%	255,420	5.0%	295,815	56,350	239,465	2,699	3,861	232,905	Fee Simple
Property	73.01	7-Eleven - Allen	0.1%	131,373	5.0%	158,714	35,917	122,798	1,286	2,217	119,295	Fee Simple
Property	73.02	7-Eleven - Plano	0.1%	124,047	5.0%	137,100	20,433	116,667	1,413	1,644	113,610	Fee Simple
Loan	74	Woodbridge - Harker Heights	0.2%	538,824	23.5%	433,791	166,787	267,004	10,208		256,796	Fee Simple
Loan	75	Conroe CVS	0.2%	440,495	2.0%	519,600	83,139	436,461	6,564		429,897	Fee Simple
Loan	76	Landover Self Storage	0.2%	1,370,332	49.6%	769,973	391,778	378,195	9,640		368,555	Fee Simple
Loan	77	Joppa Green I	0.2%	697,196	10.0%	629,428	195,468	433,960	7,182	62,770	364,008	Fee Simple
Loan	78	Jake's Place Student Housing	0.2%	406,658	5.0%	410,778	189,428	221,350	12,852		208,498	Fee Simple
Loan	79	Woodbridge - Storage Works	0.1%	635,772	20.0%	432,509	203,869	228,641	10,062		218,579	Fee Simple
Loan	80	7111 Harwin Office Building	0.1%	613,548	18.8%	507,903	248,283	259,620	11,686	53,934	194,000	Fee Simple

A-1-14

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool			Lease			Lease
Property Flag	ID	Property Name	Balance	Largest Tenant(21)(22)(23)(24)(25)	SF	Expiration	2nd Largest Tenant(23)(24)(25)	SF	Expiration
Loan	1	Santa Anita Mall	14.5%	JC Penney (J.C. Penney Properties, Inc.)	191,240	10/19/2017	Macy's (Macy's West Stores, Inc.)	188,200	10/19/2017
Loan	2	Valencia Town Center	13.1%	Macy's (Macy's Department Stores, Inc.)	195,887	09/26/2016	JC Penney (J.C. Penney Properties, Inc.)	130,096	09/30/2022
Loan	3	SOP Portfolio	8.7%	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.01	Tampa Commons	2.0%	Travelers (The Travelers Indemnity Company)	86,523	05/31/2020	Time Customer Service (Time Customer Service,Inc.)	69,159	06/30/2020
Property	3.02	Siemens Quadrangle II	1.8%	Siemens Real Estate	226,548	08/31/2019	NAP	NAP	NAP
Property	3.03	2000 Park Lane	1.7%	Cigna (Connecticut General Life Insurance Company)	172,663	12/31/2024	Computer Associates (Computer Associates International, Inc.)	56,447	12/31/2015
Property	3.04	Lakepointe Corporate Center 3 & 5	1.3%	The Lash Group (The Lash Group, Inc.)	205,639	04/30/2016	Apex Systems (Apex Systems,Inc.)	8,023	12/31/2015
Property	3.05	Edgewater Corporate Center One	1.0%	Decision One Mortgage Company, LLC	182,000	08/31/2016	NAP	NAP	NAP
Property	3.06	Baldwin Point	0.8%	Travelers (The Travelers Indemnity Company)	105,869	06/30/2015	Parsons Transportation (Parsons Transportation Group, Inc.)	11,672	03/31/2013
Loan	4	Harborplace	5.1%	H&M (H&M Hennes & Mauritz L.P.)	19,838	01/31/2022	Urban Outfitters (Urban Outfitters, Inc.)	13,704	01/31/2018
Loan	5	231 South LaSalle	5.0%	Bank of America (Bank of America, N.A.)	789,061	12/31/2017	Accretive Health (Accretive Health, Inc.)	72,669	07/31/2021
Loan	6	CAPREIT Midwest Portfolio	3.5%	NAP	NAP	NAP	NAP	NAP	NAP
Property	6.01	Greenway Chase Apartments	1.1%	NAP	NAP	NAP	NAP	NAP	NAP
Property	6.02	Pointe West Apartments	0.9%	NAP	NAP	NAP	NAP	NAP	NAP
Property	6.03	Valle Vista Apartments	0.9%	NAP	NAP	NAP	NAP	NAP	NAP
Property	6.04	Kensington at Beverly Hills	0.6%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	7	True Value Distribution Centers Portfolio	2.2%	True Value (True Value Company)	1,550,123	12/31/2022	NAP	NAP	NAP
Property	7.01	Corsicana	1.0%	True Value (True Value Company)	775,443	12/31/2022	NAP	NAP	NAP
Property	7.02	Woodland	0.6%	True Value (True Value Company)	360,000	12/31/2022	NAP	NAP	NAP
Property	7.03	Kansas City	0.6%	True Value (True Value Company)	414,680	12/31/2022	NAP	NAP	NAP
Loan	8	Residence Inn San Diego Mission Valley	2.1%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	9	Summit Hotel Portfolio	2.0%	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.01	Hyatt Place - Lombard	0.7%	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.02	Hyatt Place - Lone Tree	0.5%	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.03	Hyatt Place - Englewood	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.04	Hyatt Place - Arlington	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	155 Fifth Avenue	2.0%	C. Wonder LLC	9,300	10/31/2022	155 Office Associates (155 Office Associates LLC)	5,348	02/28/2016
Loan	11	Tisch Tower	1.9%	National University	40,142	01/31/2019	The Five Branches Institute, College of Traditional Chinese Medicine	18,138	12/19/2015
Loan	12	The Village of Cross Keys	1.7%	Tennis Club (Village Of Cross Keys Recreation Association, Inc.)	30,292	12/31/2013	Diversified Insurance, Inc. (Diversified Insurance Industries, Inc.)	17,544	06/30/2017
Loan	13	Residence Inn Tysons Corner	1.6%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	14	Village Greens Shopping Center	1.5%	Dan's Supreme Supermarkets, Inc.	35,724	09/30/2022	CVS (CVS Albany, L.L.C)	12,487	01/31/2036
Loan	15	Midtowne Portfolio	1.5%	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.01	Midtowne Park	1.1%	Kohls (Kohl's Department Stores, Inc.)	86,987	01/31/2029	Dick's Sporting Goods (Dick's Sporting Goods, Inc.)	50,000	01/31/2019
Property	15.02	Petsmart	0.2%	Petsmart (Petsmart, Inc.)	25,310	03/31/2024	NAP	NAP	NAP
Property	15.03	Tractor Supply	0.1%	Tractor Supply (Tractor Supply Company)	19,097	06/30/2026	NAP	NAP	NAP
Property	15.04	CVS	0.1%	CVS (North Carolina CVS Pharmacy, L.L.C.)	10,125	04/30/2037	NAP	NAP	NAP
Loan	16	Quorum Center	1.4%	Accutest Laboratories South (Accutest Laboratories Southeast, Inc.)	25,737	08/31/2015	Triad Isotopes, Inc.	23,430	01/31/2019
Loan	17	Audubon Square	1.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	17.01	Audubon Square I	0.8%	Giant Food Store #84 (Giant Food Stores, Inc.)	54,216	03/31/2016	First Niagara Bank	5,000	04/30/2016
Property	17.02	Regal Cinemas	0.4%	Regal Cinemas, Inc.	93,053	07/31/2028	NAP	NAP	NAP
Loan	18	167-177 Lafayette Street	1.2%	We Work (We Work 154 Grand LLC)	39,960	05/31/2015	The Color House (The Color House New York, Inc.)	2,400	04/30/2016
Loan	19	Chatham Retail	1.2%	Pier 1 Imports (U.S.), Inc.	17,514	09/30/2022	MP 66 LLC (Garage)	9,377	08/31/2016
Loan	20	Homewood Suites San Antonio Riverwalk	1.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	21	Boardwalk at Alafaya Trail	1.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	22	All Aboard Self Storage Portfolio	1.1%	NAP	NAP	NAP	NAP	NAP	NAP
Property	22.01	Westport Depot	0.6%	NAP	NAP	NAP	NAP	NAP	NAP
Property	22.02	Ormond Depot	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Property	22.03	Big Tree Depot	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	22.04	Hand & Yonge Depot	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	23	Mariner Court	1.1%	ANA Trading Corp. (ANA Trading Corp., U.S.A.)	10,811	07/31/2018	Waddell & Reed Inc. (Waddell & Reed, Inc.)	7,422	07/31/2014
Loan	24	Mini Storage Columbus Portfolio	1.0%	NAP	NAP	NAP	NAP	NAP	NAP
Property	24.01	MSD Polaris	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	24.02	MSD Minerva	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	24.03	MSD Worthington	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	24.04	MSD Georgesville	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Property	24.05	MSD Tamarack	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Property	24.06	MSD Tussing	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Property	24.07	MSD Mansfield	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	25	Corporate Park at Doral	0.9%	General Services Association (GSA) (United States of America)	29,167	10/31/2014	FirstSource (FirstSource Group USA, Inc.)	17,388	02/28/2018
Loan	26	850 Trafalgar	0.9%	IRS (United States of America)	51,847	12/31/2018	FBI (United States of America)	40,018	06/30/2015
Loan	27	Pogoda Self Storage Portfolio	0.9%	NAP	NAP	NAP	NAP	NAP	NAP
Property	27.01	Okemos	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	27.02	Novi	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	27.03	Orion Township	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	27.04	Ypsilanti	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Property	27.05	Lansing	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	Walmart Supercenter	0.8%	Wal-Mart (Wal-Mart Real Estate Business Trust)	222,139	08/31/2017	NAP	NAP	NAP
Loan	29	4700 Broadmoor	0.8%	Bosch Fuel Systems (Robert Bosch Corporation)	173,600	06/30/2017	Intertek (Intertek ETL Entela)	116,800	12/31/2021
Loan	30	Hampton Inn and Suites Mount Pleasant	0.7%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	31	Knollwood MHC	0.7%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	32	Highland Village Plaza	0.7%	CVS (Longs Drug Stores California, L.L.C)	25,500	02/28/2017	Goodwill Industries of Southern California	12,511	02/28/2023
Loan	33	Hampton Inn Suites Canton	0.7%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	34	The Oaks MHC	0.6%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	35	Shale-Inland	0.6%	Shale-Inland (Main Steel Polishing Company, Inc.)	238,681	07/23/2027	Material Sciences Corporation	35,000	08/30/2016
Loan	36	Huntington Plaza Portfolio	0.6%	NAP	NAP	NAP	NAP	NAP	NAP
Property	36.01	New Market Parking Deck	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Property	36.02	Huntington Plaza	0.3%	The Huntington National Bank	47,222	09/30/2018	Black, McCuskey, Souers & Arbaugh	17,314	01/31/2016
Loan	37	Lake Helen MHC	0.6%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	38	150 James Street	0.6%	Non-for-profit Grocer II (NPGS II, Inc.)	41,850	03/31/2021	National Assoc. of Hebrew Schools (National Association of Hebrew Day Schools, Inc.)	5,843	03/31/2017
Loan	39	Delcour Mini Storage Portfolio	0.6%	NAP	NAP	NAP	NAP	NAP	NAP
Property	39.01	A Another Room #2	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Property	39.02	A Another Room #1	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	39.03	A Another Room #3	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	40	Beamer Place Apartments	0.6%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	41	Tharaldson - Homewood Suites Rancho Cucamonga	0.5%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	42	Woodlands Retail	0.5%	Burlington Coat Factory (Burlington Coat Factory of Texas, L.P.)	66,517	01/31/2023	Ferguson Plumbing (Ferguson Enterprises, Inc.)	17,009	04/30/2019
Loan	43	Washington Square	0.5%	HomeGoods	30,000	03/31/2024	Julie's Hallmark	4,000	02/28/2016
Loan	44	Cherry Creek Place III	0.5%	Pandey Hotel Denver (Pandey Hotel Denver LLC)	40,437	08/31/2017	Colorado Technical University (Colorado Technical University, Inc.)	29,351	04/30/2021
Loan	45	Overland Stage Shopping Center	0.4%	Big Lots Store, Inc.	32,850	01/31/2015	Bicycles, Inc. (Ericson's Bicycles, Inc.)	9,300	10/31/2017
Loan	46	Hasley Canyon MHC	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	47	L Street Self Storage	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	48	Arnold Industrial Portfolio	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
Property	48.01	3882 Mercantile Avenue	0.2%	Apple Moving Inc.	10,400	10/31/2016	Top Hat Imports Inc (Top Hat Imports, LLC)	7,500	06/30/2013
Property	48.02	3586 Mercantile Avenue	0.1%	Apple Moving Inc.	15,000	10/31/2016	Wholesale Screen Printing (Wholesale Screen Printing of Naples, Inc.)	15,000	05/31/2015
Property	48.03	3573 Progress Avenue	0.1%	United States Post Office (United States Postal Service)	15,000	05/31/2017	NAP	NAP	NAP
Property	48.04	3989 Prospect Avenue	0.1%	Hajoca Corporation	18,000	04/30/2015	NAP	NAP	NAP
Loan	49	Main Valley Shopping Center	0.4%	AutoZone (AutoZone, Inc.)	12,600	09/30/2013	CVS Pharmacy (Eckerd's-Ward's Lewisville, Inc.)	10,080	11/30/2014
Loan	50	Beacon Self Storage	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	51	Heights Marketplace	0.4%	Heights Spirits & Fine Wines	3,190	08/30/2017	Lovett Dental (Dental Choice I, LP)	2,860	11/08/2017
Loan	52	El Fuerte Business Park	0.4%	Processing Point (Processing Point, Inc.)	6,904	06/30/2014	Dynarc Incorporated	5,377	03/31/2013
Loan	53	Candlewood Suites Decatur	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	54	Lockaway Storage - Austin	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	55	Emigrant Storage Reno	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	56	Almeda Avenue	0.3%	W. R. Systems (WR Systems, LTD.)	36,563	11/30/2019	ADI/Honeywell (Honeywell International Inc.)	8,314	06/30/2013
Loan	57	Devonshire Apartments	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	58	Discount Drug Mart Plaza	0.3%	Discount Drug Mart (Discount Drug Mart, Inc.)	24,596	03/31/2021	Fitness 19 (Fitness 19 OH 181, LCC)	6,500	02/28/2018
Loan	59	NC Apartments Portfolio	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Property	59.01	Spring Valley Town Homes	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Property	59.02	Apple Creek Apartments	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Property	59.03	Oak Manor Apartments	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Rollup	60	Central CA Storage Portfolio	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	60.01	North Plano Storage	0.2%	NAP	NAP	NAP	NAP	NAP	NAP

A-1-15

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool			Lease			Lease
Property Flag	ID	Property Name	Balance	Largest Tenant(21)(22)(23)(24)(25)	SF	Expiration	2nd Largest Tenant(23)(24)(25)	SF	Expiration
Loan	60.02	Atwater Storage	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	61	4500 Washington Retail	0.3%	Avenue (Rucker Dunn, LP)	3,683	03/14/2013	James Craig (James Craig Furnishings, LLC)	3,532	03/31/2013
Loan	62	Sun Plaza	0.3%	Bath & Associates (Bath & Associates, Inc.)	6,340	10/31/2015	Falcon Healthcare, Inc.	5,250	01/31/2016
Loan	63	7090 Industrial Portfolio	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Property	63.01	7090 Industrial Road	0.2%	DSC Logistics (DSC Logistics, Inc.)	106,847	09/30/2015	Merit Paint Sundries, LLC (Merit Paint Sundries, LLC, D/B/A Lancaster Schuerman)	95,200	12/31/2017
Property	63.02	6649-75 Wales Road	0.0%	Pioneer Expansion (Pioneer Industrial Systems)	16,600	03/31/2014	Tri County Wheel & Ri (Tri County Wheel & Rim, LLC)	7,520	11/30/2014
Property	63.03	2569-95 Tracy Road	0.0%	Zurn Industries (Zurn Industries, Inc)	17,920	09/30/2013	Prestige Delivery (Prestige Delivery Systems, Inc)	15,920	04/30/2013
Loan	64	Walgreens - Claycomo	0.2%	Walgreens (Walgreen Co.)	14,820	12/31/2033	NAP	NAP	NAP
Loan	65	Silver Comet	0.2%	Twisted Taco (Tic Tac Taco, Inc.)	3,000	04/30/2016	Firehouse Subs (Upstate Sub House, LLC)	2,600	12/31/2017
Loan	66	Circle K MHC	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	67	8035 RL East Thornton	0.2%	Commercial Recovery Systems	12,318	03/31/2015	Our Choice Enterprises	2,098	08/31/2013
Loan	68	CVS - Evansville	0.2%	CVS Caremark Corp. (Hook-SupeRx, L.L.C.)	13,225	01/31/2036	NAP	NAP	NAP
Loan	69	Kuhlo Medical Office Building	0.2%	Harpeth Pediatrics	5,592	10/31/2014	Cool Water Orthodontics (Dr. Sawaf) (Dr. Michael Sawaf and Joseph Doctora, DDS)	4,712	10/31/2014
Loan	70	Joppa Green II	0.2%	MacKenzie Mgt. (Mackenzie Commercial Real Estate Services, LLC)	13,749	12/31/2022	Bay Bank (Bay Bank, FSB)	10,026	09/30/2015
Loan	71	Rainbow Professional Park	0.2%	Masterlease (Rainbow Master Leasing Company, LLC)	7,150	11/30/2022	Southwest Gas Company (Southwest Gas Corporation)	6,192	03/01/2014
Loan	72	Centennial MHC	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	73	7-11 Portfolio	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	73.01	7-Eleven - Allen	0.1%	7-Eleven Allen (7-Eleven, Inc.)	4,434	12/30/2021	NAP	NAP	NAP
Property	73.02	7-Eleven - Plano	0.1%	7-Eleven Plano (7-Eleven, Inc.)	3,287	09/30/2021	NAP	NAP	NAP
Loan	74	Woodbridge - Harker Heights	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	75	Conroe CVS	0.2%	CVS Pharmacy, Inc. (Eckerd Corporation)	13,824	10/31/2022	NAP	NAP	NAP
Loan	76	Landover Self Storage	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	77	Joppa Green I	0.2%	Stuart A. Tiegel (Stuart A. Tiegel and Victor Ferrans)	4,589	03/31/2015	Dr. Blumenthal & Riger (Stuart D. Blumenthal, DDS, and Michael J. Riger, DMD)	3,899	08/31/2017
Loan	78	Jake's Place Student Housing	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	79	Woodbridge - Storage Works	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	80	7111 Harwin Office Building	0.1%	Ingles Practico	5,031	10/31/2014	Testing Zone, Inc. (Testing Zone Houston, Inc.)	3,190	12/31/2017

A-1-16

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool			Lease			Lease
Property Flag	ID	Property Name	Balance	3rd Largest Tenant(21)(22)(23)(25)	SF	Expiration	4th Largest Tenant(23)(24)	SF	Expiration
Loan	1	Santa Anita Mall	14.5%	Nordstrom (Nordstrom, Inc.)	136,384	02/28/2024	XXI Forever (Forever 21 Retail, Inc.)	117,817	01/31/2028
Loan	2	Valencia Town Center	13.1%	Sears (Sears, Roebuck and Co.)	122,325	09/10/2045	Edwards Theatres (12 screens) (Edwards Theatres, Inc.)	68,781	05/31/2019
Loan	3	SOP Portfolio	8.7%	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.01	Tampa Commons	2.0%	Wilkes & McHugh (Wilkes & McHugh P.A.)	29,474	10/31/2013	SAIC (Science Applications International Corporation)	27,341	08/31/2016
Property	3.02	Siemens Quadrangle II	1.8%	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.03	2000 Park Lane	1.7%	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.04	Lakepointe Corporate Center 3 & 5	1.3%	Saussy Burbank, LLC	5,033	03/31/2017	PL Subsidiary, Inc. (Subleased to Easydraft)	4,597	11/30/2013
Property	3.05	Edgewater Corporate Center One	1.0%	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.06	Baldwin Point	0.8%	Allegra Direct (Allegra Direct - South Inc.)	10,731	02/28/2018	Barnie's Coffee (Barnie's II, Inc.)	5,037	06/30/2015
Loan	4	Harborplace	5.1%	Bubba Gump Shrimp Company (Bubba Gump Shrimp Company Restaurants, Inc.)	13,682	04/30/2023	Ripley's Believe It or Not (Ripley Entertainment, Inc.)	13,490	06/30/2022
Loan	5	231 South LaSalle	5.0%	GSA - US Army Corps of Engineers (United States of America)	63,678	10/31/2022	Jos A Bank (Jos. A. Bank Clothiers, Inc.)	7,359	01/31/2017
Loan	6	CAPREIT Midwest Portfolio	3.5%	NAP	NAP	NAP	NAP	NAP	NAP
Property	6.01	Greenway Chase Apartments	1.1%	NAP	NAP	NAP	NAP	NAP	NAP
Property	6.02	Pointe West Apartments	0.9%	NAP	NAP	NAP	NAP	NAP	NAP
Property	6.03	Valle Vista Apartments	0.9%	NAP	NAP	NAP	NAP	NAP	NAP
Property	6.04	Kensington at Beverly Hills	0.6%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	7	True Value Distribution Centers Portfolio	2.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.01	Corsicana	1.0%	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.02	Woodland	0.6%	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.03	Kansas City	0.6%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	8	Residence Inn San Diego Mission Valley	2.1%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	9	Summit Hotel Portfolio	2.0%	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.01	Hyatt Place - Lombard	0.7%	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.02	Hyatt Place - Lone Tree	0.5%	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.03	Hyatt Place - Englewood	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.04	Hyatt Place - Arlington	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	155 Fifth Avenue	2.0%	Cosette Fifth Avenue LLC	5,100	01/31/2015	Jack Rogers LLC	5,097	07/31/2015
Loan	11	Tisch Tower	1.9%	National Holistic Institute	9,839	12/31/2016	Think Social Publishing, Inc.	7,754	06/30/2016
Loan	12	The Village of Cross Keys	1.7%	Talbots (The Talbots, Inc.)	13,780	01/31/2017	Coldwell Banker	8,614	06/30/2014
Loan	13	Residence Inn Tysons Corner	1.6%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	14	Village Greens Shopping Center	1.5%	Villa Monte Pizza (Villa Monte Di Positano Restaurant & Pizzeria, Inc.)	4,169	01/31/2024	VG Hardware (Village Hardware & Housewares, Inc.)	3,568	06/30/2022
Loan	15	Midtowne Portfolio	1.5%	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.01	Midtowne Park	1.1%	Staples (Staples the Office Superstore East, Inc.)	20,390	02/28/2019	Ulta (Ulta Salon, Cosmetics & Fragrance, Inc.)	9,964	02/28/2021
Property	15.02	Petsmart	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.03	Tractor Supply	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.04	CVS	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	Quorum Center	1.4%	Comcast of FL/GA (Comcast of Florida/Georgia, LLC)	11,421	05/31/2017	Expedia, Inc. (Premier Getaways, Inc.)	8,348	04/30/2013
Loan	17	Audubon Square	1.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	17.01	Audubon Square I	0.8%	Sherwin-Williams Co. (The Sherwin-Williams Company)	4,800	10/31/2014	ATI Holdings, LLC	3,600	10/31/2022
Property	17.02	Regal Cinemas	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	18	167-177 Lafayette Street	1.2%	Little King (Little King Ltd.)	2,100	04/30/2016	T-Mobile Antenna (Omnipoint Communications Inc.)	210	02/28/2013
Loan	19	Chatham Retail	1.2%	Paul Labrecque East, Inc. (Salon)	7,249	01/31/2017	NAP	NAP	NAP
Loan	20	Homewood Suites San Antonio Riverwalk	1.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	21	Boardwalk at Alafaya Trail	1.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	22	All Aboard Self Storage Portfolio	1.1%	NAP	NAP	NAP	NAP	NAP	NAP
Property	22.01	Westport Depot	0.6%	NAP	NAP	NAP	NAP	NAP	NAP
Property	22.02	Ormond Depot	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Property	22.03	Big Tree Depot	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	22.04	Hand & Yonge Depot	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	23	Mariner Court	1.1%	Highground Insurance (Highground Insurance Services, Inc.)	6,698	04/30/2018	Yakult / Yakult USA (Yakult International (U.S.A.) Inc.)	5,765	07/31/2013
Loan	24	Mini Storage Columbus Portfolio	1.0%	NAP	NAP	NAP	NAP	NAP	NAP
Property	24.01	MSD Polaris	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	24.02	MSD Minerva	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	24.03	MSD Worthington	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	24.04	MSD Georgesville	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Property	24.05	MSD Tamarack	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Property	24.06	MSD Tussing	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Property	24.07	MSD Mansfield	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	25	Corporate Park at Doral	0.9%	Walmart International (Wal-Mart Stores, Inc.)	14,192	8/31/2014 and 5/31/2015	Department of Agriculture (Department of Agriculture & Consumer Services)	12,871	09/30/2022
Loan	26	850 Trafalgar	0.9%	Strayer University, Inc.	11,105	04/30/2014	Brown & Caldwell, Inc.	10,870	04/30/2015
Loan	27	Pogoda Self Storage Portfolio	0.9%	NAP	NAP	NAP	NAP	NAP	NAP
Property	27.01	Okemos	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	27.02	Novi	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	27.03	Orion Township	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	27.04	Ypsilanti	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Property	27.05	Lansing	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	Walmart Supercenter	0.8%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	29	4700 Broadmoor	0.8%	Bosch Emission Systems (Bosch Emission Systems Group LLC)	96,000	08/14/2019	Interwire Products (InterWire Products – Michigan, Inc.)	75,600	04/30/2017
Loan	30	Hampton Inn and Suites Mount Pleasant	0.7%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	31	Knollwood MHC	0.7%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	32	Highland Village Plaza	0.7%	Tutor Time Learning Centers, LLC	10,200	04/30/2013	Arrowhead Credit Union (Arrowhead Central Credit Union)	4,524	01/31/2015
Loan	33	Hampton Inn Suites Canton	0.7%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	34	The Oaks MHC	0.6%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	35	Shale-Inland	0.6%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	36	Huntington Plaza Portfolio	0.6%	NAP	NAP	NAP	NAP	NAP	NAP
Property	36.01	New Market Parking Deck	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Property	36.02	Huntington Plaza	0.3%	Tzangas, Plakas, Man (Tzangas, Plakas, Mannos, Recupero, LLC)	11,901	05/31/2019	Hall Kistler & Company (Hall Kistler & Company, LLC)	8,436	01/31/2015
Loan	37	Lake Helen MHC	0.6%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	38	150 James Street	0.6%	Hosiery Plus II	3,400	02/28/2016	Lakewood Judaica (Lakewood Judaica, LLP)	2,800	03/31/2016
Loan	39	Delcour Mini Storage Portfolio	0.6%	NAP	NAP	NAP	NAP	NAP	NAP
Property	39.01	A Another Room #2	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Property	39.02	A Another Room #1	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	39.03	A Another Room #3	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	40	Beamer Place Apartments	0.6%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	41	Tharaldson - Homewood Suites Rancho Cucamonga	0.5%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	42	Woodlands Retail	0.5%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	43	Washington Square	0.5%	Pet Oasis	2,482	10/31/2015	C & C Cleaners	2,400	02/28/2021
Loan	44	Cherry Creek Place III	0.5%	Am Fair Mktg/Fin Corp (American Fair Marketing Inc.)	15,576	10/31/2016	GSA - Passport Office (United States of America)	13,641	09/20/2015
Loan	45	Overland Stage Shopping Center	0.4%	Pancho's Mexican Buffet (PMB Enterprises West, Inc.)	9,200	12/31/2017	AutoZone (AutoZone Texas L.P.)	8,450	03/31/2017
Loan	46	Hasley Canyon MHC	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	47	L Street Self Storage	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	48	Arnold Industrial Portfolio	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
Property	48.01	3882 Mercantile Avenue	0.2%	Nina & Pancho's Barktown, LLC	6,000	04/30/2019	Captains Cabin (G & J Lopez)	4,700	06/30/2015
Property	48.02	3586 Mercantile Avenue	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Property	48.03	3573 Progress Avenue	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Property	48.04	3989 Prospect Avenue	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	49	Main Valley Shopping Center	0.4%	Dollar General (Dolgencorp of Texas, Inc.)	8,948	09/30/2015	Abuntant Life (Abuntant Life Trust)	7,800	09/30/2014
Loan	50	Beacon Self Storage	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	51	Heights Marketplace	0.4%	Smash Burger (Smashburger Acquisition - Hou LLC)	2,365	10/31/2017	Batteries Plus (Batteries Holdings, LP)	1,650	02/28/2018
Loan	52	El Fuerte Business Park	0.4%	Rieker Machine, Inc	3,978	07/31/2014	Smith & Nephew (Smith & Nephew, Inc.)	3,346	MTM
Loan	53	Candlewood Suites Decatur	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	54	Lockaway Storage - Austin	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	55	Emigrant Storage Reno	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	56	Almeda Avenue	0.3%	Oakwood R&B Home Services, Inc. (Worldwide Corporate Housing, L.P.)	5,408	12/31/2015	Whipp & Bourne (Whipp & Bourne, Inc.)	4,254	02/28/2015
Loan	57	Devonshire Apartments	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	58	Discount Drug Mart Plaza	0.3%	Little Sprouts( Little Sprouts Boutique, LLC)	4,908	09/30/2021	Westshore Pizza (OHIOWS1 LLC)	3,521	09/30/2021
Loan	59	NC Apartments Portfolio	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Property	59.01	Spring Valley Town Homes	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Property	59.02	Apple Creek Apartments	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Property	59.03	Oak Manor Apartments	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Rollup	60	Central CA Storage Portfolio	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	60.01	North Plano Storage	0.2%	NAP	NAP	NAP	NAP	NAP	NAP

A-1-17

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool			Lease			Lease
Property Flag	ID	Property Name	Balance	3rd Largest Tenant(21)(22)(23)(25)	SF	Expiration	4th Largest Tenant(23)(24)	SF	Expiration
Loan	60.02	Atwater Storage	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	61	4500 Washington Retail	0.3%	Joy Yoga (Joy Yoga Center, LLC)	3,500	02/29/2016	Polovina's (Polovina Partners, Inc.)	3,000	05/31/2013
Loan	62	Sun Plaza	0.3%	Thos. Y. Pickett & Co. Inc.	4,683	09/30/2015	South Texas Real Estate Elite (South Texas Real Estate Elite Team, LLC.)	4,541	03/31/2016
Loan	63	7090 Industrial Portfolio	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Property	63.01	7090 Industrial Road	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	63.02	6649-75 Wales Road	0.0%	Harley Davidson (Signature Harley Davidson)	5,450	08/31/2013	First Care Toledo LLC (First Care Toledo, LLC)	4,070	11/30/2013
Property	63.03	2569-95 Tracy Road	0.0%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	64	Walgreens - Claycomo	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	65	Silver Comet	0.2%	Carriage Cleaners (Sang Yoon)	2,220	12/31/2021	Smyrna Bicycles (B & L Cycleworks, LLC)	1,950	11/30/2016
Loan	66	Circle K MHC	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	67	8035 RL East Thornton	0.2%	Golden Star Home Health Agency, Inc. (Golden Star Homehealth)	1,938	12/31/2012	Michael A. Davis, PC (Jim Miller Spine and Rehab)	1,752	11/30/2013
Loan	68	CVS - Evansville	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	69	Kuhlo Medical Office Building	0.2%	Harpeth Family Dentistry	3,912	12/31/2029	Cool Springs Family Vision Care (Cool Springs Family Vision Care, LLC)	2,322	08/01/2014
Loan	70	Joppa Green II	0.2%	Groschan & Associates PA (Groschan & Associates, P.A.)	2,678	09/30/2015	Neuroscience Team, LLC	1,782	11/30/2013
Loan	71	Rainbow Professional Park	0.2%	AMNET (Amnet, Inc.)	5,170	03/01/2015	Hastings Brokerage, Ltd	3,295	09/01/2014
Loan	72	Centennial MHC	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	73	7-11 Portfolio	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	73.01	7-Eleven - Allen	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Property	73.02	7-Eleven - Plano	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	74	Woodbridge - Harker Heights	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	75	Conroe CVS	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	76	Landover Self Storage	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	77	Joppa Green I	0.2%	MacKenzie Contracting Co. (MacKenzie Contracting, LLC)	3,660	12/31/2017	Gilbert D. Marsiglia (Gilbert D. Marsiglia & Company, Inc.)	2,795	06/30/2014
Loan	78	Jake's Place Student Housing	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	79	Woodbridge - Storage Works	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	80	7111 Harwin Office Building	0.1%	Sumic Care, Inc. (Sumic Care Inc.)	2,640	04/30/2015	Sharpstown Medical Clinic	2,286	08/31/2016

A-1-18

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of						Upfront	Monthly	Upfront	Monthly
			Initial Pool			Lease		Occupancy	Replacement	Replacement	TI/LC	TI/LC
Property Flag	ID	Property Name	Balance	5th Largest Tenant(22)(23)(25)	SF	Expiration	Occupancy(17)	As-of Date	Reserves($)(26)	Reserves($)(26)	Reserves($)(26)	Reserves($)(26)
Loan	1	Santa Anita Mall	14.5%	American Multi-Cinema (American Multi-Cinema, Inc.)	73,938	09/30/2019	97.0%	12/31/2012
Loan	2	Valencia Town Center	13.1%	Walmart (Wal-Mart Stores, Inc.)	29,761	05/31/2023	96.7%	12/31/2012
Loan	3	SOP Portfolio	8.7%	NAP	NAP	NAP	98.8%	12/16/2012			7,456,265	141,266
Property	3.01	Tampa Commons	2.0%	Rissman (Rissman, Weisberg, Barrett, Hurt, Donahue & Mclain, P.A.	20,859	11/30/2015	99.7%	12/16/2012
Property	3.02	Siemens Quadrangle II	1.8%	NAP	NAP	NAP	100.0%	12/16/2012
Property	3.03	2000 Park Lane	1.7%	NAP	NAP	NAP	100.0%	12/16/2012
Property	3.04	Lakepointe Corporate Center 3 & 5	1.3%	NAP	NAP	NAP	100.0%	12/16/2012
Property	3.05	Edgewater Corporate Center One	1.0%	NAP	NAP	NAP	100.0%	12/16/2012
Property	3.06	Baldwin Point	0.8%	Security Financial Management, Inc.	4,946	05/31/2021	90.7%	12/16/2012
Loan	4	Harborplace	5.1%	M & S Grill (McCormick & Schmick Restaurant Corp.)	7,000	10/31/2018	94.6%	07/24/2012		2,473		24,734
Loan	5	231 South LaSalle	5.0%	Ann Taylor (AnnTaylor Retail, Inc.)	5,357	01/31/2014	96.6%	07/01/2012	1,500,000		1,500,000
Loan	6	CAPREIT Midwest Portfolio	3.5%	NAP	NAP	NAP	94.2%	12/17/2012	7,000,000	29,470
Property	6.01	Greenway Chase Apartments	1.1%	NAP	NAP	NAP	95.2%	12/17/2012
Property	6.02	Pointe West Apartments	0.9%	NAP	NAP	NAP	95.5%	12/17/2012
Property	6.03	Valle Vista Apartments	0.9%	NAP	NAP	NAP	92.4%	12/17/2012
Property	6.04	Kensington at Beverly Hills	0.6%	NAP	NAP	NAP	94.2%	12/17/2012
Loan	7	True Value Distribution Centers Portfolio	2.2%	NAP	NAP	NAP	100.0%	10/01/2012
Property	7.01	Corsicana	1.0%	NAP	NAP	NAP	100.0%	10/01/2012
Property	7.02	Woodland	0.6%	NAP	NAP	NAP	100.0%	10/01/2012
Property	7.03	Kansas City	0.6%	NAP	NAP	NAP	100.0%	10/01/2012
Loan	8	Residence Inn San Diego Mission Valley	2.1%	NAP	NAP	NAP	93.4%	11/30/2012		1/12 of 4% of Gross Income
Loan	9	Summit Hotel Portfolio	2.0%	NAP	NAP	NAP	77.1%	10/31/2012	54,642	54,642
Property	9.01	Hyatt Place - Lombard	0.7%	NAP	NAP	NAP	84.8%	10/31/2012
Property	9.02	Hyatt Place - Lone Tree	0.5%	NAP	NAP	NAP	81.3%	10/31/2012
Property	9.03	Hyatt Place - Englewood	0.4%	NAP	NAP	NAP	76.2%	10/31/2012
Property	9.04	Hyatt Place - Arlington	0.3%	NAP	NAP	NAP	64.6%	10/31/2012
Loan	10	155 Fifth Avenue	2.0%	Heerim Architechts and Planners Co., Ltd	5,097	07/31/2015	100.0%	11/01/2012			150,000
Loan	11	Tisch Tower	1.9%	Techskills, LLC	7,604	12/19/2015	93.1%	12/01/2012		3,077		18,750
Loan	12	The Village of Cross Keys	1.7%	Abrams, Foster, Nole & Wi	8,466	10/31/2015	79.0%	09/30/2012		5,935	400,000	24,731
Loan	13	Residence Inn Tysons Corner	1.6%	NAP	NAP	NAP	75.4%	11/30/2012		1/12 of 4% of Gross Income
Loan	14	Village Greens Shopping Center	1.5%	JP Morgan Chase (JPMorgan Chase Bank, National Association)	3,051	06/30/2025	100.0%	09/01/2012		1,257
Loan	15	Midtowne Portfolio	1.5%	NAP	NAP	NAP	100.0%	Various
Property	15.01	Midtowne Park	1.1%	NAP	NAP	NAP	100.0%	12/03/2012
Property	15.02	Petsmart	0.2%	NAP	NAP	NAP	100.0%	02/06/2013
Property	15.03	Tractor Supply	0.1%	NAP	NAP	NAP	100.0%	02/06/2013
Property	15.04	CVS	0.1%	NAP	NAP	NAP	100.0%	02/06/2013
Loan	16	Quorum Center	1.4%	Eastman Kodak (Eastman Kodak Company)	8,226	07/31/2014	78.4%	10/01/2012		5,292	5,611	26,460
Loan	17	Audubon Square	1.2%	NAP	NAP	NAP	100.0%	11/01/2012		1,050		3,501
Property	17.01	Audubon Square I	0.8%	Pet Valu Inc.	3,600	01/31/2017	100.0%	11/01/2012
Property	17.02	Regal Cinemas	0.4%	NAP	NAP	NAP	100.0%	11/01/2012
Loan	18	167-177 Lafayette Street	1.2%	NAP	NAP	NAP	100.0%	11/01/2012			150,000
Loan	19	Chatham Retail	1.2%	NAP	NAP	NAP	100.0%	11/30/2012		285		2,134
Loan	20	Homewood Suites San Antonio Riverwalk	1.2%	NAP	NAP	NAP	73.0%	11/30/2012		1/12 of 4% of Gross Income
Loan	21	Boardwalk at Alafaya Trail	1.2%	NAP	NAP	NAP	99.4%	11/21/2012		11,200
Loan	22	All Aboard Self Storage Portfolio	1.1%	NAP	NAP	NAP	80.2%	11/30/2012		705
Property	22.01	Westport Depot	0.6%	NAP	NAP	NAP	89.7%	11/30/2012
Property	22.02	Ormond Depot	0.3%	NAP	NAP	NAP	77.4%	11/30/2012
Property	22.03	Big Tree Depot	0.2%	NAP	NAP	NAP	84.5%	11/30/2012
Property	22.04	Hand & Yonge Depot	0.1%	NAP	NAP	NAP	61.7%	11/30/2012
Loan	23	Mariner Court	1.1%	Aga Khan (His Highness Prince Aga Khan Shia Imami Ismaili Council for the Western United States)	5,277	9/30/2015	89.9%	12/28/2012		2,190	228,162
Loan	24	Mini Storage Columbus Portfolio	1.0%	NAP	NAP	NAP	96.8%	08/31/2012		3,497
Property	24.01	MSD Polaris	0.2%	NAP	NAP	NAP	97.1%	08/31/2012
Property	24.02	MSD Minerva	0.2%	NAP	NAP	NAP	98.1%	08/31/2012
Property	24.03	MSD Worthington	0.2%	NAP	NAP	NAP	100.0%	08/31/2012
Property	24.04	MSD Georgesville	0.1%	NAP	NAP	NAP	91.6%	08/31/2012
Property	24.05	MSD Tamarack	0.1%	NAP	NAP	NAP	99.3%	08/31/2012
Property	24.06	MSD Tussing	0.1%	NAP	NAP	NAP	96.1%	08/31/2012
Property	24.07	MSD Mansfield	0.1%	NAP	NAP	NAP	97.7%	08/31/2012
Loan	25	Corporate Park at Doral	0.9%	US Army Recruiting (United States of America)	9,583	9/24/2014	87.1%	01/01/2013		3,293		23,524
Loan	26	850 Trafalgar	0.9%	Advantage Title, Inc.	4,228	11/30/2014	81.1%	10/01/2012		2,485	150,000	12,423
Loan	27	Pogoda Self Storage Portfolio	0.9%	NAP	NAP	NAP	84.5%	11/20/2012		4,597
Property	27.01	Okemos	0.2%	NAP	NAP	NAP	77.4%	11/20/2012
Property	27.02	Novi	0.2%	NAP	NAP	NAP	85.8%	11/20/2012
Property	27.03	Orion Township	0.2%	NAP	NAP	NAP	88.3%	11/20/2012
Property	27.04	Ypsilanti	0.1%	NAP	NAP	NAP	95.6%	11/20/2012
Property	27.05	Lansing	0.1%	NAP	NAP	NAP	75.4%	11/20/2012
Loan	28	Walmart Supercenter	0.8%	NAP	NAP	NAP	100.0%	02/06/2013
Loan	29	4700 Broadmoor	0.8%	NAP	NAP	NAP	100.0%	10/31/2012	3,850	3,850
Loan	30	Hampton Inn and Suites Mount Pleasant	0.7%	NAP	NAP	NAP	77.1%	10/18/2012		13,000
Loan	31	Knollwood MHC	0.7%	NAP	NAP	NAP	99.0%	10/01/2012		2,600
Loan	32	Highland Village Plaza	0.7%	San Bernardino Optometric (Terry Clayville, OD)	3,160	MTM	100.0%	01/10/2013	2,012	2,012	250,000
Loan	33	Hampton Inn Suites Canton	0.7%	NAP	NAP	NAP	81.6%	10/31/2012		1/12 of 4% of Gross Income
Loan	34	The Oaks MHC	0.6%	NAP	NAP	NAP	96.1%	11/01/2012		1,121
Loan	35	Shale-Inland	0.6%	NAP	NAP	NAP	100.0%	11/28/2012
Loan	36	Huntington Plaza Portfolio	0.6%	NAP	NAP	NAP	85.5%	Various		6,000		11,675
Property	36.01	New Market Parking Deck	0.3%	NAP	NAP	NAP	NAP	NAP
Property	36.02	Huntington Plaza	0.3%	Feruccio, Giua, Kuhns & Lams (Samuel J. Ferruccio, Jr., L.P.A., John R. Giua, John S. Kuhn, and Bradley R. Iams)	4,186	7/31/2013	85.5%	01/09/2013
Loan	37	Lake Helen MHC	0.6%	NAP	NAP	NAP	92.0%	11/27/2012		1,757
Loan	38	150 James Street	0.6%	Sunset Bagles (Sunset Bagles, LLC)	2,538	2/28/2017	94.7%	01/14/2013		909		6,065
Loan	39	Delcour Mini Storage Portfolio	0.6%	NAP	NAP	NAP	82.0%	12/06/2012		2,634		638
Property	39.01	A Another Room #2	0.3%	NAP	NAP	NAP	88.7%	12/06/2012
Property	39.02	A Another Room #1	0.2%	NAP	NAP	NAP	85.9%	12/06/2012
Property	39.03	A Another Room #3	0.2%	NAP	NAP	NAP	67.9%	12/06/2012
Loan	40	Beamer Place Apartments	0.6%	NAP	NAP	NAP	91.8%	12/05/2012	200,000	8,664
Loan	41	Tharaldson - Homewood Suites Rancho Cucamonga	0.5%	NAP	NAP	NAP	80.4%	11/30/2012		10,828
Loan	42	Woodlands Retail	0.5%	NAP	NAP	NAP	100.0%	11/09/2012		1,044		5,220
Loan	43	Washington Square	0.5%	Mario's Italian Café	1,780	2/28/2016	96.7%	11/06/2012		860		2,149
Loan	44	Cherry Creek Place III	0.5%	10 Til 2 Franchising LLC (10 til 2, LLC and 10 til 2 Franchising, LLC)	2,907	9/14/2015	96.5%	09/30/2012	4,205	4,205	9,394	9,394
Loan	45	Overland Stage Shopping Center	0.4%	Dollar General (Dolgencorp of Texas, Inc.)	7,769	8/31/2016	92.9%	12/01/2012		1,922	200,000	8,009
Loan	46	Hasley Canyon MHC	0.4%	NAP	NAP	NAP	92.0%	11/16/2012		471
Loan	47	L Street Self Storage	0.4%	NAP	NAP	NAP	89.9%	12/07/2012		724
Loan	48	Arnold Industrial Portfolio	0.4%	NAP	NAP	NAP	100.0%	12/01/2012		1,972		4,446
Property	48.01	3882 Mercantile Avenue	0.2%	Naples Auto Truck Van (Pave Enterprises, Inc.)	4,500	10/31/2016	100.0%	12/01/2012
Property	48.02	3586 Mercantile Avenue	0.1%	NAP	NAP	NAP	100.0%	12/01/2012
Property	48.03	3573 Progress Avenue	0.1%	NAP	NAP	NAP	100.0%	12/01/2012
Property	48.04	3989 Prospect Avenue	0.1%	NAP	NAP	NAP	100.0%	12/01/2012
Loan	49	Main Valley Shopping Center	0.4%	American Tire (The Firestone Tire & Rubber Company)	6,000	12/31/2014	90.5%	11/28/2012	70,000	1,276	150,000	8,333
Loan	50	Beacon Self Storage	0.4%	NAP	NAP	NAP	74.9%	10/31/2012		928
Loan	51	Heights Marketplace	0.4%	Jimmy John's (Smokin Aces Investments, LLC)	1,430	9/18/2017	100.0%	11/01/2012		243		1,217
Loan	52	El Fuerte Business Park	0.4%	Hub Medical Products (Hub Medical Products, Inc.)	2,841	MTM	90.3%	01/11/2013		979	290,000
Loan	53	Candlewood Suites Decatur	0.4%	NAP	NAP	NAP	70.8%	12/31/2012		5,601
Loan	54	Lockaway Storage - Austin	0.3%	NAP	NAP	NAP	83.4%	10/29/2012		1,522
Loan	55	Emigrant Storage Reno	0.3%	NAP	NAP	NAP	87.4%	01/20/2013		1,898
Loan	56	Almeda Avenue	0.3%	Northrop Grumman Technical Services (Northrop Grumman Technical Services, Inc.)	4,250	8/31/2013	89.5%	11/30/2012	1,257	1,257	400,000
Loan	57	Devonshire Apartments	0.3%	NAP	NAP	NAP	95.2%	01/15/2013		5,200
Loan	58	Discount Drug Mart Plaza	0.3%	Raja Restaurant (Kali Veinee, Inc.)	2,648	5/31/2017	96.2%	12/07/2012	661	661	4,408	4,408
Loan	59	NC Apartments Portfolio	0.3%	NAP	NAP	NAP	97.6%	Various	5,242	5,242
Property	59.01	Spring Valley Town Homes	0.1%	NAP	NAP	NAP	93.9%	12/01/2012
Property	59.02	Apple Creek Apartments	0.1%	NAP	NAP	NAP	100.0%	12/13/2012
Property	59.03	Oak Manor Apartments	0.1%	NAP	NAP	NAP	100.0%	12/13/2012
Rollup	60	Central CA Storage Portfolio	0.3%	NAP	NAP	NAP	67.9%	11/19/2012		1,379
Loan	60.01	North Plano Storage	0.2%	NAP	NAP	NAP	74.3%	11/19/2012		759

A-1-19

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of						Upfront	Monthly	Upfront	Monthly
			Initial Pool			Lease		Occupancy	Replacement	Replacement	TI/LC	TI/LC
Property Flag	ID	Property Name	Balance	5th Largest Tenant(22)(23)(25)	SF	Expiration	Occupancy(17)	As-of Date	Reserves($)(26)	Reserves($)(26)	Reserves($)(26)	Reserves($)(26)
Loan	60.02	Atwater Storage	0.1%	NAP	NAP	NAP	58.1%	11/19/2012		620
Loan	61	4500 Washington Retail	0.3%	Hair Salon (Grace Goodson and Brandi Garcia)	1,900	4/18/2017	100.0%	11/01/2012		241	75,000
Loan	62	Sun Plaza	0.3%	AT&T Services	4,522	6/30/2013	96.0%	12/01/2012	1,213	1,213	5,882	5,882
Loan	63	7090 Industrial Portfolio	0.3%	NAP	NAP	NAP	100.0%	01/20/2013	3,682	3,682	2,974	2,974
Property	63.01	7090 Industrial Road	0.2%	NAP	NAP	NAP	100.0%	01/20/2013
Property	63.02	6649-75 Wales Road	0.0%	Toledo Blueprint (New Toledo Blueprint Paper Company)	3,480	12/31/2014	100.0%	01/20/2013
Property	63.03	2569-95 Tracy Road	0.0%	NAP	NAP	NAP	100.0%	01/20/2013
Loan	64	Walgreens - Claycomo	0.2%	NAP	NAP	NAP	100.0%	12/07/2012
Loan	65	Silver Comet	0.2%	FedEx Office (FedEx Office and Print Services, Inc.)	1,625	8/31/2017	92.6%	11/01/2012		229		1,346
Loan	66	Circle K MHC	0.2%	NAP	NAP	NAP	98.9%	07/01/2012		396
Loan	67	8035 RL East Thornton	0.2%	Ameri Eagle Tax Service	1,744	4/30/2013	84.7%	11/30/2012		1,719		7,905
Loan	68	CVS - Evansville	0.2%	NAP	NAP	NAP	100.0%	12/18/2012
Loan	69	Kuhlo Medical Office Building	0.2%	Harpeth Foot and Ankle (Dr. David Song) (David I. Song, DPM, d/b/a Harpeth Foot & Ankle)	1,276	1/31/2019	100.0%	12/01/2012	347	347	450,000
Loan	70	Joppa Green II	0.2%	Neuroscience Consults, LLC	1,729	6/30/2015	100.0%	10/01/2012
Loan	71	Rainbow Professional Park	0.2%	Sherwin J. Gilbert, CPA, LTD.	2,783	8/01/2013	82.5%	11/01/2012		626	150,000	2,087
Loan	72	Centennial MHC	0.2%	NAP	NAP	NAP	98.8%	12/01/2012		667
Loan	73	7-11 Portfolio	0.2%	NAP	NAP	NAP	100.0%	02/06/2013
Property	73.01	7-Eleven - Allen	0.1%	NAP	NAP	NAP	100.0%	02/06/2013
Property	73.02	7-Eleven - Plano	0.1%	NAP	NAP	NAP	100.0%	02/06/2013
Loan	74	Woodbridge - Harker Heights	0.2%	NAP	NAP	NAP	76.3%	12/04/2012		851
Loan	75	Conroe CVS	0.2%	NAP	NAP	NAP	100.0%	02/01/2013
Loan	76	Landover Self Storage	0.2%	NAP	NAP	NAP	58.7%	10/02/2012		803
Loan	77	Joppa Green I	0.2%	Myron Kellner, DDS	1,850	6/30/2014	100.0%	10/01/2012
Loan	78	Jake's Place Student Housing	0.2%	NAP	NAP	NAP	100.0%	09/10/2012	1,071	1,071
Loan	79	Woodbridge - Storage Works	0.1%	NAP	NAP	NAP	82.0%	12/04/2012		839
Loan	80	7111 Harwin Office Building	0.1%	SDI Distributors, Inc. (SDI Distributors Texas Inc.)	1,985	6/30/2013	83.9%	11/30/2012		974		4,495

A-1-20

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly	Upfront
			Initial Pool	Tax	Tax	Insurance	Insurance	Engineering
Property Flag	ID	Property Name	Balance	Reserves($)(26)	Reserves($)(26)	Reserves($)(26)	Reserves($)(26)	Reserves($)(26)
Loan	1	Santa Anita Mall	14.5%
Loan	2	Valencia Town Center	13.1%
Loan	3	SOP Portfolio	8.7%					1,128,000
Property	3.01	Tampa Commons	2.0%
Property	3.02	Siemens Quadrangle II	1.8%
Property	3.03	2000 Park Lane	1.7%
Property	3.04	Lakepointe Corporate Center 3 & 5	1.3%
Property	3.05	Edgewater Corporate Center One	1.0%
Property	3.06	Baldwin Point	0.8%
Loan	4	Harborplace	5.1%	341,499	85,375
Loan	5	231 South LaSalle	5.0%	1,579,764	263,294	23,964	23,964
Loan	6	CAPREIT Midwest Portfolio	3.5%	169,583	110,302
Property	6.01	Greenway Chase Apartments	1.1%
Property	6.02	Pointe West Apartments	0.9%
Property	6.03	Valle Vista Apartments	0.9%
Property	6.04	Kensington at Beverly Hills	0.6%
Loan	7	True Value Distribution Centers Portfolio	2.2%
Property	7.01	Corsicana	1.0%
Property	7.02	Woodland	0.6%
Property	7.03	Kansas City	0.6%
Loan	8	Residence Inn San Diego Mission Valley	2.1%		52,262			46,578
Loan	9	Summit Hotel Portfolio	2.0%	185,064	64,291			201,260
Property	9.01	Hyatt Place - Lombard	0.7%
Property	9.02	Hyatt Place - Lone Tree	0.5%
Property	9.03	Hyatt Place - Englewood	0.4%
Property	9.04	Hyatt Place - Arlington	0.3%
Loan	10	155 Fifth Avenue	2.0%	22,270	13,919	3,223	2,015	11,250
Loan	11	Tisch Tower	1.9%	165,772	33,154	6,094	2,031
Loan	12	The Village of Cross Keys	1.7%	142,307	35,577			34,543
Loan	13	Residence Inn Tysons Corner	1.6%	82,877	27,626	10,555		37,500
Loan	14	Village Greens Shopping Center	1.5%	100,310	50,155	12,294	3,073	233,013
Loan	15	Midtowne Portfolio	1.5%
Property	15.01	Midtowne Park	1.1%
Property	15.02	Petsmart	0.2%
Property	15.03	Tractor Supply	0.1%
Property	15.04	CVS	0.1%
Loan	16	Quorum Center	1.4%	136,030	32,388	58,977	9,361	271,441
Loan	17	Audubon Square	1.2%	95,963	19,193	10,609	1,894	2,500
Property	17.01	Audubon Square I	0.8%
Property	17.02	Regal Cinemas	0.4%
Loan	18	167-177 Lafayette Street	1.2%	25,224	15,765	11,914	2,455
Loan	19	Chatham Retail	1.2%	120,495	60,248	790	790
Loan	20	Homewood Suites San Antonio Riverwalk	1.2%	70,580	35,290	12,128		123,960
Loan	21	Boardwalk at Alafaya Trail	1.2%	68,675	22,892	106,852	9,714
Loan	22	All Aboard Self Storage Portfolio	1.1%	53,254	17,751	145,184	8,960	1,225
Property	22.01	Westport Depot	0.6%
Property	22.02	Ormond Depot	0.3%
Property	22.03	Big Tree Depot	0.2%
Property	22.04	Hand & Yonge Depot	0.1%
Loan	23	Mariner Court	1.1%	95,175	19,035	4,567	1,522
Loan	24	Mini Storage Columbus Portfolio	1.0%	39,746	39,746	43,516	5,913	187,570
Property	24.01	MSD Polaris	0.2%
Property	24.02	MSD Minerva	0.2%
Property	24.03	MSD Worthington	0.2%
Property	24.04	MSD Georgesville	0.1%
Property	24.05	MSD Tamarack	0.1%
Property	24.06	MSD Tussing	0.1%
Property	24.07	MSD Mansfield	0.1%
Loan	25	Corporate Park at Doral	0.9%	92,317	23,079		7,699
Loan	26	850 Trafalgar	0.9%	64,964	15,468	45,811	7,272	104,259
Loan	27	Pogoda Self Storage Portfolio	0.9%	36,804	18,402	11,398	4,384
Property	27.01	Okemos	0.2%
Property	27.02	Novi	0.2%
Property	27.03	Orion Township	0.2%
Property	27.04	Ypsilanti	0.1%
Property	27.05	Lansing	0.1%
Loan	28	Walmart Supercenter	0.8%					48,315
Loan	29	4700 Broadmoor	0.8%	69,777	28,554
Loan	30	Hampton Inn and Suites Mount Pleasant	0.7%	11,687	11,687	70,661	8,833	5,000
Loan	31	Knollwood MHC	0.7%	37,637	9,409	2,154	1,077
Loan	32	Highland Village Plaza	0.7%	125,657	25,131			123,813
Loan	33	Hampton Inn Suites Canton	0.7%	13,443	8,402	7,350	2,827	1,875
Loan	34	The Oaks MHC	0.6%	24,329	6,082	15,489	1,549	4,625
Loan	35	Shale-Inland	0.6%
Loan	36	Huntington Plaza Portfolio	0.6%	220,027	26,350	6,684	3,342	33,188
Property	36.01	New Market Parking Deck	0.3%
Property	36.02	Huntington Plaza	0.3%
Loan	37	Lake Helen MHC	0.6%	27,520	6,880	13,476	1,348	31,375
Loan	38	150 James Street	0.6%	11,897	3,966	13,916	1,160
Loan	39	Delcour Mini Storage Portfolio	0.6%	29,438	7,359	4,213	2,107
Property	39.01	A Another Room #2	0.3%
Property	39.02	A Another Room #1	0.2%
Property	39.03	A Another Room #3	0.2%
Loan	40	Beamer Place Apartments	0.6%	37,446	18,723	83,445	8,345	53,425
Loan	41	Tharaldson - Homewood Suites Rancho Cucamonga	0.5%	52,265	13,066	71,610
Loan	42	Woodlands Retail	0.5%	16,782	8,391	8,346	4,173
Loan	43	Washington Square	0.5%		9,679	4,291	1,409
Loan	44	Cherry Creek Place III	0.5%	87,426	12,489	6,349	2,483	59,375
Loan	45	Overland Stage Shopping Center	0.4%	21,893	13,683	12,704	1,925
Loan	46	Hasley Canyon MHC	0.4%		4,071	8,319	850	39,100
Loan	47	L Street Self Storage	0.4%	14,308	7,154	12,549	2,050
Loan	48	Arnold Industrial Portfolio	0.4%	16,715	5,572	96,913	8,355
Property	48.01	3882 Mercantile Avenue	0.2%
Property	48.02	3586 Mercantile Avenue	0.1%
Property	48.03	3573 Progress Avenue	0.1%
Property	48.04	3989 Prospect Avenue	0.1%
Loan	49	Main Valley Shopping Center	0.4%	12,156	12,156	8,085	2,695	71,375
Loan	50	Beacon Self Storage	0.4%		10,717	9,427	4,405	144,464
Loan	51	Heights Marketplace	0.4%	33,824	16,107	20,171	1,601
Loan	52	El Fuerte Business Park	0.4%	6,994	6,994	6,223	729
Loan	53	Candlewood Suites Decatur	0.4%	9,824	9,824	21,435	1,949
Loan	54	Lockaway Storage - Austin	0.3%	7,138	9,540			9,200
Loan	55	Emigrant Storage Reno	0.3%	21,873	5,468	6,315	789
Loan	56	Almeda Avenue	0.3%	18,076	6,025			23,131
Loan	57	Devonshire Apartments	0.3%	6,865	3,433	50,376	4,198
Loan	58	Discount Drug Mart Plaza	0.3%	28,652	9,551	3,909	977	4,375
Loan	59	NC Apartments Portfolio	0.3%	5,770	5,770	3,622	3,622	71,200
Property	59.01	Spring Valley Town Homes	0.1%
Property	59.02	Apple Creek Apartments	0.1%
Property	59.03	Oak Manor Apartments	0.1%
Rollup	60	Central CA Storage Portfolio	0.3%	28,937	7,234	5,152	1,431
Loan	60.01	North Plano Storage	0.2%	10,860	2,715	3,729	1,036

A-1-21

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly	Upfront
			Initial Pool	Tax	Tax	Insurance	Insurance	Engineering
Property Flag	ID	Property Name	Balance	Reserves($)(26)	Reserves($)(26)	Reserves($)(26)	Reserves($)(26)	Reserves($)(26)
Loan	60.02	Atwater Storage	0.1%	18,077	4,519	1,422	395
Loan	61	4500 Washington Retail	0.3%	16,715	8,357	14,986
Loan	62	Sun Plaza	0.3%	86,551	7,213	2,182	2,182	24,813
Loan	63	7090 Industrial Portfolio	0.3%	21,384	6,765			24,594
Property	63.01	7090 Industrial Road	0.2%
Property	63.02	6649-75 Wales Road	0.0%
Property	63.03	2569-95 Tracy Road	0.0%
Loan	64	Walgreens - Claycomo	0.2%
Loan	65	Silver Comet	0.2%	18,411	3,288	3,548	355
Loan	66	Circle K MHC	0.2%	18,169	4,542	3,533	589	17,688
Loan	67	8035 RL East Thornton	0.2%		7,032	2,530	843	11,375
Loan	68	CVS - Evansville	0.2%
Loan	69	Kuhlo Medical Office Building	0.2%		3,276	2,503	501
Loan	70	Joppa Green II	0.2%	5,341	5,341	2,807	468	5,000
Loan	71	Rainbow Professional Park	0.2%	3,556	3,266	1,583	791	1,250
Loan	72	Centennial MHC	0.2%	5,997	5,997	620	310
Loan	73	7-11 Portfolio	0.2%			5,437
Property	73.01	7-Eleven - Allen	0.1%
Property	73.02	7-Eleven - Plano	0.1%
Loan	74	Woodbridge - Harker Heights	0.2%	9,604	4,802	9,330	1,037
Loan	75	Conroe CVS	0.2%
Loan	76	Landover Self Storage	0.2%	35,086	7,017	5,574	557	19,250
Loan	77	Joppa Green I	0.2%	4,520	4,520	1,935	323	28,000
Loan	78	Jake's Place Student Housing	0.2%	24,654	1,896	5,770	577	11,413
Loan	79	Woodbridge - Storage Works	0.1%	9,633	4,817	9,148	1,016
Loan	80	7111 Harwin Office Building	0.1%		3,018	1,378	459	6,250

A-1-22

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Other	Other	Monthly	Monthly
			Initial Pool	Upfront	Upfront Reserves	Other	Other
Property Flag	ID	Property Name	Balance	Reserves($)(26)	Description(26)	Reserves($)(26)	Description(26)
Loan	1	Santa Anita Mall	14.5%
Loan	2	Valencia Town Center	13.1%
Loan	3	SOP Portfolio	8.7%	1,514,881	Free Rent Reserve
Property	3.01	Tampa Commons	2.0%
Property	3.02	Siemens Quadrangle II	1.8%
Property	3.03	2000 Park Lane	1.7%
Property	3.04	Lakepointe Corporate Center 3 & 5	1.3%
Property	3.05	Edgewater Corporate Center One	1.0%
Property	3.06	Baldwin Point	0.8%
Loan	4	Harborplace	5.1%	4,337,202	Developer Work Reserve ($1,956,000); Bridge Work Reserve ($1,448,387); General Landlord Obligation Holdback ($910,940); Ground Rent Funds ($21,875)	21,875	Ground Rent Funds
Loan	5	231 South LaSalle	5.0%	6,535,711	GSA TI/LC ($3,590,025); GSA Free Rent ($1,782,984); GSA LL Work Obligation ($1,157,525); Accretive Health TI/LC ($5,177)
Loan	6	CAPREIT Midwest Portfolio	3.5%
Property	6.01	Greenway Chase Apartments	1.1%
Property	6.02	Pointe West Apartments	0.9%
Property	6.03	Valle Vista Apartments	0.9%
Property	6.04	Kensington at Beverly Hills	0.6%
Loan	7	True Value Distribution Centers Portfolio	2.2%
Property	7.01	Corsicana	1.0%
Property	7.02	Woodland	0.6%
Property	7.03	Kansas City	0.6%
Loan	8	Residence Inn San Diego Mission Valley	2.1%
Loan	9	Summit Hotel Portfolio	2.0%	4,573,081	PIP Reserve
Property	9.01	Hyatt Place - Lombard	0.7%
Property	9.02	Hyatt Place - Lone Tree	0.5%
Property	9.03	Hyatt Place - Englewood	0.4%
Property	9.04	Hyatt Place - Arlington	0.3%
Loan	10	155 Fifth Avenue	2.0%	3,267,500	C Wonder Outstanding Obligations Reserve ($2,800,000); C Wonder Free Rent Reserve ($467,500)
Loan	11	Tisch Tower	1.9%	2,500,000	Elective Expense Reserves (For Capital Expenditures, Rollover Expenses and Required Repairs)
Loan	12	The Village of Cross Keys	1.7%
Loan	13	Residence Inn Tysons Corner	1.6%
Loan	14	Village Greens Shopping Center	1.5%	1,191,000	Dan's Supreme Make-Ready Funds ($700,000); Dan's Supreme Rent Funds ($427,000); Global Realty LC Funds ($64,000)		Springing Dan's Supreme TI/LC Funds
Loan	15	Midtowne Portfolio	1.5%
Property	15.01	Midtowne Park	1.1%
Property	15.02	Petsmart	0.2%
Property	15.03	Tractor Supply	0.1%
Property	15.04	CVS	0.1%
Loan	16	Quorum Center	1.4%
Loan	17	Audubon Square	1.2%
Property	17.01	Audubon Square I	0.8%
Property	17.02	Regal Cinemas	0.4%
Loan	18	167-177 Lafayette Street	1.2%
Loan	19	Chatham Retail	1.2%
Loan	20	Homewood Suites San Antonio Riverwalk	1.2%
Loan	21	Boardwalk at Alafaya Trail	1.2%
Loan	22	All Aboard Self Storage Portfolio	1.1%
Property	22.01	Westport Depot	0.6%
Property	22.02	Ormond Depot	0.3%
Property	22.03	Big Tree Depot	0.2%
Property	22.04	Hand & Yonge Depot	0.1%
Loan	23	Mariner Court	1.1%	125,000	Upfront TI/LC & Rent Concession Reserve
Loan	24	Mini Storage Columbus Portfolio	1.0%
Property	24.01	MSD Polaris	0.2%
Property	24.02	MSD Minerva	0.2%
Property	24.03	MSD Worthington	0.2%
Property	24.04	MSD Georgesville	0.1%
Property	24.05	MSD Tamarack	0.1%
Property	24.06	MSD Tussing	0.1%
Property	24.07	MSD Mansfield	0.1%
Loan	25	Corporate Park at Doral	0.9%	178,291	Special TI/LC Reserve Funds
Loan	26	850 Trafalgar	0.9%
Loan	27	Pogoda Self Storage Portfolio	0.9%
Property	27.01	Okemos	0.2%
Property	27.02	Novi	0.2%
Property	27.03	Orion Township	0.2%
Property	27.04	Ypsilanti	0.1%
Property	27.05	Lansing	0.1%
Loan	28	Walmart Supercenter	0.8%
Loan	29	4700 Broadmoor	0.8%
Loan	30	Hampton Inn and Suites Mount Pleasant	0.7%	899,118	PIP Fund
Loan	31	Knollwood MHC	0.7%
Loan	32	Highland Village Plaza	0.7%	500,000	Tutor Time Rollover Reserve ($500,000)		Springing CVS Rollover Reserve Fund
Loan	33	Hampton Inn Suites Canton	0.7%
Loan	34	The Oaks MHC	0.6%
Loan	35	Shale-Inland	0.6%	885,073	Debt Service Reserve ($239,322.70) and Environmental Reserve ($645,750).
Loan	36	Huntington Plaza Portfolio	0.6%	400,000	Parking Deck Reserve
Property	36.01	New Market Parking Deck	0.3%
Property	36.02	Huntington Plaza	0.3%
Loan	37	Lake Helen MHC	0.6%
Loan	38	150 James Street	0.6%	56,660	Outstanding Rent Concession Reserve Funds
Loan	39	Delcour Mini Storage Portfolio	0.6%
Property	39.01	A Another Room #2	0.3%
Property	39.02	A Another Room #1	0.2%
Property	39.03	A Another Room #3	0.2%
Loan	40	Beamer Place Apartments	0.6%
Loan	41	Tharaldson - Homewood Suites Rancho Cucamonga	0.5%	15,000	Ground Rent Funds	15,000	Monthly Ground Rent Funds
Loan	42	Woodlands Retail	0.5%	500,679	Burlington Rent Reserve ($349,214.25) and Ferguson Rent and Reimbursement Reserve ($151,465.15)
Loan	43	Washington Square	0.5%
Loan	44	Cherry Creek Place III	0.5%
Loan	45	Overland Stage Shopping Center	0.4%
Loan	46	Hasley Canyon MHC	0.4%	10,350	Septic Tank Removal Escrow
Loan	47	L Street Self Storage	0.4%
Loan	48	Arnold Industrial Portfolio	0.4%
Property	48.01	3882 Mercantile Avenue	0.2%
Property	48.02	3586 Mercantile Avenue	0.1%
Property	48.03	3573 Progress Avenue	0.1%
Property	48.04	3989 Prospect Avenue	0.1%
Loan	49	Main Valley Shopping Center	0.4%	100,000	Autozone Holdback Funds
Loan	50	Beacon Self Storage	0.4%
Loan	51	Heights Marketplace	0.4%	58,115	Occupancy Reserve		Springing Rollover Sweep Fund
Loan	52	El Fuerte Business Park	0.4%
Loan	53	Candlewood Suites Decatur	0.4%
Loan	54	Lockaway Storage - Austin	0.3%
Loan	55	Emigrant Storage Reno	0.3%
Loan	56	Almeda Avenue	0.3%
Loan	57	Devonshire Apartments	0.3%
Loan	58	Discount Drug Mart Plaza	0.3%	113,435	Free Rent Reserve and Judgement Reserve
Loan	59	NC Apartments Portfolio	0.3%	200,000	Tenant Reserve - $200,000 reserve to be released to borrower upon receipt of evidence that 32 MTM units have been conversted to one-year leases on or prior to April 1, 2013.
Property	59.01	Spring Valley Town Homes	0.1%
Property	59.02	Apple Creek Apartments	0.1%
Property	59.03	Oak Manor Apartments	0.1%
Rollup	60	Central CA Storage Portfolio	0.3%
Loan	60.01	North Plano Storage	0.2%

A-1-23

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Other	Other	Monthly	Monthly
			Initial Pool	Upfront	Upfront Reserves	Other	Other
Property Flag	ID	Property Name	Balance	Reserves($)(26)	Description(26)	Reserves($)(26)	Description(26)
Loan	60.02	Atwater Storage	0.1%
Loan	61	4500 Washington Retail	0.3%
Loan	62	Sun Plaza	0.3%
Loan	63	7090 Industrial Portfolio	0.3%
Property	63.01	7090 Industrial Road	0.2%
Property	63.02	6649-75 Wales Road	0.0%
Property	63.03	2569-95 Tracy Road	0.0%
Loan	64	Walgreens - Claycomo	0.2%
Loan	65	Silver Comet	0.2%
Loan	66	Circle K MHC	0.2%
Loan	67	8035 RL East Thornton	0.2%
Loan	68	CVS - Evansville	0.2%
Loan	69	Kuhlo Medical Office Building	0.2%
Loan	70	Joppa Green II	0.2%
Loan	71	Rainbow Professional Park	0.2%
Loan	72	Centennial MHC	0.2%
Loan	73	7-11 Portfolio	0.2%				Springing 7-11 Rollover Funds
Property	73.01	7-Eleven - Allen	0.1%
Property	73.02	7-Eleven - Plano	0.1%
Loan	74	Woodbridge - Harker Heights	0.2%
Loan	75	Conroe CVS	0.2%
Loan	76	Landover Self Storage	0.2%
Loan	77	Joppa Green I	0.2%
Loan	78	Jake's Place Student Housing	0.2%
Loan	79	Woodbridge - Storage Works	0.1%
Loan	80	7111 Harwin Office Building	0.1%

A-1-24

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Environmental
			Initial Pool	Report	Engineering	Loan	Existing Mezzanine
Property Flag	ID	Property Name	Balance	Date(27)	Report Date	Purpose	Debt Amount($)(3)
Loan	1	Santa Anita Mall	14.5%	11/19/2012	11/21/2012	Refinance
Loan	2	Valencia Town Center	13.1%	11/14/2012	11/14/2012	Refinance
Loan	3	SOP Portfolio	8.7%	10/31/2012	11/14/2012	Acquisition
Property	3.01	Tampa Commons	2.0%	10/31/2012	11/14/2012
Property	3.02	Siemens Quadrangle II	1.8%	10/31/2012	11/14/2012
Property	3.03	2000 Park Lane	1.7%	10/31/2012	11/14/2012
Property	3.04	Lakepointe Corporate Center 3 & 5	1.3%	10/31/2012	11/14/2012
Property	3.05	Edgewater Corporate Center One	1.0%	10/31/2012	11/14/2012
Property	3.06	Baldwin Point	0.8%	10/31/2012	11/14/2012
Loan	4	Harborplace	5.1%	10/22/2012	11/02/2012	Acquisition	10,700,000
Loan	5	231 South LaSalle	5.0%	10/30/2012	10/29/2012	Acquisition
Loan	6	CAPREIT Midwest Portfolio	3.5%	Various	Various	Acquisition
Property	6.01	Greenway Chase Apartments	1.1%	12/07/2012	12/10/2012
Property	6.02	Pointe West Apartments	0.9%	12/10/2012	12/07/2012
Property	6.03	Valle Vista Apartments	0.9%	12/10/2012	12/07/2012
Property	6.04	Kensington at Beverly Hills	0.6%	12/10/2012	12/10/2012
Loan	7	True Value Distribution Centers Portfolio	2.2%	Various	Various	Refinance
Property	7.01	Corsicana	1.0%	11/12/2012	12/31/2012
Property	7.02	Woodland	0.6%	11/19/2012	11/14/2012
Property	7.03	Kansas City	0.6%	12/31/2012	11/07/2012
Loan	8	Residence Inn San Diego Mission Valley	2.1%	11/06/2012	11/06/2012	Refinance
Loan	9	Summit Hotel Portfolio	2.0%	09/11/2012	Various	Acquisition
Property	9.01	Hyatt Place - Lombard	0.7%	09/11/2012	09/28/2012
Property	9.02	Hyatt Place - Lone Tree	0.5%	09/11/2012	09/30/2012
Property	9.03	Hyatt Place - Englewood	0.4%	09/11/2012	09/26/2012
Property	9.04	Hyatt Place - Arlington	0.3%	09/11/2012	09/30/2012
Loan	10	155 Fifth Avenue	2.0%	12/05/2012	12/05/2012	Refinance
Loan	11	Tisch Tower	1.9%	11/20/2012	11/23/2012	Refinance
Loan	12	The Village of Cross Keys	1.7%	10/22/2012	11/01/2012	Refinance
Loan	13	Residence Inn Tysons Corner	1.6%	11/02/2012	11/04/2012	Refinance
Loan	14	Village Greens Shopping Center	1.5%	10/15/2012	10/15/2012	Refinance
Loan	15	Midtowne Portfolio	1.5%	11/29/2012	11/29/2012	Acquisition
Property	15.01	Midtowne Park	1.1%	11/29/2012	11/29/2012
Property	15.02	Petsmart	0.2%	11/29/2012	11/29/2012
Property	15.03	Tractor Supply	0.1%	11/29/2012	11/29/2012
Property	15.04	CVS	0.1%	11/29/2012	11/29/2012
Loan	16	Quorum Center	1.4%	11/05/2012	11/05/2012	Refinance
Loan	17	Audubon Square	1.2%	11/09/2012	Various	Refinance
Property	17.01	Audubon Square I	0.8%	11/09/2012	11/09/2012
Property	17.02	Regal Cinemas	0.4%	11/09/2012	11/12/2012
Loan	18	167-177 Lafayette Street	1.2%	12/05/2012	12/05/2012	Refinance
Loan	19	Chatham Retail	1.2%	12/07/2012	12/07/2012	Refinance
Loan	20	Homewood Suites San Antonio Riverwalk	1.2%	11/02/2012	11/05/2012	Refinance
Loan	21	Boardwalk at Alafaya Trail	1.2%	12/03/2012	12/21/2012	Refinance
Loan	22	All Aboard Self Storage Portfolio	1.1%	Various	11/20/2012	Refinance
Property	22.01	Westport Depot	0.6%	11/21/2012	11/20/2012
Property	22.02	Ormond Depot	0.3%	11/20/2012	11/20/2012
Property	22.03	Big Tree Depot	0.2%	11/21/2012	11/20/2012
Property	22.04	Hand & Yonge Depot	0.1%	11/21/2012	11/20/2012
Loan	23	Mariner Court	1.1%	12/21/2012	12/21/2012	Refinance
Loan	24	Mini Storage Columbus Portfolio	1.0%	08/16/2012	08/16/2012	Refinance
Property	24.01	MSD Polaris	0.2%	08/16/2012	08/16/2012
Property	24.02	MSD Minerva	0.2%	08/16/2012	08/16/2012
Property	24.03	MSD Worthington	0.2%	08/16/2012	08/16/2012
Property	24.04	MSD Georgesville	0.1%	08/16/2012	08/16/2012
Property	24.05	MSD Tamarack	0.1%	08/16/2012	08/16/2012
Property	24.06	MSD Tussing	0.1%	08/16/2012	08/16/2012
Property	24.07	MSD Mansfield	0.1%	08/16/2012	08/16/2012
Loan	25	Corporate Park at Doral	0.9%	12/12/2012	12/12/2012	Refinance
Loan	26	850 Trafalgar	0.9%	11/02/2012	11/05/2012	Refinance
Loan	27	Pogoda Self Storage Portfolio	0.9%	Various	Various	Acquisition
Property	27.01	Okemos	0.2%	09/19/2012	09/19/2012
Property	27.02	Novi	0.2%	09/19/2012	09/19/2012
Property	27.03	Orion Township	0.2%	09/19/2012	09/20/2012
Property	27.04	Ypsilanti	0.1%	09/20/2012	09/20/2012
Property	27.05	Lansing	0.1%	09/19/2012	09/19/2012
Loan	28	Walmart Supercenter	0.8%	11/01/2012	11/13/2012	Refinance
Loan	29	4700 Broadmoor	0.8%	12/11/2012	12/17/2012	Acquisition
Loan	30	Hampton Inn and Suites Mount Pleasant	0.7%	11/08/2012	11/09/2012	Refinance
Loan	31	Knollwood MHC	0.7%	10/26/2012	10/26/2012	Refinance
Loan	32	Highland Village Plaza	0.7%	12/13/2012	12/26/2012	Refinance
Loan	33	Hampton Inn Suites Canton	0.7%	10/19/2012	10/19/2012	Refinance
Loan	34	The Oaks MHC	0.6%	12/03/2012	12/05/2012	Refinance
Loan	35	Shale-Inland	0.6%	01/04/2013	11/30/2012	Acquisition
Loan	36	Huntington Plaza Portfolio	0.6%	12/21/2012	12/21/2012	Acquisition
Property	36.01	New Market Parking Deck	0.3%	12/21/2012	12/21/2012
Property	36.02	Huntington Plaza	0.3%	12/21/2012	12/21/2012
Loan	37	Lake Helen MHC	0.6%	12/03/2012	12/27/2012	Refinance
Loan	38	150 James Street	0.6%	12/10/2012	12/10/2012	Refinance
Loan	39	Delcour Mini Storage Portfolio	0.6%	10/29/2012	10/29/2012	Refinance
Property	39.01	A Another Room #2	0.3%	10/29/2012	10/29/2012
Property	39.02	A Another Room #1	0.2%	10/29/2012	10/29/2012
Property	39.03	A Another Room #3	0.2%	10/29/2012	10/29/2012
Loan	40	Beamer Place Apartments	0.6%	12/06/2012	12/06/2012	Refinance
Loan	41	Tharaldson - Homewood Suites Rancho Cucamonga	0.5%	12/04/2012	12/04/2012	Refinance
Loan	42	Woodlands Retail	0.5%	12/13/2012	12/13/2012	Refinance
Loan	43	Washington Square	0.5%	10/17/2012	10/18/2012	Acquisition
Loan	44	Cherry Creek Place III	0.5%	12/05/2012	12/06/2012	Refinance
Loan	45	Overland Stage Shopping Center	0.4%	11/09/2012	11/09/2012	Refinance
Loan	46	Hasley Canyon MHC	0.4%	12/19/2012	01/04/2013	Refinance
Loan	47	L Street Self Storage	0.4%	12/06/2012	12/05/2012	Refinance
Loan	48	Arnold Industrial Portfolio	0.4%	11/30/2012	12/03/2012	Refinance
Property	48.01	3882 Mercantile Avenue	0.2%	11/30/2012	12/03/2012
Property	48.02	3586 Mercantile Avenue	0.1%	11/30/2012	12/03/2012
Property	48.03	3573 Progress Avenue	0.1%	11/30/2012	12/03/2012
Property	48.04	3989 Prospect Avenue	0.1%	11/30/2012	12/03/2012
Loan	49	Main Valley Shopping Center	0.4%	12/05/2012	01/04/2013	Refinance
Loan	50	Beacon Self Storage	0.4%	11/19/2012	11/19/2012	Acquisition
Loan	51	Heights Marketplace	0.4%	11/08/2012	11/09/2012	Refinance
Loan	52	El Fuerte Business Park	0.4%	01/15/2013	01/15/2013	Refinance
Loan	53	Candlewood Suites Decatur	0.4%	12/26/2012	12/26/2012	Refinance
Loan	54	Lockaway Storage - Austin	0.3%	11/28/2012	11/28/2012	Refinance
Loan	55	Emigrant Storage Reno	0.3%	12/17/2012	12/17/2012	Refinance
Loan	56	Almeda Avenue	0.3%	10/09/2012	10/04/2012	Refinance
Loan	57	Devonshire Apartments	0.3%	12/18/2012	12/18/2012	Refinance
Loan	58	Discount Drug Mart Plaza	0.3%	12/18/2012	01/04/2013	Refinance
Loan	59	NC Apartments Portfolio	0.3%	11/19/2012	11/19/2012	Acquisition
Property	59.01	Spring Valley Town Homes	0.1%	11/19/2012	11/19/2012
Property	59.02	Apple Creek Apartments	0.1%	11/19/2012	11/19/2012
Property	59.03	Oak Manor Apartments	0.1%	11/19/2012	11/19/2012
Rollup	60	Central CA Storage Portfolio	0.3%	10/19/2012	10/19/2012	Acquisition
Loan	60.01	North Plano Storage	0.2%	10/19/2012	10/19/2012	Acquisition

A-1-25

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Environmental
			Initial Pool	Report	Engineering	Loan	Existing Mezzanine
Property Flag	ID	Property Name	Balance	Date(27)	Report Date	Purpose	Debt Amount($)(3)
Loan	60.02	Atwater Storage	0.1%	10/19/2012	10/19/2012	Acquisition
Loan	61	4500 Washington Retail	0.3%	11/09/2012	11/09/2012	Refinance
Loan	62	Sun Plaza	0.3%	10/22/2012	10/22/2012	Refinance
Loan	63	7090 Industrial Portfolio	0.3%	10/29/2012	Various	Refinance
Property	63.01	7090 Industrial Road	0.2%	10/29/2012	10/26/2012
Property	63.02	6649-75 Wales Road	0.0%	10/29/2012	10/29/2012
Property	63.03	2569-95 Tracy Road	0.0%	10/29/2012	10/29/2012
Loan	64	Walgreens - Claycomo	0.2%	11/30/2012	11/30/2012	Acquisition
Loan	65	Silver Comet	0.2%	11/12/2012	11/12/2012	Refinance
Loan	66	Circle K MHC	0.2%	11/08/2012	11/07/2012	Acquisition
Loan	67	8035 RL East Thornton	0.2%	11/27/2012	11/28/2012	Refinance
Loan	68	CVS - Evansville	0.2%	12/07/2012	12/17/2012	Acquisition
Loan	69	Kuhlo Medical Office Building	0.2%	11/06/2012	10/31/2012	Refinance
Loan	70	Joppa Green II	0.2%	10/17/2012	10/18/2012	Refinance
Loan	71	Rainbow Professional Park	0.2%	11/21/2012	11/21/2012	Acquisition
Loan	72	Centennial MHC	0.2%	12/14/2012	12/27/2012	Acquisition
Loan	73	7-11 Portfolio	0.2%	Various	12/03/2012	Acquisition
Property	73.01	7-Eleven - Allen	0.1%	10/31/2012	12/03/2012
Property	73.02	7-Eleven - Plano	0.1%	11/28/2012	12/03/2012
Loan	74	Woodbridge - Harker Heights	0.2%	11/12/2012	11/08/2012	Acquisition
Loan	75	Conroe CVS	0.2%	12/20/2012	12/12/2012	Refinance
Loan	76	Landover Self Storage	0.2%	09/19/2012	09/18/2012	Refinance
Loan	77	Joppa Green I	0.2%	10/17/2012	10/18/2012	Refinance
Loan	78	Jake's Place Student Housing	0.2%	09/20/2012	09/20/2012	Refinance
Loan	79	Woodbridge - Storage Works	0.1%	11/09/2012	11/09/2012	Acquisition
Loan	80	7111 Harwin Office Building	0.1%	11/27/2012	11/27/2012	Refinance

A-1-26

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool
Property Flag	ID	Property Name	Balance	Borrower
Loan	1	Santa Anita Mall	14.5%	Santa Anita Borrower LLC; Santa Anita Shoppingtown LP
Loan	2	Valencia Town Center	13.1%	Valencia Town Center Venture, L.P.
Loan	3	SOP Portfolio	8.7%
IX WR 3730 Glen Lake Drive, L.P.; IX WR 3735 Glen Lake Drive, L.P.; IX WR 3023 HSBC Way, L.P.; IX WR 1 North Dale Mabry Hwy, L.P.; IX WR 11950 Corporate Blvd, L.P.; IX WR 2420 South Lakemont Drive, L.P. and IX WR 2000 Park Lane Drive, L.P.

Property	3.01	Tampa Commons	2.0%
Property	3.02	Siemens Quadrangle II	1.8%
Property	3.03	2000 Park Lane	1.7%
Property	3.04	Lakepointe Corporate Center 3 & 5	1.3%
Property	3.05	Edgewater Corporate Center One	1.0%
Property	3.06	Baldwin Point	0.8%
Loan	4	Harborplace	5.1%	AAC HP Realty LLC
Loan	5	231 South LaSalle	5.0%	SL 231 LaSalle LLC; Gefen Chicago LLC, Gefen Chicago II LLC
Loan	6	CAPREIT Midwest Portfolio	3.5%	CAPREIT Bear Creek Greenway Chase Apartments, LLC; CAPREIT Bear Creek Kensington Apartments, LLC; CAPREIT Bear Creek Pointe West Apartments, LLC and CAPREIT Bear Creek Valle Vista Apartments, LLC
Property	6.01	Greenway Chase Apartments	1.1%
Property	6.02	Pointe West Apartments	0.9%
Property	6.03	Valle Vista Apartments	0.9%
Property	6.04	Kensington at Beverly Hills	0.6%
Loan	7	True Value Distribution Centers Portfolio	2.2%	Wrench (DE) Limited Partnership
Property	7.01	Corsicana	1.0%
Property	7.02	Woodland	0.6%
Property	7.03	Kansas City	0.6%
Loan	8	Residence Inn San Diego Mission Valley	2.1%	Chatham RIMV LLC
Loan	9	Summit Hotel Portfolio	2.0%	Summit Hospitality XIII, LLC
Property	9.01	Hyatt Place - Lombard	0.7%
Property	9.02	Hyatt Place - Lone Tree	0.5%
Property	9.03	Hyatt Place - Englewood	0.4%
Property	9.04	Hyatt Place - Arlington	0.3%
Loan	10	155 Fifth Avenue	2.0%	777-26 LLC
Loan	11	Tisch Tower	1.9%	Muller-SBOT LLC
Loan	12	The Village of Cross Keys	1.7%	VCK Realty LLC
Loan	13	Residence Inn Tysons Corner	1.6%	Chatham Tysons RI LLC
Loan	14	Village Greens Shopping Center	1.5%	Village Greens Shopping Center, LLC
Loan	15	Midtowne Portfolio	1.5%	Cole CV Madison NC, LLC; Cole MT Anderson SC, LLC; Cole PM Bellingham WA, LLC; Cole TS Alamogordo NM, LLC
Property	15.01	Midtowne Park	1.1%
Property	15.02	Petsmart	0.2%
Property	15.03	Tractor Supply	0.1%
Property	15.04	CVS	0.1%
Loan	16	Quorum Center	1.4%	Quorum Center Associates LLC
Loan	17	Audubon Square	1.2%	422 Marketplace, L.P.; Audubon Square, Inc.
Property	17.01	Audubon Square I	0.8%
Property	17.02	Regal Cinemas	0.4%
Loan	18	167-177 Lafayette Street	1.2%	BSD 26 Maeem LLC
Loan	19	Chatham Retail	1.2%	Chatham Retail, L.L.C.
Loan	20	Homewood Suites San Antonio Riverwalk	1.2%	Chatham San Antonio LLC
Loan	21	Boardwalk at Alafaya Trail	1.2%	Boardwalk at Alafaya Trail, LLC
Loan	22	All Aboard Self Storage Portfolio	1.1%	409 Big Tree, LLC; Hand & Yonge, LLC; 509 Nova, LLC and Westport Storage, LTD
Property	22.01	Westport Depot	0.6%
Property	22.02	Ormond Depot	0.3%
Property	22.03	Big Tree Depot	0.2%
Property	22.04	Hand & Yonge Depot	0.1%
Loan	23	Mariner Court	1.1%	Muller-Mariner Court, LLC
Loan	24	Mini Storage Columbus Portfolio	1.0%
Mini Storage Depot at Georgesville, LLC; Mini Storage Depot at Minerva Park, LLC; Mini Storage Depot at Tamarack Circle, LLC; Mini Storage Depot at Worthington, LLC; Mini Storage Depot at Mansfield, LLC; Mini Storage Depot at Polaris, LLC; Mini Sorage Depot at Tussing Road, LLC

Property	24.01	MSD Polaris	0.2%
Property	24.02	MSD Minerva	0.2%
Property	24.03	MSD Worthington	0.2%
Property	24.04	MSD Georgesville	0.1%
Property	24.05	MSD Tamarack	0.1%
Property	24.06	MSD Tussing	0.1%
Property	24.07	MSD Mansfield	0.1%
Loan	25	Corporate Park at Doral	0.9%	Corporate Park of Miami, LLC
Loan	26	850 Trafalgar	0.9%	850 Trafalgar Associates LLC
Loan	27	Pogoda Self Storage Portfolio	0.9%	American Storage Partners, Limited Partnership; Orion Self Storage Limited Partnership; Safe Space Self Storage Associates, LLC; Safe Space West, L.L.C.; Tyler Industries NSC LLC
Property	27.01	Okemos	0.2%
Property	27.02	Novi	0.2%
Property	27.03	Orion Township	0.2%
Property	27.04	Ypsilanti	0.1%
Property	27.05	Lansing	0.1%
Loan	28	Walmart Supercenter	0.8%	123 Altoona, LLC; 304 Altoona, LLC
Loan	29	4700 Broadmoor	0.8%	Grand Acquisition LLC
Loan	30	Hampton Inn and Suites Mount Pleasant	0.7%	Northbridge Associates, LLC
Loan	31	Knollwood MHC	0.7%	Knollwood Mobile Home Park LLC
Loan	32	Highland Village Plaza	0.7%	Greenspot Ranch Investors, a California Limited Partnership
Loan	33	Hampton Inn Suites Canton	0.7%	IMK, LLC
Loan	34	The Oaks MHC	0.6%	The Oaks - Amicorp, Inc.
Loan	35	Shale-Inland	0.6%	Msteel (IL) LLC
Loan	36	Huntington Plaza Portfolio	0.6%	Amerimar Canton Office LLC and Amerimar Canton Parking LLC
Property	36.01	New Market Parking Deck	0.3%
Property	36.02	Huntington Plaza	0.3%
Loan	37	Lake Helen MHC	0.6%	LHV-Amicorp, Inc.
Loan	38	150 James Street	0.6%	319 Sunset, LLC
Loan	39	Delcour Mini Storage Portfolio	0.6%	A Another Room Self Storage #4, LLC ("AARSS#4"); A Another Room Self Storage #5,LLC ("AARSS#5"); A. Another Room Self Storage #6, LLC ("AARSS#6")
Property	39.01	A Another Room #2	0.3%
Property	39.02	A Another Room #1	0.2%
Property	39.03	A Another Room #3	0.2%
Loan	40	Beamer Place Apartments	0.6%	Beamer Place Apartments, LTD.
Loan	41	Tharaldson - Homewood Suites Rancho Cucamonga	0.5%	H.W. Heritage Inn of Rancho Cucamonga, Inc.
Loan	42	Woodlands Retail	0.5%	TWCP Westheimer Wilcrest, Ltd.
Loan	43	Washington Square	0.5%	42 Washington Square, LP; Washington Square BD LLC
Loan	44	Cherry Creek Place III	0.5%	AHC Metro Cherry Creek III, LLC
Loan	45	Overland Stage Shopping Center	0.4%	RPI Overland, LTD.
Loan	46	Hasley Canyon MHC	0.4%	Hasley Canyon Mobile Estates, LLC
Loan	47	L Street Self Storage	0.4%	L Street Venture, LLC
Loan	48	Arnold Industrial Portfolio	0.4%	Arnold Industrial Park, LLC
Property	48.01	3882 Mercantile Avenue	0.2%
Property	48.02	3586 Mercantile Avenue	0.1%
Property	48.03	3573 Progress Avenue	0.1%
Property	48.04	3989 Prospect Avenue	0.1%
Loan	49	Main Valley Shopping Center	0.4%	Main Valley Realty, Ltd.
Loan	50	Beacon Self Storage	0.4%	2227 San Pablo SP, LLC
Loan	51	Heights Marketplace	0.4%	Oct Heights, LTD.
Loan	52	El Fuerte Business Park	0.4%	El Fuerte Business Park Investors, L.P.
Loan	53	Candlewood Suites Decatur	0.4%	PKNR Hospitality, LLC
Loan	54	Lockaway Storage - Austin	0.3%	Lockaway Storage-Austin, LLC
Loan	55	Emigrant Storage Reno	0.3%	Emigrant Storage II, LLC
Loan	56	Almeda Avenue	0.3%	Almeda Associates, L.L.C
Loan	57	Devonshire Apartments	0.3%	Devonshire II, L.L.C.
Loan	58	Discount Drug Mart Plaza	0.3%	DDM - Mason, LLC
Loan	59	NC Apartments Portfolio	0.3%	Quatro Real Estate Groupe, LLC
Property	59.01	Spring Valley Town Homes	0.1%
Property	59.02	Apple Creek Apartments	0.1%
Property	59.03	Oak Manor Apartments	0.1%
Rollup	60	Central CA Storage Portfolio	0.3%	AW Storage, LLC; PV Storage, LLC
Loan	60.01	North Plano Storage	0.2%	PV Storage, LLC

A-1-27

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool
Property Flag	ID	Property Name	Balance	Borrower
Loan	60.02	Atwater Storage	0.1%	AW Storage, LLC
Loan	61	4500 Washington Retail	0.3%	Washington 4500, LP
Loan	62	Sun Plaza	0.3%	Sun Real Estate Investment, LLC
Loan	63	7090 Industrial Portfolio	0.3%	Florence Equities, LLC and Toledo Equities LLC
Property	63.01	7090 Industrial Road	0.2%
Property	63.02	6649-75 Wales Road	0.0%
Property	63.03	2569-95 Tracy Road	0.0%
Loan	64	Walgreens - Claycomo	0.2%	Curry Park - Claycomo, LLC
Loan	65	Silver Comet	0.2%	GGI Silver Comet, LLP
Loan	66	Circle K MHC	0.2%	West Valley Place MHP, LLC
Loan	67	8035 RL East Thornton	0.2%	8035 East RLT, L.P.
Loan	68	CVS - Evansville	0.2%	Curry Park - Evansville, LLC
Loan	69	Kuhlo Medical Office Building	0.2%	Mallory, LLC
Loan	70	Joppa Green II	0.2%	Joppa Green II Limited Partnership, LLLP
Loan	71	Rainbow Professional Park	0.2%	Rainbow Professional Plaza, LLC
Loan	72	Centennial MHC	0.2%	Centennial Manor MHC LLC
Loan	73	7-11 Portfolio	0.2%	Plano-Babylon II LLC; Allen-Babylon LLC
Property	73.01	7-Eleven - Allen	0.1%
Property	73.02	7-Eleven - Plano	0.1%
Loan	74	Woodbridge - Harker Heights	0.2%	Woodbridge Harker, LLC
Loan	75	Conroe CVS	0.2%	910 Conroe Retail, L.L.C.
Loan	76	Landover Self Storage	0.2%	DSI Special Situations Fund
Loan	77	Joppa Green I	0.2%	Joppa-Green Limited Partnership, LLLP
Loan	78	Jake's Place Student Housing	0.2%	Jakes Place Of Tallahassee, LLC
Loan	79	Woodbridge - Storage Works	0.1%	Woodbridge Storage Works, LLC
Loan	80	7111 Harwin Office Building	0.1%	7111 Harwin, L.P.

A-1-28

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool
Property Flag	ID	Property Name	Balance	Guarantor(21)
Loan	1	Santa Anita Mall	14.5%	Westfield America, Inc.
Loan	2	Valencia Town Center	13.1%	Westfield America, Inc.
Loan	3	SOP Portfolio	8.7%	Starwood Distressed Opportunity Fund IX-1 U.S., L.P. and Starwood Distressed Opportunity Fund IX Global, L.P.
Property	3.01	Tampa Commons	2.0%
Property	3.02	Siemens Quadrangle II	1.8%
Property	3.03	2000 Park Lane	1.7%
Property	3.04	Lakepointe Corporate Center 3 & 5	1.3%
Property	3.05	Edgewater Corporate Center One	1.0%
Property	3.06	Baldwin Point	0.8%
Loan	4	Harborplace	5.1%	Ben Ashkenazy
Loan	5	231 South LaSalle	5.0%	Michael Silberberg; Moishe Hellman
Loan	6	CAPREIT Midwest Portfolio	3.5%	CAPREIT Operating LP
Property	6.01	Greenway Chase Apartments	1.1%
Property	6.02	Pointe West Apartments	0.9%
Property	6.03	Valle Vista Apartments	0.9%
Property	6.04	Kensington at Beverly Hills	0.6%
Loan	7	True Value Distribution Centers Portfolio	2.2%	W.P. Carey Inc.
Property	7.01	Corsicana	1.0%
Property	7.02	Woodland	0.6%
Property	7.03	Kansas City	0.6%
Loan	8	Residence Inn San Diego Mission Valley	2.1%	Chatham Lodging Trust
Loan	9	Summit Hotel Portfolio	2.0%	Summit Hotel OP, LP
Property	9.01	Hyatt Place - Lombard	0.7%
Property	9.02	Hyatt Place - Lone Tree	0.5%
Property	9.03	Hyatt Place - Englewood	0.4%
Property	9.04	Hyatt Place - Arlington	0.3%
Loan	10	155 Fifth Avenue	2.0%	Abraham Talassazan
Loan	11	Tisch Tower	1.9%	Stephen J. Muller and Jon M. Muller
Loan	12	The Village of Cross Keys	1.7%	Ben Ashkenazy
Loan	13	Residence Inn Tysons Corner	1.6%	Chatham Lodging Trust
Loan	14	Village Greens Shopping Center	1.5%	Savino Savo
Loan	15	Midtowne Portfolio	1.5%	Cole REIT III Operating Partnership, LP
Property	15.01	Midtowne Park	1.1%
Property	15.02	Petsmart	0.2%
Property	15.03	Tractor Supply	0.1%
Property	15.04	CVS	0.1%
Loan	16	Quorum Center	1.4%	TPF VII REIT.; Reid Berman; Clifford Stein
Loan	17	Audubon Square	1.2%	Donald Neilson, Sr.
Property	17.01	Audubon Square I	0.8%
Property	17.02	Regal Cinemas	0.4%
Loan	18	167-177 Lafayette Street	1.2%	Abraham Talassazan
Loan	19	Chatham Retail	1.2%	The Related Companies, L.P.
Loan	20	Homewood Suites San Antonio Riverwalk	1.2%	Chatham Lodging Trust
Loan	21	Boardwalk at Alafaya Trail	1.2%	Waldemar F. Kissel, Jr.
Loan	22	All Aboard Self Storage Portfolio	1.1%	D. Andrew Clark
Property	22.01	Westport Depot	0.6%
Property	22.02	Ormond Depot	0.3%
Property	22.03	Big Tree Depot	0.2%
Property	22.04	Hand & Yonge Depot	0.1%
Loan	23	Mariner Court	1.1%	Stephen J. Muller and Jon M. Muller
Loan	24	Mini Storage Columbus Portfolio	1.0%	Larry A. Swank; Lance A. Swank; Richard Armstrong
Property	24.01	MSD Polaris	0.2%
Property	24.02	MSD Minerva	0.2%
Property	24.03	MSD Worthington	0.2%
Property	24.04	MSD Georgesville	0.1%
Property	24.05	MSD Tamarack	0.1%
Property	24.06	MSD Tussing	0.1%
Property	24.07	MSD Mansfield	0.1%
Loan	25	Corporate Park at Doral	0.9%	Richard Zinn
Loan	26	850 Trafalgar	0.9%	TPF VII SUB LLC.; Reid Berman; Clifford Stein
Loan	27	Pogoda Self Storage Portfolio	0.9%	Maurice Pogoda
Property	27.01	Okemos	0.2%
Property	27.02	Novi	0.2%
Property	27.03	Orion Township	0.2%
Property	27.04	Ypsilanti	0.1%
Property	27.05	Lansing	0.1%
Loan	28	Walmart Supercenter	0.8%	Patrick J. Consalvas and Nicholas J. Boncardo as Trustees Under Declaration of Trust Dated September 20, 1989; Harold Thurman
Loan	29	4700 Broadmoor	0.8%	David R. Kahnweiler
Loan	30	Hampton Inn and Suites Mount Pleasant	0.7%	Michael R. Bennett
Loan	31	Knollwood MHC	0.7%	James L. Bellinson
Loan	32	Highland Village Plaza	0.7%	Lewis R. Maler; Sidney H. Dinow
Loan	33	Hampton Inn Suites Canton	0.7%	Ismat Karmo
Loan	34	The Oaks MHC	0.6%	Kent Titcomb
Loan	35	Shale-Inland	0.6%	Corporate Property Associates 17 - Global Incorporated
Loan	36	Huntington Plaza Portfolio	0.6%	David G. Marshall
Property	36.01	New Market Parking Deck	0.3%
Property	36.02	Huntington Plaza	0.3%
Loan	37	Lake Helen MHC	0.6%	Kent Titcomb
Loan	38	150 James Street	0.6%	Meir Gutfruend
Loan	39	Delcour Mini Storage Portfolio	0.6%	Kenneth W. Delcour
Property	39.01	A Another Room #2	0.3%
Property	39.02	A Another Room #1	0.2%
Property	39.03	A Another Room #3	0.2%
Loan	40	Beamer Place Apartments	0.6%	Meir Izak
Loan	41	Tharaldson - Homewood Suites Rancho Cucamonga	0.5%	Tharaldson Family Inc.
Loan	42	Woodlands Retail	0.5%	Frank M.K. Liu
Loan	43	Washington Square	0.5%	Radcon, LP; Rudy Caamano
Loan	44	Cherry Creek Place III	0.5%	Arthur J. Hill
Loan	45	Overland Stage Shopping Center	0.4%	Jeffrey L. Olyan
Loan	46	Hasley Canyon MHC	0.4%	Jeffrey Ruffner
Loan	47	L Street Self Storage	0.4%	Marsha Friend-Berkson
Loan	48	Arnold Industrial Portfolio	0.4%	John L. Arnold II
Property	48.01	3882 Mercantile Avenue	0.2%
Property	48.02	3586 Mercantile Avenue	0.1%
Property	48.03	3573 Progress Avenue	0.1%
Property	48.04	3989 Prospect Avenue	0.1%
Loan	49	Main Valley Shopping Center	0.4%	David Salomon
Loan	50	Beacon Self Storage	0.4%	William W. Hobin; Clark W. Porter; Timothy B. Hobin; Kent Christensen
Loan	51	Heights Marketplace	0.4%	Robert C. Orr, Jr.
Loan	52	El Fuerte Business Park	0.4%	Stephen M. Zotovich, G. Ryan Smith and Bradley E. Lofgren
Loan	53	Candlewood Suites Decatur	0.4%	Anil Patidar; Pinakin Desai
Loan	54	Lockaway Storage - Austin	0.3%	Donald R. Clauson, Stanley Jorgensen, Larry R. Ford
Loan	55	Emigrant Storage Reno	0.3%	William Manke and Lavon Manke
Loan	56	Almeda Avenue	0.3%	Donald E. Perry
Loan	57	Devonshire Apartments	0.3%	Edward O. Murphree, Jr., Jamie H. Murphree and Lorrie H. Shelnutt
Loan	58	Discount Drug Mart Plaza	0.3%	Joseph A. Urbanic, David M. Thomas
Loan	59	NC Apartments Portfolio	0.3%	Mauro Maurizio, Guiseppe Randisi, Roberto Passalacqua, Vince Dilibero, Serge Keshishian, Neil Glazer, Angelo Mannetta, Dario Manetta
Property	59.01	Spring Valley Town Homes	0.1%
Property	59.02	Apple Creek Apartments	0.1%
Property	59.03	Oak Manor Apartments	0.1%
Rollup	60	Central CA Storage Portfolio	0.3%	David Jarvie
Loan	60.01	North Plano Storage	0.2%	David Jarvie

A-1-29

UBS-BB 2013-C5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool
Property Flag	ID	Property Name	Balance	Guarantor(21)
Loan	60.02	Atwater Storage	0.1%	David Jarvie
Loan	61	4500 Washington Retail	0.3%	Robert C. Orr, Jr.
Loan	62	Sun Plaza	0.3%	Charles Aque
Loan	63	7090 Industrial Portfolio	0.3%	Francis Greenburger
Property	63.01	7090 Industrial Road	0.2%
Property	63.02	6649-75 Wales Road	0.0%
Property	63.03	2569-95 Tracy Road	0.0%
Loan	64	Walgreens - Claycomo	0.2%	Peter Y. Jensen
Loan	65	Silver Comet	0.2%	Bradley R. Garner
Loan	66	Circle K MHC	0.2%	Jeremy W. Millard
Loan	67	8035 RL East Thornton	0.2%	Andrew J. Segal
Loan	68	CVS - Evansville	0.2%	Peter Y. Jensen
Loan	69	Kuhlo Medical Office Building	0.2%	Randy Chance
Loan	70	Joppa Green II	0.2%	Mackenzie Properties, Inc.
Loan	71	Rainbow Professional Park	0.2%	Peiman Shayan, Albert Mazaheri
Loan	72	Centennial MHC	0.2%	Adam T. Schwerin, Timothy H. Karagosian
Loan	73	7-11 Portfolio	0.2%	John Aivaz
Property	73.01	7-Eleven - Allen	0.1%
Property	73.02	7-Eleven - Plano	0.1%
Loan	74	Woodbridge - Harker Heights	0.2%	William T. Lappas
Loan	75	Conroe CVS	0.2%	Jose S. Herrera
Loan	76	Landover Self Storage	0.2%	DSI Properties, Inc.; Robert J. Conway
Loan	77	Joppa Green I	0.2%	Mackenzie Properties, Inc.
Loan	78	Jake's Place Student Housing	0.2%	Christine Leoni
Loan	79	Woodbridge - Storage Works	0.1%	William T. Lappas
Loan	80	7111 Harwin Office Building	0.1%	Andrew J. Segal

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Footnotes to UBS-BB 2013-C5

All relevant footnotes will be incorporated in a subsequent Free Writing Prospectus

(1)
UBSRES-UBS Real Estate Securities Inc. or one of its affiliates; Barclays Bank PLC; GECC-General Electric Capital Corporation; KeyBank-KeyBank National Association; AMF II LLC-Archetype Mortgage Funding II LLC;

(2)
With respect to any Mortgaged Property securing a multi-property loan or group of cross-collateralized and cross-defaulted mortgage loans, the amounts under the headings “Original Balance”,“Cut-off Date Balance” and “Maturity Balance” reflect the Allocated Loan Amount (or note amount for a crossed loan) for such Mortgaged Property.

Loan No. 3 – SOP Portfolio – The individual properties known as Lakepointe Corporate Center 3 and Lakepointe Corporate Center 5 shall collectively constitute one individual property and neither shall be released without the simultaneous release of the other. As such they are presented as one property on the annex.

Loan No. 3 – SOP Portfolio – On January 14, 2013, the One West Fourth Street Mortgage Property with an Allocated Loan Amount of $43,900,000 was released from the SOP Portfolio Loan at 110% of the allocated loan amount.

Loan No. 60 – Central CA Storage Portfolio – The Central CA Storage Portfolio is comprised of two cross–collateralized and cross–defaulted mortgage loans.

(3)
Loan No. 4 – Harborplace – The Mezzanine Note accrues interest at a per annum rate of 9.25%, provides for monthly payments of interest only and matures on December 6, 2022.

(4)
Loan No. 1 – Santa Anita Mall – The Underwritten NOI DSCR and Underwritten NCF DSCR are calculated using an Annual Debt Service of $10,559,982, which represents the aggregate Annual Debt Service of the Santa Anita Mall Loan Combination. The Cut–Off Date LTV Ratio, LTV Ratio at Maturity, Cut–off Balance per Unit, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated based on the aggregate principal balance of the Santa Anita Mall Loan Combination as of the Cut–off Date or Maturity Date, as applicable

(5)
Loan No. 31 – Knollwood MHC – There are 53 homes that have been sold to residents on a lease to own contract with the community still holding title, but residents are responsible for maintenance of these homes and no home value or cash flow from home payment in excess of pad rent has been included in the Property valuation and underwritten net cash flow.

Loan No. 48 – Arnold Industrial Portfolio – 3573 Progress Avenue, 3586 Mercantile Avenue, 3882 Mercantile Avenue, 3989 Prospect Avenue – The Original Balance, Cut–off Balance, U/W Revenue, U/W EGI, U/W Expenses, U/W NOI, and U/W NCF are allocated by Appraised Value.

(6)
Loan No. 19 – Chatham Retail – Chatham Retail consists of two retail condominium units in a 95 condominium structure..

Loan No. 12 – The Village of Cross Keys - The Village of Cross Keys consists of one condominium unit in a two condominium structure.

Loan No. 17.01 and 17.02 – Audubon Square – Audubon Square I and Regal Cinemas - Audubon Square I consists of the fee and leasehold estates in two condominium units in a seven land condominium structure. Regal Cinemas consists of one condominium unit in a seven condominium structure.

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Loan No. 33  - Hampton Inn Suites Canton - Hampton Inn Suites Canton consists of one condominium unit in a five condominium structure.

Loan No. 56 – Almeda Avenue – Almeda Avenue consists of 30 condominium units in a 32 condominium structure.

(7)
The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the primary servicing fee, master servicing fee, trustee/certificate administrator fee and operating advisor fee with respect to each Mortgage Loan.

(8)
The Annual Debt Service is calculated as 12 times the Monthly Debt Service that is described in the following footnote.

(9)
The Monthly Debt Service for Mortgage Loans with partial interest only periods is shown based on the monthly debt service payments immediately following the expiration of the interest only period.

(10)
“Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over-the counter cash and equivalents are deposited by the property manager or borrower into the lockbox.

“Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit these rents into such lockbox account.

“Springing Soft” means that upon the occurrence of a trigger event (as defined in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit these rents into such lockbox account.

“Soft, Springing Hard” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit these rents into such lockbox account. Upon a trigger event (as defined in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to such lockbox.

“Springing Hard” means that upon a trigger event (as defined in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender-controlled lockbox.

Loan No. 30 – Hampton Inn and Suites Mount Pleasant – Credit card receipts are deposited into one of the two manager controlled accounts.  Prior to default, Hilton manager has an ongoing right to direct distribution of funds from “Manager Controlled Accounts”.  After default, lender controls disposition of proceeds in the borrower controlled accounts.

(11)
“In Place” means that the related property cash flows go through a waterfall before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan.

“Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until such trigger event is cured and no other trigger event has occurred (to the extent a cure is permitted under the related Mortgage Loan documents).

(12)
The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default, and before default interest begins accruing. Certain jurisdictions impose a

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statutorily longer grace period.  Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this Prospectus Supplement.

Loan No. 7 – True Value Distribution Centers Portfolio – If any principal, interest or any other sums due under the True Value Distribution Centers Portfolio Loan is not paid on the payment date, Borrower shall pay Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by applicable law.  However, with respect to two late payments in any 12 month period, no late payment charges shall be due if such payments are made within three business days of the payment date.

Loan No. 8 – Residence Inn San Diego Mission Valley – If any principal, interest or any other sums due under the Residence Inn San Diego Mission Valley Loan is not paid on the payment date, Borrower shall pay Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by applicable law.  However, with respect to one late payment each calendar year, no late payment charges shall be due if such payments are made within two business days of the payment date.

Loan No. 13 – Residence Inn Tysons Corner – If any principal, interest or any other sums due under the Residence Inn Tysons Corner Loan is not paid on the payment date, Borrower shall pay Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by applicable law.  However, with respect to one late payment each calendar year, no late payment charges shall be due if such payment is made within two business days of the payment date.

Loan No. 20 – Homewood Suites San Antonio Riverwalk – If any principal, interest or any other sums due under the Homewood Suites San Antonio Riverwalk Loan is not paid on the payment date, Borrower shall pay Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by applicable law.  However, with respect to one late payment each calendar year, no late payment charges shall be due if such payment is made within two business days of the payment date.

Loan No. 35 – Shale–Inland – If any principal, interest or any other sums due under the Shale–Inland Loan is not paid on the payment date, Borrower shall pay Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by applicable law.  However, with respect to two late payments in any 12 month period, no late payment charges shall be due if such payment is made within three business days of the payment date.

(13)
Loan No. 3 – SOP Portfolio – The appraised value of $38,500,000 for the 2000 Park Lane Mortgage Property excluded a non–income producing undeveloped parcel that can be released without a loan pay down, provided other standard release provisions are met.

Loan No. 36 – Huntington Plaza Portfolio – The appraised value for the New Market Parking Deck Mortgage Property of $3,540,000 is based on the “As Complete” value. The New Market Parking Deck Mortgage Property will undergo a $300,000 automation upgrade which will allow the entrances and exits to be unmanned. This upgrade will significantly decrease payroll expenses at the subject. Appraiser assumes that these upgrades will be completed by June 2013 and have also placed primary emphasis on the buyers (sponsor) estimate for payroll expenses once complete. At loan closing, $400,000 was reserved for the automation upgrade. Based on the aggregate “As Is” value of $9,400,000, the cut–off date LTV is 76.8%.

(14)
Loan No. 22 – All Aboard Self Storage Portfolio – The Westport Depot Mortgage Property is comprised of 635 self storage units, 57 retail/office units, 49 parking spaces and 3 billboards.  Total units and occupancy are based on all unit types.

Loan No. 22 – All Aboard Self Storage Portfolio – The Big Tree Depot Mortgage Property is comprised of 621 self–storage units and 20,000 sq. ft. of industrial/warehouse space.  Total units and occupancy is

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based on the self–storage units.  As of 11/30/2012, the 20,000 sq. ft. of industrial/warehouse is 100% leased to File Tech Inc. through 6/30/2017.

(15)
Loan No. 24 – Mini Storage Columbus Portfolio – All metrics including the Cut–off Balance per Unit reflect the number of storage units. The MSD Georgesville Property includes one, 2,482 sq. ft., one–story leasing office/manager’s apartment.  The MSD Mansfield Property includes one, 638 sq. ft., one–story leasing office.  The MSD Minerva Property includes one, 1,976 sq. ft., one–story leasing office/manager’s apartment.  The MSD Polaris Property includes one, 3,471 sq. ft., one–story leasing office/manager’s apartment.  The MSD Tamarack Property includes one, 2,556 sq. ft., two–story leasing office/manager’s apartment.  The MSD Tussing Property includes one, 2,262 sq. ft., two–story leasing office/manager’s apartment.  The MSD Worthington Property includes one, 3,294 sq. ft., one–story leasing office/manager’s apartment.

Loan No. 24 – Mini Storage Columbus Portfolio – The MSD Polaris Property includes 50 rentable RV storage parking spaces, the MSD Tussing Property includes 36 rentable RV storage parking spaces, the MSD Worthington Property includes 18 rentable RV storage parking spaces, and the MSD Mansfield Property includes 19 rentable RV storage parking spaces, collectively, the underwritten RV storage parking spaces consists of 2.5% of Total Revenue.

Loan No. 24 – Mini Storage Columbus Portfolio – The Mini Storage Columbus Portfolio includes 123 rentable RV storage parking spaces, which consist of 2.5% of the Total Revenue underwritten.

Loan No. 27 – Pogoda Self Storage Portfolio – All metrics including the Cut–off Balance per Unit reflect the number of storage units.

Loan No. 50 – Beacon Self Storage – All metrics including the Cut–off Balance per sq. ft. reflect the total square footage of the Beacon Self Storage Property.

Loan No. 54 – Lockaway Storage – Austin – All metrics including the Cut–off Balance per sq. ft. reflect the total square footage of the Lockaway Storage – Austin Property, exclusive of parking areas.

Loan No. 60 – Central CA Storage Portfolio – All metrics including the Cut–off Balance per Unit reflect the number of storage units.  Each property includes a rental office/apartment unit.

Loan No. 76 – Landover Self Storage – All metrics including the Cut–off Balance per sq. ft. reflect the total square footage of the Landover Self Storage, excluding the 300 sq.ft. management office and 1,000 sq. ft. residential unit.

(16)
Prepayment Provisions are shown from and including the respective Mortgage Loan First Payment Date to and including the respective Maturity Date.
“L(x)” means lock-out for x payments.
“D(x)” means may be defeased for x payments.
“YM1(x)” means may be prepaid for x payments with payment of greater of yield maintenance charge and 1% of the amount prepaid.
“O(x)” means freely prepayable for x payments, including the Maturity Date.

Loan No. 9 – Summit Hotel Portfolio – On any date after the lockout period ends, the borrower may release a property, provided, among other things, per the loan documents, (i) there is no uncured event of default, (ii) borrower shall defease a portion of the loan equal to the greater of (a) 125% of the allocated loan amount or (b) 80% of the proceeds from the sale of the applicable individual property, (iii) the DSCR for the remaining property is no less than the greater of DSCR (a) at closing or (b) immediately prior to release and (iv) the LTV for the remaining property is no greater than the lesser of LTV (a) at closing or (b) immediately prior to release.

Loan No. 39 – Delcour Mini Storage Portfolio – Loan locked out from prepayment through the date that is the earlier of (i) four years following the funding of the loan or (ii) two years after the securitization of the loan. (Prepayment Lock Out Date). From and after the Prepayment Lock Out Date, prepayment of the

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loan will not be permitted but loan may be fully defeased under the terms and conditions of the loan documents. In addition, from and after the Prepayment Lockout Date, the loan may be partially defeased and up to two properties released under the terms and conditions set forth in the loan documents including, without limitation, providing Lender with defeasance collateral in an amount sufficient to pay the “release price” for the applicable properties being defeased.  Such “release price” is an amount equal to 125% of the Loan Amount allocated to the property or properties being released, as determined by Lender, at or before Closing.

(17)
Loan No. 35 – Shale–Inland – The Shale–Inland Mortgage Property was recently acquired by the Borrower. Historical operating statements were not available.

Loan No. 42 – Woodlands Retail – The Woodlands Retail Mortgage Property has been vacant since it was developed in 2008 and was leased up in mid 2012.

(18)
Loan No. 10 – 155 Fifth Avenue – The most recent NOI for the 155 Fifth Avenue Property is based on NOI for January through September, 2012 annualized.

Loan No. 12 – The Village of Cross Keys – The most recent NOI for the Village of Cross Keys Property is based on NOI for March through September 2012, annualized.

Loan No. 17.01 – Audubon Square – Audubon Square I – The most recent NOI for the Audubon Square Property is based on NOI for January through July 2012, annualized.

Loan No. 17.02 – Audubon Square – Regal Cinemas – The most recent NOI for the Audubon Square Property is based on NOI for January through July 2012, annualized.

Loan No. 18 – 167–177 Lafayette Street – The most recent NOI for the 167–177 Lafayette Street Property is based on NOI for January through September 2012, annualized.

Loan No. 36 – Huntington Plaza Portfolio – Most Recent NOI is based on the nine months ended September 2012 annualized.

Loan No. 59 – NC Apartments Portfolio – Spring Valley Townhomes Most Recent Operating Statement Date reflects the seven months ended October 31, 2012, annualized.

Loan No. 74 – Woodbridge – Harker Heights – Most Recent NOI is based on the nine months ended September 2012 annualized.

(19)
Loan No. 40 – Beamer Place Apartments – Third Most Recent NOI is based on the nine months ended December 2010 annualized.

(20)
Loan No. 1 – Santa Anita Mall – The total sq. ft. of the Santa Anita Mall Property is 1,472,167 which includes JC Penney (191,240 sq. ft), Macy’s (188,200 sq. ft.) and Nordstrom (136,384 sq. ft.) all of which comprise the Borrower’s leased fee interest.  Collateral is 956,343 sq. ft.

Loan No. 2 – Valencia Town Center – The total sq. ft. of the Valencia Town Center Property is 1,106,145 which includes Macy’s (195,887 sq. ft.), JC Penney (130,096 sq. ft), and Sears (122,325 sq. ft.) all of which comprise the Borrower’s leased fee interest.  Collateral is 657,837 sq. ft.

Loan No. 4 – Harborplace – The Harborplace Property is subject to a 108–year ground lease that commenced in July 1979 and expires September 2087.  Current annual payments under the ground lease are $262,500, which amount will increase to $275,625 in August, 2022 and which amount will increase in 5 year increments thereafter.

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Loan No. 5 – 231 South LaSalle – The 231 South LaSalle Loan is secured by the Borrower’s leased fee interest in the 231 South LaSalle Property.

Loan No. 17.02 and 17.02 – Audubon Square – Audubon Square I and Regal Cinemas – Each of the Audubon Square I property and Regal Cinemas property is master leased by the borrower from an affiliate, whose fee simple estate is also encumbered by the mortgage.  Additionally, the Regal Cinemas property is ground leased by the borrower to Regal Cinemas pursuant to a 42 year ground lease that expires on May 31, 2037.

Loan No. 19 – Chatham Retail – The Chatham Retail Collateral includes the fee simple interest in two commercial condominium units totaling 34,140 sq. ft. in a 32–story residential condominium building.  The residential space located on the 3rd through 32nd floors is not part of the collateral.

Loan No. 41 – Tharaldson - Homewood Suites Rancho Cucamonga – The Tharaldson - Homewood Suites Rancho Cucamonga Property is subject to a 35–year ground lease that commenced in October 2012 and expires October 2047.  Current annual payments under the ground lease are $180,000, which amount will increase in 5 year increments thereafter.

Loan No. 71 – Rainbow Professional Park – At closing, the Sponsors signed and personally guaranteed a master lease for 7,150 SF, or 14.3% of the property’s gross rentable area, to bring property occupancy to 85%. This master lease is for $15.00 per square foot annually, with 3% annual escalations. The master lease is structured as a modified gross lease, with the Sponsors paying a pro–rata share of building expenses over base–year stops. New leases (signed directly with the borrowing entity) that bring the property’s occupancy above actual current occupancy will burn–off an equal portion of the master lease. For example, if the Sponsors lease 1,000 square feet of space above the property’s current occupancy level, 1,000 square feet of the master lease will terminate. When the Sponsors successfully lease the property to 85% occupancy, the master lease will terminate in full, and cannot be reinstated.

(21)
The following tenants that occupy greather than 5% of the net rentable area at the related Mortgaged Property are Borrower affiliated:

Loan No. 69 – Kuhlo Medical Office Building – The guarantors of the lease for the property’s largest tenant, Harpeth Pediatrics (26.8% of NRA and 27.2% of underwritten base rent), own a combined 14.814% of the borrowing entity.

Loan No. 70 – Joppa Green II – The largest tenant, MacKenzie Mgt., is an affiliate of the Borrower that occupies 41.3% of the net rentable area and represents 40.4% of underwritten base rent.

Loan No. 77 – Joppa Green I – The third largest tenant, MacKenzie Contracting Co., is an affiliate of the Borrower that occupies 12.7% of the net rentable area and represents 12.9% of the underwritten base rent.

(22)
The following tenants listed on Annex A–1 are not yet in occupancy or the lease expiration date relates to a renewal lease that has not yet been executed:

Loan No. 2 – Valencia Town Center – The fifth largest major tenant, Walmart, (29,761 sq. ft.) executed its lease in January, 2012 but is not yet in occupancy.  The total income from the Walmart lease (inclusive of underwritten recoveries) is estimated to be $631,908.  Conditions to Walmart occupying its space and commencing rent payments under its lease include planning approval from the City of Valencia’s planning board. The Sponsor has executed a partial principal guaranty for the Valencia Town Center Loan in the amount of $5,700,000, which guaranty will remain in effect until such time as either (i) Walmart becomes obligated to pay rent (including reimbursements) under its lease in an annual amount not less than $633,500 or (ii) the space covered by the Walmart lease is leased to one or more tenants pursuant to leases with a minimum term of five (5) years and total annual rent (including reimbursements) of not less than $633,500.  In the event the leasing of such space occurs after December 31, 2013, the foregoing rent requirement is subject to an upward adjustment to account for an increase in reimbursements

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consistent with the increase in operating expenses on a trailing twelve month basis as compared to the 2013 pro forma provided at loan closing.

Loan No. 5 – 231 South LaSalle – The third largest tenant, GSA – US Army Corps of Engineers, (63,678 sq. ft., 6.5% of NRA) executed its lease in September, 2012 but is not yet in occupancy.  The tenant has the ability to terminate in the event that the space is not built out according to the GSA’s timeline.  The lease will expire 10 years from the date specified in a lease amendment to be entered into once substantial completion occurs.

Loan No. 10 – 155 Fifth Avenue – The largest tenant, C. Wonder LLC, signed a lease dated September 25, 2012. The tenant took possession of the premises for the 2012 holiday season. The tenant shall temporarily vacate the premises on or about January 15, 2013 so that landlord may perform work. The tenant may terminate the lease if landlord is unable to deliver premises by September 15, 2013. The landlord’s work is expected to take 30 days

Loan No. 14 – Village Greens Shopping Center – The largest tenant, Dan’s Supreme Supermarkets, executed a lease dated October 1, 2012 with total square footage of 35,724 but is not expected to take occupancy until June 2013 once landlord build out is complete.

(23)
The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if borrower violates the lease or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. In addition to the foregoing, the following are early non–contingent termination options for those tenants listed in Annex A–1.

Loan No. 2 – Valencia Town Center – Wal-Mart has the right to terminate in the event tenant sales during 37th to 48th calendar months from the date the tenant opens the premises for business to the public or the date that is 210 days after the delivery date do not exceed $11,904,400.

Loan No. 3 – SOP Portfolio – The fourth largest tenant at the Tampa Commons Mortgage Property, SAIC, occupies 27,341 sq. ft. of which 18,008 sq. ft. expires 8/31/2016 and 9,333 sq. ft. expires 11/30/2016. Tenant has the right to terminate its lease effective the last day of the 41st month of the Suite 600 lease term, by providing landlord with written notice (the “Termination Notice”) of tenant’s election to terminate the lease by no later than the last day of the 32nd month of the Suite 600 lease term, and by the payment to landlord of the unamortized costs of all brokerage commissions and any allowance provided under the second amendment to the lease (all such costs to be amortized in equal amounts on a straight–line basis over the Suite 600 lease term, assuming interest accruing on the amounts advanced hereunder, from the date advanced until the date repaid, at a rate of 8% per annum), plus any other amounts due, plus two months of base rent due from tenant, at the then current rate of base rent due from tenant.

Loan No. 3 – SOP Portfolio – The second largest tenant at the Lakepointe Corporate Center 3 & 5 Mortgage Property, Apex Systems, Inc., has the right to terminate its lease. Tenant has the right to terminate this lease at the end of the 43rd month of the Term (December 2013), by providing landlord with notice of tenant’s election to terminate the lease no less than nine months prior.

Loan No. 3 – SOP Portfolio – The second largest tenant at the Tampa Commons Mortgage Property, Time Customer Service, has the right to terminate its lease. Tenant has the right to terminate its lease effective as of June 30, 2017, by providing landlord with notice of tenant’s election to terminate the lease no less than 12 months prior to June 30, 2017, and by the payment to landlord of the sum of $1,204,604.00 (the “Release Payment”). One–half of the Release Payment shall be due and payable with the termination notice, with the remainder of such Release Payment due and payable by tenant on June

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30, 2017. If Time Customer Service has leased any other space under or in connection with the lease (the “Expansion Space”), then tenant shall pay, at the time the portion of the Release Payments are due, in addition to the Release Payments, additional release payments to compensate landlord for all unamortized costs incurred by landlord as a result of or in connection with such Expansion Space.

Loan No. 3 – SOP Portfolio – Cigna shall have a one–time right to contract the premises by one full floor (“Contraction Option”) effective on 12/31/2019 by providing landlord with written notice by 12/31/2018. In the event that Cigna exercises the Contraction Option, the portion of the premises to be contracted shall be the fourth floor premises. Cigna shall pay to landlord an amount equal to the sum of any and all unamortized brokerage fees and LAN Room/Fourth Floor premises improvements allowance. Cigna shall have the right and option to terminate this lease as to the cafeteria premises effective at any time on or after 1/1/2018 by providing at least 365 days written notice to landlord.

Loan No. 4 – Harborplace – The largest tenant, H&M, has the right to terminate the lease if the tenant’s net sales fail to exceed $4.8 MM in 2016.

Loan No. 4 – Harborplace – The fourth largest tenant, Ripley’s Believe It Or Not, has the right, provided it gives a 365 day notice, to terminate the lease if attendance fails to exceed 140,000 paid visitors from month 40 to 52 of the lease term (September 2016 through September 2017).

Loan No. 11 – Tisch Tower – The second largest tenant, The Five Branches Institute, College of Traditional Chinese Medicine, may terminate its lease. During the period from December 20, 2010 through and including March 20, 2013, Tenant has the ongoing option to terminate the lease with respect to any or all of the following portions of the premises:  (i) all, but not less than all, of Suite 12 Plaza West; (ii) all, but not less than all, of suite 14 Plaza West; (iii) all, but not less than all of Suite 18 Plaza West; (iv) all, but not less than all, of suite 420; (v) all but not less than all, of Suite 507; (vi) all, but not less than all, of suite 605; and (vii) all, but not less than all, of Suite 508.  Tenant must provide landlord written notice outlining the premises and date of termination which must be nine months after the “Termination Notice” is received by landlord.

Loan No. 11 – Tisch Tower – The largest tenant, National University, may terminate its lease in the event it is prevented and does not use 20% or more of tenant parking spaces as a result of any failure by landlord to provide access to the tenant parking spaces for 60 consecutive days.  Landlord may provide substitute parking on or before the expiration of the 60 days.

Loan No. 12 – The Village of Cross Keys – Elizabeth Arden Red Door has the option to terminate early, provided the tenant gives 12 months notification if sales do not exceed $2,204,016 for the annual statement following the end of the eleventh rental year (December 1, 2014 – November 30, 2015).

Loan No. 15 – Midtowne Portfolio – The second largest tenant, Dick’s Sporting Goods, has the right to pay substitution rent equal to 3% of gross sales per month if a minimum of 65% of the NRA (excluding Dick’s Sporting Goods) is not open and operated by a national tenant operating a minimum of 50 high quality retail stores or by a regional tenant acceptable to Dick’s Sporting Goods. If the co–tenancy requirement remains unresolved for a period in excess of 24 consecutive months, Dicks’ Sporting Goods may (i) terminate the lease or (ii) resume the full payment of rent.

Loan No. 16 – Quorum Center – The fifth largest tenant, Eastman Kodak (8,226 sq. ft.), has the right to terminate with six months written notice on or after the last day of the 18th month (May 2011).  Tenant shall pay a termination fee equal to $22,243.

Loan No. 17.01 – Audubon Square – Audubon Square I – The fourth largest tenant, ATI Holdings, LLC, has a one–time option to terminate the lease, provided it gives written notice 270 days, before the expiration date effective as of the last day of the 7th year (August 8, 2019). The tenant shall pay to landlord a termination fee of an amount equal to unamortized portion of the commission.

Loan No. 25 – Corporate Park at Doral –  The GSA may terminate their lease in whole or in part any time on or after two years (or Nov 2011), but giving at least 120 days notice in writing to lessor.

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Loan No. 25 – Corporate Park at Doral – First Source may terminate at the end of the fourth year of the term (March 2017), with a termination fee.

Loan No. 25 – Corporate Park at Doral – The Department of Agriculture has the right to terminate without penalty in the event a state–owned building becomes available for lessee to occupy. The tenant must give six months notice.

Loan No. 25 – Corporate Park at Doral – US Army Recruiting may terminate the lease at any time on or after Sept 24, 2012 upon 90 days notice.

Loan No. 26 – 850 Trafalgar – The largest tenant, Internal Revenue Service, may terminate the lease as to the original premises or expansion premises, at any time currently, upon 120 days notice.

Loan No. 26 – 850 Trafalgar – The second largest tenant, Federal Bureau of Investigation (“FBI”), may terminate the lease as to the original premises of 28,324 sq. ft. in whole or in part at any time currently, upon 60 days notice.  The FBI may terminate the lease of expansion premises of 9,477 sq. ft. at any time on or after January 1, 2014 upon 60 days notice.  Similarly, the FBI may terminate the lease of the most recent expansion of 2,202 sq. ft. at any time on or after September 30, 2014, upon 60 days notice.

Loan No. 29 – 4700 Broadmoor – The second largest tenant, Intertek (Intertek ETL Entela), has the option to terminate its lease effective as of December 31, 2018, provided that tenant: (i) provides landlord written notice of the election to terminate at least six months prior to the termination date, (ii) pays landlord, simultaneously with the delivery of notice, a termination fee equal to 3 months of base rent then in effect, and (iii) is not in default under the lease on the date of delivery of notice or on the termination date.  If tenant fails to satisfy each of the above conditions, then tenant will not have the right to terminate.

Loan No. 43 – Washington Square – The largest tenant, HomeGoods, has the right to terminate the lease upon 30 days notice if Ralph’s Market is not open and operating for 270 days.

Loan No. 43 – Washington Square – The second largest tenant, Julie’s Hallmark, has the right to terminate the lease upon 90 days notice if HomeGoods or a major tenant is not open and operating for 270 days.

Loan No. 44 – Cherry Creek Place III – Colorado Technical University has a one–time lease termination option which can be exercised during a 4–month window between January 1, 2017 and April 30, 2017 for an April 30, 2018 termination.  The loan is structured with a one–year cash flow sweep should CTU Provide notice of termination.  Additionally, CTU is required to pay a termination fee in an amount equal to the sum of (a) five months of base rent and the pro rata share of operating expenses in effect as of the termination date, and (b) the unamortized portion of transaction costs incurred by the landlord in connection with the lease, as it may be amended from time to time, for all (i) construction allowances and costs paid by landlord, (ii) legal fees paid by landlord in connection with the lease and any amendment, and (iii) leasing commissions paid by landlord in connection with the lease, with amortization calculated using an interest rate of 9% per annum.

Loan No. 50 – Beacon Self Storage – The four cellular towers leased to Cingular/AT&T, GTE dba Verizon, Sprint and T–Mobile and the billboard lessee (Farias Outdoor Media, Inc.) all have rights to terminate.  Cingular/AT&T may terminate upon 90–days written notice if its reception of transmission is interfered with.  GTE dba Verizon may terminate if tenant’s telecommunication signals are partially or totally blocked and no commercially feasible alternative exists.  Sprint may terminate if Sprint determines that it will be unable to use the site for its intended purposes.  T–Mobile may terminate if tenant is unable to occupy and utilize the premises due to a ruling or directive of the FCC or other governmental or regulatory agency, including, but not limited to, a take back of channels or change in frequencies; or if tenant determines that the premises are not appropriate for its operations for economic, environmental or technological reasons including without limitations, signal interference.  Farias Outdoor Media, Inc. may terminate if the Lessor materially alters the size, shape or orientation of either or both billboards, if one or more of the signs is blocked for any reasons or if Highway 980 is shut down or traffic is otherwise diverted in either direction for a period of time in excess of thirty days.

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Loan No. 56 – Almeda Avenue – The largest tenant, W. R. Systems (WR Systems, LTD.), has the onetime option to downsize its leased space by up to 70% in the event the tenant loses its primary US Navy contract provided that tenant: (i) provides landlord 120 days written notice of its intent to downsize, and (ii) pays landlord its pro rata share of tenant improvements and commissions.  Landlord is responsible for cost of separation of the demised space.

Loan No. 56 – Almeda Avenue – The third largest tenant, Oakwood R&B Home Services, Inc. (Worldwide Corporate Housing, L.P.), has the option to terminate its lease anytime on or after July 1, 2014 provided that tenant: (i) provides landlord written notice of the election to terminate at least six months prior to the termination date, and (ii) pays landlord a termination fee equal to 5 months of base rent then in effect on the termination date, broker’s commissions and unamortized tenant improvement costs.

Loan No. 64– Walgreens – Claycomo – the tenant, Walgreens (Walgreen Co.), has the option to terminate its lease effective as of the last day of the 300th full calendar month of the term (September 2033), or as of the last day of any month thereafter, provided that tenant sends notice to Landlord at least 12 months prior to the date of termination.

Loan No. 70 – Joppa Green II – The largest tenant, MacKenzie Mgt., has the right to terminate its lease effective 12/31/2017 provided tenant gives landlord 360 days prior written notice and pays a penalty equal to the unamortized tenant improvement allowance.

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The following major tenants (listed on Annex A–1) are currently subleasing a significant portion of their leased space:

Loan No. 3 – SOP Portfolio – The fourth largest tenant at the Baldwin Point Mortgage Property, Barnie’s Coffee, occupies 5,037 sq. ft. The tenant has subleased its entire space to Travelers.

Loan No. 3 – SOP Portfolio – The fourth largest tenant at the Lakepointe Corporate Center 3 & 5 Mortgage Property, PL Subsidiary, Inc. occupies 4,597 sq. ft. The tenant has subleased its entire space to Easydraft.

Loan No. 3 – SOP Portfolio – The second largest tenant at the 2000 Park Lane Mortgage Property, Computer Associates, occupies 56,447 sq. ft. of which 24,950 sq. ft. is subleased to Farmers Insurance Exchange.

Loan No. 3 – SOP Portfolio – The tenant at the Edgewater Corporate Center One Mortgage Property, Decision One Mortgage Company, LLC occupies 182,000 sq. ft. The tenant has subleased its entire space to four other tenants.  The Decision One Mortgage Company, LLC lease is guaranteed by HSBC Finance Corporation.

Loan No. 5 – 231 South LaSalle – The largest tenant, Bank of America, has subleased 439,725 sq. ft. (44.6% of NRA) to various subtenants through long term leases through June 30, 2023, including 248,183 sq. ft. (25.2% of NRA) subleased to Northern Trust Bank.

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Loan No. 3 – SOP Portfolio – The largest Tenant at the 2000 Park Lane Mortgage Property, Cigna, occupies 172,663 sq. ft. of which 34,561 sq. ft. expire 12/31/2021, 36,417 sq. ft. which expire 12/31/2022, and 101,685 sq. ft. which expire 12/31/2024.

Loan No. 18 – 167–177 Lafayette Street – The largest tenant, WeWork, occupies four spaces, of which lease expiration dates are different. WeWork leases all of the subject Property‘s office rentable area. Its lease for the south office space (19,860 sq. ft.) started in December 2009, and expires in May 2015. The annual in–place rent, per the lease, is $621,169. Its lease for the north office (13,800 sq. ft.) started in May 2010 and ends in August 2015. The annual in–place rent, per the lease, is $636,540. In addition to office space, WeWork also leases 3,150 sq. of retail space for an annual rent of $378,000 and 3,150 sq. ft. of basement space, on which the tenant pays no rent. The tenant’s lease for the retail and basement space started in August 2010 and ends in July 2020.

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Loan No. 23 – Mariner Court – The largest tenant, ANA Trading Corp., U.S.A., has the benefit of a 50% rent abatement for the first 12 months after rent commencement (February 1, 2013).  A reserve in the amount of $125,000, which is equal to six months of rent for ANA Trading Corp., U.S.A., was established to address this reduction in rental income.

Loan No. 67 – 8035 RL East Thornton – The third largest tenant at the 8035 RL East Thornton Mortgage Property, Golden Star Home Health Agency, Inc., is in the process of renewing its lease for two years.

Loan No. 70 – Joppa Green II – The largest tenant, MacKenzie Mgt., occupies a total 13,749 sq. ft.  12,668 sq. ft. expires 12/31/2022 and 1,081 sq. ft., utilized as storage space, expires 12/31/2014.

Loan No. 77 – Joppa Green I – 7,133 square feet of the Joppa Green I Property occupied by the second largest tenant, Dr. Blumenthal and Riger, the fifth largest tenant, Myron Kellner, DDS, and Holljes and Saiedy DDS, are medical–related uses representing 24.8% of the net rentable area.

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Loan No. 3 – SOP Portfolio – Upon debt service coverage ratio falling below 1.25x for one calendar quarter, borrower shall deposit one–twelfth the estimate of annual real estate taxes and insurance premiums into a Real Estate Tax and Insurance reserve and $37,288 into a Replacement reserve. The Replacement reserve account is subject to a reserve cap in the amount of $1,342,352.

Loan No. 3 – SOP Portfolio – Borrower shall make monthly deposits into the TI/LC reserve in the amount of $141,266 for the first thirty payment dates and $107,284, thereafter.  The TI/LC reserve account is subject to a reserve cap in the amount of $3,862,224.

During the occurrence of a Rolling Tenant Non–Renewal Event, which occurs when a Rolling Tenant fails to give notice of its intent to renew its lease on or prior to the notice date set forth in such lease, all excess cash shall be deposited into the Rollover reserve. Rolling Tenant shall mean each of the following tenants: with respect to the Individual Property located at (i) LakePointe Corporate Center 3 and LakePointe Corporate Center 5, The Lash Group, Inc., (ii) Edgewater Corporate Center, each of HSBC Finance Corp. and any subtenants thereof, (iii) Siemens Quadrangle II, Siemens Real Estate, a Division of Siemens Corporation, (iv) 2000 Park Lane, Connecticut General Life Insurance Company, and (v) Baldwin Point, The Travelers Indemnity Company. Any excess cash flows that are swept due to a Rolling Tenant shall be capped at $20 psf for the respective space (taking into account, and giving credit to, the pro rata share of any TI/LC monthly reserve deposits allocable to the space occupied by such applicable Rolling Tenant). Borrower shall have the option of posting a lender–approved evergreen letter of credit in lieu of cash for deposits into the Rollover reserves and Rolling Tenants reserves.

Loan No. 4 – Harborplace – The TI/LC reserve account is subject to a cap in the amount of $1,250,000. The Capital Expenditure reserve account is subject to a cap in the amount of $59,362.

Loan No. 5 – 231 South LaSalle – The Capital Expenditure reserve account is subject to a cap in the amount of $1,500,000.  In certain instances, the TI/LC Account may be capped at $4,700,000 or at the full amount of lease termination payments paid by Bank of America, if and when all such payments are made.

Loan No. 6 – CAPREIT Midwest Portfolio – At the option of Lender, if the liability or casualty policy maintained by borrower covering the CAPREIT Midwest Portfolio Mortgage Properties shall not constitute an approved blanket or umbrella policy, lender shall require borrower to obtain a separate policy and lender will collect one–twelfth of the insurance premiums that Lender estimates will be payable for the renewal of the coverage.

Loan No. 7 – True Value Distribution Centers Portfolio – If True Value Company (“Tenant”) files for bankruptcy, goes dark or does not renew within 12 month of lease or loan maturity (whichever is first), borrower shall make monthly deposits of  $77,506.15 (Corsicana Property – $38,772.15, Woodland Property – $18,000, Kansas City Property – $20,734) into a Replacement reserve and $672,493.88 (Corsicana Property – $345,727.88, Woodland Property – $192,500, Kansas City Property – $134,266) into a Rollover reserve. The Replacement reserve is capped at $310,024.60 (Corsicana Property– $155,088.60, Woodland Property– $72,000, Kansas City Property – $82,936) and the Rollover reserve is

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capped at $2,689,975.40 (Corsicana Property – $1,382,911.40, Woodland Property – $770,000, Kansas City Property – $537,064).

Borrower shall deposit one–twelfth the estimate of annual real estate taxes and insurance premiums into a Real Estate Tax and Insurance reserve upon: (i) the occurrence of any default by the tenant under the True Value lease (a) with respect to an obligation to pay money (beyond any applicable grace, notice and/or cure periods), or (b) with respect to the maintenance of insurance at the True Value Distribution Centers Portfolio Mortgage Properties pursuant to the True Value lease and/or (ii) the occurrence of any termination or cancellation of the True Value lease (including, without limitation, the rejection of the True Value Lease in any bankruptcy or similar insolvency proceeding) and/or the True Value lease failing to otherwise be in full force and effect.

Loan No. 8 – Residence Inn San Diego Mission Valley – Borrower shall make monthly deposits into the Replacement reserve equal to the greater of one–twelfth of (i) 4.0% of the gross income from operations and (ii) the amount of deposit required by the franchisor for FF&E under the franchise agreement. At the option of lender, if the liability or casualty policy maintained by borrower covering the Residence Inn San Diego Mission Valley Mortgage Property shall not constitute an approved blanket or umbrella policy, lender shall require borrower to obtain a separate policy and lender will collect one–twelfth of the insurance premiums that lender estimates will be payable for the renewal of the coverage.

Loan No. 10 – 155 Fifth Avenue – The TI/LC reserve account was collected upfront and collections do not commence until the balance in the reserve drops to $50,000, then it becomes subject to a cap in the amount of $150,000.

Loan No. 11 – Tisch Tower – The Rollover and Replacement reserve accounts are subject to reserve caps in the amount of $550,000 and $73,848, respectively.

Loan No. 12 – The Village of Cross Keys – The TI/LC reserve account is subject to a cap in the amount of $750,000.  The Capital Expenditure reserve account is subject to a cap in the amount of $142,440.

Loan No. 13 – Residence Inn Tysons Corner – Borrower shall make monthly deposits into the Replacement reserve equal to the greater of one–twelfth of (i) 4.0% of the gross income from operations and (ii) the amount of deposit required by the franchisor for FF&E under the franchise agreement. At the option of lender, if the liability or casualty policy maintained by borrower covering the Residence Inn Tysons Corner Mortgage Property shall not constitute an approved blanket or umbrella policy, lender shall require borrower to obtain a separate policy and lender will collect one–twelfth of the insurance premiums that Lender estimates will be payable for the renewal of the coverage.

Loan No. 15 – Midtowne Portfolio – In the absence of an event of default or bankruptcy or insolvency of Guarantor, Borrower, or Manager, excess cash flow held by lender as additional collateral for the Loan and deposits into the reserve accounts will be suspended at any time the aggregate balance exceeds an aggregate cap of $2,200,000, which cap amount will be allocated to the individual reserves in the loan documents.

Loan No. 16 – Quorum Center – The TI/LC reserve account is subject to a cap in the amount of $1,587,605.

Loan No. 17 – Audubon Square – The borrower is required to deposit reserves as follows:  (i) a monthly escrow for annual replacement reserves equal to $12,602, subject to a cap of $25,205; and (ii) a monthly escrow for annual tenant improvements and leasing commissions (TI/LC) equal to $42,008 is required. Once tenant Giant renews its lease for its space for a term of not less than five years on terms and conditions acceptable to Lender, the TI/LC reserve will be capped at an amount equal to $210,040 (subject to replenishment).

Loan No. 18 – 167–177 Lafayette Street – The TI/LC reserve account was collected upfront and collections do not commence until the balance in the reserve drops to $50,000, then it becomes subject to a cap in the amount of $150,000.

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Loan No. 20 – Homewood Suites San Antonio Riverwalk – Borrower shall make monthly deposits into the Replacement reserve equal to the greater of one–twelfth of (i) 4.0% of the gross income from operations and (ii) the amount of deposit required by the franchisor for FF&E under the franchise agreement. At the option of lender, if the liability or casualty policy maintained by borrower covering the Homewood Suites San Antonio Riverwalk Mortgage Property shall not constitute an approved blanket or umbrella policy, lender shall require borrower to obtain a separate policy and lender will collect one–twelfth of the insurance premiums that lender estimates will be payable for the renewal of the coverage.

Loan No. 21 – Boardwalk at Alafaya Trail – The Replacement reserve account is subject to a reserve cap in the amount of $672,000.

Loan No. 23 – Mariner Court – At loan funding, the borrower deposited $228,162 into a TI/LC reserve.  On each monthly payment date through and including the payment date in January 2015, the borrower is obligated to deposit all excess cash flow into the TI/LC reserve.  From and after the monthly payment date in February 2015, on each monthly payment date the borrower is obligated to make monthly deposits of $11,000 into the TI/LC reserve until the funds in such account are equal to $1,500,000; except that for so long as the debt service coverage ratio (based on a 25 year amortization schedule for the trailing 12 month period) remains equal to or greater than 1.25x, deposits to the TI/LC reserve will only be required if the amounts then on deposit are less than:  (i) beginning on the monthly payment date in February, 2015, through and including the monthly payment date occurring in January, 2016, $1,250,000.00, (ii) beginning on the monthly payment date in February, 2016, through and including the monthly payment date occurring in January, 2017, $1,000,000.00, (iii) beginning on the monthly payment date in February, 2017, through and including the monthly payment date occurring in January, 2018, $750,000.00, (iv) beginning on the monthly payment date in February, 2018, through and including the monthly payment date occurring in January, 2019, $500,000.00 and (v) from and after the monthly payment date in February, 2019, $300,000.00.

Loan No. 25 – Corporate Park at Doral – The loan structure provides for a cash flow sweep trigger related to Major Tenants, defined as tenants in excess of 25,000 square feet. If any Major Tenant has not renewed or extended its lease by no later than 9 months prior to their expiration date, then all excess cash flow from the Property will be swept into an excess cash flow reserve, to be held as additional collateral for the loan.

Loan No. 25 – Corporate Park at Doral – Ongoing tenant improvement/leasing commissions are escrowed at $23,524.25 monthly to fund the leasing reserve up to a leasing reserve cap of $1,129,164 provided there is no default.

Loan No. 25 – Corporate Park at Doral – If TI/LC escrow is less than $188,194 the borrower will pay monthly in equal installments an amount equal to $1.50/SF annually (188,194 SF).

Loan No. 25 – Corporate Park at Doral – Ongoing replacement reserves are escrowed at $3,293.40 monthly to fund the leasing reserve up to a CapEx cap of $112,916 provided there is no default.

Loan No. 25 – Corporate Park at Doral – If the replacement reserve is less than $56,794 the borrower will pay monthly in equal installments in an amount equal to $3,293.40 monthly.

Loan No. 26 – 850 Trafalgar – The TI/LC reserve account is subject to a cap of $745,370.

Loan No. 27 – Pogoda Self Storage Portfolio – A monthly escrow for annual replacement reserves is subject to a cap in the amount of $9,193.

Loan No. 29 – 4700 Broadmoor – Replacement Reserve is capped at three year’s collections ($138,600).

Loan No. 29 – 4700 Broadmoor – The borrower is required to make monthly deposits into the TI/LC Reserve of $9,625 beginning on January 1, 2015 and on each payment date to and including December 1, 2016.

Loan No. 32 – Highland Village Plaza – At loan closing, the borrower deposited $250,000 into the TI/LC Reserve (the TI/LC Reserve cap amount).  Should the balance of the TI/LC Reserve fall below $250,000,

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the borrower will be required to make monthly deposits of $7,482 into the TI/LC Reserve.  Additionally, borrower will be required upon the occurrence of a CVS Trigger Event to deposit all excess cash flow into the CVS Rollover Reserve Fund.

Loan No. 32 – Highland Village Plaza – Replacement Reserve is capped at $100,000.  TI/LC Reserve is capped at either i) $250,000 or ii) $550,000 following a CVS Trigger Event in which case the cap would be calculated as the aggregate amount of the Rollover Reserve Fund, the CVS Rollover Reserve Fund, and, if applicable, the undrawn portion of the CVS Letter of Credit.

Loan No. 35 – Shale–Inland – If Main Steel tenant, Shale–Inland Holdings LLC or any other lease guarantor under the Main Steel lease goes dark or files for bankruptcy or other insolvency proceedings, borrower shall make monthly deposits of one–twelfth of the real estate taxes and insurance premiums, $21,216.09 into a rollover reserve and $4,561.35 into a replacement reserve.

Loan No. 36 – Huntington Plaza Portfolio – The Rollover reserve account is subject to a reserve cap in the amount of $450,000.
Upon the date that is 365 days prior to the expiration date of the Huntington Lease; all excess cash flow shall be swept into the Huntington Bank Reserve, which is subject to a cap of $710,000.  In lieu of making cash deposits, Borrower may deposit a letter of credit in the stated amount of $710,000.

Loan No. 39 – Delcour Mini Storage Portfolio – Ongoing tenant improvement/leasing commissions are escrowed at $638 monthly to fund the leasing reserve up to a leasing reserve cap of $30,624 provided there is no default.

Loan No. 39 – Delcour Mini Storage Portfolio – Ongoing replacement reserves are escrowed at $2,634 monthly to fund the leasing reserve up to a CapEx cap of $126,432 provided there is no default.

Loan No. 40 – Beamer Place Apartments – The Replacement reserve account is subject to a reserve cap in the amount of $200,000.

Loan No. 42 – Woodlands Retail – The Rollover reserve is subject to a reserve cap of $313,200.

Loan No. 43 – Washington Square – The TI/LC reserve account is subject to a cap in the amount of $51,572.  The Capital Expenditure reserve account is subject to a cap in the amount of $20,629.

Loan No. 45 – Overland Stage Shopping Center – The TI/LC reserve account is subject to a cap in the amount of $200,000.

Loan No. 49 – Main Valley Shopping Center – At loan funding, the borrower deposited $150,000 into a TI/LC reserve.  The borrower is obligated to make monthly deposits of $8,333 into the TI/LC reserve up to a capped amount of $250,000.  If at any time the balance of the TI/LC reserve is less than $250,000, the borrower is obligated to recommence monthly deposits subject to the $250,000 cap.

Loan No. 50 – Beacon Self Storage – The Capital reserve account is subject to a cap in the amount of $33,422.

Loan No. 51 – Heights Marketplace – The TI/LC reserve account is subject to a cap in the amount of $73,015.

Loan No. 52 – El Fuerte Business Park – At loan funding, the borrower deposited $290,000 into a TI/LC reserve.  If at any time the balance of the TI/LC reserve is less than $50,000, borrower will be obligated to commence monthly deposits in the amount of $6,500 until the funds in such account are at least $290,000.

Loan No. 52 – El Fuerte Business Park – The borrower is obligated to make monthly deposits of $979 into a replacement reserve up to a capped amount of $47,000.  If, after the capped amount is reached and the replacement reserve is drawn upon below the capped amount, Borrower is obligated to recommence monthly deposits when the balance of the replacement reserve is below $15,000, subject to the $47,000 cap.

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Loan No. 54 – Lockaway Storage – Austin – The borrower is obligated to make monthly deposits of 1/12th of estimated annual insurance premiums if borrower does not pay insurance and provide evidence of payment and renewal or in the event of default.

Loan No. 56 – Almeda Avenue – TI/LC Reserve is capped at $400,000.

Loan No. 56 – Almeda Avenue – At loan closing, the borrower deposited $400,000 into the TI/LC Reserve (the TI/LC Reserve cap amount).  Should the balance of the TI/LC Reserve fall below $400,000, the borrower will be required to make monthly deposits of $4,713 into the TI/LC Reserve.

Loan No. 58 – Discount Drug Mart Plaza – There is a Free Rent Reserve of $24,304, which will be held back at closing as additional collateral for the loan.  This reserve will be released back to the Borrower on a monthly basis until tenants, Lagniappe Studios, LLC and Little Sprouts Boutique, LLC, are paying full, unabated rent under their leases at the subject.

Loan No. 58 – Discount Drug Mart Plaza – A cash flow sweep that takes effect if any tenant that occupies greater than 15% of the rentable square footage has not renewed or extended their lease by no later than twelve months prior to the expiration date of the lease or if the rate is not in accordance with the Net Rent Threshold (which is defined as a rental rate at least equal to the rental rate required to be paid by such tenant(s) for the last year of its lease term), if the lease is terminated or notice for termination is received, or if such tenant is in default.

Loan No. 58 – Discount Drug Mart Plaza – One of the borrowers, Mr. David Thomas, has 2 judgments against him in the aggregate amount of $89,130.00.  Allegedly, his signature was forged on credit documents by individuals involved in a joint venture with him.  When the entity defaulted, a judgment was obtained against him.  Mr. Thomas has currently engaged counsel and is seeking a motion to vacate.  The proposed loan has been structured to take a judgment reserve in the amount of $89,130.00.  Provided there is no event of default, the reserve will be dispersed back to the Borrower once the disputed litigation has been dismissed.

Loan No. 59 – NC Apartments Portfolio – A $200,000 reserve to be released to borrower upon receipt of evidence that 32 MTM units have been converted to one–year leases on or prior to April 1, 2013.

Loan No. 61 – 4500 Washington Retail – The TI/LC reserve account is subject to a cap in the amount of $43,413.

Loan No. 62 – Sun Plaza – TI/LC reserve is subject to a cap in the amount of $211,749.06.

Loan No. 63 – 7090 Industrial Portfolio – No insurance escrow shall be required so long as borrower’s blanket policy remains in place.

Loan No. 63 – 7090 Industrial Portfolio – TI/LC reserve is subject to a cap in the amount of $175,000.00

Loan No. 64 – Walgreens – Claycomo – The borrower is required to make monthly deposits to the tax and insurance escrow funds due to the following: (i) Walgreens senior unsecured corporate credit rating falls to less than “BBB”; (ii) an event of default; (iii) Walgreens doesn’t pay tax and insurance directly; (iv) Walgreens lease is not in effect; (v) lender does not receive evidence of payment, and in the case of insurance, in addition to the aforementioned, a blanket policy is not in place.  The borrower is required to make monthly deposits into the Replacement Reserve in the amount of 1/12th of the amount estimated by lender to be due for replacements during the calendar year should Walgreens senior unsecured corporate credit rating fall to less than “BBB”.  The borrower is required to make monthly deposits into the TI/LC Reserve in an amount estimated by lender to be sufficient for anticipated or potential TI/LC’s following the date that Walgreens senior unsecured corporate credit rating falls to less than “BBB”.

Loan No. 67 – 8035 RL East Thornton – The Rollover and Replacement reserve accounts are subject to reserve caps in the amount of $284,589 and $61,866, respectively.

Loan No. 68 – CVS – Evansville – The borrower is required to make monthly deposits to the tax and insurance escrow funds due to the following: (i) CVS’s senior unsecured corporate credit rating falls to

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less than “BBB”; (ii) an event of default; (iii) CVS doesn’t pay tax and insurance directly; (iv) CVS’s lease is not in effect; (v) lender does not receive evidence of payment, and in the case of insurance, in addition to the aforementioned, a blanket policy is not in place.  The borrower is required to make monthly deposits into the Replacement Reserve in the amount of 1/12th of the amount estimated by lender to be due for replacements during the calendar year should CVS’s senior unsecured corporate credit rating fall to less than “BBB”.  The borrower is required to make monthly deposits into the TI/LC Reserve in an amount estimated by lender to be sufficient for anticipated or potential TI/LC’s following the date that CVS’s senior unsecured corporate credit rating falls to less than “BBB”.

Loan No. 69 – Kuhlo Medical Office Building – At loan closing, the borrower deposited $450,000 into the TI/LC Reserve (the TI/LC Reserve cap amount).  Should the balance of the TI/LC Reserve fall below $450,000, the borrower will be required to make monthly deposits of $1,736 into the TI/LC Reserve.

Loan No. 69 – Kuhlo Medical Office Building – TI/LC Reserve is capped at $450,000, or if either (A) Harpeth Pediatrics PLLC shall have renewed its lease according to terms set by the lender or (B) Dr. Michael Sawaf shall have renewed his lease according to terms set by the lender, and no cash sweep period exists, then TI/LC Reserve cap shall be reduced to $250,000.

Loan No. 70 – Joppa Green II – The borrower is obligated to make monthly deposits of $693 into the Replacement reserve upon (i) an event of default or (ii) a DSCR of less than 1.15x based on the previous twelve months.  In the event borrower is obligated to make monthly deposits, the Replacement reserve account is subject to a reserve cap in the amount of $24,948.

Loan No. 70 – Joppa Green II – The borrower is obligated to make monthly deposits of $8,366 into the TI/LC reserve upon (i) an event of default or (ii) a DSCR of less than 1.15x based on the previous twelve months.

Loan No. 71 – Rainbow Professional Park – At closing, the borrower funded a $150,000 into a leasing reserve.  Thereafter, if the leasing reserve is less than $150,000, the borrower is required to fund the reserve in monthly deposits in equal installments of an amount equal to $0.50/SF (50,076 SF) until the reserve equals $150,000 provided there is no default.

Loan No. 73 – 7–11 Portfolio – All monthly reserves have been waived.  Upon the occurrence of a 7–11 Trigger Event, all remaining cash flow shall be deposited into the TI/LC Reserve Account. For purposes hereof, a “7–11 Trigger Event’ shall commence (i) upon the occurrence of the date which is 24 months prior to maturity of the Loan, (ii) upon the occurrence of an event of default under either 7–11 lease, (iii) upon the occurrence of the bankruptcy or insolvency of 7–11, (iv) if 7–11 terminates, “goes dark”, vacates, ceases to occupy or discontinues its operations at either of the properties or (v) if 7–11 is downgraded below investment grade by any rating agency.

Loan No. 74 – Woodbridge – Harker Heights – The Replacement reserve account is subject to a reserve cap in the amount of $40,832.

Loan No. 75 – Conroe CVS – The borrower is obligated to make monthly deposits into the Replacement reserve of $547 in the event that (i) CVS is not occupancy and operating its business under its lease, (ii) CVS is not paying for any and all repairs, improvements, and maintenance expenses at the property, (iii) there is an event of default of the loan, and (iv) there is an event of default of the lease.  The borrower is obligated to make monthly deposits of (i) 1/12th of estimated annual property taxes and/or (ii) 1/12th of estimated annual insurance premiums if (i) CVS and/or Borrower does not pay taxes and/or insurance and (ii) does not provide evidence that taxes were paid prior to delinquency and/or if applicable, evidence of the renewal of each insurance policy.

Loan No. 77 – Joppa Green I – The borrower is obligated to make monthly deposits of $598 into the Replacement reserve upon (i) an event of default or (ii) a DSCR of less than 1.15x based on the previous twelve months.  In the event borrower is obligated to make monthly deposits, the Replacement reserve account is subject to a reserve cap in the amount of $21,545.

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Loan No. 77 – Joppa Green I – The borrower is obligated to make monthly deposits of $6,217 into the TI/LC reserve upon (i) an event of default or (ii) a DSCR of less than 1.15x based on the previous twelve months.

Loan No. 79 – Woodbridge – Storage Works – The Replacement reserve account is subject to a reserve cap in the amount of $40,248.

Loan No. 80 – 7111 Harwin Office Building – The Rollover and Replacement reserve accounts are subject to reserve caps in the amount of $161,802 and $35,058, respectively.

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Loan No. 10 – 155 Fifth Avenue – The environmental site assessment (“ESA”) dated December 5, 2012 recommended that the permits for the on–site above–ground storage tanks (“AST”) should be updated and posted on–site.

Loan No. 16 – Quorum Center - The Phase I Environmental Site Assessment recommends implementation of an Asbestos Operations and Maintenance Program

Loan No. 24.01 – Mini Storage Columbus Portfolio – MSD Polaris – The Phase I Environmental Site Assessment (“ESA”) identified non-friable suspect asbestos containing materials (“ACM”) in the form of vinyl floor tiles, mastic adhesive, and gypsum wallboard. These materials were observed to be undamaged and in good condition at the time of inspection. The ESA recommended the development and implementation of an ACM Operations and Maintenance Plan.

Loan No. 24.07 – Mini Storage Columbus Portfolio – MSD Mansfield – The Phase I Environmental Site Assessment (“ESA”) identified friable suspect asbestos containing materials (“ACM”) in the form of suspended ceiling tiles and non-friable suspect ACM in the form of drywall/joint compound, vinyl floor tiles and associated mastics, and caulking, various construction mastics, and roofing materials. These materials were observed to be undamaged and in good condition at the time of inspection. The ESA recommended the development and implementation of an ACM Operations and Maintenance Plan.

Loan No. 26 – 850 Trafalgar – The Phase I Environmental Site Assessment dated November 2, 2012, identified friable suspect asbestos containing materials (“ACM”) and non-friable suspect ACM. These materials were observed to be undamaged and in good condition at the time of inspection. Based on the condition of suspect ACM, these materials do not currently pose a significant environmental threat to the occupants of the 850 Trafalgar Property, however the environmental engineer recommended the implementation of an Asbestos Operations and Maintenance Plan. The property is covered by an environmental insurance policy.

Loan No. 27 – Pogoda Self Storage Portfolio – National Storage Center Okemos – The environmental consultant recommends consultation with Ingham County prior to future construction activities due to the presence of designated Freshwater Forested Shrub Wetland area and a Freshwater Pond located on the eastern portion of the National Storage Center Okemos Property.  No evidence of a release of hazardous substances or petroleum products was observed in the vicinity of these features.

Loan No. 27 – Pogoda Self Storage Portfolio – National Storage Center Ypsilanti – The National Storage Center Ypsilanti Property is listed as a State Hazardous Waste Site and Baseline Environmental Assessment facility in the regulatory databases reviewed. The National Storage Center Ypsilanti Property was historically utilized as a plating facility in the 1950s to 1970s. Previous environmental reports reviewed identified environmental concerns on the National Storage Center Ypsilanti Property from the historical plating activities and a suspected former underground fuel system located to the northeast of a former office building. An environmental concern was also identified from former diesel fuel USTs on a southern adjacent property. A subsurface investigation conducted in 1997 did not reveal any evidence of a UST system at the National Storage Center Ypsilanti Property and did not reveal any impact from the former UST systems at the south adjacent property. Analysis of soil samples collected from 12 soil borings and two hand augers indicated several of the soil samples were found to have Trichloroethene, arsenic, cadmium, chromium, selenium and cyanide in excess of the Michigan Department of Environmental Quality’s (“MDEQ’s”) Part 201 Generic Residential and Commercial I Cleanup Criteria.

A-1-47

Based on the results, the National Storage Center Ypsilanti Property was determined to be a “facility”, as defined in Part 201, and therefore, the owners were required to perform “due care” obligations. A Baseline Environmental Assessment (“BEA”) was conducted on the subject property in 2007.  Due to the current use not involving significant quantities of hazardous materials, the presence of municipal utilities, anticipated continued commercial use, and the filing of a BEA by the current owner of the National Storage Center Ypsilanti Property with the MDEQ, the presence of soil contamination is considered a historical recognized environmental condition (“HREC”). The environmental consultant recommended the borrower to prepare and file a BEA and Due Care Plan with the MDEQ in order to obtain environmental indemnity associated with the existing soil contamination identified from historical uses.  The Baseline Environmental has been prepared and filed with the MDEQ.

Loan No. 28 – Walmart Supercenter – Per the environmental site assessment (“ESA”) dated November 1, 2012, an 800–gallon used oil above–ground storage tanks (“AST”)  and two 400–gallon new oil ASTs is recommended to be registered with Pennsylvania Department of Environmental Protection (“PADEP”). At closing, Borrower is required to register the 800–gallon used oil AST and two 400–gallon new oil ASTs with PADEP within 90 days.

Loan No. 43 – Washington Square – At dry cleaner tenant Bermuda C&C, no secondary containment was observed beneath the 55–gallon drums containing petroleum solvent. The absence of secondary containment is considered a de minimis condition.  As a best management practice, the engineer recommended installation of secondary containment structures beneath the 55 gallon drums of solvent at the Bermuda C&C Cleaners tenant space.  The estimated cost is $800. Upfront escrow for deferred maintenance has been waived.

Loan No. 45 – Overland Stage Shopping Center – The Phase I Environmental Site Assessment (“ESA”) identified suspect asbestos containing materials (“ACM”) observed to be undamaged and in good condition at the time of inspection. Based on the condition of suspect ACM, these materials do not currently pose a significant environmental threat.  The ESA recommended the development and implementation of an Asbestos Operations and Maintenance and recommended a comprehensive asbestos inspection be completed prior to significant renovation or demolition of the Overland Stage Shopping Center Property.

Loan No. 48 – Arnold Industrial Portfolio - The Phase I Environmental Site Assessment recommends implementation of an Asbestos Operations and Maintenance Program

Loan No. 50 – Beacon Self Storage – The Phase I Environmental Site Assessment (“ESA”) dated November 19, 2012 did not identify any recognized environmental conditions or historical recognized environmental conditions. However, suspect friable and non-friable asbestos containing materials were identified. The ESA recommends continued implementation of the existing Asbestos Operations and Maintenance Program. No further action was required.

A-1-48

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Annex A-2

CERTAIN POOL CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES(1)(2)

Range of Cut-off Date Balances

			% of Initial Outstanding Pool Balance	Weighted Averages
					Stated Remaining Term (Mos.)
	Number of Mortgage Loans	Aggregate Cut-off Date Balance				U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
Range of Cut-off Date Balances				Mortgage Rate
$1,655,754 - $4,999,999	26	$83,605,093	5.6%	4.6040%	119	1.68	x	65.2%	50.3%
$5,000,000 - $9,999,999	24	$173,789,110	11.7%	4.4675%	113	1.65	x	67.2%	53.9%
$10,000,000 - $24,999,999	20	$336,125,850	22.6%	4.4326%	119	1.69	x	68.8%	56.3%
$25,000,000 - $49,999,999	5	$149,906,613	10.1%	4.3471%	119	1.63	x	60.1%	47.5%
$50,000,000 - $99,999,999	3	$201,906,159	13.6%	4.1075%	118	1.71	x	70.6%	57.3%
$100,000,000 - $215,000,000	3	$539,710,000	36.3%	3.6819%	119	2.82	x	52.4%	50.9%
Total/Weighted Average	81	$1,485,042,824	100.0%	4.1207%	118	2.09	x	61.8%	53.0%

Type of Mortgaged Properties(3)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
Retail	27	$654,603,893	44.1%	3.8918%	119	2.54	x	55.5%	51.0%
Regional Mall	2	$410,000,000	27.6%	3.6445%	120	3.04	x	47.8%	47.8%
Anchored	9	$162,539,503	10.9%	4.2124%	119	1.72	x	70.1%	57.3%
Single Tenant	10	$36,139,390	2.4%	4.3731%	119	1.71	x	63.1%	49.1%
Unanchored	4	$32,325,000	2.2%	4.5972%	119	1.66	x	66.3%	60.0%
Shadow Anchored	2	$13,600,000	0.9%	4.5570%	120	1.59	x	66.6%	54.0%
Office	22	$345,085,642	23.2%	4.1194%	119	1.82	x	68.2%	57.3%
Suburban	17	$214,565,246	14.4%	4.1288%	119	1.80	x	69.1%	58.7%
CBD	4	$127,525,246	8.6%	4.0892%	118	1.84	x	66.9%	55.3%
Medical	1	$2,995,150	0.2%	4.7300%	119	1.66	x	58.7%	43.5%
Hospitality	11	$135,503,395	9.1%	4.5724%	120	1.83	x	60.4%	48.1%
Extended Stay	4	$78,058,000	5.3%	4.5924%	120	1.80	x	59.0%	47.5%
Limited Service	7	$57,445,395	3.9%	4.5452%	120	1.88	x	62.3%	49.0%
Multifamily	11	$88,676,379	6.0%	4.2649%	119	1.54	x	72.9%	60.2%
Conventional	9	$69,155,362	4.7%	4.2171%	119	1.57	x	72.5%	60.3%
Student Housing	2	$19,521,017	1.3%	4.4346%	119	1.41	x	74.0%	59.8%
Self-Storage	28	$87,003,649	5.9%	4.5423%	119	1.76	x	68.6%	54.6%
Industrial	13	$70,972,223	4.8%	4.4206%	119	1.57	x	59.2%	44.5%
Warehouse/Distribution	10	$51,365,223	3.5%	4.3471%	119	1.54	x	58.5%	43.1%
Flex	3	$19,607,000	1.3%	4.6130%	120	1.65	x	60.9%	48.2%
Mixed Use	3	$56,824,176	3.8%	4.2908%	119	1.57	x	67.6%	51.7%
Office/Retail	2	$53,876,250	3.6%	4.2458%	119	1.58	x	67.2%	51.5%
Retail/Industrial	1	$2,947,926	0.2%	5.1130%	119	1.43	x	73.7%	55.4%
Manufactured Housing Community	6	$41,230,172	2.8%	4.2970%	93	1.61	x	71.1%	60.9%
Parking Garage	1	$5,143,295	0.3%	4.3900%	120	1.59	x	75.0%	60.4%
Total/Weighted Average	122	$1,485,042,824	100.0%	4.1207%	118	2.09	x	61.8%	53.0%

Annex A-2-1

Mortgaged Properties by State and/or Location(3)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
California	15	$545,684,559	36.7%	3.8425%	119	2.69	x	51.9%	48.6%
Florida	18	177,633,405	12.0%	4.1968%	113	1.75	x	70.4%	60.1%
Maryland	5	108,180,700	7.3%	4.1034%	118	1.80	x	69.2%	54.0%
Texas	19	104,849,027	7.1%	4.4847%	119	1.68	x	62.4%	48.2%
Illinois	3	95,206,897	6.4%	4.2260%	118	1.85	x	66.5%	53.4%
New York	4	88,411,312	6.0%	4.3052%	119	1.50	x	64.1%	54.1%
Pennsylvania	4	55,891,471	3.8%	4.0723%	119	1.86	x	67.1%	56.2%
Michigan	8	42,674,663	2.9%	4.4095%	119	1.72	x	70.0%	54.6%
South Carolina	3	42,641,403	2.9%	4.2162%	119	2.17	x	66.3%	60.8%
Ohio	13	33,028,829	2.2%	4.6532%	119	1.63	x	72.6%	58.3%
Virginia	2	29,148,000	2.0%	4.5792%	120	1.71	x	65.3%	52.1%
Missouri	3	27,859,172	1.9%	4.2139%	119	1.49	x	67.0%	54.5%
North Carolina	5	25,597,701	1.7%	3.9968%	119	2.07	x	66.8%	59.7%
Colorado	3	20,566,000	1.4%	4.4763%	120	1.79	x	64.2%	51.9%
Indiana	2	16,136,297	1.1%	4.2015%	119	1.48	x	73.3%	61.5%
Iowa	1	13,850,000	0.9%	4.1330%	119	1.48	x	74.1%	62.7%
Kentucky	4	11,534,328	0.8%	4.7258%	120	1.58	x	69.1%	52.4%
Arkansas	1	10,037,697	0.7%	4.3800%	119	1.81	x	74.4%	59.9%
New Jersey	1	8,750,000	0.6%	4.4380%	120	1.44	x	64.1%	51.7%
Nevada	2	7,776,783	0.5%	4.4565%	120	1.73	x	67.7%	54.6%
Washington	2	6,121,491	0.4%	4.3816%	119	2.04	x	69.9%	61.6%
Alabama	1	4,900,000	0.3%	4.4780%	120	1.54	x	74.8%	54.8%
Georgia	1	3,625,000	0.2%	4.7690%	120	1.53	x	74.7%	61.0%
Tennessee	1	2,995,150	0.2%	4.7300%	119	1.66	x	58.7%	43.5%
New Mexico	1	1,942,939	0.1%	4.2700%	119	2.36	x	64.8%	64.8%
Total/Weighted Average	122	$1,485,042,824	100.0%	4.1207%	118	2.09	x	61.8%	53.0%

Range of U/W NCF DSCR
Range of U/W NCF DSCR	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
1.27x - 1.34x	2	$17,355,754	1.2%	4.5872%	119	1.28	x	74.0%	58.8%
1.35x - 1.44x	11	$127,713,825	8.6%	4.3957%	115	1.39	x	66.2%	52.8%
1.45x - 1.54x	16	$180,900,145	12.2%	4.2915%	116	1.50	x	68.4%	55.2%
1.55x - 1.64x	11	$100,699,640	6.8%	4.5084%	120	1.60	x	71.5%	56.6%
1.65x - 1.74x	14	$208,643,187	14.0%	4.2967%	119	1.70	x	67.3%	54.6%
1.75x - 1.84x	10	$73,178,001	4.9%	4.5119%	120	1.78	x	66.1%	52.7%
1.85x - 1.99x	7	$189,137,803	12.7%	4.3907%	119	1.89	x	65.7%	52.3%
2.00x - 3.05x	10	$587,414,469	39.6%	3.7298%	119	2.77	x	53.1%	51.2%
Total/Weighted Average	81	$1,485,042,824	100.0%	4.1207%	118	2.09	x	61.8%	53.0%

Range of Cut-off Date LTV Ratios
Range of Cut-off Date LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
37.4% - 54.9%	9	$477,828,812	32.2%	3.7505%	119	2.85	x	48.3%	46.4%
55.0% - 59.9%	7	$82,133,995	5.5%	4.4615%	119	1.70	x	57.2%	45.3%
60.0% - 64.9%	14	$143,531,308	9.7%	4.4247%	120	1.75	x	62.3%	52.0%
65.0% - 69.9%	22	$353,207,896	23.8%	4.1886%	119	1.90	x	67.5%	57.0%
70.0% - 74.9%	28	$418,940,813	28.2%	4.3087%	116	1.58	x	72.9%	58.7%
75.0% - 75.0%	1	$9,400,000	0.6%	4.3900%	120	1.59	x	75.0%	60.4%
Total/Weighted Average	81	$1,485,042,824	100.0%	4.1207%	118	2.09	x	61.8%	53.0%

Annex A-2-2

Range of LTV Ratios at Maturity
Range of LTV Ratios at Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
0.2% - 54.9%	46	$826,639,193	55.7%	4.0570%	119	2.36	x	54.8%	47.9%
55.0% - 59.9%	22	$359,053,803	24.2%	4.2901%	119	1.67	x	71.2%	57.1%
60.0% - 64.9%	10	$262,849,829	17.7%	4.0605%	119	1.89	x	70.0%	61.4%
65.0% - 66.5%	3	$36,500,000	2.5%	4.3297%	89	1.57	x	68.7%	65.7%
Total/Weighted Average	81	$1,485,042,824	100.0%	4.1207%	118	2.09	x	61.8%	53.0%

Range of Mortgage Rates
Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
3.6335% - 4.0000%	6	$552,074,473	37.2%	3.6890%	119	2.80	x	52.6%	50.8%
4.0001% - 4.2500%	11	$329,511,102	22.2%	4.1400%	115	1.62	x	69.5%	56.4%
4.2501% - 4.5000%	29	$337,442,949	22.7%	4.3809%	119	1.74	x	65.9%	53.5%
4.5001% - 4.7500%	26	$230,318,658	15.5%	4.6231%	120	1.66	x	66.1%	52.4%
4.7501% - 5.1130%	9	$35,695,642	2.4%	4.9167%	119	1.56	x	68.1%	53.0%
Total/Weighted Average	81	$1,485,042,824	100.0%	4.1207%	118	2.09	x	61.8%	53.0%

Range of Remaining Terms to Maturity in Months
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
60 – 72	2	$18,500,000	1.2%	4.1680%	60	1.48	x	72.0%	66.2%
73 – 120	79	$1,466,542,824	98.8%	4.1201%	119	2.10	x	61.7%	52.8%
Total/Weighted Average	81	$1,485,042,824	100.0%	4.1207%	118	2.09	x	61.8%	53.0%

Range of Original Terms to Maturity in Months(4)
				Weighted Averages
Range of Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
60 – 72	2	$18,500,000	1.2%	4.1680%	60	1.48	x	72.0%	66.2%
73 – 120	79	$1,466,542,824	98.8%	4.1201%	119	2.10	x	61.7%	52.8%
Total/Weighted Average	81	$1,485,042,824	100.0%	4.1207%	118	2.09	x	61.8%	53.0%

Annex A-2-3

FOOTNOTES TO ANNEX A-2

(1)
In the case of a Mortgage Loan that provides for an initial interest-only period and for scheduled amortization payments thereafter, the U/W NCF DSCR was calculated using Annual Debt Service equal to the average of the first twelve (12) monthly payments of principal and interest payable during the amortization period.

(2)	In the case of 2 Mortgage Loans with an Anticipated Repayment Date, Stated Remaining Term (Mos.) is through the related Anticipated Repayment Date.

(3)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts.

(4)	In the case of 2 Mortgage Loans with an Anticipated Repayment Date, Original Term to Maturity is through the related Anticipated Repayment Date.

Footnotes to Annex A-2

ANNEX B

DESCRIPTION OF THE TOP 20 MORTGAGE LOANS

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$215,000,000 46.7% 3.05x 11.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$215,000,000 46.7% 3.05x 11.8%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Regional Mall
Sponsor(1):	Westfield America, Inc.		Collateral:	Fee Simple / Leased Fee
Borrower:	Santa Anita Shoppingtown LP;		Location:	Arcadia, CA
	Santa Anita Borrower LLC		Year Built / Renovated:	1974 / 2009
Original Balance(2):	$215,000,000		Total Sq. Ft.:	1,472,167
Cut-off Date Balance:	$215,000,000		Property Management:	Westfield Property Management LLC
% by Initial UPB:	14.5%		Underwritten NOI:	$33,692,403
Interest Rate:	3.6545%		Underwritten NCF:	$32,155,660
Payment Date:	1st of each month		Appraised Value:	$610,000,000
First Payment Date:	March 1, 2013		Appraisal Date:	November 19, 2012
Maturity Date:	February 1, 2023
Amortization:	None		Historical NOI
Additional Debt(2):	$70,000,000 pari passu Notes A-1-1 and A-1-2		Most Recent NOI:	$30,091,336 (T-12 August 31, 2012)
Call Protection:	L(24), D or YM1(89), O(7)		2nd Most Recent NOI:	$29,660,341 (December 31, 2011)
Lockbox / Cash Management:	Hard / Springing		3rd Most Recent NOI:	$27,615,750 (December 31, 2010)
			4th Most Recent NOI:	$27,750,813 (December 31, 2009)
Reserves(3)			5th Most Recent NOI:	$26,220,711 (December 31, 2008)
	Initial	Monthly
Taxes:	$0	Springing	Historical Occupancy(5)
Insurance:	$0	Springing	Most Recent Occupancy:	97.0% (December 31, 2012)
Replacement:	$0	Springing	2nd Most Recent Occupancy:	90.0% (December 31, 2011)
TI/LC:	$0	Springing	3rd Most Recent Occupancy:	93.4% (December 31, 2010)
			4th Most Recent Occupancy:	89.9% (December 31, 2009)
Financial Information(4)			5th Most Recent Occupancy:	97.2% (December 31, 2008)
Cut-off Date Balance / Sq. Ft.:	$194
Balloon Balance / Sq. Ft.:	$194		Historical Annual Rent Per Sq. Ft.(6)
Cut-off Date LTV:	46.7%		Most Recent Rent Per Sq. Ft.:	$30.82 (T-12 August 31, 2012)
Balloon LTV:	46.7%		2nd Most Recent Rent Per Sq. Ft.:	$30.48 (December 31, 2011)
Underwritten NOI DSCR:	3.19x		3rd Most Recent Rent Per Sq. Ft.:	$28.80 (December 31, 2010)
Underwritten NCF DSCR:	3.05x		4th Most Recent Rent Per Sq. Ft.:	$29.32 (December 31, 2009)
Underwritten NOI Debt Yield:	11.8%		5th Most Recent Rent Per Sq. Ft.:	$29.75 (December 31, 2008)
Underwritten NCF Debt Yield:	11.3%
(1)   The Sponsor is also the sponsor of the mortgage loan in the pool known as Valencia Town Center, which has an original principal balance of $195,000,000.
(2)   The Santa Anita Mall Loan is part of the Santa Anita Mall Loan Combination, totaling $285.0 million, which was bifurcated into four pari passu loan components (Notes A-1-1, A-1-2, A-2-1 and A-2-2). The Santa Anita Mall Loan is evidenced by Notes A-2-1 and A-2-2 with an aggregate original principal balance of $215,000,000 and will be contributed to the UBS-BB 2013-C5 Trust. The related pari passu Notes A-1-1 and A-1-2 (with an aggregate original principal balance of $70,000,000) are expected to be contributed to a future securitization.
(3)   See “Initial Reserves” and “Ongoing Reserves” herein.
(4)   Throughout this free writing prospectus, unless otherwise stated, the numerical and statistical information related to the loan-to-value ratios, debt yields, and balances per sq. ft. includes the Santa Anita Mall Loan Combination. For purposes of calculating debt service coverage ratios, the annual debt service is based on the aggregate interest payments on the Santa Anita Mall Loan Combination. The Santa Anita Mall Property is comprised of a total of 1,472,167 sq. ft. including anchors JC Penney, Macy’s and Nordstrom, which are subject to ground leases.
(5)   Historical Occupancy shown in the table above is based on historical operating statements and occupancy percentages provided by the Borrower, inclusive of ground lease anchor space.
(6)   Historical Annual Rent Per Sq. Ft. shown in the table above is based on historical operating statements provided by the Borrower and is calculated based on 956,343 sq. ft., which excludes the ground lease anchor tenants (515,824 sq. ft.).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$215,000,000 46.7% 3.05x 11.8%

Anchor and Major Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area(2)	U/W Annual Base Rent Per Sq. Ft.(3)	% of U/W Base Rent(3)(4)	Lease Expiration	2012 Total Sales (000s)	Sales Per Sq. Ft.(5)	Occupancy Cost (% of Sales)(5)(6)
Ground Lease Anchor Tenants
JC Penney(7)	B/Caa1/B-	191,240	13.0%	NAP	NAP	10/19/2017	$32,282	$169	NAP
Macy’s(8)	BBB/Baa3/BBB	188,200	12.8	NAP	NAP	10/19/2017	$48,963	$260	NAP
Nordstrom(9)	A-/Baa1/A-	136,384	9.3	NAP	NAP	2/28/2024	$72,107	$529	NAP
Subtotal / Wtd. Avg.		515,824	35.0%				$153,352	$297	NAP

Major In-Line Tenants
XXI Forever(10)	NR/NR/NR	117,817	8.0%	$16.98	6.2%	1/31/2028	NAV	NAV	NAV
Dave & Busters(11)	NR/B3/B-	49,913	3.4	$20.62	3.2%	9/30/2019	$9,547	$191	10.8%
Sports Chalet(12)	NR/NR/NR	42,241	2.9	$26.82	3.5%	1/31/2015	$8,020	$190	14.1%
Gold’s Gym	NR/NR/NR	34,821	2.4	$21.44	2.3%	3/31/2028	NAV	NAV	NAV
Urban Home	NR/NR/NR	23,982	1.6	$24.00	1.8%	1/31/2023	NAV	NAV	NAV
Old Navy	BBB-/Baa3/BB+	23,712	1.6	$22.06	1.6%	7/31/2015	$4,902	$207	12.3%
H&M	NR/NR/NR	20,727	1.4	$27.59	1.8%	1/31/2017	$6,937	$335	11.2%
Victoria’s Secret	BB+/Ba1/BB+	12,782	0.9	$37.00	1.5%	1/31/2018	$6,926	$542	11.3%
Subtotal / Wtd. Avg.		325,995	22.1%	$21.63	21.9%		$39,564	$243	11.9%

Theater Tenants
American Multi- Cinema(13)(14)	B-/B2/B	73,938	5.0%	$31.84	7.3%	9/30/2019	$16,313	$1,019,563	15.4%
Subtotal / Wtd. Avg.		73,938	5.0%	$31.84	7.3%		$16,313	$1,019,563	15.4%

Other(15)(16)	Various	511,637	34.8	$44.56	70.8%	Various	$180,267	$399	17.7%
Vacant	NAP	44,773	3.0	NAP	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(17)		1,472,167	100.0%	$35.33	100.0%		NAP	NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	% of Net Rentable Area is based on total mall sq. ft. of 1,472,167, inclusive of ground lease anchor tenants.
(3)	U/W Annual Base Rent Per Sq. Ft. and % of U/W Base Rent include contractual rent steps through December 31, 2013 as well as percentage in lieu rent that was calculated based on 2012 Total Sales.
(4)	% of U/W Base Rent is based on total occupied underwritten base rent and excludes ground lease anchor tenants as well as any gross up of vacant space.
(5)	Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on 2012 Total Sales.
(6)
Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on 2012 Total Sales and contractual rent steps through December 31, 2013 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated December 31, 2012, all divided by the 2012 Total Sales.

(7)	JC Penny has four, ten-year and one, five-year extension options.
(8)	Macy’s has two, ten-year and five, five-year extension options.
(9)	Nordstrom has eight, ten-year extension options.
(10)	XXI Forever has one, five-year extension option.
(11)	Dave & Busters has three, five-year extension options.
(12)	Sports Chalet has three, five-year extension options.
(13)	American Multi-Cinema Sales Per Sq. Ft. is calculated on a per-screen (16-screens) basis.
(14)	American Multi-Cinema has three, five-year and one, four and one half year extension options.
(15)	Other 2012 Total Sales include only inline tenants less than or equal to 10,000 sq. ft..
(16)
Other tenant Sales Per Sq. Ft. and Occupancy Cost (% of Sales) include only tenants less than or equal to 10,000 sq. ft. that reported 2012 Total Sales, 2011 sales and 2010 sales (excluding food court tenants, kiosks, ATM, temp tenants and other non-mall-shop tenants).

(17)	Wtd. Avg. U/W Annual Base Rent Per Sq. Ft. is based on total occupied sq. ft. of 911,570, which excludes ground lease anchor tenants totaling 515,824 sq. ft. as well as any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$215,000,000 46.7% 3.05x 11.8%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.(1)(2)	% of Total Sq. Ft. Expiring(2)	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual Base Rent Per Sq. Ft.(3)(4)	% Base Rent Rolling(3)(4)	Cumulative % of Base Rent(3)(4)
MTM	4	175	0.0%	175	0.0%	$351.39	0.2%	0.2%
2013	32	64,429	6.7	64,604	6.8%	$30.63	6.2	6.4%
2014	41	77,757	8.1	142,361	14.9%	$50.39	12.3	18.7%
2015	38	127,765	13.4	270,126	28.2%	$36.57	14.6	33.3%
2016	28	49,964	5.2	320,090	33.5%	$44.46	7.0	40.3%
2017	27	70,224	7.3	390,314	40.8%	$44.47	9.8	50.0%
2018	13	47,408	5.0	437,722	45.8%	$35.25	5.2	55.3%
2019	26	208,838	21.8	646,560	67.6%	$35.08	23.0	78.2%
2020	16	41,575	4.3	688,135	72.0%	$45.93	6.0	84.2%
2021	4	11,254	1.2	699,389	73.1%	$41.28	1.5	85.7%
2022	5	9,675	1.0	709,064	74.1%	$37.71	1.1	86.8%
2023	4	32,293	3.4	741,357	77.5%	$26.08	2.6	89.5%
Thereafter	6	170,213	17.8	911,570	95.3%	$19.75	10.5	100.0%
Vacant	NAP	44,773	4.7	956,343	100.0%	NAP	NAP
Total / Wtd. Avg.	244	956,343	100.0%			$35.01	100.0%
(1)   Certain tenants may have early termination options that may become exercisable prior to the stated lease expiration date in the subject lease. Such early termination dates are not considered in this chart.
(2)   Total Expiring Sq. Ft. and % of Total Sq. Ft. Expiring do not include ground lease anchor tenants.
(3)   Annual Base Rent Per Sq. Ft., % Base Rent Rolling and Cumulative % of Base Rent include contractual rent steps through December 31, 2013 and exclude ground lease anchor tenants totaling  515,824 sq. ft.
(4)   Annual Base Rent Per Sq. Ft., % Base Rent Rolling and Cumulative % of Base Rent are based on the occupied base rent and occupied sq. ft., and exclude ground lease anchor tenants totaling 515,824 sq. ft. as well as any gross up of vacant space.

The Loan.    The Santa Anita Mall loan combination (the “Santa Anita Mall Loan Combination”) is a $285.0 million ($194 per sq. ft.) fixed rate loan secured by the borrower’s fee simple and leased fee interest in a 1,472,167 sq. ft. super regional mall located at 400 South Baldwin Avenue in Arcadia, California (the “Santa Anita Mall Property”).  The Santa Anita Mall Property includes anchors JC Penney, Macy’s and Nordstrom, which are subject to ground leases, and major tenants XXI Forever, American Multi-Cinema (“AMC Movie Theater”) (16 screens), Dave & Busters, Sport Chalet, Gold’s Gym, Urban Home, Old Navy, H&M, and Victoria’s Secret.  The Santa Anita Mall Loan combination has a ten year term, is interest-only and accrues interest at a fixed rate equal to 3.6545%.  The Santa Anita Mall Loan Combination consists of four pari passu notes (Notes A-2-1 and A-2-2 in the aggregate original amount of $215.0 million and Notes A-1-1 and A-1-2 in the aggregate original amount of $70.0 million). The Santa Anita Mall Notes A-2-1 and A-2-2 (the “Santa Anita Mall Loan”), but not the related pari passu Notes A-1-1 and A-1-2, will be contributed to the UBS-BB 2013-C5 Trust.

The Santa Anita Mall Loan Combination proceeds were used to refinance existing debt of approximately $154.0 million, pay closing costs and fees of approximately $485,916 and return equity to the sponsor of approximately $130.0 million.  Based on the appraised value of $610.0 million as of November 19, 2012, the cut-off date LTV is 46.7%.

The Borrower / Sponsor.    The borrowers, Santa Anita Shoppingtown LP, a single purpose Delaware limited partnership and Santa Anita Borrower LLC, a Delaware limited liability company (collectively, the “Borrowers”) are structured to be bankruptcy-remote with at least two independent directors in their respective organizational structures. The sponsor of the Borrower and the non-recourse carveout guarantor is Westfield America, Inc. (“Sponsor”).  The Sponsor is a real estate investment trust (“REIT”) with interests in 55 shopping centers made up of 50 super-regional shopping centers, four regional shopping centers and one power center in markets such as northern California, Chicago, southern Florida, Los Angeles, New Jersey, New York, San Diego and suburban Washington, D.C.  The Sponsor’s U.S. shopping center portfolio encompasses approximately 63 million sq. ft. of retail space within 12 states, which it leases to nearly 9,000 specialty retailers.  Within the State of California, Westfield America, Inc. has interests in 24 properties, including the Santa Anita Mall Property.  The Sponsor is also the non-recourse carveout guarantor under the mortgage loan in the pool known as Valencia Town Center Mall, which has a cut-off date balance of $195.0 million. The Canadian Pension Plan Investment Board owns approximately 40.4% of the Borrower and is permitted to control.

The Property.   The Santa Anita Mall Property consists of an enclosed, two and three-level super regional mall located at 400 South Baldwin Avenue in Arcadia, California, approximately one mile south of Interstate 210, five miles west of Interstate 605 and 19 miles northeast of Los Angeles.  Anchors at the Santa Anita Mall Property include JC Penney, Macy’s and Nordstrom, which are subject to long term ground leases and major tenants include XXI Forever, AMC Movie Theater, Dave & Busters, Sport Chalet, Gold’s Gym, Urban Home, Old Navy, H&M, and Victoria’s Secret.  Mall shop space consists of approximately 235 stores totaling 511,637 sq. ft. inclusive of the food court and kiosks.  The Santa Anita Mall Property was 97.0% occupied as of the rent roll dated December 31, 2012.  The Santa Anita Mall Property generates $398.4 million in gross sales, including comp in line sales per sq. ft. of $399 and occupancy cost of 17.7%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$215,000,000 46.7% 3.05x 11.8%

The Santa Anita Mall Property was built in 1974 and was renovated in 2009.  The Westfield Group originally acquired a 39.7% interest in the Santa Anita Mall Property in September 1998 and an additional 50% interest in December 1998 as part of an estimated $2.5 billion disposition of United States shopping mall holdings by TrizecHahn Corporation of Toronto.  TrizecHahn agreed to sell the 20 malls in April 1998 to Westfield America Inc. of Los Angeles and to the Rouse Company of Columbia, MD. Westfield subsequently purchased an additional 50% stake in the Santa Anita Mall Property in December 1998 from Meditrust Cos. as part of Meditrust’s larger restructuring plan.  In November 2012, the Sponsor completed a $35.7 million development plan to convert a vacant Robinsons-May box with a 117,817 sq. ft. three-level XXI Forever store (in occupancy since November 2012) and a 34,821 sq. ft. Gold’s Gym (expected to open February 2013).  In May 2009, the Promenade opened, adding 115,000 sq. ft. of new open-air retail space to the Santa Anita Mall Property. This $120.0 million expansion introduced 30 new shops and restaurants, landscaped courtyards, walkways, and fountains. The Promenade features new two-level subterranean parking for easy access to the 30 new stores and restaurants.  A renovation of the center court in the existing center was also completed as part of the 2009 renovation. The Santa Anita Mall Property has structured, subterranean, and surface parking for a total of 6,800 spaces (4.62 spaces per 1,000 sq. ft. of total GLA).

The Santa Anita Mall Property is located at the intersection of South Baldwin Avenue and West Huntington Drive, approximately seven miles east of the Pasadena Central Business District (“CBD”) and approximately 19 miles northeast of the Los Angeles CBD and approximately 35 miles northeast of the Los Angeles International Airport. Interstate 210 is the primary east/west commercial corridor in the area and is located approximately one mile north of the Santa Anita Mall Property.  Interstate 605 is a primary north/south commercial corridor, providing direct access to Long Beach and the shores of California, and is located approximately five miles to the east of the Santa Anita Mall Property.    According to a market research report, the Santa Anita Mall Property’s trade area is projected to include 6,098,173 people (within a 20 mile radius as of 2013) with an average household income of $69,721.  Approximately 23.6% of the population within a 10-mile radius of the Santa Anita Mall Property has an average estimated household income of $100,000 or more.

The chart below details the Santa Anita Mall Property’s tenancy by general type.

Santa Anita Mall Property Tenant Type Summary
Tenant Type	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(1)	% of Total U/W Base Rent(1)(2)	Average Remaining Lease Term (Yrs)	2012 Sales Per Sq. Ft.	Occupancy Cost %(3)
Anchor Tenants (ground leased)	515,824	35.0%	NAP	NAP	6.4	$297	NAP

Major In-Line > 10,000 sq. ft. – Comp	149,375	10.1	$24.97	11.6%	4.2	$243	11.9%
Major In-Line > 10,000 sq. ft. – Non-Comp	176,620	12.0	$18.81	10.3	14.3	NAP	NAP
Theater(4)	73,938	5.0	$31.84	7.3	6.6	$1,019,563	15.4%
In-Line ≤ 10,000 sq. ft. – Comp	348,938	23.7	$42.02	45.5	3.8	$399	17.7%
In-Line ≤ 10,000 sq. ft. – Non-Comp	135,963	9.2	$29.17	12.3	5.0	NAV	NAV
Food Court	9,640	0.7	$173.97	5.2	2.9	$1,057	19.7%
ATM/Kiosk/Other	11,096	0.8	$219.09	7.5	4.5	$804	33.2%
Outparcel	6,000	0.4	$10.14	0.2	5.4	NAV	NAV
Vacant	44,773	3.0	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(5)	1,472,167	100.0%	$35.33	100.0%
(1)   U/W Annual Base Rent Per Sq. Ft. and % of Total U/W Base Rent include contractual rent steps through December 31, 2013 and percentage in lieu of rent that was calculated based on 2012 Total Sales.
(2)   % of Total U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes ground lease anchor tenants as well as any gross up of vacant space.
(3)   Occupancy Cost % is calculated as the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on 2012 Total Sales and contractual rent steps through December 31, 2013 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated December 31, 2012, all divided by the 2012 Total Sales.
(4)   Tenant’s 2012 Sales Per Sq. Ft. is calculated on a per-screen (16-screens) basis.
(5)   Total U/W Annual Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes ground lease anchor tenants (515,824 sq. ft.) as well as any gross up of vacant space.

The Market.  The Santa Anita Mall Property is located in Arcadia, California, within close proximity to Interstate 210 on South Baldwin Avenue, approximately 7 miles east of the Pasadena CBD.  Interstate 210 is a major east/west corridor, which provides direct access to Pasadena to the west and forms a portion of the Foothill Freeway, connecting Los Angeles with its northern suburbs.  South Baldwin Avenue, which forms the western boundary of the Santa Anita Mall Property and serves as a commercial corridor within the neighborhood intersects with Interstate 210 approximately 1.0 mile north of the Santa Anita Mall Property.  Secondary access to the area is provided by Huntington Drive, an east/west thoroughfare.  The Santa Anita Mall Property has frontage on Huntington Drive which provides ingress/egress.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$215,000,000 46.7% 3.05x 11.8%

The area surrounding the Santa Anita Mall Property consists of a mix of commercial and residential properties. The Santa Anita Mall Property is adjacent to Santa Anita Park to the north, a thoroughbred racetrack situated on 320 acres with a grandstand that seats 26,000 guests and an infield that can accommodate 50,000 guests. The appraisal estimates that the park experiences 3,000 weekly visitors and about 10,000 visitors on the weekends. To the east of the Santa Anita Mall Property is the Methodist Hospital on West Huntington Drive, which supports several medical office buildings in the immediate area. West and south of the Santa Anita Mall Property is primarily residential use with a mix of single family and multi-family properties.

The Santa Anita Mall Property is located in Arcadia, Los Angeles County, California within the Los Angeles Statistical Metropolitan Area (“SMA”).  With an estimated 2013 population of approximately 13.1 million, the Los Angeles SMA is the 2nd largest metropolitan area in the U.S., behind the New York SMA.  The Los Angeles / Long Beach port complex is ranked number one in the United States in trade activity, and number three in the world (behind only Hong Kong and Singapore).  The Los Angeles economy remains one of the nation’s largest economic engines, relying on a number of diverse industries such as fashion, biomedical technology, high-tech manufacturing, entertainment, and shipping.  According to the appraisal, the Santa Anita Mall Property’s trade area within a 5-, 10- and 20-mile radii also experienced positive annual population growth between 2000 and 2012 at 0.2%, 0.1%, and 0.1%, respectively with the estimated 2012 population being 433,760, 1,518,842 and 6,031,113, respectively. Through 2017, the populations within 5-, 10- and 20-mile radii are expected to grow to 438,416, 1,527,928 and 6,069,486, respectively, which represent growth rates of 0.2%, 0.1%, and 0.1%, respectively.

Average estimated household income for 2013 within a 5-, 10- and 20-mile radius is $87,575, $77,767 and $69,721, respectively, compared to the State of California average of $83,188.  Approximately 23.6% of the population within a 10-mile radius of the Santa Anita Mall Property has an average estimated household income of $100,000 or more.

The chart below details the Santa Anita Mall Property’s competitive set.

Competitive Property Summary(1)
Property	Year Built / Renovated	Total GLA	Anchor Tenants	Occupancy %(2)	Proximity (miles)
Santa Anita Mall Property	1974 / 2009	1,472,167	JC Penney, Macy’s, Nordstrom	97.0%	Subject
Paseo Colorado	2001	556,271	Macy’s, ArcLight Cinemas, DSW, Gelson’s, Equinox Health & Fitness	81.0%	7.5
Shops at Montebello	1985 / 2010	758,504	Macy’s, Macy’s Home, JC Penney, Forever 21	95.0%	9.0
Westfield West Covina	1975 / 2012	1,033,372	Macy’s, JC Penney, Sears, Best Buy, 21 Forever, Nordstrom Rack	NAV	12.9
Glendale Galleria	1976 / 1997	1,300,500	Nordstrom, Macy’s, JC Penney, Target, Bloomingdales (in 2013)	100.0%	15.0
Eastland Center	1957 / 2011	806,331	Target, Burlington Coat Factory, Bed Bath & Beyond, Dick’s Sporting Goods	100.0%	15.0
Puente Hills	1974 / 2007	1,103,834	AMC 20, Burlington Coat Factory, Forever 21, Macy’s	89.0%	22.0
(1)	Source: Appraisal
(2)	Based on total mall GLA including anchors subject to long term ground leases.

The Santa Anita Mall Property is the dominant mall in its trade area due to its above average access and exposure at the intersection of Huntington Drive and South Baldwin Avenue, just to the south of interstate 210.  Huntington Drive and South Baldwin Avenue have reported traffic counts of over 70,000 vehicles per day.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$215,000,000 46.7% 3.05x 11.8%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	12/31/2011	T-12 8/31/2012	U/W	U/W Per Sq. Ft.(1)
Base Rent(2)	$27,890,185	$27,383,490	$28,965,286	$29,254,466	$30,949,848	$32.36
Percentage Rent(3)	153,464	161,338	187,285	222,117	293,242	0.31
Rent Steps(4)	0	0	0	0	960,369	1.00
Value of Vacant Space(5)	0	0	0	0	1,824,058	1.91
Gross Potential Rent	$28,043,649	$27,544,828	$29,152,571	$29,476,583	$34,027,517	$35.58
Total Recoveries	12,074,121	13,306,393	13,435,658	14,384,465	16,924,503	17.70
Total Other Income(6)	2,843,740	2,817,091	3,237,787	3,038,718	2,923,626	3.06
Less: Vacancy	(328,516)	(392,529)	(130,448)	(240,961)	(3,098,746)	(6.1%)
Effective Gross Income	$42,632,994	$43,275,783	$45,695,568	$46,658,805	$50,776,900	$53.09
Total Operating Expenses	14,882,181	15,660,033	16,035,227	16,567,469	17,084,497	17.86
Net Operating Income	$27,750,813	$27,615,750	$29,660,341	$30,091,336	$33,692,403	$35.23
TI/LC	0	0	0	0	1,345,475	1.41
Capital Expenditures	0	0	0	0	191,269	0.20
Net Cash Flow	$27,750,813	$27,615,750	$29,660,341	$30,091,336	$32,155,660	$33.62
(1)	U/W Per Sq. Ft. based on total mall sq. ft. of 956,343, excluding ground lease anchor tenants.
(2)	U/W Base Rent is based on the rent roll dated December 31, 2012.
(3)	U/W Percentage Rent is based on breakpoints and % per the rent roll dated December 31, 2012 and 2012 Total Sales.
(4)	U/W Rent Steps includes contractual rent increases through December 31, 2013.
(5)	U/W Value of Vacant Space is based on the vacant sq. ft. as of the rent roll dated December 31, 2012, at average in-place rent for each tenant space type.
(6)	Total Other Income includes specialty leases and storage income.

Anchor Tenants Historical Sales Per Sq. Ft.(1)
Tenant	2010	2011	2012
JC Penney	$178	$184	$169
Macy’s	$239	$252	$260
Nordstrom	$509	$522	$529

(1) Based on historical sales statements provided by the Borrower.

Property Management.    The Santa Anita Mall Property is managed by Westfield Property Management LLC, an affiliate of the Borrower.

Lockbox / Cash Management.    The Santa Anita Mall Loan Combination is structured with a hard lockbox and springing cash management.  All excess cash is required to be swept into a lender controlled account upon the occurrence of an event of default by the Borrowers (a “Cash Sweep Event”).

Initial Reserves.    None.

Ongoing Reserves.    At any time during which the debt service coverage ratio is less than 1.20x, calculated based on the previous 12 month period and tested on the first day of each calendar quarter, or a Cash Sweep Event, the Santa Anita Mall Loan Combination documents will require monthly deposits of (i) $354,123 into a tax reserve account, (ii) $70,174 into an insurance reserve account, (iii) $15,939 into a capital expenditure/replacement reserve account, and (iv) $113,414 into a TI/LC reserve account.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None Permitted.

Partial Release.     If there is no event of default, Borrower without the consent of Lender may make transfers of non-income producing, non-material portions of the Santa Anita Mall Property including parking areas to third parties or affiliates of Borrower, provided that no transfer shall result in a material adverse effect on the value of the Santa Anita Mall Property or the financial condition of the Borrower.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$215,000,000 46.7% 3.05x 11.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$215,000,000 46.7% 3.05x 11.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$215,000,000 46.7% 3.05x 11.8%

Santa Anita Mall
400 South Baldwin Avenue
Arcadia, CA 91007
SAN GABRIEL MTS.
Hahamongna Watershed Park
Altadena
Eaton Canyon Park
Saint Luke Medical Center
PASADENA
Victory Park
Brookside Park
Rose Bowl
Foothill Fwy
Hastings Village
Monrovia
Memorial Park
One Colorado
Paseo Colorado
Pasadena City College
California Institute of Technology
Huntington Memorial Hospital
Los Angeles County Arboretum
Santa Anita Park and Racetrack
Arcadia County Park
Methodist Hospital of Southern California
East Pasadena
Arcadia
Huntington Library and Botanical Gardens
San Marino
East San Gabriel
LOS ANGELES COUNTY
Downtown Los Angeles 6 miles
South Pasadena
San Gabriel
San Gabriel Valley Medical Center
Alhambra
Alhambra Medical Ctr.
Temple City
El Monte Airport
LOS ANGELES
Almansor Park
El Monte
Cal State University Los Angeles
San Bernardino Fwy
METROLINK SAN BERNARDINO LINE
Garfield Medical Ctr.
Rosemead
CAL STATE-LA
Monterey Park
Whittier Narrows Recr. Area
East Los Angeles Comm. College
Pomona Fwy
San Gabriel River Fwy
The Shops at Montebello
Pico Rivera Bicentennial Park
METROLINK RIVERSIDE LINE
EAST LOS ANGELES
Montebello
Pico Rivera
Hacienda Heights
Irwindale Speedway
GLENDALE
LOS ANGELES
Baldwin Park
West Covina
Whittier
Downey
Azusa

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

24201 Valencia Boulevard Valencia, CA 91355	Collateral Asset Summary Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$195,000,000 49.0% 3.03x 11.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

24201 Valencia Boulevard Valencia, CA 91355	Collateral Asset Summary Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$195,000,000 49.0% 3.03x 11.7%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Regional Mall
Sponsor(1):	Westfield America, Inc.		Collateral:	Fee Simple / Leased Fee
Borrower:	Valencia Town Center Venture, L.P.		Location:	Valencia, CA
Original Balance:	$195,000,000		Year Built / Renovated:	1992, 1998 / 2010
Cut-off Date Balance:	$195,000,000		Total Sq. Ft.:	1,106,145
% by Initial UPB:	13.1%		Property Management:	Westfield Property Management LLC
Interest Rate:	3.6335%		Underwritten NOI:	$22,912,500
Payment Date:	1st of each month		Underwritten NCF:	$21,783,776
First Payment Date:	February 1, 2013		Appraised Value:	$398,000,000
Maturity Date:	January 1, 2023		Appraisal Date:	November 5, 2012
Amortization:	None
Additional Debt:	None		Historical NOI
Call Protection:	L(25), Dor YM1(88), O(7)		Most Recent NOI:	$20,390,977 (T-12 September 30, 2012)
Lockbox / Cash Management:	Hard / Springing		2nd Most Recent NOI:	$19,110,146 (December 31, 2011)
			3rd Most Recent NOI:	$16,654,149 (December 31, 2010)
Reserves(2)			4th Most Recent NOI:	$15,484,611 (December 31, 2009)
	Initial	Monthly	5th Most Recent NOI:	$15,860,754 (December 31, 2008)
Taxes:	$0	Springing
Insurance:	$0	Springing	Historical Occupancy(3)
Replacement:	$0	Springing	Most Recent Occupancy:	96.7% (December 31, 2012)
TI/LC:	$0	Springing	2nd Most Recent Occupancy:	87.2% (December 31, 2011)
			3rd Most Recent Occupancy:	86.5% (December 31, 2010)
Financial Information			4th Most Recent Occupancy:	96.7% (December 31, 2009)
Cut-off Date Balance / Sq. Ft.:	$176		5th Most Recent Occupancy:	97.5% (December 31, 2008)
Balloon Balance / Sq. Ft.:	$176
Cut-off Date LTV:	49.0%		Historical Annual Rent Per Sq. Ft.(4)
Balloon LTV:	49.0%		Most Recent Rent Per Sq. Ft.:	$30.15 (T-12 September 30, 2012)
Underwritten NOI DSCR:	3.19x		2nd Most Recent Rent Per Sq. Ft.:	$28.19 (December 31, 2011)
Underwritten NCF DSCR:	3.03x		3rd Most Recent Rent Per Sq. Ft.:	$24.43 (December 31, 2010)
Underwritten NOI Debt Yield:	11.7%		4th Most Recent Rent Per Sq. Ft.:	$31.22 (December 31, 2009)
Underwritten NCF Debt Yield:	11.2%		5th Most Recent Rent Per Sq. Ft.:	$31.31 (December 31, 2008)

(1)   The Sponsor is also the sponsor of the mortgage loan in the pool known as Santa Anita Mall, which has an original principal balance of $215,000,000.
(2)   See “Initial Reserves” and “Ongoing Reserves” herein.
(3)   Historical Occupancy shown in the table above is based on historical occupancy percentages provided by the Borrower, inclusive of ground lease anchor tenants. 4th Most Recent Occupancy and 5th Most Recent Occupancy are based upon total mall space of 928,448 sq. ft.  The Shops at the Patio (177,697 sq. ft.) was added to the Valencia Town Center Property in 2010.
(4)   Historical Annual Rent Per Sq. Ft. is calculated based on 657,837, sq. ft., excluding the ground lease anchor tenants (448,308 sq. ft.).  4th Most Recent Rent Per Sq. Ft. and 5th Most Recent Rent Per Sq. Ft. are based upon total mall space of 480,140 sq. ft.  The Shops at the Patio (177,697 sq. ft.) was added to the Valencia Town Center Property in 2010. 4th Most Recent Occupancy, 4th Most Recent Rent Per Sq. Ft., 5th Most Recent Occupancy, and 5th Most Recent Rent Per Sq. Ft. are based upon a total of 928,448 sq. ft.  The Shops at the Patio (177,697 sq. ft.) was added to the Valencia Town Center Property in 2010.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

24201 Valencia Boulevard Valencia, CA 91355	Collateral Asset Summary Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$195,000,000 49.0% 3.03x 11.7%

Anchor and Major Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area(2)	U/W Annual Base Rent Per Sq. Ft.(3)	% of U/W Base Rent(3)(4)	Lease Expiration	2012 Total Sales (000s)	Sales Per Sq. Ft.(5)	Occupancy Cost (% of Sales)(5)(6)
Ground Lease Anchor Tenants
Macy’s	BBB/Baa3/BBB	195,887	17.7%	NAP	NAP	9/26/2016	$53,991	$276	NAP
JC Penney	B/Caa1/B-	130,096	11.8	NAP	NAP	9/30/2022	$18,941	$146	NAP
Sears	CCC/B3/CCC+	122,325	11.1	NAP	NAP	9/10/2045	$19,778	$162	NAP
Subtotal / Wtd. Avg.		448,308	40.5%				$92,710	$207	NAP

Major In-Line Tenants
Walmart(7)	AA/Aa2/AA	29,761	2.7%	$13.27	1.8%	5/31/2023	NAV	NAV	NAV
Gold’s Gym(8)	NR/NR/NR	29,116	2.6	$23.75	3.2%	11/30/2027	NAV	NAV	NAV
The Gap(9)	BBB-/Baa3/BB+	13,532	1.2	$31.00	1.9%	1/31/2014	$3,660	$270	25.3%
Pottery Barn	NR/NR/NR	10,196	0.9	$12.75	0.6%	1/31/2017	$3,222	$316	4.1%
Subtotal / Wtd. Avg.		82,605	7.5%	$19.80	7.6%		NAV	NAV	NAV

Theater Tenants
Edwards Theaters(10)(11)	NR/NR/NR	68,781	6.2%	$24.28	7.8%	5/31/2019	$12,164	$1,013,667	20.0%
Subtotal / Wtd. Avg.		68,781	6.2%	$24.28	7.8%		$12,164	$1,013,667	20.0%

Other(12)	Various	469,952	42.5%	$38.81	84.7%	Various	$188,104	$492	13.8%
Vacant	NAP	36,499	3.3	NAP	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(13)		1,106,145	100.0%	$34.68	100.0%		NAP	NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	% of Net Rentable Area is based on total mall sq. ft. of 1,106,145, inclusive of ground lease anchor tenants.
(3)	U/W Annual Base Rent Per Sq. Ft. and % of U/W Base Rent include contractual rent steps through December 31, 2013 as well as percentage in lieu rent that was calculated based on 2012 Total Sales.
(4)	% of U/W Base Rent is based on total occupied underwritten base rent and excludes ground lease anchor tenants as well as any gross up of vacant space.
(5)	Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on 2012 Total Sales.
(6)
Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on 2012 Total Sales and contractual rent steps through December 31, 2013 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated December 31, 2012, all divided by the 2012 Total Sales.

(7)
Walmart executed a lease dated January 25, 2012 for suite 2390 with total square footage of 29,761 for a 10-year term. The Walmart lease is in front of the town of Valencia for planning approval.  Until planning approval has been obtained, the Walmart cannot take occupancy and will not begin paying rent.  See “Principal Guaranty” herein.

(8)	Gold’s Gym has one, five-year extension option.
(9)	The Gap has one, four-year extension option.
(10)	Edwards Theaters Sales Per Sq. Ft. is calculated on a per-screen (12-screens) basis.
(11)	Edwards Theaters has two, five-year extension options.
(12)
Other tenant Sales Per Sq. Ft. and Occupancy Cost (% of Sales) include only tenants less than or equal to 10,000 sq. ft. that reported 2012 Total Sales, 2011 sales and 2010 sales (excluding food court tenants, kiosks, ATM, temp tenants, and other non-mall-shop tenants).

(13)	Wtd Avg. U/W Annual Base Rent Per Sq. Ft. is based on total occupied sq. ft. of 621,338 and excludes ground lease anchor tenants (448,308 sq. ft.) as well as any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

24201 Valencia Boulevard Valencia, CA 91355	Collateral Asset Summary Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$195,000,000 49.0% 3.03x 11.7%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.(2)	% of Total Sq. Ft. Expiring(2)	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual Base Rent Per Sq. Ft.(3)(4)	% Base Rent Rolling(3)(4)	Cumulative % of Base Rent(3)(4)
MTM	2	2,393	0.4%	2,393	0.4%	$53.07	0.6%	0.6%
2013	35	70,520	10.7	72,913	11.1%	$28.55	9.5	10.1%
2014	31	89,223	13.6	162,136	24.6%	$32.16	13.5	23.6%
2015	23	60,358	9.2	222,494	33.8%	$31.12	8.9	32.5%
2016	25	50,481	7.7	272,975	41.5%	$39.16	9.3	41.8%
2017	16	31,688	4.8	304,663	46.3%	$36.56	5.5	47.3%
2018	9	11,177	1.7	315,840	48.0%	$52.26	2.8	50.0%
2019	13	100,976	15.3	416,816	63.4%	$32.28	15.4	65.4%
2020	10	22,326	3.4	439,142	66.8%	$50.83	5.4	70.7%
2021	26	66,349	10.1	505,491	76.8%	$38.55	12.1	82.8%
2022	12	28,884	4.4	534,375	81.2%	$48.97	6.7	89.5%
2023	6	40,268	6.1	574,643	87.4%	$22.89	4.3	93.8%
Thereafter	5	46,695	7.1	621,338	94.5%	$28.04	6.2	100.0%
Vacant	NAP	36,499	5.5	657,837	100.0%	NAP	NAP
Total/Wtd. Avg.	214	657,837	100.0%			$34.13	100.0%
(1)
Certain tenants may have early termination options that may become exercisable prior to the stated lease expiration date in the subject lease. Such early termination dates are not considered in this chart.

(2)	Total Expiring Sq. Ft. and % of Total Sq. Ft. Expiring do not include ground lease anchor tenants (448,308 sq. ft.).
(3)	Annual Base Rent Per Sq. Ft., % Base Rent Rolling and Cumulative % of Base Rent include contractual rent steps through December 31, 2013.
(4)	Annual Base Rent Per Sq. Ft., % Base Rent Rolling and Cumulative % of Base Rent are based on the occupied base rent and occupied sq. ft., and exclude any gross up of vacant space.

The Loan.    The Valencia Town Center loan (the “Valencia Town Center Loan”) is a $195.0 million ($176 per sq. ft.) fixed rate loan secured by the borrower’s fee simple and leased fee interest in a 1,106,145 sq. ft. super regional mall located at 24201 Valencia Boulevard in Valencia, California (the “Valencia Town Center Property”).  The Valencia Town Center Property includes anchors Macy’s, JC Penney and Sears, which are subject to ground leases, and major tenants Edwards Theaters (12 screens), Walmart, Gold’s Gym, The Gap, and Pottery Barn.  The Valencia Town Center Loan has a ten year term, is interest-only and accrues interest at a fixed rate equal to 3.6335%.

The Valencia Town Center Loan proceeds, along with a borrower equity contribution of approximately $7.9 million, were used to refinance existing debt of approximately $202.3 million and pay closing costs and fees of approximately $442,870.  Based on the appraised value of $398.0 million as of November 5, 2012, the cut-off date LTV is 49.0%.

The Borrower / Sponsor.    The borrower, Valencia Town Center Venture, L.P. (the “Borrower”), is a single purpose Delaware limited partnership structured to be a bankruptcy-remote entity, with at least two independent directors in its organizational structure. The sponsor of the Borrower and the non-recourse carveout guarantor is Westfield America, Inc. (“Sponsor”).  The Borrower consists of a 50/50 joint venture between the Sponsor and Teachers Insurance and Annuity Association of America (“TIAA”) and are permitted to control.  The Sponsor is a real estate investment trust (“REIT”) with interests in 55 shopping centers made up of 50 super-regional shopping centers, four regional shopping centers and one power center in markets such as northern California, Chicago, southern Florida, Los Angeles, New Jersey, New York, San Diego and suburban Washington, D.C.  The Sponsor’s U.S. shopping center portfolio encompasses approximately 63 million sq. ft. of retail space within 12 states, which it leases to nearly 9,000 specialty retailers.  Within the State of California, the Sponsor has interests in 24 properties, including the Valencia Town Center Property.  The Sponsor is also the non-recourse carveout guarantor under the mortgage loan in the pool known as Santa Anita Mall, which has a cut-off date balance of $215,000,000.

The Property.   The Valencia Town Center Property is a super regional mall consisting of eight, one- and two-story multi-tenant buildings located at 24201 Valencia Boulevard approximately, one mile east of Interstate 5, four miles northwest of Route 14 and 34 miles northwest of downtown Los Angeles, California.  There are five distinct areas of the Valencia Town Center Property, including the main enclosed component, the Shops at the Patio component, the Town Center component, the Valencia South component and the Valencia North component. With the exception of the original enclosed component, the remainder of the components are outdoor shopping areas.   Anchors at the Valencia Town Center Property include Macy’s, JC Penney and Sears, which are subject to ground leases, and major tenants include Edwards Theaters, Walmart, Gold’s Gym, The Gap, and Pottery Barn.  Mall shop space consists of approximately 200 stores totaling 456,926 sq. ft. inclusive of the food court and kiosks.  The Valencia Town Center Property was 96.7% leased as of the rent roll dated December 31, 2012.  The Valencia Town Center Property generates $301.0 million in gross sales including comp in line sales per sq. ft. of $492 and occupancy cost of 13.8%.

The Valencia Town Center Property was built in 1992 and 1998 and renovated in 2010.  The owners are The Westfield Group and TIAA, with each owning a 50% interest in the Valencia Town Center Property.  Newhall Land originally owned the land and developed the

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

24201 Valencia Boulevard Valencia, CA 91355	Collateral Asset Summary Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$195,000,000 49.0% 3.03x 11.7%

Valencia Town Center Property in 1992.  In 2002, the Westfield Group acquired a 25% interest in the Valencia Town Center Property.  In January 2004, LNR Property Corporation and Lennar Partners acquired Newhall Land for $1.0 billion.  The acquisition included the Valencia Town Center Property.  In February 2005, The Westfield Group acquired another 25% interest in the Valencia Town Center Property, bringing ownership to 50%.  At the time, The Westfield Group assumed management of the Valencia Town Center Property.  Simultaneously with this subject refinancing, TIAA purchased LNR’s 50% ownership interest in the Valencia Town Center Property for a total purchase price of $195 million.  The Borrower’s cost basis in the Valencia Town Center Property was reported to be approximately $517.8 million made up of $383.3 million as the purchase price and $134.5 million in capital expenditures, as of December, 2012. The most recent renovation in 2010 consisted of a $131.2 million redevelopment, adding a new lifestyle precinct called the Shops at the Patio to the Valencia Town Center Property. The Shops at the Patio consists of 177,697 sq. ft. of outdoor retail space, featuring over 40 new open-air shops, including fashionable boutiques, restaurants, a coffeehouse, a wine bar and a bakery.  Major tenants at the Shops at the Patio include BCBG MAXAZRIA, Chico’s, Michael Kors, Sephora, Swarovski and Williams-Sonoma.

The Valencia Town Center Property is located at the intersection of McBean Parkway and Magic Mountain Parkway, approximately two miles north of the City of Santa Clarita and 34 miles northwest of the Los Angeles Central Business District (“CBD”) and approximately 40 miles north of the Los Angeles International Airport. Magic Mountain Parkway forms the northern boundary of the Valencia Town Center Property and is the primary commercial corridor within the neighborhood. Primary access to the area is provided by Interstate 5, which intersects Magic Mountain Parkway approximately 1.3 miles west of the Valencia Town Center Property.  Interstate 5 is the primary north/south commercial corridor in the area and provides direct access to Los Angeles to the southeast.  Interstate 5 extends the length of California, from the Oregon border to the north to San Diego to the south.

The chart below details the Valencia Town Center Property’s tenancy by general type.

Valencia Town Center Property Tenant Type Summary
Tenant Type	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(1)	% of Total U/W Base Rent(1)(2)	Average Remaining Lease Term (Yrs)	2012 Sales Per Sq. Ft.	Occupancy Cost %(3)
Anchor Tenants (ground leased)	448,308	40.5%	NAP	NAP	13.3	$207	NAP

Major In-Line > 10,000 sq. ft. – Comp	23,728	2.1	$23.16	2.6%	2.3	$290	15.3%
Major In-Line > 10,000 sq. ft. – Non-Comp	58,877	5.3	$18.45	5.0	12.5	NAV	NAV
Theater Tenant(4)	68,781	6.2	$24.28	7.8	6.3	$1,013,667	20.0%
In-Line ≤ 10,000 sq. ft. – Comp	271,658	24.6	$39.02	49.2	3.1	$492	13.8%
In-Line ≤ 10,000 sq. ft. – Non-Comp	171,050	15.5	$32.16	25.5	6.1	NAV	NAV
Food Court	10,187	0.9	$92.57	4.4	5.6	$941	21.6%
ATM/Kiosk/Other	17,057	1.5	$70.10	5.5	6.3	$726	12.6%
Vacant	36,499	3.3	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(5)	1,106,145	100.0%	$34.68	100.0%
(1)	U/W Annual Base Rent Per Sq. Ft. and % of Total U/W Base Rent include contractual rent steps through December 31, 2013 and percentage in lieu rent that was calculated based on 2012 Total Sales.
(2)	% of Total U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(3)
Occupancy Cost % is calculated as the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on 2012 Total Sales and contractual rent steps through December 31, 2013 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated December 31, 2012, all divided by the 2012 Total Sales.

(4)	Tenant’s 2012 Sales Per Sq. Ft. is calculated on a per-screen (12-screens) basis.
(5)
Total U/W Annual Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes ground lease anchor tenants (448,308 sq. ft.) as well as any gross up of vacant space.

The Market.  The Valencia Town Center Property is located in Valencia, California, and is within the Los Angeles-Long Beach-Santa Ana, CA Metropolitan Statistical Area (“Los Angeles MSA”).  With an estimated 2013 population of approximately 13.1 million, the Los Angeles SMA is the 2nd largest metropolitan area in the U.S., behind the New York SMA.  The Los Angeles / Long Beach port complex is ranked number one in the United States in trade activity, and number three in the world (behind only Hong Kong and Singapore).  The Los Angeles economy remains one of the nation’s largest economic engines, relying on a number of diverse industries such as fashion, biomedical technology, high-tech manufacturing, entertainment, and shipping.  According to a market research report, the Valencia Town Center Property’s trade area is projected to include 1,891,055 people (within a 20 mile radius as of 2013) with an average household income of $87,432.  Approximately 40.9% of the population within a 10-mile radius of the Valencia Town Center Property has an average estimated household income of $100,000 or more.

The Valencia Town Center Property is located in Valencia, California, within close proximity to Interstate 5 on Valencia Boulevard, approximately 2 miles north of the City of Santa Clarita.  Interstate 5 and Valencia Boulevard are the primary roadways providing access to the CBD and Valencia Town Center Property.  Interstate 5 is a major north/south corridor, which provides direct access to

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

24201 Valencia Boulevard Valencia, CA 91355	Collateral Asset Summary Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$195,000,000 49.0% 3.03x 11.7%

Los Angeles to the southeast.  The Valencia Town Center Property is located between Valencia Boulevard, Magic Mountain Parkway and McBean Parkway.  Magic Mountain Parkway forms the northern boundary of the Valencia Town Center Property and is the primary commercial corridor within the neighborhood.  Valencia Boulevard, Magic Mountain Parkway and McBean Parkway have reported traffic counts of 42,500, 21,200 and 43,050 vehicles per day, respectively.

The area surrounding the Valencia Town Center Property consists of primarily commercial development along Valencia Boulevard and Magic Mountain Parkway. Additionally, single family residential uses are located to the north and south of the Valencia Town Center Property along secondary arterial roadways.

The Valencia Town Center Property is located in Southern California in the Los Angeles Core Based Statistical Area (CBSA), which has a 2013 estimated population of approximately 13.1 million residents. Population growth in the CBSA is projected to increase 0.70% annually through 2018.  The Valencia Town Center Property’s trade area within the 5-, 10- and 20-mile radii also experienced positive annual population growth over the period between 2000 and 2012 at 3.0%, 2.3% and 0.8%, respectively with the estimated 2012 population being 189,816, 368,251 and 1,869,627, respectively. Through 2017, the populations within 5-, 10- and 20-mile radii are expected to continue to grow at 1.6%, 1.4% and 0.6%, respectively.

Average estimated household income for 2013 within the 5-, 10- and 20-mile radii was $109,168, $106,633 and $87,432, respectively, compared to the State of California average of $83,188.   Approximately 40.9% of the population within a 10-mile radius of the Valencia Town Center Property has an average estimated household income of $100,000 or more.

The Valencia Town Center Property is the only regional shopping mall within the Santa Clarita submarket and as such is the first choice for many national retailers entering the area according to the appraiser.  The Valencia Town Center Property competition consists of discount retailers such as Wal-Mart and Target as well as local power centers as no regional malls are located within 20 miles.

The chart below details the Valencia Town Center Property’s competitive set.

Competitive Property Summary(1)
Property	Retail Type	Year Built / Renovated	Total GLA	Anchor Tenants	Occupancy %(2)	Proximity (miles)
Valencia Town Center Property	Regional Mall	1992, 1998 / 2010	1,106,145	Macy’s, JC Penney, Sears	96.7%	Subject
River Oaks Shopping Center	Community Center	1987 / 1999	285,000	Target, Sprouts, Buy Buy Baby	100.0%	0.2
Valencia Marketplace	Power Center	1996	716,214	Wal-Mart, Toys ‘R’ Us Bed Bath & Beyond	95.0%	2.0
Northridge Fashion Center	Regional Mall	1971 / 2012	1,500,000	Sears, Macy’s, JC Penney	96.0%	21.0
Westfield Fashion Square	Regional Mall	1962 / 1996	850,000	Bloomingdale’s, Macy’s	NAV	23.0
Burbank Town Center	Regional Mall	1991 / 2005	1,240,000	Macy’s, Sears, IKEA	99.0%	25.0
Westfield Topanga Mall	Regional Mall	1964 / 2006	1,600,000	Neiman Marcus, Nordstrom, Macy’s	99.0%	30.0
Glendale Galleria	Regional Mall	1976 / 1997	1,300,500	Nordstrom, Macy’s, JC Penney	100.0%	30.0
(1)	Source: Appraisal
(2)	Based on total mall GLA including anchors subject to long term ground leases.

The Valencia Town Center Property is a regional shopping center with a wide mix of national tenants.  The trade area for the Valencia Town Center Property is defined as a 10-15 mile radius, with the Valencia Town Center Property being the only regional shopping mall within this defined area.  The River Oaks Shopping Center is located across Magic Mountain Parkway from the Valencia Town Center Property and is anchored by Target, Sprouts, Buy Buy Baby, ULTA, Jo-Ann Fabrics, and Big 5 Sporting Goods.  The nearest competitive mall to the Valencia Town Center Property is Northridge Fashion Center, which is 21.0 miles south of the Valencia Town Center Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

24201 Valencia Boulevard Valencia, CA 91355	Collateral Asset Summary Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$195,000,000 49.0% 3.03x 11.7%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	12/31/2011	T-12 9/30/2012	U/W	U/W Per Sq. Ft.(1)
Base Rent(2)	$14,744,584	$15,837,829	$18,296,101	$19,576,209	$20,564,554	$31.26
Rent Steps(3)	0	0	0	0	640,745	0.97
Percentage Rent(4)	244,930	232,448	247,159	257,558	394,975	0.60
Value of Vacant Space(5)	0	0	0	0	1,480,684	2.25
Gross Potential Rent	$14,989,514	$16,070,277	$18,543,260	$19,833,767	$23,080,958	$35.09
Total Recoveries	10,949,133	11,611,294	11,039,243	11,704,686	15,550,728	23.64
Total Other Income(6)	2,038,291	1,916,972	1,915,136	2,034,821	2,034,821	3.09
Less: Vacancy(7)	(408,040)	(27,846)	(125,018)	(99,274)	(2,368,825)	(6.1%)
Effective Gross Income	$27,568,898	$29,570,697	$31,372,621	$33,474,000	$38,297,682	$58.22
Total Operating Expenses	12,084,287	12,916,548	12,262,475	13,083,023	15,385,182	23.39
Net Operating Income	$15,484,611	$16,654,149	$19,110,146	$20,390,977	$22,912,500	$34.83
TI/LC	0	0	0	0	895,254	1.36
Capital Expenditures	0	0	0	0	233,469	0.35
Net Cash Flow	$15,484,611	$16,654,149	$19,110,146	$20,390,977	$21,783,776	$33.11
(1)	U/W Per Sq. Ft. based on total mall sq. ft. of 657,837, excluding ground lease anchor tenants (448,308 sq. ft.).
(2)	U/W Base Rent is based on the rent roll dated December 31, 2012.
(3)	U/W Rents Steps includes contractual rent increases through December 31, 2013.
(4)	U/W Percentage Rent is based on breakpoints and percentages per the rent roll dated December 31, 2012 and 2012 Total Sales.
(5)	U/W Value of Vacant Space is based on the vacant sq. ft. as of the rent roll dated December 31, 2012 grossed up at the appraiser’s market rent conclusion for each space type.
(6)	Total Other Income is based on T-12 9/30/2012 and includes specialty leases and storage income as well as U/W non-rental Income based on T-12 9/30/2012.
(7)	U/W Less: Vacancy is based on actual vacancy per rent roll dated December 31, 2012 with vacant space grossed up at average rents for similar space.

Anchor Tenants Historical Sales Per Sq. Ft.(1)
Tenant	2010	2011	T-12 (12/31/2012)
Macy’s	$265	$276	$276
JC Penney	$155	$160	$146
Sears	$165	$161	$162
(1) Based on historical sales statements provided by the Borrower.

Property Management.    The Valencia Town Center Property is managed by Westfield Property Management LLC, an affiliate of the Borrower.

Lockbox / Cash Management.    The Valencia Town Center Loan is structured with a hard lockbox and springing cash management.  All excess cash is required to be swept into a lender controlled account upon the occurrence of an event of default by the Borrower (a “Cash Sweep Event”).

Initial Reserves.    None.

Ongoing Reserves.    At any time during which the debt service coverage ratio is less than 1.20x, calculated based on the previous 12 month period and tested on the first day of each calendar quarter, or a Cash Sweep Event, the Valencia Town Center Loan documents will require monthly deposits of (i) $489,179 into a tax reserve account, (ii) $48,070 into an insurance reserve account, (iii) $19,456 into a capital expenditure/replacement reserve account and (iv) $91,114 into a TI/LC reserve account.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None Permitted.

Partial Release.     If there is no event of default, Borrower may make transfers of non-income producing, non-material portions of the Valencia Town Center Property including parking areas to third parties or affiliates of Borrower, provided that no transfer shall result in a material adverse effect on the value of the Valencia Town Center Property or the financial condition of the Borrower.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

24201 Valencia Boulevard Valencia, CA 91355	Collateral Asset Summary Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$195,000,000 49.0% 3.03x 11.7%

Principal Guaranty.     The Sponsor has executed a partial principal guaranty for the Valencia Town Center Loan in the amount of $5,700,000, which guaranty will remain in effect until such time as either (i) Walmart becomes obligated to pay rent (including reimbursements) under its lease in an annual amount not less than $631,908 or (ii) the space covered by the Walmart lease is leased to one or more tenants pursuant to leases with a minimum term of five (5) years and total annual rent (including reimbursements) of not less than $631,908.  In the event the leasing of such space occurs after December 31, 2013, the foregoing rent requirement is subject to an upward adjustment to account for an increase in reimbursements consistent with the increase in operating expenses on a trailing twelve month basis as compared to the 2013 pro forma provided at loan closing.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

24201 Valencia Boulevard Valencia, CA 91355	Collateral Asset Summary Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$195,000,000 49.0% 3.03x 11.7%

VALENCIA TOWN CENTER
UPPER LEVEL AND PATIOS

N
JCPenney
Macy's
Sears
Walmart
Tilt
Atrium Market Place
Brow Art
No Fear
Verizon Wireless
Sidecca
Best Buy Mobile
The Buckle
Express and Express Men
Things Remembered
Sunglass Hut
Perfume Center
Kevin Jewelers
Motherhood Maternity
Sleep Number by Select Comfort
Lane Bryant
Claire's
Finish Line
Lenscrafters
Build-A-Bear Workshop
Complex Street Wear
Pinkberry
Vacant
Blue Sugar
Q
So Relax
Red Persimmon Salon
Valencia Time Center
Sweet Factory
ATM
Green Electronics Exchange
Cell Galleria
Piercing Pagoda
Auntie Anne's
Fast Fix Jewelry & Watch Repair
GNC
Payless Shoesource
T-Mobile
Sprint Store
Hot Topic
Zumiez
Vacant
Bath & Body Works
EB Games
Vacant
Kay Jewelers
Skin Food
Journeys
Dairy Queen/ Orange Julius
Crocs
Skechers
Vans
J'Adore
Yankee Candle
En Ciel Boutique
Steve Madden
William B + Friends
Swarovski
Janie & Jack
Carter's
Brooks Shoes for Kids
The Children's Place
Tous
Vacant
Williams Sonoma
Velvet Cupcakes
Chico's
Cache
Francesca's Collections
White House/ Black Market
True Religion
Michael Kors
Brighton Collectibles
BareMinerals
M.A.C. Cosmetics
Aveda Kriza Salon
2b bebe
Sephora
Apple
Foreign Exchange
Soma Intimates
The Walking Company
Diane's
Coffee Bean & Tea Leaf
Nail Garden
M Fredric
J David's Custom Clothiers
Roman Holiday Wine Lounge
Lucille's Smokehouse Bar-B-Que
Five Guys Burgers and Fries
The Lazy Dog Cafe
Manya Jewelers
Dink's NY Deli
Chase ATM
BCBG Max Azria
Menchie's
Disney Store
Oil & Vinegar
Crazy 8
Lovesac Alternative
Paint A Dream
Dona Candy Store
Shave It
Gymboree Play and Music
Wokcano
Dos Caballeros

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

24201 Valencia Boulevard Valencia, CA 91355	Collateral Asset Summary Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$195,000,000 49.0% 3.03x 11.7%

VALENCIA TOWN CENTER
LOWER LEVEL

N
WDI Operations LLC
Hot Dog On A Stick
Charley's Grilled Subs
Vacant
Cabo Cabana
Burger King
Panda Express
Surf City Squeeze
TGI Fridays
Wachovia ATM
Sharky's
Sbarro
Stone Oven
Sarku Japan
Cinnabon
Gold Buyers at the Mall
Forever 21
Perfect Fit Jewelry
Wetzel's Pretzels
The Body Shop
Sisley Italian Kitchen
Ann Taylor Loft
Guess?
Vacant
Vacant
Hat World
Aldo
Skechers
Banana Republic
JCPenney
Gymboree
Starbucks
Prince of Jewelers
Zales Jewelers
J. Stephens
Popcornopolis
Hollister
Justice
Airsoft and Hobby World
Puzzle Zoo
Vacant
The Picture People
Vacant
J Ferrer Salon
eCosway
Red Robin Restaurant
HQ Carousel Valencia
Ben Bridge Jeweler
IBO Beauty
AT&T
Cell Galleria
My Framed Expressions
Charlotte Russe
The Gap
Gap Kids
Baby Gap
New York & Company
Victoria's Secret
Lady Foot Locker
American Eagle Outfitters
Aeropostale
Ruggie's Hallmark
Foot Locker
Vacant
So Relax
All Pro Sports
Macy's
Sears

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

24201 Valencia Boulevard Valencia, CA 91355	Collateral Asset Summary Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$195,000,000 49.0% 3.03x 11.7%

VALENCIA TOWN CENTER

TOWN CENTER DRIVE

N
Edwards Theaters
(12 Screens)
Tutti Frutti
Salt Creek Grille
Gold's Gym
(Level 1)
Gold's Gym
(Level 2)
Johnny Rockets
Chipotle Mexican Grill
Parking Structure
Not Included
Not Included
Not Included
Chick-Fil-A
Abercrombie & Fitch
J. Jill
Vacant
Aura Lighting
L'Angelique Bridal
Pottery Barn
Vacant
BJ's Restaurant & Brewhouse
Larsen's Steakhouse
The Ivy Day Spa
Not Included
Brookstone
Maru Sushi
Zia Threading
La Sposa Bridal
Having A Ball
Talbots
Sunglass Hut
INDOOR MALL
Parking Structure
Parking Structure

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

24201 Valencia Boulevard Valencia, CA 91355	Collateral Asset Summary Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$195,000,000 49.0% 3.03x 11.7%

Valencia Town Center
24201 Valencia Boulevard
Valencia, CA 91355
Castaic
Castaic Sports Complex
ANGELES NATIONAL FOREST
SIERRA PELONA MOUNTAINS
Saugus
Valencia
Newhall
SANTA CLARITA
LOS ANGELES COUNTY
Six Flags Magic Mountain
Valencia Country Club
College of the Canyons
Henry Mayo Newhall Mem. Hospital
California Institute of the Arts
Vista Valencia Golf Course
Valencia Marketplace
Pico Canyon Park
Central Park
Santa Clara River
METROLINK
SANTA CLARITA
VIA PRINCESSA
NEWHALL
Friendly Valley Golf Course
Quigley Canyon Open Space
William S. Hart County Park
ANTELOPE VALLEY LINE
Antelope Valley Fwy
SAN GABRIEL MOUNTAINS
ANGELES NATIONAL FOREST
SANTA SUSANA MTS.
Ed Davis Park at Towsley Canyon
Omelveny Park
Cascades Golf Club
Olive View UCLA Medical Center
Foothill Fwy
Sylmar
SYLMAR/SAN FERNANDO
San Fernando
Golden State Fwy
LOS ANGELES
Porter Ranch
Palisades Park
Aliso Canyon Park
Knollwood Country Club
Northridge
North Hills
Ronald Reagan Fwy
Downtown L.A. 19 miles
Pacific Ocean
Ventura
Oxnard
Simi Valley
Thousand Oaks
Burbank
Glendale
Santa Monica
LOS ANGELES
Inglewood
Palmdale

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$129,710,000 67.1% 2.12x 13.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$129,710,000 67.1% 2.12x 13.2%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank PLC		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Acquisition		Property Type:	Office - CBD/Suburban
Sponsor:	Affiliates of Starwood Capital		Collateral:	Fee Simple
Borrower:	IX WR 3730 Glen Lake Drive, L.P.		Location(4):	Various
	IX WR 3735 Glen Lake Drive, L.P.		Year Built / Renovated(4):	Various / Various
	IX WR 3023 HSBC Way, L.P.		Total Sq. Ft.:	1,287,408
	IX WR 1 North Dale Mabry Hwy, L.P.		Property Management(5):	Various
	IX WR 11950 Corporate Blvd, L.P.		Underwritten NOI(6):	$17,066,642
	IX WR 2420 South Lakemont Drive, L.P.		Underwritten NCF:	$15,340,818
	IX WR 2000 Park Lane Drive, L.P.		Appraised Value:	$193,220,000
Original Balance:	$134,100,000		Appraisal Date:	Various
Cut-off Date Balance:	$129,710,000
% by Initial UPB:	8.7%		Historical NOI
Interest Rate:	3.8000%		Most Recent NOI(6):	$12,166,176 (T-12 October 31, 2012)
Payment Date:	6th of each month		2nd Most Recent NOI:	$13,368,598 (December 31, 2011)
First Payment Date:	February 6, 2013		3rd Most Recent NOI:	$17,166,983 (December 31, 2010)
Maturity Date:	January 6, 2023
	Interest-only for 60 months;		Historical Occupancy
Amortization:	360 months thereafter		Most Recent Occupancy:	98.8% (December 16, 2012)
Additional Debt(1):	None		2nd Most Recent Occupancy:	82.1% (December 31, 2011)
Call Protection:	L(18), YM1(96), O(6)		3rd Most Recent Occupancy:	92.5% (December 31, 2010)
(1)   See “Future Mezzanine of Subordinate Indebtedness Permitted” herein.
(2)   See “Initial Reserves” and “Ongoing Reserves” herein.
(3)   Based on amortizing debt service payments. The current interest only payments result in an Underwritten NOI DSCR and Underwritten NCF DSCR of 3.42x and 3.07x, respectively.
(4)   See “Property Summary” herein.
(5)   See “Property Management” herein.
(6)   The majority of the increase from the Most Recent NOI to Underwritten NOI is the result of leasing activity within the portfolio. At the Tampa Commons Property, Travelers has leased 86,523 sq. ft. for seven years commencing June 1, 2013, paying annual rent of $1,903,489 which was reflected in Underwritten NOI but not in Most Recent NOI Period. At the Siemens Quadrangle II Property, Siemens has occupied the Property since its inception in 2001 and on July 1, 2011 Siemens Real Estate renewed its lease paying annual rent of $3,284,940. The new lease was structured so that in year one rent was fully abated, and only five months of rental income is being reflected for the Most Recent NOI Period. The difference results in a $1,916,210 increase in annual rent. At the 2000 Park Lane Property, Cigna has leased several suites totaling 172,663 sq. ft. Lease commencement dates for each of the suites range between October 1, 2011 and October 1, 2012, and end dates range between December 31, 2021 and December 31, 2024. The Cigna lease results in an increase of $1,903,436 in annual base rent and an increase of $1,347,011 in reimbursements. Other tenants within the Portfolio who executed leases during 2012 account for an addition $380,064 in annual rent increase.

Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
Immediate Repairs:	$1,128,000	$0
Free Rent:	$1,514,881	$0
TI/LC:	$7,456,265	$141,266

Financial Information
Cut-off Date Balance / Sq. Ft.:	$101
Balloon Balance / Sq. Ft:	$91
Cut-off Date LTV:	67.1%
Balloon LTV:	60.7%
Underwritten NOI DSCR(3):	2.35x
Underwritten NCF DSCR(3):	2.12x
Underwritten NOI Debt Yield:	13.2%
Underwritten NCF Debt Yield:	11.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$129,710,000 67.1% 2.12x 13.2%

Property Summary
Property Name	Location	Sq. Ft.	Year Built / Renovated	Allocated Cut-off Date Balance	Appraised Value	Occupancy(1)
Tampa Commons	Tampa, FL	254,808	1985 / 2007	$29,985,160	43,820,000	99.7
Siemens Quadrangle II	Orlando, FL	226,548	2001 / NAP	27,470,276	39,800,000	100.0
2000 Park Lane	Pittsburgh, PA	234,859	1993 / 2012	25,632,476	38,500,000	100.0
Lakepointe Corporate Center 3 & 5	Charlotte, NC	224,427	2001 and 2006 / NAP	19,345,265	28,000,000	100.0
Edgewater Corporate Center One	Fort Mill, SC	182,000	2006 / NAP	15,089,306	22,400,000	100.0
Baldwin Point	Orlando, FL	164,766	2005 / NAP	12,187,517	20,700,000	90.7
Total / Wtd. Avg.:		1,287,408		$129,710,000	$193,220,000	98.8%
(1)	As of December 16, 2012.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Property Name	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(1) (2)	% of Annual U/W Base Rent(1) (2)	Lease Expiration
Siemens Real Estate(3)	A+/Aa3/A+	Siemens Quadrangle II	226,548	17.6%	$15.69	14.9%	8/31/2019
The Lash Group, Inc.(4)	A-/Baa2/A-	Lakepointe Corporate Center 3 & 5	205,639	16.0	$20.71	17.9	4/30/2016
The Travelers Indemnity Company	A+/A2/A	Tampa Commons and Baldwin Point	192,392	14.9	$22.03	17.8	6/30/2015(8)
Decision One Mortgage Company, LLC(5)	AA-/Aa3/A+	Edgewater Corporate Center One	182,000	14.1	$14.50	11.1	8/31/2016
Connecticut General Life Insurance Company(6)	BBB/Baa2/BBB+	2000 Park Lane	172,663	13.4	$14.11	10.2	12/31/2024(9)
Subtotal / Wtd. Avg.			979,242	76.1%	$17.49	71.9%
Other	Various	Various	283,432	22.0%	$23.66	28.1%	Various
Miscellaneous(7)	NAP	Various	8,535	0.7	NAP	NAP	NAP
Vacant	NAP	Various	16,199	1.3	NAP	NAP	NAP
Total / Wtd. Avg.			1,287,408	100.0%	$18.87	100.0%
(1)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent include contractual rent steps through June 30, 2013.
(2)
U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space and UW base rent for management office space.

(3)	Credit rating is for Siemens Real Estate’s parent company Siemens AG
(4)	Credit rating is for The Lash Group’s parent company AmerisourceBergen Specialty Group, Inc.
(5)	Credit rating is for the lease guarantor, HSBC Finance Corporation.
(6)	Credit rating is for CIGNA.
(7)	Miscellaneous space includes management office space and a fitness center located at the 2000 Park Lane Property.
(8)
The Travelers Indemnity Company occupies 86,523 sq. ft. that expires on May 31, 2020 at the Tampa Commons Property and occupies 105,869 sq. ft. that expires on June 30, 2015 at the Baldwin Point Property.

(9)
Connecticut General Life Insurance Company occupies 172,663 sq. ft. of which 34,561 sq. ft. expires 12/31/2021, 36,417 sq. ft. expires 12/31/2022, and 101,685 sq. ft. expires 12/31/2024. Connecticut General Life Insurance Company has a one-time right to contract the premises by one full floor (“Contraction Option”) effective on 12/31/2019 by providing landlord with written notice by 12/31/2018. In the event that Connecticut General Life Insurance Company exercises the Contraction Option, the portion of the premises to be contracted shall be the fourth floor premises. Connecticut General Life Insurance Company is required to pay to landlord an amount equal to the sum of any and all unamortized brokerage fees and LAN Room/Fourth Floor premises improvement allowance. Connecticut General Life Insurance Company has the right to terminate this lease as to the cafeteria premises effective at any time on or after 1/1/2018 by providing at least 365 days prior written notice to landlord.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$129,710,000 67.1% 2.12x 13.2%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1) (2)	% U/W Base Rent Rolling(1) (2)	Cumulative % of U/W Base Rent(1) (2)
2013	6	52,488	4.1%	52,488	4.1%	$22.33	4.9%	4.9%
2014	0	0	0.0	52,488	4.1%	$0.00	0.0	4.9%
2015	9	210,414	16.3	262,902	20.4%	$21.83	19.3	24.2%
2016	10	420,877	32.7	683,779	53.1%	$18.20	32.1	56.3%
2017	1	5,033	0.4	688,812	53.5%	$18.00	0.4	56.7%
2018	1	10,731	0.8	699,543	54.3%	$21.25	1.0	57.7%
2019	1	226,548	17.6	926,091	71.9%	$15.69	14.9	72.6%
2020	3	158,974	12.3	1,085,065	84.3%	$25.10	16.7	89.3%
2021	2	39,507	3.1	1,124,572	87.4%	$15.10	2.5	91.8%
2022	1	36,417	2.8	1,160,989	90.2%	$14.17	2.2	94.0%
Thereafter	3	101,685	7.9	1,262,674	98.1%	$14.08	6.0	100.0%
Miscellaneous(3)	5	8,535	0.7	1,271,209	98.7%	NAP	NAP
Vacant	NAP	16,199	1.3	1,287,408	100.0%	NAP	NAP
Total / Wtd. Avg.	42	1,287,408	100.0%			$18.87	100.0%
(1)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through June 20, 2013.
(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space and UW base rent for management office space.

(3)	Miscellaneous space includes management office space and a fitness center located at the 2000 Park Lane Property.

The Loan.    The SOP Portfolio loan (the “SOP Portfolio Loan”) is a $129,710,000, fixed rate loan secured by the borrower’s fee simple interest in six office properties located in four states (each a “Property” and together the “Properties” or “SOP Portfolio”) as detailed in the Property Summary table above. The SOP Portfolio Loan has a 10-year term, an initial interest-only period of 60 months and amortizes on a 30-year amortization schedule thereafter. The SOP Portfolio Loan accrues interest at 3.8000%. Loan proceeds were used to acquire the Properties, pay closing costs of approximately $1.5 million, and fund upfront reserves of approximately $10.1 million.  On January 14, 2013, the One West Fourth Street Mortgage Property with an allocated purchase price of $58.1 million and an Allocated Loan Amount of $43,900,000 was released from the lien of the SOP Portfolio Loan at 110% of the Allocated Loan Amount. At closing, the Sponsor contributed $74.1 million in cash equity. Based on the acquisition price in the Properties less the property released, closing costs and upfront reserves, the SOP Portfolio Loan represents an aggregate loan to cost ratio of 68.0%.  Based on the “as is” aggregate appraised value of $193.2 million, the aggregate cut-off date LTV is 67.1%.

The Borrower / Sponsor.     Each of the seven borrowers is a single purpose bankruptcy remote Delaware limited partnerships (as identified in the Mortgage Loan Information table above) (each, a “Borrower”, and collectively, the “Borrowers”), with two independent directors in its organizational structure. IX WR Office Portfolio Holdings, L.P., directly owns the Borrowers, which is indirectly 52.3% owned by Starwood Distressed Opportunity Fund IX-1 U.S. L.P. and 47.7% owned by Starwood Distressed Opportunity Fund IX Global, L.P. (the “Guarantors”).  Starwood IX Management, L.P. is the general partner of each Guarantor. The Guarantors are private funds, sponsored by Starwood Capital Group. The mandate of the funds is to invest in both distressed and non-distressed opportunities.

Starwood Capital Group is a privately held global investment firm owned by its more than 60 partners. Founded in 1991 in the depth of the RTC real estate crisis, Starwood has completed over 465 transactions representing assets of nearly $36 billion as of September 30, 2012. The company manages assets worth $22 billion and helped to create four public companies which have gone on to acquire an additional $20 billion in assets.

Starwood Capital Group has approximately 240 employees located across eleven offices in six countries including the global headquarters in Greenwich, San Francisco, Washington, D.C., Atlanta, Los Angeles, Chicago, London, Paris, Luxembourg, Mumbai and Sao Paulo. Over the past 20 years, Starwood Capital Group has raised nearly $16 billion of equity and sponsored twelve co-mingled opportunistic funds including two dedicated debt funds, two dedicated hotel funds and several stand-alone and co-investment partnerships on behalf of the world’s leading institutional and high net worth investors. The company invested in almost every asset class – including multifamily, office, retail, hotel, industrial, residential and commercial land, senior housing, mixed-use and golf, and in all levels of the capital structure – including equity, preferred equity, mezzanine debt and senior debt, depending on the risk-reward profile.

While Starwood Capital Group’s roots are in the real estate markets, the company’s investment discipline applies across all asset classes. In August 2009, Starwood Capital Group created Starwood Property Trust, Inc. (NYSE: STWD), a publicly traded real estate finance company that focuses on originating and investing in commercial mortgage loans and other commercial real estate-related debt investments. With an initial market capitalization of $950 million, STWD was, at the time of its IPO, the largest blind pool company ever created and traded on the NYSE. STWD has since had three secondary offerings on the NYSE raising an additional $1.4 billion of

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$129,710,000 67.1% 2.12x 13.2%

capital. STWD is externally managed by an entity that is 100% owned by Starwood Capital Group. Finally, Starwood Capital Group created and sponsors SH Group, a hotel management company which owns the environmentally-focused 1 Hotels & Resorts brand and holds the Baccarat hotel license, as well as other potential future hotel brands.

The Properties.

The Properties are six Class A office properties comprising 1,287,408 sq. ft. and are located in four states and five markets. The SOP Portfolio was 98.8% occupied by a total of 26 tenants of which include eight investment grade tenants or tenants with investment grade parents occupying 87.9% of the total net rentable area and representing 88.3% of the total underwritten base rental income, as of December 16, 2012. Four of the six Properties are 100.0% occupied.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$129,710,000 67.1% 2.12x 13.2%

Tampa Commons – Tampa, FL (23.1% of the SOP Portfolio Loan, based on Allocated Loan Amount)

Property Information.  Tampa Commons is a Class A office tower located in Tampa, FL. The Property is prominently situated at the intersection of two of Tampa’s main arteries, West Kennedy Boulevard and Dale Mabry Highway. The building was built in 1985 and was last renovated in 2007. The 13-story building has ten units across 254,808 sq. ft. and sits on a 3.4 acre site. The Property has 990 parking spaces located in a seven-story detached parking garage. The Property is located in a suburban location. The city of Tampa is located in southwest Hillsborough County, about 5 miles west of the Tampa Central Business District and 5 miles southeast of the Tampa International Airport. The Property is located in the Westshore Business District comprising of 12 million sq. ft. of office space, two major shopping complexes, over two dozen hotels and an international airport. The Property is proximate to several major destinations including Tampa International Airport, International Plaza Mall, and Westshore Mall.

The three largest tenants at the Property are The Travelers Indemnity Company (86,523 sq. ft., lease expiration: May 31, 2020); Time Customer Service, Inc. (69,159 sq. ft., lease expiration: June 30, 2020); and Wilkes & McHugh P.A. (29,474 sq. ft., lease expiration: October 31, 2013).

Market Information.  Per the appraisal, the Property is located in the Tampa Bay Regional Market which is comprised of 45.7 million sq. ft. of office space with an average occupancy rate of 80.5% and an average rental rate of $19.64 per sq. ft. as of the second quarter 2012.  The Property is further located in the Westshore Submarket, which is comprised of 12.4 million sq. ft. of office space.  As of the second quarter 2012, the submarket occupancy was 84.1% and the average rent was $23.50 per square foot. According to the appraisal, overall positive year-to-date absorption of 130,854 square feet of office space in the Tampa Bay region reflects improving market conditions and further recovery is anticipated for the second half of 2012 and the foreseeable future. The average vacancy rate in the Westshore submarket as of the second quarter 2012 was 15.3%, and this is slightly lower than the regional average of 19.5%. Based on year-to-date absorption of 185,271 square feet, the Westshore submarket is leading the region in terms of demand.

Summary of Comparable Properties (1)
Property Name	Location	Year Built	Occupancy	NRA	Annual Rent Per Sq. Ft.	Expense Basis
Tampa Commons	Tampa, FL	1985	99.7%	254,808	$24.60(2)	-
Colonial Place	Tampa, FL	1985	88.0%	199,554	$22.50	Full Service

Westshore	Tampa, FL	1984	85.0%	127,872	$24.00	Full Service

Kennedy Center	Tampa, FL	1980	85.0%	95,869	$22.00	Full Service

Tower Place	Tampa, FL	1988	64.0%	182,214	$25.00	Full Service

Westshore Corporate	Tampa, FL	1988	78.0%	169,795	$23.00	Full Service
(1)	Source: Appraisal.
(2)	Annual Rent Per Sq. Ft. for the Property is based on the underwritten occupied base rent and underwritten occupied sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$129,710,000 67.1% 2.12x 13.2%

Siemens Quadrangle II – Orlando, FL (21.2% of the SOP Portfolio Loan, based on Allocated Loan Amount)

Property Information.  Siemens Quadrangle II is a Class A office property located within the University submarket of Orlando, Florida. Built in 2001, the 226,548 sq. ft., four-story office building sits on a 13.26 acre site. The Property has 1,073 parking spaces located in an open parking lot. The Property is located in the Quadrangle office park, approximately 11 miles northeast of the Orlando central business district and just west of the University of Central Florida, which, with a total enrollment of 60,000 students, is the fifth largest university in the nation. The neighborhood consists primarily of public and governmental facilities, office parks, student-oriented apartments, single family residential homes and a growing inventory of commercial projects. The subject neighborhood is significantly influenced by the rapidly growing University of Central Florida and the adjacent office and research parks.

The Property is 100% leased to Siemens Real Estate, the real estate arm of Siemens AG.  The lease terminates on August 31, 2019. Siemens Real Estate has two-five year extension options. Siemens occupies approximately 1.2 million sq. ft. within the Quadrangle office park spread throughout six separate properties.

Market Information.  Per the appraisal, the Property is located in the Orlando Market which is comprised of 35.9 million sq. ft. of office space with an average occupancy rate of 83.5% and an average rental rate of $19.24 per sq. ft. as of the third quarter 2012.  The Property is further located in the University Research Submarket, which is comprised of 2.4 million sq. ft. of office space.  As of the third quarter 2012, the submarket occupancy was 86.5% and the average rent was $20.80 per square foot.

Summary of Comparable Properties (1)
Property Name	Location	Year Built	Occupancy	NRA	Annual Rent Per Sq. Ft.	Expense Basis
Siemens Quadrangle II	Orlando, FL	2001	100.0%	226,548	$14.50(2)	-
Raytheon	Orlando, FL	2009	100.0%	65,147	$16.00	NNN

Celebration Office	Celebration, FL	1995	100.0%	68,566	$13.50	NNN

Town Park 600	Lake Mary, FL	2006	88.0%	199,585	$13.50	Adj. Net

Northpoint Building	Lake Mary, FL	1997	100.0%	157,358	$13.75	NNN

Hard Rock Café	Orlando, FL	1999	100.0%	63,000	$12.50	NNN
(1)	Source: Appraisal.
(2)	Annual Rent Per Sq. Ft. for the Property is based on the underwritten occupied base rent and underwritten occupied sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$129,710,000 67.1% 2.12x 13.2%

2000 Park Lane – Pittsburgh, PA (19.8% of the SOP Portfolio Loan, based on Allocated Loan Amount)

Property Information.  2000 Park Lane is a Class A, suburban office building located in Pittsburgh, Pennsylvania near the Parkway West Corridor and the Pittsburgh International Airport. Built in 1993, the 234,859 sq. ft., seven-story office building sits on a 15.11 acre site. There is an additional 7.77 acres of excess land at the Property. Currently there are 882 parking spaces. There are current plans to extend the parking lot to add an additional 180 spaces. Amenities at the Property include a fitness center and a cafeteria. Land uses within the subject neighborhood consist of a mixture of commercial and residential development. 2000 Park Lane is also adjacent to 3000 Park Lane, a separately owned building that is 100% leased to Cigna. Together these buildings form a strategic corporate campus environment for Cigna. Cigna is currently relocating from its downtown location spending an additional $30 per sq. ft. to fit out their space at the Property

The Property is 100.0% leased to Connecticut General Life Insurance Company (“Cigna”) (172,663 sq. ft., lease expiration: December 31, 2024) and Computer Associates International, Inc. (56,447 sq. ft., lease expiration: December 31, 2015).

Market Information.  Per the appraisal, the Property is located in the Greater Pittsburgh Market, which is comprised of 121.9 million sq. ft. of office space with an average occupancy rate of 91.9% and an average rental rate of $18.73 per sq. ft. as of the third quarter 2012.  The Property is further located in the Parkway West Submarket, which is comprised of 8.8 million sq. ft. of office space.  As of the third quarter 2012, the submarket occupancy was 91.4% and the average rent was $19.93 per square foot.

Summary of Comparable Properties (1)
Property Name	Location	Year Built	Occupancy	NRA	Annual Rent Per Sq. Ft.	Expense Basis
2000 Park Lane	Pittsburgh, PA	1993	100.0%	234,859	$14.78(2)	-
Marquis Office Plaza	Pittsburgh, PA	1988	0.0%	70,000	$19.95	Full Service

RIDC West Industrial Park	Pittsburgh, PA	1999	63.0%	63,944	$22.50	Full Service

RIDC Park West	Pittsburgh, PA	2002	90.0%	104,000	$17.50	Full Service

One Robinson Plaza	Pittsburgh, PA	1977	25.0%	60,000	$18.50	Full Service

24 Summit Park	Pittsburgh, PA	2005	74.0%	35,000	$24.75	Full Service
(1)	Source: Appraisal.
(2)	Annual Rent Per Sq. Ft. for the Property is based on the underwritten occupied base rent and underwritten occupied sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$129,710,000 67.1% 2.12x 13.2%

Lakepointe Corporate Center 3 & 5 – Charlotte, NC (14.9% of the SOP Portfolio Loan, based on Allocated Loan Amount)

Property Information.  LakePointe Corporate Center 3 & 5 (together, the “Property”) are two Class-A suburban office buildings totaling 224,427 square feet and are located in Charlotte, North Carolina. LakePointe Corporate Center 3 was built in 2006 and sits on a 6.88 acre site while LakePointe Corporate Center 5 was built in 2001 and sits on an 8.22 acre site.  Both buildings are four-stories and are LEED silver certified. There are combined 1,008 surface parking spaces located at the Property. LakePointe Corporate Center 3 & 5 offer a park-like setting with outdoor seating and walking trails, and 24 hour security patrol. LakePointe Corporate Center 5 features a first-floor café which is managed by the Lash Group. It also offers a fitness center. The Property is located in the city of Charlotte and is considered a suburban location. Land uses within the neighborhood are predominantly focused on the strong transportation modes that lie within easy reach – in particular, Charlotte Douglas International Airport and Interstates 77 and 485. Thus, the primary land uses are industrial and office, with other developments including a mixture of commercial and residential developments. Primary thoroughfare, Billy Graham Parkway provides good access from the Property to Interstate 85 and Interstate 77 as well as to Charlotte/Douglas International Airport.

The three largest tenants at Lakepointe Corporate Center 3 & 5 are The Lash Group, Inc. (205,639 sq. ft., lease expiration: April 30, 2016); Apex Systems, Inc. (8,023 sq. ft., lease expiration: December 31, 2015); and Saussy Burbank, LLC (5,033 sq. ft., lease expiration: March 31, 2017).

Market Information.  Per the appraisal, the Property is located in the Charlotte MSA Market which is comprised of 97.2 million sq. ft. of office space with an average occupancy rate of 87.8% and an average rental rate of $19.14 per sq. ft. as of the third quarter 2012.  The Property is further located in the Airport Submarket, which is comprised of 12.6 million sq. ft. of office space.  As of the third quarter 2012, the submarket occupancy was 81.2% and the average rent was $15.66 per square foot.

Summary of Comparable Properties (1)
Property Name	Location	Year Built	Occupancy	NRA	Annual Rent Per Sq. Ft.	Expense Basis
Lakepointe Corporate Center 3 &5	Charlotte, NC	2001 and 2006	100.0%	224,427	$22.67(2)	-
Three Coliseum Center	Charlotte, NC	1996	43.0%	193,830	$18.00	Full Service

Six Coliseum Center	Charlotte, NC	1998	64.0%	157,602	$18.75	Full Service

One Lakepointe Plaza	Charlotte, NC	1989	69.0%	118,206	$18.00	Full Service

Two Lakepointe Plaza	Charlotte, NC	1994	64.0%	104,374	$17.50	Full Service

One Coliseum Center	Charlotte, NC	1990	94.0%	151,877	$18.00	Full Service
(1)	Source: Appraisal.
(2)	Annual Rent Per Sq. Ft. for the Property is based on the underwritten occupied base rent and underwritten occupied sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$129,710,000 67.1% 2.12x 13.2%

Edgewater Corporate Center One – Fort Mill, SC (11.6% of the SOP Portfolio Loan, based on Allocated Loan Amount)

Property Information.  Edgewater Corporate Center One is a Class A suburban office building located in Fort Mill, South Carolina. Built in 2006, the 182,000 sq. ft., five-story office building sits on a 13.00 acre site.  An onsite parking deck containing 623 spaces together with an onsite surface parking lot containing 407 spaces collectively offer 1,030 spaces for the Property. The Property is LEED Silver Certified. The Property is in the city of Fort Mill and is considered a suburban location. The City of Fort Mill is situated in northern Lancaster County, and the Property is about 20 miles south of the Charlotte central business district. Edgewater Corporate Center One is part of the Edgewater Corporate Park, which is a 90-acre master-planned Class A office park. Tenants in the park include the Property and two medical office users. Park amenities include heavy landscaping and walking trails around a 5.5 acre lake. The immediate area surrounding the subject is a newer area of development, consisting of commercial uses along the major thoroughfares and residential uses along the arterials. The majority of development has been built since 1990 with a sizeable element added in the 2000’s. Given its principal South Carolina address and proximity to Charlotte, NC, tenants benefit from a favorable business and tax climate while also benefitting from the executive housing and amenities of South Charlotte.

The Property is 100.0% leased to Decision One Mortgage Company, LLC, a division of HSBC Finance Corporation, who is also the lease guarantor. The lease expires on August 31, 2016.  The tenant has vacated the Property and subleased 100.0% of the space to four sub-tenants: Washington Group (80,854 sq. ft.), Titanium Holdings (45,152 sq. ft.), Strategic Outsourcing (37,953 sq. ft.) and Culinary Solutions (5,127 sq. ft.).  All four subleases expire on August 31, 2016.

Market Information.  Per the appraisal, the Property is located in the Charlotte MSA Market, which is comprised of 97.2 million sq. ft. of office space with an average occupancy rate of 87.8% and an average rental rate of $19.14 per sq. ft. as of the third quarter 2012.  The Property is further located in the South/Highway 51 Submarket, which is comprised of 14.9 million sq. ft. of office space.  As of the third quarter 2012, the submarket occupancy was 85.5% and the average rent was $22.36 per square foot.

Summary of Comparable Properties (1)
Property Name	Location	Year Built	Occupancy	NRA	Annual Rent Per Sq. Ft.	Expense Basis
Edgewater Corporate Center One	Fort Mill, SC	2006	100.0%	182,000	$17.27(2)	-
Rutledge Building	Fort Mill, SC	2001	90.0%	34,037	$17.50	Full Service

Pickney Building	Fort Mill, SC	2004	81.0%	34,037	$17.50	Full Service

Wellman Building	Fort Mill, SC	2004	49.0%	39,000	$19.00	Full Service

Toringdon V	Charlotte, NC	2004	75.0%	72,310	$23.00	Full Service

The Harris Building	Charlotte, NC	2008	89.0%	259,740	$26.00	Full Service

Cullman Park	Charlotte, NC	2000	92.0%	106,871	$23.00	Full Service
(1)	Source: Appraisal.
(2)	Annual Rent Per Sq. Ft. for the Property is based on the underwritten occupied base rent and underwritten occupied sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$129,710,000 67.1% 2.12x 13.2%

Baldwin Point – Orlando, FL (9.4% of the SOP Portfolio Loan, based on Allocated Loan Amount)

Property Information.  Baldwin Point is a Class A suburban office building located in Orlando, Florida. Built in 2005, the 164,766 sq. ft., four-story office building sits on a 9.22 acre site.  There is a parking lot that provides 826 parking spaces at the Property. The Property is a contemporary design that includes lakefront setting, attractive stone and wood lobby finishes, 9’ and 10’ ceilings, café, restrooms with automatic fixtures, loading dock, freight elevator and large floor plates. The Property is situated in the central/northeastern portion of the Orlando MSA about four miles northeast of the Orlando Central Business District. Land uses within the subject neighborhood consist of a mixture of mostly single family residential, intermixed with multifamily, office and retail uses. Baldwin Park is a 1,100 acre master planned, upscale infill mixed use community, which began development in 1999 as a redevelopment of the former Orlando Naval Training Center. It now has 217 acres of parks; 1.3 million square feet of office space; along with 1,820 multifamily units and 788 single family homes. The community is organized around the village center with 350,000 square feet of retail space, 200,000 square feet of professional office space, and 550 multi-family units. Baldwin Park Development is approximately 85% complete and continues to have a strong positive impact on the subject neighborhood. The appeal is the central location with neo traditional well planned design and plentiful of amenities with easy access to downtown and other major employers.

The three largest tenants at the Property are: The Travelers Indemnity Company (105,869 sq. ft., lease expiration: June 30, 2015); Parsons Transportation Group, Inc. (11,672 sq. ft., lease expiration: March 31, 2013); and Allegra Direct – South Inc. (10,731 sq. ft., lease expiration: February 28, 2018).

Market Information.  Per the appraisal, the Property is located in the Orlando Market which is comprised of 35.9 million sq. ft. of office space with an average occupancy rate of 83.5% and an average rental rate of $19.24 per sq. ft. as of the third quarter 2012.  The Property is further located in the 436 Corridor Submarket which is comprised of 1.6 million sq. ft. of office space.  As of the third quarter 2012, the submarket occupancy was 84.9% and the average rent was $17.58 per square foot.

Summary of Comparable Properties (1)
Property Name	Location	Year Built	Occupancy	NRA	Annual Rent Per Sq. Ft.	Expense Basis
Baldwin Point	Orlando, FL	2005	90.7%	164,766	$20.75(2)	-
Baldwin Park III	Orlando, FL	2008	100.0%	47,500	$24.00	Full Service

DRMP Building	Orlando, FL	2006	95.0%	77,655	$23.50	Full Service

Landmark Center I & II	Orlando, FL	1983	73.0%	453,000	$23.00	Full Service

Maitland Colonnades	Martland, FL	1986	92.0%	262,756	$21.00	Full Service

University Corporate Center I	Orlando, FL	1999	91.0%	124,019	$23.00	Full Service
(1)	Source: Appraisal.
(2)	Annual Rent Per Sq. Ft. for the Property is based on the underwritten occupied base rent and underwritten occupied sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$129,710,000 67.1% 2.12x 13.2%

Major Tenants.  As of as of December 16, 2012, the SOP Portfolio was 98.8% occupied by a total of 26 tenants of which include eight investment grade tenants or tenants with investment grade parents occupying 87.9% of the total net rentable area and representing 88.3% of the total underwritten base rental income. The Portfolio’s tenant base is well diversified across a broad spectrum of industries including: financial services, insurance, legal services and pharmaceuticals.

The three largest tenants within the Portfolio occupy in the aggregate 48.5% of the total net rentable area of the SOP Portfolio and account for 50.6% of the underwritten base rental income.

Siemens Real Estate (“Siemens”, 226,548 sq. ft., 17.6% of the aggregate net rentable area, 14.9% of the underwritten occupied base rent). Siemens, the real estate arm of Siemens Aktiengesellschaft rated A+/Aa3/A+ (Fitch/Moody’s/S&P), an electronics and electrical engineering company, operates in the engineering, energy, healthcare and infrastructure sectors worldwide. The Siemens portfolio includes industry automation and drives products and services, and system integration and solutions for plant business. Siemens offers various products, services, and solutions for the efficient use of resources and energy and for productivity in industry and infrastructure areas. The Siemens is also involved in the commercial finance, treasury, financing and investment management and insurance solutions. Siemens Aktiengesellschaft was founded in 1847 and is headquartered in Munich, Germany.

The Lash Group, Inc. (“Lash”, 205,639 sq. ft., 16.0% of the aggregate net rentable area, 17.9% of the underwritten occupied base rent). Lash operates as a subsidiary of AmerisourceBergen Specialty Group, Inc. rated A-/Baa2/A- (Fitch/Moody’s/S&P). Lash designs, develops and implements patient and provider support programs for healthcare providers and pharmaceutical manufacturers. Lash offers reimbursement services, such as benefit verification, prior authorization assistance, billing and coding support, appeals management, payer policy research and surveillance, specialty pharmacy coordination, clinical trial and expanded access program transition, patient assistance, copay programs, and adherence services. Lash was founded in 1986 and is based in Charlotte, North Carolina. AmerisourceBergen Corporation is a pharmaceutical services company that provides drug distribution and related services to healthcare providers and pharmaceutical manufacturers primarily in the United States and Canada. The company distributes brand name and generic pharmaceuticals, over-the-counter healthcare products, home healthcare supplies and equipment, and related services to various healthcare providers. It also offers various services, such as pharmaceutical packaging, pharmacy automation, inventory management, reimbursement and pharmaceutical consulting and staffing services, logistics services, and pharmacy management. AmerisourceBergen Corporation was founded in 1985 and is headquartered in Chesterbrook, Pennsylvania.

The Travelers Indemnity Company (“Travelers”, Rated: A+/A2/A (Fitch/Moody’s/S&P), 192,392 sq. ft., 14.9% of the net rentable area, 17.8% of the underwritten occupied base rent). The Travelers Companies, Inc., through its subsidiaries, provides various commercial and personal property and casualty insurance products and services to businesses, government units, associations, and individuals primarily in the United States. The company operates in three segments: Business Insurance, Financial, Professional, and International Insurance, and Personal Insurance. The Business Insurance segment offers property and casualty products and services, such as commercial multi-peril, property, general liability, commercial auto, and workers’ compensation insurance. The Financial, Professional, and International Insurance segment provides surety and financial liability coverage, which uses a credit-based underwriting process, and property and casualty products primarily in the United Kingdom, Canada, and the Republic of Ireland. The Personal Insurance segment offers property and casualty insurance covering personal risks, primarily automobile and homeowners insurance to individuals. It distributes its products through independent agents, wholesale agents, brokers, sponsoring organizations, and direct marketing. The company was founded in 1853 and is based in New York, New York. The Travelers Companies, Inc. trades on the New York Stock Exchange under the ticker symbol “TRV”.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$129,710,000 67.1% 2.12x 13.2%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 10/31/2012	U/W (1)	U/W Per Sq. Ft.
In Place Base Rent	$23,514,278	$19,041,098	$18,386,999	$24,608,036	$19.11
Vacancy Gross Up	0	0	0	358,154	0.28
Mark to Market Adjustments(2)	0	0	0	(1,542,021)	(1.20)
Straight Line Rent(3)	0	0	0	800,695	0.62
Total Base Rent	$23,514,278	$19,041,098	$18,386,999	$24,224,864	$18.82
Total Recoveries	1,151,127	1,037,745	744,001	3,118,794	2.42
Other Income(4)	1,096,811	877,661	508,906	508,906	0.40
Less: Vacancy	0	0	0	(1,963,722)	(8.1%)
Effective Gross Income	$25,762,216	$20,956,504	$19,639,906	$25,888,842	$20.11
Total Operating Expenses	8,595,233	7,587,906	7,473,730	8,822,200	6.85
Net Operating Income(5)	$17,166,983	$13,368,598	$12,166,176	$17,066,642	$13.26
TI/LC	0	0	0	1,287,408	$1.00
Capital Expenditures	0	0	0	438,416	0.34
Net Cash Flow	$17,166,983	$13,368,598	$12,166,176	$15,340,818	$11.92
(1)	U/W Base Rent based on December 16, 2012 rent rolls with rent steps through June 30, 2013.
(2)
Mark to Market Adjustments were based on market rents and applied to 17 tenants. Credit tenant occupying spaces that were given a mark to market adjustment were adjusted down to midway between the actual market rent and their UW rent.

(3)	A straight line rent adjustment was applied to credit tenants CIGNA and Siemens Real Estate. Rents were straight line over the earlier of the respective lease term or loan term.
(4)	Other income includes tenant services income, after hours HVAC, antenna income, and billbacks.
(5)
The majority of the increase from the Most Recent NOI to Underwritten NOI is the result of leasing activity within the portfolio. At the Tampa Commons Property, Travelers Indemnity Company has leased 86,523 sq. ft. for seven years commencing June 1, 2013, paying annual rent of $1,903,489 which was reflected in Underwritten NOI but not in Most Recent NOI Period. At the Siemens Quadrangle II Property, Siemens Real Estate has occupied the Property since its inception in 2001 and on July 1, 2011 Siemens Real Estate renewed its lease paying annual rent of $3,284,940. The new lease was structured so that in year one rent was fully abated, and only five months of rental income is being reflected for the Most Recent NOI Period. The difference results in a $1,916,210 increase in annual rent. At the 2000 Park Lane Property, Cigna has leased several suites totaling 172,663 sq. ft. Lease commencement dates for each of the suites range between October 1, 2011 and October 1, 2012, and end dates range between December 31, 2021 and December 31, 2024. The Cigna lease results in an increase of $1,903,436 in annual base rent and an increase of $1,347,011 in reimbursements. Other tenants within the Portfolio who executed leases during 2012 account for an addition $380,064 in annual rent increase.

Property Management.    The SOP Portfolio is managed by three property managers. Five of the six Properties will be managed by two national property management firms, Jones Lang LaSalle Americas, Inc. and CBRE, Inc., with the remaining Property managed by local firm, Trinity Partners LLC.

Lockbox / Cash Management.    The SOP Portfolio Loan is structured with a hard lockbox and springing cash management.  Active cash management and a full sweep of excess cash flow is triggered upon the (i) an event of default under the SOP Portfolio Loan, (ii) the SOP Portfolio Loan fails to maintain a DSCR of at least 1.15x for one quarter and (iii) occurrence of a Rolling Tenant Non-Renewal Event, which occurs if a Rolling Tenant fails to give notice of its intent to renew its lease on or prior to the notice date set forth in such lease. Rolling Tenant shall mean each of the following tenants: with respect to the Properties located at (i) LakePointe Corporate Center 3 and LakePointe Corporate Center 5, The Lash Group, Inc., (ii) Edgewater Corporate Center One, each of HSBC Finance Corp. and any subtenants thereof, (iii) Siemens Quadrangle II, Siemens Real Estate, a Division of Siemens Corporation, (iv) 2000 Park Lane, Connecticut General Life Insurance Company, and (v) Baldwin Point, The Travelers Indemnity Company.

Initial Reserves.    At closing, the Borrowers deposited in the aggregate (i) $7,456,265 into a TI/LC reserve account for outstanding tenant improvement and leasing commission obligations, (ii) $1,514,881 into a free rent reserve account for the purpose of reserving funds for existing free rent periods or rent abatements that are in effect and (iii) $1,128,000 into an immediate repairs reserve account for the parking lot expansion at the 2000 Park Lane Mortgage Property.

Ongoing Reserves.    Upon DSCR dropping below 1.25x for one calendar quarter, Borrower shall deposit 1/12 the estimate of annual real estate taxes and insurance premiums into a real estate tax and insurance reserve and $37,288 into a replacement reserve.  The replacement reserve is subject to a cap of $1,342,352. Borrower is required to make monthly deposits into the TI/LC reserve account in the amount of $141,266 for the first thirty payment dates and $107,284, thereafter.  In addition, any termination payments received from Rolling Tenants shall be deposited into the TI/LC reserve account. During a Rolling Tenant Non-Renewal Event, Borrower shall deposit an amount equal to $20.00 per square foot multiplied by the number of sq. ft. for the applicable Rolling Tenant into the TI/LC reserve account (taking into account, and giving credit to, the pro rata share of any TI/LC monthly reserve deposits allocable to the space occupied by such applicable Rolling Tenant). The TI/LC reserve account is subject to a reserve cap in the amount of $3,862,224. In lieu

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$129,710,000 67.1% 2.12x 13.2%

of making cash deposits into the TI/LC reserve account, the Borrower shall have the option of posting a lender-approved evergreen letter of credit.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. The SOP Portfolio Loan permits the mezzanine borrower to incur mezzanine debt secured by 100% of the direct equity ownership in the Borrower after the second anniversary of the closing date provided that, amongst other things, (i) no event of default under the SOP Portfolio Loan then exists, (ii) the combined LTV shall not exceed the LTV at loan closing, (iii) the combined DSCR shall not be less than the UW DSCR at loan closing and (iv) an acceptable intercreditor agreement is obtained.

Partial Release. The SOP Portfolio Loan documents permit the Borrower to obtain a release of a Property from the lien of the related mortgage after the lockout period, subject to, among other things, (i) no event of default under the SOP Portfolio Loan then exists, (ii) payment of the Release Price, (iii) payment of yield maintenance and (iv) the DSCR for the remaining Properties shall be equal to or greater than the greater of (a) the closing date UW DSCR and (b) the DSCR prior to the release date.  The Release Price shall mean (i) in connection with the release of Individual Properties located at 2000 Park Lane, Siemen’s Quadrangle II and Tampa Commons, 120% of the Allocated Loan Amount of each applicable individual Property and (ii) in connection with the release of individual Properties other than the individual Properties identified in clause (i) above (x) 115% of the Allocated Loan Amount of each applicable individual Property for up to no more than two of such individual Properties designated in writing by Borrower and (y) 120% of the Allocated Loan Amount for each remaining individual Property. The individual Properties known as Lakepoint Corporate Center 3 and LakePointe Corporate Center 5 shall collectively constitute as one individual Property and neither shall be released without the simultaneous release of other.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$129,710,000 67.1% 2.12x 13.2%

Lansing
Detroit
MICHIGAN
Lake Erie
Erie
NEW YORK
CATSKILL MTS.
Hartford
CT
RI
Scranton
New Haven
BLUE MTS.
Bridgeport
Toledo
Fort Wayne
Cleveland
Newark
New York
PENNSYLVANIA
Trenton
Akron
Pittsburgh
Harrisburg
INDIANA
OHIO
NJ
Wilmington
Philadelphia
Indianapolis
Columbus
MARYLAND
Dover
Baltimore
DE
Cincinnati
Annapolis
WEST VIRGINIA
Washington
Huntington
Louisville
Frankfort
Charleston
Charlottesville
Richmond
Lexington
Lynchburg
Roanoke
VIRGINIA
Virginia Beach
KENTUCKY
Norfolk
APPALACHIAN MTS.
Winston-Salem
Durham
Nashville
Knoxville
Greensboro
Raleigh
TENNESSEE
Charlotte
NORTH CAROLINA
Asheville
Chattanooga
Fort Mill
Greenville
SOUTH CAROLINA
Huntsville
Wilmington
Atlanta
Athens
Columbia
Atlantic Ocean
Birmingham
Augusta
Macon
ALABAMA
GEORGIA
Charleston
Montgomery
Columbus
Savannah
Albany
Jacksonville
Tallahassee
Gainesville
Daytona Beach
Gulf of Mexico
Orlando
FLORIDA
Melbourne
Tampa
St. Petersburg
SOP Portfolio
1 Tampa Commons — Tampa, FL
2 Siemens Quadrangle II — Orlando, FL
3 2000 Park Lane — Pittsburgh, PA
4 Lakepointe Corporate Center 3 & 5 — Charlotte, NC
5 Edgewater Corporate Center One — Fort Mill, SC
6 Baldwin Point — Orlando, FL

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

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301 Light Street & 201 East Pratt Street Baltimore, MD 21202	Collateral Asset Summary Harborplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,799,262 70.2% 1.71x 10.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

301 Light Street & 201 East Pratt Street Baltimore, MD 21202	Collateral Asset Summary Harborplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,799,262 70.2% 1.71x 10.3%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Retail - Anchored
Sponsor (1):	Ben Ashkenazy		Collateral:	Leasehold
Borrower:	AAC HP Realty LLC		Location:	Baltimore, MD
Original Balance:	$76,000,000		Year Built / Renovated:	1980 / NAP
Cut-off Date Balance:	$75,799,262		Total Sq. Ft.:	148,928
% by Initial UPB:	5.1%		Property Management:	Jones Lang LaSalle Americas, Inc.
Interest Rate:	4.0400%		Underwritten NOI:	$7,799,757
Payment Date:	6th of each month		Underwritten NCF:	$7,471,502
First Payment Date:	January 6, 2013		Appraised Value:	$108,000,000
Maturity Date:	December 6, 2022		Appraisal Date:	October 18, 2012
Amortization:	360 months
Additional Debt:	$10,700,000 Mezzanine Loan		Historical NOI
Call Protection:	L(26), D(89), O(5)		Most Recent NOI:	$5,242,445 (December 31, 2012)
Lockbox / Cash Management:	Hard / In-place		2nd Most Recent NOI:	$4,470,133 (December 31, 2011)
			3rd Most Recent NOI:	$4,914,559 (December 31, 2010)
Reserves(2)
	Initial	Monthly	Historical Occupancy(4)
Taxes:	$341,499	$85,375	Most Recent Occupancy:	94.6% (July 24, 2012)
Insurance:	$0	Springing	2nd Most Recent Occupancy:	90.9% (December 31, 2011)
Replacement:	$0	$2,473	3rd Most Recent Occupancy:	90.3% (December 31, 2010)
TI/LC:	$0	$24,734
(1)   The Sponsor is also the sponsor of the mortgage loan in the pool known as The Village of Cross Keys, which has an original principal balance of $24,750,000.
(2)    See “Initial Reserves” and “Ongoing Reserves” herein.
(3)    Total Debt includes the mezzanine loan described under “Current Mezzanine or Subordinate Indebtedness” herein.
(4)    Historical Occupancy shown in the table above is based on historical occupancy percentages provided by the Borrower.

Ground Rent:	$21,875	$21,875
Bridge Work Reserve:	$1,448,387	$0
Developer Work Reserve:	$1,956,000	$0
General Landlord Obligation Holdback:	$910,940	$0

Financial Information
	Mortgage Loan	Total Debt(3)
Cut-off Date Balance / Sq. Ft.:	$509	$581
Balloon Balance / Sq. Ft.:	$406	$478
Cut-off Date LTV:	70.2%	80.1%
Balloon LTV:	56.0%	65.9%
Underwritten NOI DSCR:	1.78x	1.45x
Underwritten NCF DSCR:	1.71x	1.39x
Underwritten NOI Debt Yield:	10.3%	9.0%
Underwritten NCF Debt Yield:	9.9%	8.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

301 Light Street & 201 East Pratt Street Baltimore, MD 21202	Collateral Asset Summary Harborplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,799,262 70.2% 1.71x 10.3%

Anchor and Major Tenant Summary
	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area (Sq. Ft.)	U/W Annual Base Rent Per Sq. Ft.(1)	% of Owned U/W Base Rent(2)	Lease Expiration	2012 Total Sales (000s)	Sales Per Sq. Ft.(3)	Occupancy Cost (% of Sales)(3)(4)
Anchor Tenants
H&M(5)(6)(7)(8)	NR/NR/NR	19,838	13.3%	$34.18	8.7%	01/31/2022	$6,292	$317	14.4%
Urban Outfitters(9)(10)	NR/NR/NR	13,704	9.2	$44.00	7.7	01/31/2018	$4,178	$305	28.0
Subtotal		33,542	22.5%	$38.19	16.5%		$10,470	$312	19.8%

Major In-Line Tenants
Bubba Gump Shrimp Company(11)	NR/NR/NR	13,682	9.2%	$73.22	12.9%	04/30/2023	NAV	NAV	NAV
Ripley’s Believe It or Not(12)(13)	NR/NR/NR	13,490	9.1	$25.18	4.4	06/30/2022	NAV	NAV	NAV
M & S Grill	NR/NR/NR	7,000	4.7	$32.75	2.9	10/31/2018	$4,039	$577	13.6
Uno Chicago Bar & Grill(14)	NR/NR/NR	6,605	4.4	$64.34	5.5	12/31/2019	$3,457	$523	15.7
The Cheesecake Factory	NR/NR/NR	6,385	4.3	$93.50	7.7	01/31/2016	$9,905	$1,551	10.4
Tir Na No’g Bar & Grill(15)	NR/NR/NR	6,335	4.3	$60.00	4.9	08/31/2015	$3,343	$528	14.4
Hooters	NR/NR/NR	5,767	3.9	$104.00	7.7	02/28/2015	$2,933	$509	23.6
Subtotal		59,264	39.8%	$60.28	45.9%		$23,677	$400	21.2%

Other	Various	48,086	32.3%	$60.89	37.6%	Various	14,581	$303	18.8%
Vacant	NAP	8,036	5.4	NAP	NAP	NAP		NAP	NAP
Total/Wtd. Avg.		148,928	100.0%	$55.23	100.0%		NAP	NAP	NAP
(1)   U/W Annual Base Rent Per Sq. Ft. includes percentage in lieu rent that was calculated based on 2012 total sales and underwritten rent steps taken through March 31, 2014.
(2)   % of Owned U/W Base Rent is based on total occupied underwritten base rent and excludes any gross up of vacant space.
(3)   Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on 2012 Total Sales.
(4)   Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent, inclusive of contractual rent steps through March 31, 2014 as well as percentage rent that was calculated based on 2012 Total Sales and (ii) the tenant-by-tenant expense recoveries per the rent roll dated July 24, 2012, divided by the 2012 Total Sales.
(5)    H&M has one, five-year extension option.
(6)    If H&M’s net sales fail to exceed $4.8 million in the 4th year of the lease in 2015, H&M shall have the right to terminate the lease upon not less than 365 days notice.
(7)    If tenant Urban Outfitters ceases to operate its business prior to the expiration of the lease term in January 31, 2018, then tenant H&M shall have the right to pay, in lieu of minimum annual rental, percentage rent and all additional rent (excluding utilities), in an amount equal to 6% of net sales.
(8)   In the event tenant Urban Outfitters fails to continue operations for a period of twelve consecutive months, then tenant H&M shall have the right to terminate the lease upon 180 days notice.
(9)    Urban Outfitters has one, five-year extension option.
(10)  If at any time during tenant’s lease term, less than 70% of the Harborplace Property is open and operating for business to the public for six consecutive months, tenant Urban Outfitters shall pay, in  lieu of minimum rent, percentage rent and additional rent, in an amount equal to 6% of gross sales. In such event, Urban Outfitters shall also have the right to terminate its lease with 30 days notice.
(11)  Bubba Gump Shrimp Company has two, five-year extension options.
(12)  Ripley’s Believe It or Not has two, five-year extension options.
(13)  If tenant’s attendance to the leased premises fails to exceed 140,000 paid visitors beginning in the 40th calendar month, which is October 2015, and ending on the 52nd calendar month, which is October 2016, of its lease term, tenant shall have the right to terminate the lease upon 365 days notice. Additionally, if for a period of twelve consecutive months during the lease term, less than 70% of retail tenants are open for business and the tenant’s net sales for such twelve consecutive month period decrease by more than 15%, the tenant shall have the right to terminate the lease with 60 days notice.
(14)  Uno Chicago Bar & Grill has one, five-year extension option.
(15)  Tir Na No’g Bar & Grill has one, five-year extension option.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

301 Light Street & 201 East Pratt Street Baltimore, MD 21202	Collateral Asset Summary Harborplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,799,262 70.2% 1.71x 10.3%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)(3)	% Base Rent Rolling(2)(3)	Cumulative % of U/W Base Rent(2)(3)
2013	3	1,737	1.2	1,737	1.2%	$69.78	1.6%	1.6%
2014	1	859	0.6	2,596	1.7%	$97.37	1.1	2.7%
2015	6	18,590	12.5	21,186	14.2%	$68.32	17.0	19.8%
2016	5	11,639	7.8	32,825	22.0%	$53.32	8.3	28.1%
2017	4	2,740	1.8	35,565	23.9%	$97.14	3.6	31.7%
2018	6	24,628	16.5	60,193	40.4%	$47.92	15.8	47.5%
2019	2	11,728	7.9	71,921	48.3%	$51.21	8.1	55.6%
2020	1	3,006	2.0	74,927	50.3%	$54.72	2.2	57.8%
2021	4	8,135	5.5	83,062	55.8%	$56.36	6.2	64.0%
2022	11	43,488	29.2	126,550	85.0%	$37.24	21.7	85.7%
2023	2	14,342	9.6	140,892	94.6%	$74.28	14.3	100.0%
Thereafter	0	0	0.0	140,892	94.6%	$0.0	0.0	100.0%
Vacant	NAP	8,036	5.4	148,928	100.0%	NAP	NAP
Total / Wtd. Avg.	45	148,928	100.0%			$52.88	100.0%
(1)   Certain tenants may have early termination options that may become exercisable prior to the stated lease expiration date in the subject lease. Such early termination dates are not considered in this chart.
(2)   Annual U/W Base Rent Per Sq. Ft., % Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through March 31, 2014.
(3)   Annual U/W Base Rent Per Sq. Ft., % Base Rent Rolling and Cumulative % of U/W Base Rent are based on the occupied base rent and occupied sq. ft., and exclude any gross up of vacant space.

The Loan. The Harborplace loan (the “Harborplace Loan”) is a $76.0 million ($510 per sq. ft.) fixed rate loan secured by the borrower’s leasehold interest in a 148,928 sq. ft. lifestyle center, located at 301 Light Street & 201 East Pratt Street on the Inner Harbor in Baltimore, Maryland (the “Harborplace Property”). The Harborplace Loan has a 10-year term, accrues interest at a fixed rate equal to 4.0400% and amortizes on a 30-year schedule.

Loan proceeds, along with a mezzanine loan in the amount of $10.7 million and borrower equity of $18.9 million, were used to acquire Harborplace Property for a purchase price of $98.5 million, upfront reserves of approximately $4.7 million and pay closing costs of approximately $2.4 million. Based on the appraised value of $108.0 million as of October 18, 2012, the cut-off date LTV on the Harborplace Loan is 70.2%.

The Borrower / Sponsor.    The borrower, AAC HP Realty LLC (the “Borrower”), is a single-purpose, Delaware limited liability company structured to be bankruptcy remote, with two independent directors in its organization structure. The non-recourse carve out Guarantor and Sponsor to the Loan is Ben Ashkenazy (the “Sponsor”).

The Sponsor is the CEO/Chairman of the Ashkenazy Acquisition Corporation. Headquartered in New York City, Ashkenazy Acquisition Corporation is a private real estate investment firm focusing on retail and office assets. Ashkenazy Acquisition has acquired over 13.0 million sq. ft. of retail, office and residential properties, located throughout the United States and Canada. The company has a portfolio containing more than 100 buildings valued at approximately $5.0 billion. Per the Sponsor’s unaudited financial statements dated December 31, 2011, Ben Ashkenazy has total assets in excess of $966.2 million, with liquidity of at least $17.7 million and a reported net worth of $965.7 million.

The Property.    The Harborplace Property consists of two, two-story buildings, with no on-site parking in the Baltimore Central Business District. Each pavilion is connected by pedestrian bridges to neighboring retail and hotel properties.  Across the street from the Pratt Street Pavilion is the Renaissance Baltimore Harborplace, a luxury hotel adjacent to the Baltimore Convention Center.  Across the street from the Light Street Pavilion is the Hyatt’s Regency Baltimore, a hotel that overlooks the Inner Harbor. The Property’s improvements were constructed in 1980 and are situated on two building pads facing the Inner Harbor, comprising 3.13 acres.

The Harborplace Property is located in a neighborhood known as the Inner Harbor, along the Pratt Street corridor of the Baltimore Central Business District. The area is accessed by Camden Station (MARC commuter rail system), the Light Rail system, and I-95. The area is anchored by two of the City’s largest employers - the Johns Hopkins University and the University of Maryland Medical System - and includes tourist attractions including the National Aquarium, the U.S.S. Constellation, the Maryland Science Center, and the Camden Yards sports complex, which lies two blocks to the west. The neighborhood is characterized as a downtown urban area with adequate municipal services and a mix of governmental, office, retail, hotel and residential uses. The immediate area contains over 18.6 million sq. ft. of competitive, multi-tenanted office space of divergent ages. It also has over 4,300 apartment units and over 5,500 hotel rooms. Overall, the Harborplace Property is well-located according to the appraiser, with ease of access and proximity to neighborhood amenities.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

301 Light Street & 201 East Pratt Street Baltimore, MD 21202	Collateral Asset Summary Harborplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,799,262 70.2% 1.71x 10.3%

The chart below details the Harborplace Property’s tenancy by general type.

Harborplace Tenant Type Summary
Tenant Type	Total Sq. Ft.	% of Owned Sq. Ft.	U/W Annual Base Rent Per. Sq. Ft.(1)	% of Total U/W Base Rent(1)(2)	Average Remaining Lease Term (Yrs)	2012 Total Sales Per Ft.	Occupancy Cost %(3)
Anchor Tenants	33,542	22.5%	$38.19	16.5%	7.4	$312	19.8%
In-Line >10,000 sq. ft.	27,172	18.2%	$49.37	17.2%	9.8	NAV	NAV
In-Line ≤10,000 sq. ft.	79,554	53.4%	$62.14	63.5%	5.4	$477	15.7%
Kiosk	624	0.4%	$345.64	2.8%	4.0	$498	24.4%
Vacant	8,036	5.4%	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(4)	148,928	100.0%	$55.23	100.0%
(1)   U/W Annual Base Rent Per Sq. Ft., % of Total UW Base Rent  includes percentage in lieu rent that was calculated based on the 2012 Total sales and underwritten rent steps taken through March 31, 2014.
(2)   % of Total U/W Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(3)   Occupancy Cost % is calculated as the sum of (i) underwritten base rent, inclusive of contractual rent steps through March 31, 2014 as well as percentage rent that was calculated based on 2012 Total Sales and (ii) the tenant-by-tenant expense recoveries per the rent roll dated July 24, 2012, divided by the 2012 Total Sales.
(4)    Wtd. Avg. U/W Annual Base Rent Per Sq. Ft. is based on total occupied collateral sq. ft. of 140,892.

The Market.    The Harborplace Property is located in the City of Baltimore in Maryland. The Baltimore area is generally considered to be all of the Baltimore Primary Metropolitan Statistical Area (PMSA), which encompasses over 2,600 sq. miles and includes the City of Baltimore and the Suburban Maryland counties of Anne Arundel, Baltimore, Carroll, Harford, Howard and Queen Anne’s. The 2012 population of the Baltimore PMSA was estimated by Claritas to be 2,729,307, which is an increase of 6.9% from the 2000 census. The most significant growth occurred in Harford, Howard and Queen Anne’s Counties; in addition, these areas are also forecasted to experience the highest level of future growth during the period from 2012 to 2017.

The area surrounding the Harborplace Property is characterized as a downtown urban area with adequate municipal services and a mix of governmental, office, retail, hotel and residential uses. The main focal point in the downtown area is the Inner Harbor. The Inner Harbor area is a major tourist attraction featuring restaurants, shops and museums located along the waterfront. The largest concentration of retailers is found near the waterfront, at the Harborplace Property and the nearby Harborplace Pavilions retail center.  Access to the neighborhood is generally provided by various one-way streets which merge into interstate highways leading to the surrounding suburbs.

The Baltimore area has historically been an industrial / manufacturing center, although over time this industry has declined in importance along with the overall national trend toward service related industries. The City’s current industrial base includes more than 700 companies, such as the General Motors Truck Assembly Plant, Poly Seal, Millennium Inorganic Chemicals, Domino Sugar and the pharmaceutical company Alpharma. Warehouse/distribution companies number approximately 950 within the city, collectively employing more than 17,500. The financial services industry is comprised of more than 1,400 companies, from Deutsche Bank/Alex Brown (the private client brokerage arm of Deutsche Bank’s AG’s U.S. brokerage division), Legg Mason, and T. Rowe Price, to a major center for Rochester-based M&T Bank. Government employment comprises almost 19% of the total, non-agricultural employment in the Baltimore PMSA. The 2012 estimated population within a 1-, 3- and 5-mile radius of the Harborplace Property is 40,275, 252,874 and 527,442, respectively.  Over the period from 2,000 to 2012, the annual population growth rate within a 1-, 3- and 5-mile radius has been 0.7%, -0.6% and -0.5% respectively.  The average household income within a 1-, 3- and 5-mile radius of the Harborplace Property is $63,344, $47,104 and $49,674, respectively, compared to $51,808 for the City of Baltimore.  The percentage of households earning an average income of more than $100,000 within a 1-, 3- and 5-mile radius of the Harborplace Property is 18.0%, 10.1% and 10.4% respectively.

Per a market research report, as of 4Q 2012, the Baltimore PMSA retail market contains approximately 136.9 million sq. ft. of inventory in 11,281 buildings. Vacancy rate for the quarter was 5.3%, a 0.2% decrease from the previous quarter’s vacancy rate of 5.5%  Net absorption for the quarter was positive 464,196 sq. ft. with 292,747 sq. of new completions. The average rental rate for the quarter was $18.09 per sq. ft.

Per a market research report, as of 4Q 2012, the Harborplace Property’s CBD Baltimore retail submarket had approximately 6.9 million sq. ft. of inventory in 469 buildings. The vacancy rate for the submarket was 4.8%.  There were no new deliverables within the quarter.  As of 4Q 2012, the average rental rate was $22.61 per sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

301 Light Street & 201 East Pratt Street Baltimore, MD 21202	Collateral Asset Summary Harborplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,799,262 70.2% 1.71x 10.3%

Competitive Property Summary(1)
Property	Built / Renovated	Total GLA	Anchor Tenants	Occupancy %	Proximity (miles)
Harborplace Property	1980 / NAP	148,928	H&M, Urban Outfitters	94.6%	Subject
Harbor East	2007	143,543	Arhaus Furniture, Art Craft Collection, White House Black Market	100.0%	1.0
Clarendon Market Commons	2004	267,205	Whole Foods, Lime Fresh, Blue Mercury	99.0%	44.7
Clarendon Center South	2010	105,361	Trader Joe’s, Circa Restaurant, Burapa Thai	99.0%	44.6
Pier IV Building	2003	135,405	Chipotle, Dick’s Last Resort, Potbelly Sandwich Works	100.0%	0.5
(1)  Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	12/31/2012	U/W	U/W Per Sq. Ft.(1)
Base Rent(2)	$5,658,935	$5,714,427	$5,814,747	$7,450,350	$50.03
Value of Vacant Space(3)	0	0	0	446,480	3.00
Percentage Rent (4)	$764,054	$650,246	287,874	330,930	$2.22
Gross Potential Rent	$6,422,989	$6,364,673	$6,102,621	$8,227,760	$55.25
Total Recoveries	3,102,113	3,028,946	3,675,161	4,721,636	31.70
Total Other Income(5)	930,291	857,134	480,517	442,059	2.97
Less: Vacancy(6)	0	0	0	(653,670)	(5.0%)
Effective Gross Income	$10,455,393	$10,250,753	$10,258,299	$12,737,785	$85.53
Total Operating Expenses(7)	5,540,834	5,780,620	5,015,854	4,938,029	33.16
Net Operating Income	$4,914,559	$4,470,133	$5,242,445	$7,799,757	$52.37
TI/LC	0	0	0	298,469	2.00
Capital Expenditures	0	0	0	29,786	0.20
Net Cash Flow	$4,914,559	$4,470,133	$5,242,445	$7,471,502	$50.17
(1)   U/W Per Sq. Ft. based on collateral square footage of 148,928.
(2)   U/W Base Rent is based on the rent roll dated July 24, 2012. Base rent calculated based on base rent plus rent steps through March, 2014.
(3)   U/W Value of Vacant Space is based on the vacant sq. ft. as of the rent roll dated July 24, 2012 grossed up at market rents.
(4)   Percentage Rent is based on actual lease terms applied to 2012 Total Sales.
(5)   Other Income includes income from specialty leasing tenants and their respective reimbursements.
(6)   U/W Vacancy of 5% of gross income.
(7)   U/W Total Operating Expense includes ground rent of $262,500 per the terms of the ground lease.

Property Management.    The Harborplace Property is managed by Jones Lang LaSalle Americas, Inc., a Maryland corporation.

Lockbox / Cash Management.    The Harborplace Loan is structured with a hard lockbox and in-place cash management. All excess cash is required to be swept into a lender controlled cash management account upon the occurrence of a “Cash Sweep Event” (as defined below). Upon the occurrence of a Cash Sweet Event, funds in the Cash Management Account shall be held as additional collateral for the Loan.

A “Cash Sweep Event” means (a) an event of default, (b) the bankruptcy of Guarantor, Borrower or Manager, (c) if the DSCR falls below 1.15x, as determined by lender, (d) if the debt yield falls below 7.5% as determined by lender, (e) a required roof reserve event or (f) a mezzanine event of default.

Initial Reserves.    At closing, the Borrower deposited (i) $1,448,387 into the bridge work reserve account to be used for the costs associated with the repair and/or reconstruction of the Upper Light Street Bridge on the Harborplace Property in accordance with the Ground Lease, (ii) $1,956,000 into the developer work reserve account to be used for costs associated with certain improvements to the Harborplace Property in accordance with the Ground Lease, (iii) $910,940 as a general landlord obligation holdback, (iv) $341,499 into a real estate tax reserve account and (v) $21,875 into the ground lease reserve account. See “Ground Lease” herein.

Ongoing Reserves.    The Harborplace Loan documents require monthly escrows to be deposited in the amount of (i) 1/12th of the taxes that lender estimates will be payable during the next ensuing 12 months into a tax reserve account, (ii) $2,473 into a capital expenditure/replacement reserve account, which reserve is capped at $59,362, (iii) $24,734 into a TI/LC reserve account, which reserve is capped at $1,250,000 and (iv) $21,875  in the ground rent reserve account. Borrower will be required to deposit 1/12th of the insurance premium that the lender estimates will be payable for the renewal of the coverages on each monthly payment date when an approved blanket insurance policy is not in full force.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

301 Light Street & 201 East Pratt Street Baltimore, MD 21202	Collateral Asset Summary Harborplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,799,262 70.2% 1.71x 10.3%

Current Mezzanine or Subordinate Indebtedness.    I&G Holding Mezz 3, LLC provided a $10,700,000 mezzanine loan to finance the acquisition, which requires interest-only payments at a rate of 9.250% and is coterminous with the Harborplace Loan.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

Ground Lease.    The Harborplace Property is also encumbered by a 108-year ground lease dated July 18, 1979, as amended (the “Ground Lease”). The landlord is the Mayor and City Council of Baltimore. The current annual ground rent payment is $262,500. Commencing August 1, 2022 and each 5th anniversary of said date thereafter and continuing to July 31, 2054, the annual basic rental rate shall increase by 5% over the previous five-year period.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

301 Light Street & 201 East Pratt Street Baltimore, MD 21202	Collateral Asset Summary Harborplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,799,262 70.2% 1.71x 10.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

301 Light Street & 201 East Pratt Street Baltimore, MD 21202	Collateral Asset Summary Harborplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,799,262 70.2% 1.71x 10.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

301 Light Street & 201 East Pratt Street Baltimore, MD 21202	Collateral Asset Summary Harborplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,799,262 70.2% 1.71x 10.3%

Harborplace
301 Light Street & 201 East Pratt Street
Baltimore, MD 21202
BALTIMORE
Mt. Vernon
Downtown
Inner Harbor
Little Italy
Harbor East
Harbor Point
Otterbein
Federal Hill
Sharp-Leadenhall
Riverside
South Baltimore
Patapsco River
Inner Harbor
Antique Row
Maryland General Hospital
Read Street Shopping District
Washington Monument
The Walters Art Museum
The Peabody Institute
Preston Gardens
Baltimore Sun Building
Mercy Medical Center
Lexington Market
Charles Center
Baltimore City Hall
War Memorial Plaza
Phoenix Shot Tower
Jewish Museum of Maryland
Power Plant Live!
Hippodrome Theatre
1st Mariner Arena
Fallon Federal Building
US Courthouse
Bank of American Building
Port Discovery Children's Museum
Holocaust Memorial
Baltimore City Comm. College
Carroll Mansion
Star Spangled Banner House
Reginald F. Lewis Mus. of African Am. History & Culture
University of Maryland Medical Center
Univ. of MD School of Medicine
The Gallery at Harborplace
McKeldin Plaza
Pratt Street Pavilion
World Trade Ctr.
Harborplace Amphitheatre
Light Street Pavilion
Maritime Museum
National Aquarium in Baltimore
Marine Mammal Pavilion
Center of Marine Biotechnology
Public Works Museum
Baltimore Civil War Museum
Baltimore Convention Center
Oriole Park at Camden Yards
Baltimore Visitors Center
Rams Head Live!
Marriott Waterfront Hotel
National Katyn Memorial
Four Seasons Baltimore Hotel
Federal Reserve Bank
University Specialty Hospital
Maryland Science Ctr./ IMAX Theater
Rash Field
Federal Hill Park
American Visionary Arts Museum
Baltimore Maritime Museum
M&T Bank Stadium
Cross Street Market
Baltimore-Washington Intl. Airport 9 miles
METRO SUBWAY
LIGHT RAIL
Lexington Market
Charles Center
Shot Tower
Univ. Center/ Baltimore St.
Convention Center
Camden Yards
Hamburg St.
Centre St.
83
395
40
2
BALTIMORE
WASHINGTON D.C.
Towson
Dundalk
Columbia
Ellicott City
Catonsville
Annapolis
Bowie
Rockville
Silver Spring
Bethesda
Laurel
Odenton
Severn
Glen Burnie
Chesapeake Bay

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

231 South LaSalle Street Chicago, IL 60604	Collateral Asset Summary 231 South LaSalle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,806,897 68.6% 1.86x 11.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

231 South LaSalle Street Chicago, IL 60604	Collateral Asset Summary 231 South LaSalle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,806,897 68.6% 1.86x 11.6%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Office - CBD
Sponsor:	Michael Silberberg, Moishe Hellman		Collateral:	Fee Simple
Borrower:	SL 231 LaSalle LLC, Gefen Chicago		Location:	Chicago, IL
	LLC, Gefen Chicago II LLC		Year Built / Renovated:	1924 / 1994
Original Balance:	$75,000,000		Total Sq. Ft.(3):	986,062
Cut-off Date Balance:	$74,806,897		Property Management:	SL 231 LaSalle Property Manager, LLC,
% by Initial UPB:	5.0%			as manager, and Jones Lang LaSalle
Interest Rate:	4.1585%			Americas (Illinois), LP, as sub-manager
Payment Date:	6th day of month		Underwritten NOI:	$8,701,583
First Payment Date:	January 6, 2013		Underwritten NCF:	$8,163,963
Maturity Date:	December 6, 2022		Appraised Value:	$109,000,000
Amortization:	360 months		Appraisal Date:	October 22, 2012
Additional Debt(1):	None
Call Protection:	L(26), D(87), O(7)		Historical NOI
Lockbox / Cash Management:	Hard / In-Place		Most Recent NOI:	$8,367,151 (December 31, 2012)
			2nd Most Recent NOI:	$7,448,334 (December 31, 2011)
Reserves(2)			3rd Most Recent NOI:	$5,475,074 (December 31, 2010)
	Initial	Monthly
Taxes:	$1,579,764	$263,294	Historical Occupancy(3)
Insurance:	$23,964	$23,964	Most Recent Occupancy:	96.6% (July 1, 2012)
Replacement:	$1,500,000	Springing	2nd Most Recent Occupancy:	85.0% (December 31, 2011)
TI/LC:	$1,500,000	Springing	3rd Most Recent Occupancy:	85.0% (December 31, 2010)
GSA Reserve:	$4,747,550	$0
(1)   Future Mezzanine debt is permitted. See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(2)   See “Initial Reserves” and “Ongoing Reserves” herein.
(3)   Certain space is subleased and/or dark at the 231 South LaSalle Property.  The figures listed above represent the space leased at the 231 South LaSalle Property.  The occupied square footage is 78.1%.

Free Rent Reserve:	$1,782,984	$0
Accretive Health:	$5,177	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$76
Balloon Balance / Sq. Ft.:		$61
Cut-off Date LTV:		68.6%
Balloon LTV:		55.0%
Underwritten NOI DSCR:		1.99x
Underwritten NCF DSCR:		1.86x
Underwritten NOI Debt Yield:		11.6%
Underwritten NCF Debt Yield:		10.9%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

231 South LaSalle Street Chicago, IL 60604	Collateral Asset Summary 231 South LaSalle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,806,897 68.6% 1.86x 11.6%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area(2)	U/W Base Rent Per Sq. Ft.(3)	% of Total Annual U/W Base Rent(3) (4)	Lease Expiration
Bank of America(5)(6)	A/Baa2/A-	789,061	80.0%	$8.87	62.4%	12/31/2017
Accretive Health(7)	NR/NR/NR	72,669	7.4	$21.02	13.6	Various
US Army Corps of Engineers (GSA) (8)(9)	AAA/Aaa/AA+	63,678	6.5	$28.00	15.9	10/31/2022
Jos A Bank(10)	NR/NR/NR	7,359	0.7	$42.00	2.8	1/31/2017
Ann Taylor(11)	NR/NR/NR	5,357	0.5	$36.60	1.7	1/31/2014
Subtotal / Wtd. Avg.		938,124	95.1%	$11.53	96.4%

Other	Various	14,307	1.5%	$28.42	3.6%	Various
Vacant	NAP	33,631	3.4	NAP	NAP	NAP
Total / Wtd. Avg.		986,062	100.0%	$11.38	100.0%
(1)   Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)   % of Net Rentable Area is based on total sq. ft. of 986,062 per the July 1, 2012 rent roll.
(3)   U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent include contractual rent steps through January 1, 2014.
(4)   % of Total Annual U/W Base Rent is based on total occupied underwritten base rent and exclude any gross up of vacant space.
(5)   At closing, Bank of America executed a new five year lease for approximately its 789,061 sq. ft. at the 231 South LaSalle Property. Bank of America has subleased out 439,725 sq. ft. to various sub-tenants (all subleases extend through 2023), including 248,183 sq. ft. to Northern Trust Bank (AA-/A1/A+). For comparison purposes, the average gross sublease rent is $23.11 per sq. ft., compared to average gross rent under the Bank of America lease of $20.93 per sq. ft.  Bank of America directly occupies 167,249 sq. ft. on four floors within the 231 South LaSalle Property. Bank of America has sub-landlord obligations on the subleased space through June 30, 2023.  The remaining 182,087 sq. ft. of the Bank of America space is dark.
(6)   Bank of America has one, five-year and six-month extension and followed by six, five year extensions.
(7)   Accretive Health leases two spaces at the 231 South LaSalle Property with 44,385 sq. ft. expiring July 31, 2021 and 28,284 sq. ft. expiring February 28, 2022. Each lease has one, five year extension.
(8)   The term of the GSA lease is 10 years from the date that the parties enter into a lease amendment acknowledging that substantial completion has occurred. For U/W purposes, it has been assumed that the GSA lease expires on October 31, 2022.
(9)   The rating listed for the GSA is that of the United States of America.
(10) Jos A Bank has two, five year extensions.  Sales information is not available for this tenant.
(11) Ann Taylor has one, five year extension.  Sales information is not available for this tenant.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(3)(4)	% U/W Base Rent Rolling(3)(4)	Cumulative % of U/W Base Rent (3)(4)
MTM	2	1,512	0.2%	1,512	0.2%	$27.78	0.4%	0.4%
2013	3	2,909	0.3%	4,421	0.4%	$7.81	0.2	0.6%
2014	2	7,055	0.7%	11,476	1.2%	$32.60	2.0	2.6%
2015	0	0	0.0%	11,476	1.2%	$0.00	0.0	2.6%
2016	2	1,822	0.2%	13,298	1.3%	$47.18	0.8	3.4%
2017	31	797,922	80.9%	811,220	82.3%	$9.23	65.6	69.0%
2018	0	0	0.0%	811,220	82.3%	$0.00	0.0	69.0%
2019	0	0	0.0%	811,220	82.3%	$0.00	0.0	69.0%
2020	1	4,864	0.5%	816,084	82.8%	$34.11	1.5	70.5%
2021	1	44,385	4.5%	860,469	87.3%	$19.12	7.6	78.1%
2022(5)	3	91,962	9.3%	952,431	96.6%	$26.77	21.9	100.0%
2023	0	0	0.0%	952,431	96.6%	$0.00	0.0	100.0%
Thereafter	0	0	0.0%	952,431	96.6%	$0.00	0.0	100.0%
Vacant	NAP	33,631	3.4%	986,062	100.0%	NAP	NAP
Total / Wtd. Avg.	45	986,062	100.0%			$11.38	100.0%
(1)   The rollover schedule does not consider sublease tenants.
(2)   Certain tenants may have early termination options that may become exercisable prior to the stated lease expiration date in the subject lease. Such early termination dates are not considered in this chart.
(3)   Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through January 1, 2014 and includes straightlined rent.
(4)   Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft., and exclude any gross up of vacant space.
(5)   The term of the GSA lease is 10 years from the date that the parties enter into a lease amendment acknowledging that substantial completion has occurred. For U/W purposes, it has been assumed that the GSA lease expires  on October 31, 2022.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

231 South LaSalle Street Chicago, IL 60604	Collateral Asset Summary 231 South LaSalle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,806,897 68.6% 1.86x 11.6%

The Loan.    The 231 South LaSalle loan (the “231 South LaSalle Loan”) is a $75,000,000 ($76 per sq. ft.), fixed rate loan secured by the borrowers’ fee simple interest in a 986,062 sq. ft. Class B office building located at 231 South LaSalle Street in Chicago, Illinois (the “231 South LaSalle Property”). The 231 South LaSalle Loan has a 10-year term, accrues interest at a fixed rate equal to 4.1585% per annum and amortizes on a 30-year schedule.

The 231 South LaSalle Loan proceeds of $75,000,000, together with an equity contribution from the Borrower of $35,161,593 were used to acquire the 231 South LaSalle Property for a purchase price of $97,000,000, fund total upfront reserves of $11,139,439 and pay closing costs of $2,022,155. Based on the appraised value of $109,000,000 as of October 22, 2012, the cut-off date LTV is 68.6%.

The Borrower / Sponsor.    The borrowers, SL 231 LaSalle LLC, Gefen Chicago LLC, and Gefen Chicago II LLC (collectively the “Borrowers”), are three single purpose limited liability companies structured to be bankruptcy-remote, with two independent directors in each of their respective organizational structures. The 231 South LaSalle Property is owned through a tenancy-in-common structure, with SL 231 LaSalle LLC, Gefen Chicago LLC, and Gefen Chicago II LLC having ownership interests of 87.5%, 5.5% and 7.0%, respectively. Michael Silberberg, one of the non-recourse carveout guarantors for the 231 South LaSalle Loan, has indirect control of SL 231 LaSalle LLC and Moishe Hellman (Moishe Hellman and Michael Silberberg, collectively, the “Sponsors”), the other non-recourse carve out guarantor has indirect control of Gefen Chicago LLC and Gefen Chicago II LLC.

Michael Silberberg, along with other investors, owned five office properties in Chicago as of the closing of the 231 South LaSalle Street Loan.  311 South Wacker Drive, 550 West Jackson Street, 180 North LaSalle Street, 111 West Jackson Street, and the Civic Opera building (20 North Wacker Street).  Michael Silberberg has 20 years of experience in transactional real estate law and is currently a partner at Silberberg & Kirschner LLP, a NYC law firm.  Since 1988 Michael Silberberg has privately invested, syndicated and managed many commercial and residential multi-family projects across the country and has also participated in various private equity and loan transactions as well. Per Michael Silberberg’s unaudited financial statements dated October 1, 2012, his reported net worth and liquidity are $137,629,497 and $15,295,000, respectively.

Moishe Hellman is a New York City based real estate investor. He has ownership interest in 23 properties throughout the north-east, with a total equity contribution of $48,857,110. Per Moishe Hellman’s unaudited financial statements dated October 1, 2012, his reported net worth and liquidity are $56,657,110 and $1,300,000, respectively.

The Property.     The 231 South LaSalle Property consists of a 23-story, 986,062 sq. ft. Class B office building, situated on a 2.15-acre site. The 231 South LaSalle Property is located at 231 South LaSalle Street in Chicago, Illinois. The neoclassical improvements were originally constructed in 1924 and renovated in 1994, when a retail arcade was added to the ground floor. The 231 South LaSalle Property is occupied by 14 tenants/subtenants and is 96.6% leased as of July 1, 2012.  The 231 South LaSalle Property was awarded an Energy Star label in 2011 for its operating efficiency.

The 231 South LaSalle Property is located in Chicago’s Central Business District (“CBD”) in the area generally known as the “Loop”. The Loop contains the main concentrations of office and commercial space in the CBD and is bounded by the Chicago River along the north and west, Lake Michigan on the east and Congress Parkway on the south. Additional areas include the North Michigan Avenue office and retail corridor, buildings located north of the Chicago River in the River North area, and structures west of the Chicago River in the west Loop area. According to the appraiser, the 231 South LaSalle Property is well-located with a mixture of commercial office and retail properties as well as government facilities, in the immediate area. It is located across the street from the Chicago Board of Trade and the Federal Reserve at the intersection of South LaSalle and West Jackson Street. Many of Chicago’s finest cultural and entertainment attractions surround the 231 South LaSalle Property. The Harold Washington Library, located southeast of the 231 South LaSalle Property, is the world’s largest public library. Other noteworthy landmarks in or in proximity to the central Loop are the Palmer House Hilton (located to the east), the Thompson Center, the Art Institute, and a number of renowned theaters on the district’s north side. The 231 South LaSalle Property is conveniently located with access via private and public transportation. The 231 South LaSalle Property is located four blocks east of Union Station and seven blocks southeast of the Ogilvy Transit Center.  The 231 South LaSalle Property is also one block from Chicago’s “El” (Brown, Orange, Pink, and Purple lines).  The 231 South LaSalle Property is four blocks north of Congress Street, the most direct connection between the Loop and the expressway system. Jackson Boulevard, the eastern terminus of the famous Route 66, connects to Lake Shore Drive, the north-south artery along the lakefront. The 231 South LaSalle Property is further defined as being located in the Central Loop office submarket.

Major Tenants.    The 231 South LaSalle Property was 96.6% leased by 14 tenants/subtenants with 86.5% of the building leased by investment-grade rated tenants Bank of America (A/Baa2/A-) and US Army Corps of Engineers (AAA/Aaa/AA+) as of the rent roll dated July 1, 2012.

Bank of America Corporation (789,061 sq. ft., 80.0% of NRA, 62.4% of underwritten occupied base rent): Bank of America Corporation (“Bank of America”) is an American multinational banking and financial services corporation headquartered in Charlotte, North Carolina. It is the second-largest bank holding company in the United States by assets. Bank of America serves clients through 5,600 branches and 16,200 ATMs in more than 150 countries and has a relationship with 99% of the U.S. Fortune 500 companies and 83% of the

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

231 South LaSalle Street Chicago, IL 60604	Collateral Asset Summary 231 South LaSalle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,806,897 68.6% 1.86x 11.6%

Fortune Global 500. The company is a member of the Federal Deposit Insurance Corporation and a component of both the S&P 500 Index and the Dow Jones Industrial Average.

Bank of America leases approximately 789,061 sq. ft. over a five-year lease term, expiring on December 31, 2017, with an option to renew for one initial period of five years and six months, followed by six periods of five years each. Bank of America’s rent of $8.74 per sq. ft. increases to $8.87 per sq. ft. on July 1, 2013, and thereafter is flat throughout the initial lease term, with increases in each extension term. Bank of America has subleased 439,725 sq. ft. to various sub-tenants, including 248,183 sq. ft. to Northern Trust Bank (AA-/A1/A+), and directly occupies 167,249 sq. ft. on four floors within the 231 South LaSalle Property. Bank of America has sub-landlord obligations at the 231 South LaSalle Property through June 30, 2023.

US Army Corps. Of Engineers (63,678 sq. ft., 6.5% of NRA, 15.9% of underwritten occupied base rent): US Army Corp. of Engineers (USACE) is a U.S. federal agency under the Department of Defense and a major Army command made up of approximately 38,000 civilian and military personnel, making it the world’s largest public engineering, design, and construction management agency. Although generally associated with dams, canals and flood protection in the United States, USACE is involved in a wide range of public works throughout the world.

USACE leases 63,678 sq. ft. over a 10-year lease term, which lease term shall commence upon the substantial completion of USACE’s leased space, with an option to renew for one period of five years. USACE’s total annual rent for the first lease year is $4.20 per sq. ft., which amount increases to $28.00 per sq. ft. for lease years 2 and 3, and then increases to $31.00 per sq. ft. for lease years four, five and six and then increases again to $34.00 per sq. ft. for lease years seven, eight and nine and increases to $37.00 per sq. ft. for lease year 10.

The Market.     The 231 South LaSalle Property is located at the southeast corner of the intersection of South LaSalle Street and West Quincy Street in Chicago’s central business district, in the area generally known as the “Loop.” The Loop contains the main concentrations of office and commercial space within downtown Chicago and is bounded by the Chicago River along the north and west, Lake Michigan on the east and Congress Parkway on the south. The 231 South LaSalle Property is further defined as being located in the Central Loop office submarket.

According to a market research report, the Chicago total office market had an inventory of roughly 460.3 million sq. ft. as of the fourth quarter of 2012. The direct vacancy rate was 14.2%, which represented a decrease from the third-quarter 2012 vacancy rate of 14.4%. Asking rents as of the fourth quarter of 2012 were reported to be $23.04 per sq. ft., representing an increase of $0.20 per sq. ft. from the third quarter 2012 rent of $22.84 per sq. ft. The Class A and B direct vacancy rates were reported at 16.3% and 13.9%, respectively. Asking rents for Class A and Class B spaces were reported as $27.36 per sq. ft. and $20.59 per sq. ft., respectively.

According to a market research report, the Central Loop office submarket had an inventory of roughly 48.5 million sq. ft. as of the fourth quarter of 2012. The direct vacancy rate was 11.4%. Asking rents as of the fourth quarter of 2012 were reported to be $29.37 per sq. ft. The Class A and B direct vacancy rates were reported at 12.0% and 11.5%, respectively. Asking rents for Class A and Class B spaces were reported as $32.10 per sq. ft. and $28.31 per sq. ft., respectively.

Statistics as of the fourth quarter of 2012 for office space in the market and submarket are shown below.

Category	Chicago Total Office	Central Loop Office
Existing Supply (Sq. Ft.)	460,342,158	48,547,005
Direct Vacant	14.2%	11.4%
Average Rent Per Sq. Ft. (Gross)	$23.04	$29.37
Source: Market research report

231 South LaSalle Property Recent Leases
Tenant	Sq. Ft.	Base Rent Per Sq. Ft.	Lease Term (Months)	Lease Start	Lease Expiration
US Army Corps. of Engineers (GSA)	63,678	$28.00	120	11/2012	10/2022
Accretive Health	28,284	$24.00	122	1/2012	2/2022
Total / Wtd. Avg.	91,962	$26.77	121
Source: Rent Roll dated July 1, 2012.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

231 South LaSalle Street Chicago, IL 60604	Collateral Asset Summary 231 South LaSalle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,806,897 68.6% 1.86x 11.6%

The table below shows the vacancy rate and asking rents of the 231 South LaSalle Property in comparison to direct competitors in the central Loop submarket.

Summary of Comparable Office Properties(1)
Building	Year Built	Size (Sq. Ft.)	% Leased	Asking Rate Per Sq. Ft. (Net)	Class
231 South LaSalle Property	1924	986,062	96.6%	$12.07	B
LaSalle Bank Building	1934	1,258,205	91.0%	$31.00	B
120 S. LaSalle Building	1928	658,784	96.0%	$29.00	B
One North LaSalle Building	1929	467,723	83.0%	$24.00	B
One North State	1910	640,554	81.0%	$26.00	B
Burnham Center	1914	579,778	81.0%	$26.00	B
208 S. LaSalle Building	1914	353,000	83.0%	$28.50	B
Total / Wtd. Avg.(2)		3,958,044	87.1%	$28.08
(1)   Source: Appraisal
(2)   Total / Wtd. Avg. excludes the 231 South LaSalle Property.

Cash Flow Analysis
	12/31/2010	12/31/2011	12/31/2012	U/W	U/W Per Sq. Ft.
Base Rent(1)	$7,748,503	$8,419,443	$9,280,079	$11,032,877	$11.19
Value of Vacant Space(2)	0	0	0	866,542	0.88
Rent Steps(3)	0	0	0	188,233	0.19
Straight-Line Rent(4)	0	0	322,508	211,855	0.21
Gross Potential Rent	$7,748,503	$8,419,443	$9,602,587	$12,299,507	$12.47
Total Recoveries	8,772,730	10,249,290	9,827,441	9,877,617	10.02
Total Other Income	0	29,265	27,028	30,389	0.03
Less: Vacancy(5)	0	0	0	(1,464,473)	(6.6%)
Effective Gross Income	$16,521,233	$18,697,997	$19,457,056	$20,743,040	$21.04
Total Operating Expenses	11,046,159	11,249,663	11,089,904	12,041,457	12.21
Net Operating Income	$5,475,074	$7,448,334	$8,367,151	$8,701,583	$8.82
TI/LC	0	0	0	291,105	0.30
Capital Expenditures	0	0	0	246,516	0.25
Net Cash Flow	$5,475,074	$7,448,334	$8,367,151	$8,163,963	$8.28
(1)   U/W Base Rent is based on the rent roll dated July 1, 2012.
(2)   U/W Value of Vacant Space is based on the vacant sq. ft. as of the rent roll dated July 1, 2012, grossed up at market rents.
(3)   U/W Rent Steps includes contractual rent increases through January 1, 2014.
(4)   U/W Straight-Line Rent represents the present value of Rent Steps for Bank of America and United States Army Corps of Engineers (GSA).
(5)   Less: Vacancy includes a 5.0% vacancy factor applied to the Bank of  America space, the GSA space, and the retail space.  A market vacancy factor of 13.2% is applied to the remainder of the office space, less the in-place vacancy factor of 3.9%.

Property Management.    The 231 South LaSalle Property is managed by SL 231 LaSalle Property Manager, LLC, an affiliate of SL 231 LaSalle LLC, and is sub-managed by Jones Lang LaSalle Americas (Illinois), LP.

Lockbox / Cash Management.    The 231 South LaSalle Loan is structured with a hard lockbox and in-place cash management. A cash sweep is required to commence (i) during the occurrence of an event of default, (ii) during  a bankruptcy event of the Sponsor or either Manager or (iii) if the DSCR falls below 1.10x.

During the continuance of a Bank of America Lease Sweep Event Period, 100% of all excess cash flow is required to be deposited into the General TI/LC Reserve. In the event that Bank of America and Borrower amend the terms of the Bank of America lease pursuant to the First Amendment to the Loan Agreement, a Bank of America Lease Sweep Event Period will no longer be able to occur.

“Bank of America Lease Sweep Event Period” means any period commencing upon the occurrence of: (i) the notification by Bank of America that it intends not to exercise a renewal option under the Bank of America lease; (ii) the Bank of America lease is surrendered, cancelled or terminated prior to its then current expiration date; (iii) any Applicable Sweep Date occurs (unless prior to such date Bank of America has irrevocably exercised its then applicable renewal option under the Bank of America lease); (iv) the occurrence (beyond any applicable notice and cure periods) of an event of default under the Bank of America lease by Bank of America; (v) a bankruptcy event of Bank of America; or (vi) the date required under the Bank of America lease by which Bank of America is required to give notice of its exercise of a renewal option thereunder.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

231 South LaSalle Street Chicago, IL 60604	Collateral Asset Summary 231 South LaSalle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,806,897 68.6% 1.86x 11.6%

“Applicable Sweep Date” means (i) if the Sublease Conditions are satisfied with respect to less than 100,000 sq. ft. of sublease space, the date that is 24 months prior to the then applicable expiration date under the Bank of America lease, (ii) if the Sublease Conditions are satisfied with respect to 100,000 sq. ft. or more but less than 200,000 sq. ft. of sublease space, the date that is 21 months prior to the then applicable expiration date under the Bank of America lease, (iii) if the Sublease Conditions are satisfied with respect to 200,000 sq. ft. or more but less than 300,000 sq. ft. of sublease space, the date that is 18 months prior to the then applicable expiration date under the Bank of America lease, (iv) if the Sublease Conditions are satisfied with respect to 300,000 sq. ft. or more but less than 400,000 sq. ft. of sublease space, the date that is 15 months prior to the then applicable expiration date under the Bank of America lease, and (v) if the Sublease Conditions are satisfied with respect to 400,000 sq. ft. or more of sublease space, the date that is 12 months prior to the then applicable expiration date under the Bank of America lease.

“Sublease Conditions” means with respect to each Bank of America sublease, a written agreement by the applicable subtenant providing that upon the termination or expiration of the Bank of America lease, such Bank of America sublease shall continue as a direct lease with the Borrowers (as landlord thereunder), and such subtenant shall recognize and attorn to the Borrowers as such subtenant’s direct landlord under such lease.

Initial Reserves.    At closing, the Borrowers deposited $1,500,000 into a replacement reserve, $1,500,000 into the General TI/LC Reserve, $1,579,764 into the tax reserve, and $23,964 into the insurance reserve. At closing, Borrowers also escrowed $6,530,534, consisting of (i) a free rent escrow of $1,782,984, (ii) a landlord work obligation escrow of $1,157,525 attributable to the GSA lease, and (iii) TI/LC reserves of $3,590,025 attributable to the GSA lease. Additionally, $5,177 was escrowed for leasing commissions due relating to the  Accretive Health lease.

Ongoing Reserves.   On a monthly basis, the Borrowers are required to deposit reserves of approximately (i) $263,294 into a monthly tax reserve account, (ii) $23,964 into a monthly insurance reserve account and (iii) in the event the amount on deposit in the replacement reserve account is less than $250,000, a monthly escrow of $20,543 thereto will be required, capped at $1,500,000.   In addition, Borrowers will be required to deposit a monthly TI/LC escrow of $88,889 commencing December 6, 2013, provided that such deposits shall not be required once (a) (x) there is at least $4,700,000 then on deposit in the TI/LC escrow and (y) the Bank of America lease has been extended through the initial renewal term thereunder (i.e., through June 30, 2023), or (b) Bank of America and Borrower amend the terms of the Bank of America lease pursuant to the First Amendment to the Loan Agreement and all lease termination payments made in accordance with such First Amendment to the Loan Agreement are deposited into the TI/LC escrow.

Current Mezzanine or Subordinate Indebtedness.     None.

Future Mezzanine or Subordinate Indebtedness Permitted.   The 231 South LaSalle Loan documents permit a future subordinate mezzanine loan from a qualified institutional lender upon an assumption of the 231 South LaSalle Loan, subject to, among other things, minimum aggregate DSCR of not less than 1.40x, maximum aggregate LTV that is no greater than 75.0% and an intercreditor agreement reasonably acceptable to the lender.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

231 South LaSalle Street Chicago, IL 60604	Collateral Asset Summary 231 South LaSalle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,806,897 68.6% 1.86x 11.6%

231 LaSalle
231 South LaSalle Street
Chicago, IL 60604
CHICAGO
Chicago Loop
River West
River North
Near North Side
Gold Coast
Streeterville
New East Side
West Loop
Greektown
South Loop
Printers Row
Near South Side
MILLENNIUM PARK
GRANT PARK
Lake Michigan
Jane Addams Memorial Park
Burnham Park
Dearborn Park
Washington Sq. Park
Navy Pier
Chicago Marina
Chicago Yacht Club
Shedd Aquarium
Field Museum
Soldier Field
Buckingham Fountain
Petrillo Band Shell
Art Institute of Chicago
Jay Pritzker Pavilion
Cloud Gate
Harris Music & Dance Theater
Chicago Cultural Center
Chicago Symphony Center
DePaul Univ. College of Law
Robert Morris Univ.
Auditorium Theatre
Spertus Inst. of Jewish Studies
Chicago Board of Trade
Chicago Stock Exchange
Chicago Mercantile Exchange
Willis (Sears) Tower
AT&T Corporate Center
Hyatt Center
Chase Tower
City Hall
Daley Plaza
Lyric Opera of Chicago
Citigroup Center
Ogilvie Transportation Center
Union Station
Merchandise Mart
333 Wacker Drive
Marina City
Trump Intl. Hotel & Tower
Wrigley Building
Tribune Tower
NBC Tower
The Shops at North Bridge
River East Center
Northwestern Memorial Hospital
Northwestern University Chicago Campus
Museum of Contemporary Art Chicago
Water Tower
Water Tower Place
John Hancock Center
900 North Michigan
Loyola University Water Tower Campus
Moody Bible Institute
Chicago Theatre
Prudential Plaza
AON Center
Chicago River
North Branch
Chicago R.
Kennedy Expwy
Lake Shore Drive
90
94
290
41
University of Illinois - Chicago
W. Locust St.
W. Chicago Ave.
W. Superior St.
W. Huron St.
W. Erie St.
W. Ontario St.
W. Grand Ave.
W. Hubbard St.
W. Kinzie St.
W. Fulton St.
W. Lake St.
W. Randolph St.
W. Washington St.
W. Madison St.
W. Monroe St.
W. Adams St.
W. Jackson Blvd.
W. Van Buren St.
W. Harrison St.
W. Wacker Dr.
W. Roosevelt Rd.
E. Delaware Pl.
E. Chestnut St.
E. Chicago Ave.
E. Superior St.
E. Huron St.
E. Erie St.
E. Ontario St.
E. Ohio St.
E. Grand Ave.
E. Illinois St.
E. Hubbard St.
E. Kinzie St.
E. North Water St.
E. Wacker Dr.
E. South Water St.
E. Lake St.
E. Randolph St.
E. Monroe St.
E. Jackson Blvd.
Congress Pkwy.
E. Balbo Ave.
E. 8th St.
E. 9th St.
E. 11th St.
E. Roosevelt Rd.
E. 14th St.
N. Halsted St.
N. Larrabee St.
N. Hudson Ave.
N. Orleans St.
N. Franklin St.
N. La Salle St.
N. Clark St.
N. Dearborn St.
N. State St.
N. Wabash Ave.
N. Rush St.
N. Michigan Ave.
N. Saint Clair St.
N. Kingsbury St.
N. Green St.
N. Halsted St.
S. Jefferson St.
S. Clinton St.
S. Canal St.
S. Wacker Dr.
S. Franklin St.
S. Wells St.
S. Clark St.
S. Dearborn St.
S. State St.
S. Wabash Ave.
S. Financial Pl.
S. La Salle St.
S. Columbus Dr.
S. Michigan Ave.
BROWN, PURPLE LINES
RED LINE
GREEN, ORANGE LINES
BLUE LINE
PINK, GREEN LINES
METRA COMMUTER RAIL
OGILVIE METRA
UNION STATION
RANDOLPH STREET METRA
VAN BUREN STREET METRA
LA SALLE ST. METRA
MUSEUM/ CAMPUS/11TH ST. METRA
Chicago/ Franklin
Chicago/ State
Grand/ Milwaukee
Grand
Merchandise Mart
Clinton/ Lake
State/Lake
Lake/State
Randolph/ Wabash
Washington/ Wells
Washington/State
Madison/ Wabash
Monroe/State
Adams/ Wabash
Quincy/Wells
Jackson/State
LaSalle/ Van Buren
Library
LaSalle
Clinton/ Congress
UIC/ Halsted
Harrison
Roosevelt/ State
Roosevelt/ Wabash
Des Plaines
Niles
Skokie
Evanston
Park Ridge
Elk Grove Village
Chicago O'Hare International Airport
Lincolnwood
Bensenville
Schiller Park
Franklin Park
Norridge
Elmwood Park
Northlake
Addison
Melrose Park
Oak Park
Maywood
Elmhurst
Berwyn
Cicero
CHICAGO
Hillside
Oak Brook
Brookfield
Riverside
Hinsdale
La Grange
Downers Grove
Darien
Chicago Midway Intl. Airport
Bedford Park
Burbank
Oak Lawn
Evergreen Park
Burr Ridge
Palos Hills
Palos Heights
Alsip
Blue Island
Orland Park
Crestwood
Riverdale
Roseland
Lemont
Goodings Grove
INDIANA
Lake Michigan

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary CAPREIT Midwest Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,300,000 74.1% 1.48x 9.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary CAPREIT Midwest Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,300,000 74.1% 1.48x 9.3%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank PLC		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Acquisition		Property Type:	Multifamily - Conventional
Sponsor:	CAPREIT Operating LP		Collateral:	Fee Simple
Borrower:	CAPREIT Bear Creek Greenway Chase		Location(5):	Various
	Apartments, LLC		Year Built / Renovated(5):	Various / Various
	CAPREIT Bear Creek Pointe West		Total Units:	1,085
	Apartments, LLC		Property Management:	CAPREIT Residential Management, LLC
	CAPREIT Bear Creek Valle Vista		Underwritten NOI:	$4,783,640
	Apartments, LLC		Underwritten NCF:	$4,430,001
	CAPREIT Bear Creek Kensington		Appraised Value:	$69,200,000
	Apartments, LLC		Appraisal Date(5):	Various
Original Balance:	$51,300,000
Cut-off Date Balance:	$51,300,000		Historical NOI
% by Initial UPB:	3.5%		Most Recent NOI:	$4,654,641 (T-12 October 31, 2012)
Interest Rate:	4.1330%		2nd Most Recent NOI:	$4,578,205 (December 31, 2011)
Payment Date:	1st of each month		3rd Most Recent NOI:	$4,449,503 (December 31, 2010)
First Payment Date:	February 1, 2013
Maturity Date:	January 1, 2023		Historical Occupancy
Amortization:	Interest-only for 24 months;		Most Recent Occupancy:	94.2% (December 17, 2012)
	360 months thereafter		2nd Most Recent Occupancy:	95.2% (December 31, 2011)
Additional Debt:	None		3rd Most Recent Occupancy:	94.9% (December 31, 2010)
Call Protection:	L(25), D(91), O(4)
(1)   See “Initial Reserves” and “Ongoing Reserves” herein.
(2)   Capital Improvement reserve is for the sponsor’s planned renovation program. See “Ongoing Reserves” herein.
(3)   Based on the aggregate “stabilized” value of $77.0 million as of December 2012, the aggregate “stabilized” cut-off date LTV is 66.6%.
(4)   Based on amortizing debt service payments. The current interest only payments result in an Underwritten NOI DSCR and Underwritten NCF DSCR of 2.23x and 2.06x, respectively.
(5)   See “Property Summary” herein.

Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$169,583	$110,302
Insurance:	$0	Springing
Replacement:	$0	$29,470
Capital Improvement(2)	$7,000,000	$0

Financial Information
Cut-off Date Balance / Unit:	$47,281
Balloon Balance / Unit:	$39,977
Cut-off Date LTV(3):	74.1%
Balloon LTV:	62.7%
Underwritten NOI DSCR(4):	1.60x
Underwritten NCF DSCR(4):	1.48x
Underwritten NOI Debt Yield:	9.3%
Underwritten NCF Debt Yield:	8.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary CAPREIT Midwest Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,300,000 74.1% 1.48x 9.3%

Property Summary
Property Name	Location	Units	Year Built / Renovated	Allocated Loan Amount	Appraised Value(1)	Occupancy(2)
Greenway Chase Apartments	Florissant, MO	312	1987 / NAP	$16,000,000	$20,900,000	95.2%
Pointe West Apartments	West Des Moines, IA	223	1989 / 2009	13,850,000	19,100,000	95.5%
Valle Vista Apartments	Greenwood, IN	342	1981 / NAP	13,040,000	18,200,000	92.4%
Kensington at Beverly Hills	Southfield, MI	208	1974 / NAP	8,410,000	11,000,000	94.2%
Total / Wtd. Avg.:		1,085		$51,300,000	$69,200,000	94.2%
(1)
Appraisal value dates for Greenway Chase Apartments and Valle Vista Apartments are as of December 3, 2012, Pointe West Apartments is as of December 5, 2012 and Kensington at Beverly Hills is as of December 6, 2012.

(2)	Based on December 17, 2012 rent rolls.

Unit Mix (1)
Unit Type	Units	% of Total	Occupied Units	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate	Average Monthly Rental Rate Per Sq. Ft.
Greenway Chase Apartments
1 Bed / 1 Bath	63	20.2%	57	683	$617	$0.90
2 Bed / 2 Bath	249	79.8	240	950	$749	$0.79
Total / Wtd. Avg.	312	100.0%	297	896	$724	$0.81
Pointe West Apartments
1 Bed / 1 Bath	184	82.5%	174	856	$958	$1.11
2 Bed / 1 Bath	12	5.4	12	1,032	$1,057	$1.02
2 Bed / 2 Bath	24	10.8	24	1,180	$1,233	$1.04
3 Bed / 2 Bath	3	1.3	3	1,154	$1,292	$1.12
Total / Wtd. Avg.	223	100.0%	213	904	$999	$1.10
Valle Vista Apartments
1 Bed / 1 Bath	214	62.6%	204	546	$489	$0.89
2 Bed / 1 Bath	64	18.7	56	901	$645	$0.72
2 Bed / 2 Bath	64	18.7	56	1,241	$738	$0.59
Total / Wtd. Avg.	342	100.0%	316	742	$561	$0.77
Kensington at Beverly Hills
Studio	4	1.9%	4	600	$668	$1.11
1 Bed / 1 Bath	129	62.0	124	797	$714	$0.90
2 Bed / 1 Bath	39	18.8	34	980	$810	$0.83
2 Bed / 2 Bath	36	17.3	34	1,050	$918	$0.87
Total / Wtd. Avg.	208	100.0%	196	871	$765	$0.88
(1)	Source: December 17, 2012 rent rolls.

The Loan.    The CAPREIT Midwest Portfolio loan (the “CAPREIT Midwest Portfolio Loan”) is a $51.3 million ($47,281 per unit) fixed rate loan secured by the borrower’s fee simple interest in four multifamily properties located in four states (each a “Property” and together the “CAPREIT Midwest Portfolio” or “Portfolio”) as detailed in the Property Summary table above. The CAPREIT Midwest Portfolio Loan has a 10-year term, an initial interest-only period of 24 months and amortizes on a 30-year amortization schedule thereafter. The CAPREIT Midwest Portfolio Loan accrues interest at 4.1330% per annum. Loan proceeds were used to finance the Sponsor’s recapitalization of the Portfolio with a new equity partner, pay closing costs of approximately $2.2 million, and fund upfront reserves of $7,169,583.  At closing, the Sponsor contributed approximately $18,300,000 in cash equity. Based on the acquisition price of a 92% indirect equity interest in the CAPREIT Midwest Portfolio, closing costs and upfront reserves, the CAPREIT Midwest Portfolio Loan represents an aggregate loan to cost ratio of 73.0%.  Based on the “as is” aggregate appraised value of $69.2 million, the aggregate cut-off date “as is” LTV is 74.1%. Based on the aggregate stabilized value of $77.0 million as of December 2012, the aggregate “stabilized” cut-off date “LTV is 66.6%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary CAPREIT Midwest Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,300,000 74.1% 1.48x 9.3%

The Borrower / Sponsor.     The borrowers are four single purpose Maryland limited liability companies (as identified in the Mortgage Loan Information table above), each structured to be bankruptcy remote, each with two independent directors in its organizational structure (each, a “Borrower”, and collectively, the “Borrowers”).  CAPREIT Bear Creek Midwest Portfolio, LLC owns the Borrowers and is the joint venture entity that is 92% owned by Bear Creek Multifamily Fund-Midwest LLP and 8% owned by CAPREIT Midwest MM, LLC, which is 100% owned by CAPREIT Operating LP (“Sponsor”).  CAPREIT, Inc. is the general partner and has a 1% ownership in CAPREIT Operating LP. CAPREIT Operating LP is the guarantor under the CAPREIT Midwest Portfolio Loan and has reported a net worth of $16.0 million and liquidity of $12.4 million as of December 31, 2011. During the term of the CAPREIT Midwest Portfolio Loan, CAPREIT Operating LP must maintain a net worth of not less than $10.0 million and liquidity greater than $2.0 million.

CAPREIT, Inc. is a national real estate investment company that owns, manages and asset manages multifamily rental apartments. Since its establishment in 1993, CAPREIT has overseen the acquisition, financing and management of over $3 billion of multifamily communities. CAPREIT currently is involved in over 300 multifamily communities, containing over 30,000 apartments and housing over 100,000 families. CAPREIT’s ownership and management influence extends from California to Florida, with over 50 communities and approximately 11,000 apartment homes. In addition, an affiliate of CAPREIT now provides asset management services to nearly 240 tax-credit communities that were part of the Column and Guilford tax credit portfolios (Credit Suisse).

Bear Creek Multi-Family Fund-Midwest, LLLP is managed and controlled by Bear Creek Asset Management, an SEC and FINRA registered wealth management firm based in Denver with more than $6 billion under asset management. Bear Creek Asset Management has been in business for more than six years.  They provide portfolio management services for business, institutional investors and high net worth individuals. Bear Creek Multi-Family Fund-Midwest, LLLP was formed to provide its investors with annual cash flow and appreciating value on the four properties in the CAPREIT Midwest Portfolio in which the fund has invested. During 2012, affiliates of Bear Creek Asset Management have provided equity investments in five other transactions with CAPREIT, Inc.

The Properties.

The CAPREIT Midwest Portfolio Properties contain four multifamily properties, comprising 1,085 units located throughout the Midwest. The Sponsor has planned a $7.0 million renovation program that will cover improvements to individual units, building exteriors, amenities and common areas.  The Sponsor’s goal is to increase rents. CAPREIT is scheduling to renovate 59.17% of the total units or 642 units over a three year timeframe. Of the $7.0 million, approximately $3.47 million ($5,408 per unit) has been slated for unit renovations, while the remaining $3.53 million is budgeted for improvements to exterior and common areas, contingency expenses and construction fees. CAPREIT has already begun the renovation process at the properties; 13.07% or 83 units have already undergone renovations and have successfully captured an average premium of $75 per month per unit.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary CAPREIT Midwest Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,300,000 74.1% 1.48x 9.3%

Greenway Chase Apartments (31.2% of the CAPREIT Midwest Portfolio Loan, based on Allocated Loan Amount)

Property Information.  Greenway Chase Apartments is a 312 unit, Class A multifamily garden style property located at 629 Greenway Manor Drive, Florissant, Missouri. The Property consists of 26 three-story apartment buildings, a one-story clubhouse/office and a one story maintenance building. Amenities include a swimming pool, two tennis courts and combination leasing office/clubhouse. The clubhouse facility includes a kitchen and small community room. Additionally, the project features an exercise/fitness room and a laundry facility with 11 washers and 10 dryers. There are 655 parking surface spaces, including several handicap spaces. Each unit features a full appliance package including an electric range/oven; microwave; refrigerator with icemaker; double-drain, stainless steel sink; garbage disposal; and dishwasher. Additionally, each unit features wood cabinets with Formica countertops and vinyl tile flooring. The Property is about 20 miles northwest of the St. Louis Central Business District. Land uses within the subject neighborhood consist of a mixture of commercial, residential and public uses. The commercial uses in the immediate location are predominately smaller and consist of freestanding retail, gas station, financial institution and a day care facility. Four public high schools in the St. Louis region ranked among the top 500 according to “America’s Best High Schools 2012” a ranking of public high schools done by Newsweek. The local schools and rankings are as follows: Metro Academy & Classical (125), Clayton High School (129), Ladue Horton Watkins High School (188), and Rockwood Summit High School (497). In addition, the Special School District of St. Louis County (SSD) is one of the nation’s leading providers of special education services, educating over 27,000 students. SSD provides services to students in 265 public schools in 23 districts in St. Louis, which allows 97 percent of the students who receive SSD services to attend a school in their local district.

The Sponsor is planning exterior improvements to the Property, as well as the renovation of 171 of the 312 units at the Property at an estimated cost of $1.6 million.

Market Information.  Per the appraisal, Greenway Chase Apartments is located in the North County submarket of the St. Louis Area, which is comprised of 13,678 units.  As of the third quarter 2012, the submarket occupancy was approximately 90.9% and the average rent per unit was $665. According to the appraisal, the asking rents in the North County submarket have increased 2.1% for one-bedroom units; increased 3.2% for two-bedroom units; and increased 4.9% for three-bedroom units over a one year period.

Summary of Comparable Properties (1)
Property Name	Location	Year Built	Occupancy	Units	Average Rent Per Month
Greenway Chase Apartments	Florissant, MO	1987	95.2%	312	$724
Sugar Pine	St. Louis, MO	1987	89.0%	280	$744

Pelican Cove	Florissant, MO	1987	94.0%	402	$724

Stonehaven	Hazelwood, MO	1985	91.0%	408	$659

River Chase	Florissant, MO	1968	92.0%	418	$661
(1)	Source: Appraisal.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary CAPREIT Midwest Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,300,000 74.1% 1.48x 9.3%

Pointe West Apartments (27.0% of the CAPREIT Midwest Portfolio Loan, based on Allocated Loan Amount)

Property Information.  Pointe West Apartment is a 223 unit, Class A multifamily garden style property located at 4601 Pleasant Street, West Des Moines, Iowa.  The Property consists of a single, three story apartment building. Amenities include an indoor pool, outdoor pool, large fitness room, tennis court, indoor basketball court, billiards room, sauna, hot tub, tanning bed, business center, underground parking and a community room. The Property also has a guest suite available for $75 per night. This suite has one bedroom, one bathroom and a family room. There are 453 parking spaces. Each unit features a full appliance package including an electric range/oven, refrigerator with icemaker, dishwasher and built-in microwave oven. The units also have garbage disposals. Additionally, each unit features wood cabinets with Formica countertops. The kitchens have either vinyl tile flooring or wood laminate flooring in the kitchen area. The Property is located 8 miles southwest of the Des Moines Central Business District. The immediate area surrounding the Property is a newer area of development consisting primarily of residential uses with much of the development being built during the 1970s and 1980s. The direct area has multiple multi-family uses, including apartments and condominiums.

The Sponsor is planning exterior improvements to the Property, as well as the renovation of 155 of the 223 units at the Property at an estimated cost of $1.8 million.

Market Information.  Per the appraisal, Pointe West Apartments is located in the West Suburbs submarket of the Des Moines Metropolitan Area, which is comprised of 10,197 units. Vacancy in this area is 5.1%, which is a significant decrease from 8.6% in 2010 and a decrease from 6.8% in 2009. The Greater Des Moines Area has overall vacancy of 5.3% which is similar to 2011’s rate of 5.8%, and a decrease from 2010’s rate of 8.0%.  The average rent for studios, 1 bedrooms, 2 bedrooms and 3 bedrooms is $637, $704, $779 and $995, respectively, for the West Suburbs submarket. According to the appraisal, rents have increased for all unit types over the past year. The increase in average rents ranged from 3.1% for one bedroom units to 5.3% for three-bedroom units.

Summary of Comparable Properties (1)
Property Name	Location	Year Built	Occupancy	Units	Average Rent Per Month
Pointe West Apartments	West Des Moines, IA	1989	95.5%	223	$999
Polo Club	West Des Moines, IA	1998	97.0%	278	$912

Mansions at Jordan Creek	West Des Moines, IA	2007	98.0%	140	$1,117

The Fountains	West Des Moines, IA	1995	96.0%	204	$990

Signature Place	West Des Moines, IA	1996	98.0%	261	$896

Cambridge Court	West Des Moines, IA	1992	100.0%	182	$901
(1)	Source: Appraisal.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary CAPREIT Midwest Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,300,000 74.1% 1.48x 9.3%

Valle Vista Apartments (25.4% of the CAPREIT Midwest Portfolio Loan, based on Allocated Loan Amount)

Property Information.  Valle Vista Apartments is a 342 unit townhomes property located at 610 Paradise Court, Greenwood, Indiana.  The Property consists of 27 predominately two-story apartment buildings overlooking a golf course. Amenities include a pool, playground, beach volleyball courts and a combination leasing office/clubhouse with community room. There are 689 open parking spaces. Each unit contains double sink with faucet, electric range/oven, exhaust fan and hood, dishwasher and a waste disposal unit. The Property is located 12 miles south of the Indianapolis central business district. The neighborhood is dominated by retail related uses as well as multi-family uses located south of Main Street.

The Sponsor is planning exterior improvements to the Property, as well as the renovation of 181 of the 342 units at the Property at an estimated cost of $2.0 million.

Market Information.  Per the appraisal, as of the third quarter 2012, the vacancy rate in the Indianapolis MSA is 5.6%, a 2.4% improvement over the fourth quarter 2010 figure of 8.0%. Net absorption finished at 3,512 units in 2010, the highest level dating back to 2000. In 2011, the net absorption was 3,245 units and through the third quarter 2012, another 923 units have been absorbed. During 2011, 1,122 new units were added in the market with another 495 year to date in 2013.  The Property is located in the Johnson County submarket, which contains 4,999 units and the average asking rent is $689.  The current vacancy rate for the Johnson County submarket is 4.2%.

Summary of Comparable Properties (1)
Property Name	Location	Year Built	Occupancy	Units	Average Rent Per Month
Valle Vista Apartments	Greenwood, IN	1981	92.4%	342	$561
Courts of Valle Vista	Greenwood, IN	1980	98.0%	186	$645

Barton Farms	Greenwood, IN	1999	98.0%	262	$770

Keeneland Crest Apartments	Greenwood, IN	1995	90.0%	424	$852

Bexley Village	Greenwood, IN	1998	98.0%	276	$700

Emerald Lakes	Greenwood, IN	1997	89.0%	248	$889

Mission Hills	Greenwood, IN	1983	93.0%	267	$669
(1)	Source: Appraisal.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary CAPREIT Midwest Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,300,000 74.1% 1.48x 9.3%

Kensington at Beverly Hills (16.4% of the CAPREIT Midwest Portfolio Loan, based on Allocated Loan Amount)

Property Information.  Kensington at Beverly Hills is a 208 unit garden complex located at 18335 West 13 Mile Road, Southfield, Michigan. The Property consists of 13 two- and three-story apartment buildings. Amenities include an outdoor community pool, a fitness center and a clubhouse/leasing building with a racquetball court.  There are 367 parking spaces; 309 carports and 58 garages. Each unit features a full appliance package including an electric range/oven, vent-hood (some have microwaves), frost-free refrigerator with icemaker, garbage disposal and dishwasher. Additionally, each unit features wood cabinets with Formica countertops and vinyl tile flooring in the kitchen area.  The Property is considered to be in a suburban location. Land uses within the subject neighborhood consist of mainly single and multi family residential development, with commercial development located along the thoroughfares. Southfield Road is a primary commercial corridor in the area with significant amounts of retail and, to a lesser degree, office development.

The Sponsor is planning exterior improvements to the Property, as well as the renovation of 135 of the 208 units at the Property at an estimated cost of $1.6 million.

Market Information.  Per the appraisal, the Property is located in the Southfield submarket of Detroit, Michigan, which is comprised of 14,193 units.  As of the third quarter 2012, the occupancy rate was 95.8% and the average asking rate is $985. Concessions between the metro area and the sub-market are slightly higher in the submarket, likely due to the higher average rents. For both the market and submarket, effective rent changes are greater than the asking rent changes indicating concessions are declining.

Summary of Comparable Properties (1)
Property Name	Location	Year Built	Occupancy	Units	Average Rent Per Month
Kensington at Beverly Hills	Southfield, MI	1974	94.2%	208	$765
Country Corner Apartments	Southfield, MI	1965	95.0%	211	$999

Cranbrook Center Apartments	Southfield, MI	1968	97.0%	132	$879

Knob in the Woods	Southfield, MI	1964	97.0%	588	$850

Huntly Square of Birmingham	Beverly Hills, MI	1978	94.0%	212	$975

Arlington Apartments & Townhouse	Royal Oak, MI	1957	97.0%	148	$795
(1)	Source: Appraisal.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary CAPREIT Midwest Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,300,000 74.1% 1.48x 9.3%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 10/31/2012	U/W (1)	U/W Per Unit
Gross Potential Rent	$9,126,226	$9,288,069	$9,461,469	$9,598,932	$8,847
Other Income (2)	874,644	996,327	1,065,337	1,007,388	928
Total Gross Potential Income	$10,000,870	$10,284,396	$10,526,806	$10,606,320	$9,775
Less: Vacancy	(583,466)	(506,267)	(526,529)	(601,167)	(5.7%)
Less: Collection Loss	(127,667)	(93,717)	(86,423)	(97,950)	(90)
Effective Gross Income	$9,289,737	$9,684,412	$9,913,854	$9,907,203	$9,131
Total Operating Expenses	4,840,234	5,106,207	5,259,213	5,123,564	4,722
Net Operating Income	$4,449,503	$4,578,205	$4,654,641	$4,783,640	$4,409
Capital Expenditures	0	0	0	353,639	$326
Net Cash Flow	$4,449,503	$4,578,205	$4,654,641	$4,430,001	$4,083
(1)	U/W Gross Potential Rent based on December 17, 2012 rent roll with vacant units grosses up to market.
(2)	Other income includes laundry revenue, utility reimbursements and miscellaneous income.

Property Management. The CAPREIT Midwest Portfolio is managed by CAPREIT Residential Management, LLC, an affiliate of the Borrower.

Lockbox / Cash Management. The CAPREIT Midwest Portfolio is structured with a hard lockbox and springing cash management.  A full sweep of excess cash flow is triggered upon (i) an event of default under the CAPREIT Midwest Portfolio Loan or (ii) the DSCR falling below 1.10x (“Triggering Event”).

Initial Reserves. At closing, the Borrowers deposited in the aggregate (i) $169,583 into a tax reserve account and (ii) $7,000,000 into a capital expenditure reserve for the Sponsor’s planned renovation program that will cover improvements to individual units, building exteriors, amenities and common areas.  The Sponsor is scheduling to renovate 59.17% of the total units or 642 units over a three year timeframe. Of the $7.0 million, approximately $3.47 million ($5,408 per unit) has been slated for unit renovations, while the remaining $3.53 million is budgeted for exterior and common area improvements. The Sponsor’s goal is to increase rents after completion of the renovation plan.

Ongoing Reserves. On a monthly basis, the Borrowers are required to deposit reserves in the aggregate of (i) $110,302 into a monthly tax reserve account and (ii) $29,470 into a capital expenditure reserve. At the option of lender, if the liability or casualty policy maintained by Borrower covering the Portfolio shall not constitute an approved blanket or umbrella policy, lender shall require Borrower to obtain a separate policy and lender will collect one-twelfth of the insurance premiums that lender estimates will be payable for the renewal of the coverage.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None permitted.

Partial Release. The CAPREIT Midwest Portfolio Loan documents permit the Borrower to obtain a release of a Property from the lien of the related mortgage after the lockout period, subject to, among other things, (i) no event of default has occurred and is continuing under the loan documents; (ii) delivery of defeasance collateral in an amount equal to the Release Price; (iii) the DSCR for the remaining Properties be greater than the greater of (a) the DSCR prior to release and (b) the DSCR existing at loan closing and (iv) the LTV ratio for the remaining Properties shall be equal to the lesser of (a) the closing date LTV and (b) the LTV prior to the release date. The “Release Price” will be equal to 100% of the allocated loan amount for the first property release, 110% of the allocated loan amount for the second property release and 115% of the allocated loan amount for the third property release.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary CAPREIT Midwest Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,300,000 74.1% 1.48x 9.3%

MISSOURI
ST. LOUIS
St. Charles
Hazelwood
Florissant
Spanish Lake
Edwardsville
Maryland Heights
Ferguson
Granite City
ILLINOIS
University City
Collinsville
Chesterfield
East St. Louis
Ballwin
Webster Groves
Kirkwood
Fairview Heights
Belleville
Affton
Mehlville
Oakville
ST. CHARLES COUNTY
JEFFERSON COUNTY
ST. CLAIR COUNTY
MADISON COUNTY
Missouri River
Mississippi River
Alton
Concord
Murphy
Columbia
Cahokia
Crestwood
Manchester
Des Peres
Overland
Olivette
Ladue
Creve Coeur
Bridgeton

Ankeny
Saylorville Lake
POLK COUNTY
Bondurant
Johnston
Saylorville
Grimes
Altoona
DALLAS COUNTY
Urbandale
Clive
Waukee
Windsor Heights
DES MOINES
Downtown
Pleasant Hill
West Des Moines
Van Meter
Carlisle
Cumming
Norwalk
MADISON COUNTY
WARREN COUNTY

CAPREIT Midwest Portfolio

1	Greenway Chase Apartments	629 Greenway Manor Drive	Florissant, MO
2	Pointe West Apartments	4601 Pleasant Street	West Des Moines, IA
3	Valle Vista Apartments	610 Paradise Court	Greenwood, IN
4	Kensington at Beverly Hills	18335 West 13 Mile Road	Southfield, MI

Lebanon
Westfield
Noblesville
Lapel
BOONE COUNTY
HAMILTON COUNTY
MADISON COUNTY
Whitestown
Carmel
Fishers
Zionsville
Fortville
Meridian Hills
Lawrence
Pittsboro
Rocky Ripple
Brownsburg
INDIANAPOLIS
HANCOCK COUNTY
HENDRICKS COUNTY
Speedway
Greenfield
Warren Park
Avon
Danville
Beech Grove
Plainfield
SHELBY COUNTY
Mooresville
Greenwood
Fairland
MORGAN COUNTY
Whiteland
JOHNSON COUNTY
Franklin
Shelbyville
MARION COUNTY

Waterford
Auburn Hills
Rochester
Rochester Hills
Shelby
MACOMB COUNTY
Pontiac
Troy
Clinton
Mount Clemens
Harrison
OAKLAND COUNTY
West Bloomfield
Bloomfield Hills
Birmingham
Sterling Heights
Wixom
Farmington Hills
Royal Oak
Roseville
Warren
St. Clair Shores
Novi
Southfield
Oak Park
Ferndale
Eastpointe
MICHIGAN
Livonia
Redford
Highland Park
Grosse Pointe Woods
Lake St. Clair
Plymouth
Hamtramck
WAYNE COUNTY
Dearborn Heights
DETROIT
U.S.
CANADA
Canton
Garden City
Dearborn
Westland
WINDSOR
Wayne
Inkster
River Rouge
Ypsilanti
Romulus
Allen Park
Lincoln Park
Taylor
LaSalle
Belleville
Southgate
ONTARIO
WASHTENAW COUNTY
Grosse Isle
Amherstburg
Woodhaven
Trenton

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary True Value Distribution Centers Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,442,998 52.1% 1.53x 11.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary True Value Distribution Centers Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,442,998 52.1% 1.53x 11.2%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank PLC		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance		Property Type:	Industrial - Warehouse/Distribution
Sponsor:	W.P. Carey Inc.		Collateral:	Fee Simple
Borrower:	Wrench (DE) Limited Partnership		Location(2):	Various
Original Balance:	$32,500,000		Year Built / Renovated(2):	Various / Various
Cut-off Date Balance:	$32,442,998		Total Sq. Ft.:	1,550,123
% by Initial UPB:	2.2%		Property Management:	Self-Managed
Interest Rate:	4.2625%		Underwritten NOI:	$3,636,048
Payment Date:	6th of each month		Underwritten NCF:	$3,241,712
First Payment Date:	February 6, 2013		Appraised Value(2):	$62,300,000
Maturity Date:	January 6, 2023		Appraisal Date(2):	Various
Amortization:	300 months
Additional Debt:	None		Historical NOI(3)
Call Protection:	L(25), D(91), O(4)		Most Recent NOI:	$6,102,517 (T-12 September 30, 2012)
Lockbox / Cash Management:	Hard / Springing		2nd Most Recent NOI:	$5,984,965 (December 31, 2011)
			3rd Most Recent NOI:	$5,867,613 (December 31, 2010)
Reserves(1)
	Initial	Monthly	Historical Occupancy
Taxes:	$0	Springing	Most Recent Occupancy:	100.0% (October 1, 2012)
Insurance:	$0	Springing	2nd Most Recent Occupancy:	100.0% (December 31, 2011)
Replacement:	$0	Springing	3rd Most Recent Occupancy:	100.0% (December 31, 2010)
Rollover:	$0	Springing
(1)   See “Initial Reserves” and “Ongoing Reserves” herein.
(2)   See “Property Summary” herein.
(3)   Historical NOI is higher than Underwritten NOI as the underwriting adjusted in-place rents to market.  Based on the T-12 September 30, 2012 NOI, the NOI DSCR is 2.88x and the NOI Debt Yield Is 18.8%.

Financial Information
Cut-off Date Balance / Sq. Ft.:	$21
Balloon Balance / Sq. Ft.:	$15
Cut-off Date LTV:	52.1%
Balloon LTV:	37.9%
Underwritten NOI DSCR:	1.72x
Underwritten NCF DSCR:	1.53x
Underwritten NOI Debt Yield:	11.2%
Underwritten NCF Debt Yield:	10.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary True Value Distribution Centers Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,442,998 52.1% 1.53x 11.2%

Property Summary
Property Name	Location	Sq. Ft.	Year Built / Renovated	Allocated Loan Amount	Appraised Value(1)	Occupancy(2)
Corsicana	Corsicana, TX	775,443	1983 and 1998 / 1998	$15,546,000	$29,800,000	100.0%
Woodland	Woodland, CA	360,000	1985 / NAP	$8,712,000	$16,700,000	100.0%
Kansas City	Kansas City, MO	414,680	1971 and 1979 / 2012	$8,242,000	$15,800,000	100.0%
Total / Wtd. Avg.:		1,550,123		$32,500,000	$62,300,000	100.0%
(1)	Appraisal value dates for Corsicana and Woodland are as of November 2, 2012 and for Kansas City is as of November 5, 2012.
(2)	As of the October 1, 2012 rent rolls. All three properties are leased to a single tenant.

Tenant Summary
Tenant	Property Name	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Actual Base Rent Per Sq. Ft.	U/W Base Rent Per Sq. Ft.(1)	% of Total Annual U/W Base Rent	Lease Expiration
True Value Company	Corsicana, TX	775,443	50.0%	$4.00	$2.40	49.8%	12/31/2022
True Value Company	Woodland, CA	360,000	23.2	$4.73	$3.00	27.3	12/31/2022
True Value Company	Kansas City, MO	414,680	26.8	$3.44	$2.75	22.9	12/31/2022
Total / Wtd. Avg.		1,550,123	100.0%	$4.02	$2.63	100.0%
(1)	U/W Base Rent Per Sq. Ft. was marked to market based on the appraisal’s concluded market rental rate.

The Loan.  The True Value Distribution Centers Portfolio loan (the “True Value Distribution Centers Portfolio Loan”) is a $32.4 million ($21 per sq. ft.) fixed rate loan secured by the borrower’s fee simple interest in three industrial warehouse distribution centers located in three states (each a “Property” and together the “True Value Distribution Centers Portfolio” or “Properties”) as detailed in the Property Summary table above. True Value Distribution Centers Portfolio is leased to a single tenant, True Value Company. The True Value Distribution Centers Portfolio Loan has a 10-year term and amortizes on a 25-year amortization schedule. The True Value Distribution Centers Portfolio Loan accrues interest at 4.2625% per annum.

Loan proceeds were used to refinance existing debt of approximately $30.1 million, pay closing costs and return equity to the borrower of approximately $2.0 million.  The borrower acquired the Properties in a sale-leaseback transaction as part of a larger portfolio in 2002.  The borrower reported allocated purchase prices were $28.2 million for Corsicana, $15.5 million for Woodland and $13.0 million for Kansas City.  Based on the borrower’s reported aggregate allocated purchase price and closing cost of $57.0 million ($37 per sq. ft.), the borrower has approximately $24.5 million in equity in the Portfolio. Based on the aggregate “as is” appraised value of $62.3 million as of November 2012, the aggregate cut-off date LTV is 52.1%.

The Borrower / Sponsor.   The borrower, Wrench (DE) Limited Partnership (the “Borrower”), is single purpose Delaware limited liability partnership structured to be bankruptcy-remote, with one independent director in its organization structure.  The Borrower is indirectly owned by W.P. Carey Inc. (“WPC”) and Corporate Property Associates 16 – Global Incorporated, a publicly registered, non-traded REIT managed by WPC. WPC is a New York based REIT specializing in long-term sale-leaseback financing with approximately $13.3 billion in total assets under ownership and management. As of the third quarter of 2012, WPC had a market capitalization of approximately $5.5 billion and a high-quality portfolio of premium properties consisting of: 430 properties, 39.1 million square feet, 98.4% occupancy, weighted average lease term of 9.1 years, low near-term lease rollover (10% through 2014) and a diversified portfolio across geographies, industries and property types.

Corporate Property Associates 16 – Global Incorporated (“CPA 16”) is a publicly registered non-traded REIT formed in 2003 with $1.1 billion in equity and assets of approximately $3.5 billion. CPA 16 seeks to provide investors with increasing distributions and long-term investment growth by focusing primarily on tenant creditworthiness, building lasting relationships and investing in a broadly diversified portfolio of real estate assets.  As of December 31, 2011, CPA 16’s best asset value was $9.10 per share.

The Properties.

The True Value Distribution Centers Portfolio contains three industrial warehouse distribution centers, totaling 1,550,123 sq. ft, located in Corsicana, Texas; Woodland, California and Kansas City, Missouri. The Properties are under an absolute triple-net lease to hardware retailer True Value Company.  Each Property has been outfitted with stacking and railway transport systems to handle True Value’s high volume inventory turnover.  The Properties are located in close proximity to major transportation corridors and interstate highways. Approximately $253 million of merchandise was distributed from the Properties, representing 13.5% of the True Value Company’s total revenue, in 2011. The distribution centers are in mission critical locations along major interstate highways, which distribute inventory to a total of 931 stores across 18 states.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary True Value Distribution Centers Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,442,998 52.1% 1.53x 11.2%

Corsicana, TX (47.8% of the True Value Distribution Centers Portfolio Loan, based on Allocated Loan Amount)

Property Information. The 775,443 square foot property consists of a 24’ and 32’ ceiling height, 109 dock height doors and 4 drive-in doors. Column spacing in the warehouse is 40’. The steel framed tilt-up construction sits on a reinforced concrete slab foundation. The original improvements were built in 1983 and expanded in 1998, nearly doubling the existing square footage. The 27,143 square feet of office area is located on the ground and mezzanine levels and contains open cubical space, executive offices, a conference room and a cafeteria. The office space is serviced by a roof mounted HVAC system. The parking area consists of 365 striped spaces, 236 parking spaces, 127 trailer spaces and 2 handicap spaces.  The Property is located 1.5 miles east of Interstate 45, providing easy trucking access to Dallas (57 miles away), Houston (185 miles away), San Antonio (233 miles away), Oklahoma City (263 miles away) and the ports in Galveston (235 miles away), Corpus Christi (385 miles away) and New Orleans (496 miles away). True Value ships to retailers in Texas, New Mexico, Oklahoma, Arkansas, Louisiana, and Mexico from this location. In 2011, $119.0 million in merchandise was distributed from the Corsicana facility, representing 6.4% of True Value’s total annual revenue.

Market Information.  Per the appraisal, the Property is located within the Navarro County industrial market.  The Navarro County industrial market is comprised of 14 buildings for a total of 4.0 million square feet.  The majority of the development is owner-occupied space. According toa commercial real estate information provider, only three buildings in the market contain vacant space. However, the vacancy rate is skewed upward to 43.7% due to the gap left by Home Depot in July 2012. The company recently vacated the largest building in the Navarro County market, citing the need to integrate with other facilities in Dallas as well as significant relocation incentives. Other tenants with distribution centers in the area include Kohl’s, CVS Caremark, Lowe’s, and PetSmart. A search of available buildings within the a commercial real estate information provider database reflected rental rates ranging from as low as $1.00 per square foot up to $2.30 per square foot net. It was reported that three local facilities ranging in size from 135,000 square feet to 250,000 square feet have recently signed leases with rental rates from $2.28 to $3.25 per square foot. The following table below shows in-place rent for the Property in comparison to rent comparables.

Competitive Property Summary (1)
Property Name Address City, State	Year Built	Clear Height	Tenant Name	Size (Sq. Ft.)	Term (Yrs)	Initial Rent Per Sq. Ft.	Lease Type
Corsicana 2601 East State Highway 31 Corsicana, TX	1983 and 1998	24’ and 32’	True Value Company	775,443	20	$4.00(3)	NNN
Former Home Depot 2200 S Interstate Corsicana, Texas	1981	26’	Current Listing	1,453,615	5	$2.30	NNN

Lakeside Ranch 550 Lakeside Parkway Flower Mound, Texas	2007	32’	HD Supply	457,681	5	$3.30	NNN

Allance Gateway 62 400 Patriot Drive Fort Worth, Texas	2006	32’	Exel, Inc.	297,500	5	$3.05	NNN

Gateway Distribution 300 Gateway Roanoke, Texas	1999	32’	DSC Logistics	603,050	3	$2.65	NNN

Confidential Dallas, Texas	2012	36’	Confidential	1,000,000	15	$3.60	NNN

Confidential Dallas, Texas	2009	32’	Confidential	400,000	5.5	$2.60	NNN

Prologis Park 20/35 2200-2220 Danieldale Lancaster, Texas	2007	32’	Mars	393,000	5.5	$2.58	NNN
Average / Wtd. Avg. (2)	2003	31.7’		657,835	6	$2.87	NNN
(1)	Source: Appraisal dated November 2, 2012.
(2)	Average excludes Property.
(3)	Underwritten rent marked down to $2.40 per sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary True Value Distribution Centers Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,442,998 52.1% 1.53x 11.2%

Woodland, CA (26.8% of the True Value Distribution Centers Portfolio Loan, based on Allocated Loan Amount)

Property Information. The 360,000 square foot distribution center consists of a 26’ ceiling height and 24 dock height doors. Column spacing in the warehouse is 30’. The steel framed tilt-up construction sits on a reinforced concrete slab foundation. The improvements were built in 1985. The 17,150 square feet of office is located on the ground floor and mezzanine level. The office area contains open cubical space, executive offices, a conference room and a cafeteria. The office space is serviced by a roof mounted HVAC system. The parking area consists of 342 striped spaces, with additional space for trailer parking and storage. The Property is located approximately 18 miles northwest of downtown Sacramento. The Property is located on Interstate 5, a major north/south trucking route on the west coast of the United States that connects San Diego, Los Angeles, San Francisco, Portland and Seattle. The closest major markets include Sacramento (19 miles away), San Francisco (83 miles away), Reno (147 miles away) and Salt Lake City (664 miles away). True Value ships to retailers in northern California, Nevada and Utah from this facility. In 2011, $56.6 million in merchandise was distributed from the Woodland facility, representing 3.0% of the company’s total annual revenue.

Market Information.  Per the appraisal, the Property is located within the Sacramento industrial market.  The Sacramento industrial market is comprised of 190.0 million sq. ft. As of the second quarter 2012, the Sacramento industrial market had a vacancy rate of 13.0% and asking rent of $4.43 per sq. ft. The Property is further located in the Yolo County industrial submarket, which is comprised of 33,018,727 sq. ft.  As of the second quarter 2012, Yolo County had a vacancy rate of 12.9% and asking rent of $3.84 per sq. ft. Other tenants with distribution centers in the area include Target, Sam’s Club, Walgreens, Rite Aid, and RadioShack. The following table below shows in-place rent for the Property in comparison to rent comparables.

Competitive Property Summary (1)
Property Name Address City, State	NRA	Year Built	Dock- High Doors	Drive- In Doors	Tenant Name	Size (Sq. Ft.)	Term (Yrs)	Initial Rent	Lease Type
Woodland 215 North Pioneer Avenue Woodland, CA	360,000	1985	24	12	True Value Company	360,000	20	$4.73(3)	NNN
1000 Vaughn Road Dixon, CA	325,500	1989	48	1	Gymboree	200,000	3	$2.64	NNN
Cordelia Dist Center 5200 Watt Court Suisun City, CA	238,990	1998	42	4	Updike Distribution Logistics	127,665	2	$5.40	NNN
2030 Hanson Way Woodland, CA	396,000	1992	45	3	Exel Logistics	396,000	4	$3.00	NNN
Pacific Business Park 2900 MacArthur Drive Tracy, CA	141,856	1997	47	2	Restoration Hardware	141,856	5	$3.84	NNN
Average / Wtd. Avg.(2)	275,587	1994	46	3		216,380	4	$3.72	NNN
(1)	Source: Appraisal dated November 2, 2012.
(2)	Average excludes Property.
(3)	Underwritten rent marked down to $3.00 per sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary True Value Distribution Centers Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,442,998 52.1% 1.53x 11.2%

Kansas City, MO (25.4% of the True Value Distribution Centers Portfolio Loan, based on Allocated Loan Amount)

Property Information. The 414,680 square foot distribution center has 22’ clear height, 55 dock height doors and 6 drive-in doors. Column spacing in the warehouse is 30’. The concrete block and corrugated steel sandwich panel construction sits on a reinforced concrete slab foundation. The original improvements were built in 1971, expanded in 1979 and renovated in 2012. The 11,914 square feet of office space is located on the ground floor and mezzanine level. The office area contains open cubical space, executive offices, a conference room and a cafeteria in the original building area. The space is serviced by a roof mounted HVAC system. The parking area consists of 240 striped spaces, with additional space for trailer parking and storage. The Property is located approximately 15 miles south of downtown Kansas City. Kansas City has long been a strategic distribution hub in the United States due to its central location, dynamic network of interstate highways and status as the country’s second largest rail center. The Property is located a short distance from the major trucking routes, Interstate 70 and Interstate 35. Interstate 35 is a major north/south highway stretching from Canada, south through Minneapolis, Kansas City, Oklahoma City and Dallas. Interstate 70 runs east/west from Pittsburgh, through Ohio, St. Louis, Kansas City, Denver and the West Coast. True Value ships to retailers in Kansas, Missouri, Iowa, Minnesota, North Dakota, South Dakota, Wisconsin, Oklahoma and Arkansas from the facility. In 2011, $77.3 million in merchandise was distributed from the Kansas City facility, representing 4.1% of the company’s total annual revenue.

Market Information.  Per the appraisal, the Property is located in the Kansas City industrial market. The Kansas City industrial market is comprised of 257.1 million sq. ft. The industrial market is further broken down into warehouse space, totaling over 244.2 million square feet and flex space, totaling over 12.8 million square feet. As of the third quarter 2012, the Kansas City industrial market had a vacancy rate of 6.5% and asking rent of $3.98 per sq. ft. The Property is further located in the South Jackson County industrial submarket, which is comprised of 19.1 million sq. ft. As of the third quarter 2012, asking rents increased from $4.88 to $5.08 per sq. ft. over the previous quarter.  Vacancy increased slightly over the past quarter and currently stands at 4.3%. The following table below shows in-place rent for the Property in comparison to rent comparables.

Competitive Property Summary (1)
Property Name Address City, State	NRA	Year Built	Dock- High Doors	Drive- In Doors	Tenant Name	Size (Sq. Ft.)	Term (Yrs)	Initial Rent Per Sq. Ft.	Lease Type
Kansas City 14900 US Highway 71 Kansas City, MO	414,680	1971 and 1979	55	6	True Value Company	414,680	20	$3.44(3)	NNN
Mitchell Woods Business Park 5703 Mitchell Avenue St Joseph, MO	388,671	2000	40	1	Woodstream	256,000	5	$3.50	NNN
Industrial Building 5300 Kansas Avenue Kansas City, KS	513,751	1969	50	1	Comprehensive Logistics	513,751	N/A	$2.30	NNN
Sun Life Facility 22101 W 167th St Olathe, KS	601,829	2008	67	1	Confidential	350,000	7	$4.25	NNN
Prime Source Building 6101 Parretta Drive Kansas City, MO	100,000	1986	6	1	Prime Source	100,000	12	$3.84	NNN
Botts Road Distribution Center 14100 Botts Road Kansas City, MO	499,144	1987	61	2	Church and Dwight	249,572	5.1	$2.83	NNN
Average / Wtd. Avg. (2)	420,679	1990	45	1		293,865	7	$3.34	NNN
(1)	Source: Appraisal dated November 5, 2012.
(2)	Average excludes Property.
(3)	Underwritten rent marked down to $2.75 per sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary True Value Distribution Centers Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,442,998 52.1% 1.53x 11.2%

Tenancy.  True Value Distribution Centers Portfolio is leased to True Value Company (“Tenant”) under a single lease that is absolute triple net (“True Value Lease”).  Tenant is responsible to directly pay all costs associated with the operation and maintenance of the Property, including taxes, insurance, and the maintenance, repair, and replacement of all building systems.  The lease terminates on December 31, 2022 and the Tenant has two extension options at fair market rents: a first renewal term of nine years and eleven months and a second renewal term of ten years.  Tenant is required to notify landlord in writing of its election to exercise the applicable option as to any related premises no later (i) than twelve months prior to the applicable renewal date with respect to the first renewal term or (ii) not earlier than eighteen (18) months and not later than fifteen (15) months with respect to the second renewal term. Base rent is payable quarterly in advance. Current base rent for each Property is shown above in the Tenant Summary schedule.  Base rent increases annually at 2.0%.

True Value Company, headquartered in Chicago, is one of the world’s largest retailer-owned hardware cooperatives. The True Value cooperative includes approximately 5,000 independent retailer locations worldwide operating under the store identities of True Value, Grand Rental Station, Taylor Rental, Party Central, Home & Garden Showplace and Induserve Supply.  The cooperative supports its retailers through 12 regional distribution centers. These locations were specifically selected by the True Value Company based on proximity to member stores and regional shipping routes in order to meet the diverse, high volume distribution needs of its retailers. For the nine months ending Sept. 29, 2012, True Value reported revenue of $1,433.0 million, an increase of 0.7 percent or $10.0 million from $1,423.0 million for the same period a year ago. Comparable store sales to core domestic hardware store outlets were up 2.5% in the nine-month period. For the twelve months ending December 31, 2011, True Value generated net income of $60.3 million and EBITDA of $79.3 million on sales of $1.9 billion. EBITDA covered interest expense 9.4 times. The True Value Company had a balance sheet with a Debt/Equity ratio of 1.03x and Debt/EBITDA ratio of 2.1x. The company has a $250 million line of credit, with only $3.4 million of outstanding borrowings at the end of 2011.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary True Value Distribution Centers Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,442,998 52.1% 1.53x 11.2%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 9/30/2012	U/W	U/W Per Sq. Ft.
Base Rent	$5,867,613	$5,984,965	$6,102,517	$6,233,329	$4.02
Mark-to-Market Adjustment(1)	0	0	0	(2,151,896)	(1.39)
Gross Potential Income	$5,867,613	$5,984,965	$6,102,517	$4,081,433	$2.63
Less: Vacancy	0	0	0	(445,385)	(10.9%)
Effective Gross Income	$5,867,613	$5,984,965	$6,102,517	$3,636,048	$2.35
Total Operating Expenses(2)	0	0	0	0	0
Net Operating Income	$5,867,613	$5,984,965	$6,102,517	$3,636,048	$2.35
TI/LC	0	0	0	239,324	0.15
Capital Expenditures	0	0	0	155,012	0.10
Net Cash Flow	$5,867,613	$5,984,965	$6,102,517	$3,241,712	$2.09
(1)	Mark-to-Market Adjustment based on appraisal’s concluded market rental rate. (Woodlands to $3.00 per sq. ft. / Corsicana to $2.40 per sq. ft. / Kansas City - $2.75 per sq. ft.).
(2)	Tenant is responsible to pay all operating expenses directly.

Property Management.  The True Value Distribution Centers Portfolio is self-managed.

Lockbox / Cash Management.   The True Value Distribution Centers Portfolio Loan is structured with a hard lockbox and springing cash management.  Active cash management with respect to the applicable Property is triggered upon, amongst other things, (i) an event of default, (ii) any voluntary or involuntary bankruptcy or insolvency proceeding of the tenant, (iii) any termination or cancellation of the True Value Lease (including, without limitation, the rejection of the True Value Lease in any bankruptcy or similar insolvency proceeding) and/or the True Value Lease failing to otherwise be in full force and effect, (iv) tenant “going-dark” or otherwise ceasing to operate with respect to either the Corsicana Property, the Woodland Property or the Kansas City Property or (v) tenant failing to exercise its option to renew the term of the True Value Lease on or prior to December 31, 2021 (“Corsicana Triggering Event”, a “Woodland Triggering Event” and/or “Kansas City Triggering Event”).

Initial Reserves.  None.

Ongoing Reserves.  Upon (i) the occurrence of any default by the tenant under the True Value Lease (a) with respect to an obligation to pay money, or (b) with respect to the maintenance of insurance at the Properties pursuant True Value Lease and/or (ii) the occurrence of any termination or cancellation of the True Value Lease (including, without limitation, the rejection of the True Value Lease in any bankruptcy or similar insolvency proceeding) and/or the True Value Lease failing to otherwise be in full force and effect, the True Value Distribution Centers Portfolio Loan documents require monthly escrows for real estate taxes and insurance. However, no monthly escrows for insurance is required if the liability or casualty policy maintained by Borrower covering the Portfolio shall constitute an approved blanket or umbrella policy. Upon a Corsicana Triggering Event, a Woodland Triggering Event and/or Kansas City Triggering Event; the True Value Distribution Centers Portfolio Loan documents require monthly deposits into a replacement reserve and a rollover reserve, subject to caps, as set forth in the following table:

Replacement Reserve and Rollover Reserves
Property	Monthly Replacement Reserve	Replacement Reserve Cap	Monthly Rollover Reserve	Rollover Reserve Cap
Corsicana	$38,772	$155,089	$345,728	$1,382,911
Woodland	$18,000	$72,000	$192,500	$770,000
Kansas City	$20,734	$82,936	$134,266	$537,064
Total	$77,506	$310,025	$672,494	$2,689,975

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary True Value Distribution Centers Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,442,998 52.1% 1.53x 11.2%

Partial Release.  The True Value Distribution Centers Portfolio Loan documents permit the Borrower to obtain a release of a Property from the lien of the related mortgage after the lockout period, subject to, among other things, (i) no event of default has occurred (ii) the Property to be released is no longer subject to the True Value Lease, (iii) delivery of defeasance collateral in an amount equal to or greater than 115% of the Allocated Loan Amount, (iv) the DSCR for the remaining Properties shall be no less than (a) the DSCR immediately prior to release and (b) the DSCR existing at loan closing, (v) the LTV ratio for the remaining Properties shall be no greater than the lesser of (a) the closing date LTV and (b) the LTV prior to the release date and (vi) the debt yield shall be no less than the greater of (a) 12.5% and (b) the greater of the debt yield for Properties as of closing and prior to the release date.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary True Value Distribution Centers Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,442,998 52.1% 1.53x 11.2%

Denton
Decatur
Frisco
McKinney
Commerce
Greenville
New Fairview
Northlake
Lewisville
Allen
Plano
Richardson
Garland
FORT WORTH
Irving
DALLAS
Mesquite
Terrell
Weatherford
Grand Prairie
Arlington
Lancaster
Kaufman
Burleson
Mansfield
Cleburne
Waxahachie
Ennis
Athens
Corsicana
Hillsboro
Meridian
Mexia
Downtown
Independence
KANSAS CITY
Shawnee
Merriam
Mission
Roeland Park
Mission Hills
Raytown
Prairie Village
Lenexa
OVERLAND PARK
Leawood
Lee's Summit
Grandview
Olathe
Belton
Raymore
KANSAS
MISSOURI
Roseville
Foothill Farms
Rio Linda
North Highlands
Woodland
Carmichael
Arden
Davis
Winters
West Sacramento
SACRAMENTO
Florin
Vineyard
Dixon
Elk Grove
Laguna
Vacaville

True Value Distribution Centers Portfolio

1	Corsicana	2601 East State Highway 31	Corsicana, TX
2	Woodland	215 North Pioneer Avenue	Woodland, CA
3	Kansas City	14900 US Highway 71	Kansas City, MO

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

1865 Hotel Circle South San Diego, CA 92108	Collateral Asset Summary Residence Inn San Diego Mission Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,937,000 56.0% 1.86x 12.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

1865 Hotel Circle South San Diego, CA 92108	Collateral Asset Summary Residence Inn San Diego Mission Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,937,000 56.0% 1.86x 12.8%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank PLC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Hospitality – Extended Stay
Sponsor:	Chatham Lodging Trust		Collateral:	Fee Simple
Borrower:	Chatham RIMV LLC		Location:	San Diego, CA
Original Balance:	$30,937,000		Year Built / Renovated:	2003 / 2011
Cut-off Date Balance:	$30,937,000		Number of Rooms:	192
% by Initial UPB:	2.1%		Property Management:	Island Hospitality Management III,
Interest Rate:	4.6560%			Inc.
Payment Date:	6th of each month		Underwritten NOI:	$3,947,709
First Payment Date:	March 6, 2013		Underwritten NCF:	$3,567,353
Maturity Date:	February 6, 2023		Appraised Value:	$55,200,000
Amortization:	360 months		Appraisal Date:	November 13, 2012
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)		Historical NOI
Lockbox / Cash Management:	Hard / Springing		Most Recent NOI:	$4,311,814 (T-12 November 30, 2012)
			2nd Most Recent NOI:	$3,233,556 (December 31, 2011)
Reserves(1)			3rd Most Recent NOI:	$3,816,658 (December 31, 2010)
	Initial	Monthly
Taxes:	$0	$52,262	Historical Occupancy
Insurance:	$0	Springing	Most Recent Occupancy:	93.4% (November 30, 2012)
Immediate Repairs:	$46,578	$0	2nd Most Recent Occupancy:	82.7% (December 31, 2011)
FF&E:	$0	1/12th of 4% of Gross Income	3rd Most Recent Occupancy:	93.1% (December 31, 2010)
			(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
Financial Information
Cut-off Date Balance / Room		$161,130
Balloon Balance / Room:		$130,933
Cut-off Date LTV:		56.0%
Balloon LTV:		45.5%
Underwritten NOI DSCR:		2.06x
Underwritten NCF DSCR:		1.86x
Underwritten NOI Debt Yield:		12.8%
Underwritten NCF Debt Yield:		11.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

1865 Hotel Circle South San Diego, CA 92108	Collateral Asset Summary Residence Inn San Diego Mission Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,937,000 56.0% 1.86x 12.8%

The Loan.  The Residence Inn San Diego Mission Valley loan (the “Residence Inn San Diego Mission Valley Loan”) is a $30.9 million, ($161,130 per room) fixed rate loan secured by the borrower’s fee simple interest in a 192 room, extended stay hotel located in San Diego, California (the “Property”). The Residence Inn San Diego Mission Valley Loan will have a 10-year term and amortizes on a 30-year amortization schedule. The Residence Inn San Diego Mission Valley Loan will accrue interest at 4.6560% per annum.

Loan proceeds and borrower equity will be used to refinance existing debt of approximately $39.7 million and pay closing costs.  At loan closing, the borrower will contribute approximately $9.1 million in cash equity. In 2011, the borrower purchased the Property from the Innkeepers Portfolio’s Bankruptcy for $53.0 million and subsequently invested $614,000 in capital upgrades. The resulting cost basis at the Property is $53.6 million and the proposed loan to cost ratio is 57.7%. Based on the “as is” appraised value of $55.2 million as of November 13, 2012, the cut-off date LTV is 56.0%.

The Borrower / Sponsor.   The borrower, Chatham RIMV LLC, a Delaware limited liability company (the “Borrower”), will be a single purpose limited liability company structured with an independent director in its organizational structure.  The Borrower is owned by Chatham Lodging Trust. Chatham Lodging Trust was formed as a Maryland REIT on October 26, 2009. The company is internally-managed and was organized to invest primarily in premium-branded upscale extended-stay and select-service hotels.

As of June 30, 2012, Chatham Lodging Trust owned 18 hotels with an aggregate of 2,414 rooms located in 10 states and the District of Columbia. Wholly-owned hotels includes upscale extended-stay hotels that operate under the Homewood Suites by Hilton brand (eight hotels) and Residence Inn by Marriott brand (six hotels), as well as premium-branded select service hotels that operate under the Courtyard by Marriott brand (one hotel), the Hampton Inn and Suites by Hilton brand (one hotel), the SpringHill Suites by Marriott brand (one hotel) and the Doubletree Suites by Hilton brand (one hotel). Chatham Lodging Trust also invests in premium-branded select-service hotels such as Courtyard by Marriott, Hampton Inn and Suites, SpringHill Suites by Marriott and Doubletree Suites. Additionally, Chatham holds a 10.3% minority interest in a  joint venture that owns 58 hotels with 7,550 rooms.

The Property.  The Property is 5-story, 220,849 sq. ft., extended stay hotel that was built in 2003, renovated in 2011 and features 192 guestrooms. The Property is located on 1865 Hotel Circle South, San Diego, California 92108. There are 92 one bedroom king suites, 60 one-bedroom queen suites, 24 two-bedroom family suites and 16 two-bedroom suites. During the 2011 renovation, guestrooms received new softgoods, carpeting, vinyl wall-covering, flat-panel televisions, stainless steel kitchen appliances, sofas and granite kitchen countertops. The Property’s amenities include custom design children’s suites, complimentary wired and wireless internet access, a full service business center, onsite game room and lounge, kids corner, backyard barbeque area and laundry facilities as well as a 24-hour onsite market. Suite-style guestrooms offer free high-speed wireless internet access, separate living and sleeping areas, a pull-out sofa sleeper, and a fully-equipped kitchen, and various other standards. Property services include complimentary hot breakfast, outdoor heated pool, spa, and kid’s pool, fitness center, onsite parking, and housekeeping service. The demand segmentation for the Property is 55% extended stay, 25% commercial/government, 10% group and 10% leisure. The Property is subject to a franchise agreement with Marriott International, Inc. that expires in July 2031, with no renewals (“Franchise Agreement”).

Market. The Property is located in the city of San Diego, California. San Diego is a coastal southern California city located in the southwestern corner of the continental United States. It is the second-largest city in California and the eighth largest in the United States.  In addition to wireless technology, San Diego’s economy is influenced by its port, which includes the only major submarine and shipbuilding yards on the West Coast, as well as the largest naval fleet in the world. Due to the military presence in San Diego, major national defense contractors are headquartered in San Diego. Tourism is also a major industry, owing to the city’s favorable climate. The Property is located in the Mission Valley area of central San Diego, which constitutes a corridor from Interstate 5 on the west side to Interstate 15 on the east side, with Friars Road representing the northern boundary, and the businesses south of Hotel Circle South and Camino del Rio South representing the southern boundary. Nearby amenities include the various Naval Stations, the San Diego Convention Center, San Diego International Airport, Fashion Valley Mall, SeaWorld, the San Diego Zoo and Petco Park. The neighborhood is characterized as 35% retail/restaurant use, 25% office use, 10% hotel use, 10% residential use, 10% vacant and 10% other.

Operating Performance. According to a travel research company, the Property has historically outperformed the selected competitive set in terms of ADR and RevPAR since at least 2010.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

1865 Hotel Circle South San Diego, CA 92108	Collateral Asset Summary Residence Inn San Diego Mission Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,937,000 56.0% 1.86x 12.8%

Historical Occupancy, ADR and RevPar(1)
Residence Inn San Diego Mission Valley	T-12 10/31/2012	T-12 10/31/2011	T-12 10/31/2010

Occupancy	93.0%	82.3%	90.7%
ADR	$141.91	$137.24	$139.21
RevPar	$131.95	$112.94	$126.21
Competitive Set(2)	T-12 10/31/2012	T-12 10/31/2011	T-12 10/31/2010
Occupancy	80.1%	78.1%	75.8%
ADR	$126.72	$120.81	$119.99
RevPar	$101.49	$94.32	$90.92
Penetration	T-12 10/31/2012	T-12 10/31/2011	T-12 10/31/2010
Occupancy	116.1%	105.4%	119.6%
ADR	112.0%	113.6%	116.0%
RevPar	130.0%	119.7%	138.8%
(1)	Source: Travel Research Report.
(2)
Competitive Set includes: Hilton San Diego Mission Valley, Sheraton Hotel San Diego Mission Valley, Doubletree San Diego Hotel Circle, Residence Inn San Diego Central, Residence Inn San Diego La Jolla, Courtyard San Diego Old Town and Residence Inn San Diego Downtown.

Primary Competitive Set(1)
Property	Rooms	Extended Stay	Commercial	Group	Leisure	Occupancy(2)	ADR(2)	RevPAR(2)
Residence Inn San Diego Mission Valley	192	55%	25%	10%	10%	82.8%	$138.96	$115.01
Courtyard by Marriott San Diego Mission Valley Hotel Circle	317	3%	45%	15%	37%	85.0%	$117.00	$99.45

Courtyard by Marriott San Diego Old Town	176	3%	40%	10%	47%	81.0%	$125.00	$100.79

DoubleTree Club San Diego	219	5%	35%	20%	40%	82.0%	$108.00	$88.17

Homewood Suites by Hilton San Diego Airport Liberty Station	150	60%	30%	5%	5%	91.0%	$141.00	$127.91

Residence Inn by Marriott San Diego Downtown	121	55%	25%	10%	10%	86.0%	$128.00	$109.66
Total / Wtd. Avg.	1,175	25%	35%	12%	27%	84.2%	$124.51	$104.78
(1)	Source: Appraisal.
(2)	Estimated 2011 Performance.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

1865 Hotel Circle South San Diego, CA 92108	Collateral Asset Summary Residence Inn San Diego Mission Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,937,000 56.0% 1.86x 12.8%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 11/30/2012	Underwriting	U/W per Room
Occupancy	91.0%	82.8%	93.4%	89.0%
ADR	$139.04	$138.96	$142.19	$142.19
RevPAR	$126.54	$115.01	$132.84	$126.55

Room Revenue	$8,867,594	$8,060,148	$9,335,235	$8,868,729	$46,191
Telephone Revenue	14,216	11,332	10,980	10,980	57
Other Revenue	531,997	631,020	629,198	629,198	3,277
Total Dept. Revenues	$9,413,807	$8,702,500	$9,975,413	$9,508,907	$49,526
Total Dept. Expenses	2,037,889	2,308,515	2,052,902	1,950,313	10,158
Total Dept. Profit	$7,375,918	$6,393,985	$7,922,511	$7,558,594	$39,368
Total Undistributed Expenses	2,698,786	2,595,578	2,930,879	2,902,918	15,119
Total Fixed Expenses	860,474	564,851	679,818	707,967	3,687
Net Operating Income	$3,816,658	$3,233,556	$4,311,814	$3,947,709	$20,561
FF&E	0	0	0	380,356	1,981
Net Cash Flow	$3,816,658	$3,233,556	$4,311,814	$3,567,353	$18,580

Property Management.  The Property is managed by Island Hospitality Management III, Inc. Island Hospitality Management III, Inc., a Palm Beach, Florida based company, was founded in 1986 by President and CEO Jeffrey H. Fisher as JF Hotel. As of October 1, 2012, they operate over 70 hotels representing 14 major limited-service brands across the United States in 22 states plus the District of Columbia. The company has been steadily growing, with the 5 most recent hotels added to management in 2010.

Lockbox / Cash Management.   The Residence Inn San Diego Mission Valley Loan will be structured with a hard lockbox and springing cash management.  All excess cash will be swept into a lender controlled account upon the occurrence of one of the following events: (i) an event of default or (ii) the DSCR falling below 1.15x for two consecutive quarters.

Initial Reserves.  At closing, the Borrower deposited $46,578 into an immediate repairs reserve account.

Ongoing Reserves.  On a monthly basis, the Borrower will be required to make monthly deposits into the real estate tax reserve in the amount of $52,262. At the option of lender, if the liability or casualty policy maintained by Borrower covering the Property shall not constitute an approved blanket or umbrella policy pursuant to the loan documents, or lender shall require Borrower to obtain a separate policy pursuant the loan agreement, Borrower will be required to deposit into the insurance reserve one-twelfth of the insurance premiums that lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration of the policies. In addition, the Borrower will be required to make monthly deposits into the replacement reserve equal to the greater of one-twelfth of (i) 4.0% of the gross income from operations and (ii) the amount of deposit required by the franchisor for FF&E under the Franchise Agreement.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

1865 Hotel Circle South San Diego, CA 92108	Collateral Asset Summary Residence Inn San Diego Mission Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,937,000 56.0% 1.86x 12.8%

Residence Inn San Diego Mission Valley
1865 Hotel Circle South
San Diego, CA 92108
La Jolla
Pacific Beach
Mission Beach
Mission Bay
Mission Bay Park
Tecolote Canyon Natural Park
Kate O. Sessions Mem. Park
Mission Bay Golf Course
Sea World San Diego
South Mission Beach Park
San Diego River
Pacific Ocean
Ocean Beach Athletic Area
Valley View Casino Center
Midway Towne Center
University of San Diego
Mission Valley
Fashion Valley
Hazard Center
Westfield Mission Valley
Mission Valley West
Riverwalk Golf Course
SD TROLLEY
Ocean Beach Fwy
Presidio Park
Old Town SD State Historic Park
OLD TOWN
Old Town
Mission Hills
Hillcrest
UCSD Medical Ctr.-Hillcrest
Scripps Mercy Hospital
University Heights
Serra Mesa
Friars-Mission Shopping Ctr.
Mission Hills Park
Loma Square
SAN DIEGO
San Diego Marine Corps Recruit Depot
San Diego International Airport
Midtown
Park West
Ocean Beach
Point Loma
Sunset Cliffs
Point Loma Nazarene University
Sunset Cliffs Park
San Diego Bay
Shoreline Park
Little Italy
San Diego Zoo
Balboa Park
Bob Wilson Naval Hospital
Balboa Stadium
San Diego City College
SANTA FE DEPOT
Downtown
Horton Plaza
Seaport Village
Petco Park
San Diego Convention Center
North Island Naval Air Station
US Naval Reservation
Sea N Air Golf Course
Coronado
SAN DIEGO TROLLEY
Oceanside
Vista
Carlsbad
San Marcos
Escondido
Encinitas
Solana Beach
Del Mar
Rancho Bernardo
Poway
Ramona
Santee
El Cajon
La Mesa
Lemon Grove
Spring Valley
Jamul
Coronado
National City
Chula Vista
Imperial Beach
TIJUANA
UNITED STATES
MEXICO
CLEVELAND NATIONAL FOREST
SAN DIEGO COUNTY

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary Summit Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,350,000 60.0% 1.93x 13.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary Summit Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,350,000 60.0% 1.93x 13.7%

Mortgage Loan Information			Property Information
Loan Seller:	KeyBank National Association		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Acquisition		Property Type:	Hospitality – Limited Service
Sponsor:	Summit Hotel OP, LP		Collateral:	Fee Simple
Borrower:	Summit Hospitality XIII, LLC		Location(3):	Various
Original Balance:	$29,350,000		Year Built / Renovated(3) :	Various / Various
Cut-off Date Balance:	$29,350,000		Total Rooms:	531
% by Initial UPB:	2.0%		Property Management:	Select Hotels Group, L.L.C.
Interest Rate:	4.4600%		Underwritten NOI:	$4,022,467
Payment Date:	1st of each month		Underwritten NCF:	$3,423,245
First Payment Date:	March 1, 2013		Appraised Value:	$48,900,000
Maturity Date:	February 1, 2023		Appraisal Date(4):	November 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(24), D(93), O(3)		Most Recent NOI:	$4,171,820 (T-12 October 31, 2012)
Lockbox / Cash Management:	Hard / Springing		2nd Most Recent NOI:	$3,945,915 (December 31, 2011)
			3rd Most Recent NOI:	$3,802,757 (December 31, 2010)
Reserves(1)
	Initial	Monthly	Historical Occupancy
Taxes:	$185,064	$64,291	Most Recent Occupancy:	77.1% (October 31, 2012)
Insurance:	$0	Springing	2nd Most Recent Occupancy:	76.0% (December 31, 2011)
FF&E(2):	$54,642	$54,642	3rd Most Recent Occupancy:	72.6% (December 31, 2010)
Required Repairs:	$201,260	$0
(1)    See “Initial Reserves” and “Ongoing Reserves” herein.
(2)    Ongoing monthly FF&E shall be equal to 1/12thof 4.0% of the greater of the (a) total gross income from operations for the immediately preceding calendar year and (b) total projected gross income from operations set forth in the approved annual budget for the immediately following calendar year.
(3)    See the Property Summary chart herein.
(4)    See “The Properties” section herein.

PIP Reserve:	$4,573,081	$0

Financial Information
Cut-off Date Balance / Room:		$55,273
Balloon Balance / Room:		$44,615
Cut-off Date LTV:		60.0%
Balloon LTV:		48.4%
Underwritten NOI DSCR:		2.26x
Underwritten NCF DSCR:		1.93x
Underwritten NOI Debt Yield:		13.7%
Underwritten NCF Debt Yield:		11.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary Summit Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,350,000 60.0% 1.93x 13.7%

Property Summary
Property Name	Location	Metropolitan Statistical Area	Rooms	Year Built / Renovated	Allocated Loan Amount	Appraised Value	10/31/12 Occupancy

Hyatt Place – Lombard	Lombard, IL	Chicago-Naperville-Joliet	151	1999 / 2006	$10,900,000	$17,300,000	84.8%

Hyatt Place – Lone Tree	Lone Tree, CO	Denver-Aurora	127	1998 / 2006	7,200,000	10,700,000	81.3%

Hyatt Place – Englewood	Englewood, CO	Denver-Aurora	126	1998 / 2006	6,650,000	11,700,000	76.2%

Hyatt Place – Arlington	Arlington, TX	Dallas-Fort Worth-Arlington	127	1996 / 2012	4,600,000	9,200,000	64.6%

Total / Wtd. Avg.:			531		$29,350,000	$48,900,000	77.1%

The Loan.  The Summit Hotel Portfolio loan (the “Summit Hotel Portfolio Loan”) is a $29.4 million, fixed rate loan secured by the borrower’s fee simple interest in four limited service hotels located in three states (each a “Property” and together the “Summit Hotel Portfolio Properties” or “Portfolio”) as detailed in the Property Summary table above.  All of the Summit Hotel Portfolio Properties are located in major metropolitan areas.  The Summit Hotel Portfolio Loan has a 10-year term, and amortizes on a 30-year amortization schedule. The Summit Hotel Portfolio Loan accrues interest at 4.4600% per annum. Loan proceeds were utilized to recapitalize a portion of the acquisition cost of the Summit Hotel Portfolio Properties, which were purchased in October 2012 for approximately $44.2 million, pay closing costs of approximately $269,332, and fund upfront reserves of $5,014,047. Based on the appraised value of $48.9 million as of November 2012, the cut-off date LTV is 60.0%.

The Borrower / Sponsor / Operators. The borrower, Summit Hospitality XIII, LLC (the “Borrower”), is a single member Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  Summit Hotel OP, LP (the “Sponsor”), a Delaware limited partnership is the non-recourse carveout guarantor for the Summit Hotel Portfolio Loan. Summit Hotel TRS 008, LLC, Summit Hotel TRS 013, LLC, Summit Hotel TRS 014, LLC and Summit Hotel TRS 024, LLC (collectively, the “Operators”), each a Delaware limited liability company operate one of the 4 individual properties. The Operators are affiliates of the Borrower and the Sponsor.

The Sponsor is controlled by Summit Hotel Properties, Inc. (NYSE:INN). Summit Hotel Properties, Inc. (“Summit”) focuses primarily on acquiring and owning premium-branded, select-service hotels in the upscale and upper midscale segments of the U.S. lodging industry.  Summit currently owns a portfolio of 86 hotels with a total of 9,383 guestrooms located in 21 states. Their core franchise brands include Marriott, Hilton, Hyatt and InterContinental, which account for approximately 94% of their portfolio.  Based on total number of rooms, approximately 66% of Summit’s portfolio is positioned in the top 50 metropolitan statistical areas, or MSAs, and approximately 84% is located within the top 100 MSAs.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary Summit Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,350,000 60.0% 1.93x 13.7%

The Properties

Hyatt Place – Lombard (37.1 % of the Summit Hotel Portfolio Loan)

Property Information.  The Hyatt Place – Lombard is a six story, limited service hotel located in Lombard, Illinois.  The improvements were constructed in 1999 and include 151 guest rooms (62 King Suites, 82 Double, with seven handicap accessible rooms).  Amenities include 975 sq. ft. of meeting space, business and fitness centers, indoor pool and whirlpool, breakfast room, snack bar, and lounge.  Guestrooms feature a king or two double beds, divided living and sleeping areas, media and work center with 42-inch flat panel HDTV, an oversized sleeper sofa, wet bar, mini refrigerator and complimentary Wi-Fi.  There are 157 parking spaces at the premises.  The Property underwent a complete renovation when it was converted to a Hyatt Place in 2006, including rooms, hard goods, soft goods, and common areas.  From 2008 through 2011 approximately $229,742 was spent on capital expenditures at the Property, and $687,819 ($4,555 per room) is expected to be spent over the next two years under the property improvement plan.  Based on the November 1, 2012 appraisal, the property was valued at $17.3 million or $114,570 per room.

The Market.  The subject property is located off Interstate 88 approximately 20 miles west of Chicago in the city of Lombard, Illinois.  The Property is located on the west side of Fountain Square Drive, just north of Butterfield Road and east of Yorktown Center.  The immediate area is improved with upscale condominiums and a mixture of office, lodging, multifamily, and retail uses. Chicago’s O’Hare International Airport is located approximately 18 miles to the northeast and Midway Airport is located 24 miles to the southeast.  Commercial demand in the market is generated by a wide array of corporate tenants including McDonald’s Corporation, Oracle, Ace Hardware, Alcatel, Safeway, SAP, Van Kampen Investments, DeVry, and General Electric.  Leisure demand drivers include Aurora Premium Outlets, Morton Arboretum, Brookfield Zoo, Oak Brook Polo Grounds, Chicagoland Speedway/Joliet, Oakbrook Center and Yorktown Center.

Operating Performance.

Historical Occupancy, ADR, and RevPAR(1)
Hyatt Place - Lombard Property	T-12 December 2010	T-12 December 2011	T-12 October 2012
Occupancy	80.4%	85.7%	84.8%
ADR	$86.53	$93.35	$99.88
RevPAR	$69.59	$80.03	$84.73
Competitive Set(2)	T-12 December 2010	T-12 December 2011	T-12 October 2012
Occupancy	71.0%	71.5%	72.5%
ADR	$97.04	$104.82	$111.14
RevPAR	$68.87	$74.98	$80.59
Penetration	T-12 December 2010	T-12 December 2011	T-12 October 2012
Occupancy	113.3%	119.8%	117.0%
ADR	89.2%	89.1%	89.9%
RevPAR	101.0%	106.7%	105.1%
(1)	Source: Property Occupancy, ADR, RevPAR based on Smith Travel Research reports.
(2)	Competitive Set includes: Embassy Suites Chicago Lombard Oak Brook, Courtyard Chicago Oakbrook Terrace, Hilton Garden Inn Chicago Oakbrook Terrace, Staybridge Suites Chicago Oakbrook Terrace.

Primary Competitive Set(1)(2)
Property	Rooms	Commercial	Group	Extended-Stay	Leisure	Occupancy	ADR	RevPAR

Hyatt Place – Lombard	151	50%	10%	5%	35%	85.7%	$93.35	$80.03

Embassy Suites Chicago Lombard Oak Brook	262	40%	20%	5%	35%	67.0%	$119.00	$79.73

Courtyard Chicago Oakbook Terrace	147	45%	10%	5%	40%	71.0%	$97.00	$68.87

Hilton Garden Inn Chicago Oakbrook Terrace	128	45%	15%	5%	35%	76.0%	$102.00	$77.52

Staybridge Suites Chicago Oakbrook Terrace	112	20%	5%	60%	15%	79.0%	$82.00	$64.78
Total/Wtd. Avg.	800	41%	13%	13%	33%	74.4%	$101.28	$75.34
(1)	Source: Appraisal.
(2)	Estimated 2011 performance.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary Summit Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,350,000 60.0% 1.93x 13.7%

Hyatt Place – Lone Tree (24.5% of the Summit Hotel Portfolio Loan)

Property Information.  The Hyatt Place – Lone Tree is a six story, limited-service hotel built in 1998 containing 127 guestrooms (69 King Suites, 58 Double, with seven Handicap accessible rooms), 1,104 sq. ft. of meeting space, business and fitness centers, breakfast room, café/lounge, and an indoor swimming pool.  Guestrooms feature divided living and sleeping areas, a king or two double beds, media and work center with 42-inch flat panel HDTV, an oversized sleeper sofa, wet bar, mini refrigerator, and complimentary  Wi-Fi.  Amenities include a complimentary hot breakfast, the Bakery Café offering Starbucks coffee, and a 24/7 Guest Kitchen with made-to-order snacks and entrees.  Complimentary parking is provided on-site for 127 vehicles.  The Property underwent a complete renovation when it was converted to a Hyatt Place in 2006, including rooms, hard goods, soft goods, and common areas.  From 2008 through 2011 approximately $381,069 was spent on capital expenditures at the Property, and approximately $1.19 million ($9,356 per room) is expected to be spent over the next two years under the property improvement plan.  Based on the November 27, 2012 appraisal, the Property was valued at $10.7 million or $84,252 per room.

The Market. The Property is located approximately 15 miles south of Denver in the southern portion of the Denver metropolitan statistical area.  The property is located at the west end of East Westview Road, east of South Parkland Road, north of South Yosemite Street, and south of East country Line Road, which has an interchange with Interstate 25 approximately four blocks east of the Property.  The immediate neighborhood is dominated by Park Meadows Mall, a 1.57 million sq. ft regional mall anchored by Macy’s, Nordstrom’s, Dillard’s, and JC Penney.  Centennial Promenade, a major business complex is located to the north along with additional retail.  The Property benefits from good access due to its proximity to Interstate 25.  The Denver International Airport is located 37 miles to the northeast.  Corporate demand drivers in the market include CH2M Hill, EcoStar/Dish Network, Innospeck, Comcast, Trizetto, Great Western Life, National Cattlemen’s Beef Association, Oracle and Verizon.

Operating Performance.

Historical Occupancy, ADR, and RevPAR(1)
Hyatt Place – Lone Tree Property	T-12 December 2010	T-12 December 2011	T-12 October 2012
Occupancy	70.0%	78.9%	81.3%
ADR	$84.06	$86.13	$88.17
RevPAR	$58.88	$67.96	$71.66
Competitive Set(2)	T-12 December 2010	T-12 December 2011	T-12 October 2012
Occupancy	64.0%	65.8%	67.2%
ADR	$80.48	$83.15	$87.15
RevPAR	$51.52	$54.68	$58.52
Penetration	T-12 December 2010	T-12 December 2011	T-12 October 2012
Occupancy	109.4%	120.0%	121.0%
ADR	104.4%	103.6%	101.2%
RevPAR	114.3%	124.3%	122.4%
(1)	Source: Occupancy, ADR, RevPAR based on Smith Travel Research reports.
(2)	Competitive Set includes Courtyard Denver South Park Meadows Mall, Drury Inn & Suites Denver Tech Center, Hilton Garden Inn Denver South Meridian, Staybridge Suites Denver South Park Meadows.

Primary Competitive Set(1)(2)
Property	Rooms	Transient(3)	Meeting & Group	Occupancy	ADR	RevPAR

Hyatt Place – Lone Tree	127	85%	15%	78.9%	$86.12	$67.95

Courtyard Denver South Park Meadows Mall	156	85%	15%	65.0%	$91.00	$59.15

Drury Inn & Suites Denver Tech Center	160	80%	20%	63.0%	$83.00	$52.29

Hilton Garden Inn Denver South Meridian	157	85%	15%	65.0%	$81.00	$52.65

Staybridge Suites Denver South Park Meadows	115	90%	10%	72.0%	$77.00	$55.44
Total/Wtd. Avg.	715	85%	15%	68.1%	$83.87	$57.15
(1)	Source: Appraisal.
(2)	Estimated 2011 performance.
(3)	Includes individual commercial and leisure demand.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary Summit Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,350,000 60.0% 1.93x 13.7%

Hyatt Place – Englewood (22.7% of the Summit Hotel Portfolio Loan)

Property Information The Hyatt Place – Englewood  is a six-story limited-service hotel built in 1998 containing 126 guestrooms (62 King Suites, 58 Double, and six Handicap accessible rooms), 1,104 sq. ft. of meeting space, business and fitness centers, café/lounge and an indoor swimming pool.  Guestrooms feature divided living and sleeping areas, a king or two double beds, a media and work center with 42-inch flat panel HDTV, an oversized sleeper sofa, wet bar, mini refrigerator and complimentary Wi-Fi.  Amenities include complimentary breakfast served daily with light fare available for purchase 24 hours a day in the café, and complimentary on-site parking for 146 vehicles.  The Property underwent a complete renovation when it was converted to a Hyatt Place in 2006, including rooms, hard goods, soft goods, and common areas.  From 2008 through 2011 approximately $111,969 was spent on capital expenditures at the Property and $1,193,187 ($9,470 per room) is expected to be spent over the next two years under the property improvement plan.  Based on the appraisal as of November 27, 2012, the property was valued at $11.7 million or $92,857 per room.

The Market. The Property is located in Englewood, Colorado, six miles south of downtown Denver along Interstate 25 within the Denver-Aurora-Broomfield Metropolitan Statistical Area.  The Denver Tech Center (“DTC”), located approximately three miles north of the Property is a 909-acre development with over 14 million sq. ft. of current development. The DTC is home to approximately 1,000 companies, 35,000 employees and 9.4 million sq. ft. of office space. The Property is surrounded by office buildings that are part of the Denver Tech Center, with additional retail properties located to the north and the east of the Property. Additional corporate demand drivers in the market include CH2M Hill, Trizetto, Kiewitt, Oracle, Great Western Life, Sprint, Verizon, IBM and EcoStar/Dish Network.   The Denver International Airport is located 25 miles to the northeast of the Property.

Operating Performance.

Historical Occupancy, ADR, and RevPAR(1)
Hyatt Place - Englewood Property	T-12 December 2010	T-12 December 2011	T-12 October 2012
Occupancy	71.9%	72.1%	76.2%
ADR	$94.37	$94.85	$97.27
RevPAR	$67.89	$68.36	$74.14
Competitive Set(2)	T-12 December 2010	T-12 December 2011	T-12 October 2012
Occupancy	61.2%	62.4%	65.3%
ADR	$100.08	$101.12	$106.27
RevPAR	$61.24	$63.13	$69.38
Penetration	T-12 December 2010	T-12 December 2011	T-12 October 2012
Occupancy	117.6%	115.4%	116.8%
ADR	94.3%	93.8%	91.5%
RevPAR	110.9%	108.3%	106.9%
(1)	Source: Occupancy, ADR, RevPar based on Smith Travel Research reports.
(2)	Competitive Set includes Courtyard Denver Tech Center, Hampton Inn Suites Denver Tech Center, Hilton Garden Inn Denver Tech Center, Wingate By Wyndham Greenwood Village Englewood.

Primary Competitive Set(1)(2)
Property	Rooms	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR

Hyatt Place – Englewood	126	90%	10%	0%	72.1%	$94.85	$68.36

Courtyard Denver Tech Center	155	85%	15%	0%	54.0%	$100.00	$54.00

Hampton Inn Suites Denver Tech Center	123	85%	15%	0%	70.0%	$89.00	$62.30

Hilton Garden Inn Denver Tech Center	180	79%	21%	0%	66.0%	$111.00	$73.26

Wingate By Wyndham Greenwood Village	86	85%	15%	0%	60.0%	$102.00	$61.20
Total/Wtd. Avg.	670	84%	16%	0%	64.3%	$99.99	$64.32
(1)	Source: Appraisal.
(2)	Estimated 2011 performance.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary Summit Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,350,000 60.0% 1.93x 13.7%

Hyatt Place - Arlington (15.7% of the Summit Hotel Portfolio Loan)

Property Information.  Hyatt Place – Arlington is a six-story limited-service hotel built in 1996 and is located in Arlington, Texas. The Property contains 127 guestrooms (63 King Suites, 58 Double, with six Handicap accessible rooms), 1,100 sq. ft. of meeting space, café/lounge, business and fitness centers, a 24-hour sundries shop, and an outdoor swimming pool.  Guestrooms feature divided living and sleeping areas, a king or two double beds, a state-of-the-art media and work center with 42-inch flat panel HDTV, complimentary Wi-Fi, an oversized sleeper sofa, wet bar and mini refrigerator.  Amenities include a complimentary hot breakfast, the Bakery Café offering Starbucks coffee and a 24/7 Guest Kitchen featuring made-to-order snacks and entrees, and complimentary on-site parking provided for 130 vehicles.  In addition, complimentary shuttle service is provided to/from Dallas-Fort Worth airport and within a five-mile radius of the Property.  Approximately $741,452 was spent on capital expenditures at the Property between 2008 and 2012, of which $454,152 ($3,576 per room) was spent in 2012 on guestroom renovations, which resulted in the removal of 2,200 room nights.  In addition, it is expected that approximately $589,265 ($4,640 per room) will be spent over the next two years under the property improvement plan.  Based on the November 23, 2012 appraisal, the Property was valued at $9.2 million or $72,441 per room.

The Market. The Property is located in Arlington, Texas, approximately 12 miles east of Downtown Fort Worth and 20 miles west of Downtown Dallas.  More specifically, it is located within the heart of Arlington’s entertainment district proximate to the area’s primary attractions including Six Flags over Texas Theme Park, Hurricane Harbor, the Texas Rangers Ballpark, and the Dallas Cowboys Stadium.  Arlington area shopping options include the Parks Mall and Lincoln Square.  The Property is located south of Interstate 30 along the south side of the road to Six Flags between Six Flags Drive and State Highway 360 in northeastern Arlington.  The local market is identified as Highway 360 to the east, Collins Street to the west, Green Oaks Boulevard to the north, and Division Street to the south.  The Dallas-Fort Worth International Airport is located 7 miles to the north.  Major employers in the local area include Six Flags, General Motors, Hotel.com, Texas Health Resources and Siemens Dematic.

Operating Performance.

Historical Occupancy, ADR, and RevPAR(1)
Hyatt Place - Arlington Property	T-12 December 2010	T-12 December 2011	T-12 October 2012
Occupancy	65.3%	65.6%	64.6%
ADR	$96.41	$99.94	$98.85
RevPAR	$62.95	$65.56	$63.81
Competitive Set(2)	T-12 December 2010	T-12 December 2011	T-12 October 2012
Occupancy	54.2%	57.3%	60.4%
ADR	$105.39	$112.87	$112.46
RevPAR	$57.07	$64.63	$67.92
Penetration	T-12 December 2010	T-12 December 2011	T-12 October 2012
Occupancy	120.6%	114.6%	106.9%
ADR	91.5%	88.5%	87.9%
RevPAR	110.3%	101.4%	93.9%
(1)	Source: Occupancy, ADR, RevPAR based on Smith Travel Research reports.
(2)	Competitive Set includes Courtyard Dallas Arlington Entertainment District, Springhill Suites Arlington Near Six Flags, Holiday Inn Arlington NE Rangers Ballpark, and Hilton Garden Inn Dallas Arlington.

Primary Competitive Set(1)(2)
Property	Rooms	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR

Hyatt Place - Arlington	127	30%	20%	50%	65.6%	$99.94	$65.56

Courtyard Dallas Arlington Entertainment District	147	25%	25%	50%	48.0%	$135.00	$64.80

Springhill Suites Arlington Near Six Flags	121	40%	10%	50%	51.0%	$95.00	$47.98

Holiday Inn Arlington NE Rangers Ballpark	147	35%	25%	40%	63.0%	$99.00	$62.37

Hilton Garden Inn Dallas Arlington	132	25%	25%	50%	67.0%	$123.00	$82.41
Total/Wtd. Avg.	674	31%	21%	48%	58.8%	$110.36	$64.84
(1)	Source: Appraisal.
(2)	Estimated 2011 performance.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary Summit Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,350,000 60.0% 1.93x 13.7%

Cash Flow Analysis.

Portfolio Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 10/31/2012	U/W	U/W Per Room
Occupancy	72.6%	76.0%	77.1%	76.02%
ADR	$89.76	$93.26	$96.11	$96.22
RevPAR	65.16	$70.91	$74.09	$73.15
Room Revenue	$12,628,951	$13,744,075	$14,398,696	$14,176,861	$26,698
F&B Revenue	704,475	830,709	760,591	749,238	1,411
Other Revenue	78,895	75,038	47,391	54,452	103
Total Dept. Revenues	$13,412,321	$14,649,821	$15,206,677	$14,980,552	$28,212
Total Dept. Expenses	4,518,767	4,874,428	5,177,489	5,102,457	9,609
Total Dept. Profit	$8,893,554	$9,775,393	$10,029,188	$9,878,094	$18,603
Total Undistributed Expenses	4,230,797	4,934,251	4,965,308	4,998,619	9,414
Total Fixed Charges	860,000	895,227	892,060	857,008	1,614
Net Operating Income	$3,802,757	$3,945,915	$4,171,820	$4,022,467	$7,575
FF&E	0	0	0	599,222	1,128
Net Cash Flow	$3,802,757	$3,945,915	$4,171,820	$3,423,245	$6,447

Property Management. The Summit Hotel Portfolio Properties are managed by Select Hotels Group, L.L.C., pursuant to four (4) separate hotel management agreements.  Select Hotels Group, L.L.C. is a hotel management company of Hyatt Hotels Corporation. The hotel management agreements expire on October 5, 2032. In the event that the hotel management agreements are terminated for any reason, the respective Operator shall commence application procedures to apply for a franchise agreement with Hyatt Place Franchising, L.L.C. (“Franchisor”). Franchisor shall review the application in good faith and if Franchisor approves such application Franchisor shall issue a franchise agreement to Operator for the respective Property which shall continue until October 5, 2032.

Cash Management. The Summit Hotel Portfolio Loan is structured with in place collection accounts and springing cash management. Upon the occurrence of any of the following (each a “Cash Sweep Event”):  (i) an event of default, (ii) the debt service coverage ratio based on the trailing 6-month period is less than 1.20x (“Debt Trigger Event”), (iii) a default occurs beyond any cure period under a hotel management agreement or future franchise agreement and such default has not been waived or is not curable, the Borrower or any Operator enters into a replacement management or franchise agreement without lender’s consent or any management agreement, franchise agreement or any replacement agreements hereof are terminated or amended in any material way without lender consent (each a “Franchise Trigger Event”) or (iv) the occurrence of the date that is 6 months prior to any hotel management or franchise agreement expiration date (“Franchise Renewal Trigger”), all excess cash flow from all Properties shall be deposited into the cash management account controlled by the lender except in the case of a Franchise Renewal Trigger for which all excess cash flow attributable to such individual Property shall be deposited into the cash management account controlled by the Lender. All such excess cash flow shall be held as additional collateral for the Summit Hotel Portfolio Loan. Unless a Cash Sweep Event has occurred, all cash deposited into the collection accounts are swept daily into borrower controlled account(s). In the event a Franchise Renewal Trigger is cured in accordance with the Summit Hotel Portfolio Loan documents, 120% of the amount of any required future property improvement program (“PIP”) renovations under any replacement hotel management agreement or franchise agreement shall be deposited into a required future PIP renovations reserve from amounts held as additional collateral for the Summit Hotel Portfolio Loan pursuant to a Franchise Renewal Trigger.

Initial Reserves. At closing, the Borrower deposited (i) $201,260 into the required repair reserve, (ii) $185,064 in the tax reserve, (iii) $54,642 in the replacement reserve, and (iv) $4,573,081 in the current PIP renovation reserve.

Ongoing Reserves. The Borrower is required to deposit on a monthly basis to (i) the tax reserve account, 1/12 of the real estate taxes payable during the next twelve months, (ii) the insurance reserve account, 1/12 of the cost of the annual premium to renew the required insurance policies; provided, however, the Borrower is not required to make such deposits as long as the Borrower maintains blanket insurance unless the lender elects to require the Borrower to fund the monthly insurance reserve following (a) any notice of cancellation, termination or lapse or actual cancellation, termination or lapse of such blanket policy, (b) the Borrower’s failure to deliver evidence of insurance or (c) an event of default occurs, and (iii) the replacement reserve equal to the greater of (a) the monthly amount required under any hotel management or franchise agreement and (b) 1/12 of the greater of (x) total gross income from operations for the preceding calendar year and (y) total projected gross income from operations set forth in an approved annual budget for  the following calendar year.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary Summit Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,350,000 60.0% 1.93x 13.7%

Partial Release. The Summit Hotel Portfolio Loan documents permit the Borrower to obtain a release of a Property from the lien of the related mortgage after the lockout period, subject to, among other things, (i) no event of default has occurred and is continuing under the loan documents; (ii) delivery of defeasance collateral in an amount greater than 125% of the allocated loan amount or 80% of the proceeds from the sale of the applicable Property; (iii) the debt service coverage ratio for the remaining Summit Hotel Portfolio Properties based upon a trailing 12 month period being no less than the greater of (a) the debt service coverage ratio prior to release and (b) the debt service coverage ratio existing at loan closing; (iv) the loan to value ratio for the remaining Summit Hotel Portfolio Properties shall be no greater than the lesser of (a) the loan to value existing at loan closing and (b) the loan to value prior to release as determined by any commercially reasonable method; and (v) the debt yield for the remaining Summit Hotel Portfolio Properties shall be no greater than the lesser of (a) the debt yield prior to release and (b) the debt yield existing at loan closing.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary Summit Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,350,000 60.0% 1.93x 13.7%

Broomfield
Thornton
Westminster
Northglenn
Arvada
Commerce City
Rocky Mountain Arsenal Natl. Wildlife Refuge
Denver International Airport
Wheat Ridge
DENVER
Applewood
Golden
Lakewood
Glendale
AURORA
Cherry Hills Village
Englewood
Greenwood Village
Littleton
Centennial
Highlands Ranch
Lone Tree
Parker
ARAPAHOE COUNTY
DOUGLAS COUNTY
JEFFERSON COUNTY
ADAMS COUNTY

Des Plaines
Schaumburg
Elk Grove Village
Niles
Park Ridge
Skokie
Evanston
Lincolnwood
Chicago O'Hare International Airport
Bloomingdale
Bensenville
Schiller Park
Franklin Park
Norridge
Addison
Northlake
Elmwood Park
Melrose Park
Oak Park
Lombard
Elmhurst
Maywood
Lake Michigan
CHICAGO
Berwyn
Cicero
Hillside
Oak Brook
Riverside
Brookfield
Hinsdale
La Grange
Downers Grove
Lisle
Brighton Park
Chicago Midway Intl. Airport
Bedford Park
Woodridge
Darien
Burr Ridge
Burbank
Oak Lawn
Evergreen Park
Hyde Park
South Chicago
Bolingbrook
Lemont
Palos Hills
Palos Heights
Roseland
Alsip
Orland Park
Crestwood
Blue Island
Riverdale
Goodings Grove

Lewisville Lake
PLANO
Flower Mound
Lewisville
Carrollton
Westlake
Grapevine Lake
Dallas - Fort Worth Intl. Airport
Coppell
Addison
Farmers Branch
Keller
Grapevine
North Richland Hills
Hurst
Euless
Dallas Love Field
Univ. Park
Highland Park
Haltom City
FORT WORTH
IRVING
DALLAS
Lake Arlington
ARLINGTON
GRAND PRAIRIE
Mountain Creek Lake
Duncanville
Rendon
Joe Pool Lake
Cedar Hill
DeSoto
Lancaster
Mansfield

Summit Hotel Portfolio

1	Hyatt Place - Lombard	2340 South Fountain Square Drive	Lombard, IL
2	Hyatt Place - Lone Tree	9030 East Westview Road	Lone Tree, CO
3	Hyatt Place - Englewood	8300 East Crescent Parkway	Englewood, CO
4	Hyatt Place - Arlington	2380 Road to Six Flags Street East	Arlington, TX

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

155 Fifth Avenue New York, NY 10003	Collateral Asset Summary 155 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,212,819 60.9% 1.35x 8.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

155 Fifth Avenue New York, NY 10003	Collateral Asset Summary 155 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,212,819 60.9% 1.35x 8.3%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Mixed Use – Retail / Office
Sponsor:	Abraham Talassazan		Collateral:	Fee Simple
Borrower:	777-26 LLC		Location:	New York, NY
Original Balance:	$29,250,000		Year Built / Renovated:	1900 / 2008
Cut-off Date Balance:	$29,212,819		Total Sq. Ft.(3):	35,039
% by Initial UPB:	2.0%		Property Management:	Self-managed
Interest Rate:	4.2085%		Underwritten NOI:	$2,420,770
Payment Date:	6th of each month		Underwritten NCF:	$2,327,467
First Payment Date:	February 6, 2013		Appraised Value:	$48,000,000
Maturity Date:	January 6, 2023		Appraisal Date:	December 1, 2012
Amortization:	360 months
Additional Debt: (1)	None		Historical NOI
Call Protection:	L(25), D(91), O(4)		Most Recent NOI:	$1,598,868 (YTD September 2012
Lockbox / Cash Management:	Soft, Springing Hard / Springing			Annualized)
			2nd Most Recent NOI:	$1,035,835 (December 31, 2011)
Reserves(2)			3rd Most Recent NOI:	$189,748 (December 31, 2010)
	Initial	Monthly
Taxes:	$22,270	$13,919	Historical Occupancy(4)
Insurance:	$3,223	$2,015	Most Recent Occupancy:	100.0% (November 1, 2012)
TI/LC:	$150,000	Springing	2nd Most Recent Occupancy:	73.0% (December 31, 2011)
Deferred Maintenance Escrow:	$11,250	$0	3rd Most Recent Occupancy:	54.9% (December 31, 2010)
C. Wonder Outstanding Obligations Reserve Fund:	$2,800,000	$0
(1)   Future mezzanine debt is permitted. See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(2)   See “Initial Reserves” and “Ongoing Reserves” herein.
(3)   Total Sq. Ft. does not include 2,100 sq. ft. of mezzanine space which will be  demolished as a result of the build out.
(4)   Historical Occupancy is based on historical rent roll and occupancy percentages provided by the Borrower.  The property is 100.0% leased to five office tenants and one retail tenant.  Physical occupancy will change as C. Wonder LLC will temporarily vacate the 155 Fifth Avenue property while the landlord builds out its space.

C. Wonder Free Rent Reserve Fund:	$467,500	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$834
Balloon Balance / Sq. Ft.:		$668
Cut-off Date LTV:		60.9%
Balloon LTV:		48.8%
Underwritten NOI DSCR:		1.41x
Underwritten NCF DSCR:		1.35x
Underwritten NOI Debt Yield:		8.3%
Underwritten NCF Debt Yield:		8.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

155 Fifth Avenue New York, NY 10003	Collateral Asset Summary 155 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,212,819 60.9% 1.35x 8.3%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area(1)	U/W Base Rent Per Sq. Ft. (2)(3)	% of Total Annual U/W Base Rent(2)(3)	Lease Expiration
C. Wonder LLC(4)	NR/NR/NR	9,300	26.5%	$205.40	64.9%	10/31/2022
155 Office Associates(5)	NR/NR/NR	5,348	15.3	$40.31	7.3	02/28/2016
Cosette Fifth Avenue LLC(6)	NR/NR/NR	5,100	14.6	$42.52	7.4	01/31/2015
Jack Rogers LLC	NR/NR/NR	5,097	14.5	$40.92	7.1	07/31/2015
Heerim Architects and Planners Co., Ltd	NR/NR/NR	5,097	14.5	$38.25	6.6	07/31/2015
Eveo Communications Group, Inc.	NR/NR/NR	5,097	14.5	$38.25	6.6	6/30/2015
Vacant	NAP	0	0.0	NAP	NAP	NAP
Total / Wtd. Avg.		35,039	100.0%	$83.94	100.0%
(1)   % of Net Rentable Area is based on total sq. ft. of 35,039 per the November 1, 2012 rent roll.
(2)   U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent include contractual rent steps through February 28, 2014.
(3)   U/W Base Rent per Sq. Ft. and % of Total Annual U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.
(4)   Tenant shall temporarily vacate the premises in the end of January 2013 so that landlord can build out its space. Tenant may terminate its lease if landlord is unable to deliver the premises by September 15, 2013 with 10 day notice.  The total Net Rentable Area does not include 2,100 sq. ft. of mezzanine space which will be demolished as a result of the build out of the C. Wonder space.
(5)   155 Office Associates has one, two-year extension.
(6)   Cosette Fifth Avenue LLC has one, two-year extension.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1)(2)	% U/W Base Rent Rolling(1)(2)	Cumulative % of U/W Base Rent (1)(2)
2013	0	0	0.0	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2015	4	20,391	58.2	20,391	58.2%	$39.98	27.7	27.7%
2016	1	5,348	15.3	25,739	73.5%	$40.31	7.3	35.1%
2017	0	0	0.0	25,739	73.5%	$0.00	0.0	35.1%
2018	0	0	0.0	25,739	73.5%	$0.00	0.0	35.1%
2019	0	0	0.0	25,739	73.5%	$0.00	0.0	35.1%
2020	0	0	0.0	25,739	73.5%	$0.00	0.0	35.1%
2021	0	0	0.0	25,739	73.5%	$0.00	0.0	35.1%
2022	2	9,300	26.5	35,039	100.0%	$205.40	64.9	100.0%
2023	0	0	0.0	35,039	100.0%	$0.00	0.0	100.0%
Thereafter	0	0	0.0	35,039	100.0%	$0.00	0.0	100.0%
Vacant	NAP	0	0.0	35,039	100.0%	NAP	NAP
Total / Wtd. Avg.	7	35,039	100.0%			$83.94	100.0%
(1)   Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through February 28, 2014.
(2)   Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft., and exclude any gross up of vacant space.

The Loan.    155 Fifth Avenue loan (the “155 Fifth Avenue Loan“) is a $29.25 million ($835 per sq. ft.), fixed rate loan secured by the borrower’s fee simple interest in a 35,039 sq. ft., Class B (CBD) office/retail building, located in New York, New York (the “155 Fifth Avenue Property“). The 155 Fifth Avenue Loan has a 10-year term and accrues interest at a fixed rate equal to 4.2085% and amortizes on a 30-year schedule.

The 155 Fifth Avenue Loan proceeds were used to refinance existing debt of $21.8 million, fund upfront reserves totaling approximately $3.5 million, and pay closing costs of $547,073. Based on the appraised value of $48.0 million as of December 1, 2012, the cut-off date LTV is 60.9%.

The Borrower / Sponsor.    The borrower, 777-26 LLC (the “Borrower“), is a single purpose, New York limited liability company structured to be bankruptcy remote, with one independent director in its organizational structure. The sponsor of the Borrower and the non-recourse carveout guarantor is Abraham Talassazan (the “Sponsor“). The sole members of the Borrower are (i) BSD Nissan 202 Inc., a New York corporation structured to be bankruptcy remote, which holds a 0.5% managing membership interest in the Borrower (“Managing Member“), and (ii) Nissan 202 LLC, a New York limited liability company, which holds a 99.5% non-managing membership interest in the Borrower (“Nissan“).  The Sponsor owns 100% of the equity in the Managing Member and a 51.5% managing membership interest in Nissan.  The remainder of the interests in Nissan are owned, indirectly, by various family trusts for the benefit of the immediate family members of the Sponsor.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

155 Fifth Avenue New York, NY 10003	Collateral Asset Summary 155 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,212,819 60.9% 1.35x 8.3%

The Sponsor founded the Eretz Group in 2000, at which time the company began acquiring vacant land and commercial real estate holdings, with a focus on value-add opportunities. Eretz Group is locally based and invests principally in New York City. The company has a portfolio in excess of 800,000 sq. ft. consisting of 21 properties, 17 of which are in Manhattan. Four of the 17 properties in Manhattan are located in the Midtown South Market. The value of the portfolio was reported by the Sponsor to be approximately $490.4 million, with total net equity of $290.6 million, of which $229.6 million is the Sponsor’s share. As of November 7, 2012, the Sponsor reported a net worth of $259.7 million and liquidity of $25.1 million.

The Property.     The 155 Fifth Avenue Property consists of a 35,039 sq. ft., Class B, multi-tenant office/retail building situated on a 4,825 sq. ft. parcel of land. The pre-war six-story improvements were originally constructed in 1900 and renovated in 2008. The 155 Fifth Avenue Property is located on the east side of Fifth Avenue between East 21st and East 22nd Street in New York, NY, and has frontage on the east side of Fifth Avenue. Floor plates range from 4,500 sq. ft. to 5,340 sq. ft. The 155 Fifth Avenue Property was 100.0% occupied as of the rent roll dated November 1, 2012. The frontage of the building includes the retail tenant, C. Wonder LLC, as well as the main entrance to the building for the majority of tenants and visitors.

The 155 Fifth Avenue Property was owned and occupied for over 30 years by the United Synagogue of Conservation Judaism (“USCJ“). In May 2007, USCJ sold the Property to 155 Fifth Ave LLC c/o Philips International for a price of $26,500,000. The 155 Fifth Avenue Property was later acquired in June 2007 by the Borrower for a purchase price of $38,000,000. Since acquisition, the Borrower has spent approximately $3,000,000 in capital improvements, along with an additional $5,000,000 in miscellaneous costs on the Property.

Major Tenants.    The 155 Fifth Avenue Property was 100.0% leased by six tenants, with 26.5% of the building occupied by C. Wonder LLC, as of the rent roll dated November 1, 2012.

C. Wonder LLC (“C. Wonder“) (9,300 sq. ft., 26.5% of NRA, 64.9% of underwritten occupied base rent): C. Wonder offers clothing, accessories and home decor products for women.  Its flagship store is located in the Soho neighborhood of Manhattan, and recently opened a location in the Time Warner Center in Columbus Circle.   C. Wonder initially took occupancy of its space in November 2012, but is expected to temporarily vacate the premises at the end of January 2013 to accommodate further build out.  The landlord plans to demolish an existing mezzanine level, add an ADA compliant bathroom, and expects the work to be completed within approximately 90 days.

C. Wonder leases 9,300 sq. ft. over a 10-year lease term expiring October 31, 2022.  The initial rent under the C. Wonder lease of $201.08 sq. ft. is scheduled to increase to $205.40 per sq. ft. on October 1, 2013, $211.56 per sq. ft. on October 1, 2014, and $217.90 per sq. ft. on October 1, 2015.

155 Fifth Avenue Property Recent Leases
Tenant	Sq. Ft.	Net Base Rent Per Sq. Ft.	Lease Term (Months)	Lease Start	Lease Expiration
C. Wonder LLC	9,300	$205.40	121	9/2012	10/2022
Total / Wtd. Avg.	9,300	$205.40	121

The Market.    The 155 Fifth Avenue Property is located in the city of New York, NY. New York City consists of five counties at the mouth of the Hudson River in the southeast area of New York State. The borough of Manhattan, also referred to as New York County, forms the political, financial and cultural core of the city and is the economic growth engine of the Greater New York Region. New York is heavily weighted in the services industries, which creates a large demand for office space within the market. The city is home to the two largest stock exchanges in the world, the New York Stock Exchange and the NASDAQ. New York is also home to many large financial institutions, including Citigroup, JP Morgan Chase, Barclay‘s and Bank of America. Forty-two of the Fortune 500 companies are headquartered in New York City. Private sector hiring remained robust in 2012 and New York City has been steadily adding jobs. Job growth in the City has outpaced the rest of the nation in each of the last five years. In 2012, the country has seen job growth of 1.4%, against 1.8% for New York City. This trend is likely to continue, as the City‘s forecasted annual growth rate is 1.7% for the next five years. Tourism rose to record levels in 2011 with 50.5 million tourists in total. This translated to $32.5 billion in spending at local businesses. Spending on Broadway shows drew $1.4 billion in 2011. The 2012 estimated population of New York City was 8.3 million. Over the next five years, New York City‘s unemployment rate will average 6.8% compared to 7.0% for the country. The 2012 average income within the City was reported at $71,216.

According to a market research report, the 155 Fifth Avenue Property is located in the Midtown South office market. As of the end of the fourth quarter of 2012, the market contained 100,152,114 sq. ft. of office space located in 1,320 buildings. The overall vacancy rate was 6.2%, with quoted rental rates of $49.13 per sq. ft. The 155 Fifth Avenue Property is located in the Gramercy Park office submarket. As of the end of the fourth quarter of 2012, the Gramercy Park submarket contained 26,624,461 sq. ft. of office space located in 266 buildings. The overall vacancy rate was 3.8%, with quoted rental rates of $53.39 per sq. ft., and the Class B office space within the submarket had an overall vacancy of 3.6% and quoted rental rates of $55.02 per sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

155 Fifth Avenue New York, NY 10003	Collateral Asset Summary 155 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,212,819 60.9% 1.35x 8.3%

According to a market research report, the 155 Fifth Avenue Property is located in the Midtown South retail market. As of the end of the fourth quarter of 2012, the market contained 21,979,267 sq. ft. of retail space located in 2,245 buildings. The overall vacancy rate was 1.4%, with quoted rental rates of $68.76 per sq. ft. The 155 Fifth Avenue Property is located in the Gramercy Park retail submarket. As of the end of the fourth quarter of 2012, the Gramercy Park submarket contained 2,789,808 sq. ft. located in 240 buildings. The overall vacancy rate was 0.5%, with quoted rental rates of $84.00 per sq. ft.

The appraiser concluded that there are 26 buildings competitive with the 155 Fifth Avenue Property, which contain a total net rentable area of 2,133,024 sq. ft. of office space. The overall occupancy rate for these buildings was 96.7%. Asking rent for the competitive properties reportedly ranged from $50.00 per sq. ft. to $63.00 per sq. ft.

Statistics as of 4Q 2012 in the office market and submarket are shown below.

Category	Total Midtown South - Office	Gramercy Park - Office
Existing Supply (Sq. Ft.)	100,152,114	26,624,461

Average Vacant	6.2%	3.8%

Average Rent Per Sq. Ft.	$49.13	$53.39
            Source: Market research

Statistics as of 4Q 2012 in the retail market and submarket are shown below.

Category	Total Midtown South - Retail	Gramercy Park - Retail
Existing Supply (Sq. Ft.)	21,979,267	2,789,808

Average Vacant	1.4%	0.5%

Average Rent Per Sq. Ft.	$68.76	$84.00
            Source: Market research

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

155 Fifth Avenue New York, NY 10003	Collateral Asset Summary 155 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,212,819 60.9% 1.35x 8.3%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	Annualized 9/30/2012	U/W	U/W Per Sq. Ft.
Base Rent(1)	$453,384	$1,342,256	$1,828,555	$2,856,112	$81.51
Rent Steps(2)	0	0	0	84,966	2.42
Gross Potential Rent	$453,384	$1,342,256	$1,828,555	$2,941,078	$83.94
Total Recoveries	37,623	92,946	91,460	110,877	3.16
Total Other Income	11,021	26,487	25,729	19,079	0.54
Less: Vacancy(3)	0	0	0	(152,598)	(5.0%)
Effective Gross Income	$502,028	$1,461,689	$1,945,744	$2,918,436	$83.29
Total Operating Expenses	312,280	425,854	346,876	497,665	14.20
Net Operating Income	$189,748	$1,035,835	$1,598,868	$2,420,770	$69.09
TI/LC	0	0	0	88,048	2.51
Capital Expenditures	0	0	0	5,256	0.15
Net Cash Flow	$189,748	$1,035,835	$1,598,868	$2,327,467	$66.43
(1)   U/W Base Rent is based on the rent roll dated November 1, 2012.
(2)   U/W Rent Steps includes contractual rent increases through February 28, 2014.
(3)   Less: Vacancy includes an underwritten adjustment of 5.0%.

Property Management.    The 155 Fifth Avenue Property is self-managed.

Lockbox / Cash Management.    The 155 Fifth Avenue Loan is structured with a soft, springing hard lockbox and springing cash management. A hard lockbox and active cash management are required during the occurrence and continuation of any of the following: (i) an event of default, (ii) a bankruptcy event of the Borrower, Sponsor or property manager, (iii) the trailing-twelve DSCR as determined by the lender falling below 1.10x or (iv) the occurrence of a C. Wonder Trigger Event (as defined below). In addition, all excess cash is required to be swept into a lender controlled account upon the occurrence of (i), (ii) or (iii) (collectively, a “Cash Sweep Event”). The Borrower has the ability to cure a Cash Sweep Event caused by (iii) above by depositing with the Lender, into a DSCR Cure Reserve cash or a letter of credit equal to Total Remaining Cash Flow (defined as an amount calculated by the Borrower and approved by the Lender, and is equal to the sum total of the projected net cash flow of the Borrower for the next six (6) month period assuming, for the purpose of the calculation of net cash flow, that gross income from operations is the greater of (i) the actual gross income from operations, or (ii) an amount that is sufficient to result in the debt service coverage ratio for the Property for such six (6) month period being equal to or greater than 1.10 to 1.0 for the entirety of such six (6) month period).

A “C. Wonder Trigger Event” shall occur (i) if C. Wonder gives notice of its intention to terminate or not extend or renew its lease for a minimum of five years, (ii) upon an event of default under the C. Wonder lease, (iii) upon the bankruptcy or insolvency of C. Wonder, (iv) if C. Wonder “goes dark”, vacates, ceases to occupy or discontinues its operations at its leased premises, or (v) upon the date that is 12 months prior to the expiration of the C. Wonder lease unless C. Wonder has extended the C. Wonder lease for at least 5 years.  Upon the occurrence of a C. Wonder Trigger Event, all excess cash flow is swept into the C. Wonder Rollover Account.  In lieu of deposits of excess cash, the Borrower may deposit cash or a letter of credit equal to $1,800,000.  Funds on deposit in the C. Wonder Rollover Account shall be disbursed to Borrower for tenant improvements and leasing commissions with respect to the C. Wonder space in accordance with the terms and provisions governing the release of funds in the TI/LC Reserve Account.

Initial Reserve.    At closing, the Borrower deposited $150,000 into a TI/LC Reserve account. In the event that the balance of such account falls below $50,000, a monthly escrow for annual tenant improvements and leasing commissions equal to $5,840 will be required, subject to a cap of $150,000 (as such amount and cap may be adjusted by lender subject to a review of the leases at the Property), subject to replenishment. At closing, Borrower deposited $2.8 million into a C. Wonder Reserve Obligations Reserve Account. Funds from such account shall be released upon the occurrence of, among other things, the following: (i) a temporary or permanent certificate of occupancy for retail use being issued for the C. Wonder space, (ii) C. Wonder taking full occupancy and paying full contractual, rent as evidenced by an estoppel certificate acceptable to Lender, (iii) no event of default shall have occurred and be continuing and (iv) all code violations with respect to the C Wonder space have been cured and removed of record. Per the 155 Fifth Avenue Loan documents, Borrower is also required to deposit $467,500 into a C. Wonder Free Rent Reserve Account. Funds from such account shall be released provided that no event of default has occurred and is continuing and the C. Wonder lease remains in full force and effect, after which funds on deposit in such reserve account shall be disbursed on each monthly payment date in the amount attributable to free rent for such month.  At closing, Borrower also deposited $11,250  into an immediate repair reserve to be disbursed to reimburse Borrower for performing certain required repairs at the Property. In addition, at closing, Borrower deposited $22,270 into a tax reserve, and $3,223 into an insurance reserve.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

155 Fifth Avenue New York, NY 10003	Collateral Asset Summary 155 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,212,819 60.9% 1.35x 8.3%

Ongoing Reserves.  The 155 Fifth Avenue Loan documents require monthly escrows to be deposited in the amount of (i) $13,919 into a tax reserve, (ii)$2,015 into an insurance reserve, and (iii) $5,840 into a TI/LC reserve, which shall be applicable in the event that the balance of the TI/LC reserve falls below $50,000.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    The 155 Fifth Avenue Loan documents permit a subordinate mezzanine loan from an institutional lender, reasonably acceptable to lender, subject to, among other things, minimum aggregate DSCR of not less than 1.40x, maximum aggregate LTV that is no greater than 60.0% and an intercreditor agreement reasonably acceptable to the lender.

Partial Release/Defeasance.    Following the Condominiumization (as defined below) of the 155 Fifth Avenue Property,  Borrower shall have the right to obtain the release of either condo unit from the lien of the mortgage/deed of trust by defeasing a portion of the 155 Fifth Avenue Loan, subject to the terms and conditions applicable to defeasance in the loan documents and, among other things, the following: (i) the ratio of the unpaid principal balance of the 155 Fifth Avenue Loan to the value of the remaining unit is equal to or less than 125% or (ii) the Borrower pays down the 155 Fifth Avenue Loan by an amount not less than the least of (a) the net proceeds of an arm’s length sale of the Release unit (b) the fair market value of the release unit at the time of the release or (c) an amount such that the loan-to-value ratio of the 155 Fifth Avenue Loan (taking into account any mezzanine loan) does not increase after the release, among other conditions.

Borrower shall have the ability to convert the 155 Fifth Avenue Property to a condominium structure consisting of one retail unit, consisting of the retail and adjoining spaces constituting the current premises demised to C. Wonder, and one office unit, consisting of the balance of the 155 Fifth Avenue Property, subject to the lender’s receipt and review of condominium documentation and such additional terms and conditions to be set forth in the loan documents (such conversion, “Condominiumization”).

Certificate of Occupancy.    In connection with the completion of the build-out of the retail space occupied by C. Wonder, Borrower is obligated to cause the issuance of a temporary and final certificate of occupancy for the 155 Fifth Avenue Property as well as to cure all open building violations that are of record.  Borrower is required to deliver copies of such certificates of occupancy and evidence of compliance with its obligations hereunder to Lender; Borrower and Sponsor are liable for losses on account of Borrower’s failure to comply with such obligations.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

155 Fifth Avenue New York, NY 10003	Collateral Asset Summary 155 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,212,819 60.9% 1.35x 8.3%

155 Fifth Avenue
155 Fifth Avenue
New York, NY 10003
MANHATTAN
Flatiron District
Chelsea
Garment Dist.
Meatpacking District
West Village
Greenwich Village
SoHo
NoHo
Nolita
Little Italy
Lower East Side
East Village
Stuyvesant Town
Tribeca
Hudson River
Lincoln Tunnel
Holland Tunnel
Madison Square Park
Gramercy Park
Union Square
Washington Square
Tompkins Square Park
Stuyvesant Square
New York University
Flatiron Building
Macy's
Empire State Building
General Post Office
Madison Square Garden
Metropolitan Life Building
FDR Drive
NEW YORK CITY
NEW JERSEY
MANHATTAN
BROOKLYN
QUEENS
Central Park
Hoboken
Astoria

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

3031 Tisch Way San Jose, CA 95128	Collateral Asset Summary Tisch Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,963,796 73.4% 1.46x 9.5%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank PLC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Office-Suburban
Sponsor:	Stephen J. Muller and Jon M. Muller		Collateral:	Fee Simple
Borrower:	Muller-SBOT LLC		Location:	San Jose, CA
Original Balance:	$28,000,000		Year Built / Renovated:	1970 / 2004
Cut-off Date Balance:	$27,963,796		Total Sq. Ft.:	167,920
% by Initial UPB:	1.9%		Property Management:	The Muller Company, LLC
Interest Rate:	4.1300%		Underwritten NOI:	$2,645,090
Payment Date:	6th of each month		Underwritten NCF:	$2,379,249
First Payment Date:	February 6, 2013		Appraised Value:	$38,100,000
Maturity Date:	January 6, 2023		Appraisal Date:	December 16, 2012
Amortization:	360 months
Additional Debt(1):	None		Historical NOI
Call Protection:	L(25), D(91), O(4)		Most Recent NOI:	$2,517,355 (T-12 September 30, 2012)
Lockbox / Cash Management(2):	Hard / Springing		2nd Most Recent NOI:	$2,015,511 (December 31, 2011)
			3rd Most Recent NOI:	$2,303,571 (December 31, 2010)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$165,772	$33,154	Most Recent Occupancy:	93.1% (December 1, 2012)
Insurance:	$6,094	$2,031	2nd Most Recent Occupancy:	96.0% (December 31, 2011)
Replacement(3):	$0	$3,077	3rd Most Recent Occupancy:	86.0% (December 31, 2010)
Rollover(4):	$0	$18,750
(1)   Provided that either (A) the Tisch Tower property has been sold and the Tisch Tower loan has been assumed and more than three years have elapsed since the closing date, or (B) more than three years have elapsed since the closing date, the holder of the direct equity interests in the Borrower may obtain mezzanine debt subject to, amongst other things (i) no event of default, (ii) the combined LTV, based on the outstanding principal balance of the Tisch Tower Loan and the mezzanine loan, shall not exceed, (x) in the event that (A) applies, 85%, and (y) in the event that (B) applies, 75% and (iii) the DSCR as of the date of closing of the proposed mezzanine loan is at least, (x) in the event that (A) applies, 1.20x, and (y) in the event that (B) applies, 1.35x.
(2)   Cash Management is required to be triggered if, among other things, (i) the DSCR is less than 1.25x on the last day of the second consecutive calendar quarter or (ii) a National University lease sweep event occurs.
(3)   The replacement reserve is subject to a cap in the amount of $73,848.
(4)   The rollover reserve is subject to a cap in the amount of $550,000.

Renovation:	$2,500,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$167
Balloon Balance / Sq. Ft.:		$133
Cut-off Date LTV:		73.4%
Balloon LTV:		58.6%
Underwritten NOI DSCR:		1.62x
Underwritten NCF DSCR:		1.46x
Underwritten NOI Debt Yield:		9.5%
Underwritten NCF Debt Yield:		8.5%

TRANSACTION HIGHLIGHTS

●    Location. Tisch Tower is located in close proximity to major thoroughfares, freeways, as well as the San Jose International Airport. Tisch Tower is conveniently located near the northwest confluence of I-880 and I-280, both of which are major eight-lane freeways which provide the Property easy access to the surrounding Bay Area. The Tisch Tower property is located in the immediate vicinity of Santana Row, a regional shopping and entertainment destination. Santana Row is located directly south of Westfield Valley Fair, one of the most successful regional malls in the country as measured by sales per square foot. Tisch Tower is within walking distance of Santana Row, and provides unobstructed panoramic views of the retail center and surrounding area due to zoning restrictions on building height for new developments.

●    Rent Roll Granularity. Tisch Tower is currently 93.1% occupied as of December 1, 2012 to a diverse tenant group of over 35 tenants. Tenants include groups such as National University, The Day Zimmerman Group and American Tower.

●    Sponsorship.  The Muller Company is an institutional commercial real estate company that was created thirty years ago and has developed, acquired, and managed over 20 million sq. ft. of real estate. Currently the Muller Company manages over 5.1 million sq. ft. of office product in the California and Arizona markets with a total portfolio valuation of over $3.5 billion.  Stephen J. Muller and Jon M. Muller are Principals of the Muller Company and are involved in all aspects of the company’s business.

●    Loan Structure / Renovations At closing, the Borrower deposited $2.5 million into a reserve account to be used towards a $3.9 million Borrower elected property renovation program. The elective improvement program is in addition to the $3.4 million in ongoing maintenance and capital upgrades the Borrower has invested since 2005. The $2.5 million reserve is held as collateral for the loan.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

5100 Falls Road Baltimore, MD 21210	Collateral Asset Summary The Village of Cross Keys	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,663,431 74.7% 1.85x 13.2%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Mixed Use - Office/Retail
Sponsor(1):	Ben Ashkenazy		Collateral:	Fee Simple
Borrower:	VCK Realty LLC		Location:	Baltimore, MD
Original Balance:	$24,750,000		Year Built / Renovated:	1965 / 1996
Cut-off Date Balance:	$24,663,431		Total Sq. Ft.:	296,766
% by Initial UPB:	1.7%		Property Management:	Jones Lang LaSalle Americas, Inc.
Interest Rate:	4.2900%		Underwritten NOI:	$3,250,158
Payment Date:	6th of each month		Underwritten NCF:	$2,984,532
First Payment Date:	January 6, 2013		Appraised Value:	$33,000,000
Maturity Date:	December 6, 2022		Appraisal Date:	October 26, 2012
Amortization:	300 months
Additional Debt:	None		Historical NOI
Call Protection:	L(26), D(87), O(7)		Most Recent NOI:	$3,342,874 (September 2012 Annualized)
Lockbox / Cash Management(2):	Hard / Springing		2nd Most Recent NOI:	$2,829,706 (December 31, 2011)
			3rd Most Recent NOI:	$2,911,450 (December 31, 2010)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$142,307	$35,577	Most Recent Occupancy:	79.0% (September 30, 2012)
Insurance(3):	$0	Springing	2nd Most Recent Occupancy:	100.0% (December 31, 2011)
Replacement(4):	$0	$5,935	3rd Most Recent Occupancy:	100.0% (December 31, 2010)
TI/LC(5):	$400,000	$24,731
(1)   The Sponsor is also the sponsor of the mortgage loan in the pool known as Harborplace which has an original principal balance of $76,000,000.
(2)   The Village of Cross Keys loan is structured with a hard lockbox and springing cash management. Active cash management and an excess cash flow sweep are required (i) upon an event of default, (ii) upon any bankruptcy action of the borrower, guarantor or property manager or (iii) if the DSCR falls below 1.15x on a trailing 12 month basis.
(3)   The borrower will be required to deposit 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage on each monthly payment date when an approved blanket insurance policy is not in full force.
(4)   A monthly escrow for replacement reserve funds is required, subject to a cap of $142,440.
(5)   A monthly escrow for annual tenant improvements and leasing commissions is required; subject to a cap of $750,000.

Deferred Maintenance:	$34,543	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$83
Balloon Balance / Sq. Ft.:		$61
Cut-off Date LTV:		74.7%
Balloon LTV:		54.6%
Underwritten NOI DSCR:		2.01x
Underwritten NCF DSCR:		1.85x
Underwritten NOI Debt Yield:		13.2%
Underwritten NCF Debt Yield:		12.1%

TRANSACTION HIGHLIGHTS

●    Location and Demographics. The Village of Cross Keys property is located in the affluent neighborhood of Roland Park within the city of Baltimore. With a close proximity to another affluent area, Mount Washington, a distance of approximately two miles to Loyola University, and an onsite Radisson Hotel (not part of the collateral), there are substantial traffic generators in the immediate area. The average household income within a one mile radius is $103,932, which is higher than the city of Baltimore’s at $51,808, and the Baltimore MSA’s at $87,064. The population within a one mile radius is expected to remain relatively stable in the near future.

●    Tenancy. The Village of Cross Keys property’s tenancy is diverse with no tenant accounting for more than 6.3% of gross rent. The property’s retail tenancy includes several national tenants, including Talbot’s (4.6% of NRA), Williams Sonoma (2.5% of NRA), Elizabeth Arden Red Door (2.5% of NRA) and J. Jill (1.4% of NRA). The office tenancy consists of a mix of medical tenants and professionals that benefit from the property’s location in an affluent area of Baltimore, Maryland.  In 2010, Baltimore Magazine listed the Village of Cross Keys property “Best of Baltimore Winner – Best Shopping Center” due to its location, physical quality and appeal, and mix of national and local tenants.

●    Credit Metrics:  Based on the “as-is” appraised value of $33.0 million and a 25-year amortization schedule, the maturity date loan to value ratio is 54.6%.  Based on the underwriting the NCF debt yield is 12.1% and the amortizing NCF DSCR is 1.85x.

●    Sponsorship. The sponsor of the Village of Cross Keys loan is Ben Ashkenazy, the CEO/Chairman of the Ashkenazy Acquisition Corporation (AAC), which has a portfolio containing more than 100 buildings valued at approximately $5.0 billion. Per the sponsor’s unaudited financial statements dated December 31, 2011, Ben Ashkenazy has a reported net worth of approximately $965.7 million, with liquidity of $17.7 million.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

8400 Old Courthouse Road Vienna, VA 22182	Collateral Asset Summary Residence Inn Tysons Corner	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,241,000 65.5% 1.75x 11.6%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank PLC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Hospitality - Extended Stay
Sponsor:	Chatham Lodging Trust		Collateral:	Fee Simple
Borrower:	Chatham Tysons RI LLC		Location:	Vienna, VA
Original Balance:	$24,241,000		Year Built / Renovated:	2001 / 2011
Cut-off Date Balance:	$24,241,000		Total Rooms:	121
% by Initial UPB:	1.6%		Property Management:	Island Hospitality Management III, Inc.
Interest Rate:	4.4900%		Underwritten NOI:	$2,806,300
Payment Date:	6th of each month		Underwritten NCF:	$2,582,437
First Payment Date:	March 6, 2013		Appraised Value:	$37,000,000
Maturity Date:	February 6, 2023		Appraisal Date:	November 8, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(24), D(92), O(4)		Most Recent NOI:	$2,822,317 (T-12 November 30, 2012)
Lockbox / Cash Management(1):	Hard / Springing		2nd Most Recent NOI:	$2,591,936 (December 31, 2011)
			3rd Most Recent NOI:	$2,679,265 (December 31, 2010)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$82,877	$27,626	Most Recent Occupancy:	75.4% (November 30, 2012)
Insurance(2):	$10,555	Springing	2nd Most Recent Occupancy:	73.6% (December 31, 2011)
FF&E(3):	$0	1/12th of 4% of Gross Income	3rd Most Recent Occupancy:	76.9% (December 31, 2010)
Immediate Repairs:	$37,500	$0
(1)   Cash Management is required to be triggered if, among other things, (i) the DSCR is less than 1.15x on the last day of the second consecutive calendar quarter.
(2)   At the option of Lender, if the liability or casualty policy maintained by Borrower covering the Residence Inn Tysons Corner property does not constitute an approved blanket or umbrella policy, Lender may require Borrower to obtain a separate policy and Lender will collect one-twelfth of the insurance premiums that Lender estimates will be payable for the renewal of the coverage.
(3)   Borrower is required to make monthly deposits into the replacement reserve equal to the greater of one-twelfth of (i) 4.0% of the gross income from operations and (ii) the amount of deposit required by the franchisor for FF&E under the franchise agreement.

Financial Information
Cut-off Date Balance / Room:		$200,339
Balloon Balance / Room:		$161,876
Cut-off Date LTV:		65.5%
Balloon LTV:		52.9%
Underwritten NOI DSCR:		1.91x
Underwritten NCF DSCR:		1.75x
Underwritten NOI Debt Yield:		11.6%
Underwritten NCF Debt Yield:		10.7%

TRANSACTION HIGHLIGHTS

●    Location. The Residence Inn Tysons Corner property is located near the heart of the well known Tysons Corner corridor, 10 miles from Washington D.C. Residence Inn Tysons Corner is within walking proximity to Tysons Corner Mall. The greatest demand generator in the area is the Federal Government (DOD, DOJ, DHS, DOS) and contractors doing business with the government. The area‘s collection of corporate, government, and educational institutions supports an economy that is relatively resilient to major downturns on a national level.

●    Performance. The October 2012 report from a hotel performance data provider indicates that the Residence Inn Tysons Corner property is outperforming the competitive set with an occupancy penetration of 107.2%, ADR penetration of 107.4%, and a RevPAR penetration of 115.2%. Additionally, the property’s current performance outperforms the chain’s 2011 nationwide averages: subject occupancy is 75.25% versus chain average of 73.9%, RevPAR of $124.36 versus chain average of $85.20 and ADR for the subject of $165.27 versus national average of $115.35 (RevPar index of 143%).

●    Sponsorship.  As of June 30, 2012, Chatham Lodging Trust owned 18 hotels with an aggregate of 2,414 rooms located in 10 states and the District of Columbia. Additionally, Chatham holds a 10.3% minority interest in a joint venture that owns 58 hotels with 7,550 rooms.

●    Franchise Agreement.  The Residence Inn Tysons Corner property is under the Residence Inn by Marriott extended-stay flag on a franchise agreement that expires July 2031 or approximately eight years beyond term.

●    Renovations The Residence Inn Tysons Corner property was recently renovated in May 2011 at a cost of approximately $2.7 million ($22,644/room) and includes new finishes and updated amenities.

●    Cost Basis. The Sponsor acquired the Residence Inn Tysons Corner property in 2011 for $37.0 million and completed renovations totaling approximately $2.5 million resulting in a 61.4% loan-to-cost ratio.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

230-262 Arden Avenue Staten Island, NY 10312	Collateral Asset Summary Village Greens Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,722,009 72.6% 1.67x 10.3%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail - Anchored
Sponsor:	Savino Savo		Collateral:	Fee Simple
Borrower:	Village Greens Shopping Center, LLC		Location:	Staten Island, NY
Original Balance:	$22,750,000		Year Built / Renovated:	1989 / NAP
Cut-off Date Balance:	$22,722,009		Total Sq. Ft.:	75,396
% by Initial UPB:	1.5%		Property Management:	Village Greens Shopping Center, Inc.
Interest Rate:	4.3570%		Underwritten NOI:	$2,346,808
Payment Date:	6th of each month		Underwritten NCF:	$2,268,749
First Payment Date:	February 6, 2013		Appraised Value:	$31,300,000
Maturity Date:	January 6, 2023		Appraisal Date:	September 25, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(25), D(90), O(5)		Most Recent NOI:	$1,240,335 (December 31, 2012)
Lockbox / Cash Management(1):	Springing Hard / Springing		2nd Most Recent NOI:	$1,236,026 (December 31, 2011)
			3rd Most Recent NOI:	$1,934,962 (December 31, 2010)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$100,310	$50,155	Most Recent Occupancy:	100.0% (September 1, 2012)
Insurance:	$12,294	$3,073	2nd Most Recent Occupancy:	99.0% (December 31, 2011)
CapEx:	$0	$1,257	3rd Most Recent Occupancy:	100.0% (December 31, 2010)
Dan’s Supreme TI/LC Funds:	$0	Springing
(1)   The Village Greens Shopping Center loan is structured with a springing hard lockbox and springing cash management. A hard lockbox, active cash management and an excess cash flow sweep are required (i) upon any bankruptcy action of the borrower, guarantor or property manager, (ii) the occurrence of certain other trigger events related to Dan’s Supreme tenant, or (iii) if the DSCR falls below 1.15x on a trailing 12 months basis. A hard lockbox and active cash management with excess cash returned to the borrower are required if the DSCR falls below 1.20x on a trailing 12 month basis.
(2)    Dan’s Supreme Supermarkets executed a lease dated October 1, 2012 with total square footage of 35,724 but is not expected to take occupancy until June 2013 once landlord build out is complete.

Deferred Maintenance:	$233,013	$0
Dan’s Supreme Make-Ready Funds:	$700,000	$0
Dan’s Supreme Rent Funds:	$427,000	$0
Global Realty LC Funds:	$64,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$301
Balloon Balance / Sq. Ft.:	$243
Cut-off Date LTV:	72.6%
Balloon LTV:	58.5%
Underwritten NOI DSCR:	1.73x
Underwritten NCF DSCR:	1.67x
Underwritten NOI Debt Yield:	10.3%
Underwritten NCF Debt Yield:	10.0%

TRANSACTION HIGHLIGHTS

■
Location and Demographics. The Village Greens Shopping Center property is located in a residential area of Staten Island, New York. The 2012 estimated household median income for Staten Island is $65,772, the highest amongst the five boroughs of New York City, while the household median income for the three-mile radius around the property is $74,219. The population growth of Staten Island between 2000 and 2012 was 6.5%, the highest amongst the five boroughs, and is expected to continue at 2.3% over the next five years.

■
Sponsorship. The sponsor, through his affiliated management companies, manages three retail properties: Village Greens Shopping Center, 2025 Richmond Avenue Commercial Plaza and Evergreen Plaza, which are all located within Stated Island. Per his unaudited financial statements dated October 31, 2012, the sponsor reported total assets of $23.1 million, with liquidity of $1.1 million and a net worth of $12.1 million.

■
Tenants. The Village Greens Shopping Center property has two long term leases with two investment grade tenants. Together, CVS (S&P/Moody’s/Fitch: BBB+/Baa2/BBB+) and JP Morgan Chase (S&P/Moody’s/Fitch: A/A2/A+) account for 37.4% of UW revenue and the leases expire on January 31, 2036 and June 30, 2025, respectively.

■
Limited Roll-over. The Village Greens Shopping center property has limited roll-over within the 10-year loan term, with the highest percent of rent expiring in 2022 at 54.1% with the expiration of the Dan’s Supreme lease. The total cumulative percent of rent expiring through 2021 is only 14.9%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary Midtowne Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,700,000 64.8% 2.36x 10.7%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Acquisition		Property Type(4):	Retail – Anchored / Single Tenant
Sponsor:	Cole REIT III Operating Partnership, LP		Collateral:	Fee Simple
Borrower:	Cole MT Anderson SC, LLC;		Location(4):	Various
	Cole CV Madison NC, LLC;		Year Built / Renovated(4):	Various / NAP
	Cole PM Bellingham WA, LLC;		Total Sq. Ft.(4):	221,873
	Cole TS Alamogordo NM, LLC		Property Management:	Cole Realty Advisors, Inc.
Original Balance:	$22,700,000		Underwritten NOI:	$2,421,024
Cut-off Date Balance:	$22,700,000		Underwritten NCF:	$2,317,977
% by Initial UPB:	1.5%		Appraised Value(4):	$35,050,000
Interest Rate:	4.2700%		Appraisal Date(4):	Various
Payment Date:	6th of each month
First Payment Date:	February 6, 2013		Historical NOI
Maturity Date:	January 6, 2023		Most Recent NOI:	$2,819,926 (T-12 November 30, 2012)
Amortization:	None		2nd Most Recent NOI:	$2,484,205 (December 31, 2011)
Additional Debt:	None		3rd Most Recent NOI:	$2,338,381 (December 31, 2010)
Call Protection(1):	L(13), YM1(103), O(4)
Lockbox / Cash Management(2):	Hard / Springing		Historical Occupancy
			Most Recent Occupancy(5):	100.0% (Various)
Reserves(3)			2nd Most Recent Occupancy:	100.0% (December 31, 2011)
	Initial	Monthly	3rd Most Recent Occupancy:	100.0% (December 31, 2010)
Taxes:	$0	Springing
(1)   Borrower may obtain the release of any of the Midtowne Portfolio properties subject to, among other things, (i) payment of a release price equal to at least 115% of the allocated loan amount, (ii) the DSCR based on the trailing 12 month period immediately preceding the release of the applicable individual property shall be equal to or greater than 2.40x, and a post-release LTV ratio not more than the lesser of (a) the LTV for all properties as of the closing of the Midtowne Portfolio loan and (b) the LTV as of the date immediately preceding the release of the property.
(2)   The Midtowne Portfolio loan is structured with a hard lockbox and springing cash management. Active cash management and an excess cash flow sweep are required (i) upon any bankruptcy action of the borrower, guarantor or property manager or (ii) if the DSCR falls below 1.30x on a trailing 12 month basis, tested quarterly.
(3)   Monthly escrows for annual taxes, insurance premiums, replacement reserves, and TI/LC will be waived provided active cash management is not in effect or, if it is, the leases for Dick’s Sporting Goods, Kohl’s, Staples and CVS remain in full force and effect and no Tenant Trigger Event (as defined in the loan documents) exists. The reserve accounts will be capped at $2,200,000 in aggregate provided there is no event of default or bankruptcy or insolvency of the guarantor, sponsor or property manager.
(4)   The Midtowne Portfolio loan is secured by the borrower’s fee simple interest in one anchored retail center and three single tenant retail properties totaling a combined 221,873 sq. ft. – Midtowne Park (167,341 sq. ft. built in 2008 and located in Anderson, SC, appraised value of $25.7 million as of November 28, 2012); PetSmart (25,310 sq. ft. built in 1993 and located in Bellingham, WA, appraised value of $3.9 million as of November 30, 2012); Tractor Supply (19,097 sq. ft. built in 2011 and located in Alamogordo, NM, appraised value of $3.0 million as of November 29, 2012); and CVS (10,125 sq. ft., built in 1998 and located in Madison, NC, appraised value of $2.45 million as of November 28, 2012).
(5)   The borrower reported occupancy of 100.0% as of December 3, 2012 for Midtowne Park and 100.0% of as February 6, 2013 for CVS, PetSmart and Tractor Supply.

Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$102
Balloon Balance / Sq. Ft.:	$102
Cut-off Date LTV:	64.8%
Balloon LTV:	64.8%
Underwritten NOI DSCR:	2.46x
Underwritten NCF DSCR:	2.36x
Underwritten NOI Debt Yield:	10.7%
Underwritten NCF Debt Yield:	10.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary Midtowne Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,700,000 64.8% 2.36x 10.7%

TRANSACTION HIGHLIGHTS

■
Occupancy.  The Midtowne Portfolio properties are 100.0% occupied by national tenants under long term leases, with 64.4% of the NRA of the portfolio leased to investment grade tenants. Approximately 63.8% of the NRA expires beyond the Midtowne Portfolio loan maturity with Kohl’s, PetSmart, Tractor Supply and CVS having remaining lease terms ranging between 11 and 24 years.

■
Sponsorship.  The sponsors have ownership reported and management interests in more than 2,050 assets representing approximately 76.4 million sq. ft. of commercial real estate in 47 states and with a combined acquisition cost of approximately $12.4 billion.  As of September 30, 2012, the sponsors reported a total combined net worth of approximately $3.7 billion and liquidity of approximately $425.8 million.

■	Multi-Property Loan. The collateral for the Midtowne Portfolio loan is comprised of four mortgaged properties located across four states (South Carolina, Washington, New Mexico and North Carolina).

■
Cash Equity.  Based on the reported total cost basis of $36.3 million, the sponsors had approximately $13.6 million of equity remaining in the Midtowne Portfolio properties as of loan closing, resulting in a loan to cost ratio of 62.5%.

■
Reserve Structure.  The Midtowne Portfolio loan is structured with a springing cash flow sweep upon, among other things, the DSCR falling below 1.30x on a quarterly basis. Monthly reserves for annual taxes, insurance premiums, replacement, and TI/LC will be waived provided a cash management period is not in effect or, if it is, the leases for Dick’s Sporting Goods, Kohl’s, Staples and CVS remain in full force and effect and no Tenant Trigger Event (as defined in the loan documents) exists.

■	Below Market Rents. According to the appraisals, PetSmart, Tractor Supply and CVS pay at or below market rents.

■	Credit Metrics: The properties have a combined underwritten interest only NCF DSCR of 2.36x and a 10.2% NCF Debt Yield.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

4201-4407 Vineland Road Orlando, FL 32811	Collateral Asset Summary Quorum Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,500,000 72.4% 1.40x 10.4%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Office - Suburban
Sponsors:	TPF VII REIT;		Collateral:	Fee Simple
	Reid Berman;		Location:	Orlando, FL
	Clifford Stein		Year Built / Renovated:	1983 - 1987 /NAP
Borrower:	Quorum Center Associates LLC		Total Sq. Ft.:	317,521
Original Balance:	$20,500,000		Property Management:	Tower Realty Asset Management, Inc.
Cut-off Date Balance:	$20,500,000		Underwritten NOI:	$2,137,780
% by Initial UPB:	1.4%		Underwritten NCF:	$1,756,755
Interest Rate:	4.5700%		Appraised Value:	$28,300,000
Payment Date:	6th of each month		Appraisal Date:	October 25, 2012
First Payment Date:	March 6, 2013
Maturity Date:	February 6, 2023		Historical NOI
Amortization:	360 months		Most Recent NOI:	$2,051,840 (T-12 September 30, 2012)
Additional Debt:	None		2nd Most Recent NOI:	$1,854,972 (December 31, 2011)
Call Protection:	L(24), D(92), O(4)		3rd Most Recent NOI:	$2,289,129 (December 31, 2010)
Lockbox / Cash Management:	Hard / In-Place
			Historical Occupancy
Reserves			Most Recent Occupancy:	78.4% (October 1, 2012)
	Initial	Monthly	2nd Most Recent Occupancy:	76.0% (December 31, 2011)
Taxes:	$136,030	$32,388	3rd Most Recent Occupancy:	82.1% (December 31, 2010)
Insurance:	$58,977	$9,361	(1) The TI/LC Reserve is capped at $1,587,605.
Replacement :	$0	$5,292
TI/LC (1):	$5,611	$26,460
Deferred Maintenance:	$271,441	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$65
Balloon Balance / Sq. Ft.:	$52
Cut-off Date LTV:	72.4%
Balloon LTV:	58.7%
Underwritten NOI DSCR:	1.70x
Underwritten NCF DSCR:	1.40x
Underwritten NOI Debt Yield:	10.4%
Underwritten NCF Debt Yield:	8.6%

TRANSACTION HIGHLIGHTS

●
Hard Equity.  The Quorum Center property was acquired by the borrower in September 2009 for a total cost basis of approximately $30.5 million, including approximately $1.5 million of capital improvements.  The borrower has approximately $10.0 million of equity remaining in the Quorum Center property.

●
Location. The Quorum Center property is located 0.5 miles west of Interstate 4 and 1.7 miles north of Florida’s Turnpike.  Interstate 4 provides access to the Orlando CBD located 5 miles to the north and Tampa to the southwest and serves as a primary regional thoroughfare throughout Central Florida. The Quorum Center property is situated along Vineland Road, which runs parallel to Interstate 4, and is a north/south arterial and primary commercial corridor in the neighborhood.  The Quorum Center property has good access, visibility, and multiple points of ingress/egress along Vineland Road, which forms the eastern boundary of the Quorum Center property.  The Mall of Millenia, a 1.0+ million sq. ft. mall anchored by Macy’s, Neiman Marcus, and Bloomingdales, is located 1.5 miles south. The Quorum Center property is located approximately 14 miles northwest from Orlando International Airport.

●
Diverse Tenant Mix.  As of the October 1, 2012 rent roll, the Quorum Center property was leased to 74 different tenants representing a diversification in business sectors, lease expirations and tenant sizing. Two tenants occupy 8.1% and 7.4% of net rentable area, respectively, with the remaining tenant base individually occupying no more than 3.6% of the net rentable area.

●
Sponsorship.  The borrower is controlled by a joint venture between an affiliate of The Praedium Group, LLC (“The Praedium Group”) and an affiliate of Tower Realty Partners, Inc. (“Tower”).  The Praedium Group was formed in 1991 and since inception has completed 332 transactions representing $8.5 billion of capital, including 68,000 multifamily units and 41.5 million sq. ft. of commercial space.  Over the past 21 years, The Praedium Group has sponsored a series of seven private equity funds, as well as several separate investment vehicles.  Tower was formed in 1987 by Clifford Stein and Reid Berman.  Since its inception, Tower has executed its investment strategy in excess of over $1 billion in transactions.  In 1997, Tower’s portfolio became the cornerstone of an IPO for Tower Realty Trust (NYSE), a $750 million NYSE Real Estate Investment Trust.  In 1999, Stein and Berman purchased the Florida and Arizona properties from the REIT and re-established Tower Realty Partners, Inc.  Currently, Tower’s assets represent over 3.0 million square feet office and retail properties throughout Florida.  The non-recourse carve-out guarantors for the Quorum Center Loan are Reid Berman, Clifford Stein, and TPF VII REIT, which collectively have a net worth and liquidity of $825,857,632 and $45,557,795, respectively.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary Audubon Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,500,000 73.4% 1.59x 9.9%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance		Property Type(4):	Retail - Anchored / Single Tenant
Sponsor:	Donald Neilson, Sr.		Collateral:	Fee Simple / Leasehold
Borrower:	422 Market Place, L.P.; Audubon		Location(4):	Various
	Square, Inc.		Year Built / Renovated(4):	Various / NAP
Original Balance:	$18,500,000		Total Sq. Ft.(4):	177,069
Cut-off Date Balance:	$18,500,000		Property Management:	Fameco Management Services
% by Initial UPB:	1.2%			Associates, L.P.
Interest Rate:	4.2870%		Underwritten NOI:	$1,832,961
Payment Date:	6st of each month		Underwritten NCF:	$1,748,845
First Payment Date:	March 6, 2013		Appraised Value(2):	$25,200,000
Maturity Date:	February 6, 2023		Appraisal Date:	November 2, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(24), D(92), O(4)		Most Recent NOI:	$1,722,886 (July 31, 2012 Annualized)
Lockbox / Cash Management(1):	Springing Hard / Springing		2nd Most Recent NOI:	$1,782,129 (December 31, 2011)
			3rd Most Recent NOI:	$1,851,604 (December 31, 2010)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$95,963	$19,193	Most Recent Occupancy:	100.0% (November 1, 2012)
Insurance:	$10,609	$1,894	2nd Most Recent Occupancy:	97.6% (December 31, 2011)
Replacement(2):	$0	$1,050	3rd Most Recent Occupancy:	97.6% (December 31, 2010)
TI/LC(3):	$0	$3,501
(1)   The Audubon Square loan is structured with a springing hard lockbox and springing cash management. A hard lockbox, active cash management and a full excess cash flow sweep are required (i) upon an event of default, (ii) upon any bankruptcy action of the borrower, guarantor or property manager, or (iii) if the DSCR falls below 1.15x.
(2)   A monthly escrow for replacement reserve funds is required, subject to a cap of $25,205
(3)   A monthly escrow for annual tenant improvements and leasing commissions is required, subject to a cap of $210,040 (applicable only after Giant Food Stores renews its lease for term expiring not earlier than March 31, 2021).
(4)   The Audubon Square loan is secured by the fee simple and leasehold interests in one anchored retail center and one single tenant retail center totaling a combined 177,069 sq. ft. - Audubon Square I (84,016 sq. ft. built in 1995 and located in Lower Providence Township, PA, appraised value of $16.2 million as of November 2, 2012); and Regal Cinemas (93,053 sq. ft. built in 1999 and located in Upper Providence Township, PA, appraised value of $9.0 million as of November 2, 2012).

Deferred Maintenance:	$2,500	$0

Financial Information
Cut-off Date Balance / Sq. Ft:	$104
Balloon Balance / Sq. Ft:	$84
Cut-off Date LTV:	73.4%
Balloon LTV:	58.9%
Underwritten NOI DSCR:	1.67x
Underwritten NCF DSCR:	1.59x
Underwritten NOI Debt Yield:	9.9%
Underwritten NCF Debt Yield:	9.5%

TRANSACTION HIGHLIGHTS

■
Investment Grade Tenancy. The Audubon Square I and Regal Cinemas properties are occupied by four investment grade tenants: Giant Food Stores (F/M/S: BBB/Baa3/BBB), Sherwin-Williams (F/M/S: A/A3/A), Starbucks (F/M/S: NAV/Baa3/A-) and First Niagara Bank (F/M/S: BBB-/Baa2/BBB). These tenants account for 37.1% of portfolio sq. ft. and 43.5% of revenue.

■
Strong Tenant Sales. Giant Food Stores reports sales of $568 psf for the year ending March 2012, representing an occupancy cost of 3.0%. Regal reported sales of approximately $360,400/screen in 2011, the most recent period for which data was available, representing an occupancy cost of 8.6%.

■
Location and Demographics. The Audubon Square I property and the Regal Cinemas property are both conveniently located within 3 miles of Interstate 76 and Interstate 276. Traffic reports available indicate that 27,000 vehicles travel past the Audubon Square I property each day on the South Trooper Road side and in excess of 20,000 vehicles pass both properties on Egypt and Mill Roads. In addition, 60,000 vehicles travel past the Regal Cinemas property each day along Route 422. According to Claritas, the population within a one-mile, three-mile and five-mile radius of the Audubon Square I property is 6,928, 64,590 and 152,656, respectively. For Regal Cinemas, the population within a one-mile, three-mile and five-mile radius is 2,210, 37,777 and 119,422, respectively. The 2012 median household income within a one-mile radius of Audubon Square I is $81,940. For Regal Cinemas, the 2012 median household income was reported as $94,876, which is higher than both the County’s and MSA’s income of $73,477 and $58,528, respectively.

■
Strong Sponsorship. The sponsor of the borrower and the non-recourse carveout guarantor is Donald Neilson, Sr., who has been involved in real estate investment and management since 1977. As of his personal financial statements dated December 31, 2011, his net worth was reported to be $42,644,227 with liquidity of $1,885,913.

■
Partial Release. Borrower may obtain a release of either the Audubon Square I property or Regal Cinemas property by defeasing a portion of the loan equal to 125% of the allocated loan amount of the applicable property, and other standard release provisions.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

167– 177 Lafayette Street New York, NY 10012	Collateral Asset Summary 167-177 Lafayette Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,476,484 57.7% 1.36x 8.4%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Office - CBD
Sponsor:	Abraham Talassazan		Collateral:	Fee Simple
Borrower:	BSD 26 Maeem LLC		Location:	New York, NY
Original Balance:	$18,500,000		Year Built / Renovated:	1900 / 2008
Cut-off Date Balance:	$18,476,484		Total Sq. Ft.:	44,670
% by Initial UPB:	1.2%		Property Management:	Self - Managed
Interest Rate:	4.2085%		Underwritten NOI:	$1,545,645
Payment Date:	6th of each month		Underwritten NCF:	$1,473,029
First Payment Date:	February 6, 2013		Appraised Value:	$32,000,000
Maturity Date:	January 6, 2023		Appraisal Date:	December 1, 2012
Amortization:	360 months
Additional Debt(1):	None		Historical NOI
Call Protection(2):	L(25), D(91), O(4)		Most Recent NOI:	$1,810,255 (September 2012 Annualized)
Lockbox / Cash Management(3):	Soft, Springing Hard / Springing		2nd Most Recent NOI:	$1,250,358 (December 31, 2011)
			3rd Most Recent NOI:	$278,446 (December 31, 2010)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$25,224	$15,765	Most Recent Occupancy:	100.0% (November 1, 2012)
Insurance:	$11,914	$2,455	2nd Most Recent Occupancy:	100.0% (December 31, 2011)
TI/LC(4):	$150,000	Springing	3rd Most Recent Occupancy:	19.0% (December 31, 2010)

(1)   The 167-177 Lafayette Street loan documents permit a subordinate mezzanine loan from an institutional lender reasonably acceptable to lender subject to conditions including, among other things a minimum aggregate DSCR of not less than 1.40x, a maximum LTV that is no greater than 60.0% and an intercreditor agreement reasonably acceptable to the lender.
(2)   Following the Condominiumization (as defined below) of the 167-177 Lafayette Street property, the borrower shall have the right to obtain the release of either condo unit from the lien of the mortgage/deed of trust by defeasing a portion of the 167-177 Lafayette Street loan, subject to the terms and conditions applicable to defeasance in the loan documents and, among other things, the following: (i) the ratio of the unpaid principal balance of the 167-177 Lafayette Street Loan to the value of the remaining unit is equal to or less than 125% or (ii) the borrower pays down the 167-177 Lafayette Street loan by an amount not less than the least of (a) the net proceeds of an arm’s length sale of the release unit (b) the fair market value of the release unit at the time of the release or (c) an amount such that the loan-to-value ratio of the 167-177 Lafayette Street loan (taking into account any mezzanine loan) does not increase after the release, among other conditions.
        The borrower shall have the ability to convert the 167-177 Lafayette Street property to a condominium structure consisting of one retail unit, consisting of the retail and adjoining spaces constituting the current premises demised to C. Wonder, and one office unit, consisting of the balance of the 167-177 Lafayette Street property, subject to the lender’s receipt and review of condominium documentation and such additional terms and conditions  set forth in the loan documents (such conversion, “Condominiumization”).
(3)   The 167-177 Lafayette Street loan is structured with soft, springing hard lockbox and springing cash management. A hard lockbox and active cash management with a full excess cash flow sweep are required (i) upon an event of default, (ii) upon any bankruptcy action of the borrower, guarantor or property manager, (iii) if the DSCR falls below 1.10x on a trailing 12 month basis, or (iv) certain other trigger events related to the We Work tenant.
(4)   At closing, the borrower deposited $150,000 into the TI/LC Reserve account. In the event that the balance of such account falls below $50,000, a monthly escrow for annual tenant improvements and leasing commissions equal to $7,445 will be required; subject to a cap of $150,000.

Financial Information
Cut-off Date Balance / Sq. Ft.:	$414
Balloon Balance / Sq. Ft.:	$331
Cut-off Date LTV:	57.7%
Balloon LTV:	46.3%
Underwritten NOI DSCR:	1.42x
Underwritten NCF DSCR:	1.36x
Underwritten NOI Debt Yield:	8.4%
Underwritten NCF Debt Yield:	8.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

167– 177 Lafayette Street New York, NY 10012	Collateral Asset Summary 167-177 Lafayette Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,476,484 57.7% 1.36x 8.4%

TRANSACTION HIGHLIGHTS

■
Location. The 167-177 Lafayette Street property is well located within New York City, in the SoHo submarket of the Midtown South market in Manhattan. Per the appraisal, office vacancy in the submarket was 3.1% as 3Q2012, which was below the overall office market vacancy of 6.6% in Midtown South.

■
Sponsorship. The sponsor of the 167-177 Lafayette Street loan is Abraham Talassazan. His company, Eretz Group, owns and manages in excess of 800,000 sq. ft. of retail/office space. Per the sponsor’s unaudited financial statements dated November 7, 2012, Abraham Talassazan had a net worth of approximately $259.67 million, with liquidity of $25.06 million.

■
Below-Market Rents. The 167-177 Lafayette Street property has an in-place, weighted average rent of $42.52 per sq. ft. Per the appraisal, the SoHo office submarket has an average submarket rent of $49.03 per sq. ft. for third quarter 2012, indicating the upside potential of rental income. The appraiser concluded market rent of $45.00 per sq. ft. for potential new leases.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

1110 Third Avenue New York, NY 10065	Collateral Asset Summary Chatham Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,000,000 65.2% 1.67x 7.8%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Unanchored
Sponsor:	The Related Companies, L.P.		Collateral:	Fee Simple
Borrower:	Chatham Retail, L.L.C.		Location:	New York, NY
Original Balance:	$18,000,000		Year Built / Renovated:	2000 / NAP
Cut-off Date Balance:	$18,000,000		Total Sq. Ft.:	34,140
% by Initial UPB:	1.2%		Property Management:	Related Management Company, L.P.
Interest Rate:	4.4960%		Underwritten NOI:	$1,401,552
Payment Date:	6th of each month		Underwritten NCF:	$1,372,533
First Payment Date:	February 6, 2013		Appraised Value:	$27,600,000
Maturity Date:	January 6, 2023		Appraisal Date:	December 6, 2012
Amortization:	None
Additional Debt:	None		Historical NOI
Call Protection:	L(25), D(88), O(7)		Most Recent NOI:	$447,869 (T-12 October 31, 2012)
Lockbox / Cash Management(1):	Hard / In-Place		2nd Most Recent NOI:	$1,459,122 (December 31, 2011)
			3rd Most Recent NOI:	$1,920,659 (December 31, 2010)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$120,495	$60,248	Most Recent Occupancy:	100.0% (November 30, 2012)
Insurance:	$790	$790	2nd Most Recent Occupancy:	100.0% (December 31, 2011)
Replacement :	$0	$285	3rd Most Recent Occupancy:	100.0% (December 31, 2010)
TI/LC(2):	$0	$2,134
(1)   An excess cash flow sweep will be triggered (i) upon an event of default, (ii) upon any bankruptcy event of the borrower, guarantor or property manager, (iii) if the DSCR is less than 1.15x on a trailing 6 month basis, or (iv) the occurrence of any of the following events related to the Pier 1 tenant: (a) Pier 1 gives notice of its intent to not extend or renew its lease, (b) on or prior to the date that is 10 months prior to the then applicable expiration date under the lease, Pier 1 fails to give notice of its election to renew its lease, (c) a monetary event of default under the Pier 1 lease beyond any applicable notice and cure periods, (d) the bankruptcy or insolvency of Pier 1 unless Pier 1 has affirmed its lease and continues to pay full contractual rent, or (e) if, during the last two years of the term of the Chatham Retail loan, Pier 1 “goes dark,” vacates, ceases to occupy or discontinues its operations at the Chatham Retail property.
(2)   The TI/LC Reserve is capped at $102,420.

Financial Information
Cut-off Date Balance / Sq. Ft.:	$527
Balloon Balance / Sq. Ft.:	$527
Cut-off Date LTV:	65.2%
Balloon LTV:	65.2%
Underwritten NOI DSCR:	1.71x
Underwritten NCF DSCR:	1.67x
Underwritten NOI Debt Yield:	7.8%
Underwritten NCF Debt Yield:	7.6%

TRANSACTION HIGHLIGHTS

●
Location. The Chatham Retail property is located in the Upper East Side neighborhood of Manhattan in New York City. The Upper East Side is a prime retail and residential district in Manhattan and is known for its luxury apartment buildings, elegant townhouses, museums, galleries, restaurants, and retail stores. The immediate area is readily accessible with local #6 train stops on East 68th Street and Lexington Avenue, and the F train has a station stop at Lexington Avenue and 63rd Street.  The N, R and Q trains are accessible via a subway stop at Third Avenue and East 60th Street.  North-south bus lines run along Second, Third, Lexington, Madison and Fifth Avenues.  Crosstown buses run along 57th Street, East 59th Street, East 66th Street, and 72nd Street.

●
Occupancy. The Chatham Retail property is currently 100.0% leased and has been for each of the last six years. The Pier 1 Imports lease (17,514 sq. ft., 51.3% NRA and 73.4% of in-place base rent) was executed in December 2011.

●
Sponsorship. Founded in 1972, The Related Companies, L.P. (“Related”) has significant experience in the development, construction, acquisition, finance, and management of real estate assets.  This experience is combined into a team of over 2,000 employees in eight offices worldwide, led by a senior management team with an average of 20 years in real estate and 14 years as employees of Related.  Related owns and operates over 17,500 residential units and approximately 11 million square feet of commercial space in retail centers, office buildings, trade show space, and mixed-use facilities.  Their entire portfolio is valued at over $15 billion dollars. Since the inception of the company, over $22 billion dollars worth of property has been developed.  They are the nation’s largest developer, having built over 33,000 residential units and over 15 million square feet of commercial and mixed-use properties.  The Chatham Retail loan’s guarantor is The Related Companies, L.P., a New York Limited Partnership.  As of 12/31/11, The Related Companies, L.P. reported total assets of $4,081,671,000, liquidity of $142,032,000, and a net worth of $643,282,000.

●	Credit Metrics. Based on the appraised value of $27.6 million, the loan represents a 65.2% loan to value ratio, and based on the underwriting, the NCF DSCR is 1.67x and the NCF Debt Yield is 7.6%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

432 West Market Street San Antonio, TX 78205	Collateral Asset Summary Homewood Suites San Antonio Riverwalk	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,680,000 54.1% 1.74x 12.1%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank PLC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Hospitality - Extended Stay
Sponsor:	Chatham Lodging Trust		Collateral:	Fee Simple
Borrower:	Chatham San Antonio LLC		Location:	San Antonio, TX
Original Balance:	$17,680,000		Year Built / Renovated:	1996 / 2012
Cut-off Date Balance:	$17,680,000		Total Rooms:	146
% by Initial UPB:	1.2%		Property Management:	Island Hospitality Management III, Inc.
Interest Rate:	4.5900%		Underwritten NOI:	$2,144,953
Payment Date:	6th of each month		Underwritten NCF:	$1,895,214
First Payment Date:	March 6, 2013		Appraised Value:	$32,700,000
Maturity Date:	February 6, 2023		Appraisal Date:	November 14, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(24), D(92), O(4)		Most Recent NOI:	$2,107,474 (T-12 November 30, 2012)
Lockbox / Cash Management(1):	Hard / Springing		2nd Most Recent NOI:	$2,242,840 (December 31, 2011)
			3rd Most Recent NOI:	$2,324,100 (December 31, 2010)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$70,580	$35,290	Most Recent Occupancy:	73.0% (November 30, 2012)
Insurance(2):	$12,128	Springing	2nd Most Recent Occupancy:	73.5% (December 31, 2011)
FF&E(3):	$0	1/12th of 4% of Gross Income	3rd Most Recent Occupancy:	74.6% (December 31, 2010)
Immediate Repairs:	$123,960	$0
(1)   Cash Management is required to be triggered if, among other things, the DSCR is less than 1.15x on the last day of the second consecutive calendar quarter.
(2)   At the option of Lender, if the liability or casualty policy maintained by Borrower covering the Homewood Suites San Antonio Riverwalk property does not constitute an approved blanket or umbrella policy, Lender may require Borrower to obtain a separate policy and Lender will collect one-twelfth of the insurance premiums that Lender estimates will be payable for the renewal of the coverage.
(3)   Borrower is required to make monthly deposits into the FF&E reserve equal to the greater of one-twelfth of (i) 4.0% of the gross income from operations and (ii) the amount of deposit required by the franchisor for FF&E under the franchise agreement.

Financial Information
Cut-off Date Balance / Room:	$121,096
Balloon Balance / Room:	$98,182
Cut-off Date LTV:	54.1%
Balloon LTV:	43.8%
Underwritten NOI DSCR:	1.97x
Underwritten NCF DSCR:	1.74x
Underwritten NOI Debt Yield:	12.1%
Underwritten NCF Debt Yield:	10.7%

TRANSACTION HIGHLIGHTS

■
Location. The Homewood Suites San Antonio Riverwalk property is located in the heart of downtown San Antonio directly on the River Walk and is within walking distance of government and commercial offices, historic landmarks, fine dining, shopping and entertainment.

■
Performance. The October 2012 report from a hotel performance data provider indicates that the Homewood Suites San Antonio Riverwalk property is outperforming the competitive set with an occupancy penetration of 102.3%, ADR penetration of 123.3%, and a RevPAR penetration of 126.2%.

■
Sponsorship.  As of June 30, 2012, Chatham Lodging Trust owned 18 hotels with an aggregate of 2,414 rooms located in 10 states and the District of Columbia. Additionally, Chatham holds a 10.3% minority interest in a joint venture that owns 58 hotels with 7,550 rooms.

■
Franchise Agreement.  The Homewood Suites San Antonio Riverwalk property is under the Homewood Suites extended-stay flag on a franchise agreement that expires July 2026, or approximately three years beyond term.

■	Metrics. The loan has a cut-off date loan to value of 54.1%, underwritten net cash flow debt service coverage of 1.74x, and a NOI Debt Yield of 12.1%.

■	Cost Basis. The Sponsor acquired the Homewood Suites San Antonio Riverwalk property in 2011 for $32.5 million and invested $944,000 in capital upgrades resulting in a 52.9% loan-to-cost ratio

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

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ANNEX C

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered UBS-Barclays Commercial Mortgage Trust 2013-C5, Commercial Mortgage Pass-Through Certificates, Series 2013-C5, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.  Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.  Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants.  As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants.  Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants.  Secondary market trading between Participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.  When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.  Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  Payment will then be made by the respective depositary to the Participant’s account against delivery of the book-entry certificates.  After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be.  The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.  However, interest on the book-entry certificates would accrue from the value date.  Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant.  The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement.  In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant’s account against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period.  If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

●
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

●
borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

●
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding.  A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.
from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.
from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.
from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

(a)      if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)          stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)         certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)        certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)        providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)      if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)          stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)         certifying that the nonqualified intermediary is not acting for its own account,

(iii)        certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)        providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.
from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations.  These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.  Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

●	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

●	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

●	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders.  Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

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ANNEX D

DECREMENT TABLES

Percentages of the Initial Certificate Balance
of the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100	100	100	100	100
February 2014	83	83	83	83	83
February 2015	64	64	64	64	64
February 2016	44	44	44	44	44
February 2017	22	22	22	22	22
February 2018	0	0	0	0	0
Weighted Average Life (in years)	2.61	2.61	2.61	2.61	2.61

Percentages of the Initial Certificate Balance
of the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100	100	100	100	100
February 2014	100	100	100	100	100
February 2015	100	100	100	100	100
February 2016	100	100	100	100	100
February 2017	100	100	100	100	100
February 2018	0	0	0	0	0
Weighted Average Life (in years)	4.94	4.94	4.94	4.93	4.80

Percentages of the Initial Certificate Balance
of the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100	100	100	100	100
February 2014	100	100	100	100	100
February 2015	100	100	100	100	100
February 2016	100	100	100	100	100
February 2017	100	100	100	100	100
February 2018	100	100	100	100	100
February 2019	100	100	100	100	100
February 2020	100	100	100	100	100
February 2021	100	100	100	100	100
February 2022	100	100	99	99	94
February 2023	0	0	0	0	0
Weighted Average Life (in years)	9.79	9.67	9.55	9.45	9.30

D-1

Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100	100	100	100	100
February 2014	100	100	100	100	100
February 2015	100	100	100	100	100
February 2016	100	100	100	100	100
February 2017	100	100	100	100	100
February 2018	100	100	100	100	100
February 2019	100	100	100	100	100
February 2020	100	100	100	100	100
February 2021	100	100	100	100	100
February 2022	100	100	100	100	100
February 2023	0	0	0	0	0
Weighted Average Life (in years)	9.86	9.85	9.83	9.78	9.46

Percentages of the Initial Certificate Balance
of the Class A-AB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100	100	100	100	100
February 2014	100	100	100	100	100
February 2015	100	100	100	100	100
February 2016	100	100	100	100	100
February 2017	100	100	100	100	100
February 2018	100	100	100	100	100
February 2019	80	80	80	80	80
February 2020	60	60	60	60	60
February 2021	39	39	39	39	39
February 2022	17	17	17	17	17
February 2023	0	0	0	0	0
Weighted Average Life (in years)	7.44	7.44	7.44	7.44	7.44

D-2

ANNEX E

PRICE/YIELD TABLES

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%
%
%
%
%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%
%
%
%
%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%
%
%
%
%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%
%
%
%
%
Weighted Average Life (years)

E-1

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-AB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%
%
%
%
%
Weighted Average Life (years)

E-2

ANNEX F

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Each Mortgage Loan Seller will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth and attached hereto in Annex G.  Capitalized terms used but not otherwise defined in this Annex F will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)            Payment Record.  No Mortgage Loan is 30 days or more delinquent in payment of principal and interest (without giving effect to any applicable grace period in the related Note) and no Mortgage Loan has been 30 days or more (without giving effect to any applicable grace period in the related Note) past due.

(2)            Fixed Rate Loan.  Each Mortgage Loan (exclusive of any default interest, late charges or prepayment premiums) is a fixed rate mortgage loan with a term to maturity, at origination or as of the most recent modification, as set forth in the Mortgage Loan Schedule.

(3)            Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan set forth on the Mortgage Loan Schedule is true and correct in all material respects as of the Cut-off Date.

(4)            Ownership of Mortgage Loan.  At the time of the assignment of the Mortgage Loans to the Purchaser, the Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, any subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Purchaser free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, any subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller).

(5)            Borrower; Bankruptcy.  In respect of each Mortgage Loan (or Loan Combinations, if applicable), as of the origination date and, to the Seller’s actual knowledge, as of the Closing Date, (A) in reliance on public documents or certified copies of the incorporation or partnership or other entity documents, as applicable, delivered in connection with the origination of such Mortgage Loan (or Loan Combinations, if applicable), the related Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico and (B) the related Borrower is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(6)            Mortgage Lien; Assignment of Leases.  Each Mortgage Loan (or Loan Combinations, if applicable) is secured by the related Mortgage which establishes and creates a valid and subsisting first priority lien on the related Mortgaged Property, or leasehold interest therein, comprising real estate, free and clear of any liens, claims, encumbrances, participation interests, pledges, charges or security interests subject only to Permitted Encumbrances.  Such Mortgage, together with any separate security agreement, UCC Financing Statement or similar agreement, if any, establishes and creates a first priority security interest in favor of the Seller in all personal property owned by the Borrower that is used in, and is reasonably necessary to, the operation of the related Mortgaged Property and, to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement under the Uniform Commercial Code as in effect in the relevant jurisdiction, the proceeds arising from the Mortgaged Property and other collateral securing such Mortgage Loan (or Loan Combinations, if applicable), subject only to Permitted Encumbrances.  There exists with respect to such Mortgaged Property an assignment of leases and rents provision, either as part of the related Mortgage or as a separate document or instrument, which establishes and creates a first priority security interest in and to leases and rents arising in respect of the related Mortgaged Property, subject only to Permitted Encumbrances.  Except for the holder of the Companion Loan with respect to the Loan Combinations, to the Seller’s knowledge, no Person other than the related Borrower and the mortgagee own any interest in any payments due under the related leases.  The related Mortgage or such assignment of leases and rents provision provides for the appointment of a receiver for rents or allows the holder of the related Mortgage to enter into possession of the related Mortgaged Property to collect rent or provides for rents to be paid directly to the holder of the related Mortgage in the event of a default beyond applicable notice and grace periods, if any, under the related Loan Documents.  As of the origination date, there were, and, to the Seller’s knowledge as of the Closing Date, there are, no mechanics’ or other similar liens or claims which have been filed for work, labor or materials affecting the related Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those that are bonded or escrowed for or which are insured against pursuant to the applicable Title Insurance Policy (as defined below) and except for Permitted Encumbrances.  No Mortgaged Property secures any mortgage loan not represented on the Mortgage Loan Schedule other than a Companion Loan.  No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan, other than a Mortgage Loan listed on the Mortgage Loan Schedule or a Companion Loan.  No Mortgage Loan is secured by property that is not a Mortgaged Property.  Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rent, operating revenues or other personal property to the extent that possession or control of such items or actions other than the recordation of the Mortgage or the Assignment of Leases, Rents and Profits or the filing of UCC Financing Statements are required in order to effect such perfection.

(7)            Title.  The related Borrower under each Mortgage Loan has good and indefeasible fee simple or, if representation (25) hereof is applicable to such Mortgage Loan, leasehold title to the related Mortgaged Property comprising real estate, subject to Permitted Encumbrances, if any.

(8)            Title Insurance.  The Seller has received an American Land Title Association (ALTA) lender’s title insurance policy or a comparable form of lender’s title insurance policy (or escrow instructions binding on the Title Insurer (as defined below) and irrevocably obligating the Title Insurer to issue such title insurance policy or a title policy commitment or pro-forma “marked up” at the closing of the related Mortgage Loan (or Loan Combinations, if applicable), and countersigned or otherwise approved by the Title Insurer or its authorized agent) as adopted in the applicable jurisdiction (the “Title Insurance Policy”), which was issued by a nationally recognized title insurance company (the “Title Insurer”) qualified to do business in the jurisdiction where the applicable Mortgaged Property is located (unless such jurisdiction is the State of Iowa), covering the portion of each Mortgaged Property comprised of real estate and insuring that the related Mortgage is a valid first lien in the original principal amount of the related Mortgage Loan (or Loan Combinations, if applicable), on the Borrower’s fee simple interest (or, if applicable, leasehold interest) in such Mortgaged Property comprised of real estate, subject only to Permitted Encumbrances.  Such Title Insurance Policy was issued in connection with the origination of the related Mortgage Loan (or Loan

Combinations, if applicable).  No claims have been made under such Title Insurance Policy.  Such Title Insurance Policy is in full force and effect and all premiums thereon have been paid and will provide that the insured includes the owner of the Mortgage Loan and its successors and/or assigns. No holder of the related Mortgage has done, by act or omission, anything that would, and the Seller has no actual knowledge of any other circumstance that would, impair the coverage under such Title Insurance Policy.  Such Title Insurance Policy contains no exception regarding the encroachment upon any material easements of any material permanent improvements located at the Mortgaged Property for which the grantee of such easement has the ability to force removal of such improvement, or such Title Insurance Policy affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available) against losses caused by forced removal of any material permanent improvements on the related Mortgaged Property that encroach upon any material easements.

(9)            Valid Assignment.  The related Assignment of Mortgage and the related assignment of the Assignment of Leases, Rents and Profits executed in connection with each Mortgage, if any, have been recorded in the applicable jurisdiction (or, if not recorded, have been submitted for recording or are in recordable form (but for the insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller)) and constitute the legal, valid and binding assignment of such Mortgage and the related Assignment of Leases, Rents and Profits from the Seller to the Purchaser.  The endorsement of the related Note by the Seller constitutes the legal, valid, binding and enforceable (except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) assignment of such Note, and together with such Assignment of Mortgage and the related assignment of Assignment of Leases, Rents and Profits, legally and validly conveys all right, title and interest in such Mortgage Loan and Loan Documents to the Purchaser.

(10)          Nonrecourse.  The Loan Documents for each Mortgage Loan (or Loan Combinations, if applicable) provide that such Mortgage Loan (or Loan Combinations, if applicable) is nonrecourse to the related parties thereto except that the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following:  (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Loan Documents.

(11)          Mortgage Provisions.  The Loan Documents for each Mortgage Loan (or Loan Combinations, if applicable) contain enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the related Borrower which would interfere with such right of foreclosure except any statutory right of redemption or as may be limited by anti-deficiency or one form of action laws or by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(12)          Enforceability.  Each of the related Notes and Mortgages are the legal, valid and binding obligations of the related Borrower named on the Mortgage Loan Schedule and each of the other related Loan Documents is the legal, valid and binding obligation of the parties thereto (subject to any nonrecourse provisions therein), enforceable in accordance with its terms, except as such enforcement may be limited by anti-deficiency or one form of action laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions of such Loan Documents are or may be unenforceable in whole or in part under applicable state or federal laws, but the inclusion of such provisions does not render any of the Loan Documents invalid as a whole, and such Loan Documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby.

(13)          Modifications.  Neither the terms of the Mortgage Loans nor the related Loan Documents have been altered, impaired, modified or waived in any material respect, except prior to the Cut-off Date by written instrument duly submitted for recordation, to the extent required, and as specifically set forth in the related Mortgage File and posted on the website or otherwise made available to the Controlling Class Representative, and no such alterations, impairments, modifications, or waivers have been completed or consented to after the Cut-off Date.

(14)          Deed of Trust.  With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or may be substituted in accordance with applicable law, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Borrower and fees paid in connection with the release of the related Mortgaged Property or related security for such Mortgage Loan (or Loan Combinations, if applicable) following payment of such Mortgage Loan (or Loan Combinations, if applicable) in full.

(15)          Releases.  Except by a written instrument that has been delivered to the Purchaser as a part of the related Mortgage File with respect to any immaterial releases of the Mortgaged Property, no Mortgage Loan (or Loan Combinations, if applicable), has been satisfied, canceled, subordinated, released or rescinded, in whole or in part, and the related Borrower has not been released, in whole or in part, from its obligations under any related Loan Document.

(16)          No Offset.  Except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, neither the Mortgage Loan nor any of the related Loan Documents is subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any such Loan Documents, or the exercise (in compliance with procedures permitted under applicable law) of any right thereunder, render any Loan Documents subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury (subject to anti-deficiency or one form of action laws and to bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)), and no such right of rescission, set-off, abatement, diminution, valid counterclaim or defense has been asserted with respect thereto.

(17)          No Material Default.  As of the Closing Date, there is no payment default, after giving effect to any applicable notice and/or grace period, and, to the Seller’s knowledge, as of the Closing Date, there is no other material default under any of the related Loan Documents, after giving effect to any applicable notice and/or grace period; no such material default or breach has been waived by the Seller or on its behalf or, to the Seller’s knowledge, by the Seller’s predecessors in interest with respect to the Mortgage Loans; and, to the Seller’s actual knowledge, no event has occurred which, with the passing of time or giving of notice would constitute a material default or breach; provided, however, that the representations and warranties set forth in this sentence do not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of any subject matter otherwise covered by any other representation or warranty made hereunder by the Seller.  No Mortgage Loan (or Loan Combinations, if applicable), has been accelerated and no foreclosure proceeding or power of sale proceeding has been initiated under the terms of the related Loan Documents.  The Seller has not waived any material claims against the related Borrower under any nonrecourse exceptions contained in the Note.

(18)          No Future Advances.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date (except for certain amounts that were fully disbursed by the mortgagee, but were escrowed pursuant to the terms of the related Loan Documents) and there are no future advances required to be made by the mortgagee under any of the related Loan Documents.  Any requirements under the related Loan Documents regarding the completion of any on-site or off-site improvements and to disbursements of any escrow funds therefor have been or are being complied with or such escrow funds are still being held.  The Seller has not, nor, to the Seller’s knowledge, have any of its agents or predecessors in interest with respect to the Mortgage Loan, in respect of payments due on the related Note or Mortgage, directly or indirectly, advanced funds or induced, solicited or knowingly received any advance of funds by a party other than the Borrower other than (a) interest accruing on such Mortgage Loan from the date of such disbursement of such Mortgage Loan to the date which preceded by thirty (30) days the first payment date under the related Note and (b) application and commitment fees, escrow funds, points and reimbursements for fees and expenses, incurred in connection with the origination and funding of the Mortgage Loan.

(19)          No Equity Interest.  No Mortgage Loan has capitalized interest included in its principal balance, and no Mortgage Loan provides for any shared appreciation rights or other equity participation therein and no contingent or additional interest contingent on cash flow or negative amortization is due thereon.

(20)          Compliance.  The terms of the Loan Documents evidencing such Mortgage Loan comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans (or Loan Combinations, if applicable), including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

(21)          Licenses and Permits.  To the Seller’s knowledge and except for any legal nonconformity contemplated by representation (41) hereof, as of the date of origination of the Mortgage Loan (or Loan Combinations, if applicable), the related Mortgaged Property was, and to the Seller’s actual knowledge and except for any legal nonconformity contemplated by representation (41) hereof, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to such Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with all restrictive covenants of record applicable to such Mortgaged Property or applicable zoning laws is insured by the Title Insurance Policy, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan (or Loan Combinations, if applicable) or the rights of a holder of the related Mortgage Loan.

(22)          Taxes and Assessments.  All (a) taxes, water charges, sewer charges, or other similar outstanding governmental charges and assessments which became due and owing prior to the Closing Date in respect of the related Mortgaged Property (excluding any related personal property) and, if left unpaid, would be, or might become, a lien on such Mortgaged Property having priority over the related Mortgage and (b) insurance premiums or ground rents which became due and owing prior to the Closing Date in respect of the related Mortgaged Property (excluding any related personal property), have, in each case, been paid, or if disputed, or if such amounts are not delinquent prior to the Closing Date, an escrow of funds in an amount sufficient (together with escrow payments required to be made prior to delinquency) to cover such taxes, charges, and assessments and any late charges due in connection therewith has been established.  As of the date of origination, the related Mortgaged Property consisted of one or more separate and complete tax parcels.  For purposes of this representation and warranty, the items identified herein shall not be considered due and owing until the date on which interest or penalties would be first payable thereon.

(23)          Encroachments.  To the Seller’s knowledge based on surveys or the Title Insurance Policy, (i) none of the material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan (or Loan Combinations, if applicable) lies outside the boundaries and building restriction lines of such Mortgaged Property, except to the extent they are legally nonconforming as contemplated by representation (41) below, and (ii) no improvements on adjoining properties encroach upon such Mortgaged Property, except in the case of either (i) or (ii) for (a) immaterial encroachments which do not materially adversely affect the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of such Mortgaged Property or (b) encroachments affirmatively covered by the related Title Insurance Policy.  With respect to each Mortgage Loan, the property legally described in the survey, if any, obtained for the related Mortgaged Property for purposes of the origination thereof is the same as the property legally described in the Mortgage.

(24)          Property Condition.

(a)           Except with respect to repairs estimated to cost less than $10,000 in the aggregate, as of the date of the applicable engineering report (which was performed within 12 months prior to the Cut-off Date) related to the Mortgaged Property and, to Seller’s knowledge as of the Closing Date, (i) the related Mortgaged Property is in good repair, free and clear of any damage that would materially adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use and operation of the Mortgaged Property as it was being used or operated as of the origination date, or (ii) an escrow (or escrows) in an amount consistent with the standard utilized by the Seller with respect to similar loans it holds for its own account have been established, which escrows will in any and all events be not less than 100% of the estimated cost of the required repairs.  Since the origination date, to the Seller’s knowledge, such Mortgaged Property has not been damaged by fire, wind or other casualty or physical condition that would materially and adversely affect its value as security for the related Mortgage Loan (including, without limitation, any soil erosion or subsidence or geological condition), which damage has not been fully repaired or fully insured, or for which escrows in an amount consistent with the standard utilized by the Seller with respect to loans it holds for its own account have not been established.

(b)           As of the origination date of such Mortgage Loan (or Loan Combinations, if applicable), and, to the Seller’s actual knowledge, as of the Closing Date, there are no proceedings pending or, to the Seller’s actual knowledge, threatened, for the partial or total condemnation of the relevant Mortgaged Property; provided that solely for purposes of this representation (24(b)), the Seller’s actual knowledge shall include the actual knowledge of any servicer that has serviced the Mortgage Loan (or Loan Combinations, if applicable), on behalf of the Seller as derived from the servicer by the Seller based on a level of inquiry that is customary for sellers of conduit loans in the commercial real estate industry.

(25)          Ground Leases.  For each Mortgage Loan identified on the Mortgage Loan Schedule as being secured in whole or in part by a leasehold estate (a “Ground Lease”) (except with respect to any Mortgage Loan also secured by the related fee interest in the Mortgaged Property), the related Ground Lease satisfies the following conditions:

(a)           such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease or other agreement received by the originator of the Mortgage Loan (or Loan Combinations, if applicable) from the ground lessor, provides that the interest of the lessee thereunder may be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially and adversely affect the security provided by the Mortgage; as of the date of origination of the Mortgage Loan (or Loan Combinations, if applicable), there was no material change of record in the terms of such Ground Lease with the exception of written instruments which are part of the related Mortgage File and Seller has no knowledge of any material change in the terms of such Ground Lease since the recordation of the related Mortgage, with the exception of written instruments which are part of the related Mortgage File;

(b)           such Ground Lease or such other agreement received by the originator of the Mortgage Loan (or Loan Combinations, if applicable) from the ground lessor is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee interest and Permitted Encumbrances, and such Ground Lease or such other agreement received by the originator of the Mortgage Loan (or Loan Combinations, if applicable) from the ground lessor is, and shall remain, prior to any mortgage or other lien upon the related fee interest (other than the Permitted Encumbrances) unless a nondisturbance agreement is obtained from the holder of any mortgage on the fee interest which is assignable to or for the benefit of the related lessee and the mortgagee under the Mortgage Loan (or Loan Combinations, if applicable);

(c)           such Ground Lease or other agreement provides that upon foreclosure of the related Mortgage or assignment of the Borrower’s interest in such Ground Lease in lieu thereof, the mortgagee under such Mortgage is entitled to become the owner of such interest upon notice to, but without the consent of, the lessor thereunder and, in the event that such mortgagee (or any of its successors and assigns under the Mortgage) becomes the owner of such interest, such interest is further assignable by such mortgagee (or any of its successors and assigns under the Mortgage) upon notice to such lessor, but without a need to obtain the consent of such lessor;

(d)           such Ground Lease is in full force and effect and no default of tenant or ground lessor was in existence at origination, or to the Seller’s knowledge, is in existence as of the Closing Date, under such Ground Lease, nor at origination was, or to the Seller’s knowledge, is there any condition which, but for the passage of time or the giving of notice, would result in a default under the terms of such Ground Lease; either such Ground Lease or a separate agreement contains the ground lessor’s covenant that it shall not amend, modify, cancel or terminate such Ground Lease without the prior written consent of the mortgagee under such Mortgage and any amendment, modification, cancellation or termination of the Ground Lease without the prior written consent of the related mortgagee, or its successors or assigns is not binding on such mortgagee, or its successor or assigns;

(e)           such Ground Lease or other agreement requires the lessor thereunder to give written notice of any material default by the lessee to the mortgagee under the related Mortgage, provided that such mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease; and such Ground Lease or other agreement provides that no such notice of default and no termination of the Ground Lease in connection with such notice of default shall be effective against such mortgagee unless such notice of default has been given to such mortgagee and any related Ground Lease or other agreement contains the ground lessor’s covenant that it will give to the related mortgagee, or its successors or assigns, any notices it sends to the Borrower;

(f)           either (i) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan (or Loan Combinations, if applicable) or (ii) such Ground Lease or other agreement provides that (A) the mortgagee under the related Mortgage is permitted a reasonable opportunity to cure any default under such Ground Lease which is curable, including reasonable time to gain possession of the interest of the lessee under the Ground Lease, after the receipt of notice of any such default before the lessor thereunder may terminate such Ground Lease; (B) in the case of any such default which is not curable by such mortgagee, or in the event of the bankruptcy or insolvency of the lessee under such Ground Lease, such mortgagee has the right, following termination of the existing Ground Lease or rejection thereof by a bankruptcy trustee or similar party, to enter into a new ground lease with the lessor on substantially the same terms as the existing Ground Lease; and (C) all rights of the Borrower under such Ground Lease (insofar as it relates to the Ground Lease)

may be exercised by or on behalf of such mortgagee under the related Mortgage upon foreclosure or assignment in lieu of foreclosure;

(g)           such Ground Lease has an original term (or an original term plus one or more optional renewal terms that under all circumstances may be exercised, and will be enforceable, by the mortgagee or its assignee) which extends not less than 20 years beyond the stated maturity date of the related Mortgage Loan;

(h)           under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such Mortgage or a financially responsible institution acting as trustee appointed by it, or consented to by it, or by the lessor having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment in whole or in part of the outstanding principal balance of such Mortgage Loan (or Loan Combinations, if applicable), together with any accrued and unpaid interest thereon; and

(i)           such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by the Seller; such Ground Lease contains a covenant (or applicable laws provide) that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of such Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

(26)          Environmental Matters.  Except for those Mortgage Loans for which a lender’s environmental insurance policy was obtained in lieu of an Environmental Site Assessment, an Environmental Site Assessment relating to each Mortgaged Property prepared no earlier than 12 months prior to the Closing Date was obtained and reviewed by the Seller in connection with the origination of such Mortgage Loan (or Loan Combinations, if applicable), and a copy is included in the Servicing File.

(a)           Such Environmental Site Assessment does not identify, and the Seller has no actual knowledge of, any adverse circumstances or conditions with respect to or affecting the Mortgaged Property that would constitute or result in a material violation of any Environmental Laws, except for such circumstances or conditions (i) which are covered by environmental insurance policies maintained with respect to the Mortgaged Property, or (ii) as to which any expenditure greater than 5% of the outstanding principal balance of such Mortgage Loan (or Loan Combinations, if applicable) is required in order to achieve or maintain compliance in all material respects with any Environmental Laws, adequate sums, equal to at least 125% of the estimate of the total amount of such expenditures as set forth in the Environmental Site Assessment, were reserved in connection with the origination of the Mortgage Loan (or Loan Combinations, if applicable), and as to which the related Borrower has covenanted to perform the actions necessary to achieve or maintain compliance in all material respects with any Environmental Laws, or (iii) as to which the related Borrower or one of its affiliates is currently taking or required to take such actions (which may be the implementation of an operations and maintenance plan), if any, as recommended by the Environmental Site Assessment or required by the applicable governmental authority, or (iv) as to which a responsible party not related to the Borrower with assets reasonably estimated by the Seller at the time of origination to be sufficient to effect all necessary or required remediation identified in a notice or other action from the applicable governmental authority is currently taking or required to take such actions, if any, with respect to such regulatory authority’s order or directive, or (v) which, if recommended in the Environmental Site Assessment, were investigated further and, based upon such additional investigation, as to which an environmental consultant recommended no further investigation or remediation, or (vi) as to which a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or an indemnity to the related Borrower or to the mortgagee to cover the costs of any required investigation, testing, monitoring or remediation, or (vii) as to which the related Borrower or other responsible party obtained a “No Further Action” letter or other evidence reasonably acceptable to a prudent commercial mortgage lender that applicable federal, state, or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, or (viii) which would not require substantial cleanup, remedial action or other extraordinary response under any Environmental Laws reasonably estimated to cost in excess of 5% of the outstanding principal balance of such Mortgage Loan (or Loan Combinations, if applicable).

(b)           To the Seller’s actual knowledge and in reliance upon the Environmental Site Assessment, except for any Hazardous Materials being handled in accordance with applicable Environmental Laws and except for any Hazardous Materials present at such Mortgaged Property for which, to the extent that an Environmental Site Assessment recommends remediation or other action, (A) there is either (i) environmental insurance with respect to such Mortgaged Property or (ii) an amount in an escrow account pledged as security for such Mortgage Loan (or Loan Combinations, if applicable) under the relevant Loan Documents equal to no less than 125% of the amount estimated in such Environmental Site Assessment as sufficient to pay the cost of such remediation or other action in accordance with such Environmental Site Assessment or (B) one of the statements set forth in representation (26)(a) above is true, (1) such Mortgaged Property is not being used for the treatment or disposal of Hazardous Materials; (2) no Hazardous Materials are being used or stored or generated for off-site disposal or otherwise present at such Mortgaged Property other than Hazardous Materials of such types and in such quantities as are customarily used or stored or generated for off-site disposal or otherwise present in or at properties of the relevant property type; and (3) such Mortgaged Property is not subject to any environmental hazard (including, without limitation, any situation involving Hazardous Materials) which under the Environmental Laws would have to be eliminated before the sale of, or which could otherwise reasonably be expected to adversely affect in more than a de minimis manner the value or marketability of, such Mortgaged Property.

(c)           The related Mortgage or other Loan Documents contain covenants on the part of the related Borrower requiring its compliance with any present or future federal, state and local Environmental Laws and regulations in connection with the Mortgaged Property.  The related Borrower (or an affiliate thereof) has agreed to indemnify, defend and hold the Seller, and its successors and assigns, harmless from and against any and all losses, liabilities, damages, penalties, fines, expenses and claims of whatever kind or nature (including attorneys’ fees and costs) imposed upon or incurred by or asserted against any such party resulting from a breach of the environmental representations, warranties or covenants given by the related Borrower in connection with such Mortgage Loan.

(d)           With respect to each of the Mortgage Loans which is covered by a lender’s environmental insurance policy obtained in lieu of an Environmental Site Assessment (“In Lieu of Policy”), each In Lieu of Policy is in an amount equal to 125% of the outstanding principal balance of the related Mortgage Loan (or Loan Combinations, if applicable), and has a term ending no sooner than the date which is five years after the maturity date of the related Mortgage Loan (or Loan Combinations, if applicable), is non-cancelable by the insurer during such term and the premium for such policy has been paid in full.  All environmental assessments or updates that were in the possession of the Seller and that relate to a Mortgaged Property insured by an In Lieu of Policy have been delivered to or disclosed to the In Lieu of Policy carrier issuing such policy prior to the issuance of such policy.

(27)          Insurance.  As of the date of origination of the related Mortgage Loan (or Loan Combinations, if applicable), and, as of the Closing Date, the Mortgaged Property is covered by insurance policies providing the coverage described below and the Loan Documents permit the mortgagee to require the coverage described below.  All premiums with respect to the insurance policies insuring each Mortgaged Property have been paid in a timely manner or escrowed to the extent required by the Loan Documents, and the Seller has not received (1) any notice of non-payment of premiums that has not been cured in a timely manner by the related Borrower or (2) any notice of cancellation or termination of such insurance policies.  The relevant Servicing File contains the insurance policy required for such Mortgage Loan or a certificate of insurance for such insurance policy.  Each Mortgage or Loan Agreement requires that the related Mortgaged Property and all improvements thereon are covered by insurance policies providing (a) coverage in an amount at least equal to the lesser of full replacement cost of such Mortgaged Property and the outstanding principal balance of the related Mortgage Loan (or Loan Combinations, if applicable) (subject to customary deductibles) for losses sustained by fire and for losses or damages from other risks and hazards covered by a standard extended coverage insurance policy providing “special form” coverage in an amount sufficient to prevent the Borrower from being deemed a co-insurer and to provide coverage on a full replacement cost basis of such Mortgaged Property (in some cases, full replacement excludes excavations, underground utilities, foundations and footings) with an agreed amount endorsement to avoid application of any coinsurance provision; such policy contains a standard mortgagee clause naming the mortgagee and its successor in interest as additional insureds or loss payee, as applicable; and such policy contains no provisions for a deduction for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements; (b) business interruption or rental loss insurance in an amount at least equal to (i) 12 months of operations or (ii) in some cases all rents and other amounts customarily insured under this type of insurance of the Mortgaged Property; (c) flood insurance, if any portion of the improvements, exclusive of a parking lot, on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency, with respect to certain Mortgage Loans, or the Secretary of Housing and Urban Development, with respect to other Mortgage Loans, as having special flood hazards, to the extent flood insurance is available; (d) workers’ compensation, if required by law; and (e) comprehensive general liability insurance in an amount not less than $1 million.  All such insurance policies referred to in clauses (a) through (d) of the prior sentence that are currently in place contain clauses providing they are not terminable and may not be terminated without thirty (30) days’ prior written notice to the mortgagee (except where applicable law requires a shorter period or except for nonpayment of premiums, in which case not less than ten (10) days’ prior written notice to the mortgagee is required).  In addition, each Mortgage and/or Loan Agreement permits the related mortgagee to make premium payments to prevent the cancellation of such insurance policies with respect to the Mortgaged Property and shall entitle such mortgagee to reimbursement therefor.  Any insurance proceeds in respect of a casualty loss or taking will be applied either to the repair or restoration of all or part of the related Mortgaged Property or the payment of the outstanding principal balance of the related Mortgage Loan (or Loan Combinations, if applicable), together with any accrued interest thereon.  If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan (or Loan Combinations, if applicable), and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property.  The related Mortgaged Property is insured by an insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan (or Loan Combinations, if applicable) and having a claims-paying or financial strength rating of at least “A-:V” from A.M. Best Company or “A-“ (or the equivalent) from Standard & Poor’s Ratings Services, Fitch, Inc. or Moody’s Investors Service, Inc.  An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake.  In such instance, the PML was based on a 450 or 475 year return period, an exposure period of 50 years and a 10% probability of exceedance.  If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance for such Mortgaged Property was obtained from an insurer rated at least “A-:V” by A.M. Best Company or “A-“ (or the equivalent) from Standard & Poor’s Ratings Services, Fitch, Inc. or Moody’s Investors Service, Inc.  To the Seller’s actual knowledge, the insurer issuing each of the foregoing insurance policies is qualified to write insurance in the jurisdiction where the related Mortgaged Property is located.

(28)          Escrows.  All amounts required to be deposited by each Borrower at origination under the related Loan Documents have been deposited or have been withheld from the related Mortgage Loan proceeds at origination and there are no deficiencies with regard thereto.  All escrow deposits and payments required by the terms of each Mortgage Loan are in the possession, or under the control of the Seller (except to the extent they have been disbursed for their intended purposes), and all amounts required to be deposited by the applicable Borrower under the related Loan Documents have been deposited, and there are no deficiencies with regard thereto (subject to any applicable notice and cure period).  All of the Seller’s interest in such escrows and deposits will be conveyed by the Seller to the Purchaser hereunder.

(29)          Litigation.  To the Seller’s knowledge, with respect to each Mortgage Loan, as of the date of origination of such Mortgage Loan (or Loan Combinations, if applicable), and, to the Seller’s actual knowledge, with respect to each Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Borrower under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Borrower or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Borrower and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Borrower.

(30)          Servicing.  The servicing and collection practices used by Seller in respect of each Mortgage Loan (or Loan Combinations, if applicable) have been in all material respect legal, proper and prudent, in accordance with customary commercial mortgage servicing practices.

(31)          Inspection.  The originator of the Mortgage Loan (or Loan Combinations, if applicable) or the Seller has inspected or caused to be inspected each related Mortgaged Property within the 12 months prior to the Closing Date.

(32)          Financial Reporting.  The Loan Documents require the Borrower to provide the holder of the Mortgage Loan with at least the following:  annual operating statements, financial statements and, except for Mortgage Loans for which the related Mortgaged Property is leased to a single tenant or is a multifamily or similar property, rent rolls.

(33)          Related Borrowers.  No two or more Mortgage Loans representing, in the aggregate, more than 5% of the aggregate outstanding principal amount of all the Mortgage Loans included in the Issuing Entity have the same Borrower or, to the Seller’s knowledge, are to Borrowers which are entities controlled by one another or under common control.

(34)          Single Purpose Entity.  Each Borrower with respect to a Mortgage Loan with a principal balance as of the Cut-off Date in excess of $15,000,000 included in the Issuing Entity is an entity whose organizational documents or related Loan Documents provide that it is, and at least so long as the Mortgage Loan is outstanding will continue to be, a Single Purpose Entity.  For this purpose, “Single Purpose Entity” shall mean a Person, other than an individual, whose organizational documents or related Loan Documents provide that it shall engage solely in the business of owning and operating the Mortgaged Property and which does not engage in any business unrelated to such property and the financing thereof, does not have any assets other than those related to its interest in the Mortgaged Property or the financing thereof or any indebtedness other than as permitted by the related Mortgage or the other Loan Documents, and the organizational documents of which require that it have its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person.

(35)          REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages) and, accordingly, (A) the gross proceeds of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either:  (a) such Mortgage Loan is secured by an interest in real property (including land, buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the principal balance of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the unpaid principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

(36)          Due-on-Sale or Encumbrance.  Each of the Mortgage Loans contains a “due-on-sale” clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the holder of the Mortgage Loan, the property subject to the Mortgage, or any controlling interest therein, is directly or indirectly transferred or sold (except that it may provide for transfers by devise, descent or operation of law upon the death of a member, manager, general partner or shareholder of a Borrower and that it may provide for transfers subject to the Mortgage Loan holder’s approval of transferee, transfers of worn out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality, transfers of leases entered into in accordance with the Loan Documents, transfers to affiliates, transfers to family members for estate planning purposes, transfers among existing members, partners or shareholders in Borrowers or transfers of passive interests so long as the key principals or general partner retains control).  The Loan Documents contain a “due-on-encumbrance” clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if the property subject to the Mortgage or any controlling interest in the Borrower is further pledged or encumbered, unless the prior written consent of the holder of the Mortgage Loan is obtained (except that it may provide for assignments subject to the Mortgage Loan holder’s approval of transferee, transfers to affiliates or transfers of passive interests so long as the key principals or general partner retains control).  The Mortgage or Note requires the Borrower to pay all reasonable out-of-pocket fees and expenses associated with securing the consent or approval of the holder of the Mortgage for a waiver of a “due-on-sale” or “due-on-encumbrance” clause or a defeasance provision.

(37)          Whole Loan.  Except with respect to the Mortgage Loans related to Loan Combinations, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

(38)          Defeasance.  Each Mortgage Loan containing provisions for defeasance of mortgage collateral provides that defeasance may not occur any earlier than two years after the Closing Date, and further requires or provides that:  (i) the replacement collateral consist of U.S. ”government securities,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), in an amount sufficient to make all scheduled payments under the Note when due (up to the maturity date for the related Mortgage Loan or the date on which the Borrower may prepay the related Mortgage Loan without payment of any prepayment penalty); (ii) the Mortgage Loan may be assumed by a Single Purpose Entity approved by the holder of the Mortgage Loan; (iii) counsel provide an opinion that the trustee has a perfected security interest in the collateral prior to any other claim or interest; and (iv) the related Borrower must deliver, or cause delivery of, such other documents and certifications as the mortgagee may reasonably require which may include, without limitation, (A) a certification that the purpose of the defeasance is to facilitate the disposition of the mortgaged real property or any other customary commercial transaction and not to be part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages and (B) a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Note when due.  Each Mortgage Loan containing provisions for defeasance provides that, in addition to any cost associated with defeasance, the related Borrower shall pay, as of the date the mortgage collateral is defeased, all scheduled and accrued interest and principal due as well as an amount sufficient to defease in full the Mortgage Loan (except as contemplated in representation (39) hereof).  In addition, if the related Mortgage Loan permits defeasance, then the Loan Documents provide that the related Borrower shall (x) pay all reasonable fees associated with the defeasance of the Mortgage Loan and all other reasonable expenses associated with the defeasance, or (y) provide all opinions required under the related Loan Documents, and in the case of any Mortgage Loan with an outstanding principal balance as of the Cut-off Date of $40,000,000 or greater, (a) a REMIC opinion and (b) a No Downgrade Confirmation.

(39)          Release of Property.  The terms of the related Loan Documents do not permit the release of any portion of the Mortgaged Property from the lien of the Mortgage except in compliance with REMIC Provisions and only (i) in consideration of payment in full (or in certain cases in which partial prepayment is permitted, in an amount equal to no less than 125% of the Allocated Loan Amount) therefor, (ii) in connection with the substitution of all or a portion of the Mortgaged Property in exchange for delivery of U.S. ”government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), in a defeasance meeting the requirements of representation (38) hereof, provided that in the case of a partial defeasance, the portion of the principal balance of the Mortgage Loan (or Loan Combinations, if applicable) secured by the defeasance collateral is not less than 125% of the Allocated Loan Amount, (iii) where such portion to be released was not considered material for purposes of underwriting the Mortgage Loan (or Loan Combinations, if applicable) or the appraisal obtained at origination of the Mortgage Loan (or Loan Combinations, if applicable) and such release was contemplated at origination, (iv) conditioned on the satisfaction of certain underwriting and other requirements, including payment of a release price in an amount equal to not less than 125% of the Allocated Loan Amount for such Mortgaged Property or the portion thereof to be released or (v) in connection with the substitution of a replacement property in compliance with REMIC Provisions; provided that, in the case of clauses (i), (iii) and (iv), for any Mortgage Loan (or Loan Combinations, if applicable) originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal amount of the Mortgage Loan (or Loan Combinations, if applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

(40)          Commercial Property.  Each Mortgaged Property is owned by the related Borrower, except for Mortgaged Properties which are secured in whole or in a part by a Ground Lease and for out-parcels, and is used and occupied for commercial or multifamily residential purposes in accordance with applicable law.

(41)          Casualty.  In the event of casualty or destruction of the Mortgaged Property, any non-conformity with applicable zoning laws as of the origination date will not prohibit the Mortgaged Property from being restored or repaired in all material respects, to the use or structure at the time of such casualty, except for restrictions on its use or rebuildability for which (i) law and ordinance insurance coverage has been obtained in amounts consistent with the standards utilized by the Seller or (ii) the Title Insurance Policy insures against such non-conformity.  For purposes of the foregoing sentence, it is understood that any change to the use or structure of the Mortgaged Property which materially and adversely affects the related Borrower’s ability to timely make payments on the related Mortgage Loan shall be deemed to be a material change to such use or structure.

(42)          Capital Contribution; Construction.  Neither the Seller nor any affiliate thereof has any obligation to make any capital contributions to the related Borrower under the Mortgage Loan (or Loan Combinations, if applicable).  The Mortgage Loan (or Loan Combinations, if applicable) was not originated for the sole purpose of financing the construction of incomplete improvements on the related Mortgaged Property.

(43)          No Fraud.  No court of competent jurisdiction will determine in a final decree that fraud with respect to the Mortgage Loans (or Loan Combinations, if applicable) has taken place on the part of the Seller or, to the Seller’s actual knowledge, on the part of any originator, in connection with the origination of such Mortgage Loan (or Loan Combinations, if applicable).

(44)          Grace Periods.  If the related Mortgage or other Loan Documents provide for a grace period for delinquent Monthly Payments, such grace period is no longer than ten (10) days from the applicable payment date.

(45)          Access.  The following statements are true with respect to the related Mortgaged Property:  (a) the Mortgaged Property is located on or adjacent to a dedicated road or has access to an irrevocable easement permitting ingress and egress and (b) the Mortgaged Property is served by public or private utilities, water and sewer (or septic facilities) appropriate for the current use of the Mortgaged Property.

(46)          Terrorism Insurance.  None of the Loan Documents contain any provision that expressly excuses the related borrower from obtaining and maintaining insurance coverage for acts of terrorism or, in circumstances where terrorism insurance is not expressly required, the mortgagee is not prohibited from requesting that the related borrower maintain such insurance, in each case, to the extent such insurance coverage is generally available for like properties in such jurisdictions at commercially reasonable rates.  Each Mortgaged Property is insured by a “standard extended coverage” casualty insurance policy that does not contain an express exclusion for (or, alternatively, is covered by a separate policy that insures against property damage resulting from) acts of terrorism.

(47)          Appraisal.  An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan (or Loan Combinations, if applicable), and such appraisal contained a statement, or was accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan (or Loan Combinations, if applicable) was originated.

(48)          Condemnation.  In the case of any Mortgage Loan (or Loan Combinations, if applicable) originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by the United States, a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower is required to pay down the principal balance of the Mortgage Loan (or Loan Combinations, if applicable) in an amount required by the REMIC Provisions, and such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration), the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Loan Combinations, if applicable).

(49)          Release of Cross-Collateralization.  In the case of any Mortgage Loan (or Loan Combinations, if applicable) originated after December 6, 2010, no such Mortgage Loan (or Loan Combinations, if applicable) that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan (or Loan Combinations, if applicable) permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

(50)          Other.  For purposes of these representations and warranties, the term “to the Seller’s knowledge” shall mean that no officer, employee or agent of the Seller responsible for the underwriting, origination or sale of the Mortgage Loans (or Loan Combinations, if applicable) or of any servicer responsible for servicing the Mortgage Loan (or Loan Combinations, if applicable) on behalf of the Seller, believes that a given representation or warranty is not true or is inaccurate based upon the Seller’s reasonable inquiry, and that during the course of such inquiry, no such officer, employee or agent of the Seller has obtained any actual knowledge of any facts or circumstances that would cause such Person to believe that such representation or warranty was inaccurate.  Furthermore, all information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the Seller’s knowledge.  For purposes of these representations and warranties, the term “to the Seller’s actual knowledge” shall mean that an officer, employee or agent of the Seller responsible for the underwriting, origination and sale of the Mortgage Loans (or Loan Combinations, if applicable) does not actually know of any facts or circumstances that would cause such Person to believe that such representation or warranty was inaccurate.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX G

EXCEPTIONS TO MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number identified on Annex A to this free writing prospectus and the Mortgage Loan name and the number of the related representation and warranty set forth on Annex F to this free writing prospectus.  Capitalized terms used but not otherwise defined in this Annex G will have the meaning set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

UBS Real Estate Securities Inc.
Annex A ID#	Mortgage Loans	Representations	Exceptions

Various	Various	(10) Nonrecourse
The Mortgage Loan Documents provide for recourse for misappropriation or misapplication of rents if and only to the extent any of the foregoing were received by the Borrower during the continuation of an Event of Default.

Various	Various	(10) Nonrecourse	Recourse relating to material physical waste does not include waste caused by the tenant.

(No. 10)	155 Fifth Avenue	(21) License and Permits
There is an above ground storage tank located on the Mortgaged Property. The Borrower is obligated to (i) register the storage tank with the New York State Department of Environmental Conservation (“NYSDEC”), (ii) post the permit that is issued by the NYSDEC at the Mortgaged Property and (iii) deliver a copy of the permit to the lender (or deliver such other evidence that confirms that the storage tank is identified in the regulatory database of NYSDEC).

There are several municipal violations with respect to the Mortgaged Property that remain of record. The Borrower is obligated to diligently pursue the cure of the violations and to cause the violations to be removed of record. In addition, there is an open alteration permit for the retail space located at the Mortgaged Property.  The Borrower is obligated to obtain (i) a temporary certificate of occupancy with respect to the Mortgaged Property, and (ii) a permanent certificate of occupancy with respect to the Mortgaged Property in accordance with and on the schedule set forth in the Mortgage Loan Documents.  Losses arising from the Borrower’s failure to comply with these obligations are recourse obligations of the Borrower and guarantor.

(No. 18)	167-177 Lafayette	(21) License and	There are several municipal violations with

Annex A ID#	Mortgage Loans	Representations	Exceptions
	Street	Permits	respect to the Mortgaged Property that remain of record. The Borrower is obligated to diligently pursue the cure of the violations and to cause the violations to be removed of record. Losses arising from the Borrower’s failure to comply with these obligations are recourse obligations of the Borrower and guarantor.

(No. 19)	Chatham Retail	(21) License and Permits
There are several municipal violations with respect to the Mortgaged Property that remain of record. The Borrower is obligated (within 120 days of the Mortgage Loan closing date) to diligently pursue the cure of the violations and to cause the violations to be removed of record.

(No. 51)	Heights Marketplace	(22) Separate Tax Parcels
The Mortgaged Property is assessed for real estate taxes together with other property (not owned by the Borrower).  The Borrower is required to obtain a separate tax parcel identification within 90 days of the Mortgage Loan closing date.   Until such time as the separation of the tax lots has occurred, the Borrower is required to escrow taxes for the entire tax parcel, and losses relating to the Borrower’s failure to obtain the separation of the tax lots is a recourse obligation of the Borrower.

(No. 50)	Beacon Self Storage	(24) Property Condition
The Mortgaged Property has been identified as a possible candidate for condemnation proceedings as part of a redevelopment plan adopted by the Redevelopment Agency of the City of Oakland in November 2003.

(No. 4)	Harborplace	(25)(e) Ground Leases	The Ground Lease requires the lessor to provide notice of default to the mortgagee only upon providing notice of default to the lessee.

(No. 17)	Audubon Square	(25)(g) Ground Leases	The original term of the Ground Lease expires on December 31, 2024.

(No. 41)	Tharaldson - Homewood Suites Rancho Cucamonga	(25)(i) Ground Leases	The Ground Lease permits the tenant to sublet the premises subject to the lessor’s reasonable consent.

Various	Various	(26) Environmental Matters
The environmental indemnity will expire three years after the later of (i) delivery to the lender of an acceptable Phase I environmental report and (ii) repayment of the Mortgage Loan in full, if the indemnitor satisfies certain conditions, including delivery to the lender of an acceptable Phase I environmental report disclosing no environmental issues at the Mortgaged Property.

Annex A ID#	Mortgage Loans	Representations	Exceptions

Various	Various	(26) Environmental Matters
The indemnification provided by the Borrower and guarantor will not apply to the introduction and initial release of Hazardous Substances on the Mortgaged Property from and after the date that lender acquires title and has assumed possession and control of the Mortgaged Property through power of sale, foreclosure or a deed in lieu of foreclosure or after a receiver has been appointed for the Mortgaged Property (each, a “Transfer Date”). The Borrower and guarantor will bear the burden of proof that the introduction and initial release of such Hazardous Substances (i) occurred subsequent to the Transfer Date, (ii) did not occur as a result of any action or omission of the indemnitor, its agents or affiliates in, on, under or near the Mortgaged Property, and (iii) did not occur as a result of a breach of any Environmental Laws which occurred prior to the Transfer Date.

(No. 4)	Harborplace	(26) Environmental
The indemnification provided by the Borrower and guarantor will not apply to the introduction and initial release of Hazardous Substances on the Mortgaged Property from and after the date that mezzanine lender has taken ownership control of the Borrower in accordance with the terms and conditions of the Intercreditor Agreement (the “Mezzanine Transfer Date”). The Borrower and guarantor will bear the burden of proof that the introduction and initial release of such Hazardous Substances (i) occurred subsequent to the Mezzanine Transfer Date, (ii) did not occur as a result of any action or omission of the indemnitor, its agents or affiliates in, on, under or near the Mortgaged Property, and (iii) did not occur as a result of a breach of any Environmental Laws which occurred prior to the Mezzanine Transfer Date.

(No. 1) (No. 2)	Santa Anita Mall Valencia Town Center	(33) Related Borrowers	The Borrowers under these Mortgage Loans are affiliated entities. The aggregate principal balance of the Mortgage Loans is $410,000,000.

(No. 4) (No. 12)	Harborplace The Village of Cross Keys	(33) Related Borrowers	The Borrowers under these Mortgage Loans are affiliated entities. The aggregate principal balance of the Mortgage Loans is $100,462,693.

(No. 10)	155 Fifth Avenue	(33) Related Borrowers	The Borrowers under these Mortgage Loans are affiliated entities. The aggregate principal

Annex A ID#	Mortgage Loans	Representations	Exceptions
(No. 18)	167-177 Lafayette Street		balance of the Mortgage Loans is $47,689,303.

(No. 26) (No. 16)	850 Trafalgar Quorum Center	(33) Related Borrowers	The Borrowers under these Mortgage Loans are affiliated entities. The aggregate principal balance of the Mortgage Loans is $33,500,000.

(No. 51) (No. 61)	Heights Marketplace 4500 Washington Retail	(33) Related Borrowers	The Borrowers under these Mortgage Loans are affiliated entities. The aggregate principal balance of the Mortgage Loans is $9,625,000.

(No. 4)	Harborplace	(36) Due-on-Sale or Encumbrance
There is an existing mezzanine loan in the original principal amount of $10,700,000 held by I&G Holding Mezz 3 LLC.  The mezzanine loan was funded on the Mortgage Loan closing date and is coterminous with the Mortgage Loan.

(No. 5)	231 South LaSalle	(36) Due-on-Sale or Encumbrance	The Mortgage Loan Documents permit future mezzanine debt subject to, among other things, a maximum combined LTV of 75% and a minimum aggregate DSCR of 1.40 to 1.00.

(No. 10) (No. 18)	155 Fifth Avenue 167-177 Lafayette Street	(36) Due-on-Sale or Encumbrance	The Mortgage Loan Documents permit future mezzanine debt subject to, among other things, a maximum combined LTV of 60% and a minimum aggregate DSCR of 1.40 to 1.00

(No. 19)	Chatham Retail	(36) Due-on-Sale or Encumbrance
The Mortgage Loan Documents permit transfers of direct or indirect ownership interests in Borrower so long as any one or a combination of Stephen M. Ross, Jeff T. Blau, Bruce Beal and/or Michael J. Brenner shall continue to own, directly or indirectly, at least 51% of all equity interests (direct or indirect) in the Borrower and control Borrower.

(No. 15)	Midtowne Portfolio	(39) Release of Property
In connection with a partial defeasance and release, the Mortgage Loan Documents permit the portion of the principal balance of the Mortgage Loan secured by the defeasance collateral to be 115% of the Allocated Loan Amount.

(No. 10) (No. 18)	155 Fifth Avenue 167-177 Lafayette Street	(39) Release of Property
The Mortgage Loan Documents permit the Borrower to convert the Mortgaged Property to a condominium regime in accordance with the terms and provisions set forth in the Mortgage Loan Documents.  Upon such conversion, the Mortgage Loan Documents permit a release conditioned on partial defeasance of one or

Annex A ID#	Mortgage Loans	Representations	Exceptions
more of the condominium units, subject to the satisfaction of conditions set forth in the Mortgage Loan Documents, for an amount equal to 115% of the Allocated Loan Amount.

(No. 27) (No. 19)	Pogoda Self Storage Portfolio Chatham Retail	(46) Terrorism Insurance
In the event the Terrorism Risk Insurance Program Reauthorization Act (“TRIPRA”) or subsequent statute, reauthorization or extension of TRIPRA is not in effect, terrorism insurance premiums are capped at 200% of the then-applicable insurance premium.

Barclays Bank PLC
Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 42)	Woodlands Retail	(8) Title Insurance
The purchase and sale contract between Woodlands Land Development Company, L.P. (“Woodlands”) and the Borrower, which sold the Mortgaged Property to the Borrower, provides Woodlands with a 45-day right of first refusal to purchase the Mortgaged Property in the event that all or a portion of the Mortgaged Property is offered for sale beginning on the date of completion of the construction and ending twenty (20) years from the closing date of the sale of the Mortgaged Property to Borrower from Woodlands. The right of first refusal will not apply to or prohibit any sale of the Mortgaged Property pursuant to a judicial foreclosure or deed in lieu of foreclosure.

(No. 25) (No. 39)	Corporate Park at Doral Delcour Mini Storage Portfolio	(10) Nonrecourse	The Mortgage Loan Documents provide for recourse for misapplication or misappropriation of rents only after an event of default.

(No. 58) (No. 71)	Discount Drug Mart Plaza Rainbow Professional Park

(No. 7)	True Value Distribution Centers Portfolio	(21) Licenses and Permits
With respect to the Mortgaged Property known as Corsicana, Borrower has not obtained a certificate of occupancy for the Mortgaged Property. According to the Planning and Zoning Manager of the city of Corsicana, Texas, the absence of the certificate of occupancy is not a violation and will not result in a penalty.

(No. 39)	Delcour Mini Storage Portfolio	(21) Licenses and Permits
Borrower has not obtained certificates of occupancy for certain buildings located on the Mortgaged Properties. According to the related zoning reports, the absence of the certificates of occupancy is not a violation and will not result in a penalty.  In addition, the Mortgage Loan is recourse to the Borrower and guarantor in connection with any losses incurred in connection with the missing certificates of occupancy.

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 42)	Woodlands Retail	(21) Licenses and Permits
A certificate of occupancy has not been issued for the Mortgaged Property subject to the lease with Ferguson Enterprises, Inc. The related Loan Documents require Borrower to obtain a certificate of occupancy on or prior to July 1, 2013. Borrower has reserved $151,465.15 with Lender and such amount will not be released to Borrower until Lender receives the certificate of occupancy.

(No. 25)	Corporate Park at Doral	(22) Taxes and Assessments
With respect to Parcel 2 of the Mortgaged Property, Parcel 2 is located within a larger parcel that is a separate tax parcel owned by an affiliate of the related Borrower and which is not part of the Mortgaged Property. Borrower has reserved with Lender the full amount of real estate taxes that are due and payable for the tax parcel of which Parcel 2 is a part of.

(No. 7)	True Value Distribution Centers Portfolio	(27) Insurance
The workers compensation insurance policy and general liability insurance policy may be terminated without thirty (30) days prior written notice to the mortgagee. The related loan agreement requires the Borrower to forward to lender a copy of each written notice received by Borrower of any cancellation or non-renewal of any of the insurance policies or of any of the coverages afforded under any of the insurance policies.

(No. 35)	Shale-Inland	(27) Insurance
The workers compensation insurance policy may be terminated without thirty (30) days prior written notice to the mortgagee. The related loan agreement requires the Borrower to forward to lender a copy of each written notice received by Borrower of any cancellation or non-renewal of any of the insurance policies or of any of the coverages afforded under any of the insurance policies.

(No. 8) (No. 13) (No. 20)	Residence Inn San Diego Mission Valley Residence Inn Tysons Corner Homewood Suites San Antonio Riverwalk	(27) Insurance
The related Loan Documents allow the Mortgaged Property to be insured by the following insurance companies: (1) Ironshore Specialty Insurance Company (rated “Baa1” by Moody’s), (2) Landmark American Insurance Company (rated “A3” by Moody’s); provided, however, if the use of these insurance companies would result in the failure to satisfy a rating condition or the credit rating of such carrier is withdrawn or falls below the current ratings, Borrower is required under the related Loan Documents to immediately replace such insurance company with an insurer which meets the minimum claims-paying ability rating.

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 3)	SOP Portfolio	(36) Due-on-Sale or Encumbrance
The related Loan Documents permit future mezzanine debt after December 12, 2014, subject to, among other things, (i) a maximum combined LTV (mortgage and mezzanine loan) of 69.3% and (ii) a minimum combined DSCR (mortgage and mezzanine loan) of 2.03x.

(No. 7)	True Value Distribution Centers Portfolio	(36) Due-on-Sale or Encumbrance
The related Loan Documents permit the sale, transfer or issuance of shares in any direct or indirect legal or beneficial owner of the Borrower, principal or guarantor to third party investors through licensed U.S. broker-dealers in accordance with applicable laws. In the event of a transfer of interests or shares in the guarantor, one or more WP Carey affiliates who have a net worth of not less than $100,000,000, in the aggregate, may replace the guarantor.

(No. 11)	Tisch Tower	(36) Due-on-Sale or Encumbrance
The related Loan Documents permit future mezzanine debt either (i) after the Mortgaged Property has been sold and the Mortgage Loan has been assumed pursuant to the related Loan Documents and more than three (3) years have elapsed since the closing date of the Mortgage Loan or (ii) more than three (3) years have elapsed since the closing date of the Mortgage Loan, subject to, among other things, (i) a maximum combined LTV (mortgage and mezzanine loan) of 75% and (ii) a minimum DSCR as of the date of the closing of the mezzanine loan (after giving effect to the mezzanine loan) of 1.20x, in the event (i) above applies, and 1.35x, in the event (ii) above applies.

(No. 36)	Huntington Plaza Portfolio	(36) Due-on-Sale or Encumbrance
In connection with a sale of the Mortgaged Property to a third party, the related Loan Documents permit future mezzanine debt secured by the ownership interests in the transferee, subject to, among other things, (i) a maximum combined LTV (mortgage and mezzanine loan) of 75% and (ii) a minimum combined DSCR (mortgage and mezzanine loan) of 1.50x.

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 3)	SOP Portfolio	(39) Release of Property
The related Loan Documents permit a release of a portion of the Mortgaged Property from the lien of the security instrument subject to the satisfaction of conditions set forth in the related Loan Documents including (i) payment of a release price equal to, (x) in connection with the release of the Mortgaged Properties known as Siemens Quadrangle II or Tampa Commons, 120% of the Allocated Loan Amount of the released property and (y) in connection with the release of the properties other than the properties identified in clause (x) above, (1)115% of the Allocated Loan Amount with respect to the released property for up to no more than two (2) of such properties designated in writing by the Borrower and (2) 120% of the Allocated Loan Amount with respect to the released property for each remaining property; (ii) the LTV is not greater than 125%; and (iii) DSCR is equal to the greater of (A) 2.03x and (b) DSCR immediately prior to the release. With respect to the Mortgaged Properties known as LakePointe Corporate Center 3 and LakePointe Corporate Center 5, such Mortgaged Properties are to be considered one release property and neither LakePointe Corporate Center 3 and LakePointe Corporate Center 5 may be released without the simultaneous release of such other property.

(No. 6)	CAPREIT Midwest Portfolio	(39) Release of Property
The related Loan Documents permit a release of a portion of the Mortgaged Property from the lien of the security instrument subject to the satisfaction of conditions set forth in the related Loan Documents including (i) payment of a release price equal to 100% of the Allocated Loan Amount with respect to the first released property, 110% of the Allocated Loan Amount with respect to the second released property and 115% of the Allocated Loan Amount with respect to the third released property; (ii) the LTV is at least equal to the lesser of (a) the LTV immediately prior to the closing date of the Mortgage Loan and (b) the LTV for the remaining properties immediately prior to the release; and (iii) DSCR greater than the greater of (a) DSCR for the twelve (12) calendar months immediately preceding the closing date of the Mortgage Loan and (b) the DSCR for the remaining properties for the twelve (12) calendar months immediately prior to the release.

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 7)	True Value Distribution Centers Portfolio	(39) Release of Property
In connection with a partial defeasance, the related Loan Documents permit a release of a portion of the Mortgaged Property not then subject to the lease with True Value Company from the lien of the security instrument subject to the satisfaction of conditions set forth in the related Loan Documents including (i) payment of a release price equal to 115% of the Allocated Loan Amount with respect to the released property; (ii) the LTV is not greater than the lesser of (a) the LTV for the properties as of the closing date of the Mortgage Loan and (b) the LTV for the properties immediately prior to the release; and (iii) DSCR not less than (a) DSCR immediately prior to the closing date of the Mortgage Loan and (b) DSCR for the remaining properties immediately prior to the release.

General Electric Capital Corporation
Annex A ID#	Mortgage Loans	Representations	Exceptions
(No. 34) (No. 37)	The Oaks MHC Lake Helen MHC	(8) Title Insurance
Florida statute (F.S. 723.071) confers Right of First Refusal (ROFR) to MHC homeowners’ association. ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

(No. 30)	Hampton Inn and Suites Mount Pleasant	(21) Licenses and Permits
Licensor is Hampton Inns Franchise, LLC.  Licensor’s Property Improvement Plan (PIP) required completion of certain items (lobby renovations) by December 31.2012, but licensor has not processed proposed plans and specifications for PIP-related work.  The subject property is licensor-managed. Licensor has indicated that they intend to inspect property in May 2013.  The loan documents required a .  $899,118 PIP reserve at closing, and afforded the borrower until March 30,2013 to complete PIP-related work.

(No. 46)	Hasley Canyon MHC	(21) Licenses and Permits
Current manufactured housing community use was approved in connection with Conditional Use Permit through June 9, 2014, but an additional extension of 10 years is subject to Los Angeles County, CA’s Nonconforming Review process. The standard of review is to grant the extension unless the zoning director finds (i) that the permittee has failed to adhere to the approval conditions, among other things.  A 10 year extension was previously granted to the borrower in 2004.  The loan documents require that the borrower make timely application to the appropriate zoning authority no later than six (6) months prior to June 9, 2014, for an extension of the right to continue to operate the project as a 113-space mobile home park  for an additional ten (10) year period until June 9, 2024, and to deliver  evidence that the extension has been granted.  The loan becomes full recourse to the guarantors if the extension is not granted.

(No. 31)	Knollwood MHC	(24) Property Condition
Property consists of 620 mobile home pad sites and 4 single family rental units. One of the single family rental units was destroyed by fire. Insurance claim is pending. Related income represents .49% of underwritten gross income, which is less than assumed vacancy rate of 5%.

(No. 21)	Boardwalk at Alafaya Trail	(27) Insurance	Co-insurance permitted with respect to rent loss coverage at 90%. In-place rent loss coverage is 18 months

(No. 75)	Conroe CVS	(27) Insurance
Single tenant (CVS) has right to self- insure for liability coverage only under its lease. Borrower’s obligation to provide required coverage shall be suspended as to liability only shall be suspended if CVS elects to self-insure and certifies minimum net worth of $100 million, among other things. Currently there is third party liability coverage in-place.

(No. 66)	Circle K MHC	(46) Terrorism Insurance	Loan documents do not require terrorism insurance; however, in-place coverage included terrorism at time of loan origination.

KeyBank National Association

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 64)	Walgreens - Claycomo	(2) Fixed Rate Loan	The Mortgage Loan is an ARD loan.

(No. 68)	CVS - Evansville	(2) Fixed Rate Loan	The Mortgage Loan is an ARD loan.

(No. 64)	Walgreens - Claycomo	(10) Nonrecourse
The non-recourse provision of the Mortgage Loan provides for liability for actual losses, liabilities, costs and damages in connection with “willful misrepresentation” as opposed to “intentional material misrepresentation.”

(No. 68)	CVS - Evansville	(10) Nonrecourse
The non-recourse provision of the Mortgage Loan provides for liability for actual losses, liabilities, costs and damages in connection with “willful misrepresentation” as opposed to “intentional material misrepresentation.”

(No. 69)	Kuhlo Medical Office Building	(10) Nonrecourse
The non-recourse provision of the Mortgage Loan provides for liability for actual losses, liabilities, costs and damages in connection with “willful misrepresentation” as opposed to “intentional material misrepresentation.”

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 64)	Walgreens - Claycomo	(27) Insurance
If the senior unsecured corporate credit rating of Walgreens is “BBB” or greater, as determined by S&P (or an equivalent rating by any other nationally recognized credit rating agency approved by lender), the insurance which is required to be maintained by Walgreens under the Walgreens Lease (or Walgreens’ compliance with the self-insurance provisions contained in the Walgreens Lease) shall satisfy the insurance coverage requirements set forth in the Mortgage Loan Documents, so long as the Walgreens Lease remains in full force and effect and unmodified (including, without limitation, with respect to the absolute obligation of Walgreens to rebuild the Mortgaged Property at its sole cost and expense with no period of rent abatement or right to terminate the Walgreens Lease in the event of a casualty).  Notwithstanding the foregoing, if at any time during the term of the Mortgage Loan: (i) the senior unsecured corporate credit rating of Walgreens is reduced to a rating of less than “BBB”, as determined by S&P (or an equivalent rating by any other nationally recognized credit rating agency approved by lender); (ii) Walgreens fails to maintain the insurance which is required to be maintained by Walgreens under the Walgreens Lease or fails to comply with the self-insurance provisions contained in the Walgreens Lease; or (iii) the Walgreens Lease is terminated or is modified so that Walgreens does not have the absolute obligation to rebuild or has the right to abate rent or terminate the Walgreens Lease in the event of a casualty; then the Borrower shall obtain and maintain insurance policies complying with the provisions of Mortgage Loan Documents.

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 68)	CVS - Evansville	(27) Insurance
If the senior unsecured corporate credit rating of CVS is “BBB” or greater, as determined by S&P (or an equivalent rating by any other nationally recognized credit rating agency approved by lender), the insurance which is required to be maintained by CVS under the CVS Lease (or CVS’ compliance with the self-insurance provisions contained in the CVS Lease) shall satisfy the insurance coverage requirements set forth in the Mortgage Loan Documents, so long as the CVS Lease remains in full force and effect and unmodified (including, without limitation, with respect to the absolute obligation of CVS to rebuild the Mortgaged Property at its sole cost and expense with no period of rent abatement or right terminate the CVS Lease in the event of a casualty).  Notwithstanding the foregoing, if at any time during the term of the Mortgage Loan: (i) the senior unsecured corporate credit rating of CVS is reduced to a rating of less than “BBB”, as determined by S&P (or an equivalent rating by any other nationally recognized credit rating agency approved by lender); (ii) CVS fails to maintain the insurance which is required to be maintained by CVS under the CVS Lease or fails to comply with the self-insurance provisions contained in the CVS Lease; or (iii) the CVS Lease is terminated or is modified so that CVS does not have the absolute obligation to rebuild or has the right to abate rent or terminate the CVS Lease in the event of a casualty; then the Borrower shall obtain and maintain insurance policies complying with the provisions of the Mortgage Loan Documents.

(No. 64)	Walgreens - Claycomo	(32) Financial Reporting
The Borrower’s reporting requirements are limited to (i) annual financial statements (including a profit and loss statement and a balance sheet), (ii) annual rent rolls, and (iii) such further detailed information with respect to the operation of the Mortgaged Property and the financial affairs of the Borrower as may be reasonably requested by lender.

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 68)	CVS - Evansville	(32) Financial Reporting
The Borrower’s reporting requirements are limited to (i) annual financial statements (including a profit and loss statement and a balance sheet), (ii) annual rent rolls, and (iii) such further detailed information with respect to the operation of the Mortgaged Property and the financial affairs of the Borrower as may be reasonably requested by lender.

(No. 64)	Walgreens - Claycomo	(46) Terrorism Insurance
If the senior unsecured corporate credit rating of Walgreens is “BBB” or greater, as determined by S&P (or an equivalent rating by any other nationally recognized credit rating agency approved by lender), the insurance which is required to be maintained by Walgreens under the Walgreens Lease (or Walgreens’ compliance with the self-insurance provisions contained in the Walgreens Lease) shall satisfy the insurance coverage requirements set forth in the Mortgage Loan Documents, so long as the Walgreens Lease remains in full force and effect and unmodified (including, without limitation, with respect to the absolute obligation of Walgreens to rebuild the Mortgaged Property at its sole cost and expense with no period of rent abatement or right to terminate the Walgreens Lease in the event of a casualty).  Notwithstanding the foregoing, if at any time during the term of the Mortgage Loan: (i) the senior unsecured corporate credit rating of Walgreens is reduced to a rating of less than “BBB”, as determined by S&P (or an equivalent rating by any other nationally recognized credit rating agency approved by lender); (ii) Walgreens fails to maintain the insurance which is required to be maintained by Walgreens under the Walgreens Lease or fails to comply with the self-insurance provisions contained in the Walgreens Lease; or (iii) the Walgreens Lease is terminated or is modified so that Walgreens does not have the absolute obligation to rebuild or has the right to abate rent or terminate the Walgreens Lease in the event of a casualty; then the Borrower shall obtain and maintain insurance policies complying with the provisions of Mortgage Loan Documents.

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 68)	CVS - Evansville	(46) Terrorism Insurance
If the senior unsecured corporate credit rating of CVS is “BBB” or greater, as determined by S&P (or an equivalent rating by any other nationally recognized credit rating agency approved by lender), the insurance which is required to be maintained by CVS under the CVS Lease (or CVS’ compliance with the self-insurance provisions contained in the CVS Lease) shall satisfy the insurance coverage requirements set forth in the Mortgage Loan Documents, so long as the CVS Lease remains in full force and effect and unmodified (including, without limitation, with respect to the absolute obligation of CVS to rebuild the Mortgaged Property at its sole cost and expense with no period of rent abatement or right terminate the CVS Lease in the event of a casualty).  Notwithstanding the foregoing, if at any time during the term of the Mortgage Loan: (i) the senior unsecured corporate credit rating of CVS is reduced to a rating of less than “BBB”, as determined by S&P (or an equivalent rating by any other nationally recognized credit rating agency approved by lender); (ii) CVS fails to maintain the insurance which is required to be maintained by CVS under the CVS Lease or fails to comply with the self-insurance provisions contained in the CVS Lease; or (iii) the CVS Lease is terminated or is modified so that CVS does not have the absolute obligation to rebuild or has the right to abate rent or terminate the CVS Lease in the event of a casualty; then the Borrower shall obtain and maintain insurance policies complying with the provisions of the Mortgage Loan Documents.

Archetype Mortgage Funding II LLC
Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 23)	Mariner Court	(36) Due-on-Sale or Encumbrance
The Mortgage Loan documents permit future mezzanine debt from and after February 1, 2018, or in the event the Mortgage Loan is assumed by an unrelated third party (in accordance with the terms of the Mortgage Loan documents), subject to, among other things, satisfaction of the following conditions: (i) the combined (mortgage and mezzanine) loan-to-value ratio does not exceed 75.0%, (ii) the combined (mortgage and mezzanine) debt service coverage ratio is at least 1.25x, (iii) the mezzanine loan is coterminous with the Mortgage Loan, and (iv) the mezzanine lender enters into an intercreditor agreement that is reasonably acceptable to the Mortgage Loan lender.

(No. 52)	El Fuerte Business Park	(36) Due-on-Sale or Encumbrance
The Mortgage Loan documents permit future mezzanine debt subject to, among other things, satisfaction of the following conditions: (i) the combined (mortgage and mezzanine) loan-to-value ratio does not exceed 75.0%, (ii) the combined (mortgage and mezzanine) minimum debt service coverage ratio is at least 1.30x,   (iii) the combined (mortgage and mezzanine) debt yield is at least 8.5%, (iv) the mezzanine loan is coterminous with the Mortgage Loan, and (iv) the mezzanine lender enters into an intercreditor agreement that is reasonably acceptable to the Mortgage Loan lender.

ANNEX H

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
3/10/2013	$110,500,000.00	2/10/2017	$110,500,000.00
4/10/2013	$110,500,000.00	3/10/2017	$110,500,000.00
5/10/2013	$110,500,000.00	4/10/2017	$110,500,000.00
6/10/2013	$110,500,000.00	5/10/2017	$110,500,000.00
7/10/2013	$110,500,000.00	6/10/2017	$110,500,000.00
8/10/2013	$110,500,000.00	7/10/2017	$110,500,000.00
9/10/2013	$110,500,000.00	8/10/2017	$110,500,000.00
10/10/2013	$110,500,000.00	9/10/2017	$110,500,000.00
11/10/2013	$110,500,000.00	10/10/2017	$110,500,000.00
12/10/2013	$110,500,000.00	11/10/2017	$110,500,000.00
1/10/2014	$110,500,000.00	12/10/2017	$110,500,000.00
2/10/2014	$110,500,000.00	1/10/2018	$110,500,000.00
3/10/2014	$110,500,000.00	2/10/2018	$110,243,468.36
4/10/2014	$110,500,000.00	3/10/2018	$108,235,441.73
5/10/2014	$110,500,000.00	4/10/2018	$106,554,485.69
6/10/2014	$110,500,000.00	5/10/2018	$104,756,214.97
7/10/2014	$110,500,000.00	6/10/2018	$103,062,330.54
8/10/2014	$110,500,000.00	7/10/2018	$101,251,501.79
9/10/2014	$110,500,000.00	8/10/2018	$ 99,544,593.86
10/10/2014	$110,500,000.00	9/10/2018	$ 97,831,342.91
11/10/2014	$110,500,000.00	10/10/2018	$ 96,001,702.42
12/10/2014	$110,500,000.00	11/10/2018	$ 94,275,285.47
1/10/2015	$110,500,000.00	12/10/2018	$ 92,432,856.13
2/10/2015	$110,500,000.00	1/10/2019	$ 90,693,176.31
3/10/2015	$110,500,000.00	2/10/2019	$ 88,947,031.15
4/10/2015	$110,500,000.00	3/10/2019	$ 86,867,523.16
5/10/2015	$110,500,000.00	4/10/2019	$ 85,107,160.22
6/10/2015	$110,500,000.00	5/10/2019	$ 83,231,757.29
7/10/2015	$110,500,000.00	6/10/2019	$ 81,457,881.69
8/10/2015	$110,500,000.00	7/10/2019	$ 79,569,353.18
9/10/2015	$110,500,000.00	8/10/2019	$ 77,781,865.47
10/10/2015	$110,500,000.00	9/10/2019	$ 75,987,733.95
11/10/2015	$110,500,000.00	10/10/2019	$ 74,079,529.77
12/10/2015	$110,500,000.00	11/10/2019	$ 72,271,637.08
1/10/2016	$110,500,000.00	12/10/2019	$ 70,350,065.92
2/10/2016	$110,500,000.00	1/10/2020	$ 68,528,310.79
3/10/2016	$110,500,000.00	2/10/2020	$ 66,699,783.92
4/10/2016	$110,500,000.00	3/10/2020	$ 64,651,879.26
5/10/2016	$110,500,000.00	4/10/2020	$ 62,808,943.17
6/10/2016	$110,500,000.00	5/10/2020	$ 60,853,332.42
7/10/2016	$110,500,000.00	6/10/2020	$ 58,996,275.96
8/10/2016	$110,500,000.00	7/10/2020	$ 57,026,949.33
9/10/2016	$110,500,000.00	8/10/2020	$ 55,155,668.58
10/10/2016	$110,500,000.00	9/10/2020	$ 53,277,431.18
11/10/2016	$110,500,000.00	10/10/2020	$ 51,287,530.33
12/10/2016	$110,500,000.00	11/10/2020	$ 49,394,912.74
1/10/2017	$110,500,000.00	12/10/2020	$ 47,391,043.60

H-1

Distribution Date	Balance	Distribution Date	Balance
1/10/2021	$45,483,939.95	1/10/2022	$21,300,079.45
2/10/2021	$43,569,745.90	2/10/2022	$19,295,965.20
3/10/2021	$41,337,885.12	3/10/2022	$16,982,582.88
4/10/2021	$39,408,277.08	4/10/2022	$14,962,414.39
5/10/2021	$37,368,477.06	5/10/2022	$12,834,647.93
6/10/2021	$35,424,110.67	6/10/2022	$10,799,054.35
7/10/2021	$33,369,975.04	7/10/2022	$8,656,304.64
8/10/2021	$31,410,741.65	8/10/2022	$6,605,172.39
9/10/2021	$29,444,223.18	9/10/2022	$4,546,411.85
10/10/2021	$27,368,570.02	10/10/2022	$2,381,158.76
11/10/2021	$25,387,021.47	11/10/2022	$0.00
12/10/2021	$23,296,768.74

H-2

UBS Commercial Mortgage Securitization Corp.

Depositor

Commercial Mortgage Pass-Through Certiﬁcates

(Issuable in Series By Separate Issuing Entities)

UBS Commercial Mortgage Securitization Corp. will periodically offer commercial mortgage pass-through certiﬁcates in separate series. We will offer the certiﬁcates through this prospectus and a separate prospectus supplement for each series. Each series of certiﬁcates will represent in the aggregate the entire beneﬁcial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

●	various types of multifamily or commercial mortgage loans,

●	pass-through certiﬁcates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	combination of the assets described above.

The offered certiﬁcates will not represent an interest in or an obligation of us, any of our affiliates, UBS AG or any of its affiliates. If so speciﬁed in the related prospectus supplement, the offered certiﬁcates or the assets of the related trust fund may be insured or guaranteed by an entity speciﬁed therein. Otherwise, neither the offered certiﬁcates nor the assets of the related trust fund will be guaranteed or insured by us or any of our afﬁliates or by any governmental agency of instrumentality, or any other person.

If speciﬁed in the related prospectus supplement, the trust fund for a series of certiﬁcates may include credit support effected through subordination of one or more classes of certiﬁcates to other classes, cross-support provisions, overcollateralization, letters of credit, loan insurance policies, certiﬁcate insurance policies, guarantees, surety bonds, reserve funds or a combination of the foregoing, and may also include guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certiﬁcates of a series will evidence beneﬁcial ownership interests in the trust fund. We may divide the certiﬁcates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. Structural credit enhancement will generally be provided for the respective classes of offered certiﬁcates through the subordination of more junior classes of offered and/or non-offered certiﬁcates. Accordingly, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certiﬁcates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should review the information appearing on page 11 in this prospectus under the caption “Risk Factors” and under the caption “risk factors” in the related prospectus supplement before purchasing any offered certiﬁcate.

We may offer the offered certiﬁcates of any series through one or more different methods, including offerings through underwriters, as described under “Method of Distribution” in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certiﬁcates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certiﬁcates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certiﬁcates will not be listed on any securities exchange.

The date of this prospectus is February 8, 2013

Important Notice About Information In This Prospectus
And The Accompanying Prospectus Supplement

Information about the certiﬁcates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certiﬁcates offered to you; and (b) the accompanying prospectus supplement, which describes the speciﬁc terms of the series of certiﬁcates offered to you. Investors reviewing this prospectus should also carefully review the information in the related prospectus supplement in order to determine the speciﬁc terms of each offering.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to UBS Commercial Mortgage Securitization Corp.. You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

Incorporation of Certain Information By Reference and Available Information

With respect to any series of certiﬁcates offered by this prospectus, there are incorporated herein by reference all documents and reports (other than Annual Reports on Form 10-K) ﬁled by or on behalf of UBS Commercial Mortgage Securitization Corp. with respect to the related trust fund prior to the termination of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that relate speciﬁcally to such series of certiﬁcates. UBS Commercial Mortgage Securitization Corp. will provide without charge to any beneﬁcial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certiﬁcates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certiﬁcates, other than the exhibits to such documents (unless such exhibits are speciﬁcally incorporated by reference in such documents). Requests for this information should be directed in writing to UBS Commercial Mortgage Securitization Corp. at 1285 Avenue of the Americas, New York, New York  10019, Attention: Secretary, or by telephone at (212) 713-2000.

UBS Commercial Mortgage Securitization Corp. has ﬁled with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certiﬁcates. This prospectus and the prospectus supplement relating to each series of offered certiﬁcates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. In addition, UBS Commercial Mortgage Securitization Corp. will ﬁle or cause to be ﬁled with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

You can read and copy any document ﬁled by UBS Commercial Mortgage Securitization Corp. at prescribed rates at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such material can also be obtained electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Web site (http://www.sec.gov).

SUMMARY OF PROSPECTUS	1
RISK FACTORS	11
The Lack of Liquidity May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates and May Have an Adverse Effect on the Market Value of Your Offered Certiﬁcates	11
The Trust Fund’s Assets May Be Insufﬁcient To Allow For Payment In Full On Your Certiﬁcates	12
Any Credit Support for Your Offered Certiﬁcates May Be Insufﬁcient To Protect You Against All Potential Losses	12
Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans which May Be Highly Unpredictable	13
Prepayments May Reduce The Average Life or the Yield of Your Certiﬁcates	14
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	15
Ratings Do Not Guaranty Payment	16
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	16
Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates	17
The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy	26
Risks Related to Terrorist Attacks and Military Conflict	27
Some Certiﬁcates May Not Be Appropriate for ERISA Plans	28
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	28
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	28
Certain Federal Tax Considerations Regarding Original Issue Discount	29
Bankruptcy Proceedings Entail Certain Risks	29
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	30
Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool	30
Termination of the Trust Fund Could Affect the Yield on Your Offered Certiﬁcates	30
Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions	31
THE SPONSOR	31
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	31
THE DEPOSITOR	31
DESCRIPTION OF THE TRUST FUNDS	32
General	32
Mortgage Loans	33
MBS	38
Certiﬁcate Accounts	40
Credit Support	40
Cash Flow Agreements	41
YIELD AND MATURITY CONSIDERATIONS	41
General	41
Pass-Through Rate	41
Payment Delays	41
Certain Shortfalls in Collections of Interest	42
Yield and Prepayment Considerations	42
Weighted Average Life and Maturity	44
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	45
DESCRIPTION OF THE CERTIFICATES	47
General	47
Distributions	48
Distributions of Interest on the Certiﬁcates	48
Distributions of Principal of the Certiﬁcates	50

iii

Distributions on the Certiﬁcates in Respect of Prepayment Premiums or in Respect of Equity Participations	50
Allocation of Losses and Shortfalls	50
Advances	51
Reports to Certiﬁcateholders	51
Voting Rights	53
Termination	53
Exchangeable Certificates	54
Book-Entry Registration and Deﬁnitive Certiﬁcates	56
DESCRIPTION OF THE POOLING AGREEMENTS	57
General	57
Assignment of Mortgage Loans; Repurchases	58
Representations and Warranties; Repurchases	59
Collection and Other Servicing Procedures	60
Primary Servicers and Sub-Servicers	62
Certiﬁcate Account	62
Modiﬁcations, Waivers and Amendments of Mortgage Loans	65
Realization Upon Defaulted Mortgage Loans	65
Hazard Insurance Policies	67
Due-on-Sale and Due-on-Encumbrance Provisions	68
Servicing Compensation and Payment of Expenses	68
Evidence as to Compliance	69
Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor	69
Events of Default	70
Rights Upon Event of Default	71
Amendment	72
List of Certiﬁcateholders	73
The Trustee	73
Duties of the Trustee	73
Certain Matters Regarding the Trustee	73
Resignation and Removal of the Trustee	74
Additional Parties to the Agreements	74
DESCRIPTION OF CREDIT SUPPORT	74
General	74
Subordinate Certiﬁcates	75
Cross-Support Provisions	75
Overcollateralization	75
Letter of Credit	76
Insurance or Guarantees with Respect to Mortgage Loans	76
Certiﬁcate Insurance and Surety Bonds	76
Reserve Funds	76
Credit Support with Respect to MBS	76
CASH FLOW AND DERIVATIVES AGREEMENTS	77
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	77
General	77
Types of Mortgage Instruments	77
Leases and Rents	78
Personalty	78
Foreclosure	78
Bankruptcy Laws	82
Environmental Considerations	86
Due-on-Sale and Due-on-Encumbrance Provisions	88
Junior Liens; Rights of Holders of Senior Liens	88
Subordinate Financing	89
Default Interest and Limitations on Prepayments	89

iv

Applicability of Usury Laws	89
Certain Laws and Regulations	89
Americans with Disabilities Act	90
Servicemembers Civil Relief Act	90
Forfeitures of Properties in Criminal Proceedings	90
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	91
Federal Income Tax Consequences for REMIC Certificates	91
General	91
Status of REMIC Certiﬁcates	92
Qualiﬁcation as a REMIC	92
Taxation of Regular Certiﬁcates	94
Taxation of Residual Certiﬁcates	101
Tax Treatment of Exchangeable Certificates	109
Taxes that May Be Imposed on the REMIC Pool	111
Liquidation of the REMIC Pool	112
Administrative Matters	112
Limitations on Deduction of Certain Expenses	113
Taxation of Certain Foreign Investors	113
3.8% Medicare Tax on “Net Investment Income”	115
Backup Withholding	115
Reporting Requirements	115
Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made	116
Standard Certiﬁcates	116
Stripped Certiﬁcates	118
Reporting Requirements and Backup Withholding	122
Taxation of Certain Foreign Investors	122
3.8% Medicare Tax on “Net Investment Income”	123
STATE, LOCAL AND OTHER TAX CONSEQUENCES	123
CERTAIN ERISA CONSIDERATIONS	123
General	123
Plan Asset Regulations	124
Prohibited Transaction Exemptions	125
Tax Exempt Investors	127
LEGAL INVESTMENT	127
USE OF PROCEEDS	128
METHOD OF DISTRIBUTION	128
LEGAL MATTERS	130
FINANCIAL INFORMATION	130
RATING	130
INDEX OF DEFINED TERMS	131

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SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certiﬁcates, read this entire document and the accompanying prospectus supplement carefully.

Securities Offered
Mortgage pass-through certiﬁcates, issuable in series. Each series of certiﬁcates will represent beneﬁcial ownership in a trust fund. Each trust fund will own a segregated pool of certain mortgage assets, described below under “—The Mortgage Assets.”

Relevant Parties

Who We Are
UBS Commercial Mortgage Securitization Corp., a Delaware corporation. See “The Depositor.” Our principal ofﬁces are located at 1285 Avenue of the Americas, New York, New York  10019. Our telephone number is (212) 713-2000.

Issuing Entity
The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and speciﬁed in the related prospectus supplement.

Trustee	The trustee for each series of certiﬁcates will be named in the related prospectus supplement. See “Description of the Pooling Agreements—The Trustee.”

Master Servicer
If a trust fund includes mortgage loans, then each master servicer, for the corresponding series of certiﬁcates will be named in the related prospectus supplement. Certain of the duties of the master servicer may be performed by one or more primary servicers or sub-servicers. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Special Servicer
If a trust fund includes mortgage loans, then each special servicer for the corresponding series of certiﬁcates will be named, or the circumstances under which a special servicer may be appointed will be described, in the related prospectus supplement. See “Description of the Pooling Agreements—Collection and Other Servicing Procedures.”

MBS Administrator	If a trust fund includes mortgage-backed securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement.

REMIC Administrator
The person responsible for the various tax-related administration duties for a series of certiﬁcates as to which one or more REMIC elections have been made, will be named in the related prospectus supplement. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Other Parties
If so speciﬁed in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other speciﬁed duties with respect to the

1

certiﬁcates, (ii) a certiﬁcate registrar, which will maintain the register of certiﬁcates and perform certain duties with respect to certiﬁcate transfer, (iii) an authenticating agent, which will countersign the certiﬁcates on behalf of the trustee, (iv) a ﬁscal agent, which will be required to make advances if the trustee fails to do so when required, and/or (v) an operating advisor, which will consult the special servicer with regard to certain major decisions with respect to the mortgage assets and will be required to perform certain other obligations set forth in the related prospectus supplement.

Sponsors
The sponsor or sponsors for each series of certiﬁcates will be named in the related prospectus supplement. The sponsor or sponsors will initiate the issuance of a series of certiﬁcates and will sell mortgage loans to the depositor. If speciﬁed in the related prospectus supplement, the sponsor or co-sponsor may be an afﬁliate of the depositor.

Sellers
The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an afﬁliate of UBS Commercial Mortgage Securitization Corp., the depositor. The depositor will purchase the mortgage loans or other assets from the seller or sellers, on or before the issuance of the related series of certiﬁcates.

Originators
If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Mortgage Assets	The mortgage assets will be the primary assets of any trust fund. The mortgage assets with respect to each series of certiﬁcates will, in general, consist:

	●	various types of multifamily or commercial mortgage loans,

	●	pass-through certiﬁcates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

	●	a combination of the assets described above.

If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction.  The mortgage loans will not be guaranteed or insured by us or any of our afﬁliates or, unless the related prospectus supplement speciﬁes otherwise, by any governmental agency or instrumentality or by any other person. If the related prospectus supplement so provides, some mortgage loans may be delinquent as of the date the related trust fund is formed.

If the related prospectus supplement so provides, a mortgage loan:

●
may provide for no accrual of interest or for accrual of interest at an interest rate that is ﬁxed over its term, that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a ﬁxed interest rate, or from a ﬁxed to an adjustable rate,

2

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reﬂect the occurrence of certain events, and may permit negative amortization,

	●	may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,

	●	may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments,

	●	may provide for defeasance of the mortgage loan, and

	●	may provide for payments of principal, interest or both, on regular due dates or at such other interval as is speciﬁed in the related prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. We will not originate any mortgage loans. Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See “Description of the Trust Funds—Mortgage Loans.”

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, ﬁnancial statements or other ﬁnancial information with respect to the related mortgaged property or mortgaged properties will be included in the related Prospectus Supplement. See “Description of the Trust Funds—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements.”

If the related prospectus supplement so speciﬁes, the mortgage assets with respect to a series of certiﬁcates may also include, or consist of, mortgage pass-through certiﬁcates and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See “Description of the Trust Funds—MBS.”

Information About The Certiﬁcates

The Certiﬁcates
Each series of certiﬁcates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement speciﬁed in the related prospectus supplement and will represent in the aggregate the entire beneﬁcial ownership interest in the related trust fund.

The certiﬁcates of each series may consist of one or more classes of certiﬁcates that, among other things:

	●	are senior or subordinate to one or more other classes of certiﬁcates in entitlement to certain distributions on the certiﬁcates;

	●	are entitled to distributions of principal with disproportionate, nominal or no distributions of interest;

3

	●	are entitled to distributions of interest, with disproportionate nominal or no distributions of principal;

	●	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates of such series;

●
provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	●	provide for distributions of principal to be made, subject to available funds, based on a speciﬁed principal payment schedule or other methodology;

	●	provide for distributions based solely or primarily on speciﬁed mortgage assets or a speciﬁed group of mortgage assets; or

	●	provide for distribution based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums, yield maintenance payments or equity participations.

If so speciﬁed in the related prospectus supplement, a series of certiﬁcates may include one or more “controlled amortization classes,” which will entitle the holders thereof to receive principal distributions according to a speciﬁed principal payment schedule. See “Risk Factors—Prepayments May Reduce the Average Life or the Yield of Your Certiﬁcates.”

If the related prospectus supplement so provides, a class of certiﬁcates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

If the related prospectus supplement so provides, a series of certiﬁcates may include one or more classes that are “exchangeable certificates” as described in “Description of the Certificates—Exchangeable Certificates”.

The certiﬁcates will not be guaranteed or insured by us or any of our afﬁliates, by any governmental agency or instrumentality or by any other person or entity, unless the related prospectus supplement speciﬁes otherwise.

Distributions of Interest on the
Certiﬁcates
Each class of certiﬁcates, other than certain classes of principal-only certiﬁcates and certain classes of Residual Certiﬁcates, will accrue interest on its certiﬁcate balance or, in the case of certain classes of interest-only certiﬁcates, on a notional amount, based on a ﬁxed, floating, variable or adjustable interest rate.  Common indices used for determining floating interest rates include one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted

4

to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).

The related prospectus supplement will specify the certiﬁcate balance, notional amount and/or pass-through rate (or, in the case of a variable or adjustable pass-through rate, the method for determining such rate), as applicable, for each class of offered certiﬁcates.

Distributions of interest with respect to one or more classes of certiﬁcates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates, and interest accrued with respect to a class of such certiﬁcates prior to the occurrence of such an event will either be added to the certiﬁcate balance thereof or otherwise deferred as described in the related prospectus supplement. Distributions of interest with respect to one or more classes of certiﬁcates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors—Prepayments May Reduce the Average Life or the Yield of Your Certiﬁcates,” “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” and “Description of the Certiﬁcates—Distributions of Interest on the Certiﬁcates.”

Distributions of Principal of the
Certiﬁcates
Each class of certiﬁcates of each series (other than certain classes of interest-only certiﬁcates and certain classes of Residual Certiﬁcates) will have a certiﬁcate balance. The certiﬁcate balance of a class of certiﬁcates outstanding from time to time will represent the maximum amount that you are then entitled to receive in respect of principal from future cash ﬂow on the assets in the related trust fund. As described in each prospectus supplement, distributions of principal with respect to the related series of certiﬁcates will be made on each distribution date to the holders of the class or classes of certiﬁcates of such series until the certiﬁcate balances of such certiﬁcates have been reduced to zero.

As described in each prospectus supplement, distributions of principal with respect to one or more classes of certiﬁcates:

●
may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	●	may not commence until the occurrence of certain events, such as the retirement of one or more other classes or certiﬁcates of the same series; or

	●	may be made, subject to certain limitations, based on a speciﬁed principal payment schedule.

Unless the related prospectus supplement provides otherwise, distributions of principal of any class of offered certiﬁcates will be made on a pro rata basis among all of the certiﬁcates of such class. See

5

“Description of the Certiﬁcates—Distributions of Principal of the Certiﬁcates.”

Credit Support and Cash Flow
Agreements
Partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certiﬁcates of the related series in the form of subordination of one or more other classes of certiﬁcates of such series or by one or more other types of credit support, which may include:

	●	a letter of credit,

	●	a loan insurance policy,

	●	a certiﬁcate insurance policy,

	●	a guarantee,

	●	cross-support provisions,

	●	a surety bond,

	●	a reserve fund, or

	●	a combination of the items described above.

In addition, a trust fund may include:

	●	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a speciﬁed rate; or

●
interest rate exchange agreements, interest rate cap or ﬂoor agreements to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates or to alter the payment characteristics of the cash ﬂows from a trust fund.

The related prospectus supplement for a series of offered certiﬁcates will provide certain relevant information regarding any applicable credit support or cash ﬂow agreement. See “Risk Factors—Any Credit Support For Your Offered Certiﬁcates May Be Insufﬁcient To Protect You Against All Potential Losses,” “Description of the Trust Funds—Credit Support” and “—Cash Flow Agreements” and “Description of Credit Support.”

Advances
If the related prospectus supplement so provides, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other speciﬁed person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on mortgage loans included in the related trust fund or for property protection expenses. Any such advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries in respect of such mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. See “Description of the Certiﬁcates—Advances.” Any entity making advances may be entitled to receive

6

interest on such advances, which will be payable from amounts in the related trust fund. See “Description of the Certiﬁcates—Advances.”

If a trust fund includes pass-through certiﬁcates or mortgage-backed securities, the related prospectus supplement will describe any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related indenture or similar agreement.

Optional Termination
If the related prospectus supplement so provides, a series of certiﬁcates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties speciﬁed in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If the related prospectus supplement so provides, upon the reduction of the certiﬁcate balance of a speciﬁed class or classes of certiﬁcates by a speciﬁed percentage or amount or upon a speciﬁed date, a party speciﬁed in such prospectus supplement may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufﬁcient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. If any class of certiﬁcates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certiﬁcates will include the word “callable.” See “Description of the Certiﬁcates—Termination” in this prospectus.

Repurchases and Substitutions of
Mortgage Assets; Acquisition of
Additional Mortgage Assets
If and to the extent described in the related prospectus supplement, UBS Commercial Mortgage Securitization Corp., a mortgage asset seller or another speciﬁed person or entity may make or assign to or for the beneﬁt of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria speciﬁed in the related prospectus supplement or to reimburse the related trust fund for any related losses. See “Description of the Pooling Agreements—Assignment of Mortgage Loans; Repurchases” and “—Representations and Warranties; Repurchases” herein.

In addition, if so speciﬁed in the related prospectus supplement, if a mortgage loan backing a series of certiﬁcates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so speciﬁed in the related prospectus supplement, a special servicer or other speciﬁed party for a trust fund may be obligated to sell a mortgage asset that is in default.

7

See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certiﬁcates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period speciﬁed in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufﬁcient to make up the entire shortfall within that speciﬁed period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certiﬁcates, as described in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certiﬁcates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, certain characteristics of such prefunding or revolving period.  No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.  See “Description of the Trust Funds—General” herein.

Registration of Book-Entry
Certiﬁcates
If the related prospectus supplement so provides, one or more classes of the offered certiﬁcates will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry certiﬁcates will be initially represented by one or more global certiﬁcates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certiﬁcates will be entitled to receive deﬁnitive certiﬁcates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certiﬁcates—Book-Entry Registration and Deﬁnitive Certiﬁcates.”

8

Material Federal Income Tax
Consequences	The Certiﬁcates of each series will constitute or evidence ownership of either:

●
“regular interests” and “residual interests” in a trust fund, or a designated portion thereof, treated as “real estate mortgage investment conduit” under Sections 860A through 860G of the Internal Revenue Code of 1986, or

	●	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986.

You should consult your tax advisor concerning the speciﬁc tax consequences to you of the purchase, ownership and disposition of the offered certiﬁcates and you should review “Material Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

ERISA Considerations
If you are a ﬁduciary of any employee beneﬁt plan or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, you should review with your legal advisor whether the purchase or holding of offered certiﬁcates could give rise to a transaction that is prohibited or is not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986. See “Certain ERISA Considerations” in this prospectus and “ERISA Considerations” in the related prospectus supplement.

Legal Investment
Your offered certiﬁcates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the offered certiﬁcates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certiﬁcates. See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating
At their respective dates of issuance, each class of offered certiﬁcates will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations. See “Rating” in this prospectus and in the related prospectus supplement.

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10

RISK FACTORS

In considering an investment in the offered certiﬁcates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading “Risk Factors” in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are inﬂuenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be inﬂuenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

The Lack of Liquidity May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates and May Have an Adverse Effect on the Market Value of Your Offered Certiﬁcates

Your offered certiﬁcates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certiﬁcates for an indeﬁnite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certiﬁcates. Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certiﬁcates are subject to early retirement only under certain speciﬁed circumstances described in this prospectus and in the related prospectus supplement. See “Description of the Certiﬁcates—Termination.”

The Lack of a Secondary Market May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates. We cannot assure you that a secondary market for your offered certiﬁcates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certiﬁcates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certiﬁcates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certiﬁcates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association.

The Limited Nature of Ongoing Information May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates. The primary source of ongoing information regarding your offered certiﬁcates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading “Description of the Certiﬁcates—Reports to Certiﬁcateholders”, and any reports with respect to the issuing entity filed with the Securities and Exchange Commission pursuant to the Exchange Act of 1934, as amended.  We cannot assure you that any additional ongoing information regarding your offered certiﬁcates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certiﬁcates.

The Market Value of Your Offered Certiﬁcates May Be Adversely Affected by Factors Unrelated to the Offered Certificates or the Underlying Assets. Even if a secondary market does develop for your offered certiﬁcates, the market value of your certiﬁcates will be affected by several factors, including:

●
the perceived liquidity of your offered certiﬁcates, anticipated cash ﬂow of your offered certiﬁcates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

●	prevailing interest rates.

The price payable at any given time in respect of your offered certiﬁcates may be extremely sensitive to small ﬂuctuations in prevailing interest rates. However, an upward or downward movement in current interest rates may not result in an equal but opposite movement in the market value of the offered certificates.  Accordingly, if you decide to sell your offered certiﬁcates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certiﬁcates will be generally available on an ongoing basis.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will

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depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events that may be completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Trust Fund’s Assets May Be Insufﬁcient To Allow For Payment In Full On Your Certiﬁcates

Unless the related prospectus supplement speciﬁes otherwise, neither your offered certiﬁcates nor the mortgage assets will be guaranteed or insured by us or any of our afﬁliates, by any governmental agency or instrumentality or by any other person or entity. In addition, your offered certiﬁcate will not represent a claim against or security interest in the trust fund for any other series. Furthermore, any advances made by a master servicer or other party with respect to the mortgage loans underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates. Accordingly, if the related trust fund has insufﬁcient assets to make payments on your offered certiﬁcates, no other assets will be available for payment of the deﬁciency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certiﬁcate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certiﬁcates. If the related series of certiﬁcates includes one or more classes of subordinate certiﬁcates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne ﬁrst by one or more classes of the subordinate certiﬁcates, and, thereafter, by the remaining classes of certiﬁcates in the priority and manner and subject to the limitations speciﬁed in such prospectus supplement.

Any Credit Support for Your Offered Certiﬁcates May Be Insufﬁcient To Protect You Against All Potential Losses

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series. If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of  certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things:

●	the payment priorities of the respective classes of the certificates of the same series,

●	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

12

●	the characteristics and quality of the mortgage loans in the related trust.

Credit Support May Not Cover All Types of Losses. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certiﬁcates.

Disproportionate Beneﬁts May Be Given to Certain Classes and Series. A series of certiﬁcates may include one or more classes of senior and subordinate certiﬁcates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certiﬁcates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certiﬁcates of a series are made in a speciﬁed order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certiﬁcates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certiﬁcates.

The Amount of Credit Support Will Be Limited. The amount of any applicable credit support supporting one or more classes of offered certiﬁcates, including the subordination of one or more other classes of certiﬁcates, will be determined on the basis of criteria established by each rating agency rating such classes of certiﬁcates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we can not assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See “Description of the Certiﬁcates—Allocation of Losses and Shortfalls” and “Description of Credit Support.” If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans which May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

Changes in Pool Composition Will Change the Nature of Your Investment. The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time. If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes. In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates will depend on payments, defaults and losses on the underlying mortgage loans and may vary materially and adversely from your expectations due to:

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

13

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments May Reduce The Average Life or the Yield of Your Certiﬁcates

Prepayments May Reduce The Average Life of Your Certificates. As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certiﬁcates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certiﬁcates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certiﬁcates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is inﬂuenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall signiﬁcantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise signiﬁcantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certiﬁcates could occur signiﬁcantly earlier or later, and the average life thereof could be signiﬁcantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certiﬁcates will depend on the terms and provisions of your offered certiﬁcates. Your offered certiﬁcates may provide that your offered certiﬁcates are entitled:

●	to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

●	to a disproportionately large share of such prepayments, or

●	to a disproportionately small share of such prepayments.

If your certiﬁcates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certiﬁcates will be retired at an earlier date. If your certiﬁcates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certiﬁcates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certiﬁcates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

A series of certiﬁcates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a speciﬁed principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certiﬁcates, a controlled amortization class will generally provide a relatively stable cash ﬂow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the speciﬁc principal payment schedule for such certiﬁcates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certiﬁcates. In general, and as more speciﬁcally described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the

14

related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Prepayments May Reduce the Yield on Your Certiﬁcates. Your offered certiﬁcates may be offered at a premium or discount. If you purchased your offered certificates at a premium or discount, the yield on your offered certiﬁcates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certiﬁcate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certiﬁcates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). See “Yield and Maturity Considerations.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

●	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code, and

●	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

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Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of your offered certiﬁcates will reﬂect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated, or the likelihood of early optional termination of the related trust fund. There can be no assurance that the methodologies applied by the rating agencies are accurate or that you will receive all payments to which you are entitled.

The amount, type and nature of credit support, if any, provided with respect to your certiﬁcates will be determined on the basis of criteria established by each rating agency rating your certiﬁcates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reﬂect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certiﬁcates may be insufﬁcient to fully protect you from losses on the related mortgage asset pool. See “Description of Credit Support” and “Rating.”

If one or more of the rating agencies downgrade a class of your offered certificates, those certificates will decrease in value and the liquidity and regulatory characteristics of such certificates may also be adversely affected.  Because neither we nor the issuing entity, the trustee, the master servicer, the special servicer, any originator, any seller or any other party to the related pooling and servicing agreement have any obligation to maintain a rating on a class of certificates, you will have no recourse if your certificates decrease in value.  In addition, pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, an issuer, underwriter or sponsor that retains a rating agency is required to make all information provided to the retained rating agency available to non-retained rating agencies.  Those rating agencies can issue their own ratings of the certificates in reliance on that information or otherwise, which ratings may be higher or lower than the ratings issued by the retained rating agencies.  If a non-retained rating agency issues a rating for a class of certificates that is lower than the ratings issued by the retained rating agencies, it may have an adverse effect on the liquidity, market value and regulatory characteristics of that class.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary signiﬁcantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certiﬁcates independently from the performance of mortgage loans underlying any other series of offered certiﬁcates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or ofﬁce buildings), may be misleading, since the economics of the properties and terms of the loans may be materially

16

different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate this offering on the basis of the information set forth in the related prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance. Mortgage loans secured by multifamily or commercial properties may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans secured by an owner-occupied single-family property. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans.” Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than single-family loans. In many cases, the borrowers under the mortgage loans will be entities that are restricted from owning property other than the related mortgaged property. In most cases, the borrowers will not have any significant assets other than the property and related leases, which will be pledged to the trustee. Therefore, payments on the mortgage loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by lessees and the successful operation of the property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.

Commercial and multifamily real estate can be affected signiﬁcantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash ﬂow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modiﬁcations to properties, and rent control laws may limit rent collections in the case of multifamily properties.

A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of signiﬁcant tenants. Accordingly, a decline in the ﬁnancial condition of the borrower or a signiﬁcant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Risks Generally Incident to Interests in Real Property May Adversely Affect the Value of a Mortgaged Property.  The value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

●	changes in general or local economic conditions and/or speciﬁc industry segments;

●	declines in real estate values;

●	declines in rental or occupancy rates;

●	increases in interest rates, real estate tax rates and other operating expenses;

●	changes in governmental rules, regulations and ﬁscal policies, including environmental legislation;

●	natural disasters such as earthquakes, hurricanes, ﬂoods, eruptions or other acts of God;

●	Civil disturbances such as riots; and

●	other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

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Risks Associated with the Type and Use of a Mortgaged Property May Affect its Value.  Certain considerations may be presented by the type and use of a particular mortgaged property. For instance:

●	Mortgaged properties that operate as hospitals and nursing homes are subject to signiﬁcant governmental regulation of the ownership, operation, maintenance and ﬁnancing of health care institutions;

●
Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements;

●
The demand for hotel and motel properties is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses;

●
The demand for hotel and motel properties may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, construction of additional highways and other factors;

●
The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufﬁcient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building;

●
Mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association and specific local laws that relate to condominiums;

●	Mortgaged properties that are multifamily properties may be subject to rent control or other tenant protective laws, which could impact the future cash ﬂows of those properties;

●
Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low and conversion to alternative uses would generally require substantial capital expenditures; and

●	Self-storage properties may have heightened environmental risk due to tenant privacy and inability of the borrower to readily access each unit.

Competition May Adversely Affect the Performance of a Mortgaged Property.  The leasing of real estate is highly competitive. Other commercial and multifamily properties located in the area in which a mortgaged property is located will compete with the mortgaged property to attract residents and/or customers. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all owners and developers of comparable types of real estate in the area in which the mortgaged property is located. Those owners or developers could have lower rentals rates, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail signiﬁcant risk. During such renovation, refurbishment or expansion, the related borrower may need to keep space unoccupied, thereby decreasing cash flow or, such renovation or expansion may impair or impede access to the mortgaged property. There can be no assurance that such renovation, refurbishment or expansion will be adequate to maintain the property’s competitiveness. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted by tenants at each mortgaged property may face competition from other industries and industry segments. Moreover, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require signiﬁcant capital expenditures to effect any conversion to an alternative use.

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The Operation of Commercial Properties is Dependent upon Successful Management. The successful operation of a commercial property depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of the improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to tenants under long-term leases. We make no representation as to the skills of any present or future property managers. Nor can we assure you that the property managers will be in a financial condition to fulfill their management responsibilities.

Maintaining a Property in Good Condition is Expensive. The failure to maintain a property may materially impair the property’s ability to generate cash flow. In addition to general maintenance, over time, a property may require renovation and capital improvements to remain competitive. The cost of necessary maintenance, renovation and/or capital improvements may be substantial. There can be no assurance that an income-producing property will generate sufficient cash flow to cover these increased costs along while still satisfying debt service requirements.

The Mortgage Loans May Be Nonrecourse Loans Or Loans With Limited Recourse. Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the speciﬁc real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufﬁcient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Anti-Deﬁciency Legislation.”

Tenant Bankruptcy May Adversely Affect Payment On Your Certificates. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim). In addition, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or the earlier repossession or surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease. Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the Bankruptcy Code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

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If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in the prospectus supplement) would be considered a “shopping center” by a court considering the question.

Cross-Collateralization Arrangements May Be Challenged as Unenforceable. The mortgage asset pool may include groups of mortgage loans that are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash ﬂows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufﬁcient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that

●
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

●
the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal beneﬁt of the other borrower.

If the lien is avoided, the lender would lose the beneﬁts afforded by such lien.

The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Mortgage Loans With Balloon Payments Have a Greater Risk of Default. Certain of the mortgage loans may be non-amortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower’s ability to reﬁnance the loan or sell the mortgaged property. The ability of the borrower to reﬁnance the loan or sell the property will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial real estate projects;

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●	the fair market value and condition of the related mortgaged property;

●	prevailing interest rates;

●	the borrower’s equity in the related mortgaged property;

●	the borrower’s ﬁnancial condition;

●	the operating history and occupancy level of the related mortgaged property;

●	changes in zoning or tax laws;

●	with respect to multifamily mortgage loans, reductions in government assistance/rent subsidy programs or changes in rent control laws;

●	with respect to hospitals, nursing homes and other healthcare facilities, changes in Medicaid and Medicare reimbursement rates;

●	changes in competition in the relevant area;

●	changes in rental rates in the relevant area;

●	changes in governmental regulation and ﬁscal policy;

●	prevailing general and regional economic conditions;

●	the state of the ﬁxed income and mortgage markets; and

●	the availability of credit for multifamily rental or commercial properties.

Neither we nor any of our afﬁliates or any other seller or its affiliates will be obligated to reﬁnance any mortgage loan underlying your offered certiﬁcates. We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the related maturity date.

The related master servicer or special servicer may, subject to limits set forth in the related pooling agreement, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.” The related master servicer or special servicer is only required to determine that any such extension or modiﬁcation is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificates.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower. Some or all of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents.”

Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as Unenforceable. Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the

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maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents May Be Limited by State Law. Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property. The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions. Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) have the right to dispossess the tenant upon foreclosure of the mortgaged property.  If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

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If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited. Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises “as is” in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non conformities.

Restrictive Covenants in a Deed or Lease May Reduce the Value of the Mortgaged Property.   Certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited. The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the federal bankruptcy code to treat such lease as terminated by the rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

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Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certiﬁcates. Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

The trust may attempt to reduce its potential exposure to cleanup costs by —

●	establishing reserves for cleanup costs when they can be anticipated and estimated; or

●	designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s property, if agents or employees of the lender have participated in the management or operations of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

Lack of Insurance Coverage Exposes You to the Risk of Certain Special Hazard Losses. Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of ﬁre and extended coverage policy covers physical damage to or destruction of the improvements of a property by ﬁre, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions speciﬁed in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things —

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

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●	ﬂoods and other water-related causes;

●	earth movement, including earthquakes, landslides and mudﬂows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents speciﬁcally require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certiﬁcates. See “Description of the Pooling Agreements—Hazard Insurance Policies.”

Even if the type of loss is covered, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of loan origination) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

Geographic Concentration Within a Trust Fund Exposes Investors to Greater Risk of Default and Loss. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, wildfires, hurricanes, ﬂoods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certiﬁcates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Litigation Arising Out Of Ordinary Business May Adversely Affect Payment On Your Certificates. There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

Compliance With The Americans With Disabilities Act Of 1990 May Be Expensive And May Adversely Affect Payment On Your Certificates. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying

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with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness and create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity.” The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	entities or individuals that have liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a general partner or managing member of a borrower (whether an individual or corporate entity) will not initiate a bankruptcy or similar proceeding against the borrower or general partner or managing member (whether an individual or corporate entity) of the borrower.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the recent bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the

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pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the United States Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus.

Risks Related to Terrorist Attacks and Military Conflict

Risks to the Financial Markets Relating to Terrorist Attacks. On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts. The terrorist attacks in 2001 on the World Trade Center and the Pentagon, as well as a number of reported thwarted planned attacks, suggest the possibility that large public areas such as shopping centers or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail property traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and Afghanistan may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments.

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Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Some Certiﬁcates May Not Be Appropriate for ERISA Plans

Generally, ERISA applies to investments made by employee beneﬁt plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you should consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of your offered certiﬁcates. See “Certain ERISA Considerations.”

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

On September 15, 2009, the IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

In addition, final regulations and related guidance were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The final regulations and related guidance permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations and related guidance). These regulations and related guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates in the related series.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

If you hold certain classes of certiﬁcates that constitute a residual interest in a “real estate mortgage investment conduit,” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates.” Accordingly, under certain circumstances, if you hold Residual Certiﬁcates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certiﬁcates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion” income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of Residual Certiﬁcates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of Residual Certiﬁcates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of Residual Certiﬁcates, the taxable income arising in a given year on a class of Residual Certiﬁcates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash ﬂow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of Residual Certiﬁcates may be signiﬁcantly less than that of a corporate bond or stripped instrument having similar cash ﬂow characteristics or may be negative.

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Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certiﬁcates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local taxes with respect to original issue discount. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certiﬁcates.”

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the ﬁling of a petition in bankruptcy by or against a borrower will stay the pending sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action and deficiency judgment proceedings.

In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court may also —

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Moreover, the ﬁling of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to ﬁnancing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the ability of the trustee, on behalf of the certificateholders, to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may signiﬁcantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

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As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure.”

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If the related prospectus supplement so provides, one or more classes of your offered certiﬁcates will be issued as book-entry certiﬁcates. Each class of book-entry certiﬁcates will be initially represented by one or more certiﬁcates registered in the name of a nominee for The Depository Trust Company, or DTC. Transactions in book-entry certiﬁcates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

●
The liquidity of book-entry certiﬁcates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certiﬁcates for which they cannot obtain physical certiﬁcates.

●
Your ability to pledge certiﬁcates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certiﬁcates, may be limited due to lack of a physical security representing the certiﬁcates.

●
Your access to information regarding the certiﬁcates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

●
You may experience some delay in receiving distributions of interest and principal on your certiﬁcates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certiﬁcates—Book-Entry Registration and Deﬁnitive Certiﬁcates.”

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

The trust fund may include mortgage loans that are past due. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certiﬁcates may not cover all losses related to such delinquent mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certiﬁcates. See “Description of the Trust Funds—Mortgage Loans—General.”

Termination of the Trust Fund Could Affect the Yield on Your Offered Certiﬁcates

The related prospectus supplement may provide that, upon the reduction of the certiﬁcate balance of a speciﬁed class or classes of certiﬁcates by a speciﬁed percentage or amount or upon a speciﬁed date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufﬁcient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a speciﬁed percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount

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less than the certiﬁcate balance of, and accrued unpaid interest on, your offered certiﬁcates. See “Description of the Certiﬁcates—Termination” in this prospectus.

Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions

The underwritten net cash flow used in determining the debt service coverage ratio for a particular mortgage loan reflects assumptions and subjective judgments made by the mortgage loan sellers or originators. For instance, in determining underwritten net cash flow, vacant space may be assumed to be occupied and space due to expire may be assumed to have been re-let, in each case at market rates that exceed current rent collected at the property. In addition, underwritten net cash flow may be based on anticipated cash flow from assumed future rents on a future date.

The underwritten net cash flow shown in the accompanying prospectus supplement may be higher (and sometimes materially higher) than the annual net cash flow for the property based on historical operating statements. No representation is made that the underwritten net cash flow set forth in the accompanying prospectus supplement is predictive of future net cash flows. In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers or originators and should not be used as a substitute for, and may vary substantially from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged real property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity. The debt service coverage ratios set forth in the accompanying prospectus supplement for the mortgage loans and the mortgaged properties may also vary substantially from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgaged loan documents.

Similarly, the appraised value used in determining the loan-to-value ratio for a particular mortgage loan may be based on a future stabilized value, which value is based on future performance at a particular property. For instance, in determining a stabilized value, the appraiser or originator may assume increased value due to anticipated completion of construction at the property. No representation is made that the assumptions made by the appraiser or originator are accurate or that the conditions to stabilization will be completed.

Each originator of commercial mortgage loans has its own underwriting criteria, and no assurance can be given that adjustments or calculations made by one originator would be made by other originators. Each investor should review the assumptions discussed in the prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow and debt service coverage and in making other calculations with respect to the mortgage loans. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans.”

THE SPONSOR

The prospectus supplement for each series of certificates will identify the sponsor or sponsors for the related series. It is anticipated that one of the sponsors or co-sponsors will be an affiliate of the depositor.  The description of the sponsor and/or co-sponsors will be set forth in the related prospectus supplement.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

THE DEPOSITOR

The depositor is a special purpose corporation incorporated in the State of Delaware on October 12, 2011, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in

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exchange for certiﬁcates evidencing interest in such trusts and selling or otherwise distributing such certiﬁcates. The principal executive offices of the depositor are located at 1285 Avenue of the Americas, New York, New York 10019. The telephone number is (212) 713-2000. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by UBS Americas, Inc., a subsidiary of UBS AG.  See “The Depositor” in the prospectus supplement.

None of the depositor or any of its respective affiliates will insure or guarantee distributions on the certiﬁcates of any series.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

●	various types of multifamily or commercial mortgage loans,

●	pass-through certiﬁcates or other mortgage-backed securities (“MBS”) that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	a combination of mortgage loans and MBS.

Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. If so speciﬁed in the related prospectus supplement, the mortgage assets may be insured or guaranteed by an entity speciﬁed therein. Otherwise, the mortgage assets will not be guaranteed or insured by the depositor or any of its afﬁliates, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “—Mortgage Loans,” unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certiﬁcates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period speciﬁed in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufﬁcient to make up the entire shortfall within that speciﬁed period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certiﬁcates, as described in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certiﬁcates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things:

●	the term or duration of the prefunding period or revolving period;

●	for prefunding periods, the amount of proceeds to be deposited in the prefunding account;

●	for revolving periods, the maximum amount or additional assets that may be acquired during the revolving period, if applicable;

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●	the percentage of the asset pool and any class or series of certificates represented by the prefunding account or the revolving account, if applicable;

●
any triggers or events that will trigger limits on or terminate the prefunding or revolving period and the effects of such triggers, including, for revolving periods, the operation of the revolving period and amortization period;

●
when and how new pool assets may be acquired during the prefunding or revolving period, and if, or when and how pool assets can be removed or substituted and any limits on the amount, type or speed with which pool assets may be acquired, substituted or removed;

●
the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding or revolving period, including a description of any differences from the criteria used to select the current asset pool;

●
which party has the authority to add, remove or substitute assets from the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets and whether there will be any independent verification of such exercise of authority or determinations;

●	any requirements to add or remove minimum amounts of pool assets and any effects of not meeting those requirements;

●
if applicable, the procedures or standards for the temporary investment of funds in a prefunding or revolving account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

●	the circumstances under which funds in a prefunding account or revolving account will be returned to investors or otherwise disposed of; and

●	whether, and if so, how investors will be notified of changes in the asset pool.

No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.

Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create ﬁrst or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

●
residential properties consisting of ﬁve or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and

●
commercial properties consisting of ofﬁce buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), unimproved land and other income-generating commercial properties.

The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a ﬁrst priority mortgage lien on a fee estate or leasehold estate in a mortgaged property; provided that if the related prospectus supplement so speciﬁes, the mortgage may create a junior lien. If a mortgage creates a lien on a borrower’s leasehold estate in a property,

33

then the term of any such leasehold will exceed the term of the mortgage note by at least ten years or such other period as may be speciﬁed in the related prospectus supplement. The mortgaged properties will be located in any one of the ﬁfty states of the United States or the District of Columbia, or in any territories or possessions of the United States, including Puerto Rico or Guam; provided, that if so speciﬁed in the related prospectus supplement, the mortgaged properties may be located in other locations or countries, provided that not more than 10% of the aggregate principal balance of the related mortgage loans will be secured by mortgaged properties located in such other locations or countries. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an afﬁliate of the depositor.  Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so provided in the related prospectus supplement, mortgage assets for a series of certiﬁcates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied ﬁrst to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisﬁed in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufﬁcient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufﬁcient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufﬁcient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certiﬁcates of the related series) bear

●	the risk of delay in distributions while a deﬁciency judgment against the borrower is obtained, and

●
the risk of loss if the deﬁciency judgment is not obtained and satisﬁed. Moreover, deﬁciency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so speciﬁed in the related prospectus supplement, the mortgage assets for a particular series of certiﬁcates may include mortgage loans that are delinquent as of the date such certiﬁcates are issued; provided, however that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the cut-off date specified in the related prospectus supplement. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise deﬁned in the related prospectus supplement, the “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of

●	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

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●	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

Unless otherwise deﬁned in the related prospectus supplement, “Net Operating Income” means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

The Net Operating Income of a mortgaged property will generally ﬂuctuate over time and may or may not be sufﬁcient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, ofﬁce buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the ﬁnancial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and ﬁscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”). However, the existence of such “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise deﬁned in the related prospectus supplement, the “Loan-to-Value Ratio” of a mortgage loan at any given time is the ratio (expressed as a percentage) of

●	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

●	the Value of the related mortgaged property.

The “Value” of a mortgaged property will be either (i) its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan or (ii) determined by another method speciﬁed in the related prospectus supplement. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus

●	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

●	the greater the cushion provided to the lender against loss on liquidation following a default.

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Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certiﬁcates may be less than the Value determined at loan origination, and will likely continue to ﬂuctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

●	the market comparison method (recent resale value of comparable properties at the date of the appraisal),

●	the cost replacement method (the cost of replacing the property at such date),

●	the income capitalization method (a projection of value based upon the property’s projected net cash ﬂow), or

●	upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to ﬁnd truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide signiﬁcantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufﬁcient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reﬂect such and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance,” “—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” and “Risk Factors—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions.”

Payment Provisions of the Mortgage Loans. All of the mortgage loans will

●	have had original terms to maturity of not more than 40 years and

●	provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

A mortgage loan

●
may provide for no accrual of interest or for accrual of interest thereon at an interest rate, that is ﬁxed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a ﬁxed interest rate or from a ﬁxed to an adjustable interest rate,

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reﬂect the occurrence of certain events, and may permit negative amortization,

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●	may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

●
may prohibit over its term or for a certain period prepayments (the period of such prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance payment (a “Prepayment Premium”) in connection with certain prepayments, or permit defeasance, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or proﬁts realized from the operation or disposition of such mortgaged property or the beneﬁt, if any, resulting from the reﬁnancing of the mortgage loan (any such provision, an “Equity Participation”), as described in the related prospectus supplement.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reﬂected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

●	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

●	the type or types of property that provide security for repayment of the mortgage loans,

●	the earliest and latest origination date and maturity date of the mortgage loans,

●	the original and remaining terms to maturity of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the mortgage loans,

●	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

●	the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

●
with respect to mortgage loans with adjustable interest rates (“ARM Loans”), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a speciﬁed margin, and/or subject to a cap or ﬂoor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be speciﬁed in the related prospectus supplement and will be an index reﬂecting interest paid on a debt, and will not be a commodities or securities index.

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●	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

●	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

●	the geographic distribution of the mortgaged properties on a state-by-state (or other jurisdiction) basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, ﬁnancial statements or other ﬁnancial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certiﬁcates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include

●	private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage pass-through certiﬁcates or other mortgage-backed securities or

●
certiﬁcates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”),

provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein or have such other characteristics speciﬁed in the related prospectus supplement.

Each MBS included in a mortgage asset pool either will have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”), or each of the following will have been satisﬁed with respect to the MBS: (1) neither the issuer of the MBS nor any of its afﬁliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of certificates to be issued; (2) neither the issuer of the MBS nor any of its afﬁliates is an afﬁliate of the sponsor, depositor, issuing entity or underwriter of the related series of certificates to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”). The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will be parties to the MBS Agreement, generally together with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

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The MBS may have been issued in one or more classes with characteristics similar to the classes of certiﬁcates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates speciﬁed in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person speciﬁed in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances speciﬁed in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certiﬁcates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certiﬁcates that evidence interests in MBS will specify:

●	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,

●	the original and remaining term(s) to stated maturity of the MBS, if applicable,

●	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

●	the payment characteristics of the MBS,

●	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

●	a description of the related credit support, if any,

●	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

●	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

●
if the MBS Issuer is required to ﬁle reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), how to locate such reports of the MBS Issuer (provided, if the MBS Issuer is not so required to file such reports, the information that would have been disclosed in such reports will not be available to certificateholders unless otherwise provided in the related prospectus supplement),

●	the market price of the MBS and the basis on which the market price was determined,

●
the type of mortgage loans underlying the MBS and, such other applicable information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements” above,

●	such other applicable information in respect of the mortgage loans underlying the MBS required under Regulation AB,

●
if the significant obligor is a MBS Issuer and the pool assets relating to the significant obligor are MBS, as required under Item 1112 of Regulation AB, the information regarding such MBS required by Items 1104 through 1115, 1117 and 1119, as applicable, under Regulation AB,

●	the characteristics of any cash ﬂow agreements that relate to the MBS,

●	a description of the MBS required under Item 1111 of Regulation AB,

●	any applicable risk factors relating to the MBS,

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●	updated performance information for the MBS,

●	static pool information for the MBS, if applicable,

●	the manner in which the MBS was acquired,

●	a description of any representations and warranties that will be made regarding the MBS, and

●	any trigger events or ratings downgrades that has occurred with respect to the MBS.

If speciﬁed in the prospectus supplement for a series of certiﬁcates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

The depositor will provide the same information regarding the MBS in any trust fund in its reports ﬁled under the Exchange Act with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Certiﬁcate Accounts

Each trust fund will include one or more accounts (collectively, the “Certiﬁcate Account”) established and maintained on behalf of the certiﬁcateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See “Description of the Pooling Agreements—Certiﬁcate Account.”

Credit Support

If so provided in the prospectus supplement for a series of certiﬁcates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certiﬁcates of such series in the form of subordination of one or more other classes of certiﬁcates of such series or by one or more other types of credit support, which may include

●	a letter of credit,

●	a loan insurance policy,

●	a certiﬁcate insurance policy,

●	a guarantee,

●	a surety bond,

●	cross-support provisions,

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certiﬁcate of any series, “Credit Support”).

The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certiﬁcates. See “Risk Factors—Any Credit Support for Your Offered Certiﬁcates May Be Insufﬁcient To Protect You Against All Potential Losses” and “Description of Credit Support.”

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Cash Flow Agreements

If so provided in the prospectus supplement for a series of certiﬁcates, the related trust fund may include

●	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a speciﬁed rate,

●	interest rate exchange agreements, or

●	interest rate cap or ﬂoor agreements,

each of which is designed to reduce the effects of interest rate ﬂuctuations on the mortgage assets on one or more classes of certiﬁcates or alter the payment characteristics of the cash ﬂows from the trust fund (any such agreement, a “Cash Flow Agreement”).

The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certiﬁcate will depend on the price paid by the certiﬁcateholder, the pass-through rate of the certiﬁcate and the amount and timing of distributions on the certiﬁcate. See “Risk Factors—Prepayments May Reduce the Average Life or the Yield of Your Certiﬁcates.” The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certiﬁcates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certiﬁcates of the related series.

Pass-Through Rate

The certiﬁcates of any class within a series may have a ﬁxed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certiﬁcates will specify

●
the pass-through rate for each class of offered certiﬁcates of such series or, in the case of a class of offered certiﬁcates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

●	the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certiﬁcates,

●	and whether the distributions of interest on the offered certiﬁcates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certiﬁcates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certiﬁcateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certiﬁcateholders on the date they were due.

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Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certiﬁcates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A “Due Period” will be a speciﬁed time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a speciﬁed date (the “Determination Date”) or otherwise advanced by the related master servicer, special servicer or other speciﬁed person, be distributed to the holders of the certiﬁcates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certiﬁcateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certiﬁcates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certiﬁcates, the yield thereon will be adversely affected. The prospectus supplement for each series of certiﬁcates will describe the manner in which any such shortfalls will be allocated among the classes of such certiﬁcates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certiﬁcate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certiﬁcate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

The extent to which the yield to maturity of a class of offered certiﬁcates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certiﬁcates (or, in the case of a class of interest-only certiﬁcates, result in the reduction of the notional amount thereof). If you purchase any offered certiﬁcates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certiﬁcates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certiﬁcate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certiﬁcates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

In general, the notional amount of a class of interest-only certiﬁcates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the certiﬁcate balances of one or more of the other classes of certiﬁcates of the same series. Accordingly, the yield on such interest-only certiﬁcates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the certiﬁcate balances of such classes of certiﬁcates, as the case may be.

Consistent with the foregoing, if a class of certiﬁcates of any series consists of interest-only certiﬁcates or principal-only certiﬁcates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certiﬁcates, and a higher than

42

anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certiﬁcates. If the offered certiﬁcates of a series include any such certiﬁcates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certiﬁcates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

●	the availability of mortgage credit,

●	the relative economic vitality of the area in which the mortgaged properties are located,

●	the quality of management of the mortgaged properties,

●	the servicing of the mortgage loans, and

●	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or reﬁnancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to reﬁnance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to reﬁnance for purposes of either

●	converting to a ﬁxed rate loan and thereby “locking in” such rate or

●	taking advantage of a different index, margin or rate cap or ﬂoor on another adjustable rate mortgage loan.

Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash ﬂow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation beneﬁts. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

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Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certiﬁcates of such series. Weighted average life generally refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certiﬁcates of any series will be inﬂuenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the ﬁrst month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certiﬁcates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certiﬁcates of such series with a certificate balance, and the percentage of the initial certificate balance of each such class that would be outstanding on speciﬁed Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates speciﬁed in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certiﬁcates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certiﬁcates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more Controlled Amortization Classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund.  If so specified in the related prospectus supplement, each Controlled Amortization Class will either be a planned amortization class or a targeted amortization class.  In general, a planned amortization class has a “prepayment collar,” that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates.  That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.  Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, Companion Classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans.  If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.  A

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targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule.  A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of offered certificates.  In general, and as more particularly described in the related prospectus supplement, a Companion Class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow.  Thus, as described in the related prospectus supplement, a Companion Class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to reﬁnance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modiﬁcation that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certiﬁcates and thereby extend the weighted average life of such certiﬁcates and, if such certiﬁcates were purchased at a discount, reduce the yield thereon.

Negative Amortization. The weighted average life of a class of certiﬁcates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certiﬁcates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certiﬁcates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certiﬁcates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the certificate balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reﬂected in a slower rate of amortization for one or more classes of certiﬁcates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certiﬁcates to which any such negative

45

amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an ARM Loan that

●	limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

●	provides that its scheduled payment will adjust less frequently than its interest rate or

●	provides for constant scheduled payments notwithstanding adjustments to its interest rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certiﬁcates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certiﬁcate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

●	whether such offered certiﬁcate was purchased at a premium or a discount and

●
the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certiﬁcate (or, in the case of a interest-only certiﬁcate, delay or accelerate the reduction of the notional amount thereof). See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certiﬁcates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certiﬁcates of the related series.

Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certiﬁcates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certiﬁcates that is required to bear the effects thereof.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certiﬁcates of the related series in the priority and manner, and subject to the limitations, speciﬁed in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

●	a reduction in the entitlements to interest and/or the certificate balances of one or more such classes of certiﬁcates and/or

●	establishing a priority of payments among such classes of certiﬁcates.

The yield to maturity on a class of subordinate certiﬁcates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

46

Additional Certiﬁcate Amortization. One or more classes of certiﬁcates of any series may provide for distributions of principal thereof from

●	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certiﬁcates,

●	Excess Funds, or

●	any other amounts described in the related prospectus supplement.

Unless otherwise deﬁned in the related prospectus supplement, “Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certiﬁcates of any series on any distribution date that represent

●	interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certiﬁcates of such series, or

●	prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certiﬁcates out of the sources described in the preceding paragraph would shorten the weighted average life of such certiﬁcates and, if such certiﬁcates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certiﬁcates out of such sources is likely to have any material effect on the rate at which such certiﬁcates are amortized and the consequent yield with respect thereto.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certiﬁcates will represent the entire beneﬁcial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

If the related prospectus supplement so provides, a class of certiﬁcates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certiﬁcates may have a certificate balance on which it accrues interest at a ﬁxed, ﬂoating (which may be based on “LIBOR”, “CMT”, “COFI”, “MTA” or “Prime Rate”, as described under “—Distributions of Interest on the Certificates” below), variable or adjustable rate. Such class of Certiﬁcates may also have certain characteristics attributable to interest-only certiﬁcates insofar as it may also entitle the holders thereof to distributions of interest accrued on a notional amount at a different ﬁxed, ﬂoating, variable or adjustable rate. In addition, a class of certiﬁcates may accrue interest on one portion of its certificate balance at one ﬁxed, ﬂoating, variable or adjustable rate and on another portion of its certificate balance at a different ﬁxed, ﬂoating, variable or adjustable rate.

Each class of offered certiﬁcates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certiﬁcates or Residual Certiﬁcates, notional amounts or percentage interests, speciﬁed in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certiﬁcates may be issued in fully registered, deﬁnitive form (such Certiﬁcates, “Deﬁnitive Certiﬁcates”) or may be offered in book-entry format (such Certiﬁcates, “Book-Entry Certiﬁcates”) through the facilities of DTC. The offered certiﬁcates of each series (if issued as Deﬁnitive Certiﬁcates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location speciﬁed in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certiﬁcates will be transferred on the book-entry records of DTC and its participating organizations. If so speciﬁed in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, if they are participants in DTC.

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Distributions

Distributions on the certiﬁcates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. The “Available Distribution Amount” for any series of certiﬁcates and any distribution date generally will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certiﬁcates of such series on such date. The particular components of the Available Distribution Amount for any series or class and distribution date will be more speciﬁcally described in the related prospectus supplement. If so speciﬁed in the related prospectus supplement, distributions for one or more classes of certiﬁcates may be based solely or primarily on speciﬁed mortgage assets or a speciﬁed group of mortgage assets in the trust fund.

Distributions on the certiﬁcates of each series (other than the ﬁnal distribution in retirement of any such certiﬁcate) will be made to the persons in whose names such certiﬁcates are registered (which in the case of a series of Book-Entry Certiﬁcates may be the related depository) at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (or such other record date as may be speciﬁed in the related prospectus supplement) (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date (the “Determination Date”) speciﬁed in the related prospectus supplement. All distributions with respect to each class of certiﬁcates on each distribution date will be allocated pro rata among the outstanding certiﬁcates in such class in proportion to the respective Percentage Interests evidenced thereby or in such other distribution priority as may be speciﬁed in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certiﬁcateholder at a bank or other entity having appropriate facilities therefor, if such certiﬁcateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date speciﬁed in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certiﬁcateholder holds certiﬁcates in the requisite amount or denomination speciﬁed therein), or by check mailed to the address of such certiﬁcateholder as it appears on the certiﬁcate register; provided, however, that the ﬁnal distribution in retirement of any class of certiﬁcates (whether Deﬁnitive Certiﬁcates or Book-Entry Certiﬁcates) will be made only upon presentation and surrender of such certiﬁcates at the location speciﬁed in the notice to Certiﬁcateholders of such ﬁnal distribution. The undivided percentage interest (the “Percentage Interest”) represented by an offered certiﬁcate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certiﬁcate by the initial certificate balance or notional amount of such class.

Distributions of Interest on the Certiﬁcates

Each class of certiﬁcates of each series (other than certain classes of principal-only certiﬁcates and certain classes of Residual Certiﬁcates that have no pass-through rate) may have a different pass-through rate, which in each case may be ﬁxed, ﬂoating, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a ﬂoating, variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certiﬁcates. Such interest rates may include, without limitation, a rate based on a speciﬁed portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certiﬁcates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates.  Such interest rates may also be based on indices, including one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).  Any interest rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so speciﬁed in the related prospectus supplement, an interest rate exchange agreement may be used to permit issuance of a series or class of certiﬁcates that accrues interest on a different basis than the underlying assets; for

48

example, one or more classes of ﬂoating rate certiﬁcates may be issued from a trust fund that contains ﬁxed rate assets, or one or more classes of ﬁxed rate certiﬁcates may be issued from a trust fund that contains ﬂoating rate assets, by using an interest rate exchange agreement to alter the payment characteristics of such assets.

The related prospectus supplement will specify whether interest on the certiﬁcates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months, on an actual/360 basis or on another basis.

Distributions of interest with respect to one or more classes of certiﬁcates (collectively, “Accrual Certiﬁcates”) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates, and interest accrued with respect to a class of Accrual Certiﬁcates prior to the occurrence of such an event will either be added to the certificate balance thereof or otherwise deferred as described in the related prospectus supplement.

Distributions of interest in respect of any class of certiﬁcates (other than a class of Accrual Certiﬁcates, and other than any class of principal-only certiﬁcates or Residual Certiﬁcates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certiﬁcate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certiﬁcates, the amount of Accrued Certiﬁcate Interest otherwise distributable on such class will be added to the certificate balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

With respect to each class of certiﬁcates (other than certain classes of interest-only certiﬁcates and certain classes of Residual Certiﬁcates), the “Accrued Certiﬁcate Interest” for each distribution date will be equal to interest at the applicable pass-through rate accrued for a speciﬁed period (generally the most recently ended calendar month) on the outstanding certificate balance of such class of certiﬁcates immediately prior to such distribution date.

The Accrued Certiﬁcate Interest for each distribution date on a class of interest-only certiﬁcates generally will be similarly calculated except that it will accrue on a notional amount that is either

●	based on the principal balances of some or all of the mortgage assets (or portions thereof) in the related trust fund or

●
equal to the certificate balances (or one or more portions thereof) of one or more other classes of certiﬁcates of the same series. Reference to a notional amount with respect to a class of interest-only certiﬁcates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal or

●	such other formula as may be speciﬁed in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, the amount of Accrued Certiﬁcate Interest that is otherwise distributable on (or, in the case of Accrual Certiﬁcates, that may otherwise be added to the certificate balance of) one or more classes of the certiﬁcates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest,” exceed the amount of any sums that are applied to offset the amount of such shortfalls, or may be applied to cover interest shortfalls on other classes of Certiﬁcates. The particular manner in which such shortfalls will be allocated among some or all of the classes of certiﬁcates of that series will be speciﬁed in the related prospectus supplement.

The related prospectus supplement will also describe the extent to which the amount of Accrued Certiﬁcate Interest that is otherwise distributable on (or, in the case of Accrual Certiﬁcates, that may otherwise be added to the certificate balance of) a class of offered certiﬁcates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so speciﬁed in the related prospectus supplement, any reduction in the amount of Accrued Certiﬁcate Interest otherwise distributable on a class of certiﬁcates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of such class. See “Risk Factors—Prepayments May Reduce the Average Life or the Yield of Your Certiﬁcates” and “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest.”

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Distributions of Principal of the Certiﬁcates

Each class of certiﬁcates of each series (other than certain classes of interest-only certiﬁcates and certain classes of Residual Certiﬁcates) will have an initial stated principal amount (a “certificate balance”), which, at any time, will equal the then maximum amount that the holders of certiﬁcates of such class will be entitled to receive as principal out of the future cash ﬂow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certiﬁcates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding certificate balance of a class of certiﬁcates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certiﬁcates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certiﬁcate Interest in respect thereof (reduced as described above). The initial aggregate certificate balance of all classes of a series of certiﬁcates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the cut-off date specified in the related prospectus supplement (the “Cut-off Date”), after application of scheduled payments due on or before such date, whether or not received. The initial certificate balance of each class of a series of certiﬁcates will be speciﬁed in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certiﬁcates will be made on each distribution date to the holders of the class or classes of certiﬁcates of such series entitled thereto until the certificate balances of such certiﬁcates have been reduced to zero. Distributions of principal with respect to one or more classes of certiﬁcates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certiﬁcates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. In addition, distributions of principal on one or more classes of Certiﬁcates may be made solely or primarily from distributions of principal on speciﬁed mortgage assets or a speciﬁed group of mortgage assets in the trust fund.

Distributions of principal with respect to one or more classes of certiﬁcates (each such class, a “Controlled Amortization Class”) may be made, subject to available funds, based on a speciﬁed principal payment schedule. Distributions of principal with respect to one or more other classes of certiﬁcates (each such class, a “Companion Class”) may be contingent on the speciﬁed principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certiﬁcates will be made on a pro rata basis among all of the certiﬁcates of such class, or in such other distribution priority as may be speciﬁed in the related prospectus supplement.

Distributions on the Certiﬁcates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certiﬁcates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its afﬁliates or by any other speciﬁed person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certiﬁcates of the related series in the priority and manner, and subject to the limitations, speciﬁed in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

50

●	a reduction in the entitlements to interest and/or the certificate balances of one or more such classes of certiﬁcates and/or

●	establishing a priority of payments among such classes of certiﬁcates. See “Description of Credit Support.”

Advances

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other speciﬁed person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certiﬁcate Account that are not part of the Available Distribution Amount for the related series of certiﬁcates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

In addition, if so speciﬁed in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items speciﬁed in the related prospectus supplement.

Advances are intended to maintain a regular ﬂow of scheduled interest and principal payments to holders of the class or classes of certiﬁcates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a speciﬁc entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, “Related Proceeds”) and such other speciﬁc sources as may be identiﬁed in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certiﬁcates, if so identiﬁed, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certiﬁcates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another speciﬁcally identiﬁed source (any such advance, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certiﬁcate Account prior to any distributions being made to the related series of certiﬁcateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certiﬁcate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certiﬁcate Account on or prior to any future distribution date to the extent that funds in such Certiﬁcate Account on such distribution date are less than payments required to be made to the related series of certiﬁcateholders on such date. If so speciﬁed in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a speciﬁed period during which such advances are outstanding at the rate speciﬁed in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certiﬁcateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certiﬁcates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certiﬁcateholders

On each distribution date, together with the distribution to the holders of each class of the offered certiﬁcates of a series, a master servicer, Manager or Trustee, as provided in the related prospectus supplement, will forward to

51

each such holder, a statement (a “Distribution Date Statement”) that, generally, will set forth, among other things, in each case to the extent applicable:

(i)       the amount of such distribution to holders of such class of offered certiﬁcates that was applied to reduce the certificate balance thereof;

(ii)      the amount of such distribution to holders of such class of offered certiﬁcates that was applied to pay Accrued Certiﬁcate Interest;

(iii)     the amount, if any, of such distribution to holders of such class of offered certiﬁcates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

(iv)     the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certiﬁcates are entitled;

(v)      if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

(vi)     if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS administrator;

(vii)    information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

(viii)   if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

(ix)     if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

(x)      the certificate balance or notional amount, as the case may be, of such class of certiﬁcates at the close of business on such distribution date, separately identifying any reduction in such certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of Accrual Certiﬁcates, if any, in the event that Accrued Certiﬁcate Interest has been added to such balance;

(xi)     if such class of offered certiﬁcates has a ﬂoating, variable or adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

(xii)    the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

(xiii)   if the related trust fund includes one or more instruments of Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

(xiv)   the amount of Credit Support being afforded by any classes of subordinate certiﬁcates.

In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per speciﬁed denomination of the relevant class of offered certiﬁcates or as a percentage. The prospectus supplement for each series of certiﬁcates may describe additional information to be included in reports to the holders of the offered certiﬁcates of such series.

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Within a reasonable period of time after the end of each calendar year, the master servicer, MBS administrator or trustee for a series of certiﬁcates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certiﬁcate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certiﬁcateholder. Such obligation will be deemed to have been satisﬁed to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, “—Book-Entry Registration and Deﬁnitive Certiﬁcates” below.

If the trust fund for a series of certiﬁcates includes MBS, the ability of the related master servicer, MBS administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-speciﬁc information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certiﬁcates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBS in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

Voting Rights

The voting rights evidenced by each series of certiﬁcates (as to such series, the “Voting Rights”) will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certiﬁcateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise speciﬁed in the related prospectus supplement. See “Description of the Pooling Agreements—Amendment.” The holders of speciﬁed amounts of certiﬁcates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC administrator. See “Description of the Pooling Agreements—Events of Default,” “—Rights Upon Event of Default” and “—Resignation and Removal of the Trustee.”

Termination

The obligations created by the Pooling Agreement for each series of certiﬁcates will terminate following

●	the ﬁnal payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

●	the payment (or provision for payment) to the certiﬁcateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

Written notice of termination of a Pooling Agreement will be given to each certiﬁcateholder of the related series, and the ﬁnal distribution will be made only upon presentation and surrender of the certiﬁcates of such series at the location to be speciﬁed in the notice of termination.

If so speciﬁed in the related prospectus supplement, a series of certiﬁcates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties speciﬁed therein, under the circumstances and in the manner set forth therein, including without limitation by acquisition of the mortgage loans for cash or in exchange for the certiﬁcates.

In addition, if so provided in the related prospectus supplement upon the reduction of the certificate balance of a speciﬁed class or classes of certiﬁcates by a speciﬁed percentage or amount or upon a speciﬁed date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufﬁcient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the Certiﬁcateholders of one or more classes of certiﬁcates may receive an amount less than the certificate balance of, and accrued unpaid interest on, their certiﬁcates.

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If any class of certiﬁcates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certiﬁcates will include the word “callable.”

Exchangeable Certificates

General.  If specified in the related prospectus supplement, a series of certificates may include one or more classes that are “exchangeable certificates.” In any of these series, the holders of one or more of the classes of exchangeable certificates will be entitled, after notice and payment to the certificate administrator of an exchange fee, to exchange all or a portion of those classes of exchangeable certificates for proportionate interests in one or more other specified classes of exchangeable certificates in such series.

If a series includes exchangeable certificates as described in the related prospectus supplement, all of these classes of exchangeable certificates will be listed in the related prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable certificates will be referred to as a “combination.”  Each combination of exchangeable certificates will be issued by the related trust fund.  At any time after their initial issuance, any class of exchangeable certificates may be exchanged for the related class or classes of exchangeable certificates. In some cases, multiple classes of exchangeable certificates may be exchanged for one or more classes of related exchangeable certificates.

The descriptions in the related prospectus supplement of the certificates of a series that includes exchangeable certificates, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations, tax and investment legal considerations and considerations of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), also will apply to each class of exchangeable certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of exchangeable certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable certificates.

Exchanges.  If a holder of exchangeable certificates elects to exchange its exchangeable certificates for related exchangeable certificates, then:

●
the aggregate principal balance of the related exchangeable certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the exchangeable certificates so exchanged (for purposes of an exchange, interest-only classes of exchangeable certificates will have a principal balance of zero);

●
the aggregate amount of interest distributable on each distribution date with respect to the related exchangeable certificates received in the exchange will equal the aggregate amount of interest distributable on each distribution date with respect to the exchangeable certificates so exchanged; and

●	the class or classes of exchangeable certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different types of combinations may exist. Any individual series of certificates may have multiple types of combinations. Some examples of combinations of exchangeable certificates that differ in their interest characteristics include:

●
A class of exchangeable certificates with an interest rate that varies directly with changes in an index and a class of exchangeable certificates with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of exchangeable certificates with a fixed interest rate. In such a combination, the classes of exchangeable certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of exchangeable certificates with a fixed interest rate. In addition, the aggregate principal balance of the two classes of exchangeable certificates with interest rates that vary with an index would equal the aggregate principal balance of the related class of exchangeable certificates with the fixed interest rate.

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●
An interest-only class and a principal-only class of exchangeable certificates may be exchangeable, together, for a related class of exchangeable certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of exchangeable certificates, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of exchangeable certificates.

●
Two classes of principal and interest classes of exchangeable certificates with different fixed interest rates may be exchangeable, together, for a single class of related exchangeable certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the single class of related exchangeable certificates would be equal to the aggregate principal balance of the two classes of exchangeable certificates, and the single class of related exchangeable certificates would have a fixed interest rate that, when applied to the principal balance of the single class of exchangeable certificates, would generate  interest equal to the aggregate annual interest amount of the two classes of exchangeable certificates.

In some series, a certificateholder may be able to exchange its exchangeable certificates for other related exchangeable certificates that have different principal distribution characteristics.  Some examples of combinations of exchangeable certificates that differ in the principal distribution characteristics include:

●
A class of exchangeable certificates that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of exchangeable certificates, and a second class of exchangeable certificates that receives principal distributions from these accretions, may be exchangeable, together, for a single class of related exchangeable certificates that receives distributions of interest continuously from the first distribution date on which it receives interest until it is retired.

●
A class of exchangeable certificates that is a planned amortization class, and a class of exchangeable certificates that only receives principal distributions on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related exchangeable certificates that receives principal distributions without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of exchangeable certificates to effect an exchange. For example, the certificateholder must own, at the time of the proposed exchange, the class or classes of exchangeable certificates necessary to make the exchange in the necessary proportions. If a certificateholder does not own the necessary classes of exchangeable certificates or does not own the necessary classes of exchangeable certificates in the proper proportions, the certificateholder may not be able to obtain the desired classes of exchangeable certificates. The certificateholder desiring to make the exchange may not be able to purchase the necessary class of exchangeable certificates from the then current owner at a reasonable price, or the necessary proportion of the needed class of exchangeable certificates may no longer be available due to principal payments or prepayments that have been applied to that class of exchangeable certificates.

Procedures.  The related prospectus supplement will describe the procedures that must be followed to make an exchange of exchangeable certificates.  A certificateholder will be required to provide notice to the certificate administrator prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the exchangeable certificates to be exchanged and the related securities to be received, and the proposed exchange date. When the certificate administrator receives this notice, it will provide instructions to the certificateholder regarding delivery of the exchangeable certificates and payment of the exchange fee. A certificateholder’s notice to the certificate administrator will become irrevocable on the second business day prior to the proposed exchange date specified in the related prospectus supplement. Any exchangeable certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

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Distributions on an exchangeable certificate received in an exchange will be made as described in the related prospectus supplement.  Distributions will be made to the certificateholder of record as of the applicable record date.

Book-Entry Registration and Deﬁnitive Certiﬁcates

If so provided in the prospectus supplement for a series of certiﬁcates, one or more classes of the offered certiﬁcates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certiﬁcates registered in the name of The Depository Trust Company (“DTC”) or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, if they are participants in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certiﬁcates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on ﬁle with the Securities and Exchange Commission (the “SEC”).

Purchases of Book-Entry Certiﬁcates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage ﬁrm, bank, thrift institution or other ﬁnancial intermediary (each, a “Financial Intermediary”) that maintains the beneﬁcial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such certiﬁcates will be recorded on the records of DTC (or of a participating ﬁrm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneﬁcial owner’s Financial Intermediary is not a DTC Participant). Therefore, the beneﬁcial owner must rely on the foregoing procedures to evidence its beneﬁcial ownership of such certiﬁcates. The beneﬁcial ownership interest of the owner of a Book-Entry Certiﬁcate (a “Certiﬁcate Owner”) may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

DTC has no knowledge of the actual Certiﬁcate Owners; DTC’s records reﬂect only the identity of the DTC Participants to whose accounts such certiﬁcates are credited, which may or may not be the Certiﬁcate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certiﬁcate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certiﬁcates will be made to DTC. DTC’s practice is to credit DTC Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certiﬁcate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certiﬁcate Owners may receive payments after the related Distribution Date.

The only “certiﬁcateholder” (as such term is used in the related Pooling Agreement) of Book-Entry Certiﬁcates will be the nominee of DTC (or another depository speciﬁed in the related prospectus supplement), and the Certiﬁcate Owners will not be recognized as certiﬁcateholders under the Pooling Agreement. Certiﬁcate Owners will be permitted to exercise the rights of certiﬁcateholders under the related Pooling Agreement only indirectly through

56

the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certiﬁcateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certiﬁcates are credited. DTC may take conﬂicting actions with respect to the Book-Entry Certiﬁcates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such certiﬁcates.

Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certiﬁcate Owners, the ability of a Certiﬁcate Owner to pledge its interest in Book-Entry Certiﬁcates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certiﬁcates, may be limited due to the lack of a physical certiﬁcate evidencing such interest.

Generally, Certiﬁcates initially issued in book-entry form will be issued as Deﬁnitive Certiﬁcates to Certiﬁcate Owners or their nominees, rather than to DTC or its nominee, only if

●
the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certiﬁcates and the depositor is unable to locate a qualiﬁed successor or

●
the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certiﬁcates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Deﬁnitive Certiﬁcates. Upon surrender by DTC of the certiﬁcate or certiﬁcates representing a class of Book-Entry Certiﬁcates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certiﬁcate Owners identiﬁed in such instructions the Deﬁnitive Certiﬁcates to which they are entitled, and thereafter the holders of such Deﬁnitive Certiﬁcates will be recognized as “Certiﬁcateholders” under and within the meaning of the related Pooling Agreement.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certiﬁcates of each series will be issued pursuant to a pooling and servicing agreement or other agreement speciﬁed in the related prospectus supplement (in any case, a “Pooling Agreement”). In general, the parties to a Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certiﬁcates of a series are issued will be identiﬁed in the related prospectus supplement. If so speciﬁed in the related prospectus supplement, the mortgage asset seller or an afﬁliate thereof may perform the functions of master servicer, special servicer, MBS administrator or REMIC administrator. If so speciﬁed in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any afﬁliate thereof may own certiﬁcates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certiﬁcates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been ﬁled as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certiﬁcates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certiﬁcates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certiﬁcates will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualiﬁed in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certiﬁcates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certiﬁcates without charge

57

upon written request of a holder of a certiﬁcate of such series addressed to it at its principal executive ofﬁces speciﬁed herein under “The Depositor.”

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certiﬁcates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, except to the extent otherwise described in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certiﬁcates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identiﬁed in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

●	the address of the related mortgaged property and type of such property;

●	the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

●	the original and remaining term to maturity;

●	the amortization term; and

●	the original and outstanding principal balance.

In addition, except as may be otherwise speciﬁed in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

●	the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

●	the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording ofﬁce),

●
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording ofﬁce), and,

●	if applicable, any riders or modiﬁcations to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording ofﬁce, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording ofﬁce. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been

58

lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Except as may be otherwise speciﬁed in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording ofﬁce, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

The trustee (or a custodian appointed by the trustee) for a series of certiﬁcates will be required to review the mortgage loan documents delivered to it within a speciﬁed period of days after receipt thereof, and the trustee (or such custodian) will hold such documents in trust for the beneﬁt of the certiﬁcateholders of such series. Unless otherwise speciﬁed in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certiﬁcateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a speciﬁed number of days after receipt of such notice, then, except as otherwise speciﬁed below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be speciﬁed in the related prospectus supplement (in any event, the “Purchase Price”). If so provided in the prospectus supplement for a series of certiﬁcates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a speciﬁed period after initial issuance of such series of certiﬁcates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy speciﬁed in the related prospectus supplement. This repurchase or substitution obligation or other speciﬁed remedy will constitute the sole remedy to holders of the certiﬁcates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certiﬁcates will be set forth in the related prospectus supplement.

Representations and Warranties; Repurchases

Generally, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the “Warranting Party”) covering, by way of example:

●	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling Agreement;

●	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

●	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

●	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an afﬁliate of the mortgage asset seller, the depositor or an afﬁliate of the depositor,

59

the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identiﬁed in the related prospectus supplement.

Generally the Pooling Agreements will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certiﬁcateholders of the related series. If such Warranting Party cannot cure such breach within a speciﬁed period following the date on which it was notiﬁed of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certiﬁcates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a speciﬁed period after initial issuance of such series of certiﬁcates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy speciﬁed in the related prospectus supplement. This repurchase or substitution obligation or other speciﬁed remedy will constitute the sole remedy available to holders of the certiﬁcates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certiﬁcates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certiﬁcates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be speciﬁed in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the beneﬁt of the related certiﬁcateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund and in accordance with such other requirements as may be speciﬁed in the related prospectus supplement. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, generally the master servicer and the special servicer will each be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan; provided that, if so speciﬁed in the related prospectus supplement such right may be given to another party, including a class of certiﬁcateholders.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modiﬁcations; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to

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such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

●	mortgage loans that are delinquent in respect of a speciﬁed number of scheduled payments;

●
mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a speciﬁed number of days; and

●	REO Properties.

If so speciﬁed in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Generally when the circumstances (as set forth in the related prospectus supplement) no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so speciﬁed, performing property inspections and evaluating ﬁnancial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so speciﬁed, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certiﬁcateholders with respect to such mortgage loan. Generally the master servicer will be responsible for ﬁling and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See “Description of Credit Support.”

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufﬁcient to service the mortgage debt, or may reﬂect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

●	monitor any mortgage loan that is in default,

●	evaluate whether the causes of the default can be corrected over a reasonable period without signiﬁcant impairment of the value of the related mortgaged property,

●	initiate corrective action in cooperation with the Mortgagor if cure is likely,

●	inspect the related mortgaged property and

●	take such other actions as it deems necessary and appropriate.

A signiﬁcant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certiﬁcateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor ﬁles a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to

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foreclose on the related mortgaged property for a considerable period of time. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

Primary Servicers and Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, generally such master servicer or special servicer will remain obligated under the related Pooling Agreement. Generally each primary servicing agreement or sub-servicing agreement between a master servicer and a primary servicer or sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of primary servicers or sub-servicers retained by it and will have the right to remove a primary servicer or sub-servicer retained by it upon speciﬁed events of default consistent with those of the master servicer or special servicer under the related Pooling Agreement. Generally, a master servicer or special servicer will be solely liable for all fees owed by it to any primary servicer or sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling Agreement is sufﬁcient to pay such fees; however, if so provided in the related prospectus supplement such fees may be payable directly from the trust fund. Each primary servicer and sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See “—Certiﬁcate Account” and “—Servicing Compensation and Payment of Expenses.”

Certiﬁcate Account

General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certiﬁcate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certiﬁcates of the related series. A Certiﬁcate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certiﬁcates of the related series (“Permitted Investments”). Such Permitted Investments include

●	federal funds,

●	uncertiﬁcated certiﬁcates of deposit,

●	time deposits,

●	bankers’ acceptances and repurchase agreements,

●	certain United States dollar-denominated commercial paper, and

●	units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

Any interest or other income earned on funds in a Certiﬁcate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation or to such other party speciﬁed in the prospectus supplement for the related trust. A Certiﬁcate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an afﬁliate of any of the foregoing or of the

62

depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies, a Certiﬁcate Account may contain funds relating to more than one series of mortgage pass-through certiﬁcates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits. Generally, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certiﬁcate Account (or such sub-account thereof or other account as may be speciﬁed in the related prospectus supplement) for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

(1)     all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)     all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

(3)     all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) (“Insurance Proceeds” and “Condemnation Proceeds,” respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, “Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(4)     any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certiﬁcates;

(5)     any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

(6)     any amounts paid under any Cash Flow Agreement;

(7)     all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other speciﬁed person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans,” and all proceeds of any mortgage asset purchased as described under “Description of the Certiﬁcates—Termination”;

(8)     to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another speciﬁed person, any payments on account of modiﬁcation or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

(9)     all payments required to be deposited in the Certiﬁcate Account with respect to any deductible clause in any blanket insurance policy as described under “—Hazard Insurance Policies”;

(10)   any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the beneﬁt of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certiﬁcate Account; and

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(11)   any other amounts received on or in respect of the mortgage loans required to be deposited in the Certiﬁcate Account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals. A master servicer, trustee or special servicer generally may make withdrawals from the Certiﬁcate Account for each trust fund that includes mortgage loans for any of the following purposes:

(1)     to make distributions to the certiﬁcateholders on each distribution date;

(2)     to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

(3)     to reimburse the master servicer, the special servicer or any other speciﬁed person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certiﬁcates of the related series;

(4)     if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other speciﬁed person interest accrued on the advances and servicing expenses described in clause (3) above incurred by it while such remain outstanding and unreimbursed;

(5)     to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization Upon Defaulted Mortgage Loans”;

(6)     to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor” and “—Certain Matters Regarding the Trustee”;

(7)     if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of Credit Support;

(8)     if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

(9)     to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certiﬁcate Account as additional compensation;

(10)   to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other speciﬁed person;

(11)   if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to

64

the extent described under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes that May Be Imposed on the REMIC Pool;”

(12)   to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the beneﬁt of certiﬁcateholders;

(13)   to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

(14)   to clear and terminate the Certiﬁcate Account upon the termination of the trust fund.

Modiﬁcations, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard and the REMIC Provisions or grantor trust provisions, as applicable; provided that, unless otherwise set forth in the related prospectus supplement, the modiﬁcation, waiver or amendment

●	will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

●
will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

●	will not adversely affect the coverage under any applicable instrument of Credit Support.

Except to the extent another standard is speciﬁed in the prospectus supplement, the special servicer also may agree to any other modiﬁcation, waiver or amendment if, in its judgment,

●	a material default on the mortgage loan has occurred or a payment default is imminent,

●	such modiﬁcation, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

●	such modiﬁcation, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization Upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred or, in the special servicer’s judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Generally, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the beneﬁt of the related series of certiﬁcateholders, or any other speciﬁed person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(i)     such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

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(ii)    the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be speciﬁed in the related prospectus supplement), any mortgage loan as to which a speciﬁed number of scheduled payments are delinquent or the balloon payment is delinquent, or if so speciﬁed in the related prospectus supplement, as to which certain other defaults exist. In addition, a mortgage loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so speciﬁed in the related prospectus supplement, a special servicer or other speciﬁed party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certiﬁcate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so speciﬁed in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the “IRS”) grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certiﬁcate is outstanding or (iii) another period is permitted pursuant to applicable law. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Generally, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Code Section 860G(c)(2), with respect to such property; provided that the related prospectus supplement may specify circumstances in which these requirements may be waived. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certiﬁcateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certiﬁcates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufﬁcient to restore fully the damaged property, neither the special servicer nor the master servicer will be

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required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

●
that such restoration will increase the proceeds to certiﬁcateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and

●	that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

Except to the extent speciﬁed in the related prospectus supplement, each Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Such coverage generally will be required to be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certiﬁcate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certiﬁcate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

In general, the standard form of ﬁre and extended coverage policy covers physical damage to or destruction of the improvements of the property by ﬁre, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions speciﬁed in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, ﬂoods and other water-related causes, earth movement (including earthquakes, landslides and mudﬂows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage speciﬁcally requires, or permits the holder thereof to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a speciﬁed percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this speciﬁed percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of

●	the replacement cost of the improvements less physical depreciation and

●	such proportion of the loss as the amount of insurance carried bears to the speciﬁed percentage of the full replacement cost of such improvements.

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Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer (or special servicer) will generally determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures, subject to any additional procedures that may be set forth in the related prospectus supplement, which may include obtaining the consent of one or more classes of subordinate certiﬁcates thereto. Generally, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions.”

Servicing Compensation and Payment of Expenses

A portion of the master servicer’s primary servicing compensation with respect to a series of certiﬁcates will come from the periodic payment to it of a speciﬁed portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. A master servicer’s compensation may also come from investment income on certain accounts maintained by it on behalf of the trust fund or from certain fees paid by the borrowers. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certiﬁcates may consist of any or all of the following components:

●
a speciﬁed portion of the interest payments on each mortgage loan serviced by it, or if so speciﬁed in the related prospectus supplement, on each mortgage loan in the related trust fund, whether or not serviced by it;

●	an additional speciﬁed portion of the interest payments on each mortgage loan then currently serviced by it; and

●
subject to any speciﬁed limitations, a ﬁxed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a speciﬁed portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modiﬁcation fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certiﬁcate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certiﬁcateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate speciﬁed therein, may be required to be borne by the trust fund.

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Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date speciﬁed in the applicable pooling and servicing agreement, an officer’s certiﬁcate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulﬁlled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulﬁll any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. 229.1122) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identiﬁed by the party; and

●
a statement that a registered public accounting ﬁrm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting ﬁrm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Generally, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

●
the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written conﬁrmation from each applicable rating agency that such resignation and appointment will not have an adverse effect on the rating assigned by such rating agency to any class of certiﬁcates of such series or

●
a determination that such obligations are no longer permissible under applicable law or are in material conﬂict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement.

The master servicer and special servicer for each trust fund will be required to maintain a ﬁdelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

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Generally, the Pooling Agreements will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certiﬁcateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Generally, the Pooling Agreements will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemniﬁcation by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certiﬁcates.

However, such indemniﬁcation will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certiﬁcateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certiﬁcateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certiﬁcate Account therefor.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

Generally, the Pooling Agreements will provide that a REMIC administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

“Events of Default” under the related Pooling Agreement generally will include, without limitation,

●
any failure by the master servicer to distribute or cause to be distributed to the certiﬁcateholders of such series, or to remit to the trustee for distribution to such certiﬁcateholders, any amount required to be so distributed or remitted, which failure continues unremedied for ﬁve days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer by any other party to the related Pooling Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series;

●
any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for ﬁve days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights of such series;

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●
any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series;

●
any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series; and

●
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be speciﬁed in the related prospectus supplement. When a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity generally will constitute an Event of Default in each capacity; however, the related prospectus supplement may provide that an Event of Default will only constitute an Event of Default of such entity in the capacity in which the related default occurred.

Rights Upon Event of Default

If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certiﬁcateholders of the related series entitled to not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so speciﬁes, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Generally, if the trustee is unwilling or unable so to act, it may (or, at the written request of certiﬁcateholders of the related series entitled to not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement (or meets such other standards as may be speciﬁed in the related prospectus supplement). Pending such appointment, the trustee will be obligated to act in such capacity. Generally the Pooling Agreements will require the terminated master servicer or special servicer to pay the costs of transferring the mortgage ﬁles and appointing a successor.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under “—Resignation and Removal of the Trustee” below.

No certiﬁcateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certiﬁcates of any class evidencing not less than 25% of the aggregate

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Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certiﬁcates covered by such Pooling Agreement, unless such certiﬁcateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Generally, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certiﬁcates covered by such pooling agreement,

●	to cure any ambiguity,

●	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

●
to change the timing and/or nature of deposits in the Certiﬁcate Account, provided that (A) such change would not adversely affect in any material respect the interests of any certiﬁcateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certiﬁcates, as evidenced by a letter from each applicable rating agency,

●
if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualiﬁcation of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualiﬁcation or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certiﬁcates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certiﬁcates, provided that the depositor has determined that the then-current ratings of the classes of the certiﬁcates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certiﬁcates to a non-permitted transferee (See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certiﬁcates” herein),

●
to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certiﬁcateholder,

●	to amend speciﬁed provisions that are not material to holders of any class of certiﬁcates offered hereunder,

●	for such other purposes as may be speciﬁed in the related prospectus supplement.

The pooling agreement may also be amended by the parties thereto with the consent of the holders of certiﬁcates of each class affected thereby evidencing, in each case, not less than 662⁄3% (or such other percentage speciﬁed in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certiﬁcates covered by such pooling agreement, except that no such amendment may

●
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certiﬁcate of any class without the consent of the holder of such certiﬁcate or

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●
reduce the aforesaid percentage of certiﬁcates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certiﬁcates of such class covered by such pooling agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having ﬁrst received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other speciﬁed person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certiﬁcateholders

Unless otherwise speciﬁed in the related prospectus supplement, upon written request of three or more certiﬁcateholders of record made for purposes of communicating with other holders of certiﬁcates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other speciﬁed person will afford such certiﬁcateholders access during normal business hours to the most recent list of certiﬁcateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certiﬁcateholders’ request, then such person, if not the registrar for such series of certiﬁcates, will be required to request from such registrar a current list and to afford such requesting certiﬁcateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its afﬁliates and with any master servicer, special servicer or REMIC administrator and its afﬁliates.

Duties of the Trustee

The trustee for each series of certiﬁcates will make no representation as to the validity or sufficiency of the related Pooling Agreement (other than as to its being a valid obligation of such trustee), such certiﬁcates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certiﬁcates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certiﬁcates will be required to perform only those duties speciﬁcally required under the related Pooling Agreement. However, upon receipt of any of the various certiﬁcates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other speciﬁed person or may be required to be borne by the related trust fund.

Generally, the trustee for each series of certiﬁcates will be entitled to indemniﬁcation, from amounts held in the Certiﬁcate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemniﬁcation will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

Generally, the trustee for each series of certiﬁcates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or

73

attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certiﬁcates of the applicable series evidencing not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

Additional Parties to the Agreements

If so speciﬁed in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other speciﬁed duties with respect to the certiﬁcates, (ii) a certiﬁcate registrar, which will maintain the register of certiﬁcates and perform certain duties with respect to certiﬁcate transfer, (iii) an authenticating agent, which will countersign the certiﬁcates on behalf of the trustee, (iv) a ﬁscal agent, which will be required to make advances if the trustee fails to do so when required, and/or (v) an operating advisor, which will consult the special servicer with regard to certain major decisions with respect to the mortgage assets and will be required to perform certain other obligations set forth in the related prospectus supplement.

DESCRIPTION OF CREDIT SUPPORT

General

Credit Support may be provided with respect to one or more classes of the certiﬁcates of any series or with respect to the related mortgage assets. Credit Support may be in the form of

●	the subordination of one or more classes of certiﬁcates,

●	cross-support provisions,

●	overcollateralization,

●	a letter of credit,

●	a loan insurance policy,

●	a certiﬁcate insurance policy,

●	a guarantee,

●	a surety bond,

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certiﬁcate of any series, “Credit Support”).

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The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certiﬁcateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certiﬁcateholders will bear their allocable share of deﬁciencies.

If Credit Support is provided with respect to one or more classes of certiﬁcates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

●	the nature and amount of coverage under such Credit Support,

●	any conditions to payment thereunder not otherwise described herein,

●	the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

●
the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See “Risk Factors—Any Credit Support for Your Offered Certificates May Be Insufficient To Protect You Against All Potential Losses.”

Subordinate Certiﬁcates

If so speciﬁed in the related prospectus supplement, one or more classes of certiﬁcates of a series may be subordinate certiﬁcates. To the extent speciﬁed in the related prospectus supplement, the rights of the holders of subordinate certiﬁcates to receive distributions from the Certiﬁcate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certiﬁcates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certiﬁcates in a series and the circumstances under which such subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certiﬁcates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on senior certiﬁcates evidencing interests in one group of mortgage assets prior to distributions on subordinate certiﬁcates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of loans in a trust fund at the Cut-off Date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, the excess cash will be available to offset principal losses and delinquencies on any class of certificates of the related series.  To the extent such excess cash is not used to offset such principal losses and delinquencies, after the principal balances of one or more senior classes of certificates have been paid in full, such excess cash will be paid to one or more classes of certificates as specified in the prospectus supplement.

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Letter of Credit

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other ﬁnancial institution speciﬁed in such prospectus supplement (the “Letter of Credit Bank”). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate ﬁxed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage speciﬁed in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate certiﬁcate balance of one or more classes of certiﬁcates. If so speciﬁed in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certiﬁcates will expire at the earlier of the date speciﬁed in the related prospectus supplement or the termination of the trust fund.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certiﬁcates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Certiﬁcate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certiﬁcates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner speciﬁed in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts speciﬁed in such prospectus supplement. If so speciﬁed in the related prospectus supplement, the reserve fund for a series may also be funded over time by a speciﬁed amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent speciﬁed in the related prospectus supplement if so speciﬁed in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent speciﬁed in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certiﬁcates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support

76

described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto.

CASH FLOW AND DERIVATIVES AGREEMENTS

If so speciﬁed in the prospectus supplement for a series of certiﬁcates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a speciﬁed rate. If so speciﬁed in the prospectus supplement for a series of certiﬁcates, the related trust fund may include interest rate exchange agreements or interest rate cap or ﬂoor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certiﬁcates to ﬂuctuations in interest rates and to situations where interest rates become higher or lower than speciﬁed thresholds, and may also be used to alter the payment characteristics of the cash ﬂows from a trust fund. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a ﬂoating rate interest payment obligation, to the extent that the rate payable at any time exceeds a speciﬁed cap. Generally, an interest rate ﬂoor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a ﬂoating rate interest payment obligation are payable at a rate which is less than a speciﬁed ﬂoor. The speciﬁc provisions of these types of agreements will be described in the related prospectus supplement.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reﬂect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualiﬁed in their entirety by reference to the applicable laws of those jurisdictions. See “Description of the Trust Funds—Mortgage Loans.” If a signiﬁcant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording ofﬁce. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneﬁciary (the lender) for whose beneﬁt the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the

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real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the beneﬁt of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneﬁciary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”); in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must ﬁle ﬁnancing statements in order to perfect its security interest in the room revenues and must ﬁle continuation statements, generally every ﬁve years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room revenues was not perfected or the requisite UCC ﬁlings were allowed to lapse. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws.”

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest therein, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC ﬁlings were allowed to lapse.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

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A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C. §§ 101-1532) (the “Bankruptcy Code”) and, thus, could be rescinded in favor

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of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse.”) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain of the property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is

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to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deﬁciency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied ﬁrst to pay the costs and expenses of the sale and

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then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay of section 362(a) of the Bankruptcy Code.

Under sections 363(b) and (f) of the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances, despite the provisions of the related mortgage or other security agreement to the contrary, sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case,  that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid.  Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the

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lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable  rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents.  Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre petition or post petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto” clauses could limit the ability of the Trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay an Trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole. In addition, the Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would

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have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, such lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a Borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that section 365(e) of the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions set forth therein, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages calculated under section 502(b)(6) of the Bankruptcy Code, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, pursuant to section 365(h) of the Bankruptcy Code, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). Under section 365(h)(1)(D), the term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and the Trustee may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A mortgagee could lose its security unless the mortgagee holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the

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1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of such amendments to the Bankruptcy Code granting leasehold mortgagees the right to succeed to the position of a leasehold mortgagor (the 1994 amendments added section 365(h)(1)(D) to the Code). Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under section 363(f) of the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to section 363(e) of the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to section 363(f) of the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on

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their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described herein with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrower that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as

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discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.” This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law

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causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose signiﬁcant compliance costs on a borrower. Such costs may jeopardize the borrower’s ability to meet its loan obligations or decrease the re-sale value of the collateral.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certiﬁcateholders.

To reduce the likelihood of such a loss, except to the extent otherwise speciﬁed in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.”

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certiﬁcates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect signiﬁcant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certiﬁcates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See “Description of the Trust Funds—Mortgage Loans—General.”

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Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses

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for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates.”

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notiﬁcation by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certiﬁcates, and would not be covered by advances or any form of Credit Support provided in connection with such certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeitures of Properties in Criminal Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Inﬂuenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets

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used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certiﬁcates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS“) with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reﬂects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certiﬁcates.

For purposes of this discussion:

●	references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

●
where the applicable prospectus supplement provides for a ﬁxed retained yield with respect to the mortgage loans underlying a series of certiﬁcates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller. References to a “holder” or “certiﬁcateholder” in this discussion generally mean the beneﬁcial owner of a certiﬁcate.

Federal Income Tax Consequences for REMIC Certificates

General

With respect to a particular series of certiﬁcates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a “REMIC”) within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, certiﬁcates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certiﬁcates” and will consist of one or more classes of “Regular Certiﬁcates” and one class of “Residual Certiﬁcates” in the case of each REMIC Pool. Qualiﬁcation as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certiﬁcates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, has advised the depositor that in the ﬁrm’s opinion, assuming:

●	the making of proper elections;

●	compliance with the Pooling Agreement and other related documents and no amendments thereof;

●	the accuracy of all representations made with respect to the mortgage loans; and

●	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

In such case, the Regular Certiﬁcates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certiﬁcates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement

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for each series of certiﬁcates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to each such REMIC Pool. If so speciﬁed in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certiﬁcates as to Which No REMIC Election Is Made.”

Status of REMIC Certiﬁcates

REMIC Certiﬁcates held by a domestic building and loan association will constitute a “regular or residual interest in a REMIC within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certiﬁcates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certiﬁcates and income with respect to Residual Certiﬁcates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certiﬁcates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certiﬁcates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certiﬁcates will be “qualiﬁed mortgages” for another REMIC for purposes of Code Section 860G(a)(3).  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualiﬁcation as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulﬁll an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certiﬁcates) and at all times thereafter, may consist of assets other than “qualiﬁed mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualiﬁed assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualiﬁed assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualiﬁed organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See “—Taxation of Residual Certiﬁcates—Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Disqualiﬁed Organizations.”

A qualiﬁed mortgage is any obligation that is principally secured by an interest in real property and that (i) is transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, (ii) is purchased by the REMIC Pool within a three-month period thereafter, or (iii) represents an increase in the loan advanced to the obligor under its original terms, in either of the last two cases pursuant to a ﬁxed price contract in effect on the Startup Day. Qualiﬁed mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certiﬁcates of beneﬁcial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

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●
the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

●
substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modiﬁed other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the ﬁrst bullet point of the preceding sentence as of the date of the last such modiﬁcation or at closing. A qualiﬁed mortgage includes a qualiﬁed replacement mortgage, which is any obligation that would have been treated as a qualiﬁed mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

●	in exchange for any qualiﬁed mortgage within a three-month period thereafter; or

●	in exchange for a “defective obligation” within a two-year period thereafter.

A “defective obligation” includes:

●	a mortgage in default or as to which default is reasonably foreseeable;

●	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

●	a mortgage that was fraudulently procured by the mortgagor; and

●	a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

A mortgage loan that is “defective” as described in the fourth bullet point in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualiﬁed mortgage after such 90-day period.

Permitted investments include cash ﬂow investments, qualiﬁed reserve assets, and foreclosure property. A cash ﬂow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualiﬁed mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualiﬁed reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualiﬁed mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualiﬁed mortgages pursuant to their terms. The reserve fund will be disqualiﬁed if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualiﬁed mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualiﬁed mortgage; provided the depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

●	one or more classes of regular interests; or

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●	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with ﬁxed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a speciﬁed principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a ﬁxed rate or a qualiﬁed variable rate, or consist of a speciﬁed, nonvarying portion of the interest payments on qualiﬁed mortgages. Such a speciﬁed portion may consist of a ﬁxed number of basis points, a ﬁxed percentage of the total interest, or a ﬁxed or qualiﬁed variable or inverse variable rate on some or all of the qualiﬁed mortgages minus a different ﬁxed or qualiﬁed variable rate. The speciﬁed principal amount of a regular interest that provides for interest payments consisting of a speciﬁed, nonvarying portion of interest payments on qualiﬁed mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualiﬁed mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certiﬁcates of a series will constitute one or more classes of regular interests, and the Residual Certiﬁcates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If a series of certificates includes exchangeable certificates, each class of exchangeable certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of exchangeable certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certiﬁcates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualiﬁcation of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisﬁed.

Taxation of Regular Certiﬁcates

General

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certiﬁcate will be treated as ordinary income to a holder of the Regular Certiﬁcate (the “Regular Certiﬁcateholder”) as they accrue, and principal payments on a Regular Certiﬁcate will be treated as a return of capital to the extent of the Regular Certiﬁcateholder’s basis in the Regular Certiﬁcate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certiﬁcateholders must use the accrual method of accounting with regard to Regular Certiﬁcates, regardless of the method of accounting otherwise used by such Regular Certiﬁcateholders.

Original Issue Discount

Accrual Certiﬁcates, interest only certiﬁcates and principal-only certiﬁcates will be, and other classes of Regular Certiﬁcates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certiﬁcates having original issue discount generally must include original issue discount in

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ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certiﬁcateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certiﬁcates. To the extent such issues are not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certiﬁcates.

Each Regular Certiﬁcate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certiﬁcateholder’s income. The total amount of original issue discount on a Regular Certiﬁcate is the excess of the “stated redemption price at maturity” of the Regular Certiﬁcate over its “issue price.” The issue price of a class of Regular Certiﬁcates offered pursuant to this Prospectus generally is the ﬁrst price at which a substantial amount of Regular Certiﬁcates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certiﬁcate also includes the amount paid by an initial Regular Certiﬁcateholder for accrued interest that relates to a period prior to the issue date of the Regular Certiﬁcate, unless the Regular Certiﬁcateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the ﬁrst distribution date. The stated redemption price at maturity of a Regular Certiﬁcate always includes the original principal amount of the Regular Certiﬁcate, but generally will not include distributions of stated interest if such interest distributions constitute “qualiﬁed stated interest.” Under the OID Regulations, qualiﬁed stated interest generally means interest payable at a single ﬁxed rate or a qualiﬁed variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certiﬁcate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certiﬁcate, it is possible that no interest on any class of Regular Certiﬁcates will be treated as qualiﬁed stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certiﬁcates as qualiﬁed stated interest. Distributions of interest on an Accrual Certiﬁcate, or on other Regular Certiﬁcates with respect to which deferred interest will accrue, will not constitute qualiﬁed stated interest, in which case the stated redemption price at maturity of such Regular Certiﬁcates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualiﬁed stated interest. Where the interval between the issue date and the ﬁrst distribution date on a Regular Certiﬁcate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certiﬁcate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certiﬁcate multiplied by the weighted average maturity of the Regular Certiﬁcate. For this purpose, the weighted average maturity of the Regular Certiﬁcate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certiﬁcate and the denominator of which is the stated redemption price at maturity of the Regular Certiﬁcate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certiﬁcates. The Prepayment Assumption with respect to a series of Regular Certiﬁcates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are

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received, and such income will be capital gain if the Regular Certiﬁcate is held as a capital asset. However, under the OID Regulations, Regular Certiﬁcateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method.”

A Regular Certiﬁcateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as deﬁned below, of the original issue discount on the Regular Certiﬁcate accrued during an accrual period for each day on which it holds the Regular Certiﬁcate, including the date of purchase but excluding the date of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certiﬁcate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certiﬁcate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

●
the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certiﬁcate as of the end of that accrual period that are included in the Regular Certiﬁcate’s stated redemption price at maturity and (b) the distributions made on the Regular Certiﬁcate during the accrual period that are included in the Regular Certiﬁcate’s stated redemption price at maturity; over

●	the adjusted issue price of the Regular Certiﬁcate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

●	the yield to maturity of the Regular Certiﬁcate at the issue date;

●	events (including actual prepayments) that have occurred prior to the end of the accrual period; and

●	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certiﬁcate at the beginning of any accrual period equals the issue price of the Regular Certiﬁcate, increased by the aggregate amount of original issue discount with respect to the Regular Certiﬁcate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certiﬁcate’s stated redemption price at maturity that were made on the Regular Certiﬁcate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certiﬁcateholder generally will increase to take into account prepayments on the Regular Certiﬁcates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certiﬁcates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certiﬁcates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certiﬁcates.

The IRS proposed regulations that create a special rule for accruing original issue discount on Regular Certiﬁcates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certiﬁcateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certiﬁcateholders would be required to accrue interest from the issue date to the ﬁrst record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certiﬁcates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certiﬁcate issued after the date the ﬁnal regulations are published in the Federal Register.

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Acquisition Premium

A purchaser of a Regular Certiﬁcate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certiﬁcate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading “—Election To Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Certiﬁcates

Regular Certiﬁcates may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

●	the issue price does not exceed the original principal balance by more than a specified amount; and

●	the interest compounds or is payable at least annually at current values of

(a)   one or more “qualified floating rates,”

(b)   a single fixed rate and one or more qualified floating rates,

(c)   a single “objective rate,” or

(d)   a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35.  The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate.  A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates.  However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC.

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Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certiﬁcates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certiﬁcate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on such Regular Certiﬁcate generally to be determined by assuming that interest will be payable for the life of the Regular Certiﬁcate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise speciﬁed in the applicable prospectus supplement, the depositor intends to treat such variable interest as qualiﬁed stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualiﬁed stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable ﬁnal regulations, the depositor intends to treat Regular Certiﬁcates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having ﬁxed or adjustable rates, as having qualiﬁed stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on such Regular Certiﬁcates for purposes of accruing original issue discount will be a hypothetical ﬁxed rate based on the ﬁxed rates, in the case of ﬁxed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of teaser rates, will be deemed to be in effect beginning with the period in which the ﬁrst weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reﬂect the actual Pass-Through Rate on the Regular Certiﬁcates.

Deferred Interest

Under the OID Regulations, all interest on a Regular Certiﬁcate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certiﬁcates may constitute income to the holders of such Regular Certiﬁcates prior to the time distributions of cash with respect to such Deferred Interest are made.

Market Discount

A purchaser of a Regular Certiﬁcate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certiﬁcate (exclusive of accrued qualified stated interest):

●	is exceeded by the then-current principal amount of the Regular Certiﬁcate; or

●	in the case of a Regular Certiﬁcate having original issue discount, is exceeded by the adjusted issue price of such Regular Certiﬁcate at the time of purchase.

Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certiﬁcate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

●	on the basis of a constant interest rate; or

●
in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certiﬁcate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

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Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certiﬁcate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certiﬁcate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certiﬁcate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certiﬁcate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certiﬁcateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certiﬁcateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Certiﬁcate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certiﬁcate multiplied by the weighted average maturity of the Regular Certiﬁcate (determined as described above in the third paragraph under “—Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certiﬁcate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certiﬁcateholder holds such Regular Certiﬁcate as a “capital asset” within the meaning of Code Section 1221, the Regular Certiﬁcateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certiﬁcates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certiﬁcates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certiﬁcate rather than as a separate deduction item. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certiﬁcate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualiﬁed stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

●
“interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

●	the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an

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election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Regular Certiﬁcates

If a Regular Certiﬁcateholder sells or exchanges a Regular Certiﬁcate, the Regular Certiﬁcateholder will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and its adjusted basis in the Regular Certiﬁcate. The adjusted basis of a Regular Certiﬁcate generally will equal the cost of the Regular Certiﬁcate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certiﬁcate and reduced by amounts included in the stated redemption price at maturity of the Regular Certiﬁcate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certiﬁcate realized by an investor who holds the Regular Certiﬁcate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certiﬁcate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income as follows:

●
if a Regular Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction;

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

●
to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certiﬁcate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certiﬁcate.

In addition, gain or loss recognized from the sale of a Regular Certiﬁcate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certiﬁcates will be required to report income with respect to Regular Certiﬁcates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certiﬁcates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certiﬁcate may have income, or may incur a diminution in cash ﬂow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding

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bad debts are applicable, it appears that holders of Regular Certiﬁcates that are corporations or that otherwise hold the Regular Certiﬁcates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certiﬁcates becoming wholly or partially worthless, and that, in general, holders of Regular Certiﬁcates that are not corporations and do not hold the Regular Certiﬁcates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certiﬁcates becoming wholly worthless. Although the matter is not free from doubt, noncorporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below a holder’s basis in the Regular Certificates.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired.  The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.  Notwithstanding the foregoing, it is not clear whether holders of interest-only certificates are entitled to any deduction under Code Section 166 for bad debt losses.  Holders of Regular Certiﬁcates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certiﬁcates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certiﬁcates.

Taxation of Residual Certiﬁcates

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certiﬁcates (“Residual Certiﬁcateholders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certiﬁcateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certiﬁcateholders in proportion to their respective holdings of Residual Certiﬁcates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

●	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

●	all bad loans will be deductible as business bad debts; and

●	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certiﬁcates, plus income on reinvestment of cash ﬂows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certiﬁcates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certiﬁcates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certiﬁcateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certiﬁcates of any class of the related series outstanding.

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The taxable income recognized by a Residual Certiﬁcateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certiﬁcates or income from amortization of issue premium on the Regular Certiﬁcates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certiﬁcateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

●	the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certiﬁcates; and

●
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certiﬁcates on account of any unaccrued original issue discount relating to those Regular Certiﬁcates.

When there is more than one class of Regular Certiﬁcates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certiﬁcates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certiﬁcates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certiﬁcates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certiﬁcates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certiﬁcates, whereas to the extent that the REMIC Pool includes ﬁxed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certiﬁcateholders must have sufﬁcient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “Limitations on Offset or Exemption of REMIC Income” The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certiﬁcates, may have a signiﬁcant adverse effect upon the Residual Certiﬁcateholder’s after-tax rate of return.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certiﬁcateholder is limited to the adjusted basis of the Residual Certiﬁcate as of the close of the quarter (or time of disposition of the Residual Certiﬁcate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certiﬁcate is the amount paid for such Residual Certiﬁcate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certiﬁcateholder and will be decreased (but not below zero), ﬁrst, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certiﬁcateholder. Any loss that is disallowed on account of this limitation may be carried over indeﬁnitely with respect to the Residual Certiﬁcateholder as to whom such loss was disallowed and may be used by such Residual Certiﬁcateholder only to offset any income generated by the same REMIC Pool.

A Residual Certiﬁcateholder will not be permitted to amortize directly the cost of its Residual Certiﬁcate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.  That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.  However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certiﬁcate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash ﬂows. The REMIC Regulations appear to treat the issue price of such a residual

102

interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

●
in the same amounts and over the same period that the taxpayer uses for ﬁnancial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

●
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

If the holder of a noneconomic residual interest sells or otherwise disposes of the noneconomic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certiﬁcates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certiﬁcateholder (other than an original holder) in the Residual Certiﬁcate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certiﬁcateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “Sale or Exchange of a Residual Certiﬁcate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of speciﬁc items of income and expense are subject to differing interpretations. The depositor makes no representation as to the speciﬁc method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certiﬁcates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certiﬁcateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certiﬁcates as described above under “—Taxation of Regular Certiﬁcates—Original Issue Discount” and “—Variable Rate Regular Certiﬁcates,” without regard to the de minimis rule described therein, and “—Premium.”

Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certiﬁcates as described above under “—Taxation of Regular Certiﬁcates—Deferred Interest.”

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Startup Day, in the case of a retained class).  In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described above under “—Taxation of Regular Certiﬁcates—Market Discount.”

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Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certiﬁcates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the ﬁnal payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certiﬁcateholder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certiﬁcate over the daily accruals for such quarterly period of:

●	120% of the long-term applicable Federal rate that would have applied to the Residual Certiﬁcate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by;

●	the adjusted issue price of such Residual Certiﬁcate at the beginning of such quarterly period.

For this purpose, the adjusted issue price of a Residual Certiﬁcate at the beginning of a quarter is the issue price of the Residual Certiﬁcate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certiﬁcate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certiﬁcates diminishes and all such taxable income will be so treated if the adjusted issue price of the Residual Certificate is zero.

The portion of a Residual Certiﬁcateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certiﬁcateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certiﬁcateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certiﬁcateholder’s excess inclusions will be treated as unrelated business taxable income of such Residual Certiﬁcateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as deﬁned below under “—Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certiﬁcates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certiﬁcate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certiﬁcateholder. First, alternative minimum taxable income for a Residual Certiﬁcateholder is determined without regard to the special rule, discussed above, that taxable income cannot be

104

less than excess inclusions. Second, a Residual Certiﬁcateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certiﬁcates

Disqualiﬁed Organizations. If any legal or beneﬁcial interest in a Residual Certiﬁcate is transferred to a Disqualiﬁed Organization (as defined below), a tax would be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to such Residual Certiﬁcate for periods after the transfer; and

●	the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certiﬁcate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualiﬁed Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certiﬁcate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualiﬁed Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.  The tax may also be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certiﬁcate during a taxable year and a Disqualiﬁed Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

●	the amount of excess inclusions on the Residual Certiﬁcate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualiﬁed Organization; and

●	the highest marginal federal corporate income tax rate.

Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualiﬁed Organization or stating such holder’s taxpayer identiﬁcation number and, during the period such person is the record holder of the Residual Certiﬁcate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Certiﬁcate, all interests in the electing large partnership are treated as held by Disqualiﬁed Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes:

●
“Disqualiﬁed Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code

105

Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511;

●
“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity); and

●
an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simpliﬁed reporting provisions under the Code.

The Pooling Agreement with respect to a series of certiﬁcates will provide that no legal or beneﬁcial interest in a Residual Certiﬁcate may be transferred unless:

●
the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identiﬁcation number and stating that such transferee is the beneﬁcial owner of the Residual Certiﬁcate, is not a Disqualiﬁed Organization and is not purchasing such Residual Certiﬁcates on behalf of a Disqualiﬁed Organization (i.e., as a broker, nominee or middleman thereof); and

●	the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certiﬁcate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certiﬁcateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests. The REMIC Regulations disregard certain transfers of Residual Certiﬁcates, in which case the transferor continues to be treated as the owner of the Residual Certiﬁcates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as deﬁned below) to a Residual Certiﬁcateholder (other than a Residual Certiﬁcateholder who is not a U.S. Person, as deﬁned below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a signiﬁcant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer:

●
the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

●
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufﬁcient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualiﬁed Organizations.” The REMIC Regulations explain that a signiﬁcant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  Under the REMIC Regulations, a safe harbor is provided if:

●
the transferor conducted, at the time of the transfer, a reasonable investigation of the ﬁnancial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no

106

signiﬁcant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

●
the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash ﬂows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

●
the transferee represents that it will not cause income from the Residual Certiﬁcate to be attributable to a foreign permanent establishment or ﬁxed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person (as defined below); and

●	either the “formula test” or the “assets test” (each described below) is satisfied.

The Pooling Agreement with respect to each series of certiﬁcates will require the transferee of a Residual Certiﬁcate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading “Disqualiﬁed Organizations.” The transferor must have no actual knowledge or reason to know that such statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

(i)       the present value of any consideration given to the transferee to acquire the interest;

(ii)      the present value of the expected future distributions on the interest; and

(iii)     the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax speciﬁed in Code Section 11(b)(1) (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of such transfer and the compounding period used by the transferee.

The assets test is satisfied if:

(i)       the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding ﬁscal years);

(ii)      the transferee must agree in writing that it will transfer the Residual Certiﬁcate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)     the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certiﬁcate will not be paid by the transferee.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certiﬁcate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (a “Non-U.S. Person”), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certiﬁcate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufﬁcient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certiﬁcate back to a U.S. Person,

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the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the prospectus supplement relating to a series of certiﬁcates, a Residual Certiﬁcate may not be purchased by or transferred to any person that is not a U.S. Person or a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a “U.S. Person”. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for U.S. tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons if such election has been made).

In addition, under temporary and ﬁnal Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certiﬁcate to a U.S. Person treated as a partnership for federal income tax purposes, any beneﬁcial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) not a U.S. Person.

Sale or Exchange of a Residual Certiﬁcate

Upon the sale or exchange of a Residual Certiﬁcate, the Residual Certiﬁcateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “Taxation of Residual Certiﬁcates—Basis and Losses”) of such Residual Certiﬁcateholder in such Residual Certiﬁcate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certiﬁcateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certiﬁcate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certiﬁcateholder’s Residual Certiﬁcate, in which case, if the Residual Certiﬁcateholder has an adjusted basis in such Residual Certiﬁcateholder’s Residual Certiﬁcate remaining when its interest in the REMIC Pool terminates, and if such Residual Certiﬁcateholder holds such Residual Certiﬁcate as a capital asset under Code Section 1221, then such Residual Certiﬁcateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certiﬁcate will be treated as ordinary income (i) if a Residual Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certiﬁcate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certiﬁcates where the seller of the Residual Certiﬁcate, during the period beginning six months before the sale or disposition of the Residual Certiﬁcate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certiﬁcate.

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Mark to Market Regulations

The IRS has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certiﬁcate is not treated as a security and thus may not be marked to market.

Tax Treatment of Exchangeable Certificates

Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests.  The related prospectus supplement for a series will specify whether an exchangeable certificate represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that exchangeable certificate. Each beneficial owner of such an exchangeable certificate should account for its ownership interest in each REMIC regular interest underlying that exchangeable certificate as described under “—Taxation of REMIC Owners of Regular Securities.”  If a beneficial owner of an exchangeable certificate acquires an interest in two or more underlying REMIC regular interests other than in an exchange described under “Description of the Securities—Exchangeable Certificates” in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable certificate among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the exchangeable certificate, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an exchangeable certificate represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an exchangeable certificate were aggregated for OID purposes and a beneficial owner of an exchangeable certificate were to (i) exchange that exchangeable certificate for the related underlying REMIC regular interests, (ii) sell one of those related REMIC regular interests and (iii) retain one or more of the remaining related REMIC regular interests, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an exchangeable certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable certificate between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the exchangeable certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

As a result, when compared to treating each REMIC regular interest underlying an exchangeable certificate as a separate debt instrument, aggregating the REMIC regular interests underlying an exchangeable certificate could affect the timing and character of income recognized by a beneficial owner of an exchangeable certificate. Moreover, if Section 1286 of the Code were to apply to a beneficial owner of an exchangeable certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable certificates and due to the trustee’s lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each REMIC regular interest underlying an exchangeable certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an exchangeable certificate were aggregated, the timing of accruals of OID applicable to an exchangeable certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any

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possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the exchangeable certificates should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests.  The related prospectus supplement for a series will specify whether an exchangeable certificate represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that exchangeable certificate. The tax consequences to a beneficial owner of an exchangeable certificate of this type will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286 of the Code, a beneficial owner of an exchangeable certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests. If an exchangeable certificate entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the exchangeable certificate should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the exchangeable certificate represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each exchangeable certificate will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Section 1286 of the Code, each beneficial owner of an exchangeable certificate must treat the exchangeable certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable certificate is determined in the same manner as described with respect to REMIC regular interests under “—Taxation of Owners of Regular Securities—Original Issue Discount.”

If the exchangeable certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC regular interest under “—OID.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable certificate is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of Section 1286 of the Code, a beneficial owner of an exchangeable certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the exchangeable certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Section 1286 of the Code also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an exchangeable certificate, (ii) the beneficial owner sells some, but not all, of the exchangeable certificates, and (iii) the combination of retained exchangeable certificates cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the exchangeable certificates sold and the part of the REMIC regular interests underlying the exchangeable certificates retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable certificates retained for the amount of the basis allocated to the retained exchangeable certificates, and the beneficial owner must then accrue any OID with respect to the retained exchangeable certificates as described above. Section 1286 of the Code does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related exchangeable certificates and retains all the exchangeable certificates, see “—Treatment of Exchanges” below.

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Upon the sale of an exchangeable certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the exchangeable certificate (or portion of the cost of REMIC regular interests allocable to the exchangeable certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Taxation of Owners of Regular Securities—Sale or Exchange of Regular Securities.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of exchangeable certificates that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Section 1286 of the Code would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of exchangeable certificates in this regard.

Treatment of Exchanges. If a beneficial owner of one or more exchangeable certificates exchanges them for the related exchangeable certificates in the manner described under “Description of the Securities—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certiﬁcateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

●
the disposition of a qualiﬁed mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualiﬁed mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualiﬁed mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualiﬁed (complete) liquidation;

●	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

●	the receipt of compensation for services; or

●	the receipt of gain from disposition of cash ﬂow investments other than pursuant to a qualiﬁed liquidation.

Notwithstanding the ﬁrst or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certiﬁcates as a result of a default on qualiﬁed mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certiﬁcates is outstanding). The REMIC Regulations indicate that the modiﬁcation of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

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Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

●	during the three months following the Startup Day;

●	made to a qualiﬁed reserve fund by a Residual Certiﬁcateholder;

●	in the nature of a guarantee;

●	made to facilitate a qualiﬁed liquidation or clean-up call; and

●	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s ﬁnal tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certiﬁcates and Residual Certiﬁcateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to ﬁle federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certiﬁcateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a uniﬁed administrative proceeding. The Residual Certiﬁcateholder owning the largest percentage interest in the Residual Certiﬁcates will be obligated to act as “tax matters person,” as deﬁned in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certiﬁcateholder will be deemed, by acceptance of such Residual Certiﬁcates, to have agreed:

●	to the appointment of the tax matters person as provided in the preceding sentence; and

●	to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

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Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of:

●	3% of the excess, if any, of adjusted gross income over a threshold amount; or

●	80% of the amount of itemized deductions otherwise allowable for such year.

In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certiﬁcates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to signiﬁcant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certiﬁcates in the case of a REMIC Pool that would not qualify as a ﬁxed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certiﬁcates, as well as holders of Residual Certiﬁcates, where such Regular Certiﬁcates are issued in a manner that is similar to pass-through certiﬁcates in a ﬁxed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certiﬁcateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certiﬁcates and Residual Certiﬁcates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certiﬁcates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certiﬁcates that are issued in a single class or otherwise consistently with ﬁxed investment trust status or in excess of cash distributions for the related period on Residual Certiﬁcates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certiﬁcates.

Taxation of Certain Foreign Investors

Regular Certiﬁcates

Interest, including original issue discount, distributable to Regular Certiﬁcateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

●
is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

●
provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneﬁcial owner and stating, among other things, that the beneﬁcial owner of the Regular Certiﬁcate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the beneﬁts of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certiﬁcate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classiﬁed as the beneﬁcial owner of the Regular Certiﬁcate; and Form W-8IMY, with supporting documentation as speciﬁed in the Treasury Regulations, required to substantiate

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exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. Additional information may be required from holders that are “foreign financial institutions” under FATCA. See “—FATCA” below. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identiﬁcation number, the country under the laws of which it is created, and certiﬁcation that it is not acting for its own account. A “qualiﬁed intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneﬁcial owner’s certiﬁcation. A non-“qualiﬁed intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneﬁcial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneﬁcial owner of a Regular Certiﬁcate. A “qualiﬁed intermediary” is generally a foreign ﬁnancial institution or clearing organization or a non-U.S. branch or ofﬁce of a U.S. ﬁnancial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the Regular Certiﬁcate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certiﬁcateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the speciﬁc tax consequences to them of owning a Regular Certiﬁcate.

Residual Certiﬁcates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certiﬁcateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certiﬁcateholders may qualify as “portfolio interest,” subject to the conditions described in “—Regular Certiﬁcates” above, but only to the extent that:

●	the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

●
the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certiﬁcate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).

Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certiﬁcateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Taxation of Residual Certiﬁcates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Certiﬁcateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certiﬁcate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential”, and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the speciﬁc tax consequences to them of owning Residual Certiﬁcates.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on or after January 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source

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interest on or after January 1, 2017,  to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.

Because payments on obligations, such as the certificates, that are entered into before January 1, 2014 are not subject to FATCA, it is not expected that these provisions will apply to payments on the certificates.  Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the Regular Certiﬁcates, and proceeds from the sale of the Regular Certiﬁcates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28% on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certiﬁcateholder is a U.S. Person and provides Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certiﬁcates would be refunded by the IRS or allowed as a credit against the Regular Certiﬁcateholder’s federal income tax liability.  Final Treasury Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding.  Information reporting requirements may apply regardless of whether withholding is required.  Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certiﬁcates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certiﬁcates or beneﬁcial owners who own Regular Certiﬁcates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certiﬁcates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certiﬁcates. Holders through nominees must request such information from the nominee.

IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certiﬁcateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certiﬁcateholders, furnished annually, if applicable, to holders of Regular Certiﬁcates, and ﬁled annually with the IRS concerning Code Section 67 expenses (see “Limitations on Deduction of Certain Expenses” above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certiﬁcateholders, furnished annually to holders of Regular Certiﬁcates, and ﬁled annually

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with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualiﬁed asset tests described above under “—Status of REMIC Certiﬁcates.”

Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made

Standard Certiﬁcates

General

In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certiﬁcates that are not designated as “Stripped Certiﬁcates,“ as described below, as a REMIC (Certiﬁcates of such a series hereinafter referred to as “Standard Certiﬁcates”), in the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, the trust fund will be classiﬁed as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no ﬁxed retained yield with respect to the mortgage loans underlying the Standard Certiﬁcates, the holder of each such Standard Certiﬁcate (a “Standard Certiﬁcateholder”) in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certiﬁcate and will be considered the beneﬁcial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Certiﬁcate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certiﬁcate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certiﬁcateholder’s method of accounting. A Standard Certiﬁcateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certiﬁcates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certiﬁcates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certiﬁcates with respect to interest at the pass-through rate on such Standard Certiﬁcates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to signiﬁcant additional tax liability. Moreover, where there is ﬁxed retained yield with respect to the mortgage loans underlying a series of Standard Certiﬁcates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “Stripped Certiﬁcates” and “Recharacterization of Servicing Fees,” respectively.

Tax Status

Standard Certiﬁcates will have the following status for federal income tax purposes:

1.    A Standard Certiﬁcate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certiﬁcate is of the type described in such section of the Code.

2.    A Standard Certiﬁcate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist

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of qualiﬁed assets, and interest income on such assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.    A Standard Certiﬁcate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualiﬁed mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certiﬁcateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certiﬁcates or thereafter.

Premium. The treatment of premium incurred upon the purchase of a Standard Certiﬁcate will be determined generally as described above under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Residual Certiﬁcates—Treatment of Certain Items of REMIC Income and Expense—Premium.”

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certiﬁcateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certiﬁcateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

Market Discount. Standard Certiﬁcateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Market Discount,” except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certiﬁcateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certiﬁcate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be

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treated under the “stripped bond” rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “—Stripped Certiﬁcates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certiﬁcates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certiﬁcateholders would still be treated as owners of beneﬁcial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a ﬁxed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any signiﬁcant effect upon the timing or amount of income reported by a Standard Certiﬁcateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certiﬁcates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certiﬁcates

Upon sale or exchange of a Standard Certiﬁcate, a Standard Certiﬁcateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certiﬁcate. In general, the aggregate adjusted basis will equal the Standard Certiﬁcateholder’s cost for the Standard Certiﬁcate, increased by the amount of any income previously reported with respect to the Standard Certiﬁcate and decreased by the amount of any losses previously reported with respect to the Standard Certiﬁcate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain ﬁnancial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certiﬁcate was held as a capital asset. However, gain on the sale of a Standard Certiﬁcate will be treated as ordinary income:

●
if a Standard Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certiﬁcates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certiﬁcates that are subject to those rules will be referred to as “Stripped

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Certiﬁcates.” Stripped Certiﬁcates include interest-only certiﬁcates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certiﬁcates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certiﬁcates will be subject to those rules if:

●
the depositor or any of its afﬁliates retains (for its own account or for purposes of resale), in the form of ﬁxed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

●
the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Certiﬁcates—Recharacterization of Servicing Fees” above); and

●	certiﬁcates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certiﬁcate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certiﬁcate’s allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under “—Standard Certiﬁcates—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to Stripped Certiﬁcateholders, the servicing fees will be allocated to the Stripped Certiﬁcates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certiﬁcates for the related period or periods. The holder of a Stripped Certiﬁcate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Certiﬁcates—General,” subject to the limitation described therein. Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certiﬁcates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certiﬁcates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

●
the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i); and

●
unless otherwise speciﬁed in the related prospectus supplement, each Stripped Certiﬁcate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certiﬁcates arguably should be made in one of the ways described below under “Taxation of Stripped Certiﬁcates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certiﬁcate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certiﬁcate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certiﬁcate would be treated as qualiﬁed stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.  Further, these ﬁnal regulations provide that the purchaser of

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such a Stripped Certiﬁcate will be required to account for any discount as market discount rather than original issue discount if either:

●	the initial discount with respect to the Stripped Certiﬁcate was treated as zero under the de minimis rule; or

●	no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

Any such market discount would be reportable as described under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certiﬁcates

No speciﬁc legal authority exists as to whether the character of the Stripped Certiﬁcates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped Certiﬁcates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certiﬁcates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

Taxation of Stripped Certiﬁcates

Original Issue Discount. Except as described above under “General,” each Stripped Certiﬁcate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certiﬁcate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certiﬁcate (referred to in this discussion as a “Stripped Certiﬁcateholder”) in any taxable year likely will be computed generally as described above under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Original Issue Discount” and “—Variable Rate Regular Certiﬁcates.” However, with the apparent exception of a Stripped Certiﬁcate qualifying as a market discount obligation, as described above under “General,” the issue price of a Stripped Certiﬁcate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualiﬁed stated interest to be made on the Stripped Certiﬁcate to such Stripped Certiﬁcateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certiﬁcateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certiﬁcateholder’s Stripped Certiﬁcate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certiﬁcate. If the certiﬁcate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certiﬁcate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certiﬁcateholder will not recover its investment. However, if the certiﬁcate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certiﬁcate should be able to recognize a loss equal to the portion of the adjusted issue price of the certiﬁcate that is allocable to the mortgage loan or MBS. Holders of Stripped Certiﬁcates are urged to consult with their own tax advisors regarding the proper treatment of these certiﬁcates for federal income tax purposes.

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As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certiﬁcates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certiﬁcates. However, if ﬁnal regulations dealing with contingent interest with respect to the Stripped Certiﬁcates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certiﬁcates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certiﬁcates.

In light of the application of Code Section 1286, a beneﬁcial owner of a Stripped Certiﬁcate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certiﬁcates, which information will be based on pricing information as of the closing date, will largely fail to reﬂect the accurate accruals of original issue discount for these certiﬁcates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certiﬁcate generally will be different than that reported to holders and the IRS.  Prospective investors should consult your own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certiﬁcates. Sale or exchange of a Stripped Certiﬁcate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certiﬁcateholder’s adjusted basis in such Stripped Certiﬁcate, as described above under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Sale or Exchange of Regular Certiﬁcates.” It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certiﬁcate-holder other than an original Stripped Certiﬁcateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certiﬁcates. Where an investor purchases more than one class of Stripped Certiﬁcates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certiﬁcates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certiﬁcates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certiﬁcateholder may be treated as the owner of:

●
one installment obligation consisting of such Stripped Certiﬁcate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certiﬁcate’s pro rata share of the payments attributable to interest on each mortgage loan;

●	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

●
a separate installment obligation for each mortgage loan, representing the Stripped Certiﬁcate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certiﬁcates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certiﬁcate, or classes of Stripped Certiﬁcates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

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Because of these possible varying characterizations of Stripped Certiﬁcates and the resultant differing treatment of income recognition, Stripped Certiﬁcateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certiﬁcates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certiﬁcateholder or Stripped Certiﬁcateholder at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certiﬁcateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certiﬁcates held by persons other than certiﬁcateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certiﬁcateholder, other than an original certiﬁcateholder that purchased at the issue price. In particular, in the case of Stripped Certiﬁcates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certiﬁcates. The trustee will also ﬁle such original issue discount information with the IRS. If a certiﬁcateholder fails to supply an accurate taxpayer identiﬁcation number or if the Secretary of the Treasury determines that a certiﬁcateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% (which rate is scheduled to increase to 31% after 2012) backup withholding may be required in respect of any reportable payments, as described above under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates—Backup Withholding.”

Final Treasury Regulations establish a reporting framework for interests in “widely held ﬁxed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneﬁcial owner. A widely-held ﬁxed investment trust is deﬁned as an arrangement classiﬁed as an “investment trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary-market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder. The same requirements would be imposed on middlemen holding certificates on behalf of holders. Under certain circumstances, the trustee may report under the safe harbor for widely held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before (a) the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request if any trust assets are interests in another widely-held fixed investment trust or REMIC regular interests, and otherwise (b) the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request.  The information must be provided to parties specified in clause (ii) on or before March 15th of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued

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original issue discount recognized by the Standard Certiﬁcateholder or Stripped Certiﬁcateholder on the sale or exchange of such a certiﬁcate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certiﬁcation requirements, described above under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Certain Foreign Investors—Regular Certiﬁcates.”

In addition, Standard Certificateholders or Stripped Certificateholders that are “foreign financial institutions” may be required to provide additional information under FATCA.  See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—FATCA”, above.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”.  See “—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on “Net Investment Income”“, above.

STATE, LOCAL AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certiﬁcates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certiﬁcates.

CERTAIN ERISA CONSIDERATIONS

General

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), impose certain ﬁduciary requirements and prohibited transaction restrictions on employee pension and welfare beneﬁt plans subject to ERISA (“ERISA Plans”) and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualiﬁed retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, “Tax Favored Plans”).

Certain employee beneﬁt plans, such as governmental plans (as deﬁned in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as deﬁned in Section 3(33) of ERISA) (collectively with ERISA Plans and Tax Favored Plans, “Plans”) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in offered certiﬁcates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law (“Similar Law”). Any such plan which is qualiﬁed and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on ﬁduciaries of ERISA Plans certain general ﬁduciary requirements, including those of investment prudence and diversiﬁcation and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of an ERISA Plan or a Tax Favored Plan and persons (“Parties in Interest” within the meaning of ERISA and “disqualiﬁed persons” within the meaning of the Code; collectively, “Parties in Interest”) who have certain speciﬁed relationships to the ERISA Plan or Tax Favored Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a

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nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor (“DOL”) and participants, beneﬁciaries and ﬁduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of ﬁduciary responsibility under ERISA, a 20% civil penalty may be imposed on the ﬁduciary or other person participating in the breach.

Plan Asset Regulations

Certain transactions involving the trust fund, including a Plan’s investment in offered certiﬁcates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (the “Plan Asset Regulations”) deﬁnes the term “Plan Assets” for purposes of applying the general ﬁduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when an ERISA Plan or a Tax Favored Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “beneﬁt plan investors” (i.e., ERISA Plans, Tax Favored Plans and entities which are deemed to hold plan assets by virtue of an ERISA Plan or Tax Favored Plan’s investment in such entities) is not “signiﬁcant,” both as deﬁned therein. For this purpose, in general, equity participation by beneﬁt plan investors will be “signiﬁcant” on any date if 25% or more of the value of any class of equity interests in the entity is held by beneﬁt plan investors. Equity participation in a trust fund will be signiﬁcant on any date if immediately after the most recent acquisition of any certiﬁcate, 25% or more of any class of certiﬁcates is held by beneﬁt plan investors.

The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain afﬁliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of certiﬁcates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA, the Code or Similar Law, unless some statutory, regulatory or administrative exemption is available. Certiﬁcates acquired by a Plan may be assets of that Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Plan that acquires certiﬁcates. Special caution should be exercised before Plan Assets are used to acquire a certiﬁcate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an afﬁliate thereof either:

●	has investment discretion with respect to the investment of Plan Assets; or

●
has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a ﬁduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain afﬁliates thereof may be deemed to be a Plan “ﬁduciary” and thus subject to the ﬁduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certiﬁcates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

The Plan Asset Regulations provide that where a Plan acquires a “guaranteed governmental mortgage pool certiﬁcate,” the Plan’s assets include such certiﬁcate but do not solely by reason of the Plan’s holdings of such

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certiﬁcate include any of the mortgages underlying such certiﬁcate. The Plan Asset Regulations include in the deﬁnition of a “guaranteed governmental mortgage pool certiﬁcate” FHLMC Certiﬁcates, GNMA Certiﬁcates, FNMA Certiﬁcates and FAMC Certiﬁcates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage pass-through certiﬁcates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certiﬁcates” within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certiﬁcates.

Prohibited Transaction Exemptions

The DOL granted an individual exemption, Prohibited Transaction Exemption 91-22, as amended by Prohibited Transaction Exemption 2007-05 (the “Exemption”), to UBS Securities LLC which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certiﬁcates underwritten by an Underwriter (as hereinafter deﬁned), provided that certain conditions set forth in the Exemption are satisﬁed. For purposes of this Section “Certain ERISA Considerations,” the term “Underwriter” shall include (a) UBS Securities LLC, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with UBS Securities LLC and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certiﬁcates.

The Exemption sets forth ﬁve general conditions which must be satisﬁed for the Exemption to apply. The conditions are as follows:

ﬁrst, the acquisition of certiﬁcates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

second, the certiﬁcates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, Moody’s Investors Service, Inc., Fitch, Inc., DBRS Limited or DBRS, Inc. (collectively, the “Exemption Rating Agencies”);

third, the trustee cannot be an afﬁliate of any member of the Restricted Group, other than an Underwriter; the “Restricted Group” consists of any Underwriter, the depositor, the trustee, the master servicer, any sub-servicer, any party that is considered a “sponsor” within the meaning of the Exemption and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certiﬁcates;

fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certiﬁcates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related Pooling Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

ﬁfth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as deﬁned in Rule 501(a)(1) of Regulation D under the Securities Act.

The Exemption also requires that the trust fund meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●
certiﬁcates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of certiﬁcates by or on behalf of a Plan or with Plan Assets; and

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●
certiﬁcates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of certiﬁcates by or on behalf of a Plan or with Plan Assets.

A ﬁduciary of a Plan or any person investing Plan Assets intending to purchase a certiﬁcate must make its own determination that the conditions set forth above will be satisﬁed with respect to such certiﬁcate.

If the general conditions of the Exemption are satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certiﬁcates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certiﬁcate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certiﬁcates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain speciﬁc conditions of the Exemption are also satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●
the direct or indirect sale, exchange or transfer of certiﬁcates in the initial issuance of certiﬁcates between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certiﬁcates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an afﬁliate of such a person;

●	the direct or indirect acquisition or disposition in the secondary market of certiﬁcates by a Plan; and

●	the holding of certiﬁcates by a Plan or with Plan Assets.

Further, if certain speciﬁc conditions of the Exemption are satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the speciﬁc conditions of the Exemption required for this purpose will be satisﬁed with respect to the Certiﬁcates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisﬁed.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain speciﬁed relationships to such a person) solely as a result of the Plan’s ownership of certiﬁcates.

Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain certiﬁcates, such as Residual Certiﬁcates or any certiﬁcates (“ERISA Restricted Certiﬁcates”) which are not rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies, transfers of such certiﬁcates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certiﬁcates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Agreement.

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In lieu of such opinion of counsel with respect to ERISA Restricted Certiﬁcates, the transferee may provide a certiﬁcation substantially to the effect that the purchase of ERISA Restricted Certiﬁcates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Pooling Agreement and the following conditions are satisﬁed:

●	the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certiﬁcates is an “insurance company general account” (as such term is deﬁned in PTCE 95-60); and

●	the conditions set forth in Sections I and III of PTCE 95-60 have been satisﬁed; and

●
there is no Plan with respect to which the amount of such general account’s reserves and for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any “afﬁliate” thereof, as deﬁned in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certiﬁcates.

The purchaser or any transferee of any interest in an ERISA Restricted Certiﬁcate or Residual Certiﬁcate that is not a deﬁnitive certiﬁcate, by the act of purchasing such certiﬁcate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certiﬁcate or interest therein on behalf of, as named ﬁduciary of, as trustee of, or with assets of a Plan. The ERISA Restricted Certiﬁcates and Residual Certiﬁcates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the certiﬁcates or, even if all the conditions speciﬁed therein were satisﬁed, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their speciﬁc circumstances prior to making an investment in the certiﬁcates. Neither the depositor, the trustee, the master servicer nor any of their respective afﬁliates will make any representation to the effect that the certiﬁcates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certiﬁcates are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a certiﬁcate (other than an ERISA Restricted Certiﬁcate or Residual Certiﬁcate), a ﬁduciary of a Plan should itself conﬁrm that (a) all the speciﬁc and general conditions set forth in the Exemption would be satisﬁed and (b) the certiﬁcate constitutes a “security” for purposes of the Exemption. In addition, a Plan ﬁduciary should consider its general ﬁduciary obligations under ERISA in determining whether to purchase a certiﬁcate on behalf of a Plan. Finally, a Plan ﬁduciary should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certiﬁcates described herein.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a “Tax Exempt Investor”) nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” (“UBTI”) within the meaning of Section 512 of the Code. All “excess inclusions” of a REMIC allocated to a Residual Certiﬁcate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Residual Certiﬁcates—Limitations on Offset or Exemption of REMIC Income.”

LEGAL INVESTMENT

If so speciﬁed in the related prospectus supplement, certain classes of certiﬁcates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certiﬁcates that qualify as “mortgage related securities” will be those that:

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●
are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (“NRSRO”), as such term is defined in Section 3(a)(62) of the Exchange Act; and

●	are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators speciﬁed in SMMEA and secured by ﬁrst liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the certificates, are subject to significant interpretive uncertainties.  Except as may be specified in the related prospectus supplement with regard to the status of certain classes of certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certiﬁcates constitute legal investments or are subject to investment, capital or other regulatory restrictions.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certiﬁcates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certiﬁcates from time to time, but the timing and amount of offerings of certiﬁcates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certiﬁcates offered by this prospectus and by the related prospectus supplements will be offered in series, each consisting of one or more classes of certificates, through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series, including the initial public offering or purchase price of each class or the method by which the price will be determined, and the net proceeds to the depositor from such sale.

The depositor intends that offered certiﬁcates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certiﬁcates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

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1.      By negotiated ﬁrm commitment or best efforts underwriting and public offering by one or more underwriters speciﬁed in the related prospectus supplement;

2.      By placements by the depositor with institutional investors through dealers; and

3.      By direct placements by the depositor with institutional investors.

In addition, if speciﬁed in the related prospectus supplement, the offered certiﬁcates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certiﬁcates.

If underwriters are used in a sale of any offered certiﬁcates (other than in connection with an underwriting on a best efforts basis), such certiﬁcates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at ﬁxed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certiﬁcates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certiﬁcates, the underwriters may receive compensation from the depositor or from purchasers of the offered certiﬁcates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certiﬁcates may be deemed to be underwriters in connection with such certiﬁcates, and any discounts or commissions received by them from the depositor and any proﬁt on the resale of offered certiﬁcates by them may be deemed to be underwriting discounts and commissions under the Securities Act.  The related prospectus supplement will describe any discounts, concessions or commissions to be allowed or paid by the depositor to the underwriters, any other items constituting underwriting compensation, and any discounts and commissions to be allowed or paid to the dealers.

If so specified in the related prospectus supplement, the offered certificates may be underwritten by UBS Securities LLC, acting as sole underwriter or together with such other underwriters as may be named in the prospectus supplement, or UBS Securities LLC may act as a dealer with regard to the offered certificates.  The depositor is an affiliate of UBS Securities LLC and, as such, UBS Securities LLC will have potential conflicts of interest in underwriting or acting as a dealer with regard to any offered certificates.  Any potential conflicts of interest pertaining to UBS Securities LLC, any of the other underwriters of the offered certificates, and their respective affiliates will be described in the related prospectus supplement.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certiﬁcates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certiﬁcates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certiﬁcates of such series.

The depositor anticipates that the offered certiﬁcates will be sold primarily to institutional investors. Purchasers of offered certiﬁcates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certiﬁcates. Holders of offered certiﬁcates should consult with their legal advisors in this regard prior to any such reoffer or sale.

All or part of any class of offered certiﬁcates may be acquired by the depositor or by an afﬁliate of the depositor in a secondary market transaction or from an afﬁliate. Such offered certiﬁcates may then be included in a trust fund, the beneﬁcial ownership of which will be evidenced by one or more classes of mortgage-backed certiﬁcates, including subsequent series of certiﬁcates offered pursuant to this prospectus and a prospectus supplement.

129

As to any series of certiﬁcates, only those classes rated in an investment grade rating category by any NRSRO will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by an underwriter in connection with offers and sales related to market-making transactions in the offered certiﬁcates with respect to which such underwriter acts as principal. An underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

LEGAL MATTERS

Certain legal matters in connection with the certiﬁcates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or such other ﬁrm as may be speciﬁed in the related prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certiﬁcates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certiﬁcates. Accordingly, no ﬁnancial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its ﬁnancial statements will not be material to the offering of any offered certiﬁcates.

RATING

It is a condition to the issuance of any class of offered certiﬁcates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one NRSRO.

Other NRSROs that have not been engaged to rate any class of offered certificates may issue unsolicited credit ratings on one or more classes of offered certificates.

Ratings on mortgage pass-through certiﬁcates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certiﬁcates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certiﬁcates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certiﬁcateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certiﬁcates do not address the price of such certiﬁcates or the suitability of such certiﬁcates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. Each security rating should be evaluated independently of any other security rating.

130

INDEX OF DEFINED TERMS

		ERISA	54, 123
1		ERISA Plans	123
		ERISA Restricted Certificates	126
1986 Act	94	Events of Default	70
		Excess Funds	47
A		excess servicing	117
		Exchange Act	39
Accrual Certificates	49	exchangeable certificates	54
Accrued Certificate Interest	49	Exemption	125
Act	87	Exemption Rating Agencies	125
ADA	90
affiliate	127	F
ARM Loans	37
Assessment of Compliance	69	FAMC	38
Attestation Report	69	FATCA	114
Available Distribution Amount	48	FHLMC	38
		Financial Intermediary	56
B		FNMA	38

Bankruptcy Code	79	G
Book-Entry Certificates	47
		Garn Act	88
C		GNMA	38

Cash Flow Agreement	41	I
CERCLA	87
Certificate Account	40	Insurance Proceeds	63
certificate balance	50	IRS	66, 91
Certificate Owner	56
Code	91	L
combination	54
Companion Class	50	Letter of Credit Bank	76
Controlled Amortization Class	50	Liquidation Proceeds	63
CPR	44	Loan-to-Value Ratio	35
Credit Support	40, 74	Lock-out Date	37
Cut-off Date	50	Lock-out Period	37

D		M

Debt Service Coverage Ratio	34	MBS	32
Definitive Certificates	47	MBS Agreement	38
Determination Date	42, 48	MBS Issuer	38
Disqualified Organization	105	MBS Servicer	38
Distribution Date Statement	52	MBS Trustee	38
DOL	124
DTC	56	N
DTC Participants	56
Due Period	42	Net Leases	35
due-on-sale	80, 88	Net Operating Income	35
		Nonrecoverable Advance	51
E		Non-U.S. Person	107
		NRSRO	128
electing large partnership	105, 106
Equity Participation	37

131

O		S

OID Regulations	95	SEC	56
		Securities Act	38
P		Similar Law	123
		SMMEA	127
Parties in Interest	123	SPA	44
Pass-Through Entity	106	Standard Certificateholder	116
Percentage Interest	48	Standard Certificates	116
Permitted Investments	62	Startup Day	92
Plan Asset Regulations	124	Stripped Certificateholder	120
Plan Assets	124	Stripped Certificates	116, 119
Plans	123
Pooling Agreement	57	T
Prepayment Assumption	95
Prepayment Interest Shortfall	42	Tax Exempt Investor	127
Prepayment Premium	37	Tax Favored Plans	123
Purchase Price	59	Title V	89
		Treasury	91
R
		U
Record Date	48
Regular Certificateholder	94	U.S. Person	108
Regular Certificates	91	UBTI	127
related	54	UCC	78
Related Proceeds	51	Underwriter	125
Relief Act	90
REMIC	91, 92	V
REMIC Certificates	91
REMIC Pool	92	Value	35
REMIC Regulations	91	Voting Rights	53
REO Property	60
Residual Certificateholders	101	W

		Warranting Party	59

132

This CD-ROM relates to the free writing prospectus in regard to the UBS-Barclays Commercial Mortgage Trust 2013-C5, Commercial Mortgage Pass-Through Certificates, Series 2013-C5. This CD-ROM should be reviewed only in conjunction with the entire free writing prospectus. This CD-ROM does not contain all relevant information relating to the underlying Mortgage Loans. Such information is described elsewhere in the free writing prospectus. Any information contained in this CD-ROM will be more fully described elsewhere in the free writing prospectus. The information in this CD-ROM should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor shall receive and should carefully review the free writing prospectus.

“UBS-BB 2013-C5 Annex A-1.xls” is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain asset-level information shown in Annex A-1, as well as certain Mortgage Loan and Mortgaged Property information shown in Annex A-1. This spreadsheet can be put on a user-specified hard drive or network drive. Open this file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a disclaimer will be displayed. READ THE DISCLAIMER CAREFULLY. NOTHING IN THIS CD-ROM SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

*	Microsoft is a registered trademark of Microsoft Corporation.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this free writing prospectus. You must not rely on any unauthorized information or representations. This free writing prospectus and the accompanying prospectus is an offer to sell only the offered certificates, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this free writing prospectus is current only as of its date.

$1,039,529,000
(Approximate)

UBS-Barclays Commercial
Mortgage Trust 2013-C5,
Commercial Mortgage
Pass-Through Certificates,
Series 2013-C5

UBS-Barclays Commercial
Mortgage Trust 2013-C5
Issuing Entity

UBS Commercial Mortgage
Securitization Corp.
Depositor

UBS Investment Bank

Barclays

KEYBANC CAPITAL MARKETS

CITIGROUP

DREXEL HAMILTON

NOMURA

FREE WRITING PROSPECTUS

February      , 2013

EXECUTIVE SUMMARY	15
SUMMARY	17
RISK FACTORS	48
THE SPONSORS AND THE MORTGAGE LOAN SELLERS	119
THE DEPOSITOR	152
THE ISSUING ENTITY	152
THE SERVICERS	154
THE TRUSTEE, CERTIFICATE ADMINISTRATOR AND
CUSTODIAN	162
PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN
AND AUTHENTICATING AGENT	166
THE OPERATING ADVISOR	167
SIGNIFICANT OBLIGORS	168
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	169
DESCRIPTION OF THE MORTGAGE POOL	169
DESCRIPTION OF THE OFFERED CERTIFICATES	192
YIELD AND MATURITY CONSIDERATIONS	221
THE POOLING AND SERVICING AGREEMENT	225
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	292
CERTAIN STATE AND LOCAL TAX CONSIDERATIONS	295
ERISA CONSIDERATIONS	295
LEGAL INVESTMENT	298
LEGAL MATTERS	298
RATINGS	298
LEGAL ASPECTS OF MORTGAGE LOANS	300
INDEX OF DEFINED TERMS	301

ANNEX A-1 – CERTAIN CHARACTERISTICS OF THE
MORTGAGE LOANS	A-1-1
ANNEX A-2 – CERTAIN POOL CHARACTERISTICS OF THE
MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-2-1
ANNEX B – DESCRIPTION OF THE TOP 20 MORTGAGE
LOANS	B-1
ANNEX C – GLOBAL CLEARANCE, SETTLEMENT AND TAX
DOCUMENTATION PROCEDURES	C-1
ANNEX D – DECREMENT TABLES	D-1
ANNEX E – PRICE/YIELD TABLES	E-1
ANNEX F – MORTGAGE LOAN SELLER
REPRESENTATIONS AND WARRANTIES	F-1
ANNEX G – EXCEPTIONS TO MORTGAGE LOAN SELLER
REPRESENTATIONS AND WARRANTIES	G-1
ANNEX H – CLASS A-AB SCHEDULED PRINCIPAL
BALANCE SCHEDULE	H-1